The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this free writing prospectus.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

     The depositor has filed a registration statement (including a prospectus)
with the SEC for the offering to which this free writing prospectus relates.
Before you invest you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

                                 ---------------

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

     Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this material may have been attached are not applicable to these materials and should be disregarded.
Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

 THIS FREE WRITING PROSPECTUS, DATED JULY 10, 2006, MAY BE AMENDED OR COMPLETED
                            PRIOR TO THE TIME OF SALE

PROSPECTUS SUPPLEMENT

(Free Writing Prospectus to Accompany Prospectus dated March 14, 2006)

                          $1,452,456,000 (APPROXIMATE)
                    MORGAN STANLEY CAPITAL I TRUST 2006-TOP23
                                AS ISSUING ENTITY
                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR
                     BEAR STEARNS COMMERCIAL MORTGAGE, INC.
                      PRINCIPAL COMMERCIAL FUNDING II, LLC
                     WELLS FARGO BANK, NATIONAL ASSOCIATION
                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                      AS SPONSORS AND MORTGAGE LOAN SELLERS

        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-TOP23

                                 ---------------

     The depositor is offering selected classes of its Series 2006-TOP23
Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in the Series 2006-TOP23 trust. The trust's primary assets will be 162 fixed rate mortgage loans secured by first liens on 171 multifamily and commercial properties. Distributions on the certificates will be made on the 12th day of each month, commencing September 12, 2006 in accordance with the priorities described in this prospectus supplement under "Description of the Offered Certificates -- Distributions." Certain classes of subordinate certificates will provide credit support to certain classes of senior certificates as described in this prospectus supplement under "Description of the Offered Certificates -- Distributions; Subordination; Allocation of Losses
and Certain Expenses." The Series 2006-TOP23 Certificates represent interests in and obligations of the issuing entity only and are not interests in or obligations of the depositor, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer. The depositor will not list the offered certificates on any securities exchange or any automated quotation system of any national securities association.

     Investing in the certificates offered to you involves risks. See "Risk
Factors" beginning on page S-31 of this prospectus supplement and page 11 of the prospectus.

                                 ---------------

          Characteristics of the certificates offered to you include:

                  APPROXIMATE INITIAL       APPROXIMATE INITIAL       PASS-THROUGH         RATINGS
    CLASS       CERTIFICATE BALANCE (1)      PASS-THROUGH RATE      RATE DESCRIPTION     (FITCH/S&P)
------------   -------------------------   ---------------------   ------------------   ------------

Class A-1             $ 94,221,000%                       (2)            AAA/AAA
Class A-2             $151,830,000%                       (2)            AAA/AAA
Class A-3             $ 43,600,000%                       (2)            AAA/AAA
Class A-AB            $ 76,320,000%                       (2)            AAA/AAA
Class A-4             $812,132,000%                       (2)            AAA/AAA
Class A-M             $161,384,000%                       (2)            AAA/AAA
Class A-J             $112,969,000%                       (2)            AAA/AAA

-----------
(1)   The certificate balances are approximate and on the closing date may vary by up to 5%. Mortgage loans may be removed from or added to the mortgage pool prior to the closing within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

(2)   The offered certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero.

                                 ---------------

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved the certificates offered to you or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ---------------

     Morgan Stanley & Co. Incorporated and Bear, Stearns & Co. Inc. will act as co-lead managers and co-bookrunners with respect to the offered certificates.

                                 ---------------

MORGAN STANLEY                                          BEAR, STEARNS & CO. INC.

                                  July , 2006

                          MORGAN STANLEY CAPITAL I INC.
        Commercial Mortgage Pass-Through Certificates, Series 2006-TOP23
                      Geographic Overview of Mortgage Pool

WASHINGTON                 NEW YORK                    ALABAMA
2 properties               14 properties               1 property
$13,760,887                $87,885,733                 $4,950,000
0.9% of total              5.4% of total               0.3% of total

IDAHO                      VERMONT                     TENNESSEE
2 properties               1 property                  11 properties
$7,493,209                 $7,770,425                  $165,590,789
0.5% of total              0.5% of total               10.3% of total

KANSAS                     MASSACHUSETTS               TEXAS
1 property                 1 property                  12 properties
$9,700,000                 $1,498,123                  $57,539,205
0.6% of total              0.1% of total               3.6% of total

NEBRASKA                   CONNECTICUT                 NEW MEXICO
1 property                 2 properties                2 properties
$1,918,540                 $23,635,885                 $7,578,440
0.1% of total              1.5% of total               0.5% of total

MINNESOTA                  NEW JERSEY                  COLORADO
3 properties               5 properties                3 properties
$10,305,355                $24,292,844                 $39,837,480
0.6% of total              1.5% of total               2.5% of total

ILLINOIS                   DISTRICT OF COLUMBIA        ARIZONA
10 properties              2 properties                5 properties
$185,848,295               $106,000,000                $29,943,254
11.5% of total             6.6% of total               1.9% of total

INDIANA                    MARYLAND                    SOUTHERN CALIFORNIA
1 property                 3 properties                36 properties
$1,544,151                 $18,155,398                 $252,798,275
0.1% of total              1.1% of total               15.7% of total

MICHIGAN                   VIRGINIA                    NORTHERN CALIFORNIA
1 property                 5 properties                17 properties
$2,997,481                 $100,076,994                $100,271,970
0.2% of total              6.2% of total               6.2% of total

OHIO                       GEORGIA                     NEVADA
5 properties               4 properties                5 properties
$178,871,559               $39,234,704                 $19,567,104
11.1% of total             2.4% of total               1.2% of total

PENNSYLVANIA               FLORIDA                     OREGON
2 properties               12 properties               1 property
$28,681,538                $60,863,568                 $2,650,000
1.8% of total              3.8% of total               0.2% of total

                                                       ALASKA
                                                       1 property
                                                       $22,578,989
                                                       1.4% of total

                                            ------------------------------------
                                            < 1.0% of Cut-Off Date Balance
                                            1.0% - 5.0% of Cut-Off Date Balance
                                            5.1% - 10.0% of Cut-Off Date Balance
                                            > 10.0% of Cut-Off Date Balance
                                            ------------------------------------

                                 [PHOTOS OMITTED]

Beachwood Place Mall, Beachwood, OH

Hamilton Place Mall, Chattanooga, TN

The Westin Michigan Avenue Chicago, Chicago, IL

1275 K Street, Washington, D.C.

Lake Fairfax Business Park Portfolio, Reston, VA

                                 [PHOTOS OMITTED]

2021 K Street, Washington, D.C.

Millennium Financial Center, Denver, CO

The Reserve, Dallas, TX

150 Hillside Avenue, White Plains, NY

Nokia Building, San Diego, CA

          The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The securities referred to in this free writing prospectus are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          Information about the certificates offered to you is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the certificates offered to you; and (b) this prospectus supplement, which describes the specific terms of the certificates offered to you.

          You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. The depositor has not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus.

                                   ----------

          This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

          In this prospectus supplement, the terms "depositor," "we," "our" and
"us" refer to Morgan Stanley Capital I Inc.

          All appendices, schedules and exhibits to this prospectus supplement are a part of this prospectus supplement.

                                   ----------

                             EUROPEAN ECONOMIC AREA

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus
Directive is implemented in that relevant member state it has not made and will not make an offer of certificates to the public in that relevant member state prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the
Prospectus Directive, except that it may, with effect from and including the relevant implementation date, make an offer of certificates to the public in that relevant member state at any time:

     (a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

     (b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

     (c)  in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus
          Directive.

          For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that member state by any measure implementing the
Prospectus Directive in that member state and the expression "Prospectus
Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

                                       S-3

                                 UNITED KINGDOM

          Each underwriter has represented and agreed that:

          (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial
Services and Markets Act 2000) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the
Financial Services and Markets Act 2000 does not apply to the Depositor; and

          (b) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United
Kingdom.

                       NOTICE TO UNITED KINGDOM INVESTORS

          The distribution of this prospectus supplement if made by a person who is not an authorized person under the Financial Services and Markets Act 2000, is being made only to, or directed only at persons who (1) are outside the
United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d)
("high net worth companies, unincorporated associations, etc.") or 19
(Investment Professionals) of the Financial Services and Market Act 2000
(Financial Promotion) Order 2005 (all such persons together being referred to as the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

          Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                       S-4

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

APPENDIX I - Mortgage Pool
   Information (Tables).................................................     I-1
APPENDIX II - Certain Characteristics
   of the Mortgage Loans................................................    II-1
APPENDIX III - Significant
   Loan Summaries.......................................................   III-1
APPENDIX IV - Form of Statement to
   Certificateholders...................................................    IV-1
SCHEDULE A - Class A-AB Planned
   Principal Balance....................................................     A-1
SCHEDULE B - Beachwood Place Mall
   Planned Amortization Schedule........................................     B-1

                                       S-5

--------------------------------------------------------------------------------

                                EXECUTIVE SUMMARY

          This Executive Summary highlights selected information regarding the certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THIS OFFERING
AND THE UNDERLYING MORTGAGE LOANS, YOU SHOULD READ THIS ENTIRE PROSPECTUS
SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

                             APPROXIMATE
                               INITIAL        APPROXIMATE                   APPROXIMATE   WEIGHTED
APPROXIMATE                  CERTIFICATE     INITIAL PASS-                  PERCENT OF     AVERAGE   PRINCIPAL
   CREDIT                     BALANCE OR        THROUGH        RATINGS         TOTAL        LIFE       WINDOW
  SUPPORT        CLASS     NOTIONAL AMOUNT        RATE       (FITCH/S&P)   CERTIFICATES    (YRS.)    (MONTHS)
--------------------------------------------------------------------------------------------------------------

   27.000%    CLASS A-1     $   94,221,000         %           AAA/AAA          5.84%        3.39      1 - 56
   27.000%    CLASS A-2     $  151,830,000         %           AAA/AAA          9.41%        4.72     56 - 60
   27.000%    CLASS A-3     $   43,600,000         %           AAA/AAA          2.70%        6.83     81 - 82
   27.000%    CLASS A-AB    $   76,320,000         %           AAA/AAA          4.73%        7.20     60 - 110
   27.000%    CLASS A-4     $  812,132,000         %           AAA/AAA         50.32%        9.74    110 - 118
   17.000%    CLASS A-M     $  161,384,000         %           AAA/AAA         10.00%        9.92    118 - 119
   10.000%    CLASS A-J     $  112,969,000         %           AAA/AAA          7.00%        9.95    119 - 120
    8.000%    CLASS B       $   32,276,000         %            AA/AA           2.00%       10.03    120 - 120
    7.000%    CLASS C       $   16,139,000         %           AA-/AA-          1.00%       10.03    120 - 120
    5.375%    CLASS D       $   26,225,000         %             A/A            1.63%       10.03    120 - 120
    4.500%    CLASS E       $   14,121,000         %            A-/A-           0.87%       10.03    120 - 120
    3.750%    CLASS F       $   12,104,000         %          BBB+/BBB+         0.75%       10.84    120 - 142
    2.875%    CLASS G       $   14,121,000         %           BBB/BBB          0.87%       11.86    142 - 142
    2.250%    CLASS H       $   10,086,000         %          BBB-/BBB-         0.62%       12.32    142 - 161
     --       CLASS J-P     $   36,312,192%              --             --           --         --
     --       CLASS X       $1,613,840,192         %           AAA/AAA           --           --         --

o    The notional amount of the Class X Certificates initially will be
     $1,613,840,192. The Class X Certificates are not offered pursuant to the prospectus and this prospectus supplement. Any information provided in this prospectus supplement regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates.

o    The percentages indicated under the column "Approximate Credit Support"
     with respect to the Class A-1, Class A-2, Class A-3, Class A-AB and Class
     A-4 Certificates represent the approximate credit support for the Class
     A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates in the
     aggregate.

o    The initial certificate balance on the closing date may vary by up to 5%.
     Mortgage loans may be removed from or added to the mortgage pool prior to the closing date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial certificate balance of each class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

o    The Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H,
     Class J, Class K, Class L, Class M, Class N, Class O and Class P
     Certificates are not offered pursuant to this prospectus supplement. We sometimes refer to these certificates collectively as the "privately offered certificates."

o    The offered certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the weighted average net mortgage rate or (iii) a rate equal to the weighted average net mortgage rate less a specified percentage, which percentage may be zero.

o    The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received under the assumptions set forth in the following sentence. The weighted average life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have "anticipated repayment dates"; (iii) payment in full on the anticipated repayment date or stated maturity date of each mortgage loan having an anticipated repayment date or stated maturity date; and (iv)
     a 0% CPR. See the assumptions set forth under "Yield, Prepayment and
     Maturity Considerations" in this prospectus supplement and under
     "Structuring Assumptions" in the "Glossary of Terms."

o    Each Class P Certificate is an investment unit consisting of a REMIC regular interest and beneficial ownership of certain excess interest in respect of mortgage loans having anticipated repayment dates.

o    The Class R-I, R-II and R-III Certificates also represent ownership interests in the trust. These certificates are not represented in this table and are not offered pursuant to this prospectus supplement.

o    It is a condition to the issuance of the certificates that the certificates receive the ratings set forth above.

[_]  Offered certificates.

[_]  Certificates not offered pursuant to this prospectus supplement.

--------------------------------------------------------------------------------

                                       S-6

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE
CERTIFICATES OFFERED PURSUANT TO THIS PROSPECTUS SUPPLEMENT, WHICH WE GENERALLY
REFER TO AS THE "OFFERED CERTIFICATES," YOU SHOULD READ THIS ENTIRE DOCUMENT AND
THE ACCOMPANYING PROSPECTUS CAREFULLY.

                                WHAT YOU WILL OWN

GENERAL.......................   Your certificates (along with the privately
                                 offered certificates) will represent beneficial
                                 interests in a trust created by us on the
                                 closing date. All payments to you will come
                                 only from the amounts received in connection
                                 with the assets of the trust. The trust's
                                 assets will primarily consist of 162 fixed rate
                                 mortgage loans secured by first mortgage liens
                                 on 171 commercial, manufactured housing
                                 community and multifamily properties.

TITLE OF CERTIFICATES.........   Commercial Mortgage Pass-Through Certificates,
                                 Series 2006-TOP23.

MORTGAGE POOL.................   The mortgage pool consists of 162 mortgage
                                 loans with an aggregate principal balance of
                                 all mortgage loans as of the cut-off date, of
                                 approximately $1,613,840,193, which may vary on
                                 the closing date by up to 5%. Each mortgage
                                 loan requires scheduled payments of principal
                                 and/or interest to be made monthly. For
                                 purposes of those mortgage loans that have a
                                 due date on a date other than the first of the
                                 month, we have assumed that those mortgage
                                 loans are due on the first of the month for
                                 purposes of determining their cut-off dates and
                                 cut-off date balances.

                                 As of the cut-off date, the balances of the
                                 mortgage loans in the mortgage pool ranged from
                                 approximately $946,277 to approximately
                                 $149,397,658 and the mortgage loans had an
                                 approximate average balance of $9,961,976.

                                 The transfers of the mortgage loans from the
                                 mortgage loan sellers to the depositor and from
                                 the depositor to the issuing entity in exchange
                                 for the certificates are illustrated below:

--------------------------------------------------------------------------------

                                      S-7

--------------------------------------------------------------------------------

                    -------------              -------------

                      Mortgage                   Investors
                    Loan Sellers

                    -------------              -------------
                      |      /|\                 |      /|\
          Mortgage    |       |                  |       |
            Loans     |       |  Cash     Cash   |       |  Certificates
                      |       |                  |       |
                      |       |                  |       |
                     \|/      |                 \|/      |
                    -------------     Cash     -------------
                                  <-----------
                      Depositor                 Underwriters
                                  ----------->
                    -------------              -------------
                      |      /|\  Certificates
                      |       |
          Mortgage    |       |
            Loans     |       | Certificates
                      |       |
                     \|/      |
                    --------------

                    Issuing Entity

                    --------------

                           RELEVANT PARTIES AND DATES

ISSUING ENTITY................   Morgan Stanley Capital I Trust 2006-TOP23, a
                                 New York common law trust, will issue the
                                 certificates. The trust will be formed pursuant
                                 to the pooling and servicing agreement among
                                 the depositor, the master servicer, the special
                                 servicer, the trustee and the paying agent. See
                                 "Transaction Parties--The Issuing Entity" in
                                 this prospectus supplement.

DEPOSITOR.....................   Morgan Stanley Capital I Inc., a Delaware
                                 corporation, is the depositor. As depositor,
                                 Morgan Stanley Capital I Inc. will acquire the
                                 mortgage loans from the mortgage loan sellers
                                 and deposit them into the trust. Morgan Stanley
                                 Capital I Inc. is an affiliate of Morgan
                                 Stanley Mortgage Capital Inc., a sponsor of
                                 this transaction and a mortgage loan seller,
                                 and Morgan Stanley & Co. Incorporated, one of
                                 the underwriters. See "Transaction Parties--The
                                 Depositor" in this prospectus supplement.

MASTER SERVICER...............   Wells Fargo Bank, National Association, a
                                 national banking association, will act as
                                 master servicer with respect to all of the
                                 mortgage loans in the trust. See "Servicing of
                                 the Mortgage Loans--General" and "Transaction
                                 Parties--Master Servicer" in this prospectus
                                 supplement. The master servicer will be
                                 primarily responsible for servicing and
                                 administering, directly or through
                                 sub-servicers,

--------------------------------------------------------------------------------

                                      S-8

--------------------------------------------------------------------------------

                                 mortgage loans (a) as to which there is no
                                 default or reasonably foreseeable default that
                                 would give rise to a transfer of servicing to
                                 the special servicer and (b) as to which any
                                 such default or reasonably foreseeable default
                                 has been corrected, including as part of a
                                 work-out. In addition, the master servicer will
                                 be primarily responsible for making principal
                                 and interest advances and servicing advances
                                 under the pooling and servicing agreement.

                                 The master servicing fee in any month is an
                                 amount equal to the product of the portion of
                                 the per annum master servicing fee rate
                                 applicable to that month, determined in the
                                 same manner as the applicable mortgage rate is
                                 determined for each mortgage loan for that
                                 month, and the scheduled principal balance of
                                 each mortgage loan. The master servicing fee
                                 rate (including any subservicing fees) for
                                 Wells Fargo Bank, National Association will
                                 range, on a loan-by-loan basis, from 0.02% per
                                 annum to 0.11% per annum. In addition, the
                                 master servicer will be entitled to retain
                                 certain borrower-paid fees and certain income
                                 from investment of certain accounts maintained
                                 as part of the trust, as additional servicing
                                 compensation.

PRIMARY SERVICERS.............   Principal Global Investors, LLC will act as
                                 primary servicer with respect to those mortgage
                                 loans, representing 24.4% of the initial
                                 outstanding pool balance, sold to the trust by
                                 Principal Commercial Funding II, LLC. Principal
                                 Global Investors, LLC is the parent of
                                 Principal Commercial Funding, LLC, which owns a
                                 49% interest in Principal Commercial Funding
                                 II, LLC. In addition, Wells Fargo Bank,
                                 National Association will act as primary
                                 servicer with respect to those mortgage loans
                                 sold to the trust by Wells Fargo Bank, National
                                 Association, Bear Stearns Commercial Mortgage,
                                 Inc. and Morgan Stanley Mortgage Capital Inc.
                                 See "Servicing of the Mortgage Loans--General"
                                 and "Transaction Parties--Primary Servicer" in
                                 this prospectus supplement. Each of Principal
                                 Global Investors, LLC and Wells Fargo Bank,
                                 National Association will be entitled to
                                 receive a primary servicing fee on each
                                 mortgage loan for which it is the primary
                                 servicer in an amount equal to the product of
                                 the applicable primary servicing fee rate and
                                 the scheduled principal balance of the
                                 applicable mortgage loan immediately before the
                                 related due date (prorated for the number of
                                 days during the calendar month for that
                                 mortgage loan for which interest actually
                                 accrues on that mortgage loan). The primary
                                 servicing fee is payable only from collections
                                 on the related mortgage loan. The primary
                                 servicing fee rate for each of Principal Global
                                 Investors, LLC and Wells Fargo Bank, National
                                 Association is 0.01% per annum.

SPECIAL SERVICER..............   ARCap Servicing, Inc., a Delaware corporation,
                                 will act as special servicer with respect to
                                 all of the mortgage loans in the trust.
                                 Generally, the special servicer will service a
                                 mortgage loan upon the occurrence of certain
                                 events that cause that mortgage loan to become
                                 a "specially serviced mortgage loan." The
                                 special servicer's principal compensation for
                                 its special servicing activities will be the
                                 special servicing fee, the workout fee and the
                                 liquidation fee. See "Servicing of the Mortgage
                                 Loans--General" and "Transaction Parties--The
                                 Special Servicer" in this prospectus
                                 supplement.

                                 The special servicing fee is an amount equal
                                 to, in any month, the product of the portion of
                                 a rate equal to 0.25% per annum applicable to
                                 that month, determined in the same manner as
                                 the applicable mortgage

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                                      S-9

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                                 rate is determined for each specially serviced
                                 mortgage loan for that month, and the scheduled
                                 principal balance of each specially serviced
                                 mortgage loan.

                                 The liquidation fee means, generally, 1.0% of
                                 the liquidation proceeds received in connection
                                 with a final disposition of a specially
                                 serviced mortgage loan or REO property or
                                 portion thereof and any condemnation proceeds
                                 and insurance proceeds received by the trust
                                 (net of any expenses incurred by the special
                                 servicer on behalf of the trust in connection
                                 with the collection of the condemnation
                                 proceeds and insurance proceeds) including in
                                 connection with a repurchase of an A Note by
                                 the holder of the related B Note, unless
                                 otherwise provided in the related intercreditor
                                 agreement.

                                 The workout fee is a fee payable with respect
                                 to any rehabilitated mortgage loan (which means
                                 a specially serviced mortgage loan as to which
                                 three consecutive scheduled payments have been
                                 made, there is no other event causing it to
                                 constitute a specially serviced mortgage loan,
                                 and certain other conditions have been met),
                                 serviced companion mortgage loan or B Note,
                                 equal to 1.0% of the amount of each collection
                                 of interest (other than default interest and
                                 any excess interest) and principal received
                                 (including any condemnation proceeds received
                                 and applied as a collection of the interest and
                                 principal) on such mortgage loan, serviced
                                 companion mortgage loan or B Note for so long
                                 as it remains a rehabilitated mortgage loan.

                                 In addition, the special servicer will be
                                 entitled to retain certain borrower paid fees
                                 and certain income from investment of certain
                                 accounts maintained as part of the trust, as
                                 additional servicing compensation.

TRUSTEE AND CUSTODIAN.........   LaSalle Bank National Association, a national
                                 banking association, will act as trustee of the
                                 trust on behalf of the Series 2006-TOP23
                                 certificateholders and as custodian. See
                                 "Transaction Parties--The Trustee" in this
                                 prospectus supplement. In addition, the trustee
                                 will be primarily responsible for back-up
                                 advancing if the master servicer fails to
                                 perform its advancing obligations. Following
                                 the transfer of the underlying mortgage loans
                                 into the trust, the trustee, on behalf of the
                                 trust, will become the holder of each mortgage
                                 loan transferred to the trust.

                                 The trustee fee is an amount equal to, in any
                                 month, the product of the portion of a rate
                                 equal to 0.00145% per annum applicable to that
                                 month, determined in the same manner as the
                                 applicable mortgage rate is determined for each
                                 mortgage loan for that month, and the scheduled
                                 principal balance of each mortgage loan. A
                                 portion of the trustee fee is payable to the
                                 paying agent.

PAYING AGENT..................   Wells Fargo Bank, National Association will act
                                 as the paying agent, certificate registrar and
                                 authenticating agent for the certificates.
                                 Wells Fargo Bank, National Association is also
                                 the master servicer, a sponsor and a mortgage
                                 loan seller. The paying agent will also have,
                                 or be responsible for appointing an agent to
                                 perform, additional duties with respect to tax
                                 administration of the issuing entity. A portion
                                 of the trustee fee is payable to the paying
                                 agent. See "Transaction Parties--The Paying
                                 Agent, Certificate Registrar and Authenticating
                                 Agent" in this prospectus supplement.

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                                      S-10

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OPERATING ADVISER.............   The holders of certificates representing more
                                 than 50% of the aggregate certificate balance
                                 of the most subordinate class of certificates,
                                 outstanding at any time of determination, or,
                                 if the certificate balance of that class of
                                 certificates is less than 25% of the initial
                                 certificate balance of that class, the next
                                 most subordinate class of certificates, may
                                 appoint a representative to act as operating
                                 adviser for the purposes described in this
                                 prospectus supplement; provided, that with
                                 respect to any A/B Mortgage Loan, a holder of
                                 the related B Note will, to the extent set
                                 forth in the related intercreditor agreement,
                                 instead be entitled to the rights and powers
                                 granted to the operating adviser under the
                                 pooling and servicing agreement to the extent
                                 such rights and powers relate to the related
                                 A/B Mortgage Loan (but only so long as the
                                 holder of the related B Note is the directing
                                 holder). The initial operating adviser will be
                                 ARCap REIT, Inc., an affiliate of the special
                                 servicer.

SPONSORS......................   Wells Fargo Bank, National Association, a
                                 national banking association, Morgan Stanley
                                 Mortgage Capital Inc., a New York corporation,
                                 Bear Stearns Commercial Mortgage, Inc., a New
                                 York corporation, and Principal Commercial
                                 Funding II, LLC, a Delaware corporation are
                                 sponsors of this transaction. As sponsors,
                                 Wells Fargo Bank, National Association, Morgan
                                 Stanley Mortgage Capital Inc., Bear Stearns
                                 Commercial Mortgage, Inc. and Principal
                                 Commercial Funding II, LLC have organized and
                                 initiated the transactions in which the
                                 certificates will be issued and will sell
                                 mortgage loans to the depositor. The depositor
                                 will transfer the mortgage loans to the trust,
                                 and the trust will then issue the certificates.
                                 Wells Fargo Bank, National Association is also
                                 the master servicer, paying agent, certificate
                                 registrar and authenticating agent with respect
                                 to the mortgage loans and the trust. Morgan
                                 Stanley Mortgage Capital Inc. is an affiliate
                                 of the depositor and Morgan Stanley & Co.
                                 Incorporated, one of the underwriters. Bear
                                 Stearns Commercial Mortgage, Inc. is an
                                 affiliate of Bear, Stearns & Co. Inc., one of
                                 the underwriters. Principal Global Investors,
                                 LLC, the primary servicer with respect to those
                                 mortgage loans sold to the trust by Principal
                                 Commercial Funding II, LLC, is the parent of
                                 Principal Commercial Funding, LLC, which owns a
                                 49% interest in Principal Commercial Funding
                                 II, LLC. See "Transaction Parties--The
                                 Sponsors, Mortgage Loan Sellers and
                                 Originators" in this prospectus supplement.

MORTGAGE LOAN SELLERS.........   Bear Stearns Commercial Mortgage, Inc., will
                                 sell us thirty-eight (38) mortgage loans,
                                 representing 27.3% of the initial outstanding
                                 pool balance.

                                 Principal Commercial Funding II, LLC, will sell
                                 us thirty (30) mortgage loans, representing
                                 24.4% of the initial outstanding pool balance.

                                 Wells Fargo Bank, National Association, will
                                 sell us fifty-seven (57) mortgage loans,
                                 representing 24.3% of the initial outstanding
                                 pool balance.

                                 Morgan Stanley Mortgage Capital Inc., will sell
                                 us thirty-seven (37) mortgage loans,
                                 representing 24.0% of the initial outstanding
                                 pool balance.

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                                      S-11

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                                 See "Transaction Parties--The Sponsors,
                                 Mortgage Loan Sellers and Originators" in this
                                 prospectus supplement.

ORIGINATORS...................   Each mortgage loan seller or its affiliate
                                 originated the mortgage loans as to which it is
                                 acting as mortgage loan seller. See
                                 "Transaction Parties--The Sponsors, Mortgage
                                 Loan Sellers and Originators" in this
                                 prospectus supplement.

UNDERWRITERS..................   Morgan Stanley & Co. Incorporated and Bear,
                                 Stearns & Co. Inc. Morgan Stanley & Co.
                                 Incorporated is an affiliate of Morgan Stanley
                                 Mortgage Capital Inc., one of the sponsors, and
                                 of the depositor. Bear, Stearns & Co. Inc. is
                                 an affiliate of Bear Stearns Commercial
                                 Mortgage, Inc., one of the sponsors.

CUT-OFF DATE..................   August 1, 2006. For purposes of the information
                                 contained in this prospectus supplement
                                 (including the appendices to this prospectus
                                 supplement), scheduled payments due in August
                                 2006 with respect to mortgage loans not having
                                 payment dates on the first day of each month
                                 have been deemed received on August 1, 2006,
                                 not the actual day on which such scheduled
                                 payments were due.

CLOSING DATE..................   On or about August __, 2006.

DISTRIBUTION DATE.............   The 12th day of each month, or, if such 12th
                                 day is not a business day, the next succeeding
                                 business day, commencing in September 2006.

RECORD DATE...................   With respect to each distribution date, the
                                 close of business on the last business day of
                                 the preceding calendar month.

EXPECTED FINAL DISTRIBUTION
   DATES......................    Class A-1    April 12, 2011
                                  Class A-2    August 12, 2011
                                  Class A-3    June 12, 2013
                                 Class A-AB   October 12, 2015
                                  Class A-4     June 12, 2016
                                  Class A-M     July 12, 2016
                                  Class A-J    August 12, 2016

                                 The Expected Final Distribution Date for each
                                 class of certificates is the date on which that
                                 class is expected to be paid in full, assuming
                                 no delinquencies, losses, modifications,
                                 extensions of maturity dates, repurchases or
                                 prepayments of the mortgage loans after the
                                 initial issuance of the certificates and
                                 according to the "Structuring Assumptions." Any
                                 mortgage loans with anticipated repayment dates
                                 are assumed to repay in full on those dates.
                                 The actual final distribution date for any
                                 class may be earlier or later (and could be
                                 substantially later) than the expected final
                                 distribution date.

RATED FINAL DISTRIBUTION
   DATE.......................   As to each class of certificates, the
                                 distribution date in August 2041, which is the
                                 first distribution date that follows by at
                                 least 60 months the

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                                      S-12

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                                 end of the amortization term for the mortgage
                                 loan having an anticipated repayment date that,
                                 as of the cut-off date, has the longest
                                 remaining amortization term.

                                 OFFERED CERTIFICATES

GENERAL.......................   We are offering the following seven (7) classes
                                 of our Series 2006-TOP23 Commercial Mortgage
                                 Pass-Through Certificates:

                                 o    Class A-l

                                 o    Class A-2

                                 o    Class A-3

                                 o    Class A-AB

                                 o    Class A-4

                                 o    Class A-M

                                 o    Class A-J

                                 The entire series will consist of a total of
                                 twenty-five (25) classes, the following
                                 eighteen (18) of which are not being offered by
                                 this prospectus supplement and the accompanying
                                 prospectus: Class X, Class B, Class C, Class D,
                                 Class E, Class F, Class G, Class H, Class J,
                                 Class K, Class L, Class M, Class N, Class O,
                                 Class P, Class R-I, Class R-II and Class R-III.

CERTIFICATE BALANCE...........   Your certificates will have the approximate
                                 aggregate initial certificate balance presented
                                 on the cover page of this prospectus
                                 supplement, and this balance may vary by up to
                                 5% on the closing date. Mortgage loans may be
                                 removed from or added to the mortgage pool
                                 prior to the closing date within this maximum
                                 permitted variance. Any reduction or increase
                                 in the number of mortgage loans within these
                                 parameters will result in consequential changes
                                 to the initial certificate balance of each
                                 class of offered certificates and to the other
                                 statistical data contained in this prospectus
                                 supplement. No changes in the statistical data
                                 will be made in the final prospectus supplement
                                 unless such changes are material.

                                 The certificate balance at any time is the
                                 maximum amount of principal distributable to a
                                 class and is subject to adjustment on each
                                 distribution date to reflect any reductions
                                 resulting from distributions of principal to
                                 that class or any allocations of losses to the
                                 certificate balance of that class.

                                 The Class X Certificates, which are private
                                 certificates, will not have certificate
                                 balances; this class of certificates will
                                 instead represent the right to receive
                                 distributions of interest accrued as described
                                 in this prospectus supplement on a notional
                                 amount. The notional amount of the Class X
                                 Certificates will be equal to the aggregate of
                                 the certificate balances of the classes of
                                 certificates (other than the Class X, Class
                                 R-I, Class R-II and Class R-III Certificates)
                                 outstanding from time to time. Any information
                                 provided in this prospectus supplement
                                 regarding the characteristics of the Class X
                                 Certificates, which are not offered pursuant to
                                 this prospectus supplement, is provided only to
                                 enhance your understanding of the offered
                                 certificates.

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                                      S-13

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                                 Accordingly, the notional amount of the Class X
                                 Certificates will be reduced on each
                                 distribution date by any distributions of
                                 principal actually made on, and any losses
                                 actually allocated to the certificate balance
                                 of, any class of certificates (other than the
                                 Class X, Class R-I, Class R-II and Class R-III
                                 Certificates) outstanding from time to time.

PASS-THROUGH RATES............   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate. The
                                 approximate initial pass-through rates for each
                                 class of offered certificates is set forth on
                                 the cover page of this prospectus supplement.

                                 Interest on your certificates will be
                                 calculated on the basis of a 360-day year
                                 consisting of twelve 30-day months, also
                                 referred to in this prospectus supplement as a
                                 30/360 basis.

                                 The offered certificates will, at all times,
                                 accrue interest at a per annum rate equal to
                                 (i) a fixed rate, (ii) a fixed rate subject to
                                 a cap equal to the weighted average net
                                 mortgage rate or (iii) a rate equal to the
                                 weighted average net mortgage rate less a
                                 specified percentage, which percentage may be
                                 zero.

                                 The weighted average net mortgage rate for a
                                 particular distribution date is a weighted
                                 average of the interest rates on the mortgage
                                 loans minus a weighted average annual
                                 administrative cost rate, which includes the
                                 master servicing fee rate, any excess servicing
                                 fee rate, the primary servicing fee rate, and
                                 the trustee fee rate. The relevant weighting is
                                 based upon the respective principal balances of
                                 the mortgage loans as in effect immediately
                                 prior to the relevant distribution date. For
                                 purposes of calculating the weighted average
                                 net mortgage rate, the mortgage loan interest
                                 rates will not include any default interest
                                 rate. The mortgage loan interest rates will
                                 also be determined without regard to any loan
                                 term modifications agreed to by the special
                                 servicer or resulting from any borrower's
                                 bankruptcy or insolvency. In addition, for
                                 purposes of calculating the weighted average
                                 net mortgage rate, if a mortgage loan does not
                                 accrue interest on a 30/360 basis, its interest
                                 rate for any month will, in general, be deemed
                                 to be the rate per annum that, when calculated
                                 on a 30/360 basis, will produce the amount of
                                 interest that actually accrues on that mortgage
                                 loan in that month.

                                 The pass-through rate applicable to the Class X
                                 Certificates for the initial distribution date
                                 will equal approximately ___% per annum.

                                 The pass-through rate applicable to the Class X
                                 Certificates for each distribution date
                                 subsequent to the initial distribution date
                                 will equal the weighted average of the
                                 respective Class X Strip Rates at which
                                 interest accrues from time to time on the
                                 respective components of the total notional
                                 amount of the Class X Certificates outstanding
                                 immediately prior to the related distribution
                                 date (weighted on the basis of the respective
                                 balances of those components outstanding
                                 immediately prior to that distribution date).
                                 Each of those components will equal the
                                 certificate balance of one of the classes of
                                 certificates with a principal balance. The
                                 applicable Class X Strip Rate with respect to
                                 each component for each distribution date will
                                 equal the excess, if any, of (a) the weighted
                                 average net mortgage rate for the distribution
                                 date, over (b) the pass-through rate for the
                                 distribution date for the related class of

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                                      S-14

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                                 certificates with a principal balance. Under no
                                 circumstances will any Class X Strip Rate be
                                 less than zero.

                                 The Class B, Class C, Class D, Class E, Class
                                 F, Class G and Class H Certificates will, at
                                 all times, accrue interest at a per annum rate
                                 equal to (i) a fixed rate, (ii) a fixed rate
                                 subject to a cap equal to the weighted average
                                 net mortgage rate or (iii) a rate equal to the
                                 weighted average net mortgage rate less a
                                 specified percentage, which percentage may be
                                 zero. The pass-through rate applicable to the
                                 Class J, Class K, Class L, Class M, Class N,
                                 Class O and Class P Certificates will, at all
                                 times, accrue interest at a per annum rate
                                 equal to the lesser of ___% and the weighted
                                 average net mortgage rate.

DISTRIBUTIONS

   A.  AMOUNT AND ORDER
      OF DISTRIBUTIONS........   On each distribution date, you will be entitled
                                 to receive interest and principal distributed
                                 from funds available for distribution from the
                                 mortgage loans. Funds available for
                                 distribution to the certificates will be net of
                                 excess interest, excess liquidation proceeds
                                 and specified trust expenses, including all
                                 servicing fees, trustee fees and related
                                 compensation. Distributions to you will be in
                                 an amount equal to your certificate's interest
                                 and principal entitlement, subject to:

                                 (i)  payment of the respective interest
                                      entitlement for any class of certificates
                                      bearing an earlier alphabetical
                                      designation (except in respect of the
                                      distribution of interest among the Class
                                      A-1, Class A-2, Class A-3, Class A-AB,
                                      Class A-4 and Class X Certificates, which
                                      will have the same senior priority and be
                                      distributed pro rata and except that
                                      distributions to the Class A-M
                                      Certificates will be paid after
                                      distributions to the foregoing classes and
                                      except that the Class A-J Certificates
                                      will be paid after distributions to the
                                      Class A-M Certificates), and

                                 (ii) if applicable, payment of the respective
                                      principal entitlement for the distribution
                                      date to the outstanding classes of
                                      certificates having an earlier
                                      alphabetical designation (and, in the case
                                      of the Class A-1, Class A-2, Class A-3,
                                      Class A-AB, and Class A-4 Certificates,
                                      generally in that order, as described in
                                      this prospectus supplement) until the
                                      principal balance of each such Class has
                                      been reduced to zero; provided, however,
                                      that the Class A-AB Certificates have
                                      certain priority with respect to reducing
                                      the principal balance of those
                                      certificates to their planned principal
                                      balance, as described in this prospectus
                                      supplement; and provided that the Class
                                      A-M Certificates receive distributions of
                                      principal only after distributions of
                                      principal are made to the Class A-1, Class
                                      A-2, Class A-3, Class A-AB and Class A-4
                                      Certificates and that the Class A-J
                                      Certificates receive distributions of
                                      principal only after distributions are
                                      made to the Class A-M Certificates.

                                 Each certificateholder will receive its share
                                 of distributions on its class of certificates
                                 on a pro rata basis with all other holders of
                                 certificates of the same class. See
                                 "Description of the Offered
                                 Certificates-Distributions" in this prospectus
                                 supplement.

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   B.  INTEREST AND
      PRINCIPAL ENTITLEMENTS..   A description of the interest entitlement
                                 payable to each Class can be found in
                                 "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement. As described in that section, there
                                 are circumstances relating to the timing of
                                 prepayments in which your interest entitlement
                                 for a distribution date could be less than one
                                 full month's interest at the pass-through rate
                                 on your certificate's principal balance. In
                                 addition, the right of the master servicer, the
                                 special servicer and the trustee to
                                 reimbursement for payment of nonrecoverable
                                 advances, payment of compensation and
                                 reimbursement of certain costs and expenses
                                 will be prior to your right to receive
                                 distributions of principal or interest.

                                 The Class R-I, Class R-II, Class R-III and
                                 Class X Certificates will not be entitled to
                                 principal distributions. The amount of
                                 principal required to be distributed on the
                                 classes entitled to principal on a particular
                                 distribution date will, in general, be equal to
                                 the sum of:

                                 o    the principal portion of all scheduled
                                      payments, other than balloon payments, to
                                      the extent received or advanced by the
                                      master servicer or other party (in
                                      accordance with the pooling and servicing
                                      agreement) during the related collection
                                      period;

                                 o    all principal prepayments and the
                                      principal portion of balloon payments
                                      received during the related collection
                                      period;

                                 o    the principal portion of other collections
                                      on the mortgage loans received during the
                                      related collection period, for example
                                      liquidation proceeds, condemnation
                                      proceeds, insurance proceeds and income on
                                      "real estate owned"; and

                                 o    the principal portion of proceeds of
                                      mortgage loan repurchases received during
                                      the related collection period;

                                 subject, however, to the adjustments described
                                 in this prospectus supplement. See the
                                 definition of "Principal Distribution Amount"
                                 in the "Glossary of Terms."

   C.  PREPAYMENT
      PREMIUMS/YIELD
      MAINTENANCE CHARGES.....   The manner in which any prepayment premiums and
                                 yield maintenance charges received during a
                                 particular collection period will be allocated
                                 to the Class X Certificates, on the one hand,
                                 and the classes of certificates entitled to
                                 principal, on the other hand, is described in
                                 "Description of the Offered
                                 Certificates--Distributions" in this prospectus
                                 supplement.

   SUBORDINATION
      A.  GENERAL.............   The chart below describes the manner in which
                                 the rights of various classes will be senior to
                                 the rights of other classes. Entitlement to
                                 receive principal and interest (other than
                                 excess liquidation proceeds and certain excess
                                 interest in connection with any mortgage loan
                                 having an anticipated repayment date) on any
                                 distribution date is depicted in descending
                                 order. The manner in which mortgage loan losses
                                 (including interest losses other than losses
                                 with respect to certain excess interest in
                                 connection with any mortgage loan having an
                                 anticipated repayment date) are allocated is
                                 depicted in ascending order.

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                                         --------------------------------
                                         Class A-l, Class A-2, Class A-3,
                                             Class A-AB*, Class A-4
                                                  and Class X**
                                         --------------------------------
                                                        |
                                                        |
                                         ---------------------------------
                                                    Class A-M
                                         ---------------------------------
                                                        |
                                                        |
                                        ----------------------------------
                                                   Class A-J
                                        ----------------------------------
                                                        |
                                                        |
                                        ----------------------------------
                                                   Classes B-P
                                        ----------------------------------

                                 NO OTHER FORM OF CREDIT ENHANCEMENT WILL BE
                                 AVAILABLE TO YOU AS A HOLDER OF OFFERED
                                 CERTIFICATES.

                                 *The Class A-AB Certificates have priority with
                                 respect to receiving distributions of principal
                                 in respect of reducing those certificates to
                                 their Planned Principal Balance, as described
                                 in this prospectus supplement.

                                 **Interest only certificates. No principal
                                 payments or realized loan losses in respect of
                                 principal will be allocated to the Class X
                                 Certificates. However, any mortgage loan losses
                                 will reduce the notional amount of the Class X
                                 Certificates.

   B. SHORTFALLS IN
      AVAILABLE FUNDS.........   The following types of shortfalls in available
                                 funds will reduce amounts available for
                                 distribution and will be allocated in the same
                                 manner as mortgage loan losses. Among the
                                 causes of these shortfalls are the following:

                                 o    shortfalls resulting from compensation
                                      which the special servicer is entitled to
                                      receive;

                                 o    shortfalls resulting from interest on
                                      advances made by the master servicer or
                                      the trustee, to the extent not covered by
                                      default interest and late payment charges
                                      paid by the borrower; and

                                 o    shortfalls resulting from a reduction of a
                                      mortgage loan's interest rate by a
                                      bankruptcy court or other modification or
                                      from other unanticipated, extraordinary or
                                      default-related expenses of the trust.

                                 Shortfalls in mortgage loan interest as a
                                 result of the timing of voluntary and
                                 involuntary prepayments (net of certain amounts
                                 required to be used by the master servicer to
                                 offset those shortfalls) will be allocated to
                                 each class of certificates in accordance with
                                 their respective interest entitlements as
                                 described in this prospectus supplement.

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                       INFORMATION ABOUT THE MORTGAGE POOL

CHARACTERISTICS OF THE MORTGAGE POOL

   A. GENERAL.................   All numerical information in this prospectus
                                 supplement concerning the mortgage loans is
                                 approximate. All weighted average information
                                 regarding the mortgage loans reflects the
                                 weighting of the mortgage loans based upon
                                 their outstanding principal balances as of the
                                 cut-off date. With respect to mortgage loans
                                 not having due dates on the first day of each
                                 month, scheduled payments due in August 2006
                                 have been deemed received on August 1, 2006.

                                 When information presented in this prospectus
                                 supplement with respect to mortgaged properties
                                 is expressed as a percentage of the initial
                                 pool balance, the percentages are based upon
                                 the cut-off date principal balances of the
                                 related mortgage loans or, with respect to an
                                 individual property securing a multi-property
                                 mortgage loan, the portions of those loan
                                 balances allocated to such properties. The
                                 allocated loan amount for each mortgaged
                                 property securing a multi-property mortgage
                                 loan is set forth on Appendix II to this
                                 prospectus supplement

   B. PRINCIPAL BALANCES......   The trust's primary assets will be one hundred
                                 sixty-two (162) mortgage loans with an
                                 aggregate principal balance as of the cut-off
                                 date of approximately $1,613,840,193. It is
                                 possible that the aggregate mortgage loan
                                 balance will vary by up to 5% on the closing
                                 date. As of the cut-off date, the principal
                                 balance of the mortgage loans in the mortgage
                                 pool ranged from approximately $946,277 to
                                 approximately $149,397,658 and the mortgage
                                 loans had an approximate average balance of
                                 $9,961,976.

   C. FEE SIMPLE/LEASEHOLD....   One hundred sixty-seven (167) mortgaged
                                 properties, securing mortgage loans
                                 representing 97.2% of the initial outstanding
                                 pool balance are secured by a mortgage, deed of
                                 trust or similar security instrument that
                                 creates a first mortgage lien on a fee simple
                                 estate in those mortgaged properties.

                                 Four (4) mortgaged properties, securing
                                 mortgage loans representing 2.8% of the initial
                                 outstanding pool balance are secured by a
                                 mortgage, deed of trust or similar security
                                 instrument that creates a first mortgage lien
                                 on a leasehold interest in the mortgaged
                                 properties. In circumstances where both the fee
                                 and leasehold interest in the entire mortgaged
                                 property are encumbered, we have treated that
                                 as an encumbered fee interest.

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   D. PROPERTY TYPES..........   The following table shows how the mortgage
                                 loans are secured by collateral which is
                                 distributed among different types of
                                 properties.

                                                           Percentage of       Number of
                                                        Initial Outstanding    Mortgaged
                                 Property Type              Pool Balance      Properties
                                 -------------------------------------------------------

                                 Retail                        44.7%              86
                                 Office                        21.6%              20
                                 Hospitality                   11.5%               8
                                 Industrial                     7.9%              24
                                 Other                          5.3%              11
                                 Mixed Use                      4.0%               5
                                 Multifamily                    3.8%               7
                                 Self Storage                   0.9%               8
                                 Manufactured Housing
                                 Community                      0.4%               2

   E. PROPERTY LOCATION.......   The number of mortgaged properties, and the
                                 approximate percentage of the aggregate
                                 principal balance of the mortgage loans secured
                                 by mortgaged properties located in the seven
                                 (7) geographic areas with the highest
                                 concentrations of mortgaged properties, are as
                                 described in the table below:

                                                           Percentage of       Number of
                                                        Initial Outstanding    Mortgaged
                                 Geographic Areas          Pool Balance       Properties
                                 -------------------------------------------------------

                                 California                    21.9%              53
                                    Southern                   15.7%              36
                                    Northern                    6.2%              17
                                 Illinois                      11.5%              10
                                 Ohio                          11.1%               5
                                 Tennessee                     10.3%              11
                                 District of Columbia           6.6%               2
                                 Virginia                       6.2%               5
                                 New York                       5.4%              14

                                 The remaining mortgaged properties are located
                                 throughout twenty-three (23) other states. None
                                 of these property locations has a concentration
                                 of mortgaged properties that represents
                                 security for more than 3.8% of the initial
                                 outstanding pool balance, as of the cut-off
                                 date. Northern California includes areas with
                                 zip codes above 93600 and Southern California
                                 includes areas with zip codes of 93600 and
                                 below.

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   F. OTHER MORTGAGE
      LOAN FEATURES...........   As of the cut-off date, the mortgage loans had
                                 the following characteristics:

                                 o    The most recent scheduled payment of
                                      principal and interest on any mortgage
                                      loan was not thirty days or more past due,
                                      and no mortgage loan had been thirty days
                                      or more past due in the past year;

                                 o    Ten (10) groups of mortgage loans were
                                      made to the same borrower or to borrowers
                                      that are affiliated with one another
                                      through partial or complete direct or
                                      indirect common ownership. Of these ten
                                      (10) groups, the 3 largest groups
                                      represent 3.7%, 2.9% and 0.8%,
                                      respectively, of the initial outstanding
                                      pool balance. See Appendix II attached to
                                      this prospectus supplement;

                                 o    Fifty (50) mortgaged properties, securing
                                      mortgage loans representing 21.6% of the
                                      initial outstanding pool balance are each
                                      100.0% leased to a single tenant;

                                 o    All of the mortgage loans bear interest at
                                      fixed rates;

                                 o    Fixed periodic payments on the mortgage
                                      loans are generally determined assuming
                                      interest is calculated on a 30/360 basis,
                                      but interest actually accrues and is
                                      applied on certain mortgage loans on an
                                      actual/360 basis. Accordingly, there will
                                      be less amortization of the principal
                                      balance during the term of these mortgage
                                      loans, resulting in a higher final payment
                                      on these mortgage loans; and

                                 o    No mortgage loan permits negative
                                      amortization or the deferral of accrued
                                      interest (except excess interest that
                                      would accrue in the case of any mortgage
                                      loan having an anticipated repayment date
                                      after the applicable anticipated repayment
                                      date for the related mortgage loan).

   G. BALLOON LOANS/ARD          As of the cut-off date, the mortgage loans had
      LOANS...................   the following additional characteristics:

                                 o    One hundred fifty-seven (157) mortgage
                                      loans, representing 97.3% of the initial
                                      outstanding pool balance, are "balloon
                                      loans". For purposes of this prospectus
                                      supplement, we consider a mortgage loan to
                                      be a "balloon loan" if its principal
                                      balance is not scheduled to be fully or
                                      substantially amortized by the loan's
                                      stated maturity date or anticipated
                                      repayment date, as applicable. Eighteen
                                      (18) of these mortgage loans, representing
                                      22.0% of the initial outstanding pool
                                      balance, are mortgage loans that have an
                                      anticipated repayment date that provide
                                      for an increase in the mortgage rate
                                      and/or principal amortization at a
                                      specified date prior to stated maturity.
                                      These mortgage loans are structured to
                                      encourage the borrower to repay the
                                      mortgage loan in full by the specified
                                      date (which is prior to the mortgage
                                      loan's stated maturity date) upon which
                                      these increases occur. One (1) of the
                                      balloon loans, representing 9.3% of the
                                      initial outstanding pool balance,
                                      amortizes principal in accordance with the
                                      schedule attached to this prospectus
                                      supplement as Schedule B.

                                 o    The remaining five (5) mortgage loans,
                                      representing 2.7% of the initial
                                      outstanding pool balance, are fully
                                      amortizing and are

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                                      S-20

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                                      expected to have less than 5% of the
                                      original principal balance outstanding as
                                      of their related stated maturity dates.

   H. INTEREST ONLY LOANS.....   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

                                 o    Forty (40) mortgage loans, representing
                                      31.0% of the initial outstanding pool
                                      balance, currently provide for monthly
                                      payments of interest only for a portion of
                                      their respective terms and then provide
                                      for the monthly payment of principal and
                                      interest over their respective remaining
                                      terms; and

                                 o    Thirty-eight (38) mortgage loans,
                                      representing 31.0% of the initial
                                      outstanding pool balance, currently
                                      provide for monthly payments of interest
                                      only for their entire respective terms.

   I. PREPAYMENT/DEFEASANCE
      PROVISIONS..............   As of the cut-off date, all of the mortgage
                                 loans restricted voluntary principal
                                 prepayments as follows:

                                 o    One hundred eight (108) mortgage
                                      loans, representing 76.3% of the initial
                                      outstanding pool balance, prohibit
                                      voluntary principal prepayments for a
                                      period ending on a date determined by the
                                      related mortgage note (which may be the
                                      maturity date), which period is referred
                                      to in this prospectus supplement as a
                                      lock-out period, but permit the related
                                      borrower, after an initial period of at
                                      least two years following the date of
                                      issuance of the certificates, to defease
                                      the mortgage loan by pledging "government
                                      securities" as defined in the Investment
                                      Company Act of 1940 that provide for
                                      payment on or prior to each due date
                                      through and including the maturity date
                                      (or such earlier due date on which the
                                      mortgage loan first becomes freely
                                      prepayable) of amounts at least equal to
                                      the amounts that would have been payable
                                      on those dates under the terms of the
                                      mortgage loans and obtaining the release
                                      of the mortgaged property from the lien of
                                      the mortgage;

                                 o    Thirty-three (33) mortgage loans,
                                      representing 13.0% of the initial
                                      outstanding pool balance, prohibit
                                      voluntary principal prepayments during a
                                      lock-out period, and following the
                                      lock-out period provide for a prepayment
                                      premium or yield maintenance charge
                                      calculated on the basis of the greater of
                                      a yield maintenance formula or 1% of the
                                      amount prepaid;

                                 o    Six (6) mortgage loans, representing 7.4%
                                      of the initial outstanding pool balance,
                                      have no lock-out period and permit
                                      voluntary principal prepayments if
                                      accompanied by a prepayment premium or
                                      yield maintenance charge calculated on the
                                      basis of the greater of a yield
                                      maintenance formula or 1% of the amount
                                      prepaid;

                                 o    Twelve (12) mortgage loans, representing
                                      1.8% of the initial outstanding pool
                                      balance, prohibit voluntary principal
                                      prepayments during a lock-out period, and
                                      following the lock-out period provide for
                                      a prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula or
                                      1% of the amount prepaid, and also permit
                                      the related borrower, after an initial
                                      period of at least two years following the
                                      date of the issuance of the certificates,
                                      to defease the mortgage loan by pledging
                                      "government securities" as defined above;

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                                      S-21

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                                 o    One (1) mortgage loan, representing 1.3%
                                      of the initial outstanding pool balance,
                                      prohibits voluntary principal prepayments
                                      during a lock-out period, and following
                                      the lock-out period permits voluntary
                                      principal prepayments during the following
                                      thirteen monthly payment periods, if
                                      accompanied by a prepayment premium or
                                      yield maintenance charge calculated on the
                                      basis of the greater of a yield
                                      maintenance formula or 1% of the amount
                                      prepaid and following that period permits
                                      the related borrower to defease the
                                      mortgage loans by pledging "government
                                      securities" as defined above, and permits
                                      voluntary principal prepayments if
                                      accompanied by a prepayment premium or
                                      yield maintenance charge calculated on the
                                      basis of a yield maintenance formula or 1%
                                      of the amount prepaid; and

                                 o    Two (2) mortgage loans, representing 0.2%
                                      of the initial outstanding pool balance,
                                      have no lock-out period and permit
                                      voluntary principal prepayments at any
                                      time during the first twenty-eight (28)
                                      monthly payment periods if accompanied by
                                      a prepayment premium calculated on the
                                      basis of the greater of a yield
                                      maintenance formula or 1% of the amount
                                      prepaid and also permit the related
                                      borrower, after the initial twenty-eight
                                      (28) monthly payment periods (which will
                                      be at least two years following the date
                                      of issuance of the certificates) to make
                                      voluntary principal prepayments if
                                      accompanied by a prepayment premium
                                      calculated on the basis of the greater of
                                      a yield maintenance formula or 1% of the
                                      amount prepaid or to defease the mortgage
                                      loan by pledging "government securities"
                                      as defined above.

                                 Notwithstanding the above, the mortgage loans
                                 generally (i) permit prepayment in connection
                                 with casualty or condemnation and certain other
                                 matters without payment of a prepayment premium
                                 or yield maintenance charge and (ii) provide
                                 for a specified period commencing prior to and
                                 including the maturity date or the anticipated
                                 repayment date during which the related
                                 borrower may prepay the mortgage loan without
                                 payment of a prepayment premium or yield
                                 maintenance charge. See the footnotes to
                                 Appendix II attached to this prospectus
                                 supplement for more details about the various
                                 yield maintenance formulas.

                                 With respect to the prepayment and defeasance
                                 provisions set forth above, certain of the
                                 mortgage loans also include provisions
                                 described below:

                                 o    One (1) mortgage loan, representing 7.2%
                                      of the initial outstanding pool balance,
                                      permits the release of certain parcels
                                      described in the related loan documents if
                                      certain conditions are satisfied,
                                      including the requirement that the
                                      borrower post letters of credit, as
                                      described in the loan documents, if the
                                      debt service coverage ratio falls below
                                      1.63x any time after the release of one or
                                      more of the parcels;

                                 o    One (1) mortgage loan, representing 5.1%
                                      of the initial outstanding pool balance,
                                      is secured by multiple mortgaged
                                      properties and permits the release of one
                                      of the mortgaged properties after a
                                      lock-out period upon defeasance of an
                                      amount equal to 110% of the

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                                      S-22

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                                      allocated loan amount of the mortgaged
                                      property being released if certain
                                      conditions are satisfied, including the
                                      requirement that the debt service coverage
                                      ratio for the remaining mortgaged
                                      properties be equal to the greater of (a)
                                      1.50x or (b) the lesser of (i) 1.74x and
                                      (ii) the debt service coverage ratio for
                                      all of the mortgaged properties based on
                                      the 12 full calendar months immediately
                                      preceding the release, and the requirement
                                      that loan-to-value ratio of the remaining
                                      mortgaged properties is not greater than
                                      70%;

                                 o    One (1) mortgage loan, representing 1.4%
                                      of the initial outstanding pool balance,
                                      permits the release of a portion of land
                                      and/or improvements at any time upon
                                      prepayment of an amount equal to 110% of
                                      the allocated loan amount of the portion
                                      being released if accompanied by a
                                      prepayment premium or yield maintenance
                                      charge calculated on the basis of the
                                      greater of a yield maintenance formula or
                                      1% of the amount prepaid, if the
                                      loan-to-value ratio of the remaining
                                      portion of the mortgaged property is not
                                      greater than 65% or, in the case of a
                                      release of land only, not greater than
                                      68%;

                                 o    One (1) mortgage loan, representing 1.1%
                                      of the initial outstanding pool balance,
                                      permits the release of a portion of the
                                      mortgaged property after a lock-out period
                                      upon defeasance of an amount equal to 125%
                                      of the allocated loan amount of the
                                      mortgaged property being released if the
                                      debt service coverage ratio of the
                                      remaining mortgaged properties immediately
                                      following the release is not less than
                                      1.68x, based on a 30-year amortization
                                      schedule, and the loan-to-value ratio of
                                      the remaining portion of the mortgaged
                                      property is not greater than 63.1%;

                                 o    One (1) mortgage loan, representing 1.0%
                                      of the initial outstanding pool balance,
                                      permits the release of up to three (3)
                                      parcels at any time upon prepayment of an
                                      amount equal to 110% of the allocated loan
                                      amount of the portion being released if
                                      accompanied by a prepayment premium or
                                      yield maintenance charge calculated on the
                                      basis of the greater of a yield
                                      maintenance formula or 1% of the amount
                                      prepaid, if the loan-to-value ratio of the
                                      remaining portion of the mortgaged
                                      property is not greater than 61%;

                                 o    One (1) mortgage loan, representing 0.7%
                                      of the initial outstanding pool balance,
                                      is secured by multiple mortgaged
                                      properties and permits the release of any
                                      of the mortgaged properties at any time
                                      upon prepayment of an amount equal to 115%
                                      of the allocated loan amount of the
                                      mortgaged property being released if
                                      accompanied by a prepayment premium or
                                      yield maintenance charge calculated on the
                                      basis of the greater of a yield
                                      maintenance formula or 1% of the amount
                                      prepaid, if the loan-to-value ratio of the
                                      remaining mortgaged properties is not
                                      greater than 75%; and

                                 o    One (1) mortgage loan, representing 0.5%
                                      of the initial outstanding pool balance,
                                      is secured by multiple mortgaged
                                      properties and permits the release of a
                                      maximum of two out of three of the
                                      mortgaged properties after a lock-out
                                      period upon defeasance of an amount equal
                                      to 125% of the allocated loan amount of
                                      the mortgaged property being released, if
                                      the remaining mortgaged properties debt
                                      service coverage ratio immediately
                                      following the release is not less than
                                      1.25x and the loan-to-value ratio of the
                                      remaining mortgaged properties is not
                                      greater than 80%.

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                                      S-23

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                                 See Appendix II attached to this prospectus
                                 supplement for specific yield maintenance
                                 provisions with respect to the prepayment and
                                 defeasance provisions set forth above.

                                 Notwithstanding the above, the mortgage loans
                                 generally provide that the related borrower may
                                 prepay the mortgage loan without prepayment
                                 premium or defeasance requirements commencing
                                 one (1) to twenty-five (25) payment dates prior
                                 to and including the maturity date or the
                                 anticipated repayment date.

                                 In addition, certain mortgage loans provide for
                                 the release, without prepayment or defeasance,
                                 of outparcels or other portions of the related
                                 mortgaged property that were given no value or
                                 minimal value in the underwriting process,
                                 subject to the satisfaction of certain
                                 conditions. In addition, certain of the
                                 mortgage loans permit the related borrower to
                                 substitute collateral under certain
                                 circumstances.

                                 See the footnotes to Appendix II attached to
                                 this prospectus supplement for more details
                                 concerning certain of the foregoing provisions
                                 including the method of calculation of any
                                 prepayment premium or yield maintenance charge,
                                 which will vary for any mortgage loan.

   J. MORTGAGE LOAN RANGES
      AND WEIGHTED AVERAGES...   As of the cut-off date, the mortgage loans had
                                 the following additional characteristics:

      I.   MORTGAGE
           INTEREST RATES        Mortgage interest rates ranging from 4.920% per
                                 annum to 7.080% per annum, and a weighted
                                 average mortgage interest rate of 5.843% per
                                 annum;

      II.  ORIGINAL TERMS        Original terms to scheduled maturity ranging
                                 from sixty (60) months to two hundred forty
                                 (240) months, and a weighted average original
                                 term to scheduled maturity of one hundred
                                 fifteen (115) months;

      III. REMAINING TERMS       Remaining terms to scheduled maturity ranging
                                 from fifty-six (56) months to two hundred
                                 thirty-eight (238) months, and a weighted
                                 average remaining term to scheduled maturity of
                                 one hundred twelve (112) months;

      IV.  REMAINING
           AMORTIZATION TERMS    Remaining amortization terms (excluding loans
                                 which provide for interest only payments for
                                 the entire loan term) ranging from one hundred
                                 seventeen (117) months to three hundred sixty
                                 (360) months, and a weighted average remaining
                                 amortization term of three hundred forty-six
                                 (346) months;

      V.   LOAN-TO-VALUE
           RATIOS                Loan-to-value ratios, calculated as described
                                 in this prospectus supplement, range from 4.4%
                                 to 79.9%, and a weighted average loan-to-value
                                 ratio, calculated as described in this
                                 prospectus supplement, of 59.8%;

                                 For each of the mortgage loans, the
                                 loan-to-value ratio was calculated according to
                                 the methodology set forth in this prospectus
                                 supplement based on the estimate of value from
                                 a third-party appraisal, which was generally
                                 conducted after April 2005;

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                                      S-24

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                                 For detailed methodologies, see "Description of
                                 the Mortgage Pool--Assessments of Property
                                 Value and Condition--Appraisals" in this
                                 prospectus supplement;

      VI.  DEBT SERVICE
           COVERAGE RATIOS       Debt service coverage ratios, determined
                                 according to the methodology presented in this
                                 prospectus supplement, ranging from 1.17x to
                                 21.11x and a weighted average debt service
                                 coverage ratio, calculated as described in this
                                 prospectus supplement, of 1.73x. These
                                 calculations are based on underwritable cash
                                 flow and actual debt service of the related
                                 mortgage loans as described in this prospectus
                                 supplement;

                                 With respect to one (1) mortgage loan (Mortgage
                                 Loan No. 91), representing 0.2% of the initial
                                 outstanding pool balance, such mortgage loan is
                                 secured by a residential cooperative property
                                 that has a debt service coverage ratio of
                                 21.11x. Excluding this mortgage loan, the pool
                                 of mortgage loans has a weighted average debt
                                 service coverage ratio of 1.69x; and

      VII. DEBT SERVICE
           COVERAGE RATIOS
           POST IO PERIOD        Debt Service Coverage Ratio Post IO Period,
                                 determined according to the methodology
                                 presented in this prospectus supplement,
                                 ranging from 1.13x to 21.11x, and a weighted
                                 average Debt Service Coverage Ratio Post IO
                                 Period, calculated as described in this
                                 prospectus supplement, of 1.64x. Excluding
                                 Mortgage Loan No. 91, the pool of mortgage
                                 loans has a weighted average Debt Service
                                 Coverage Ratio Post IO Period of 1.60x.

                                 "Debt Service Coverage Ratio Post IO Period" or
                                 "DSCR Post IO Period" means, with respect to
                                 the related mortgage loan that has an
                                 interest-only period that has not expired as of
                                 the cut-off date but will expire prior to
                                 maturity, a debt service coverage ratio
                                 calculated in the same manner as debt service
                                 coverage ratios except that the amount of the
                                 monthly debt service payment considered in the
                                 calculation is the amount of the monthly debt
                                 service payment that is due in the first month
                                 following the expiration of the applicable
                                 interest-only period. See "Description of the
                                 Mortgage Pool--Additional Mortgage Loan
                                 Information" in this prospectus supplement.

ADVANCES

   A. PRINCIPAL AND
      INTEREST ADVANCES.......   Subject to a recoverability determination
                                 described in this prospectus supplement, the
                                 master servicer (and the trustee, if
                                 applicable) will be required to advance
                                 delinquent monthly mortgage loan payments for
                                 the mortgage loans that are part of the trust.
                                 The master servicer and the trustee will not be
                                 required to advance any additional interest
                                 accrued as a result of the imposition of any
                                 default rate or any rate increase after an
                                 anticipated repayment date. The master servicer
                                 and the trustee also are not required to
                                 advance prepayment or yield maintenance
                                 premiums, excess interest or balloon payments.
                                 With respect to any balloon payment, the master
                                 servicer (and the trustee, if applicable) will
                                 instead be required to advance an amount equal
                                 to the scheduled payment that would have been
                                 due if the related balloon payment had not
                                 become due. If a principal and interest advance
                                 is made, the master servicer will defer rather
                                 than advance its master servicing fee, the
                                 excess servicing fee and the primary servicing
                                 fee, but will advance the trustee fee.

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                                      S-25

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                                 For an REO Property, subject to a
                                 recoverability determination described in this
                                 prospectus supplement, the advance will equal
                                 the scheduled payment that would have been due
                                 if the predecessor mortgage loan had remained
                                 outstanding and continued to amortize in
                                 accordance with its amortization schedule in
                                 effect immediately before the REO Property was
                                 acquired.

   B. SERVICING ADVANCES......   Subject to a recoverability determination
                                 described in this prospectus supplement, the
                                 master servicer, the special servicer and the
                                 trustee may also make servicing advances to pay
                                 delinquent real estate taxes, insurance
                                 premiums and similar expenses necessary to
                                 maintain and protect the mortgaged property, to
                                 maintain the lien on the mortgaged property or
                                 to enforce the mortgage loan documents, and
                                 subject to a substantially similar
                                 recoverability determination set forth in the
                                 related non-serviced mortgage loan pooling and
                                 servicing agreement, if any, each of such
                                 parties under that agreement will be required
                                 to make servicing advances of such type with
                                 respect to any non-serviced mortgage loans.

   C. INTEREST ON ADVANCES....   All advances made by the master servicer, the
                                 special servicer or the trustee will accrue
                                 interest at a rate equal to the "prime rate" as
                                 reported in The Wall Street Journal.

   D. BACK-UP ADVANCES........   Pursuant to the requirements of the pooling and
                                 servicing agreement, if the master servicer
                                 fails to make a required advance, the trustee
                                 will be required to make the advance, subject
                                 to the same limitations, and with the same
                                 rights of the master servicer.

   E. RECOVERABILITY..........   None of the master servicer, the special
                                 servicer or the trustee will be required to
                                 make any advance if the master servicer, the
                                 special servicer (or another master servicer,
                                 special servicer, trustee or any fiscal agent
                                 with respect to a non-serviced pari passu
                                 companion mortgage loan) or the trustee, as the
                                 case may be, reasonably determines that the
                                 advance would not be recoverable in accordance
                                 with the servicing standard (in the case of the
                                 master servicer or special servicer) or in
                                 accordance with its business judgment (in the
                                 case of the trustee). The trustee may rely on
                                 any such determination made by the master
                                 servicer or the special servicer.

   F. ADVANCES DURING AN
      APPRAISAL REDUCTION
      EVENT...................   The occurrence of certain adverse events
                                 affecting a mortgage loan will require the
                                 special servicer to obtain a new appraisal or
                                 other valuation of the related mortgaged
                                 property. In general, if the principal amount
                                 of a mortgage loan plus all other amounts due
                                 under the mortgage loan and interest on
                                 advances made with respect to the mortgage loan
                                 exceeds 90% of the value of the mortgaged
                                 property determined by an appraisal or other
                                 valuation, an appraisal reduction may be
                                 created in the amount of the excess as
                                 described in this prospectus supplement. If
                                 there exists an appraisal reduction for any
                                 mortgage loan, the interest portion of the
                                 amount required to be advanced on that mortgage
                                 loan will be proportionately reduced to the
                                 extent of the appraisal reduction. This will
                                 reduce the funds available to pay interest on
                                 the most subordinate class or classes of
                                 certificates then outstanding.

                                 See "Description of the Offered
                                 Certificates--Advances" in this prospectus
                                 supplement.

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                                      S-26

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                       ADDITIONAL ASPECTS OF CERTIFICATES

RATINGS.......................   The certificates offered to you will not be
                                 issued unless each of the classes of
                                 certificates being offered by this prospectus
                                 supplement receives the following ratings from
                                 Fitch, Inc. and Standard & Poor's Ratings
                                 Services, a division of The McGraw-Hill
                                 Companies, Inc.

                                                                Ratings
                                            Class              Fitch/S&P
                                 ---------------------------   ---------
                                 Classes A-1, A-2, A-3, A-AB
                                    and A-4                     AAA/AAA
                                 Class A-M                      AAA/AAA
                                 Class A-J                      AAA/AAA

                                 A rating agency may lower or withdraw a
                                 security rating at any time. Each of the rating
                                 agencies identified above is expected to
                                 perform ratings surveillance with respect to
                                 its ratings for so long as the offered
                                 certificates remain outstanding, except that a
                                 rating agency may stop performing ratings
                                 surveillance at any time if, among other
                                 reasons, that rating agency does not have
                                 sufficient information to allow it to continue
                                 to perform ratings surveillance on the
                                 certificates. The depositor has no ability to
                                 ensure that the rating agencies perform ratings
                                 surveillance.

                                 See "Ratings" in this prospectus supplement and
                                 "Ratings" in the prospectus for a discussion of
                                 the basis upon which ratings are given, the
                                 limitations of and restrictions on the ratings,
                                 and the conclusions that should not be drawn
                                 from a rating.

OPTIONAL TERMINATION..........   On any distribution date on which the aggregate
                                 principal balance of the mortgage loans is less
                                 than or equal to 1% of the initial outstanding
                                 pool balance, the holders of a majority of the
                                 controlling class, the special servicer, the
                                 master servicer and any holder of a majority
                                 interest in the Class R-I Certificates, in that
                                 order of priority, will have the option to
                                 purchase all of the remaining mortgage loans,
                                 and all property acquired through exercise of
                                 remedies in respect of any mortgage loan, at
                                 the price specified in this prospectus
                                 supplement. Exercise of this option would
                                 terminate the trust and retire the then
                                 outstanding certificates at par plus accrued
                                 interest.

REPURCHASE OR SUBSTITUTION....   Each mortgage loan seller will make certain
                                 representations and warranties with respect to
                                 the mortgage loans sold by it, as described
                                 under "Description of the Mortgage
                                 Pool--Representations and Warranties" and
                                 "--Repurchases and Other Remedies." If a
                                 mortgage loan seller has been notified of a
                                 material breach of any of its representations
                                 and warranties or a material defect in the
                                 documentation of any mortgage loan as described
                                 under "Description of the Mortgage
                                 Pool--Repurchases and Other Remedies", then
                                 that mortgage loan seller will be required to
                                 either cure the breach, repurchase the affected
                                 mortgage loan from the trust or substitute the
                                 affected mortgage loan with another mortgage
                                 loan. If the related mortgage loan seller
                                 decides to repurchase the affected mortgage
                                 loan, the repurchase would have the same effect
                                 on the offered certificates as a prepayment in
                                 full of such mortgage loan, except that the
                                 purchase

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                                      S-27

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                                 will not be accompanied by any prepayment
                                 premium or yield maintenance charge. In
                                 addition, certain mortgage loans may be
                                 purchased from the trust by the holders of a B
                                 Note or mezzanine loan under certain
                                 circumstances. See "Description of the Mortgage
                                 Pool--Subordinate and Other Financing" and
                                 "Servicing of the Mortgage Loans--Servicing of
                                 Beachwood Place Mall A/B Mortgage Loan" in this
                                 prospectus supplement.

SALE OF DEFAULTED LOANS.......   Pursuant to the pooling and servicing
                                 agreement, (i) the holder of the certificates
                                 representing the greatest percentage interest
                                 in the controlling class of certificates, (ii)
                                 the special servicer, and (iii) any mortgage
                                 loan seller (other than Wells Fargo Bank,
                                 National Association), with respect to each
                                 mortgage loan it sold to the Depositor, in that
                                 order, has the option to purchase from the
                                 trust any defaulted mortgage loan that is at
                                 least sixty (60) days delinquent as to any
                                 monthly debt service payment (or is delinquent
                                 as to its balloon payment) at a price equal to
                                 the fair value of such mortgage loan as
                                 determined by the special servicer for such
                                 mortgage loan (provided, that if such mortgage
                                 loan is being purchased by the special servicer
                                 or by a holder of certificates of the
                                 controlling class, the trustee will be required
                                 to verify that such price is equal to fair
                                 value). In addition, certain of the mortgage
                                 loans are subject to a purchase option upon
                                 certain events of default in favor of a
                                 subordinate lender or mezzanine lender. For
                                 more information relating to the sale of
                                 defaulted mortgage loans, see "Servicing of the
                                 Mortgage Loans--Sale of Defaulted Mortgage
                                 Loans" in this prospectus supplement.

DENOMINATIONS.................   The Class A-1, Class A-2, Class A-3, Class
                                 A-AB, Class A-4, Class A-M and Class A-J
                                 Certificates will be offered in minimum
                                 denominations of $25,000. Investments in excess
                                 of the minimum denominations may be made in
                                 multiples of $1.

REGISTRATION, CLEARANCE
   AND SETTLEMENT.............   Your certificates will be registered in the
                                 name of Cede & Co., as nominee of The
                                 Depository Trust Company, and will not be
                                 registered in your name. You will not receive a
                                 definitive certificate representing your
                                 ownership interest, except in very limited
                                 circumstances described in this prospectus
                                 supplement. As a result, you will hold your
                                 certificates only in book-entry form and will
                                 not be a certificateholder of record. You will
                                 receive distributions on your certificates and
                                 reports relating to distributions only through
                                 The Depository Trust Company, Clearstream
                                 Banking, societe anonyme or the Euroclear
                                 System or through participants in The
                                 Depository Trust Company, Clearstream Banking
                                 or Euroclear.

                                 You may hold your certificates through:

                                 o    The Depository Trust Company in the United
                                      States; or

                                 o    Clearstream Banking or Euroclear in
                                      Europe.

                                 Transfers within The Depository Trust Company,
                                 Clearstream Banking or Euroclear will be made
                                 in accordance with the usual rules and
                                 operating procedures of those systems.
                                 Cross-market transfers between persons holding
                                 directly through The Depository Trust Company,
                                 Clearstream Banking or Euroclear will be
                                 effected in The Depository

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                                      S-28

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                                 Trust Company through the relevant depositories
                                 of Clearstream Banking or Euroclear.

                                 All or any portion of the certificates offered
                                 to you may be converted to definitive
                                 certificates and reissued to beneficial owners
                                 or their nominees, rather than to The
                                 Depository Trust Company or its nominee, if we
                                 notify The Depository Trust Company of our
                                 intent to terminate the book-entry system and,
                                 upon receipt of notice of such intent from The
                                 Depository Trust Company, the participants
                                 holding beneficial interests in the
                                 certificates agree to initiate such
                                 termination.

                                 We expect that the certificates offered to you
                                 will be delivered in book-entry form through
                                 the facilities of The Depository Trust Company,
                                 Clearstream Banking or Euroclear on or about
                                 the closing date.

TAX STATUS....................   Elections will be made to treat designated
                                 portions of the trust as three separate "real
                                 estate mortgage investment conduits"--REMIC I,
                                 REMIC II and REMIC III--for federal income tax
                                 purposes. In the opinion of counsel, each such
                                 designated portion of the trust will qualify
                                 for this treatment and each class of offered
                                 certificates will evidence "regular interests"
                                 in REMIC III. The portion of the trust
                                 consisting of the right to excess interest
                                 (interest on each mortgage loan with an
                                 anticipated repayment date accruing after such
                                 date at a rate in excess of the rate that
                                 applied prior to such date) and the related
                                 sub-accounts will be treated as a grantor trust
                                 for federal income tax purposes.

                                 Pertinent federal income tax consequences of an
                                 investment in the offered certificates include:

                                 o    The regular interests will be treated as
                                      newly originated debt instruments for
                                      federal income tax purposes.

                                 o    Beneficial owners of offered certificates
                                      will be required to report income on the
                                      certificates in accordance with the
                                      accrual method of accounting.

                                 o    One or more of the classes of offered
                                      certificates may be issued with more than
                                      a de minimis amount of original issue
                                      discount.

                                 See "Material Federal Income Tax Consequences"
                                 in this prospectus supplement.

CONSIDERATIONS RELATED TO
   TITLE I OF THE EMPLOYEE
   RETIREMENT INCOME SECURITY
   ACT OF 1974................   Subject to the satisfaction of important
                                 conditions described under "ERISA
                                 Considerations" in this prospectus supplement
                                 and in the accompanying prospectus, the offered
                                 certificates may be purchased by persons
                                 investing assets of employee benefit plans or
                                 individual retirement accounts.

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                                      S-29

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LEGAL INVESTMENT..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of
                                 the Secondary Mortgage Market Enhancement Act
                                 of 1984, as amended. If your investment
                                 activities are subject to legal investment laws
                                 and regulations, regulatory capital
                                 requirements or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisers for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership and sale of the offered
                                 certificates. See "Legal Investment" in this
                                 prospectus supplement.

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                                      S-30

                                  RISK FACTORS

          You should carefully consider the risks involved in owning a certificate before purchasing a certificate. Among other risks, the timing of payments and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider both the risk factors relating to the mortgage loans and the mortgaged properties and the other risks relating to the certificates.

          The risks and uncertainties described in this section, together with those risks described in the prospectus under "Risk Factors", summarize material risks relating to your certificates. Your investment could be materially and adversely affected by the actual and potential circumstances that we describe in those sections.

YOUR INVESTMENT IS NOT INSURED
OR GUARANTEED AND YOUR SOURCE
FOR REPAYMENTS IS LIMITED TO
PAYMENTS UNDER THE MORTGAGE
LOANS                            Payments under the mortgage loans are not
                                 insured or guaranteed by any governmental
                                 entity or mortgage insurer. Accordingly, the
                                 sources for repayment of your certificates are
                                 limited to amounts due with respect to the
                                 mortgage loans.

                                 You should consider all of the mortgage loans
                                 to be nonrecourse loans. Even in those cases
                                 where recourse to a borrower or guarantor is
                                 permitted under the related loan documents, we
                                 have not necessarily undertaken an evaluation
                                 of the financial condition of any of these
                                 persons. If a default occurs, the lender's
                                 remedies generally are limited to foreclosing
                                 against the specific properties and other
                                 assets that have been pledged to secure the
                                 loan. Such remedies may be insufficient to
                                 provide a full return on your investment.
                                 Payment of amounts due under a mortgage loan
                                 prior to its maturity or anticipated repayment
                                 date is dependent primarily on the sufficiency
                                 of the net operating income of the related
                                 mortgaged property. Payment of those mortgage
                                 loans that are balloon loans at maturity or on
                                 its anticipated repayment date is primarily
                                 dependent upon the borrower's ability to sell
                                 or refinance the property for an amount
                                 sufficient to repay the loan.

                                 In limited circumstances, the related mortgage
                                 loan seller may be obligated to repurchase or
                                 replace a mortgage loan that it sold to us if
                                 the applicable mortgage loan seller's
                                 representations and warranties concerning that
                                 mortgage loan are materially breached or if
                                 there are material defects in the documentation
                                 for that mortgage loan. However, there can be
                                 no assurance that any of these entities will be
                                 in a financial position to effect a repurchase
                                 or substitution. The representations and
                                 warranties address the characteristics of the
                                 mortgage loans and mortgaged properties as of
                                 the date of issuance of the certificates. They
                                 do not relieve you or the trust of the risk of
                                 defaults and losses on the mortgage loans.

                                      S-31

THE REPAYMENT OF A COMMERCIAL
MORTGAGE LOAN IS DEPENDENT ON
THE CASH FLOW PRODUCED
BY THE PROPERTY WHICH
CAN BE VOLATILE AND
INSUFFICIENT TO ALLOW TIMELY
PAYMENT ON YOUR CERTIFICATES     The mortgage loans are secured by various types
                                 of income-producing commercial, multifamily and
                                 manufactured housing community properties.
                                 Commercial lending is generally thought to
                                 expose a lender to greater risk than
                                 one-to-four family residential lending because,
                                 among other things, it typically involves
                                 larger loans.

                                 One hundred sixty-two (162) mortgage loans,
                                 representing 100.0% of the initial outstanding
                                 pool balance, were originated within twelve
                                 (12) months prior to the cut-off date.
                                 Consequently, these mortgage loans do not have
                                 a long-standing payment history.

                                 The repayment of a commercial mortgage loan is
                                 typically dependent upon the ability of the
                                 applicable property to produce cash flow. Even
                                 the liquidation value of a commercial property
                                 is determined, in substantial part, by the
                                 amount of the property's cash flow (or its
                                 potential to generate cash flow). However, net
                                 operating income and cash flow can be volatile
                                 and may be insufficient to cover debt service
                                 on the loan at any given time.

                                 The net operating income, cash flow and
                                 property value of the mortgaged properties may
                                 be adversely affected, among other things, by
                                 any one or more of the following factors:

                                 o   the age, design and construction quality of
                                     the property;

                                 o   the lack of any operating history in the
                                     case of a newly built or renovated
                                     mortgaged property;

                                 o   perceptions regarding the safety,
                                     convenience and attractiveness of the
                                     property;

                                 o   the proximity and attractiveness of
                                     competing properties;

                                 o   the adequacy of the property's management
                                     and maintenance;

                                 o   increases in operating expenses (including
                                     common area maintenance charges) at the
                                     property and in relation to competing
                                     properties;

                                 o   an increase in the capital expenditures
                                     needed to maintain the property or make
                                     improvements;

                                 o   the dependence upon a single tenant, or a
                                     concentration of tenants in a particular
                                     business or industry;

                                 o   a decline in the financial condition of a
                                     major tenant;

                                 o   an increase in vacancy rates; and

                                 o   a decline in rental rates as leases are
                                     renewed or entered into with new tenants.

                                      S-32

                                 Other factors are more general in nature, such
                                 as:

                                 o   national, regional or local economic
                                     conditions (including plant closings,
                                     military base closings, industry slowdowns
                                     and unemployment rates);

                                 o   local real estate conditions (such as an
                                     oversupply of competing properties, rental
                                     space or multifamily housing);

                                 o   demographic factors;

                                 o   decreases in consumer confidence (caused by
                                     events such as threatened or continuing
                                     military action, recent disclosures of
                                     wrongdoing or financial misstatements by
                                     major corporations and financial
                                     institutions and other factors);

                                 o   changes in consumer tastes and preferences;
                                     and

                                 o   retroactive changes in building codes.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors, as
                                 well as by:

                                 o   the length of tenant leases;

                                 o   the creditworthiness of tenants;

                                 o   the level of tenant defaults;

                                 o   the ability to convert an unsuccessful
                                     property to an alternative use;

                                 o   new construction in the same market as the
                                     mortgaged property;

                                 o   rent control and stabilization laws or
                                     other laws impacting operating costs;

                                 o   the number and diversity of tenants;

                                 o   the rate at which new rentals occur;

                                 o   the property's operating leverage (which is
                                     the percentage of total property expenses
                                     in relation to revenue), the ratio of fixed
                                     operating expenses to those that vary with
                                     revenues, and the level of capital
                                     expenditures required to maintain the
                                     property and to retain or replace tenants;
                                     and

                                 o   in the case of residential cooperative
                                     properties, the payments received by the
                                     cooperative corporation from its
                                     tenants/shareholders, including any special
                                     assessments against the property.

                                 A decline in the real estate market or in the
                                 financial condition of a major tenant will tend
                                 to have a more immediate effect on the net
                                 operating income of properties with short-term
                                 revenue sources (such as short-term or
                                 month-to-month leases) and may lead to higher
                                 rates of delinquency or defaults under mortgage
                                 loans secured by such properties.

                                      S-33

THE PROSPECTIVE PERFORMANCE
OF THE COMMERCIAL AND
MULTIFAMILY MORTGAGE LOANS
INCLUDED IN THE TRUST SHOULD
BE EVALUATED SEPARATELY FROM
THE PERFORMANCE OF THE
MORTGAGE LOANS IN ANY
OF OUR OTHER TRUSTS              While there may be certain common factors
                                 affecting the performance and value of
                                 income-producing real properties in general,
                                 those factors do not apply equally to all
                                 income-producing real properties and, in many
                                 cases, there are unique factors that will
                                 affect the performance and/or value of a
                                 particular income-producing real property.
                                 Moreover, the effect of a given factor on a
                                 particular real property will depend on a
                                 number of variables, including but not limited
                                 to property type, geographic location,
                                 competition, sponsorship and other
                                 characteristics of the property and the related
                                 mortgage loan. Each income-producing real
                                 property represents a separate and distinct
                                 business venture; and, as a result, each of the
                                 multifamily and commercial mortgage loans
                                 included in one of the depositor's trusts
                                 requires a unique underwriting analysis.
                                 Furthermore, economic and other conditions
                                 affecting real properties, whether worldwide,
                                 national, regional or local, vary over time.
                                 The performance of a pool of mortgage loans
                                 originated and outstanding under a given set of
                                 economic conditions may vary significantly from
                                 the performance of an otherwise comparable
                                 mortgage pool originated and outstanding under
                                 a different set of economic conditions.
                                 Accordingly, investors should evaluate the
                                 mortgage loans underlying the offered
                                 certificates independently from the performance
                                 of mortgage loans underlying any other series
                                 of certificates.

                                 As a result of the distinct nature of each pool
                                 of commercial mortgage loans, and the separate
                                 mortgage loans within the pool, this prospectus
                                 supplement does not include disclosure
                                 concerning the delinquency and loss experience
                                 of static pools of periodic originations by the
                                 sponsors of commercial mortgage loans (known as
                                 "static pool information"). Because of the
                                 highly heterogeneous nature of the assets in
                                 commercial mortgage backed securities
                                 transactions, static pool information for prior
                                 securitized pools, even those involving the
                                 same property types (e.g., hotels or office
                                 buildings), may be misleading, since the
                                 economics of the properties and terms of the
                                 loans may be materially different. In
                                 particular, static pool information showing a
                                 low level of delinquencies and defaults would
                                 not be indicative of the performance of this
                                 pool or any other pools of mortgage loans
                                 originated by the same sponsor or sponsors.
                                 Therefore, investors should evaluate this
                                 offering on the basis of the information set
                                 forth in this prospectus supplement with
                                 respect to the mortgage loans, and not on the
                                 basis of any successful performance of other
                                 pools of securitized commercial mortgage loans.

CERTAIN MORTGAGE LOANS MAY
HAVE A LIMITED OPERATING
HISTORY                          The properties securing certain of the mortgage
                                 loans are newly constructed and/or recently
                                 opened and, as such, have a limited operating
                                 history. There can be no assurance that any of
                                 the properties, whether newly constructed
                                 and/or recently opened or otherwise, will
                                 perform as anticipated.

                                      S-34

CONVERTING COMMERCIAL
PROPERTIES TO ALTERNATIVE USES
MAY REQUIRE SIGNIFICANT
EXPENSES WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES    Some of the mortgaged properties may not be
                                 readily convertible to alternative uses if
                                 those properties were to become unprofitable
                                 for any reason. This is because:

                                 o   converting commercial properties to
                                     alternate uses or converting single-tenant
                                     commercial properties to multi-tenant
                                     properties generally requires substantial
                                     capital expenditures; and

                                 o   zoning or other restrictions also may
                                     prevent alternative uses.

                                 The liquidation value of a mortgaged property
                                 not readily convertible to an alternative use
                                 may be substantially less than would be the
                                 case if the mortgaged property were readily
                                 adaptable to other uses. In addition, certain
                                 properties that are legally permitted to be
                                 used in a non-conforming manner may be subject
                                 to restrictions that would require compliance
                                 with current zoning laws under certain
                                 circumstances such as non-operation for a
                                 period in excess of certain timeframes. If this
                                 type of mortgaged property were liquidated and
                                 a lower liquidation value were obtained, less
                                 funds would be available for distributions on
                                 your certificates. See "Mortgaged Properties
                                 Securing The Mortgage Loans That Are Not In
                                 Compliance With Zoning And Building Code
                                 Requirements And Use Restrictions Could
                                 Adversely Affect Payments On Your
                                 Certificates."

PROPERTY VALUE MAY BE
ADVERSELY AFFECTED EVEN WHEN
THERE IS NO CHANGE IN
CURRENT OPERATING INCOME         Various factors may adversely affect the value
                                 of the mortgaged properties without affecting
                                 the properties' current net operating income.
                                 These factors include, among others:

                                 o   changes in the local, regional or national
                                     economy;

                                 o   changes in governmental regulations, fiscal
                                     policy, zoning or tax laws;

                                 o   potential environmental legislation or
                                     liabilities or other legal liabilities;

                                 o   proximity and attractiveness of competing
                                     properties;

                                 o   new construction of competing properties in
                                     the same market;

                                 o   convertibility of a property to an
                                     alternative use;

                                 o   the availability of refinancing;

                                 o   changes in interest rate levels;

                                 o   the age, quality, functionality and design
                                     of the project;

                                 o   increases in operating costs;

                                      S-35

                                 o    an increase in the capital expenditures
                                      needed to maintain the properties or make
                                      improvements; and

                                 o    increase in vacancy rates.

TENANT CONCENTRATION INCREASES
THE THAT CASH FLOW WILL BE
INTERRUPTED WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES    A deterioration in the financial condition of a
                                 tenant can be particularly significant if a
                                 mortgaged property is leased to a single or
                                 large tenant or a small number of tenants,
                                 because rent payable by such tenants generally
                                 will represent all or a significant portion of
                                 the cash flow available to the borrower to pay
                                 its obligations to the lender. We cannot
                                 provide assurances that any major tenant will
                                 continue to perform its obligations under its
                                 lease. Fifty (50) of the mortgaged properties,
                                 securing 21.6% of the initial outstanding pool
                                 balance are leased to single tenants, and with
                                 respect to six (6) of those mortgaged
                                 properties, securing 0.9% of the initial
                                 outstanding pool balance, the sole tenant is
                                 related to the borrower.

                                 Mortgaged properties leased to a single tenant
                                 or a small number of tenants are more
                                 susceptible to interruptions of cash flow if a
                                 tenant fails to renew its lease or defaults
                                 under its lease. This is so because:

                                 o    the financial effect of the absence of
                                      rental income may be severe;

                                 o    more time may be required to re-lease the
                                      space; and

                                 o    substantial capital costs may be incurred
                                      to make the space appropriate for
                                      replacement tenants.

                                 Additionally, some of the tenants at the
                                 mortgaged properties (including sole tenants or
                                 other significant tenants) have lease
                                 termination option dates or lease expiration
                                 dates that are prior to or shortly after the
                                 related maturity date or anticipated repayment
                                 date. See Appendix II attached to this
                                 prospectus supplement for the lease expiration
                                 date for each of the top three (3) tenants at
                                 each mortgaged property. There are a number of
                                 other mortgaged properties that similarly have
                                 a significant amount of scheduled lease
                                 expirations or potential terminations before
                                 the maturity of the related mortgage loan,
                                 although those circumstances were generally
                                 addressed by escrow requirements or other
                                 mitigating provisions.

                                 Another factor that you should consider is that
                                 retail, industrial and office properties also
                                 may be adversely affected if there is a
                                 concentration of tenants or of tenants in the
                                 same or similar business or industry.

                                 In some cases, the sole or a significant tenant
                                 is related to the subject borrower or an
                                 affiliate of that borrower.

                                 For further information with respect to tenant
                                 concentrations, see Appendix II attached to
                                 this prospectus supplement.

                                      S-36

LEASING MORTGAGED PROPERTIES
TO MULTIPLE TENANTS MAY RESULT
IN HIGHER RE-LEASING COSTS
WHICH COULD REDUCE PAYMENTS
ON YOUR CERTIFICATES             If a mortgaged property has multiple tenants,
                                 re-leasing costs and costs of enforcing
                                 remedies against defaulting tenants may be more
                                 frequent than in the case of mortgaged
                                 properties with fewer tenants, thereby reducing
                                 the cash flow available for debt service
                                 payments. These costs may cause a borrower to
                                 default in its obligations to a lender which
                                 could reduce cash flow available for debt
                                 service payments. Multi-tenanted mortgaged
                                 properties also may experience higher
                                 continuing vacancy rates and greater volatility
                                 in rental income and expenses.

RE-LEASING RISKS                 Repayment of mortgage loans secured by retail,
                                 office and industrial properties will be
                                 affected by the expiration of leases and the
                                 ability of the related borrowers and property
                                 managers to renew the leases or to relet the
                                 space on comparable terms. Certain mortgaged
                                 properties may be leased in whole or in part to
                                 government sponsored tenants who have the right
                                 to cancel their leases at any time because of
                                 lack of appropriations.

                                 In addition, certain properties may have
                                 tenants that are paying rent but are not in
                                 occupancy or may have vacant space that is not
                                 leased. Any "dark" space may cause the property
                                 to be less desirable to other potential tenants
                                 or the related tenant may be more likely to
                                 default in its obligations under the lease. We
                                 cannot assure you that those tenants will
                                 continue to fulfill their lease obligations or
                                 that the space will be relet.

                                 Certain tenants at the retail properties,
                                 including without limitation anchor tenants,
                                 may have the right to terminate their leases if
                                 certain other tenants are not operating, or if
                                 their sales at the property do not reach a
                                 specified level. Even if vacated space is
                                 successfully relet, the costs associated with
                                 reletting, including tenant improvements and
                                 leasing commissions, could be substantial and
                                 could reduce cash flow from the related
                                 mortgaged properties. Thirty-six (36) of the
                                 mortgaged properties, securing mortgage loans
                                 representing approximately 19.1% of the initial
                                 outstanding pool balance (excluding
                                 multifamily, manufactured housing community,
                                 self storage, hospitality and certain other
                                 property types), as of the cut-off date, have
                                 reserves for tenant improvements and leasing
                                 commissions which may serve to defray those
                                 costs. We cannot assure you, however, that the
                                 funds (if any) held in those reserves for
                                 tenant improvements and leasing commissions
                                 will be sufficient to cover the costs and
                                 expenses associated with tenant improvements or
                                 leasing commission obligations. In addition, if
                                 a tenant defaults in its obligations to a
                                 borrower, the borrower may incur substantial
                                 costs and experience significant delays
                                 associated with enforcing rights and protecting
                                 its investment, including costs incurred in
                                 renovating or reletting the property.

                                      S-37

THE CONCENTRATION OF LOANS
WITH THE SAME OR RELATED
BORROWERS INCREASES THE
POSSIBILITY OF LOSS ON THE
LOANS WHICH COULD REDUCE
PAYMENTS ON YOUR CERTIFICATES    The effect of mortgage pool loan losses will be
                                 more severe:

                                 o    if the pool is comprised of a small number
                                      of loans, each with a relatively large
                                      principal amount; or

                                 o    if the losses relate to loans that account
                                      for a disproportionately large percentage
                                      of the pool's aggregate principal balance
                                      of all mortgage loans.

                                 Mortgage loans with the same borrower or
                                 related borrowers pose additional risks. Among
                                 other things, financial difficulty at one
                                 mortgaged real property could cause the owner
                                 to defer maintenance at another mortgaged real
                                 property in order to satisfy current expenses
                                 with respect to the troubled mortgaged real
                                 property; and the owner could attempt to avert
                                 foreclosure on one mortgaged real property by
                                 filing a bankruptcy petition that might have
                                 the effect of interrupting monthly payments for
                                 an indefinite period on all of the related
                                 mortgage loans.

                                 Ten (10) groups of mortgage loans were made to
                                 the same borrower or borrowers related through
                                 common ownership and where, in general, the
                                 related mortgaged properties are commonly
                                 managed. The related borrower concentrations of
                                 the three (3) largest groups represent 3.7%,
                                 2.9% and 0.8%, respectively, of the initial
                                 outstanding pool balance.

                                 The ten largest mortgage loans in the aggregate
                                 represent 44.0% of the initial outstanding pool
                                 balance. Each of the other mortgage loans
                                 represents no greater than 1.4% of the initial
                                 outstanding pool balance.

                                 The largest mortgage loan represents 9.3% of
                                 the initial outstanding pool balance. The
                                 second largest mortgage loan represents 8.7% of
                                 the initial outstanding pool balance. The third
                                 largest mortgage loan represents 7.2% of the
                                 initial outstanding pool balance. Each of the
                                 other mortgage loans represents no greater than
                                 5.1% of the initial outstanding pool balance.

                                 In some cases, the sole or significant tenant
                                 is related to the subject borrower. In the case
                                 of Mortgage Loan Nos. 8, 13, 80, 93, 136, 156,
                                 159 and 167, the tenant at all of the related
                                 mortgaged properties is the parent of the
                                 related borrower. For further information with
                                 respect to tenant concentrations, see Appendix
                                 II attached to this prospectus supplement.

A CONCENTRATION OF LOANS WITH
THE SAME PROPERTY TYPES
INCREASES THE POSSIBILITY OF
LOSS ON THE LOANS WHICH COULD
REDUCE PAYMENTS ON YOUR
CERTIFICATES                     A concentration of mortgaged property types
                                 also can pose increased risks. A concentration
                                 of mortgage loans secured by the same property
                                 type can increase the risk that a decline in a
                                 particular industry will have a
                                 disproportionately large impact on the pool of
                                 mortgage loans.

                                      S-38

                                 The following property types represent the
                                 indicated percentage of the initial outstanding
                                 pool balance:

                                 o    retail properties represent 44.7%;

                                 o    office properties represent 21.6%;

                                 o    hospitality properties represent 11.5%;

                                 o    industrial properties represent 7.9%;

                                 o    other properties represent 5.3%;

                                 o    mixed use properties represent 4.0%;

                                 o    multifamily properties represent 3.8%;

                                 o    self storage properties represent 0.9%;
                                      and

                                 o    manufactured housing community properties
                                      represent 0.4%.

A CONCENTRATION OF MORTGAGED
PROPERTIES IN A LIMITED NUMBER
OF LOCATIONS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     Concentrations of mortgaged properties in
                                 geographic areas may increase the risk that
                                 adverse economic or other developments or a
                                 natural disaster or act of terrorism affecting
                                 a particular region of the country could
                                 increase the frequency and severity of losses
                                 on mortgage loans secured by those properties.
                                 In the past, several regions of the United
                                 States have experienced significant real estate
                                 downturns at times when other regions have not.
                                 Regional economic declines or adverse
                                 conditions in regional real estate markets
                                 could adversely affect the income from, and
                                 market value of, the mortgaged properties
                                 located in the region. Other regional
                                 factors--e.g., earthquakes, floods or
                                 hurricanes or changes in governmental rules or
                                 fiscal policies--also may adversely affect
                                 those mortgaged properties.

                                 The mortgaged properties are located in
                                 twenty-nine (29) different states and the
                                 District of Columbia. In particular, investors
                                 should note that approximately 21.9% of the
                                 mortgaged properties, based on the initial
                                 outstanding pool balance, are located in
                                 California. Mortgaged properties located in
                                 California may be more susceptible to some
                                 types of special hazards that may not be
                                 adequately covered by insurance (such as
                                 earthquakes and flooding) than properties
                                 located in other parts of the country. If a
                                 borrower does not have insurance against such
                                 risks and a severe casualty occurs at a
                                 mortgaged property, the borrower may be unable
                                 to generate income from the mortgaged property
                                 in order to make payments on the related
                                 mortgage loan. The mortgage loans generally do
                                 not require any borrowers to maintain
                                 earthquake insurance.

                                 In addition, 11.5%, 11.1%, 10.3%, 6.6%, 6.2%
                                 and 5.4% of the mortgaged properties, based on
                                 the initial outstanding pool balance, are
                                 located in Illinois, Ohio, Tennessee, the
                                 District of Columbia, Virginia and New York
                                 respectively, and concentrations of mortgaged
                                 properties, in each case, representing less
                                 than 3.8% of the initial outstanding pool
                                 balance, also exist in several other states.

                                      S-39

A LARGE CONCENTRATION OF
RETAIL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF RETAIL PROPERTIES       Eighty-six (86) of the mortgaged properties,
                                 securing mortgage loans representing 44.7% of
                                 the initial outstanding pool balance, are
                                 retail properties. The quality and success of a
                                 retail property's tenants significantly affect
                                 the property's value. The success of retail
                                 properties can be adversely affected by local
                                 competitive conditions and changes in consumer
                                 spending patterns. A borrower's ability to make
                                 debt service payments can be adversely affected
                                 if rents are based on a percentage of the
                                 tenant's sales and sales decline or if the
                                 closure of one store gives rise to lease
                                 provisions permitting the closure of another
                                 store.

                                 An "anchor tenant" is proportionately larger in
                                 size than other tenants at a retail property
                                 and is considered to be vital in attracting
                                 customers to a retail property, whether or not
                                 the anchor tenant's premises are part of the
                                 mortgaged property. Sixty-one (61) of the
                                 mortgaged properties, securing 39.7% of the
                                 initial outstanding pool balance, are
                                 properties considered by the applicable
                                 mortgage loan seller to be leased to or are
                                 adjacent to or are occupied by anchor tenants.

                                 The presence or absence of an anchor store in a
                                 shopping center also can be important because
                                 anchor stores play a key role in generating
                                 customer traffic and making a center desirable
                                 for other tenants. Consequently, the economic
                                 performance of an anchored retail property will
                                 be adversely affected by:

                                 o    an anchor store's failure to renew its
                                      lease;

                                 o    termination of an anchor store's lease;

                                 o    the bankruptcy or economic decline of an
                                      anchor store or self-owned anchor or its
                                      parent company; or

                                 o    the cessation of the business of an anchor
                                      store at the shopping center, even if, as
                                      a tenant, it continues to pay rent.

                                 There may be retail properties with anchor
                                 stores that are permitted to cease operating at
                                 any time if certain other stores are not
                                 operated at those locations. Furthermore, there
                                 may be non-anchor tenants that are permitted to
                                 offset all or a portion of their rent, pay rent
                                 based solely on a percentage of their sales or
                                 to terminate their leases if certain anchor
                                 stores and/or major tenants are either not
                                 operated or fail to meet certain business
                                 objectives.

                                 Retail properties also face competition from
                                 sources outside a given real estate market. For
                                 example, all of the following compete with more
                                 traditional retail properties for consumer
                                 dollars: factory outlet centers, discount
                                 shopping centers and clubs, catalogue
                                 retailers, home shopping networks, internet web
                                 sites and telemarketing. Continued growth of
                                 these alternative retail outlets, which often
                                 have lower operating costs, could adversely
                                 affect the rents collectible at the retail
                                 properties included in the mortgage pool, as
                                 well as the income from, and market value of,
                                 the mortgaged properties. Moreover, additional
                                 competing retail properties may be built in the
                                 areas where the retail

                                      S-40

                                 properties are located, which could adversely
                                 affect the rents collectible at the retail
                                 properties included in the mortgage pool, as
                                 well as the income from, and market value of,
                                 the mortgaged properties.

A LARGE CONCENTRATION OF
OFFICE PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF OFFICE PROPERTIES       Twenty (20) of the mortgaged properties,
                                 securing mortgage loans representing 21.6% of
                                 the initial outstanding pool balance, are
                                 office properties.

                                 A large number of factors may affect the value
                                 of these office properties, including:

                                 o    the quality of an office building's
                                      tenants;

                                 o    the diversity of an office building's
                                      tenants, reliance on a single or dominant
                                      tenant or tenants in a volatile industry
                                      (e.g., technology and internet companies
                                      that have experienced or may in the future
                                      experience circumstances that make their
                                      businesses volatile);

                                 o    the physical attributes of the building in
                                      relation to competing buildings, e.g.,
                                      age, condition, design, location, access
                                      to transportation and ability to offer
                                      certain amenities, such as sophisticated
                                      building systems;

                                 o    the desirability of the area as a business
                                      location;

                                 o    the strength and nature of the local
                                      economy (including labor costs and
                                      quality, tax environment and quality of
                                      life for employees); and

                                 o    the suitability of a space for re-leasing
                                      without significant build-out costs.

                                 Moreover, the cost of refitting office space
                                 for a new tenant is often higher than the cost
                                 of refitting other types of property.

                                 Included in the office properties referenced
                                 above are five (5) medical office properties,
                                 which secure approximately 2.1% of the initial
                                 outstanding pool balance. The performance of a
                                 medical office property may depend on the
                                 proximity of such property to a hospital or
                                 other health care establishment and on
                                 reimbursements for patient fees from private or
                                 government-sponsored insurance companies. The
                                 sudden closure of a nearby hospital may
                                 adversely affect the value of a medical office
                                 property. In addition, the performance of a
                                 medical office property may depend on
                                 reimbursements for patient fees from private or
                                 government-sponsored insurers and issues
                                 related to reimbursement (ranging from non
                                 payment to delays in payment) from such
                                 insurers could adversely impact cash flow at
                                 such mortgaged properties. Moreover, medical
                                 office properties appeal to a narrow market of
                                 tenants and the value of a medical office
                                 property may be adversely affected by the
                                 availability of competing medical office
                                 properties.

                                      S-41

A LARGE CONCENTRATION OF
HOSPITALITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF HOSPITALITY
PROPERTIES                       Eight (8) of the mortgaged properties, securing
                                 mortgage loans representing 11.5% of the
                                 initial outstanding pool balance, are
                                 hospitality properties. Various factors may
                                 adversely affect the economic performance of a
                                 hospitality property, including:

                                 o    adverse economic and social conditions,
                                      either local, regional, national or
                                      international which may limit the amount
                                      that can be charged for a room and reduce
                                      occupancy levels;

                                 o    the construction of competing hotels or
                                      resorts;

                                 o    continuing expenditures for modernizing,
                                      refurbishing, and maintaining existing
                                      facilities prior to the expiration of
                                      their anticipated useful lives;

                                 o    franchise affiliation (or lack thereof);

                                 o    a deterioration in the financial strength
                                      or managerial capabilities of the owner
                                      and/or operator of a hotel; and

                                 o    changes in travel patterns, terrorist
                                      attacks, increases in energy prices,
                                      strikes, relocation of highways or the
                                      construction of additional highways.

                                 Because hotel rooms generally are rented for
                                 short periods of time, the financial
                                 performance of hotels tends to be affected by
                                 adverse economic conditions and competition
                                 more quickly than are other types of commercial
                                 properties.

                                 Moreover, the hotel and lodging industry is
                                 generally seasonal in nature. This seasonality
                                 can be expected to cause periodic fluctuations
                                 in a hotel property's revenues, occupancy
                                 levels, room rates and operating expenses.

                                 The laws and regulations relating to liquor
                                 licenses generally prohibit the transfer of
                                 those liquor licenses to any other person. In
                                 the event of a foreclosure of a hotel property
                                 with a liquor license, the special servicer on
                                 behalf of the trustee or a purchaser in a
                                 foreclosure sale would likely have to apply for
                                 a new license. There can be no assurance that a
                                 new liquor license could be obtained promptly
                                 or at all. The lack of a liquor license in a
                                 full service hotel could have an adverse impact
                                 on the revenue generated by the hotel.

                                 A mortgage loan secured by hotel property may
                                 be affiliated with a franchise company through
                                 a franchise agreement or a hotel management
                                 company through a management agreement. The
                                 performance of a hotel property affiliated with
                                 a franchise or hotel management company depends
                                 in part on the continued existence, reputation
                                 and financial strength of the franchisor or
                                 hotel management company and,

                                 o    the public perception of the franchise or
                                      management company or hotel chain service
                                      mark;

                                 o    the duration of the franchise licensing
                                      agreement or management agreement; and

                                      S-42

                                 o    which in certain cases may have a term
                                      that expires prior to the loan maturity.

                                 Any provision in a franchise agreement
                                 providing for termination because of the
                                 bankruptcy of a franchisor generally will not
                                 be enforceable. Replacement franchises may
                                 require significantly higher fees. The
                                 transferability of franchise license agreements
                                 is restricted. In the event of a foreclosure,
                                 the lender or its agent would not have the
                                 right to use the franchise license without the
                                 franchisor's consent.

A LARGE CONCENTRATION OF
INDUSTRIAL PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF INDUSTRIAL PROPERTIES   Twenty-four (24) of the mortgaged properties,
                                 securing mortgage loans representing 7.9% of
                                 the initial outstanding pool balance, are
                                 industrial properties. Various factors may
                                 adversely affect the economic performance of
                                 these industrial properties, which could
                                 adversely affect payments on your certificates,
                                 including:

                                 o    reduced demand for industrial space
                                      because of a decline in a particular
                                      industry segment;

                                 o    increased supply of competing industrial
                                      space because of relative ease in
                                      constructing buildings of this type;

                                 o    a property becoming functionally obsolete;

                                 o    insufficient supply of labor to meet
                                      demand;

                                 o    changes in access to the property, energy
                                      prices, strikes, relocation of highways or
                                      the construction of additional highways;

                                 o    location of the property in relation to
                                      access to transportation;

                                 o    suitability for a particular tenant;

                                 o    building design and adaptability;

                                 o    a change in the proximity of supply
                                      sources; and

                                 o    environmental hazards.

A LARGE CONCENTRATION OF
MULTIFAMILY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF MULTIFAMILY
PROPERTIES                       Seven (7) of the mortgaged properties, securing
                                 mortgage loans representing 3.8% of the initial
                                 outstanding pool balance, are multifamily
                                 properties.

                                 A large number of factors may affect the value
                                 and successful operation of these multifamily
                                 properties, including:

                                 o    the physical attributes of the apartment
                                      building, such as its age, appearance and
                                      construction quality;

                                 o    the location of the property;

                                 o    the ability of management to provide
                                      adequate maintenance and insurance;

                                      S-43

                                 o    the types of services and amenities
                                      provided at the property;

                                 o    the property's reputation;

                                 o    the level of mortgage interest rates and
                                      favorable income and economic conditions
                                      (which may encourage tenants to purchase
                                      rather than rent housing);

                                 o    the presence of competing properties;

                                 o    adverse local or national economic
                                      conditions which may limit the rent that
                                      may be charged and which may result in
                                      increased vacancies;

                                 o    the tenant mix (such as tenants being
                                      predominantly students or military
                                      personnel or employees of a particular
                                      business or industry) and requirements
                                      that tenants meet certain criteria (such
                                      as age restrictions for senior housing);

                                 o    in the case of any student housing
                                      facilities, which may be more susceptible
                                      to damage or wear and tear than other
                                      types of multifamily housing, the reliance
                                      on the financial well-being of the college
                                      or university to which it relates,
                                      competition from on-campus housing units
                                      (which may adversely affect occupancy),
                                      the physical layout of the housing (which
                                      may not be readily convertible to
                                      traditional multifamily use), and student
                                      tenants having a higher turnover rate than
                                      other types of multifamily tenants, which
                                      in certain cases is compounded by the fact
                                      that student leases are available for
                                      periods of less than 12 months;

                                 o    state and local regulations (which may
                                      limit the ability to increase rents); and

                                 o    government assistance/rent subsidy
                                      programs (which may influence tenant
                                      mobility).

                                 In addition to state regulation of the landlord
                                 tenant relationship, certain counties and
                                 municipalities impose rent control on apartment
                                 buildings. These ordinances may limit rent
                                 increases to fixed percentages, to percentages
                                 of increases in the consumer price index, to
                                 increases set or approved by a governmental
                                 agency, or to increases determined through
                                 mediation or binding arbitration. Any
                                 limitations on a borrower's ability to raise
                                 property rents may impair such borrower's
                                 ability to repay its multifamily loan from its
                                 net operating income or the proceeds of a sale
                                 or refinancing of the related multifamily
                                 property.

                                 Certain of the mortgage loans are secured or
                                 may be secured in the future by mortgaged
                                 properties that are subject to certain
                                 affordable housing covenants and other
                                 covenants and restrictions with respect to
                                 various tax credit, city, state and federal
                                 housing subsidies, rent stabilization or
                                 similar programs, in respect of various units
                                 within the mortgaged properties. Generally, the
                                 related mortgaged property must satisfy certain
                                 requirements, the borrower must observe certain
                                 leasing practices and/or the tenant(s) must
                                 regularly meet certain income requirements or
                                 the borrower or mortgaged property must have
                                 certain other characteristics consistent with
                                 the government policy related to the applicable
                                 program. The limitations and restrictions
                                 imposed by these programs could result in
                                 losses on the mortgage loans. In

                                      S-44

                                 addition, in the event that the program is
                                 cancelled, it could result in less income for
                                 the project. In certain cases, housing
                                 assistance program contracts may not be
                                 assigned to the related borrower or purchaser
                                 of the property until after the origination
                                 date of the mortgage loan. We cannot assure you
                                 that these contracts will ultimately be
                                 assigned. These programs may include, among
                                 others:

                                 o    rent limitations that would adversely
                                      affect the ability of borrower to increase
                                      rents to maintain the condition of their
                                      mortgaged properties and satisfy operating
                                      expense; and

                                 o    tenant income restrictions that may reduce
                                      the number of eligible tenants in those
                                      mortgaged properties and result in a
                                      reduction in occupancy rates.

                                 The difference in rents between subsidized or
                                 supported properties and other multifamily
                                 rental properties in the same area may not be a
                                 sufficient economic incentive for some eligible
                                 tenants to reside at a subsidized or supported
                                 property that may have fewer amenities or be
                                 less attractive as a residence. As a result,
                                 occupancy levels at a subsidized or supported
                                 property may decline, which may adversely
                                 affect the value and successful operation of
                                 such property.

A LARGE CONCENTRATION OF SELF
STORAGE FACILITIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF SELF STORAGE
FACILITIES                       Eight (8) of the mortgaged properties, securing
                                 mortgage loans representing 0.9% of the initial
                                 outstanding pool balance, are self storage
                                 facilities. Various factors may adversely
                                 affect the value and successful operation of a
                                 self storage facility including:

                                 o    competition, because both acquisition and
                                      development costs and break-even occupancy
                                      are relatively low;

                                 o    conversion of a self storage facility to
                                      an alternative use generally requires
                                      substantial capital expenditures;

                                 o    security concerns; and

                                 o    user privacy and ease of access to
                                      individual storage space may increase
                                      environmental risks (although lease
                                      agreements generally prohibit users from
                                      storing hazardous substances in the
                                      units).

                                 The environmental assessments discussed in this
                                 prospectus supplement did not include an
                                 inspection of the contents of the self storage
                                 units of the self storage properties.
                                 Accordingly, there is no assurance that all of
                                 the units included in the self storage
                                 properties are free from hazardous substances
                                 or will remain so in the future.

                                      S-45

A LARGE CONCENTRATION OF
MANUFACTURED HOUSING
COMMUNITY PROPERTIES IN THE
MORTGAGE POOL WILL SUBJECT
YOUR INVESTMENT TO THE SPECIAL
RISKS OF MANUFACTURED HOUSING
COMMUNITY PROPERTIES             Two (2) mortgaged properties, securing mortgage
                                 loans representing 0.4% of the initial
                                 outstanding pool balance, are manufactured
                                 housing community properties. Various factors
                                 may adversely affect the economic performance
                                 of manufactured housing community properties,
                                 which could adversely affect payments on your
                                 certificates, including:

                                 o    the physical attributes of the community
                                      (e.g., age, condition and design);

                                 o    the location of the community;

                                 o    the services and amenities provided by the
                                      community and its management (including
                                      maintenance and insurance);

                                 o    the strength and nature of the local
                                      economy (which may limit the amount that
                                      may be charged, the timely payments of
                                      those amounts, and may reduce occupancy
                                      levels);

                                 o    state and local regulations (which may
                                      affect the property owner's ability to
                                      increase amounts charged or limit the
                                      owner's ability to convert the property to
                                      an alternate use);

                                 o    competing residential developments in the
                                      local market, such as other manufactured
                                      housing communities, apartment buildings
                                      and single family homes;

                                 o    the property's reputation;

                                 o    the availability of public water and sewer
                                      facilities, or the adequacy of any such
                                      privately-owned facilities; and

                                 o    the property may not be readily
                                      convertible to an alternate use.

THEATER PROPERTIES HAVE
PARTICULAR RISKS                 Two (2) of the mortgaged properties, securing
                                 1.2% of the initial outstanding pool balance,
                                 are megaplex movie theaters leased to a theater
                                 operator. Operators of these types of
                                 properties are exposed to certain unique risks.

                                 Significant factors determining the value of a
                                 theater property include:

                                 o    the ability to secure film license
                                      agreements for first-run movies;

                                 o    the ability to maintain high attendance
                                      levels;

                                 o    the ability to achieve sales of food and
                                      beverages to attendees; and

                                 o    the strength and experience of the
                                      operator.

                                      S-46

                                 Certain physical attributes of the building may
                                 also impact property value. These physical
                                 attributes include:

                                 o    location, visibility and accessibility to
                                      transportation arteries;

                                 o    number of screens and seating capacity;

                                 o    adequacy of patron parking; and

                                 o    quality and modernity of sound and
                                      projection systems.

                                 The performance of a theater property can also
                                 be impacted by the quality, size and proximity
                                 of competitive theater properties and the
                                 relative appeal of films being screened at
                                 other theater properties within the market. The
                                 theater industry is highly dependent on the
                                 quality and popularity of films being produced
                                 by film production companies both in the United
                                 States and overseas. A slowdown in movie
                                 production or decrease in the appeal of films
                                 being produced can negatively impact the value
                                 of a theater property.

                                 In recent years, the theater industry has
                                 experienced a high level of construction of new
                                 theaters and an increase in competition among
                                 theater operators.

                                 Movie theater properties are also subject to
                                 the risk that because they are "special
                                 purpose" properties they may not be immediately
                                 converted to a new use.

                                 All of these factors may increase the
                                 possibility that the related borrower will be
                                 unable to meet its obligations under the
                                 mortgage loan.

MORTGAGED PROPERTIES WITH
CONDOMINIUM OWNERSHIP COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                One or more of the mortgaged properties
                                 securing the mortgage loans in the pool may be
                                 primarily secured by the related borrower's fee
                                 simple ownership in one or more condominium
                                 units.

                                 The management and operation of a condominium
                                 is generally controlled by a condominium board
                                 representing the owners of the individual
                                 condominium units, subject to the terms of the
                                 related condominium rules or by-laws.
                                 Generally, the consent of a majority of the
                                 board members is required for any actions of
                                 the condominium board. The condominium board is
                                 generally responsible for administration of the
                                 affairs of the condominium, including providing
                                 for maintenance and repair of common areas,
                                 adopting rules and regulations regarding common
                                 areas, and obtaining insurance and repairing
                                 and restoring the common areas of the property
                                 after a casualty. Notwithstanding the insurance
                                 and casualty provisions of the related mortgage
                                 loan documents, the condominium board may have
                                 the right to control the use of casualty
                                 proceeds. In addition, the condominium board
                                 generally has the right to assess individual
                                 unit owners for their share of expenses related
                                 to the operation and maintenance of the common
                                 elements. In the event that an owner of another
                                 unit fails to pay its allocated assessments,
                                 the related borrower may be required to pay
                                 those assessments in order to properly maintain

                                      S-47

                                 and operate the common elements of the
                                 property. Although the condominium board
                                 generally may obtain a lien against any unit
                                 owner for common expenses that are not paid,
                                 the lien generally is extinguished if a
                                 mortgagee takes possession pursuant to a
                                 foreclosure. Each unit owner is responsible for
                                 maintenance of its respective unit and retains
                                 essential operational control over its unit.

                                 Due to the nature of condominiums and a
                                 borrower's ownership interest therein, a
                                 default on a loan secured by the borrower's
                                 interest in one or more condominium units may
                                 not allow the holder of the mortgage loan the
                                 same flexibility in realizing upon the
                                 underlying real property as is generally
                                 available with respect to properties that are
                                 not condominiums. The rights of any other unit
                                 owners, the governing documents of the owners'
                                 association and state and local laws applicable
                                 to condominiums must be considered and
                                 respected. Consequently, servicing and
                                 realizing upon such collateral could subject
                                 the trust to greater delay, expense and risk
                                 than servicing and realizing upon collateral
                                 for other loans that are not condominiums.

A TENANT BANKRUPTCY MAY
ADVERSELY AFFECT THE INCOME
PRODUCED BY THE PROPERTY AND
MAY ADVERSELY AFFECT THE
PAYMENTS ON YOUR CERTIFICATES    Certain of the tenants at some of the mortgaged
                                 properties may have been, may currently be, or
                                 may in the future become a party in a
                                 bankruptcy proceeding. The bankruptcy or
                                 insolvency of a major tenant, or a number of
                                 smaller tenants, in retail, industrial and
                                 office properties may adversely affect the
                                 income produced by the property. Under the
                                 federal bankruptcy code, a tenant/debtor has
                                 the option of affirming or rejecting any
                                 unexpired lease. If the tenant rejects the
                                 lease, the landlord's claim for breach of the
                                 lease would be a general unsecured claim
                                 against the tenant, absent collateral securing
                                 the claim. The claim would be limited to the
                                 unpaid rent under the lease for the periods
                                 prior to the bankruptcy petition, or earlier
                                 surrender of the leased premises, plus the rent
                                 under the lease for the greater of one year, or
                                 15%, not to exceed three years, of the
                                 remaining term of the lease and the actual
                                 amount of the recovery could be less than the
                                 amount of the claim.

ENVIRONMENTAL LAWS ENTAIL
RISKS THAT MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     Various environmental laws may make a current
                                 or previous owner or operator of real property
                                 liable for the costs of removal or remediation
                                 of hazardous or toxic substances on, under or
                                 adjacent to the property. Those laws often
                                 impose liability whether or not the owner or
                                 operator knew of, or was responsible for, the
                                 presence of the hazardous or toxic substances.
                                 For example, certain laws impose liability for
                                 release of asbestos-containing materials into
                                 the air or require the removal or containment
                                 of asbestos-containing materials. In some
                                 states, contamination of a property may give
                                 rise to a lien on the property to assure
                                 payment of the costs of cleanup. In some
                                 states, this lien has priority over the lien of
                                 a pre-existing mortgage. Additionally, third
                                 parties may seek recovery from owners or
                                 operators of real properties for cleanup costs,
                                 property damage or personal injury associated
                                 with

                                      S-48

                                 releases of, or other exposure to hazardous
                                 substances related to the properties.

                                 The owner's liability for any required
                                 remediation generally is not limited by law and
                                 could, accordingly, exceed the value of the
                                 property and/or the aggregate assets of the
                                 owner. The presence of hazardous or toxic
                                 substances also may adversely affect the
                                 owner's ability to refinance the property or to
                                 sell the property to a third party. The
                                 presence of, or strong potential for
                                 contamination by, hazardous substances
                                 consequently can have a materially adverse
                                 effect on the value of the property and a
                                 borrower's ability to repay its mortgage loan.

                                 In addition, under certain circumstances, a
                                 lender (such as the trust) could be liable for
                                 the costs of responding to an environmental
                                 hazard. Any potential environmental liability
                                 could reduce or delay payments on the offered
                                 certificates.

ENVIRONMENTAL RISKS RELATING
TO SPECIFIC MORTGAGED
PROPERTIES MAY ADVERSELY
AFFECT PAYMENTS ON YOUR
CERTIFICATES                     Except for mortgaged properties securing
                                 mortgage loans that are the subject of a
                                 secured creditor impaired property policy, all
                                 of the mortgaged properties securing the
                                 mortgage loans have been subject to
                                 environmental site assessments, or in some
                                 cases an update of a previous assessment, in
                                 connection with the origination or
                                 securitization of the loans. In all cases, the
                                 environmental site assessment was a Phase I
                                 environmental assessment, although in some
                                 cases a Phase II site assessment was also
                                 performed. With respect to the mortgaged
                                 properties securing the mortgage loans that
                                 were not the subject of an environmental site
                                 assessment within eighteen months prior to the
                                 cut-off date, the applicable mortgage loan
                                 seller either (a) represented that with respect
                                 to each such mortgaged property (i) no
                                 hazardous material is present on the mortgaged
                                 property and (ii) the mortgaged property is in
                                 material compliance with all applicable
                                 federal, state and local laws pertaining to
                                 hazardous materials or environmental hazards,
                                 in each case subject to limitations of
                                 materiality and the other qualifications set
                                 forth in the representation, or (b) provided
                                 secured creditor impaired property policies
                                 providing coverage for certain losses that may
                                 arise from adverse environmental conditions
                                 that may exist at the related mortgaged
                                 property. These reports generally did not
                                 disclose the presence or risk of environmental
                                 contamination that is considered material and
                                 adverse to the interests of the holders of the
                                 certificates; however, in certain cases, these
                                 assessments did reveal conditions that resulted
                                 in requirements that the related borrowers
                                 establish operations and maintenance plans,
                                 monitor the mortgaged property or nearby
                                 properties, abate or remediate the condition,
                                 and/or provide additional security such as
                                 letters of credit, reserves or stand-alone
                                 secured creditor impaired property policies.

                                 Thirty-one (31) of the mortgaged properties,
                                 securing mortgage loans representing 3.9% of
                                 the initial outstanding pool balance, are the
                                 subject of a group secured creditor impaired
                                 property policy providing coverage for certain
                                 losses that may arise from adverse
                                 environmental conditions that may exist at the
                                 related mortgaged properties. One (1)

                                      S-49

                                 of the mortgaged properties, securing a
                                 mortgage loan representing 2.5% of the initial
                                 outstanding pool balance, has the benefit of a
                                 stand-alone secured creditor impaired property
                                 policy that provides coverage for selected
                                 environmental matters with respect to that
                                 property. We describe this policy under
                                 "Description of the Mortgage
                                 Pool--Environmental Insurance" in this
                                 prospectus supplement. Generally, environmental
                                 site assessments were not performed with
                                 respect to those mortgaged properties covered
                                 by the group secured creditor impaired property
                                 policy.

                                 We cannot assure you, however, that the
                                 environmental assessments revealed all existing
                                 or potential environmental risks or that all
                                 adverse environmental conditions have been
                                 completely abated or remediated or that any
                                 reserves, insurance or operations and
                                 maintenance plans will be sufficient to
                                 remediate the environmental conditions.
                                 Moreover, we cannot assure you that:

                                 o    future laws, ordinances or regulations
                                      will not impose any material environmental
                                      liability; or

                                 o    the current environmental condition of the
                                      mortgaged properties will not be adversely
                                      affected by tenants or by the condition of
                                      land or operations in the vicinity of the
                                      mortgaged properties (such as underground
                                      storage tanks).

                                 In addition, some borrowers under the mortgage
                                 loans may not have satisfied or may not satisfy
                                 all post-closing obligations required by the
                                 related mortgage loan documents with respect to
                                 environmental matters. There can be no
                                 assurance that recommended operations and
                                 maintenance plans have been implemented or will
                                 continue to be complied with.

                                 Portions of some of the mortgaged properties
                                 securing the mortgage loans may include tenants
                                 that operate as, were previously operated as,
                                 or are located near other properties currently
                                 or previously operated as on-site dry-cleaners
                                 or gasoline stations. Both types of operations
                                 involve the use and storage of hazardous
                                 materials, leading to an increased risk of
                                 liability to the tenant, the landowner and,
                                 under certain circumstances, a lender (such as
                                 the trust) under environmental laws.
                                 Dry-cleaners and gasoline station operators may
                                 be required to obtain various environmental
                                 permits or licenses in connection with their
                                 operations and activities and to comply with
                                 various environmental laws, including those
                                 governing the use and storage of hazardous
                                 materials. These operations incur ongoing costs
                                 to comply with environmental laws governing,
                                 among other things, containment systems and
                                 underground storage tank systems. In addition,
                                 any liability to borrowers under environmental
                                 laws, especially in connection with releases
                                 into the environment of gasoline, dry-cleaning
                                 solvents or other hazardous substances from
                                 underground storage tank systems or otherwise,
                                 could adversely impact the related borrower's
                                 ability to repay the related mortgage loan.
                                 Certain of the mortgaged properties may have
                                 environmental contamination that has been
                                 remediated and for which no-further action
                                 letters have been issued or may be the subject
                                 of ongoing remediation.

                                      S-50

                                 In addition, problems associated with mold may
                                 pose risks to real property and may also be the
                                 basis for personal injury claims against a
                                 borrower. With respect to one (1) of the
                                 mortgaged properties, representing 8.7% of the
                                 initial outstanding pool balance, the borrower
                                 is required to complete mold remediation with
                                 respect to (i) the guest rooms at the hotel (on
                                 or before December 31, 2008), and (ii) the pipe
                                 insulation in certain non-public areas located
                                 on the mortgaged property in accordance with
                                 the Mold Operations and Maintenance and
                                 Remediation Plan. The related guarantor is
                                 obligated to pay to the lender an amount equal
                                 to (a) the lesser of $457,437 (125% of the high
                                 end of the $400 to $650 per room estimated
                                 cost), and the actual cost of the guest room
                                 mold remediation in the event the borrower
                                 fails to perform, and (b) in the event of a
                                 default of the loan, the lesser of $812,500
                                 (125% of the high end of the estimated cost for
                                 removal and replacement of pipe insulation),
                                 and the actual cost to remediate any mold
                                 located on pipe insulation in non-public areas
                                 of the mortgaged property. Although the
                                 mortgaged properties are required to be
                                 inspected periodically, there are no generally
                                 accepted standards for the assessment of any
                                 existing mold. If left unchecked, problems
                                 associated with mold could result in the
                                 interruption of cash flow, remediation expenses
                                 and litigation which could adversely impact
                                 collections from a mortgaged property. In
                                 addition, many of the insurance policies
                                 presently covering the mortgaged properties may
                                 specifically exclude losses due to mold.

                                 Before the special servicer acquires title to a
                                 mortgaged property on behalf of the trust or
                                 assumes operation of the property, it must
                                 obtain an environmental assessment of the
                                 property, or rely on a recent environmental
                                 assessment. This requirement will decrease the
                                 likelihood that the trust will become liable
                                 under any environmental law. However, this
                                 requirement may effectively preclude
                                 foreclosure until a satisfactory environmental
                                 assessment is obtained, or until any required
                                 remedial action is thereafter taken. There is
                                 accordingly some risk that the mortgaged
                                 property will decline in value while this
                                 assessment is being obtained. Moreover, we
                                 cannot assure you that this requirement will
                                 effectively insulate the trust from potential
                                 liability under environmental laws. Any such
                                 potential liability could reduce or delay
                                 payments to certificateholders.

IF A BORROWER IS UNABLE TO
REPAY ITS LOAN ON ITS MATURITY
DATE, YOU MAY EXPERIENCE
A LOSS                           One hundred fifty-seven (157) mortgage loans,
                                 representing 97.3% of the initial outstanding
                                 pool balance, are balloon loans. Eighteen (18)
                                 of these mortgage loans, representing 22.0% of
                                 the initial outstanding pool balance, are
                                 mortgage loans, which are also referred to in
                                 this prospectus supplement as "ARD Loans", that
                                 have an anticipated repayment date that provide
                                 for an increase in the mortgage rate and/or
                                 principal amortization at a specified date
                                 prior to stated maturity. These ARD Loans are
                                 structured to encourage the borrower to repay
                                 the mortgage loan in full by the specified date
                                 (which is prior to the mortgage loan's stated
                                 maturity date) upon which these increases
                                 occur. Included in these balloon loans is one
                                 (1) mortgage loan, representing 9.3% of the
                                 initial outstanding pool balance, that
                                 amortizes principal in accordance with the
                                 schedule attached to this prospectus supplement
                                 as Schedule B. Also included in these balloon
                                 loans are

                                         S-51

                                 forty (40) mortgage loans, representing 31.0%
                                 of the initial outstanding pool balance, that
                                 currently provide for monthly payments of
                                 interest only for a portion of their respective
                                 terms ranging from 6 months to 84 months and
                                 then provide for the monthly payment of
                                 principal and interest over their respective
                                 remaining terms, and thirty-eight (38) mortgage
                                 loans, representing 31.0% of the initial
                                 outstanding pool balance, that provide for
                                 monthly payments of interest only for their
                                 entire respective terms. For purposes of this
                                 prospectus supplement, we consider a mortgage
                                 loan to be a "balloon loan" if its principal
                                 balance is not scheduled to be fully or
                                 substantially amortized by the loan's
                                 respective anticipated repayment date (in the
                                 case of a loan having an anticipated repayment
                                 date) or maturity date. We cannot assure you
                                 that each borrower will have the ability to
                                 repay the principal balance outstanding on the
                                 pertinent date, especially under a scenario
                                 where interest rates have increased from the
                                 historically low interest rates in effect at
                                 the time that most of the mortgage loans were
                                 originated. Balloon loans involve greater risk
                                 than fully amortizing loans because a
                                 borrower's ability to repay the loan on its
                                 anticipated repayment date or stated maturity
                                 date typically will depend upon its ability
                                 either to refinance the loan or to sell the
                                 mortgaged property at a price sufficient to
                                 permit repayment. A borrower's ability to
                                 achieve either of these goals will be affected
                                 by a number of factors, including:

                                 o    the availability of, andn for, credit for
                                      commercial real estate projects;

                                 o    prevailing interest rate

                                 o    the fair market value ofd mortgaged
                                      property;

                                 o    the borrower's equity ind mortgaged
                                      property;

                                 o    the borrower's financial

                                 o    the operating history an level of the
                                      mortgaged property;

                                 o    tax laws; and

                                 o    prevailing general and rnomic conditions.

                                 The availability of funds in the credit markets
                                 fluctuates over time.

                                 No mortgage loan seller or any of its
                                 respective affiliates is under any obligation
                                 to refinance any mortgage loan.

A BORROWER'S OTHER LOANS MAY
REDUCE THE CASH FLOW AVAILABLE
TO THE MORTGAGED PROPERTY
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    Thirteen (13) of the mortgage loans,
                                 representing 24.4% of the initial outstanding
                                 pool balance, permit the borrower to enter into
                                 additional financing that is not secured by the
                                 related mortgaged property (or to retain
                                 unsecured debt existing at the time of the
                                 origination of such loan) and/or permit the
                                 owners of the borrower to enter into financing
                                 that is secured by a pledge of equity interests
                                 in the borrower. In general, borrowers that
                                 have not agreed to certain special purpose
                                 covenants in the related mortgage loan
                                 documents may also be

                                      S-52

                                 permitted to incur additional financing that is
                                 not secured by the mortgaged property.

                                 One (1) of the mortgage loans, representing
                                 9.3% of the initial outstanding pool balance,
                                 currently has additional financing in place
                                 that is secured by the mortgaged property or
                                 properties related to such mortgage loan.
                                 Mortgage Loan No. 1 (the "Beachwood Place Mall
                                 Mortgage Loan"), which is comprised of an A1
                                 note and an A2 note (each of which is included
                                 in the trust), having an aggregate outstanding
                                 principal balance as of the cut-off date of
                                 $149,397,658, is secured by the related
                                 mortgaged property which also secures a
                                 subordinated B Note (the "Beachwood Place Mall
                                 B Note") that had an outstanding principal
                                 balance as of the cut-off date of $34,859,454
                                 and a subordinated C Note (the "Beachwood Place
                                 Mall C Note") that had an outstanding principal
                                 balance as of the cut-off date of $64,738,985.
                                 See "Servicing of the Mortgage Loans--Servicing
                                 of the Beachwood Place Mall A/B Mortgage Loan."

                                 Eight (8) of the mortgage loans, representing
                                 2.9% of the initial outstanding pool balance,
                                 permit the borrower to enter into additional
                                 subordinate financing that is secured by the
                                 mortgaged property and additional subordinate
                                 financing that is not secured by the mortgaged
                                 property, provided that, in each case, certain
                                 debt service coverage ratio and loan-to-value
                                 ratio tests are satisfied as further discussed
                                 in the footnotes of Appendix II to this
                                 prospectus supplement.

                                 One (1) of the mortgage loans, representing
                                 0.3% of the initial outstanding pool balance,
                                 permits the borrower to enter into additional
                                 subordinate financing that is secured by the
                                 mortgaged property, provided that certain debt
                                 service coverage ratio and loan-to-value ratio
                                 tests are satisfied as further discussed in the
                                 footnotes to Appendix II to this prospectus
                                 supplement.

                                 In the case of some or all of the mortgage
                                 loans with existing subordinate or mezzanine
                                 debt, the holder of the subordinate or
                                 mezzanine loan has the right to cure certain
                                 defaults occurring on the mortgage loan and/or
                                 the right to purchase the mortgage loan from
                                 the trust if certain defaults on the mortgage
                                 loan occur. The purchase price required to be
                                 paid in connection with such a purchase is
                                 generally equal to the outstanding principal
                                 balance of the mortgage loan, together with
                                 accrued and unpaid interest on, and all unpaid
                                 servicing expenses and advances relating to,
                                 the mortgage loan. Such purchase price
                                 generally does not include a yield maintenance
                                 charge or prepayment premium. Accordingly, such
                                 purchase (if made prior to the maturity date or
                                 anticipated repayment date) will have the
                                 effect of a prepayment made without payment of
                                 a yield maintenance charge or prepayment
                                 premium.

                                 We make no representation as to whether any
                                 other secured subordinate financing currently
                                 encumbers any mortgaged property or whether a
                                 third-party holds debt secured by a pledge of
                                 equity ownership interests in a related
                                 borrower. Debt that is incurred by the owner of
                                 equity in one or more borrowers and is secured
                                 by a guaranty of the borrower or by a pledge of
                                 the equity ownership interests in such
                                 borrowers effectively reduces the equity
                                 owners' economic stake in the related

                                      S-53

                                 mortgaged property. The existence of such debt
                                 may reduce cash flow on the related borrower's
                                 mortgaged property after the payment of debt
                                 service and may increase the likelihood that
                                 the owner of a borrower will permit the value
                                 or income producing potential of a mortgaged
                                 property to suffer by not making capital
                                 infusions to support the mortgaged property.

                                 Generally, all of the mortgage loans also
                                 permit the related borrower to incur other
                                 unsecured indebtedness, including but not
                                 limited to trade payables, in the ordinary
                                 course of business and to incur indebtedness
                                 secured by equipment or other personal property
                                 located at the mortgaged property.

                                 When a mortgage loan borrower, or its
                                 constituent members, also has one or more other
                                 outstanding loans, even if the loans are
                                 subordinated or are mezzanine loans not
                                 directly secured by the mortgaged property, the
                                 trust is subjected to certain risks. For
                                 example, the borrower may have difficulty
                                 servicing and repaying multiple loans. Also,
                                 the existence of another loan generally will
                                 make it more difficult for the borrower to
                                 obtain refinancing of the mortgage loan and may
                                 thus jeopardize the borrower's ability to repay
                                 any balloon payment due under the mortgage loan
                                 at maturity or to repay the mortgage loan on
                                 its anticipated repayment date. Moreover, the
                                 need to service additional debt may reduce the
                                 cash flow available to the borrower to operate
                                 and maintain the mortgaged property.

                                 Additionally, if the borrower, or its
                                 constituent members, are obligated to another
                                 lender, actions taken by other lenders could
                                 impair the security available to the trust. If
                                 a junior lender files an involuntary bankruptcy
                                 petition against the borrower, or the borrower
                                 files a voluntary bankruptcy petition to stay
                                 enforcement by a junior lender, the trust's
                                 ability to foreclose on the property will be
                                 automatically stayed, and principal and
                                 interest payments might not be made during the
                                 course of the bankruptcy case. The bankruptcy
                                 of a junior lender also may operate to stay
                                 foreclosure by the trust.

                                 Further, if another loan secured by the
                                 mortgaged property is in default, the other
                                 lender may foreclose on the mortgaged property,
                                 absent an agreement to the contrary, thereby
                                 causing a delay in payments and/or an
                                 involuntary repayment of the mortgage loan
                                 prior to maturity. The trust may also be
                                 subject to the costs and administrative burdens
                                 of involvement in foreclosure proceedings or
                                 related litigation.

                                 Even if a subordinate lender has agreed not to
                                 take any direct actions with respect to the
                                 related subordinate debt, including any actions
                                 relating to the bankruptcy of the borrower, and
                                 that the holder of the mortgage loan will have
                                 all rights to direct all such actions, there
                                 can be no assurance that in the event of the
                                 borrower's bankruptcy, a court will enforce
                                 such restrictions against a subordinate lender.
                                 In its decision in In re 203 North LaSalle
                                 Street Partnership, 246 B.R. 325 (Bankr. N.D.
                                 Ill. March 10, 2000), the United States
                                 Bankruptcy Court for the Northern District of
                                 Illinois refused to enforce a provision of a
                                 subordination agreement that allowed a first
                                 mortgagee to vote a second mortgagee's claim
                                 with respect to a Chapter 11 reorganization
                                 plans on the grounds prebankruptcy contracts
                                 cannot override rights expressly provided by
                                 the Bankruptcy Code. This holding, which at

                                      S-54

                                 least one court has already followed,
                                 potentially limits the ability of a senior
                                 lender to accept or reject a reorganization
                                 plan or to control the enforcement of remedies
                                 against a common borrower over a subordinated
                                 lender's objections.

                                 For further information with respect to
                                 subordinate debt, mezzanine debt and other
                                 financing, see Appendix II attached to this
                                 prospectus supplement.

BANKRUPTCY PROCEEDINGS
RELATING TO A BORROWER CAN
RESULT IN DISSOLUTION OF THE
BORROWER AND THE ACCELERATION
OF THE RELATED MORTGAGE LOAN
AND CAN OTHERWISE ADVERSELY
IMPACT REPAYMENT OF THE
RELATED MORTGAGE LOAN            Under the federal bankruptcy code, the filing
                                 of a bankruptcy petition by or against a
                                 borrower will stay the commencement or
                                 continuation of a foreclosure action. In
                                 addition, if a court determines that the value
                                 of the mortgaged property is less than the
                                 principal balance of the mortgage loan it
                                 secures, the court may reduce the amount of
                                 secured indebtedness to the then current value
                                 of the mortgaged property. Such an action would
                                 make the lender a general unsecured creditor
                                 for the difference between the then current
                                 value and the amount of its outstanding
                                 mortgage indebtedness. A bankruptcy court also
                                 may:

                                 o    grant a debtor a reasonable time to cure a
                                      payment default on a mortgage loan;

                                 o    reduce monthly payments due under a
                                      mortgage loan;

                                 o    change the rate of interest due on a
                                      mortgage loan; or

                                 o    otherwise alter the terms of the mortgage
                                      loan, including the repayment schedule.

                                 Additionally, the trustee of the borrower's
                                 bankruptcy or the borrower, as
                                 debtor-in-possession, has special powers to
                                 avoid, subordinate or disallow debts. In some
                                 circumstances, the claims of the mortgage
                                 lender may be subordinated to financing
                                 obtained by a debtor-in-possession subsequent
                                 to its bankruptcy.

                                 The filing of a bankruptcy petition will also
                                 stay the lender from enforcing a borrower's
                                 assignment of rents and leases. The federal
                                 bankruptcy code also may interfere with the
                                 trustee's ability to enforce any lockbox
                                 requirements. The legal proceedings necessary
                                 to resolve these issues can be time consuming
                                 and costly and may significantly delay or
                                 reduce the lender's receipt of rents. A
                                 bankruptcy court may also permit rents
                                 otherwise subject to an assignment and/or
                                 lock-box arrangement to be used by the borrower
                                 to maintain the mortgaged property or for other
                                 court authorized expenses.

                                 As a result of the foregoing, the recovery with
                                 respect to borrowers in bankruptcy proceedings
                                 may be significantly delayed, and the aggregate
                                 amount ultimately collected may be
                                 substantially less than the amount owed.

                                      S-55

                                 A number of the borrowers under the mortgage
                                 loans are limited or general partnerships.
                                 Under some circumstances, the bankruptcy of a
                                 general partner of the partnership may result
                                 in the dissolution of that partnership. The
                                 dissolution of a borrower partnership, the
                                 winding up of its affairs and the distribution
                                 of its assets could result in an early
                                 repayment of the related mortgage loan.

BANKRUPTCY OR OTHER
PROCEEDINGS RELATED TO THE
SPONSOR OF A BORROWER MAY
ADVERSELY AFFECT THE
PERFORMANCE OF THE RELATED
MORTGAGE LOAN                    Certain of the mortgage loans may have sponsors
                                 that have previously filed bankruptcy or have
                                 been subject to foreclosure actions, which in
                                 some cases may have involved the same property
                                 that currently secures the mortgage loan. In
                                 each case, the related entity or person has
                                 emerged from bankruptcy or, in the case of
                                 previous foreclosure actions, is not permitted
                                 to directly or indirectly manage the related
                                 borrower. However, we cannot assure you that
                                 such sponsors will not be more likely than
                                 other sponsors to utilize their rights in
                                 bankruptcy in the event of any threatened
                                 action by the mortgagee to enforce its rights
                                 under the related loan documents.

CERTAIN OF THE MORTGAGE LOANS
LACK CUSTOMARY PROVISIONS        Certain of the mortgage loans lack many
                                 provisions that are customary in mortgage loans
                                 intended for securitization. Generally, the
                                 borrowers with respect to these mortgage loans
                                 are not required to make payments to lockboxes
                                 or to maintain reserves for certain expenses,
                                 such as taxes, insurance premiums, capital
                                 expenditures, tenant improvements and leasing
                                 commissions, and the lenders under these
                                 mortgage loans do not have the right to
                                 terminate the related property manager upon the
                                 occurrence of certain events or require lender
                                 approval of a replacement property manager.

BORROWERS THAT ARE NOT
SPECIAL PURPOSE ENTITIES
MAY BE MORE LIKELY TO FILE
BANKRUPTCY PETITIONS AND THIS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             While many of the borrowers have agreed to
                                 certain special purpose covenants to limit the
                                 bankruptcy risk arising from activities
                                 unrelated to the operation of the property,
                                 some borrowers are not special purpose
                                 entities. The loan documents and organizational
                                 documents of these borrowers that are not
                                 special purpose entities generally do not limit
                                 the purpose of the borrowers to owning the
                                 mortgaged properties and do not contain the
                                 representations, warranties and covenants
                                 customarily employed to ensure that a borrower
                                 is a special purpose entity (such as
                                 limitations on indebtedness, affiliate
                                 transactions and the conduct of other
                                 businesses, restrictions on the borrower's
                                 ability to dissolve, liquidate, consolidate,
                                 merge or sell all of its assets and
                                 restrictions upon amending its organizational
                                 documents). Consequently, these borrowers may
                                 have other monetary obligations, and certain of
                                 the loan documents provide that a default under
                                 any such other obligations constitutes a
                                 default under the related mortgage loan.

                                      S-56

                                 In addition, many of the borrowers and their
                                 owners do not have an independent director
                                 whose consent would be required to file a
                                 bankruptcy petition on behalf of the borrower.
                                 One of the purposes of an independent director
                                 is to avoid a bankruptcy petition filing that
                                 is intended solely to benefit a borrower's
                                 affiliate and is not justified by the
                                 borrower's own economic circumstances.
                                 Therefore, the borrowers described above may be
                                 more likely to file or be subject to voluntary
                                 or involuntary bankruptcy petitions which may
                                 adversely affect payments on your certificates.

THE OPERATION OF COMMERCIAL
PROPERTIES IS DEPENDENT UPON
SUCCESSFUL MANAGEMENT            The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is generally responsible for:

                                 o    responding to changes in the local market;

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 Properties deriving revenues primarily from
                                 short-term sources are generally more
                                 management-intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 A property manager, by controlling costs,
                                 providing appropriate service to tenants and
                                 seeing to property maintenance and general
                                 upkeep, can improve cash flow, reduce vacancy,
                                 leasing and repair costs and preserve building
                                 value. On the other hand, management errors
                                 can, in some cases, impair short-term cash flow
                                 and the long-term viability of an income
                                 producing property.

                                 We make no representation or warranty as to the
                                 skills of any present or future managers of the
                                 mortgaged properties. Additionally, we cannot
                                 assure you that the property managers will be
                                 in a financial condition to fulfill their
                                 management responsibilities throughout the
                                 terms of their respective management
                                 agreements.

PROVISIONS REQUIRING YIELD
MAINTENANCE CHARGES OR
DEFEASANCE PROVISIONS MAY NOT
BE ENFORCEABLE                   Provisions prohibiting prepayment during a
                                 lock-out period or requiring the payment of
                                 prepayment premiums or yield maintenance
                                 charges may not be enforceable in some states
                                 and under federal bankruptcy law. Provisions
                                 requiring the payment of prepayment premiums or
                                 yield maintenance charges also may be
                                 interpreted as constituting the collection of
                                 interest for usury purposes. Accordingly, we
                                 cannot assure you that the obligation to pay
                                 any prepayment premium or yield maintenance
                                 charge will be enforceable either in whole or
                                 in part. Also, we cannot assure you that
                                 foreclosure proceeds will be sufficient to pay
                                 an enforceable prepayment premium or yield
                                 maintenance charge.

                                      S-57

                                 Additionally, although the collateral
                                 substitution provisions related to defeasance
                                 do not have the same effect on the
                                 certificateholders as prepayment, we cannot
                                 assure you that a court would not interpret
                                 those provisions as requiring a yield
                                 maintenance charge. In certain jurisdictions,
                                 collateral substitution provisions might be
                                 deemed unenforceable under applicable law or
                                 public policy, or usurious.

THE ABSENCE OF LOCKBOXES
ENTAILS RISKS THAT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             The mortgage loans generally do not require the
                                 related borrower to cause rent and other
                                 payments to be made into a lockbox account
                                 maintained on behalf of the lender. If rental
                                 payments are not required to be made directly
                                 into a lockbox account, there is a risk that
                                 the borrower will divert such funds for
                                 purposes other than the payment of the mortgage
                                 loan and maintaining the mortgaged property.

ENFORCEABILITY OF
CROSS-COLLATERALIZATION
PROVISIONS MAY BE CHALLENGED
AND THE BENEFITS OF THESE
PROVISIONS MAY OTHERWISE BE
LIMITED AND MAY ADVERSELY
AFFECT PAYMENTS
ON YOUR CERTIFICATES             The mortgage pool includes six (6) groups of
                                 mortgage loans, representing 7.3% of the
                                 initial outstanding pool balance, under which
                                 an aggregate amount of indebtedness is secured
                                 by multiple real properties, through
                                 cross-collateralization with other mortgage
                                 loans or otherwise. These arrangements attempt
                                 to reduce the risk that one mortgaged real
                                 property may not generate enough net operating
                                 income to pay debt service. However,
                                 arrangements of this type involving more than
                                 one borrower (i.e. in the case of
                                 cross-collateralized mortgage loans) could be
                                 challenged as fraudulent conveyances if:

                                 o    one of the borrowers were to become a
                                      debtor in a bankruptcy case, or were to
                                      become subject to an action brought by one
                                      or more of its creditors outside a
                                      bankruptcy case;

                                 o    the related borrower did not receive fair
                                      consideration or reasonably equivalent
                                      value when it allowed its mortgaged real
                                      property or properties to be encumbered by
                                      a lien benefiting the other borrowers; and

                                 o    the borrower was insolvent when it granted
                                      the lien, was rendered insolvent by the
                                      granting of the lien or was left with
                                      inadequate capital, or was unable to pay
                                      its debts as they matured.

                                 Among other things, a legal challenge to the
                                 granting of the liens may focus on:

                                 o    the benefits realized by such borrower
                                      entity from the respective mortgage loan
                                      proceeds as compared to the value of its
                                      respective property; and

                                 o    the overall cross-collateralization.

                                      S-58

                                 If a court were to conclude that the granting
                                 of the liens was an avoidable fraudulent
                                 conveyance, that court could subordinate all or
                                 part of the borrower's respective mortgage loan
                                 to existing or future indebtedness of that
                                 borrower. The court also could recover payments
                                 made under that mortgage loan or take other
                                 actions detrimental to the holders of the
                                 certificates, including, under certain
                                 circumstances, invalidating the loan or the
                                 related mortgages that are subject to
                                 cross-collateralization.

                                 Furthermore, when multiple real properties
                                 secure a mortgage loan or group of
                                 cross-collateralized mortgage loans, the amount
                                 of the mortgage encumbering any particular one
                                 of those properties may be less than the full
                                 amount of the related mortgage loan or group of
                                 cross-collateralized mortgage loans, generally,
                                 to minimize recording tax. This mortgage amount
                                 may equal the appraised value or allocated loan
                                 amount for the mortgaged real property and will
                                 limit the extent to which proceeds from the
                                 property will be available to offset declines
                                 in value of the other properties securing the
                                 same mortgage loan or group of
                                 cross-collateralized mortgage loans.

RESERVES TO FUND CAPITAL
EXPENDITURES MAY BE
INSUFFICIENT AND THIS MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Many of the mortgage loans do not require the
                                 borrowers to set aside funds for specific
                                 reserves controlled by the lender. Even to the
                                 extent that the mortgage loans require any
                                 reserves, we cannot assure you that any reserve
                                 amounts will be sufficient to cover the actual
                                 costs of items such as taxes, insurance
                                 premiums, capital expenditures, tenant
                                 improvements and leasing commissions (or other
                                 items for which the reserves were established)
                                 or that borrowers under the related mortgage
                                 loans will put aside sufficient funds to pay
                                 for those items. We also cannot assure you that
                                 cash flow from the properties will be
                                 sufficient to fully fund the ongoing monthly
                                 reserve requirements or to enable the borrowers
                                 under the related mortgage loans to fully pay
                                 for those items.

INADEQUACY OF TITLE INSURERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             Title insurance for a mortgaged property
                                 generally insures a lender against risks
                                 relating to a lender not having a first lien
                                 with respect to a mortgaged property, and in
                                 some cases can insure a lender against specific
                                 other risks. The protection afforded by title
                                 insurance depends on the ability of the title
                                 insurer to pay claims made upon it. We cannot
                                 assure you that:

                                 o    a title insurer will have the ability to
                                      pay title insurance claims made upon it;

                                 o    the title insurer will maintain its
                                      present financial strength; or

                                 o    a title insurer will not contest claims
                                      made upon it.

                                      S-59

MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS THAT ARE
NOT IN COMPLIANCE WITH ZONING
AND BUILDING CODE REQUIREMENTS
AND USE RESTRICTIONS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Noncompliance with zoning and building codes
                                 may cause the borrower to experience cash flow
                                 delays and shortfalls that would reduce or
                                 delay the amount of proceeds available for
                                 distributions on your certificates. At
                                 origination of the mortgage loans, the mortgage
                                 loan sellers took steps to establish that the
                                 use and operation of the mortgaged properties
                                 securing the mortgage loans were in compliance
                                 in all material respects with all applicable
                                 zoning, land-use and building ordinances,
                                 rules, regulations, and orders. Evidence of
                                 this compliance may be in the form of legal
                                 opinions, confirmations from government
                                 officials, title policy endorsements,
                                 appraisals, zoning consultants' reports and/or
                                 representations by the related borrower in the
                                 related mortgage loan documents. These steps
                                 may not have revealed all possible violations
                                 and certain mortgaged properties that were in
                                 compliance may not remain in compliance.

                                 Some violations of zoning, land use and
                                 building regulations may be known to exist at
                                 any particular mortgaged property, but the
                                 mortgage loan sellers generally do not consider
                                 those defects known to them to be material or
                                 have obtained policy endorsements and/or law
                                 and ordinance insurance to mitigate the risk of
                                 loss associated with any material violation or
                                 noncompliance. In some cases, the use,
                                 operation and/or structure of a mortgaged
                                 property constitutes a permitted nonconforming
                                 use and/or structure as a result of changes in
                                 zoning laws after such mortgaged properties
                                 were constructed and the structure may not be
                                 rebuilt to its current state or be used for its
                                 current purpose if a material casualty event
                                 occurs. Insurance proceeds may not be
                                 sufficient to pay the mortgage loan in full if
                                 a material casualty event were to occur, or the
                                 mortgaged property, as rebuilt for a conforming
                                 use, may not generate sufficient income to
                                 service the mortgage loan and the value of the
                                 mortgaged property or its revenue producing
                                 potential may not be the same as it was before
                                 the casualty. If a mortgaged property could not
                                 be rebuilt to its current state or its current
                                 use were no longer permitted due to building
                                 violations or changes in zoning or other
                                 regulations, then the borrower might experience
                                 cash flow delays and shortfalls or be subject
                                 to penalties that would reduce or delay the
                                 amount of proceeds available for distributions
                                 on your certificates.

                                 Certain mortgaged properties may be subject to
                                 use restrictions pursuant to reciprocal
                                 easement or operating agreements which could
                                 limit the borrower's right to operate certain
                                 types of facilities within a prescribed radius.
                                 These limitations could adversely affect the
                                 ability of the borrower to lease the mortgaged
                                 property on favorable terms.

                                      S-60

CONDEMNATIONS WITH RESPECT TO
MORTGAGED PROPERTIES SECURING
THE MORTGAGE LOANS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                From time to time, there may be condemnations
                                 pending or threatened against one or more of
                                 the mortgaged properties. There can be no
                                 assurance that the proceeds payable in
                                 connection with a total condemnation will be
                                 sufficient to restore the related mortgaged
                                 property or to satisfy the remaining
                                 indebtedness of the related mortgage loan. The
                                 occurrence of a partial condemnation may have a
                                 material adverse effect on the continued use of
                                 the affected mortgaged property, or on an
                                 affected borrower's ability to meet its
                                 obligations under the related mortgage loan.
                                 Therefore, we cannot assure you that the
                                 occurrence of any condemnation will not have a
                                 negative impact upon the distributions on your
                                 certificates.

IMPACT OF TERRORIST ATTACKS
AND MILITARY OPERATIONS ON THE
FINANCIAL MARKETS AND YOUR
INVESTMENT                       On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks,
                                 resulting in the loss of many lives and massive
                                 property damage and destruction in New York
                                 City, the Washington, D.C. area and
                                 Pennsylvania. In its aftermath, there was
                                 considerable uncertainty in the world financial
                                 markets. It is impossible to predict whether,
                                 or the extent to which, future terrorist
                                 activities may occur in the United States.
                                 According to publicly available reports, the
                                 financial markets have in the past responded to
                                 the uncertainty with regard to the scope,
                                 nature and timing of current and possible
                                 future military responses led by the United
                                 States, as well as to the disruptions in air
                                 travel, substantial losses reported by various
                                 companies including airlines, insurance
                                 providers and aircraft makers, the need for
                                 heightened security across the country and
                                 decreases in consumer confidence that can cause
                                 a general slowdown in economic growth.

                                 It is impossible to predict the duration of the
                                 current military involvement of the United
                                 States in Iraq or Afghanistan and whether the
                                 United States will be involved in any other
                                 future military actions. The continued presence
                                 of United States military personnel in Iraq and
                                 Afghanistan may prompt further terrorist
                                 attacks against the United States.

                                 It is uncertain what effects the aftermath of
                                 such military operations of the United States
                                 in Iraq, any future terrorist activities in the
                                 United States or abroad and/or any consequent
                                 actions on the part of the United States
                                 Government and others, including military
                                 action, will have on: (a) United States and
                                 world financial markets, (b) local, regional
                                 and national economies, (c) real estate markets
                                 across the United States, (d) particular
                                 business segments, including those that are
                                 important to the performance of the mortgaged
                                 properties that secure the mortgage loans
                                 and/or (e) insurance costs and the availability
                                 of insurance coverage for terrorist acts,
                                 particularly for large mortgaged properties,
                                 which could adversely affect the cash flow at
                                 such mortgaged properties. In particular, the
                                 decrease in air travel may have a negative
                                 effect on certain of the mortgaged properties,
                                 including hospitality mortgaged properties and
                                 those mortgaged properties in

                                      S-61

                                 tourist areas which could reduce the ability of
                                 such mortgaged properties to generate cash
                                 flow. As a result, the ability of the mortgaged
                                 properties to generate cash flow may be
                                 adversely affected. These disruptions and
                                 uncertainties could materially and adversely
                                 affect the value of, and your ability to
                                 resell, your certificates.

IMPACT OF HURRICANE KATRINA,
HURRICANE RITA AND HURRICANE
WILMA ON THE MORTGAGE LOANS
AND YOUR INVESTMENT              The damage caused by Hurricane Katrina,
                                 Hurricane Rita and Hurricane Wilma and related
                                 windstorms, floods and tornadoes in areas of
                                 Alabama, Louisiana, Texas and Florida in
                                 August, September and October 2005 may
                                 adversely affect certain of the mortgaged
                                 properties. As of the cut-off date, twenty-five
                                 (25) of the mortgaged properties, securing
                                 mortgage loans representing 7.6% of the initial
                                 outstanding pool balance, were secured by
                                 mortgaged properties located in Alabama, Texas,
                                 Louisiana or Florida. Although it is too soon
                                 to assess the full impact of Hurricane Katrina,
                                 Hurricane Rita and Hurricane Wilma on the
                                 United States and local economies, in the short
                                 term the effects of the storms are expected to
                                 have a material adverse effect on the local
                                 economies and income producing real estate in
                                 the affected areas. Areas affected by Hurricane
                                 Katrina, Hurricane Rita and Hurricane Wilma
                                 suffered severe flooding, wind and water
                                 damage, forced evacuations, lawlessness,
                                 contamination, gas leaks and fire and
                                 environmental damage. The devastation caused by
                                 Hurricane Katrina, Hurricane Rita and Hurricane
                                 Wilma could lead to a general economic
                                 downturn, including increased oil prices, loss
                                 of jobs, regional disruptions in travel,
                                 transportation and tourism and a decline in
                                 real-estate related investments, in particular,
                                 in the areas most directly damaged by the
                                 storms. Specifically, there can be no assurance
                                 that displaced residents of the affected areas
                                 will return, that the economies in the affected
                                 areas will recover sufficiently to support
                                 income producing real estate at pre-storm
                                 levels or that the costs of clean-up will not
                                 have a material adverse effect on the national
                                 economy. Additionally, the standard all-risk
                                 insurance policies that borrowers under the
                                 mortgage loans are required to maintain
                                 typically do not cover flood damage. Although
                                 certain mortgage loans may require borrowers to
                                 maintain additional flood insurance, there can
                                 be no assurance that such additional insurance
                                 will be sufficient to cover damage to a
                                 mortgaged property in a heavily flooded area.

                                 Because of the difficulty in obtaining
                                 information about the affected areas and
                                 mortgaged properties it is not possible at this
                                 time to make a complete assessment of the
                                 severity of loss, the availability of insurance
                                 coverage to cover these losses and the extent
                                 and expected duration of the effects of
                                 Hurricane Katrina, Hurricane Rita and Hurricane
                                 Wilma on the mortgaged properties, the
                                 southeast states and the United States as a
                                 whole.

THE ABSENCE OF OR INADEQUACY
OF INSURANCE COVERAGE ON THE
PROPERTY MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    The mortgaged properties may suffer casualty
                                 losses due to risks that are not covered by
                                 insurance (including acts of terrorism) or for
                                 which insurance coverage is not adequate or
                                 available at commercially

                                      S-62

                                 reasonable rates. In addition, some of the
                                 mortgaged properties are located in California
                                 and in other coastal areas of certain states,
                                 which are areas that have historically been at
                                 greater risk of acts of nature, including
                                 earthquakes, fires, hurricanes and floods. The
                                 mortgage loans generally do not require
                                 borrowers to maintain earthquake, hurricane or
                                 flood insurance and we cannot assure you that
                                 borrowers will attempt or be able to obtain
                                 adequate insurance against such risks. If a
                                 borrower does not have insurance against such
                                 risks and a casualty occurs at a mortgaged
                                 property, the borrower may be unable to
                                 generate income from the mortgaged property in
                                 order to make payments on the related mortgage
                                 loan.

                                 Moreover, if reconstruction or major repairs
                                 are required following a casualty, changes in
                                 laws that have occurred since the time of
                                 original construction may materially impair the
                                 borrower's ability to effect such
                                 reconstruction or major repairs or may
                                 materially increase their cost.

                                 As a result of these factors, the amount
                                 available to make distributions on your
                                 certificates could be reduced.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City, the Washington, D.C.
                                 area and Pennsylvania, the comprehensive
                                 general liability and business interruption or
                                 rent loss insurance policies required by
                                 typical mortgage loans (which are generally
                                 subject to periodic renewals during the term of
                                 the related mortgage loans) have been affected.
                                 To give time for private markets to develop a
                                 pricing mechanism and to build capacity to
                                 absorb future losses that may occur due to
                                 terrorism, on November 26, 2002 the Terrorism
                                 Risk Insurance Act of 2002 was enacted, which
                                 established the Terrorism Insurance Program.
                                 Under the Terrorism Insurance Program, the
                                 federal government shares the risk of loss
                                 associated with certain future terrorist acts.

                                 The Terrorism Insurance Program was originally
                                 scheduled to expire on December 31, 2005.
                                 However, on December 22, 2005, the Terrorism
                                 Risk Insurance Extension Act of 2005 was
                                 enacted, which extended the duration of the
                                 Terrorism Insurance Program until December 31,
                                 2007.

                                 The Terrorism Insurance Program is administered
                                 by the Secretary of the Treasury and through
                                 December 31, 2007 will provide some financial
                                 assistance from the United States Government to
                                 insurers in the event of another terrorist
                                 attack that results in an insurance claim. The
                                 program applies to United States risks only and
                                 to acts that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest as an effort to
                                 influence or coerce United States civilians or
                                 the United States Government.

                                 In addition, with respect to any act of
                                 terrorism occurring after March 31, 2006, no
                                 compensation will be paid under the Terrorism
                                 Insurance Program unless the aggregate industry
                                 losses relating to such act of terror exceed
                                 $50 million (or, if such insured losses occur
                                 in 2007, $100 million). As a result, unless the
                                 borrowers obtain separate coverage for events
                                 that do not meet these thresholds (which
                                 coverage may not be required by the respective
                                 loan documents and may not otherwise be
                                 obtainable), such events would not be covered.

                                      S-63

                                 The Treasury Department has established
                                 procedures for the program under which the
                                 federal share of compensation will be equal to
                                 90% (or, in 2007, 85%) of that portion of
                                 insured losses that exceeds an applicable
                                 insurer deductible required to be paid during
                                 each program year. The federal share in the
                                 aggregate in any program year may not exceed
                                 $100 billion (and the insurers will not be
                                 liable for any amount that exceeds this cap).

                                 Through December 2007, insurance carriers are
                                 required under the program to provide terrorism
                                 coverage in their basic "all-risk" policies.
                                 Any commercial property and casualty terrorism
                                 insurance exclusion that was in force on
                                 November 26, 2002 is automatically voided to
                                 the extent that it excludes losses that would
                                 otherwise be insured losses. Any state approval
                                 of those types of exclusions in force on
                                 November 26, 2002 are also voided.

                                 To the extent that uninsured or underinsured
                                 casualty losses occur with respect to the
                                 related mortgaged properties, losses on
                                 mortgage loans may result. In addition, the
                                 failure to maintain that type of insurance may
                                 constitute a default under a mortgage loan,
                                 which could result in the acceleration and
                                 foreclosure of that mortgage loan.
                                 Alternatively, the increased costs of
                                 maintaining that type of insurance could have
                                 an adverse effect on the financial condition of
                                 the mortgage loan borrowers.

                                 Certain of the mortgage loans are secured by
                                 mortgaged properties that are not insured for
                                 acts of terrorism. If those casualty losses are
                                 not covered by standard casualty insurance
                                 policies, then in the event of a casualty from
                                 an act of terrorism, the amount available to
                                 make distributions on your certificates could
                                 be reduced.

CERTAIN OTHER RISKS RELATED TO
CASUALTY AND CASUALTY
INSURANCE                        The loan documents for each mortgage loan
                                 generally require that (A) "all risk" insurance
                                 policies be maintained in an amount equal to
                                 either (i) not less than the full replacement
                                 cost of the related mortgaged property or (ii)
                                 the lesser of the full replacement cost of each
                                 related mortgaged property and the outstanding
                                 principal balance of the mortgage loan or (B)
                                 the related borrower will maintain such
                                 insurance coverages in such amounts as the
                                 lender may reasonably require. Notwithstanding
                                 such requirement, however, under insurance law,
                                 if an insured property is not rebuilt,
                                 insurance companies are generally required to
                                 pay only the "actual cash value" of the
                                 property, which is defined under state law but
                                 is generally equal to the replacement cost of
                                 the property less depreciation. The
                                 determination of "actual cash value" is both
                                 inexact and heavily dependent on facts and
                                 circumstances. Notwithstanding the requirements
                                 of the loan documents, an insurer may refuse to
                                 insure a mortgaged property for the loan amount
                                 if it determines that the "actual cash value"
                                 of the mortgaged property would be a lower
                                 amount, and even if it does insure a mortgaged
                                 property for the full loan amount, if at the
                                 time of casualty the "actual cash value" is
                                 lower, and the mortgaged property is not
                                 restored, only the "actual cash value" will be
                                 paid. Accordingly, if a borrower does not meet
                                 the conditions to restore a mortgaged property
                                 and the mortgagee elects to require the
                                 borrower to apply the insurance proceeds to
                                 repay the mortgage loan, rather than toward

                                      S-64

                                 restoration, there can be no assurance that
                                 such proceeds will be sufficient to repay the
                                 mortgage loan.

                                 Certain leases may provide that such leases are
                                 terminable in connection with a casualty or
                                 condemnation including in the event the leased
                                 premises are not repaired or restored within a
                                 specified time period.

CLAIMS UNDER BLANKET INSURANCE
POLICIES MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    Some of the mortgaged properties are covered by
                                 blanket insurance policies which also cover
                                 other properties of the related borrower or its
                                 affiliates. In the event that such policies are
                                 drawn on to cover losses on such other
                                 properties, the amount of insurance coverage
                                 available under such policies may thereby be
                                 reduced and could be insufficient to cover each
                                 mortgaged property's insurable risks.

PROPERTY INSPECTIONS AND
ENGINEERING REPORTS MAY NOT
REFLECT ALL CONDITIONS THAT
REQUIRE REPAIR ON THE PROPERTY   Licensed engineers or consultants generally
                                 inspected the mortgaged properties and prepared
                                 engineering reports in connection with the
                                 origination or securitization of the mortgage
                                 loans to assess items such as structure,
                                 exterior walls, roofing, interior construction,
                                 mechanical and electrical systems and general
                                 condition of the site, buildings and other
                                 improvements. However, we cannot assure you
                                 that all conditions requiring repair or
                                 replacement were identified. In those cases
                                 where a material condition was disclosed, such
                                 condition has been or is required to be
                                 remedied to the mortgage loan seller's
                                 satisfaction, or funds as deemed necessary by
                                 the mortgage loan seller, or the related
                                 engineer or consultant have been reserved to
                                 remedy the material condition. No additional
                                 property inspections were conducted by us in
                                 connection with the issuance of the
                                 certificates.

VALUATION ESTIMATES MAY
INACCURATELY REFLECT THE VALUE
OF THE MORTGAGED PROPERTIES      An appraisal certified by the applicable
                                 appraiser to be in compliance with FIRREA was
                                 conducted in respect of each mortgaged property
                                 in connection with the origination or
                                 securitization of the related mortgage loan.
                                 The resulting estimated property values
                                 represent the analysis and opinion of the
                                 person performing the appraisal and are not
                                 guarantees of present or future values. The
                                 person performing the appraisal may have
                                 reached a different conclusion of value than
                                 the conclusion that would be reached by a
                                 different appraiser appraising the same
                                 property. Moreover, the values of the mortgaged
                                 properties may have changed significantly since
                                 the appraisal was performed. In addition,
                                 appraisals seek to establish the amount a
                                 typically motivated buyer would pay a typically
                                 motivated seller. Such amount could be
                                 significantly higher than the amount obtained
                                 from the sale of a mortgaged property under a
                                 distress or liquidation sale. There is no
                                 assurance that the appraisal values indicated
                                 accurately reflect past, present or future
                                 market values of the mortgaged properties.

                                      S-65

THE TIMING OF MORTGAGE LOAN
AMORTIZATION MAY CAUSE
INCREASED POOL CONCENTRATION,
WHICH MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    As principal payments or prepayments are made
                                 on mortgage loans, the remaining mortgage pool
                                 may be subject to increased concentrations of
                                 property types, geographic locations and other
                                 pool characteristics of the mortgage loans and
                                 the mortgaged properties, some of which may be
                                 unfavorable. Classes of certificates that have
                                 a lower payment priority are more likely to be
                                 exposed to this concentration risk than are
                                 certificate classes with a higher payment
                                 priority. This occurs because realized losses
                                 are allocated to the class outstanding at any
                                 time with the lowest payment priority and
                                 principal on the certificates entitled to
                                 principal is generally payable in sequential
                                 order or alphabetical order (provided that the
                                 Class A-M Certificates will be senior in right
                                 to the Class A-J Certificates), with such
                                 classes generally not being entitled to receive
                                 principal until the preceding class or classes
                                 entitled to receive principal have been
                                 retired.

SUBORDINATION OF SOME
CERTIFICATES MAY AFFECT THE
TIMING OF PAYMENTS AND THE
APPLICATION OF LOSSES ON YOUR
CERTIFICATES                     As described in this prospectus supplement, the
                                 rights of the holders of each class of
                                 subordinate certificates to receive payments of
                                 principal and interest otherwise payable on
                                 their certificates will be subordinated to such
                                 rights of the holders of the more senior
                                 certificates having an earlier alphabetical
                                 class designation (provided that the Class A-M
                                 Certificates will be senior in right to the
                                 Class A-J Certificates). Losses on the mortgage
                                 loans will be allocated to the Class P, Class
                                 O, Class N, Class M, Class L, Class K, Class J,
                                 Class H, Class G, Class F, Class E, Class D,
                                 Class C, Class B, Class A-J and Class A-M
                                 Certificates, in that order, reducing amounts
                                 otherwise payable to each class. Any remaining
                                 losses would then be allocated or cause
                                 shortfalls to the Class A-1, Class A-2, Class
                                 A-3, Class A-AB and Class A-4 Certificates, pro
                                 rata, and, solely with respect to losses of
                                 interest, to the Class X Certificates, in
                                 proportion to the amounts of interest or
                                 principal distributable on those certificates.

THE OPERATION OF THE MORTGAGED
PROPERTY FOLLOWING FORECLOSURE
OF THE MORTGAGE LOAN MAY
AFFECT THE TAX STATUS OF THE
TRUST AND MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    If the trust acquires a mortgaged property as a
                                 result of a foreclosure or deed in lieu of
                                 foreclosure, the special servicer will
                                 generally retain an independent contractor to
                                 operate the property. Any net income from
                                 operations other than qualifying "rents from
                                 real property", or any rental income based on
                                 the net profits derived by any person from such
                                 property or allocable to a non-customary
                                 service, will subject the trust to a federal
                                 tax on such income at the highest marginal
                                 corporate tax rate, which is currently 35%,
                                 and, in addition, possible state or local tax.
                                 In this event, the net proceeds available for
                                 distribution on your

                                      S-66

                                 certificates will be reduced. The special
                                 servicer may permit the trust to earn such
                                 above described "net income from foreclosure
                                 property" but only if it determines that the
                                 net after-tax benefit to certificateholders is
                                 greater than under another method of operating
                                 or leasing the mortgaged property. In addition,
                                 if the trust were to acquire one or more
                                 mortgaged properties pursuant to a foreclosure
                                 or deed in lieu of foreclosure, upon
                                 acquisition of those mortgaged properties, the
                                 trust may in certain jurisdictions,
                                 particularly in New York, be required to pay
                                 state or local transfer or excise taxes upon
                                 liquidation of such mortgaged properties. Such
                                 state or local taxes may reduce net proceeds
                                 available for distribution to the
                                 certificateholders.

STATE LAWS APPLICABLE TO
FORECLOSURE ACTIONS MAY AFFECT
THE TIMING OF PAYMENTS ON
YOUR CERTIFICATES                Some states, including California, have laws
                                 prohibiting more than one "judicial action" to
                                 enforce a mortgage obligation. Some courts have
                                 construed the term "judicial action" broadly.
                                 In the case of any mortgage loan secured by
                                 mortgaged properties located in multiple
                                 states, the master servicer or special servicer
                                 may be required to foreclose first on mortgaged
                                 properties located in states where these "one
                                 action" rules apply (and where non-judicial
                                 foreclosure is permitted) before foreclosing on
                                 properties located in states where judicial
                                 foreclosure is the only permitted method of
                                 foreclosure. As a result, the ability to
                                 realize upon the mortgage loans may be
                                 significantly delayed and otherwise limited by
                                 the application of state laws.

THE BANKRUPTCY OR INSOLVENCY
OF ANY AFFILIATED BORROWERS
MAY ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             Ten (10) groups of mortgage loans, the three
                                 (3) largest of which represent 3.7%, 2.9% and
                                 0.8%, respectively, of the initial outstanding
                                 pool balance, were made to borrowers that are
                                 affiliated through common ownership of
                                 partnership or other equity interests and
                                 where, in general, the related mortgaged
                                 properties are commonly managed.

                                 The bankruptcy or insolvency of any such
                                 borrower or respective affiliate could have an
                                 adverse effect on the operation of all of the
                                 related mortgaged properties and on the ability
                                 of such related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the related mortgage loans. For example, if
                                 a person that owns or controls several
                                 mortgaged properties experiences financial
                                 difficulty at one such property, it could defer
                                 maintenance at one or more other mortgaged
                                 properties in order to satisfy current expenses
                                 with respect to the mortgaged property
                                 experiencing financial difficulty, or it could
                                 attempt to avert foreclosure by filing a
                                 bankruptcy petition that might have the effect
                                 of interrupting monthly payments for an
                                 indefinite period on all the related mortgage
                                 loans.

TENANT LEASES MAY HAVE
PROVISIONS THAT COULD
ADVERSELY AFFECT PAYMENTS
ON YOUR CERTIFICATES             In certain jurisdictions, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage and do not contain attornment
                                 provisions which require the tenant to
                                 recognize a successor owner, following

                                      S-67

                                 foreclosure, as landlord under the lease, the
                                 leases may terminate upon the transfer of the
                                 property to a foreclosing lender or purchaser
                                 at foreclosure. Not all leases were reviewed to
                                 ascertain the existence of these provisions.
                                 Accordingly, if a mortgaged property is located
                                 in such a jurisdiction and is leased to one or
                                 more desirable tenants under leases that are
                                 subordinate to the mortgage and do not contain
                                 attornment provisions, such mortgaged property
                                 could experience a further decline in value if
                                 such tenants' leases were terminated. This is
                                 particularly likely if such tenants were paying
                                 above-market rents or could not be replaced.

                                 Some of the leases at the mortgaged properties
                                 securing the mortgage loans included in the
                                 trust may not be subordinate to the related
                                 mortgage. If a lease is not subordinate to a
                                 mortgage, the trust will not possess the right
                                 to dispossess the tenant upon foreclosure of
                                 the mortgaged property unless it has otherwise
                                 agreed with the tenant. If the lease contains
                                 provisions inconsistent with the mortgage, for
                                 example, provisions relating to application of
                                 insurance proceeds or condemnation awards, or
                                 which could affect the enforcement of the
                                 lender's rights, for example, an option to
                                 purchase the mortgaged property or a right of
                                 first refusal to purchase the mortgaged
                                 property, the provisions of the lease will take
                                 precedence over the provisions of the mortgage.

                                 Additionally, with respect to certain of the
                                 mortgage loans, the related borrower may have
                                 granted certain tenants a right of first
                                 refusal in the event a sale is contemplated or
                                 a purchase option to purchase all or a portion
                                 of the mortgaged property. Such provisions, if
                                 not waived or subordinated, may impede the
                                 lender's ability to sell the related mortgaged
                                 property at foreclosure or adversely affect the
                                 foreclosure bid price.

TENANCIES IN COMMON MAY
HINDER RECOVERY                  Borrowers under fifteen (15) mortgage loans,
                                 representing 7.6% of the initial outstanding
                                 pool balance own the related mortgaged property
                                 as tenants-in-common. The borrower under one
                                 (1) mortgage loan, representing 0.5% of the
                                 initial outstanding pool balance, is a Delaware
                                 statutory trust. In general, with respect to a
                                 tenant-in-common ownership structure, each
                                 tenant-in-common owns an undivided interest in
                                 the property and if such tenant-in-common
                                 desires to sell its interest in the property
                                 (and is unable to find a buyer or otherwise
                                 needs to force a partition) the
                                 tenant-in-common has the ability to request
                                 that a court order a sale of the property and
                                 distribute the proceeds to each
                                 tenant-in-common proportionally.

                                 The bankruptcy, dissolution or action for
                                 partition by one or more of the
                                 tenants-in-common could result in an early
                                 repayment of the related mortgage loan, a
                                 significant delay in recovery against the
                                 tenant-in-common mortgagors, a material
                                 impairment in property management and a
                                 substantial decrease in the amount recoverable
                                 upon the related mortgage loan. In some cases,
                                 the related mortgage loan documents provide for
                                 full recourse to the related tenant-in-common
                                 borrower or the guarantor if a tenant-in-common
                                 files for partition or bankruptcy. In some
                                 cases, the related tenant-in-common borrower
                                 waived its right

                                      S-68

                                 to partition, reducing the risk of partition.
                                 However, there can be no assurance that, if
                                 challenged, this waiver would be enforceable.
                                 In most cases, the related tenant-in-common
                                 borrower is a special purpose entity (in some
                                 cases bankruptcy-remote), reducing the risk of
                                 bankruptcy. The tenant-in-common structure may
                                 cause delays in the enforcement of remedies
                                 because each time a tenant-in-common borrower
                                 files for bankruptcy, the bankruptcy court stay
                                 will be reinstated. There can be no assurance
                                 that a bankruptcy proceeding by a single
                                 tenant-in-common borrower will not delay
                                 enforcement of this mortgage loan

INCREASES IN REAL ESTATE TAXES
DUE TO TERMINATION OF A PILOT
PROGRAM OR OTHER TAX ABATEMENT
ARRANGEMENTS MAY REDUCE
PAYMENTS TO CERTIFICATEHOLDERS   Certain of the mortgaged properties securing
                                 the mortgage loans have or may in the future
                                 have the benefit of reduced real estate taxes
                                 under a local government program of payment in
                                 lieu of taxes (often known as a PILOT program)
                                 or other tax abatement arrangements. Some of
                                 these programs or arrangements may be scheduled
                                 to terminate or have significant tax increases
                                 prior to the maturity of the related mortgage
                                 loan, resulting in higher, and in some cases
                                 substantially higher, real estate tax
                                 obligations for the related borrower. An
                                 increase in real estate taxes may impact the
                                 ability of the borrower to pay debt service on
                                 the mortgage loans. There are no assurances
                                 that any such program will continue for the
                                 duration of the related mortgage loan.

LEGAL ACTION ARISING OUT OF
ORDINARY BUSINESS COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                There may be pending or threatened legal
                                 actions, suits or proceedings against the
                                 borrowers and managers of the mortgaged
                                 properties and their respective affiliates
                                 arising out of their ordinary business. We
                                 cannot assure you that any such actions, suits
                                 or proceedings would not have a material
                                 adverse effect on your certificates.

RISKS RELATING TO COMPLIANCE
WITH THE AMERICANS WITH
DISABILITIES ACT COULD
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Under the Americans with Disabilities Act of
                                 1990, public accommodations are required to
                                 meet certain federal requirements related to
                                 access and use by disabled persons. Borrowers
                                 may incur costs complying with the Americans
                                 with Disabilities Act. In addition,
                                 noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants. If a borrower
                                 incurs such costs or fines, the amount
                                 available to pay debt service would be reduced.

CONFLICTS OF INTEREST MAY HAVE
AN ADVERSE EFFECT ON YOUR
CERTIFICATES                     Conflicts between various certificateholders.
                                 The special servicer is given considerable
                                 latitude in determining whether and in what
                                 manner to liquidate or modify defaulted
                                 mortgage loans. The operating adviser will have
                                 the right to replace the special servicer upon
                                 satisfaction of certain conditions set forth in
                                 the pooling and servicing agreement. At

                                      S-69

                                 any given time, the operating adviser will be
                                 controlled generally by the holders of the most
                                 subordinate, or, if its certificate principal
                                 balance is less than 25% of its original
                                 certificate balance, the next most subordinate,
                                 class of certificates, that is, the controlling
                                 class, outstanding from time to time (or with
                                 respect to an A/B Mortgage Loan, the holder of
                                 the related B Note to the extent set forth in
                                 the related intercreditor agreement), and such
                                 holders may have interests in conflict with
                                 those of the holders of the other certificates.
                                 In addition, the operating adviser will have
                                 the right to approve the determination of
                                 customarily acceptable costs with respect to
                                 insurance coverage and the right to advise the
                                 special servicer with respect to certain
                                 actions of the special servicer and, in
                                 connection with such rights, may act solely in
                                 the interest of the holders of certificates of
                                 the controlling class, without any liability to
                                 any certificateholder. For instance, the
                                 holders of certificates of the controlling
                                 class might desire to mitigate the potential
                                 for loss to that class from a troubled mortgage
                                 loan by deferring enforcement in the hope of
                                 maximizing future proceeds. However, the
                                 interests of the trust may be better served by
                                 prompt action, since delay followed by a market
                                 downturn could result in less proceeds to the
                                 trust than would have been realized if earlier
                                 action had been taken. In general, no servicer
                                 is required to act in a manner more favorable
                                 to the offered certificates than to the
                                 privately offered certificates.

                                 The master servicer, any primary servicer, the
                                 special servicer or an affiliate of any of them
                                 may hold subordinate mortgage notes or acquire
                                 certain of the most subordinated certificates,
                                 including those of the initial controlling
                                 class. Under such circumstances, the master
                                 servicer, a primary servicer and the special
                                 servicer may have interests that conflict with
                                 the interests of the other holders of the
                                 certificates. However, the pooling and
                                 servicing agreement and each primary servicing
                                 agreement will provide that the mortgage loans
                                 are to be serviced in accordance with the
                                 servicing standard and without regard to
                                 ownership of any certificates by the master
                                 servicer, the primary servicer or the special
                                 servicer, as applicable. The initial special
                                 servicer under the pooling and servicing
                                 agreement will be ARCap Servicing, Inc.; the
                                 initial operating adviser under the pooling and
                                 servicing agreement will be ARCap REIT, Inc.

                                 Conflicts between certificateholders and the
                                 Non-Serviced Mortgage Loan Master Servicer
                                 and/or the Non-Serviced Mortgage Loan Special
                                 Servicer. Any non-serviced mortgage loan will
                                 be serviced and administered pursuant to the
                                 related non-serviced mortgage loan pooling and
                                 servicing agreement, which provides for
                                 servicing arrangements that are generally
                                 consistent with the terms of other comparably
                                 rated commercial mortgage loan securitizations.
                                 Consequently, non-serviced mortgage loans will
                                 not be serviced and administered pursuant to
                                 the terms of the pooling and servicing
                                 agreement. In addition, the legal and/or
                                 beneficial owners of the other mortgage loans
                                 secured by the mortgaged property securing
                                 non-serviced mortgage loans, directly or
                                 through representatives, have certain rights
                                 under the related non-serviced mortgage loan
                                 pooling and servicing agreement and the related
                                 intercreditor agreement that affect such
                                 mortgage loans, including with respect to the
                                 servicing of such mortgage loans and the
                                 appointment of a special servicer with respect

                                      S-70

                                 to such mortgage loans. Those legal and/or
                                 beneficial owners may have interests that
                                 conflict with your interests. There are no
                                 non-serviced mortgage loans related to this
                                 trust.

                                 Conflicts between certificateholders and the
                                 holders of subordinate notes. Pursuant to the
                                 terms of the related intercreditor agreements,
                                 neither the master servicer nor special
                                 servicer may enter into material amendments,
                                 modifications or extensions of a mortgage loan
                                 in a material manner without the consent of the
                                 holder of the related subordinate note, subject
                                 to the expiration of the subordinate note
                                 holder's consent rights. The holders of the
                                 subordinate notes (or their respective
                                 designees) may have interests in conflict with
                                 those of the certificateholders of the classes
                                 of offered certificates. As a result, approvals
                                 to proposed actions of the master servicer or
                                 special servicer, as applicable, under the
                                 pooling and servicing agreement may not be
                                 granted in all instances, thereby potentially
                                 adversely affecting some or all of the classes
                                 of offered certificates.

                                 Conflicts between certificateholders and
                                 primary servicer. The primary servicer for
                                 certain of the mortgage loans will be Principal
                                 Global Investors, LLC, an affiliate of a
                                 mortgage loan seller. The primary servicer for
                                 certain of the mortgage loans will be Wells
                                 Fargo Bank, National Association, a mortgage
                                 loan seller. It is anticipated that the master
                                 servicer will delegate many of its servicing
                                 obligations with respect to these mortgage
                                 loans to such primary servicers pursuant to
                                 primary servicing agreements. Under these
                                 circumstances, the primary servicers, because
                                 it is either a seller or an affiliate of a
                                 seller, may have interests that conflict with
                                 the interests of the holders of the
                                 certificates.

                                 Conflicts between borrowers and property
                                 managers. It is likely that many of the
                                 property managers of the mortgaged properties,
                                 or their affiliates, manage additional
                                 properties, including properties that may
                                 compete with the mortgaged properties.
                                 Affiliates of the managers, and managers
                                 themselves, also may own other properties,
                                 including competing properties. The managers of
                                 the mortgaged properties may accordingly
                                 experience conflicts of interest in the
                                 management of such mortgaged properties.

                                 Conflicts between the trust and the mortgage
                                 loan sellers. The activities of the mortgage
                                 loan sellers, and their affiliates or
                                 subsidiaries, may involve properties that are
                                 in the same markets as the mortgaged properties
                                 underlying the certificates. In such case, the
                                 interests of each of the mortgage loan sellers,
                                 or their affiliates or subsidiaries, may differ
                                 from, and compete with, the interests of the
                                 trust, and decisions made with respect to those
                                 assets may adversely affect the amount and
                                 timing of distributions with respect to the
                                 certificates. Conflicts of interest may arise
                                 between the trust and each of the mortgage loan
                                 sellers, or their affiliates or subsidiaries,
                                 that engage in the acquisition, development,
                                 operation, leasing, financing and disposition
                                 of real estate if those mortgage loan sellers
                                 acquire any certificates. In particular, if
                                 certificates held by a mortgage loan seller are
                                 part of a class that is or becomes the
                                 controlling class the mortgage loan seller as
                                 part of the holders of the controlling class
                                 would have the ability to influence certain
                                 actions of the special servicer under
                                 circumstances where the interests of the trust
                                 conflict with the interests

                                      S-71

                                 of the mortgage loan seller, or its affiliates
                                 or subsidiaries, as acquirors, developers,
                                 operators, tenants, financers or sellers of
                                 real estate related assets.

                                 The mortgage loan sellers, or their affiliates
                                 or subsidiaries, may acquire a portion of the
                                 certificates. Under those circumstances, they
                                 may become the controlling class, and as the
                                 controlling class, have interests that may
                                 conflict with their interests as a seller of
                                 the mortgage loans.

                                 In addition, any subordinate indebtedness
                                 secured by the related mortgaged property, any
                                 mezzanine loans and/or any future mezzanine
                                 loans related to certain of the mortgage loans
                                 may be held by the respective sellers of such
                                 mortgage loan or affiliates or subsidiaries
                                 thereof. The holders of such subordinate
                                 indebtedness or such mezzanine loans may have
                                 interests that conflict with the interests of
                                 the holders of the certificates.

                                 Additionally, certain of the mortgage loans
                                 included in the trust may have been
                                 refinancings of debt previously held by a
                                 mortgage loan seller, or an affiliate or
                                 subsidiary of a mortgage loan seller, and the
                                 mortgage loan sellers, or their affiliates or
                                 subsidiaries, may have or have had equity
                                 investments in the borrowers (or in the owners
                                 of the borrowers) or properties under certain
                                 of the mortgage loans included in the trust.
                                 Each of the mortgage loan sellers, and their
                                 affiliates or subsidiaries, have made and/or
                                 may make or have preferential rights to make
                                 loans to, or equity investments in, affiliates
                                 of the borrowers under the mortgage loans.

                                 Other Conflicts. The depositor is an affiliate
                                 of Morgan Stanley Mortgage Capital Inc., one of
                                 the mortgage loan sellers and a sponsor, and
                                 Morgan Stanley & Co. Incorporated, one of the
                                 underwriters. Wells Fargo Bank, National
                                 Association is a mortgage loan seller, a
                                 sponsor, the master servicer, the paying agent,
                                 the certificate registrar and the
                                 authenticating agent. Bear Stearns Commercial
                                 Mortgage, Inc., a mortgage loan seller and a
                                 sponsor, is an affiliate of Bear, Stearns & Co.
                                 Inc., one of the underwriters. Principal
                                 Commercial Funding II, LLC, a mortgage loan
                                 seller and sponsor, is affiliated with
                                 Principal Global Investors, LLC, one of the
                                 primary servicers. LaSalle Bank National
                                 Association and Morgan Stanley Mortgage Capital
                                 Inc. are parties to a custodial agreement
                                 whereby LaSalle, for consideration, provides
                                 custodial services to Morgan Stanley Mortgage
                                 Capital Inc. for certain commercial mortgage
                                 loans originated or purchased by it. Pursuant
                                 to this custodial agreement, LaSalle Bank
                                 National Association is currently providing
                                 custodial services for most of the mortgage
                                 loans to be sold by Morgan Stanley Mortgage
                                 Capital Inc. to the depositor in connection
                                 with this securitization. The terms of the
                                 custodial agreement are customary for the
                                 commercial mortgage-backed securitization
                                 industry providing for the delivery, receipt,
                                 review and safekeeping of mortgage loan files.
                                 LaSalle Bank National Association and Bear
                                 Stearns Commercial Mortgage Inc. are parties to
                                 a custodial agreement whereby LaSalle, for
                                 consideration, provides custodial services to
                                 Bear Stearns Commercial Mortgage Inc. for
                                 certain commercial mortgage loans originated or
                                 purchased by it. Pursuant to this custodial
                                 agreement, LaSalle Bank National Association is
                                 currently providing custodial services for most
                                 of the

                                      S-72

                                 mortgage loans to be sold by Bear Stearns
                                 Commercial Mortgage Inc. to the depositor in
                                 connection with this securitization. The terms
                                 of the custodial agreement are customary for
                                 the commercial mortgage-backed securitization
                                 industry providing for the delivery, receipt,
                                 review and safekeeping of mortgage loan files.

PREPAYMENTS MAY REDUCE
THE YIELD ON YOUR CERTIFICATES   The yield to maturity on your certificates will
                                 depend, in significant part, upon the rate and
                                 timing of principal payments on the mortgage
                                 loans. For this purpose, principal payments
                                 include both voluntary prepayments, if
                                 permitted, and involuntary prepayments, such as
                                 prepayments resulting from casualty or
                                 condemnation of mortgaged properties, defaults
                                 and liquidations by borrowers, or repurchases
                                 as a result of a mortgage loan seller's
                                 material breach of representations and
                                 warranties or material defects in a mortgage
                                 loan's documentation. In addition, certain of
                                 the mortgage loans may require that, upon the
                                 occurrence of certain events, funds held in
                                 escrow or proceeds from letters of credit may
                                 be applied to the outstanding principal balance
                                 of such mortgage loans.

                                 The investment performance of your certificates
                                 may vary materially and adversely from your
                                 expectations if the actual rate of prepayment
                                 is higher or lower than you anticipate.

                                 Voluntary prepayments under some of the
                                 mortgage loans are prohibited for specified
                                 lock-out periods or require payment of a
                                 prepayment premium or a yield maintenance
                                 charge or both, unless the prepayment occurs
                                 within a specified period prior to and
                                 including the anticipated repayment date or
                                 maturity date, as the case may be.
                                 Nevertheless, we cannot assure you that the
                                 related borrowers will refrain from prepaying
                                 their mortgage loans due to the existence of a
                                 prepayment premium or a yield maintenance
                                 charge or the amount of such premium or charge
                                 will be sufficient to compensate you for
                                 shortfalls in payments on your certificates on
                                 account of such prepayments. We also cannot
                                 assure you that involuntary prepayments will
                                 not occur or that borrowers will not default in
                                 order to avoid the application of lock-out
                                 periods. The rate at which voluntary
                                 prepayments occur on the mortgage loans will be
                                 affected by a variety of factors, including:

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lock-out
                                      period;

                                 o    the level of prevailing interest rates;

                                 o    the availability of mortgage credit;

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums and the ability of
                                      the master servicer, primary servicer or
                                      special servicer to enforce the related
                                      provisions;

                                 o    the failure to meet requirements for
                                      release of escrows/reserves that result in
                                      a prepayment;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax or legal
                                      factors.

                                      S-73

                                 Generally, no yield maintenance charge or
                                 prepayment premium will be required for
                                 prepayments (i) in connection with a casualty
                                 or condemnation unless an event of default has
                                 occurred or (ii) in connection with the
                                 resolution of a specially serviced mortgage
                                 loan. In addition, if a mortgage loan seller
                                 repurchases any mortgage loan from the trust
                                 due to the material breach of a representation
                                 or warranty or a material document defect or
                                 the mortgage loan is otherwise purchased from
                                 the trust (including certain purchases by the
                                 holder of a B Note or mezzanine loan), the
                                 repurchase price paid will be passed through to
                                 the holders of the certificates with the same
                                 effect as if the mortgage loan had been prepaid
                                 in part or in full, except that no yield
                                 maintenance charge or prepayment premium will
                                 be payable. Any such repurchase or purchase
                                 may, therefore, adversely affect the yield to
                                 maturity on your certificates.

                                 Although all of the mortgage loans have
                                 protection against voluntary prepayments in the
                                 form of lock-out periods, defeasance
                                 provisions, yield maintenance provisions and/or
                                 prepayment premium provisions, there can be no
                                 assurance that (i) borrowers will refrain from
                                 prepaying mortgage loans due to the existence
                                 of a yield maintenance charge or prepayment
                                 premium or (ii) involuntary prepayments or
                                 repurchases will not occur.

                                 In addition, the yield maintenance formulas are
                                 not the same for all of the mortgage loans that
                                 have yield maintenance charges. This can lead
                                 to substantial variance from loan to loan with
                                 respect to the amount of yield maintenance
                                 charge that is due on the related prepayment.
                                 Also, the description in the mortgage notes of
                                 the method of calculation of prepayment
                                 premiums and yield maintenance charges is
                                 complex and subject to legal interpretation and
                                 it is possible that another person would
                                 interpret the methodology differently from the
                                 way we did in estimating an assumed yield to
                                 maturity on your certificates as described in
                                 this prospectus supplement. See Appendix II
                                 attached to this prospectus supplement for a
                                 description of the various prepayment
                                 provisions.

RELEASE OF COLLATERAL            Notwithstanding the prepayment restrictions
                                 described in this prospectus supplement,
                                 certain of the mortgage loans permit the
                                 release of a mortgaged property (or a portion
                                 of the mortgaged property) subject to the
                                 satisfaction of certain conditions described in
                                 Appendix II attached to this prospectus
                                 supplement. In order to obtain such release
                                 (other than with respect to the release of
                                 certain non-material portions of the mortgaged
                                 properties which may not require payment of a
                                 release price), the borrower is required (among
                                 other things) to pay a release price, which may
                                 include a prepayment premium or yield
                                 maintenance charge on all or a portion of such
                                 payment.

                                 In addition, certain mortgage loans provide for
                                 the release, without prepayment or defeasance,
                                 of outparcels or other portions of the related
                                 mortgaged property that were given no value or
                                 minimal value in the underwriting process,
                                 subject to the satisfaction of certain
                                 conditions. In addition, certain of the
                                 mortgage loans permit the related borrower to
                                 substitute collateral under certain
                                 circumstances.

                                 See Appendix II attached to this prospectus
                                 supplement for further details regarding the
                                 various release provisions.

                                      S-74

THE YIELD ON YOUR CERTIFICATE
WILL BE AFFECTED BY THE PRICE
AT WHICH THE CERTIFICATE WAS
PURCHASED AND THE RATE, TIMING
AND AMOUNT OF DISTRIBUTIONS ON
YOUR CERTIFICATE                 The yield on any certificate will depend on (1)
                                 the price at which such certificate is
                                 purchased by you and (2) the rate, timing and
                                 amount of distributions on your certificate.
                                 The rate, timing and amount of distributions on
                                 any certificate will, in turn, depend on, among
                                 other things:

                                 o    the interest rate for such certificate;

                                 o    the rate and timing of principal payments
                                      (including principal prepayments) and
                                      other principal collections (including
                                      loan purchases in connection with breaches
                                      of representations and warranties) on or
                                      in respect of the mortgage loans and the
                                      extent to which such amounts are to be
                                      applied or otherwise result in a reduction
                                      of the certificate balance of such
                                      certificate;

                                 o    the rate, timing and severity of losses on
                                      or in respect of the mortgage loans or
                                      unanticipated expenses of the trust;

                                 o    the rate and timing of any reimbursement
                                      of the master servicer, the special
                                      servicer or the trustee, as applicable,
                                      out of the Certificate Account of
                                      nonrecoverable advances or advances
                                      remaining unreimbursed on a modified
                                      mortgage loan on the date of such
                                      modification;

                                 o    the timing and severity of any interest
                                      shortfalls resulting from prepayments to
                                      the extent not offset by a reduction in
                                      master servicer compensation as described
                                      in this prospectus supplement;

                                 o    the timing and severity of any reductions
                                      in the appraised value of any mortgaged
                                      property in a manner that has an effect on
                                      the amount of advancing required on the
                                      related mortgage loan; and

                                 o    the method of calculation of prepayment
                                      premiums and yield maintenance charges and
                                      the extent to which prepayment premiums
                                      and yield maintenance charges are
                                      collected and, in turn, distributed on
                                      such certificate.

                                 In addition, any change in the weighted average
                                 life of a certificate may adversely affect
                                 yield. Prepayments resulting in a shortening of
                                 weighted average lives of certificates may be
                                 made at a time of lower interest rates when you
                                 may be unable to reinvest the resulting payment
                                 of principal at a rate comparable to the
                                 effective yield anticipated when making the
                                 initial investment in certificates. Delays and
                                 extensions resulting in a lengthening of the
                                 weighted average lives of the certificates may
                                 occur at a time of higher interest rates when
                                 you may have been able to reinvest principal
                                 payments that would otherwise have been
                                 received by you at higher rates.

YOU BEAR THE RISK OF
BORROWER DEFAULTS                The rate and timing of delinquencies or
                                 defaults on the mortgage loans could affect the
                                 following aspects of the offered certificates:

                                 o    the aggregate amount of distributions on
                                      them;

                                      S-75

                                 o    their yields to maturity;

                                 o    their rates of principal payments; and

                                 o    their weighted average lives.

                                 The rights of holders of each class of
                                 subordinate certificates to receive payments of
                                 principal and interest otherwise payable on
                                 their certificates will be subordinated to such
                                 rights of the holders of the more senior
                                 certificates having an earlier alphabetical
                                 class designation (provided that the Class A-M
                                 Certificates will be senior in right to the
                                 Class A-J Certificates). Losses on the mortgage
                                 loans will be allocated to the Class P, Class
                                 O, Class N, Class M, Class L, Class K, Class J,
                                 Class H, Class G, Class F, Class E, Class D,
                                 Class C, Class B, Class A-J and Class A-M
                                 Certificates, in that order, reducing amounts
                                 otherwise payable to each class. Any remaining
                                 losses would then be allocated to the Class A-1
                                 Certificates, the Class A-2 Certificates, the
                                 Class A-3 Certificates, the Class A-AB
                                 Certificates and the Class A-4 Certificates,
                                 pro rata, and with respect to losses of
                                 interest only, the Class X Certificates based
                                 on their respective entitlements.

                                 If losses on the mortgage loans exceed the
                                 aggregate certificate balance of the classes of
                                 certificates subordinated to a particular
                                 class, that particular class will suffer a loss
                                 equal to the full amount of that excess up to
                                 the outstanding certificate balance of such
                                 class.

                                 If you calculate your anticipated yield based
                                 on assumed rates of default and losses that are
                                 lower than the default rate and losses actually
                                 experienced and such losses are allocable to
                                 your certificates, your actual yield to
                                 maturity will be lower than the assumed yield.
                                 Under extreme scenarios, such yield could be
                                 negative. In general, the earlier a loss is
                                 borne by your certificates, the greater the
                                 effect on your yield to maturity.

                                 Additionally, delinquencies and defaults on the
                                 mortgage loans may significantly delay the
                                 receipt of distributions by you on your
                                 certificates, unless advances are made to cover
                                 delinquent payments or the subordination of
                                 another class of certificates fully offsets the
                                 effects of any such delinquency or default.

                                 Also, if the related borrower does not repay a
                                 mortgage loan with an anticipated repayment
                                 date by its anticipated repayment date, the
                                 effect will be to increase the weighted average
                                 life of your certificates and may reduce your
                                 yield to maturity.

                                 Furthermore, if principal and interest advances
                                 and/or servicing advances are made with respect
                                 to a mortgage loan after default and the
                                 mortgage loan is thereafter worked out under
                                 terms that do not provide for the repayment of
                                 those advances in full at the time of the
                                 workout, then any reimbursements of those
                                 advances prior to the actual collection of the
                                 amount for which the advance was made may also
                                 result in reductions in distributions of
                                 principal to the holders of the offered
                                 certificates for the current month.

                                      S-76

INTEREST ON ADVANCES AND
COMPENSATION TO THE MASTER
SERVICER, THE SPECIAL
SERVICER, THE TRUSTEE MAY HAVE
AN ADVERSE EFFECT ON THE
PAYMENTS ON YOUR CERTIFICATES    To the extent described in this prospectus
                                 supplement, the master servicer, the special
                                 servicer or the trustee, if applicable (and the
                                 related master servicer, the special servicer,
                                 the trustee or any fiscal agent in respect of
                                 any non-serviced mortgage loans), will be
                                 entitled to receive interest at the "prime
                                 rate" on unreimbursed advances they have made
                                 with respect to delinquent monthly payments or
                                 that are made with respect to the preservation
                                 and protection of the related mortgaged
                                 property or enforcement of the mortgage loan.
                                 This interest will generally accrue from the
                                 date on which the related advance is made or
                                 the related expense is incurred to the date of
                                 reimbursement. No advance interest will accrue
                                 during the grace period, if any, for the
                                 related mortgage loan. This interest may be
                                 offset in part by default interest and late
                                 payment charges paid by the borrower in
                                 connection with the mortgage loan or by certain
                                 other amounts. In addition, under certain
                                 circumstances, including delinquencies in the
                                 payment of principal and interest, a mortgage
                                 loan will be serviced by the special servicer,
                                 and the special servicer is entitled to
                                 compensation for special servicing activities.
                                 The right to receive interest on advances and
                                 special servicing compensation is senior to the
                                 rights of certificateholders to receive
                                 distributions. The payment of interest on
                                 advances and the payment of compensation to the
                                 special servicer may result in shortfalls in
                                 amounts otherwise distributable on the
                                 certificates.

LEASEHOLD INTERESTS ENTAIL
CERTAIN RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                Four (4) of the mortgaged properties, securing
                                 mortgage loans representing 2.8% of the initial
                                 outstanding pool balance, are subject to a
                                 first mortgage lien on a leasehold interest
                                 under a ground lease. In circumstances where
                                 both the fee and leasehold interest in the
                                 entire mortgaged property are encumbered, we
                                 have treated that as an encumbered fee
                                 interest.

                                 Leasehold mortgage loans are subject to certain
                                 risks not associated with mortgage loans
                                 secured by a lien on the fee estate of the
                                 borrower. The most significant of these risks
                                 is that if the borrower's leasehold were to be
                                 terminated upon a lease default, the lender
                                 would lose its security. Generally, each
                                 related ground lease requires the lessor to
                                 give the lender notice of the borrower's
                                 defaults under the ground lease and an
                                 opportunity to cure them, permits the leasehold
                                 interest to be assigned to the lender or the
                                 purchaser at a foreclosure sale, in some cases
                                 only upon the consent of the lessor, and
                                 contains certain other protective provisions
                                 typically included in a "mortgageable" ground
                                 lease.

                                 In addition, certain of the mortgaged
                                 properties are subject to various use
                                 restrictions imposed by the related ground
                                 lease, and these limitations could adversely
                                 affect the ability of the related borrower to
                                 lease or sell the mortgaged property on
                                 favorable terms, thus adversely

                                      S-77

                                 affecting the borrower's ability to fulfill its
                                 obligations under the related mortgage loan.

                                 Upon the bankruptcy of a lessor or a lessee
                                 under a ground lease, the debtor entity has the
                                 right to assume or reject the lease. If a
                                 debtor lessor rejects the lease, the lessee has
                                 the right to remain in possession of its leased
                                 premises for the rent otherwise payable under
                                 the lease for the term of the lease (including
                                 renewals). If a debtor lessee/borrower rejects
                                 any or all of the lease, the leasehold lender
                                 could succeed to the lessee/borrower's position
                                 under the lease only if the lessor specifically
                                 grants the lender such right. If both the
                                 lessor and the lessee/borrowers are involved in
                                 bankruptcy proceedings, the trustee may be
                                 unable to enforce the bankrupt
                                 lessee/borrower's right to refuse to treat a
                                 ground lease rejected by a bankrupt lessor as
                                 terminated. In such circumstances, a lease
                                 could be terminated notwithstanding lender
                                 protection provisions contained therein or in
                                 the mortgage.

                                 In a decision by the United States Court of
                                 Appeals for the Seventh Circuit (Precision
                                 Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d
                                 537 (7th Cir. 2003)) the court ruled with
                                 respect to an unrecorded lease of real property
                                 that where a statutory sale of the fee interest
                                 in leased property occurs under Section 363(f)
                                 of the Bankruptcy Code (11 U.S.C. Section
                                 363(f)) upon the bankruptcy of a landlord, such
                                 sale terminates a lessee's possessory interest
                                 in the property, and the purchaser assumes
                                 title free and clear of any interest, including
                                 any leasehold estates. Pursuant to Section
                                 363(e) of the Bankruptcy Code (11 U.S.C.
                                 Section 363(a)), a lessee may request the
                                 bankruptcy court to prohibit or condition the
                                 statutory sale of the property so as to provide
                                 adequate protection of the leasehold interests;
                                 however, the court ruled that this provision
                                 does not ensure continued possession of the
                                 property, but rather entitles the lessee to
                                 compensation for the value of its leasehold
                                 interest, typically from the sale proceeds.
                                 While there are certain circumstances under
                                 which a "free and clear" sale under Section
                                 363(f) of the Bankruptcy Code would not be
                                 authorized (including that the lessee could not
                                 be compelled in a legal or equitable proceeding
                                 to accept a monetary satisfaction of his
                                 possessory interest, and that none of the other
                                 conditions of Section 363(f)(1)-(4) of the
                                 Bankruptcy Code otherwise permits the sale), we
                                 cannot provide assurances that those
                                 circumstances would be present in any proposed
                                 sale of a leased premises. As a result, we
                                 cannot provide assurances that, in the event of
                                 a statutory sale of leased property pursuant to
                                 Section 363(f) of the Bankruptcy Code, the
                                 lessee may be able to maintain possession of
                                 the property under the ground lease. In
                                 addition, we cannot provide assurances that the
                                 lessee and/or the lender will be able to recoup
                                 the full value of the leasehold interest in
                                 bankruptcy court.

                                 Some of the ground leases securing the
                                 mortgaged properties provide that the ground
                                 rent payable under the ground lease increases
                                 during the term of the lease. These increases
                                 may adversely affect the cash flow and net
                                 income of the borrower from the mortgaged
                                 property.

                                      S-78

THE MORTGAGE LOAN SELLERS ARE
SUBJECT TO BANKRUPTCY OR
INSOLVENCY LAWS THAT MAY
AFFECT THE TRUST'S OWNERSHIP
OF THE MORTGAGE LOANS            In the event of the insolvency of any mortgage
                                 loan seller, it is possible the trust's right
                                 to payment from or ownership of the mortgage
                                 loans could be challenged, and if such
                                 challenge were successful, delays or reductions
                                 in payments on your certificates could occur.

                                 Based upon opinions of counsel that the
                                 conveyance of the mortgage loans would
                                 generally be respected in the event of
                                 insolvency of the mortgage loan sellers, which
                                 opinions are subject to various assumptions and
                                 qualifications, the depositor believes that
                                 such a challenge will be unsuccessful, but
                                 there can be no assurance that a bankruptcy
                                 trustee, if applicable, or other interested
                                 party will not attempt to assert such a
                                 position. Even if actions seeking such results
                                 were not successful, it is possible that
                                 payments on the certificates would be delayed
                                 while a court resolves the claim.

LIMITED LIQUIDITY AND MARKET
VALUE MAY ADVERSELY AFFECT
PAYMENTS ON YOUR CERTIFICATES    Your certificates will not be listed on any
                                 securities exchange or traded on any automated
                                 quotation systems of any registered securities
                                 association, and there is currently no
                                 secondary market for the certificates. While
                                 the underwriters currently intend to make a
                                 secondary market in the certificates, none of
                                 them is obligated to do so. Accordingly, you
                                 may not have an active or liquid secondary
                                 market for your certificates, which could
                                 result in a substantial decrease in the market
                                 value of your certificates. The market value of
                                 your certificates also may be affected by many
                                 other factors, including then-prevailing
                                 interest rates. Furthermore, you should be
                                 aware that the market for securities of the
                                 same type as the certificates has in the past
                                 been volatile and offered very limited
                                 liquidity.

WEIGHTED AVERAGE COUPON RATE
ENTAILS RISKS WHICH MAY
ADVERSELY AFFECT PAYMENTS ON
YOUR CERTIFICATES                The interest rates on one or more classes of
                                 certificates may be based on a weighted average
                                 of the mortgage loan interest rates net of the
                                 administrative cost rate, which is calculated
                                 based upon the respective principal balances of
                                 the mortgage loans. Alternatively, the interest
                                 rate on one or more classes of the certificates
                                 may be capped at such weighted average rate.
                                 This weighted average rate is further described
                                 in this prospectus supplement under the
                                 definition of "Weighted Average Net Mortgage
                                 Rate" in the "Glossary of Terms." Any class of
                                 certificates that is either fully or partially
                                 based upon the weighted average net mortgage
                                 rate may be adversely affected by
                                 disproportionate principal payments,
                                 prepayments, defaults and other unscheduled
                                 payments on the mortgage loans. Because some
                                 mortgage loans will amortize their principal
                                 more quickly than others, the rate may
                                 fluctuate over the life of those classes of
                                 your certificates.

                                 In general, mortgage loans with relatively high
                                 mortgage interest rates are more likely to
                                 prepay than mortgage loans with relatively low
                                 mortgage interest rates. For instance, varying
                                 rates of unscheduled principal payments on
                                 mortgage loans which have interest rates above

                                      S-79

                                 the weighted average net mortgage rate may have
                                 the effect of reducing the interest rate of
                                 your certificates.

          This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above in this "Risk Factors"
section and elsewhere in this prospectus supplement.

                                      S-80

                               TRANSACTION PARTIES

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Bear Stearns Commercial Mortgage, Inc.

Overview

          Bear Stearns Commercial Mortgage, Inc., a New York corporation
("BSCMI") is a sponsor of this transaction and is one of the mortgage loan sellers. BSCMI or an affiliate originated and underwrote all of the mortgage loans sold to the depositor by it. BSCMI originates and underwrites loans through its New York City and Los Angeles offices.

          BSCMI is a wholly-owned subsidiary of The Bear Stearns Companies Inc.
(NYSE: BSC) and an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. The principal offices of BSCMI are located at 383 Madison Avenue,
New York, New York 10179, and its telephone number is (212) 272-2000.

          BSCMI's primary business is the underwriting, origination and sale of mortgage loans secured by commercial or multifamily properties. BSCMI sells the great majority of the mortgage loans that it originates through commercial mortgage backed securities ("CMBS") securitizations. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of
January 1, 2006, the total amount of commercial mortgage loans originated by
BSCMI since 1995 was in excess of $29 billion, of which approximately $22 billion has been securitized. Of the approximately $22 billion of securitized commercial mortgage loans, approximately $14 billion has been securitized by an affiliate of BSCMI acting as depositor, and approximately $8 billion has been securitized by unaffiliated entities acting as depositor. In its fiscal year ended November 30, 2005, BSCMI originated approximately $10 billion of commercial mortgage loans, of which approximately $3 billion was securitized by an affiliate of BSCMI acting as depositor, and approximately $3 billion was securitized by unaffiliated entities acting as depositor.

          BSCMI's annual commercial mortgage loan originations have grown from approximately $65 million in 1995 to approximately $1 billion in 2000 and to approximately $10 billion in 2005. The commercial mortgage loans originated by
BSCMI include both fixed and floating rate loans and both conduit loans and large loans. BSCMI primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. BSCMI originates loans in every state and in Puerto Rico and the U.S. Virgin Islands.

          As a sponsor, BSCMI originates mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the issuing entity for the related securitization. In coordination with Bear,
Stearns & Co. Inc. and other underwriters, BSCMI works with rating agencies, loan sellers and servicers in structuring the securitization transaction. BSCMI acts as sponsor, originator or mortgage loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Multiple seller transactions in which BSCMI has participated to date include each of the prior series of certificates issued under the "TOP" program, in which BSCMI,
Wells Fargo Bank, National Association, Morgan Stanley Mortgage Capital Inc.,
Principal Commercial Funding, LLC and/or Principal Commercial Funding II, LLC
generally are mortgage loan sellers and sponsors, and Bear Stearns Commercial
Mortgage Securities Inc., an affiliate of BSCMI (the "BSCMSI Depositor"), and
Morgan Stanley Capital I Inc., which is an affiliate of Morgan Stanley Mortgage
Capital Inc., have alternately acted as depositor and the "PWR" program, in which BSCMI, Prudential Mortgage Capital Funding, LLC, Wells Fargo Bank,
National Association, Nationwide Life Insurance Company, Principal Commercial
Funding, LLC and/or Principal Commercial Funding II, LLC generally are mortgage loan sellers, and the BSCMSI Depositor or Bear Stearns Commerical Mortgage
Securities II Inc. act as depositor. As of January 1, 2006, BSCMI securitized approximately $5 billion of commercial mortgage loans through the TOP program and approximately $5 billion of commercial mortgage loans through the PWR program.

                                      S-81

          Neither BSCMI nor any of its affiliates acts as servicer of the commercial mortgage loans in its securitizations. Instead, BSCMI sells the right to be appointed servicer of its securitized mortgage loans to rating-agency approved servicers, including Wells Fargo Bank, National Association, the master servicer in this transaction, and Bank of America, N.A.

BSCMI's Underwriting Standards

          General. All of the BSCMI mortgage loans were originated by BSCMI or an affiliate of BSCMI, in each case, generally in accordance with the underwriting criteria summarized below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality, tenancy and location of the real estate collateral and the sponsorship of the borrower, will impact the extent to which the general criteria are applied to a specific mortgage loan. The underwriting criteria are general, and there is no assurance that every mortgage loan will comply in all respects with the criteria.

          Mortgage Loan Analysis. The BSCMI credit underwriting team for each mortgage loan is comprised of real estate professionals from BSCMI. The underwriting team for each mortgage loan is required to conduct an extensive review of the related mortgaged property, including an analysis of the appraisal, engineering report, environmental report, historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit and background of the borrower and certain key principals of the borrower are examined prior to approval of the mortgage loan. This analysis includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Borrowers generally are required to be special purpose entities. The credit of key tenants is also examined as part of the underwriting process. A member of the BSCMI underwriting team visits and inspects each property to confirm occupancy rates and to analyze the property's market and utility within the market.

          Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from
BSCMI and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms or reject a mortgage loan.

          Debt Service Coverage Ratio and LTV Ratio. BSCMI's underwriting criteria generally require the following minimum debt service coverage ratios and maximum loan to value ratios for each indicated property type:

PROPERTY TYPE                    DSCR GUIDELINE   LTV RATIO GUIDELINE
------------------------------   --------------   -------------------
Multifamily                           1.20x               80%
Office                                1.25x               75%
Anchored Retail                       1.20x               80%
Unanchored Retail                     1.30x               75%
Self-storage                          1.30x               75%
Hotel                                 1.40x               70%
Industrial                            1.25x               70%
Manufactured Housing Community        1.25x               75%

          Debt service coverage ratios are calculated based on anticipated
Underwritten Net Cash Flow at the time of origination. Therefore, the debt service coverage ratio for each mortgage loan as reported elsewhere in this prospectus supplement may differ from the amount determined at the time of origination.

          Escrow Requirements. BSCMI generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves and capital expenses. Generally, the required escrows for mortgage loans originated by BSCMI are as follows:

                                      S-82

          Taxes and Insurance-Typically, a pro rated initial deposit and monthly deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual property insurance premium.

          Replacement Reserves-Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for
BSCMI or the following minimum amounts:

PROPERTY TYPE                    RESERVE GUIDELINE
------------------------------   -----------------------------
Multifamily                      $250 per unit
Office                           $0.20 per square foot
Retail                           $0.15 per square foot
Self-storage                     $0.15 per square foot
Hotel                            5% of gross revenue
Industrial                       $0.10 - $0.15 per square foot
Manufactured Housing Community   $50 per pad

          Deferred Maintenance/Environmental Remediation-An initial deposit, upon funding of the mortgage loan, in an amount generally equal to 125% of the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment.

          Re-tenanting-In some cases major leases expire within the mortgage loan term. To mitigate this risk, special reserves may be funded either at closing and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

Morgan Stanley Mortgage Capital Inc.

          Morgan Stanley Mortgage Capital Inc., a New York corporation formed in
1984 ("MSMC") is a sponsor of this transaction and is one of the mortgage loan sellers. MSMC is an affiliate of the depositor and one of the underwriters and is a direct wholly owned subsidiary of Morgan Stanley (NYSE: MS). The executive offices of MSMC are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. MSMC also has offices in Chicago, Illinois, Los
Angeles, California and Irvine, California. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations. MSMC originated all of the mortgage loans it is selling to us.

MSMC's Commercial Mortgage Securitization Program

          MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of the mortgage loans by transferring the mortgage loans to a securitization depositor, including Morgan Stanley
Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

          Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Mortgage loans originated and securitized by MSMC include both fixed rate and floating rate mortgage loans and both large mortgage loans and conduit mortgage loans (including those shown in the table below), and mortgage loans included in both public and private securitizations. MSMC also originates

                                      S-83

subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by MSMC for the four years ending on
December 31, 2005.

                                                TOTAL MSMC         TOTAL
                                              MORTGAGE LOANS        MSMC
       TOTAL MSMC     TOTAL MSMC MORTGAGE    SECURITIZED WITH     MORTGAGE
        MORTGAGE    LOANS SECURITIZED WITH    NON-AFFILIATED       LOANS
YEAR     LOANS*      AFFILIATED DEPOSITOR        DEPOSITOR      SECURITIZED
----   ----------   ----------------------   ----------------   -----------
                     (APPROXIMATE AMOUNTS IN BILLIONS OF $S)
2005      12.1                8.2                   1.8             10.0
2004       7.7                5.3                   1.2              6.5
2003       6.4                3.3                   1.3              4.6
2002       4.6                2.2                   0.6              2.8

          *Includes all mortgage loans originated or purchased by MSMC in the relevant year. Mortgage loans originated in a given year that were not securitized in that year generally were held for securitization in the following year.

          MSMC's large mortgage loan program typically originates mortgage loans larger than $75 million, although MSMC's conduit mortgage loan program also sometimes originates such large mortgage loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

Underwriting Standards

          Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

          The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls, current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

          Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

                                      S-84

          Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

          The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this prospectus supplement and Appendix II may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

          Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied.
In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

Servicing

          MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, MSMC may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

Wells Fargo Bank, National Association

          Wells Fargo Bank, National Association, a national banking association
("Wells Fargo Bank"), is a sponsor of this transaction and is one of the mortgage loan sellers. Wells Fargo Bank originated and underwrote all of the mortgage loans it is selling to us.

          Wells Fargo Bank is a wholly-owned subsidiary of Wells Fargo & Company
(NYSE: WFC). The principal office of Wells Fargo Bank's commercial mortgage origination division is located at 45 Fremont Street, 9th Floor, San Francisco,
California 94105, and its telephone number is (415) 396-7697.

          Wells Fargo Bank is engaged in a general consumer banking, commercial banking and trust business, offering a wide range of commercial, corporate, international, financial market, retail and fiduciary banking services. Wells
Fargo Bank is a national banking association chartered by the Office of the
Comptroller of the Currency (the "OCC") and is subject to the regulation, supervision and examination of the OCC.

Wells Fargo Bank's Commercial Mortgage Securitization Program

          Wells Fargo Bank has been active as a participant in securitizations of commercial and multifamily mortgage loans since 1995. Wells Fargo Bank originates commercial and multifamily mortgage loans and, together

                                      S-85

with other mortgage loan sellers and sponsors, participates in the securitization of such mortgage loans by transferring them to an unaffiliated securitization depositor and participating in structuring decisions. Multiple mortgage loan seller transactions in which Wells Fargo Bank has participated include the "TOP" program in which Morgan Stanley Capital I Inc. and Bear
Stearns Commercial Mortgage Securities Inc. have alternately acted as depositor, the "PWR" program in which the BSCMSI Depositor or Bear Stearns Commercial
Mortgage Securities II Inc. act as depositor and the "HQ" and "LIFE" programs in which Morgan Stanley Capital I Inc. acts as depositor.

          Between the inception of its commercial mortgage securitization program in 1995 and December 31, 2005, Wells Fargo Bank originated approximately
2,966 fixed rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $14.6 billion, which were included in approximately 42 securitization transactions. The properties securing these loans include multifamily, office, retail, industrial, hospitality, manufactured housing and self-storage properties. Wells Fargo Bank and certain of its affiliates also originate other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans. In the year ended December 31, 2005, Wells Fargo Bank originated and securitized commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $3.9 billion, all of which were included in securitization transactions in which an unaffiliated entity acted as depositor.

Servicing

          Wells Fargo Bank services the mortgage loans that it originates, and is acting as master servicer in this transaction. See "Transaction
Parties-Master Servicer," in this prospectus supplement. Wells Fargo Bank is also acting as paying agent, certificate registrar, authenticating agent and tax administrator in this transaction.

Underwriting Standards

          Wells Fargo Bank generally underwrites commercial and multifamily mortgage loans originated for securitization in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality, location and tenancy of the mortgaged property and the sponsorship of the borrower, will impact the extent to which the underwriting criteria are applied to that mortgage loan. The underwriting criteria are general guidelines, and in many cases exceptions to one or more of the criteria may be approved.
Accordingly, no representation is made that each mortgage loan originated by
Wells Fargo Bank will comply in all respects with the underwriting criteria.

          An underwriting team comprised of real estate professionals conducts a review of the mortgaged property related to each loan, generally including an analysis of historical property operating statements, if available, rent rolls, current and historical real estate taxes, and tenant leases. The borrower and certain key principals of the borrower are reviewed for financial strength and other credit factors, generally including financial statements (which are generally unaudited), third-party credit reports, and judgment, lien, bankruptcy and pending litigation searches. Depending on the type of the mortgaged property and other factors, the credit of key tenants also may also be reviewed. Each mortgaged property is generally inspected to ascertain its overall quality, competitiveness, physical attributes, neighborhood, market, accessibility, visibility and demand generators. Wells Fargo Bank generally obtains the third party reports or other documents described in this prospectus supplement under
"Description of the Mortgage Pool-Assessments of Property Value and Condition,"
"--Appraisals," "--Environmental Assessments," "--Property Condition
Assessments," "--Seismic Review Process," and "--Zoning and Building Code
Compliance."

          A loan committee of senior real estate professionals reviews each proposed mortgage loan before a commitment is made. The loan committee may approve or reject a proposed loan, or may approve it subject to modifications or satisfaction with additional due diligence.

          Debt Service Coverage Ratio and LTV Ratio. Wells Fargo Bank's
underwriting criteria generally require a minimum debt service coverage ratio of
1.20x and a maximum LTV Ratio of 80%. However, as noted above, these criteria are general guidelines, and exceptions to them may be approved based on the characteristics of a particular mortgage loan. For example, Wells Fargo Bank may originate a mortgage loan with a lower debt service coverage ratio or a higher
LTV Ratio based on relevant factors such as the types of tenants and leases at the mortgaged

                                      S-86

property or additional credit support such as reserves, letters of credit or guarantees. In addition, with respect to certain mortgage loans originated by
Wells Fargo Bank or its affiliates there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

          For purposes of the underwriting criteria, Wells Fargo Bank calculates the debt service coverage ratio for each mortgage loan on the basis of
Underwritten Net Cash Flow at loan origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix II hereto may differ from the ratio for such loan calculated at the time of origination. In addition, Wells Fargo Bank's underwriting criteria generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See
"Description of the Mortgage Pool" in this prospectus supplement.

          Escrow Requirements. Wells Fargo Bank may require a borrower to fund escrows or reserves for taxes and insurance or, in some cases, requires such escrows or reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Wells Fargo Bank may also require a borrower to fund escrows or reserves for other purposes such as deferred maintenance, re-tenanting expenses and capital expenditures, in some cases only during periods when certain debt service coverage ratios are not satisfied. In some cases, in lieu of funding an escrow or reserve, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. Wells Fargo Bank reviews the need for a particular escrow or reserve on a loan-by-loan basis and does not require escrows or reserves to be funded for each mortgage loan.

Principal Commercial Funding II, LLC

          Principal Commercial Funding II, LLC ("PCFII") a Delaware limited liability company formed in 2005, is a sponsor of this transaction and one of the mortgage loan sellers. PCFII is an entity owned jointly by U.S. Bank
National Association ("USB"), a subsidiary of U.S. Bancorp (NYSE:USB) and
Principal Commercial Funding, LLC ("PCF"), a subsidiary of Principal Global
Investors, LLC ("PGI") which is a wholly owned subsidiary of Principal Life
Insurance Company. Principal Life Insurance Company is a wholly-owned subsidiary of Principal Financial Services, Inc., which is wholly-owned by Principal
Financial Group (NYSE: PFG). The principal offices of PCFII are located at 801
Grand Avenue, Des Moines, Iowa 50392, telephone number (515) 248-3944.

          PCFII's principal business is the underwriting, origination and sale of mortgage loans secured by commercial and multifamily properties, which mortgage loans are in turn primarily sold into securitizations. PCF or USB have sourced all of the mortgage loans PCFII is selling in this transaction.
Principal Global Investors, LLC, an affiliate of PCFII and a primary servicer in this transaction, services the mortgage loans sold to the Trust by PCFII.

Principal Commercial Funding II, LLC's Commercial Real Estate Securitization
Program

          PCFII began participating in the securitization of mortgage loans in
2006. PCFII sources mortgage loans through its owners, PCF and USB. PCF and its affiliates underwrite the mortgage loans for PCFII. PCFII, with the other mortgage loan sellers, participates in the securitization of such mortgage loans by transferring the mortgage loans to a securitization depositor or another entity that acts in a similar capacity. Multiple mortgage loan seller transactions in which PCF and PCFII have participated in include the "TOP"
program in which Bear Stearns Commercial Mortgage Securities Inc. and Morgan
Stanley Capital I Inc. have alternately acted as depositor, the "PWR" program in which the BSCMSI Depositor or Bear Stearns Commercial Mortgage Securities II
Inc. act as depositor and the "IQ" and "HQ" programs in which Morgan Stanley
Capital I Inc. has acted as depositor.

          Since the inception of PCF's mortgage loan securitization program in
1998, the total amount of commercial and multifamily mortgage loans originated by PCF and/or PCFII that have been included in securitizations as of March 31,
2006, was approximately $7.8 billion. As of such date, these securitized loans included approximately 1,173 mortgage loans, all of which were fixed rate and which have been included in approximately 33 securitizations. In connection with originating mortgage loans for securitization, certain of PCFII's affiliates also

                                      S-87

originate subordinate or mezzanine debt which is generally not securitized. In its fiscal year ended December 31, 2005, PCF and/or PCFII originated and securitized approximately $2.2 billion of commercial and multifamily mortgage loans, all of which were included in securitizations in which an unaffiliated entity acted as depositor. PCF's and/or PCFII's total securitizations have grown from approximately $337.7 million in 1999 to approximately $2.2 billion in 2005.

          The mortgage loans originated for PCFII include fixed rate conduit loans. PCFII's conduit loan program (which is the program under which PCFII's mortgage loans being securitized in this transaction were originated), will also sometimes originate large loans to be securitized within conduit issuances. The mortgage loans originated for PCFII are secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties.

Servicing

          Principal Global Investors, LLC, an affiliate of PCF and PCFII, services all of the commercial mortgage loans originated for PCF and PCFII for securitization. Additionally, PGI is the primary servicer for the mortgage loans sold by PCFII in this transaction. See "Transactions Parties--Primary Servicer"
in this prospectus supplement.

Underwriting Standards

          PCFII's mortgage loans originated for securitization are underwritten by PCF and its affiliates, and, in each case, will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

          The credit underwriting team for each mortgage loan is comprised of real estate professionals. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which focuses on supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the mortgage loan. This analysis generally includes a review of financial statements (which are generally unaudited), third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the underwriting team (or someone on its behalf), visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process," and "--Zoning and Building Code Compliance" are generally obtained.

          All mortgage loans must be approved by a loan committee comprised of senior real estate professionals. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

          Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting standards for PCFII's mortgage loans generally require a minimum debt service coverage ratio of 1.20x and maximum loan-to-value ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, a mortgage loan originated for PCFII may have a lower debt service coverage ratio or higher loan-to-value ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, real

                                      S-88

estate professional's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated for PCFII, there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.

          The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Appendix B hereto may differ from the amount calculated at the time of origination. In addition, PCFII's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this prospectus supplement.

          Escrow Requirements. PCFII borrowers are often required to fund various escrows for taxes and insurance or, in some cases, requires such reserves to be funded only upon a triggering event, such as an event of default under the related mortgage loan. Additional reserves may be required for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. Case-by-case analysis is done to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated for PCFII.

          The information set forth in this prospectus supplement concerning the sponsors has been provided by them.

THE DEPOSITOR

          Morgan Stanley Capital I Inc., the depositor, is a direct wholly owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. Our principal executive offices are located at 1585 Broadway,
37th Floor, New York, New York 10036. Our telephone number is (212) 761-4000. We do not have, nor is it expected in the future that we will have, any significant assets and are not engaged in any activities except those related to the securitization of assets.

          The depositor was formed for the purpose of acting as a depositor in asset backed securities transactions. During the period commencing January 1,
2002 and terminating December 31, 2005, the depositor acted as depositor with respect to commercial and multifamily mortgage loan securitization transactions, in an aggregate amount of $33,767,957,511. MSMC has acted as a sponsor or co-sponsor of all of such transactions and contribute a substantial portion of the mortgage loans in such transactions, with the remainder having been contributed by numerous other mortgage loan sellers. The depositor has also acted as depositor with respect to numerous securitizations of residential mortgage loans. Morgan Stanley Capital I Inc. will have minimal ongoing duties with respect to the offered certificates and the mortgage loans. The depositor's duties will include, without limitation, (i) appointing a successor trustee in the event of the resignation or removal of the trustee, (ii) providing information in its possession with respect to the certificates to the paying agent to the extent necessary to perform REMIC tax administration, (iii)
indemnifying the trustee, the paying agent and trust for any liability, assessment or costs arising from the depositor's bad faith, negligence or malfeasance in providing such information, (iv) indemnifying the trustee and the paying agent against certain securities laws liabilities, and (v) signing any annual report on Form 10-K, including the certification therein required under the Sarbanes-Oxley Act, and any distribution reports on Form 10-D and Current
Reports on Form 8-K required to be filed by the trust. The depositor is also required under the Underwriting Agreement to indemnify the Underwriters for certain securities law liabilities.

                                      S-89

THE ISSUING ENTITY

          The issuing entity with respect to the offered certificates will be the Morgan Stanley Capital I Trust 2006-TOP23 (the "Trust"). The Trust will be a
New York common law trust that will be formed on the Closing Date pursuant to the Pooling and Servicing Agreement. The only activities that the Trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO
Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus supplement. Accordingly, the Trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Trust may not lend or borrow money, except that the master servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the Trust, but only to the extent it deems such Advances to be recoverable from the related mortgage loan; such
Advances are intended to provide liquidity, rather than credit support. The
Pooling and Servicing Agreement may be amended as described in this prospectus supplement under "Description of the Offered Certificates--Amendments to the
Pooling and Servicing Agreement." The Trust administers the mortgage loans through the trustee, the paying agent, the master servicer and the special servicer. A discussion of the duties of the trustee, the paying agent, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this prospectus supplement under
"--The Trustee," "--The Paying Agent, Certificate Registrar and Authenticating
Agent," "--The Master Servicer," and "--The Special Servicer" and "Servicing of
the Mortgage Loans."

          The only assets of the Trust other than the mortgage loans and any REO
Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Certificate Account and other accounts are invested. The Trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties, and the other activities described in this prospectus supplement, and indemnity obligations to the trustee, the paying agent, the master servicer and the special servicer. The fiscal year of the
Trust is the calendar year. The Trust has no executive officers or board of directors and acts through the trustee, the paying agent, the master servicer and the special servicer.

          The Depositor is contributing the mortgage loans to the Trust. The
Depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this prospectus supplement under "Description of the Mortgage
Pool--Sale of the Mortgage Loans" and "--Representations and Warranties."

          Since the Trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a
"business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Trust would be characterized as a "business trust."

          The depositor has been formed as a bankruptcy remote special purpose entity. In connection with the sale of the mortgage loans from each mortgage loan seller to the depositor and from the depositor to the Trust, certain legal opinions are required. Those opinions to the extent relating to an entity subject to Title 1l of the United States Code (the "Bankruptcy Code") are
generally to the effect that:

          (1) If such mortgage loan seller (other than Wells Fargo) were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine that (i) (a) a transfer of the mortgage loans by the related mortgage loan seller to the depositor (including collection thereon) in the form and manner set forth in the related mortgage loan purchase agreement would constitute a true sale or absolute transfer of such mortgage loans (including the collections thereon), rather than a borrowing by the related mortgage loan seller from the depositor secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the related mortgage loan seller under Section 541(a)
of the Bankruptcy Code, and thus (b) the depositor's rights to the related mortgage loans (including the collections thereon) would not be impaired by the operation of Section 362(a) of the Bankruptcy Code;

                                      S-90

          (2) With respect to the mortgage loans sold to the Trust by Wells
Fargo, if in the event of the insolvency of Wells Fargo and the appointment of the Federal Deposit Insurance Corporation (the "FDIC") as conservator or receiver for Wells Fargo, pursuant to Section 11(c) of the Federal Deposit
Insurance Act (the "FDIA"), a court, in a properly presented and decided case, would hold that the FDIC could not (i) in the exercise of its authority under 12
U.S.C. Section 1821(e), reclaim, recover, or recharacterize as property of such mortgage loan seller (or its receivership) the underlying mortgage loans that have been transferred by such mortgage loan seller to the depositor and (ii)
seek to avoid the sale of the underlying mortgage loans under 12 U.S.C. Section
1823(e); and

          (3) If the depositor were to become a debtor in a properly presented case under the Bankruptcy Code, a federal bankruptcy court would determine (i)
(a) a transfer of the related mortgage loans by the depositor to the Trust
(including the collections thereon) in the form and manner set forth in the
Pooling and Servicing Agreement would constitute a true sale or absolute transfer of those mortgage loans (including the collections thereon), rather than a borrowing by the depositor from the Trust secured by those mortgage loans, so that those mortgage loans (including the collections thereon) would not be property of the estate of the depositor under Section 541(a) of the
Bankruptcy Code, and thus (b) the Trust's rights to the related mortgage loans
(including the collections thereon) would not be impaired by the operation of
Section 362(a) of the Bankruptcy Code.

          Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the transfer of the underlying mortgage loans from each seller to the depositor and from the depositor to the Trust has been structured as a sale, there can be no assurance that the sale of the underlying mortgage loans will not be recharacterized as a pledge, with the result that the depositor or Trust is deemed to be a creditor of the related mortgage loan seller rather than an owner of the mortgage loans.
See "Risk Factors--The Mortgage Loan Sellers Are Subject To Bankruptcy Or
Insolvency Laws That May Affect The Trust's Ownership Of The Mortgage Loans."

THE TRUSTEE AND THE CUSTODIAN

The Trustee

          LaSalle Bank National Association ("LaSalle") will act as the trustee under the Pooling and Servicing Agreement. LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO
Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994,
LaSalle has served as trustee on approximately 640 commercial mortgage-backed security transactions involving assets similar to the mortgage loans. As of
April 30, 2006, LaSalle's portfolio of commercial mortgage-backed security transactions which it serves as trustee numbers 425 with an outstanding certificate balance of approximately $271.5 billion. The depositor, the master servicer, the special servicer and the primary servicer may maintain banking relationships in the ordinary course of business with LaSalle. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois, 60603. Attention: Global Securities and Trust Services -
Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates,
Series 2006-TOP23, or at such other address as the trustee may designate from time to time.

          The trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and whose long-term senior unsecured debt is rated not less than "AA-" by Fitch
(or "A+" by Fitch if such institution's short-term debt obligations are rated at least "F-1" by Fitch) and "A+" by S&P, or otherwise acceptable to the Rating
Agencies as evidenced by a confirmation from each Rating Agency that such trustee will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates.

                                      S-91

Duties of the Trustee

          The trustee will make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or any asset or related document and is not accountable for the use or application by the Depositor or the master servicer or the special servicer of any of the certificates or any of the proceeds of the certificates, or for the use or application by the Depositor or the master servicer or the special servicer of funds paid in consideration of the assignment of the mortgage loans to the Trust or deposited into any fund or account maintained with respect to the certificates or any account maintained pursuant to the Pooling and Servicing
Agreement or for investment of any such amounts. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Pooling and Servicing
Agreement. The trustee is required to notify certificateholders of any termination of a master servicer or special servicer or appointment of a successor to the master servicer or the special servicer. The trustee will be obligated to make any Advance required to be made, and not made, by the master servicer under the Pooling and Servicing Agreement, provided that the trustee will not be obligated to make any Advance that it deems to be a nonrecoverable advance. The trustee will be entitled, but not obligated, to rely conclusively on any determination by the master servicer or the special servicer, solely in the case of Servicing Advances, if made, would be a nonrecoverable advance. The trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the master servicer. See
"Description of the Offered Certificates--Advances" in this prospectus supplement.

          In addition to having express duties under the Pooling and Servicing
Agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the Pooling and Servicing Agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the Pooling and Servicing Agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the Trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The Pooling and Servicing Agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

Matters Regarding the Trustee

          The trustee and its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall not have any liability to the Trust or the certificateholders arising out of or in connection with the Pooling and Servicing Agreement, except for their respective negligence or willful misconduct.

          The trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or performance of obligations or exercise of rights incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the Pooling and Servicing Agreement, the mortgage loans, the certificates and the acceptance or administration of the trusts or duties created under the Pooling and Servicing Agreement (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the
Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the
Pooling and Servicing Agreement), including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the Trust for any

                                      S-92

unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the
Pooling and Servicing Agreement.

Resignation and Removal of the Trustee

          The trustee may at any time resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the
Depositor, the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, the Depositor is required promptly to appoint a successor trustee meeting the requirements set forth above. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

          If at any time the trustee (i) shall cease to be eligible to continue as trustee under the Pooling and Servicing Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the Trust or any REMIC by any state in which the trustee or the Trust held by the trustee is located solely because of the location of the trustee in such state; provided, that, if the trustee agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii), or (iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of certificates with a rating as evidenced in writing by the Rating
Agencies, then Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth above. In the case of removal under clauses (i), (ii), (iii) and (iv) above, the trustee shall bear all such costs of transfer. Holders of the certificates entitled to more than 50% of the voting rights may at any time remove the trustee for cause and appoint a successor trustee.

          Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee meeting the eligibility requirements set forth above. Upon any succession of the trustee, the predecessor trustee will be entitled to the payment of compensation and reimbursement agreed to under the Pooling and
Servicing Agreement for services rendered and expenses incurred. The Pooling and
Servicing Agreement provides that expenses relating to resignation of the trustee or any removal of the trustee for cause will be required to be paid by the trustee, and expenses relating to the removal of the trustee without cause will be paid by the parties effecting such removal or if such parties refuse to pay, the Trust.

Trustee Compensation

          As compensation for the performance of its duties as trustee, LaSalle
Bank National Association will be paid the monthly trustee fee. The trustee fee is an amount equal to, in any month, the product of the portion of a rate equal to 0.00145% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each mortgage loan for such month, and the scheduled principal balance of each mortgage loan. A portion of the trustee fee is payable to the paying agent. In addition, the trustee will be entitled to recover from the Trust all reasonable unanticipated expenses and disbursements incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its negligence or bad faith.

The Custodian

          LaSalle will also act as custodian under the Pooling and Servicing
Agreement. As custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the Trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine their validity. The custodian's duties regarding the mortgage loan files will be governed by the Pooling and Servicing Agreement. LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine, California. LaSalle's
two vault locations can maintain a

                                      S-93

total of approximately 6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie
Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

          Certain information set forth in this prospectus supplement concerning the trustee and the custodian has been provided by them.

THE PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

          Wells Fargo Bank, National Association ("Wells Fargo Bank") will serve as the paying agent (in such capacity, the "paying agent"). In addition, Wells
Fargo Bank will serve as registrar (in such capacity, the "certificate registrar") for purposes of recording and otherwise providing for the registration of the offered certificates and of transfers and exchanges of the definitive certificates, if issued, as authenticating agent of the certificates
(in such capacity, the "authenticating agent") and as tax administrator. Wells
Fargo Bank is a national banking association and a wholly-owned subsidiary of
Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services.

          The Depositor, the mortgage loan sellers, any master servicer, any special servicer and any primary servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo
Bank's principal corporate trust offices are located at 9062 Old Annapolis Road,
Columbia, Maryland 21045-1951 and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota
55479-0113. Wells Fargo Bank is also the master servicer and a mortgage loan seller. As compensation for the performance of its duties as paying agent, certificate registrar and authenticating agent, Wells Fargo will be paid a portion of the monthly Trustee Fee. The paying agent and certificate registrar will be entitled to indemnification upon similar terms to the trustee.

Paying Agent

          Under the terms of the Pooling and Servicing Agreement, the paying agent is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. In addition, the paying agent is responsible for the preparation of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly distribution reports on Form 10-D, annual reports on Form
10-K and current reports on Form 8-K that are required to be filed with the
Securities and Exchange Commission on behalf of the Trust. Wells Fargo Bank has been engaged in the business of commercial mortgage-backed securities administration since 1997. It has acted as paying agent with respect to more than 325 series of commercial mortgage-backed securities and, as of March 31,
2006, was acting as paying agent with respect to more than $260 billion of outstanding commercial mortgage-backed securities.

          There have been no material changes to Wells Fargo's policies or procedures with respect to its securities administration function other than changes required by applicable laws.

          In the past three years, Wells Fargo has not materially defaulted in its securities administration obligations under any pooling and servicing agreement or caused an early amortization or other performance triggering event because of servicing by Wells Fargo with respect to commercial mortgage-backed securities.

                                      S-94

          Certain information set forth in this prospectus supplement concerning the paying agent, certificate registrar and authenticating agent has been provided by them.

MASTER SERVICER

          Wells Fargo Bank, a national banking association, will be the master servicer under the Pooling and Servicing Agreement for all of the mortgage loans. The principal commercial mortgage servicing offices of Wells Fargo Bank are located at 45 Fremont Street, 2nd Floor, San Francisco, California 94105.

          Wells Fargo Bank has originated and serviced commercial mortgage loans since before 1975 and has serviced securitized commercial mortgage loans since
1993. Wells Fargo Bank is approved as a master servicer, primary servicer and special servicer for commercial mortgage-backed securities rated by Moody's, S&P and Fitch. Moody's does not assign specific ratings to servicers. S&P has assigned to Wells Fargo Bank the ratings of STRONG as a primary servicer and
ABOVE AVERAGE as a master servicer and special servicer. Fitch has assigned to
Wells Fargo Bank the ratings of CMS2 as a master servicer, CPS1 as a primary servicer and CSS1 as a special servicer. S&P's and Fitch's ratings of a servicer are based on an examination of many factors, including the servicer's financial condition, management team, organizational structure and operating history.

          As of March 31, 2006, the commercial mortgage servicing group of Wells
Fargo Bank was responsible for servicing approximately 9,493 commercial and multifamily mortgage loans with an aggregate outstanding principal balance of approximately $77.6 billion, including approximately 8,151 loans securitized in approximately 84 commercial mortgage-backed securitization transactions with an aggregate outstanding principal balance of approximately $72.8 billion, and also including loans owned by institutional investors and government sponsored entities such as Freddie Mac. The properties securing these loans are located in all 50 states and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties. According to the Mortgage
Bankers Association of America, as of December 31, 2005, Wells Fargo Bank was
the fourth largest commercial mortgage servicer in terms of the aggregate outstanding principal balance of loans being serviced.

          Wells Fargo Bank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB. These policies, procedures and controls include, among other things, measures for notifying borrowers of payment delinquencies and other loan defaults and for working with borrowers to facilitate collections and performance prior to the occurrence of a Servicing
Transfer Event.

          A Wells Fargo Bank proprietary website
(www.wellsfargo.com/com/comintro) provides investors with access to investor reports for commercial mortgage-backed securitization transactions for which
Wells Fargo Bank is master servicer.

          Certain of the duties of the master servicer and the provisions of the
Pooling and Servicing Agreement are set forth in this prospectus supplement under "Servicing of the Mortgage Loans." The manner in which collections on the mortgage loans are to be maintained is described under "Description of the
Agreements--Collection and Other Servicing Procedures" and "--Certificate
Account and Other Collection Accounts" in the accompanying prospectus. The master servicer's obligations to make Advances are described in this prospectus supplement under "Description of the Offered Certificates--Advances." Certain
terms of the Pooling and Servicing Agreement regarding the master servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under "--Events of Default" and in the prospectus under "Description of the Agreements--Matters Regarding a Master Servicer and the Depositor."
Certain limitations on the master servicer's liability under the Pooling and
Servicing Agreement are described under "Description of the Agreements--Matters
Regarding a Master Servicer and the Depositor" in the prospectus and under
"Servicing of the Mortgage Loans--General" in this prospectus supplement.

          The master servicer may appoint one or more sub-servicers to perform all or any portion of its duties under the Pooling and Servicing Agreement, as described under "Servicing of the Mortgage Loans--General" in this prospectus supplement and under "Description of the Agreements--Subservicers" in the accompanying prospectus; provided that the master servicer may not appoint a sub-servicer that is a proposed Servicing Function Participant if

                                      S-95

the master servicer has actual knowledge that such party has failed to comply with its Securities Exchange Act of 1934 reporting obligations under the Trust or any other commercial mortgage loan securitization. Wells Fargo Bank monitors and reviews the performance of sub-servicers appointed by it.

          Wells Fargo Bank has received an issuer rating of "Aaa" from Moody's.
Wells Fargo Bank's long term deposits are rated "Aaa" by Moody's, "AA" by S&P and "AA+" by Fitch.

          Wells Fargo & Company is the holding company for Wells Fargo Bank.
Wells Fargo & Company files reports with the Securities and Exchange Commission as required under the Securities Exchange Act of 1934, as amended. Such reports include information regarding Wells Fargo Bank and may be obtained at the website maintained by the Securities and Exchange Commission at www.sec.gov.

          The information set forth in this prospectus supplement concerning the master servicer has been provided by it.

PRIMARY SERVICER

          Principal Global Investors, LLC ("PGI") will act as primary servicer with respect to the mortgage loans sold to the Depositor by Principal Commercial
Funding II, LLC. PGI, a Delaware limited liability company, is a wholly owned subsidiary of Principal Life Insurance Company. PGI is the parent of Principal
Commercial Funding, LLC, which owns a 49% interest in Principal Commercial
Funding II, LLC. The principal servicing offices of PGI are located at 801 Grand
Avenue, Des Moines, Iowa 50392.

          PGI is ranked "Above Average" as a primary servicer and a special servicer of commercial real estate loans by S&P. PGI has extensive experience in servicing commercial real estate mortgage loans. PGI has been engaged in the servicing of commercial mortgage loans since 1970 and commercial mortgage loans originated for securitization since 1998.

          As of March 31, 2006, PGI was responsible for servicing approximately
2,820 commercial and multifamily mortgage loans, with an aggregate outstanding principal balance of approximately $20 billion. The portfolio of loans serviced by PGI includes commercial mortgage loans included in commercial mortgage-backed securitizations, portfolio loans and loans serviced for non-affiliated clients.
The portfolio consists of multifamily, office, retail, industrial, warehouse and other types of income-producing properties. PGI services loans in most states throughout the United States.

          As of March 31, 2006, PGI was a primary servicer in approximately 36 commercial mortgage-backed securitization transactions, servicing approximately
1,230 loans with an aggregate outstanding principal balance of approximately
$7.8 billion.

          PGI will enter into a servicing agreement with the master servicer to service the commercial mortgage loans sold to the Depositor by Principal
Commercial Funding II, LLC and will agree, pursuant to such servicing agreement, to service such mortgage loans in accordance with the servicing standard. PGI's responsibilities will include, but are not limited to:

          o    collecting payments on the loans and remitting such amounts, net of certain fees to be retained by PGI as servicing compensation and certain other amounts, including escrow and reserve funds, to the master servicer;

          o    providing certain CMSA reports to the master servicer;

          o    processing certain borrower requests (and obtaining, when
               required, consent of the master servicer and/or special servicer, as applicable); and

                                      S-96

          o    handling early stage delinquencies and collections; provided that servicing of defaulted loans is transferred from PGI to the special servicer, as required pursuant to the terms of the pooling and servicing agreement.

          PGI has developed policies, procedures and controls for the performance of primary servicing obligations consistent with applicable servicing agreements and servicing standards.

          The information set forth in this prospectus supplement concerning PGI has been provided by PGI.

THE SPECIAL SERVICER

          ARCap Servicing, Inc. ("ASI") will be appointed as the special servicer of all of the mortgage loans, and as such, will be responsible for servicing the Specially Serviced Mortgage Loans and REO Properties. ASI is a
corporation organized under the laws of the state of Delaware and is a wholly-owned subsidiary of ARCap REIT, Inc. ARCap REIT, Inc. is anticipated to be the Operating Adviser with respect to the transaction described in this prospectus supplement. The principal offices of ASI are located at 5221 N.
O'Connor Blvd. Suite 600, Irving, Texas 75039, and its telephone number is
972-868-5300.

          Certain of the duties of the special servicer and the provisions of the Pooling and Servicing Agreement regarding the special servicer, including without limitation information regarding the rights and obligations of the special servicer with respect to delinquencies, losses, bankruptcies and recoveries and the ability of the special servicer to waive or modify the terms of the mortgage loans are set forth in this prospectus supplement under
"Servicing of the Mortgage Loans--Mortgage Loan Modifications," "--Sale of
Defaulted Mortgage Loans" and "--Foreclosures." Certain terms of the Pooling and
Servicing Agreement regarding the special servicer's removal, replacement, resignation or transfer are described in this prospectus supplement under
"--Termination of Special Servicer." Certain limitations on the special servicer's liability under the Pooling and Servicing Agreement are described in this prospectus supplement under "Servicing of the Mortgage Loan--General". ASI will service the specially serviced mortgage loans in this transaction in accordance with the procedures set forth in the Pooling and Servicing Agreement and in accordance with the mortgage loan documents and applicable laws.

          ASI has a special servicer rating of "CSS1" from Fitch. ASI is also on
S&P's Select Servicer list as a U.S. Commercial Mortgage Special Servicer and is ranked "STRONG" by S&P. As of March 31, 2006, ASI was the named special servicer in approximately 54 commercial mortgage-backed securities transactions representing approximately 8,190 loans, with an aggregate outstanding principal balance of approximately $59.6 billion. The portfolio includes multifamily, office, retail, hospitality, industrial and other types of income-producing properties, located in the United States, Canada, Virgin Islands and Puerto
Rico. With respect to such transactions as of such date, the special servicer was administering approximately 61 assets with an outstanding principal balance of approximately $326.9 million. All of these specially serviced assets are serviced in accordance with the applicable procedures set forth in the related pooling and servicing agreement that governs the asset. Since its inception in
2002 and through March 31, 2006, ASI has resolved 222 total assets, including multifamily, office, retail, hospitality, industrial and other types of income-producing properties, with an aggregate principal balance of $1.24 billion.

          The special servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Mortgage Loan and the holder of the related Serviced
Companion Mortgage Loan if in connection with a Loan Pair). This account or accounts shall be an Eligible Account. The funds in this account or accounts will not be commingled with the funds of the special servicer, or the funds of any of the special servicer's other serviced assets that are not serviced pursuant to the Pooling and Servicing Agreement.

          ASI has developed policies, procedures and controls for the performance of its special servicing obligations in compliance with the Pooling and Servicing Agreement, applicable law and the applicable servicing standard.

                                      S-97

          ASI has been special servicing assets for approximately 4 years and employs an asset management staff with an average of 13 years experience in this line of business. ASI was formed in 2002 for the purpose of supporting its parent's related business of acquiring and managing investments in subordinated
CMBS for its own account and those of its managed funds. Since December 31, 2002 the number of commercial mortgage-backed securities transactions with respect to which ASI is the named special servicer has grown from approximately 24 transactions representing approximately 4,004 loans with an aggregate outstanding principal balance of approximately $24.5 billion, to approximately
54 transactions consisting of approximately 8,190 loans with an approximate outstanding aggregate principal balance of $59.6 billion as of March 31, 2006.

          On June 15, 2006, CharterMac, a publicly traded company listed on the
New York Stock Exchange, announced its intention to acquire ARCap Investors,
L.L.C., which indirectly wholly owns ASI through its subsidiary, ARCap REIT,
Inc. As part of the proposed acquisition, it is anticipated that a 100% wholly owned subsidiary of CharterMac will purchase ASI's outstanding stock. ARCap
Investors, L.L.C., ARCap REIT, Inc. and ASI each will continue their corporate existence and ASI expects that all key executive management and servicing personnel will stay in place. As of July 10, 2006, a definitive sale and purchase agreement had not yet been executed.

          The information set forth in this prospectus supplement concerning the special servicer has been provided by it.

AFFILIATIONS AND CERTAIN RELATIONSHIPS

          The depositor is an affiliate of Morgan Stanley Mortgage Capital Inc., a mortgage loan seller and sponsor and Morgan Stanley & Co. Incorporated, one of the underwriters. Bear Stearns Commercial Mortgage, Inc., a mortgage loan seller and sponsor, is an affiliate of Bear, Stearns & Co. Inc., one of the underwriters. Principal Commercial Funding II, LLC, a sponsor and mortgage loan seller and Principal Global Investors, LLC, the primary servicer with respect to those mortgage loans sold to the Trust by Principal Commercial Funding II, LLC, are affiliates. Wells Fargo Bank, National Association is a mortgage loan seller, a sponsor, the master servicer and the paying agent with respect to the mortgage loans included in the Trust. LaSalle Bank National Association is a
party to custodial agreements with both Morgan Stanley Mortgage Capital Inc. and
Bear Stearns Commercial Mortgage Inc. whereby LaSalle, for consideration, provides custodial services for certain commercial mortgage loans originated or purchased by the respective party. Pursuant to these custodial agreements,
LaSalle Bank National Association is currently providing custodial services for most of the mortgage loans to be sold by Morgan Stanley Mortgage Capital Inc.
and Bear Stearns Commercial Mortgage Inc. For more information on these custodial agreements, see "Risk Factors--Conflicts of Interest May Have An
Adverse Effect On Your Certificates--Other Conflicts."

                                      S-98

                     DESCRIPTION OF THE OFFERED CERTIFICATES

          Capitalized terms are defined in the "Glossary of Terms" in this prospectus supplement.

GENERAL

          The Series 2006-TOP23 Commercial Mortgage Pass-Through Certificates
will be issued on or about August __, 2006 pursuant to a Pooling and Servicing
Agreement to be dated as of the Cut-off Date, between the Depositor, the master servicer, the special servicer, the paying agent and the trustee.

          The certificates will represent in the aggregate the entire beneficial ownership interest in a trust consisting primarily of:

          o    the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date, exclusive of
               Principal Prepayments received prior to the Cut-off Date and
               Scheduled Payments of principal and interest due on or before the
               Cut-off Date;

          o    any mortgaged property acquired on behalf of the
               Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise;

          o    a security interest in any United States government obligations pledged in respect of the defeasance of a mortgage loan; and

          o    certain rights of the Depositor under, or assigned to the
               Depositor pursuant to, each of the Mortgage Loan Purchase
               Agreements relating to, among other things, mortgage loan
               document delivery requirements and the representations and warranties of the related mortgage loan seller regarding its mortgage loans.

          The certificates will be issued on the Closing Date and will only be entitled to Scheduled Payments on the mortgage loans that are due (and unscheduled payments that are received) after the Cut-off Date.

          The certificates will consist of various Classes, to be designated as:

          o    the Class A-1 Certificates, the Class A-2 Certificates, the Class
               A-3 Certificates, the Class A-AB Certificates and the Class A-4
               Certificates;

          o    the Class X Certificates;

          o    the Class A-M Certificates, the Class A-J Certificates, the Class
               B Certificates, the Class C Certificates, the Class D
               Certificates, the Class E Certificates, the Class F Certificates,
               the Class G Certificates, the Class H Certificates, the Class J
               Certificates, the Class K Certificates, the Class L Certificates,
               the Class M Certificates, the Class N Certificates, the Class O
               Certificates and the Class P Certificates; and

          o    the Class R-I Certificates, the Class R-II Certificates and the
               Class R-III Certificates.

          The Class A Senior, Class A-M and Class A-J Certificates will be issued in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess of that amount.

          Each Class of offered certificates will initially be represented by one or more global certificates registered in the name of the nominee of The
Depository Trust Company ("DTC"). We have been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in an offered certificate will be entitled to receive a fully registered physical certificate representing such interest, except as presented in the prospectus

                                      S-99

under "Description Of The Certificates--Book-Entry Registration and Definitive
Certificates." Unless and until definitive certificates are issued in respect of any Class of offered certificates, all references to actions by holders of the offered certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations.

          All references in this prospectus supplement to payments, notices, reports and statements to holders of the offered certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the offered certificates, for distribution to the related
Certificate Owners through DTC's Participants in accordance with DTC procedures.
Until definitive certificates are issued in respect of any Class of offered certificates, interests in such certificates will be transferred on the book-entry records of DTC and its Participants. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
prospectus.

          Certificateholders must hold their offered certificates in book-entry form, and delivery of the offered certificates will be made through the facilities of DTC, in the United States, and may be made through the facilities of Clearstream Banking or Euroclear, in Europe. Transfers within DTC,
Clearstream Banking or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream
Banking or Euroclear, on the other, will be effected in DTC through Citibank,
N.A. or JPMorgan Chase, the relevant depositaries of Clearstream Banking and
Euroclear, respectively.

          Because of time-zone differences, credits of securities received in
Clearstream Banking or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear participant or Clearstream Banking customer on such business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or
Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES

          Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class
A-AB, Class A-4, Class A-M and Class A-J Certificates will have the following aggregate Certificate Balances. In each case, the Certificate Balance on the
Closing Date may vary by up to 5%. Mortgage loans may be removed from or added to the Mortgage Pool prior to the Closing Date within such maximum permitted variance. Any reduction or increase in the number of mortgage loans within these parameters will result in consequential changes to the initial Certificate
Balance of each Class of offered certificates and to the other statistical data contained in this prospectus supplement. No changes in the statistical data will be made in the final prospectus supplement unless such changes are material.

              APPROXIMATE INITIAL       APPROXIMATE
             AGGREGATE CERTIFICATE   PERCENT OF INITIAL     RATINGS       APPROXIMATE
   CLASS            BALANCE             POOL BALANCE      (FITCH/S&P)   CREDIT SUPPORT
----------   ---------------------   ------------------   -----------   --------------

Class A-1         $ 94,221,000              5.84%           AAA/AAA         27.000%
Class A-2         $151,830,000              9.41%           AAA/AAA         27.000%
Class A-3         $ 43,600,000              2.70%           AAA/AAA         27.000%
Class A-AB        $ 76,320,000              4.73%           AAA/AAA         27.000%
Class A-4         $812,132,000             50.32%           AAA/AAA         27.000%
Class A-M         $161,384,000             10.00%           AAA/AAA         17.000%
Class A-J         $112,969,000              7.00%           AAA/AAA         10.000%

                                     S-100

          The percentages indicated under the columns "Approximate Credit
Support" with respect to the Class A-1, Class A-2, Class A-3, Class A-AB and
Class A-4 Certificates represent the approximate credit support for the Class
A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates in the
aggregate.

          The initial Certificate Balance of each Principal Balance Certificate will be presented on the face of the certificate. The Certificate Balance outstanding at any time will equal the then maximum amount of principal that the holder will be entitled to receive. On each Distribution Date, the Certificate
Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on that certificate on the applicable
Distribution Date, and will be further reduced by any Realized Losses and
Expense Losses allocated to the Certificate Balance of those certificate on that
Distribution Date. See "--Distributions" and "--Distributions--Subordination;
Allocation of Losses and Certain Expenses" below.

          The Interest Only Certificates will not have a Certificate Balance and will represent the right to receive distributions of interest accrued as described in this prospectus supplement on a Notional Amount. The Notional
Amount of the Class X Certificates will be equal to the aggregate of the
Certificate Balances of the Classes of Principal Balance Certificates
outstanding from time to time.

          Accordingly, the Notional Amount of the Class X Certificates will be reduced on each Distribution Date by any distributions of principal actually made on, and any Realized Losses and Expense Losses actually allocated to the
Certificate Balance of any Class of Principal Balance Certificates. Upon initial issuance, the aggregate Notional Amount of the Class X Certificates will be
$1,613,840,192, subject to a permitted variance of plus or minus 5%. The
Notional Amount of the Class X Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

          The Residual Certificates will not have Certificate Balances or
Notional Amounts.

PASS-THROUGH RATES

          The offered certificates will, at all times, accrue interest at a per annum rate equal to (i) a fixed rate, (ii) a fixed rate subject to a cap equal to the Weighted Average Net Mortgage Rate or (iii) a rate equal to the Weighted
Average Net Mortgage Rate less a specified percentage, which percentage may be zero.

          The Pass-Through Rate applicable to the Class X Certificates for the initial Distribution Date will equal approximately ___% per annum. The
Pass-Through Rate applicable to the Class X Certificates for each Distribution
Date subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates (the "Class X Strip Rates") at which interest accrues from time to time on the respective components of the total Notional
Amount of the Class X Certificates outstanding immediately prior to the related
Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will equal the Certificate Balance of one of the Classes of the
Principal Balance Certificates. The applicable Class X Strip Rate with respect to each such component for each such Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for such Class of
Principal Balance Certificates. Under no circumstances will any Class X Strip
Rate be less than zero.

          The Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates will, at all times, accrue interest at a per annum rate equal to
(i) a fixed rate, (ii) a fixed rate subject to a cap equal to the Weighted
Average Net Mortgage Rate or (iii) a rate equal to the Weighted Average Net
Mortgage Rate less a specified percentage which percentage may be zero. The
Class J, Class K, Class L, Class M, Class N, Class O and Class P Certificates
will, at all times, accrue interest at a per annum rate equal to the lesser of
___% per annum and the Weighted Average Net Mortgage Rate.

          The Administrative Cost Rate for each mortgage loan is presented in
Appendix II attached to this prospectus supplement. The Administrative Cost Rate will be payable on the Scheduled Principal Balance of each mortgage loan outstanding from time to time. The Administrative Cost Rate applicable to a mortgage loan in any

                                     S-101

month will be determined using the same interest accrual basis on which interest accrues under the terms of such mortgage loan.

DISTRIBUTIONS

General

          Distributions on or with respect to the certificates will be made by the paying agent, to the extent of available funds, and in accordance with the manner and priority presented in this prospectus supplement, on each
Distribution Date, commencing in September 2006. Except as otherwise described below, all such distributions will be made to the persons in whose names the certificates are registered at the close of business on the related Record Date.
Every distribution will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the paying agent with wiring instructions on or before the related
Record Date, or otherwise by check mailed to such Certificateholder.

          The final distribution on any certificate will be determined without regard to any possible future reimbursement of any Realized Losses or Expense
Losses previously allocated to such certificate. The final distribution will be made in the same manner as earlier distributions, but only upon presentation and surrender of a certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a certificate in reimbursement of a Realized Loss or Expense
Loss previously allocated to that certificate, which reimbursement is to occur after the date on which that certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the Certificateholder that surrendered the certificate. The likelihood of any such distribution is remote.
All distributions made on or with respect to a Class of certificates will be allocated pro rata among those certificates based on their respective Percentage
Interests in such Class.

          Funds in the Distribution Account may be invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the paying agent. The investments are required to mature, unless payable by demand, not later than such time on the Distribution Date, which will allow the paying agent to make withdrawals from the Distribution Account to make distributions on or with respect to the certificates.

          Funds in the Certificate Account and Interest Reserve Account may be
invested in investments permitted under the Pooling and Servicing Agreement selected by, and at the risk of, the master servicer. The investments are required to mature, unless payable on demand, not later than the business day immediately preceding the next Master Servicer Remittance Date, and any such investment cannot be sold or disposed of prior to its maturity unless payable on demand.

The Available Distribution Amount

          With respect to any Distribution Date, distributions of interest on and principal of the certificates will be made from the Available Distribution
Amount for that Distribution Date.

          With respect to the Distribution Date occurring in each January, other than a leap year, and each February, the Interest Reserve Amount will be deposited into the Interest Reserve Account in respect of each Interest Reserve
Loan in an amount equal to one day's interest at the related Net Mortgage Rate on its principal balance as of the Due Date in the month in which such
Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made for such Due Date. For purposes of this calculation, the Net
Mortgage Rate for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the definition of "Net Mortgage Rate" in the "Glossary of Terms."
With respect to the Distribution Date occurring in March of each year (or
January or February if the related Distribution Date is the final Distribution
Date), the paying agent will withdraw an amount from the Interest Reserve
Account in respect of each Interest Reserve Loan equal to the related Interest
Reserve Amount from the preceding January, if applicable, and February, and the withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

                                     S-102

          Fees and Expenses. The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

   TYPE/RECIPIENT                          AMOUNT                         FREQUENCY        SOURCE OF PAYMENT
--------------------   ---------------------------------------------   --------------   -----------------------

Fees

Servicing Fee /        The product of the portion of the per annum     Monthly.         Interest payment on the
Master Servicer        Master Servicing Fee Rate for the master                         related mortgage loan.
                       servicer applicable to such month, determined
                       in the same manner as the applicable mortgage
                       rate is determined for each mortgage loan for
                       such month, and the Scheduled Principal
                       Balance of each mortgage loan, reduced by any
                       Compensating Interest Payment. The Master
                       Servicing Fee Rate (including any
                       subservicing fees) will range, on a
                       loan-by-loan basis, from 0.02% per annum to
                       0.11% per annum.

 Additional            o    50% of assumption fees on non-Specially    Time to time.    The related fees or
Servicing                   Serviced Mortgage Loans that require                        investment income.
Compensation /              special servicer consent and 100% of
Master Servicer             such fees on non-Specially Serviced
                            Mortgage Loans that do not require
                            special servicer consent;

                       o    all late payment fees and net default
                            interest (other than on Specially
                            Serviced Mortgage Loans) not used to pay
                            interest on Advances;

                       o    100% of application, loan modification,
                            forbearance and extension fees on
                            non-Specially Serviced Mortgage Loans;

                       o    all investment income earned on amounts
                            on deposit in the Collection Account and
                            (if not required to be paid to borrower)
                            escrow accounts;

                       o    any Prepayment Interest Excess not used
                            to offset Prepayment Interest Shortfalls
                            (other than on Specially Serviced
                            Mortgage Loans); and

                       o    the Primary Servicer is entitled to all
                            or a portion of the fees otherwise
                            payable to the master servicer set forth
                            in the five bullet points above that are
                            paid on the mortgage loans for which it
                            acts as the primary servicer.

Special Servicing      The product of the portion of a rate equal to   Monthly.         Collections on the
Fee / Special          0.25% per annum applicable to such month,                        mortgage loans in the
Servicer               determined in the same manner as the                             mortgage pool.
                       applicable mortgage rate is determined for
                       each Specially Serviced Mortgage Loan for
                       such month, and the Scheduled Principal
                       Balance of each Specially Serviced Mortgage
                       Loan.

Workout Fee /          1.0% of each collection of principal and        Monthly.         The related collection
Special Servicer       interest on each Rehabilitated Mortgage Loan.                    of principal and/or
                                                                                        interest.

                                S-103

   TYPE/RECIPIENT                          AMOUNT                         FREQUENCY        SOURCE OF PAYMENT
--------------------   ---------------------------------------------   --------------   -----------------------

Liquidation Fee /      1.0% of the Liquidation Proceeds received in    Upon receipt      The related
Special Servicer       connection with a full or partial liquidation   of Liquidation   Liquidation Proceeds,
                       of a Specially Serviced Mortgage Loan or        Proceeds,        Condemnation Proceeds
                       related REO Property and/or any Condemnation    Condemnation     or Insurance Proceeds
                       Proceeds or Insurance Proceeds received by      Proceeds and
                       the Trust (other than Liquidation Proceeds      Insurance
                       received in connection with a repurchase by a   Proceeds.
                       mortgage loan seller or purchase by a
                       mezzanine or subordinate lender within the
                       time periods specified in the definition of
                       Liquidation Fee in this prospectus
                       supplement).

Additional Special     o    all late payment fees and net default      Time to time.    The related fee or
Servicing                   interest (on Specially Serviced Mortgage                    investment income.
Compensation /              Loans) not used to pay interest on
Special Servicer            Advances;

                       o    50% of assumption fees on non-Specially
                            Serviced Mortgage Loans that require
                            special servicer consent and 100% of
                            such fees on Specially Serviced Mortgage
                            Loans;

                       o    100% of application, loan modification,
                            forbearance and extension fees on
                            Specially Serviced Mortgage Loans; and

                       o    all investment income received on funds
                            in any REO Account.

Trustee Fee /          The product of the portion of a rate equal to   Monthly.         Interest on each
Trustee & Paying       0.00145% per annum applicable to such month,                     mortgage loan.
Agent                  determined in the same manner as the
                       applicable mortgage rate is determined for
                       each mortgage loan for such month, and the
                       Scheduled Principal Balance of each mortgage
                       loan. A portion of the Trustee Fee is payable
                       to the paying agent.

Primary Servicing      The product of the applicable Primary           Monthly.         Collections on the
Fees                   Servicing Fee Rate and the Scheduled                             related mortgage
                       Principal Balance of the applicable mortgage                     loan.
                       loan immediately before the related Due Date
                       (prorated for the number of days during the
                       calendar month for that mortgage loan for
                       which interest actually accrues on that
                       mortgage loan). The Primary Servicing Fee
                       Rate for each of Principal Global Investors,
                       LLC and Wells Fargo Bank, National
                       Association is 0.01% per annum.

Expenses

Servicing Advances     To the extent of funds available, the amount    Time to time.    Recoveries on the
/ Master Servicer      of any Servicing Advances.                                       related mortgage
and Trustee                                                                             loan, or to the
                                                                                        extent that the party
                                                                                        making the advance
                                                                                        determines it is
                                                                                        nonrecoverable, from
                                                                                        collections in the
                                                                                        Certificate Account.

                                      S-104

   TYPE/RECIPIENT                          AMOUNT                         FREQUENCY        SOURCE OF PAYMENT
--------------------   ---------------------------------------------   --------------   -----------------------

Interest on            At Advance Rate.                                When Advance     First from late
Servicing Advances                                                     is reimbursed.   payment charges and
/ Master Servicer                                                                       default interest in
and Trustee                                                                             excess of the regular
                                                                                        interest rate, and
                                                                                        then from collections
                                                                                        in the Certificate
                                                                                        Account.

P&I Advances /         To the extent of funds available, the amount    Time to time.    Recoveries on the
Master Servicer and    of any P&I Advances.                                             related mortgage
Trustee                                                                                 loan, or to the
                                                                                        extent that the party
                                                                                        making the advance
                                                                                        determines it is
                                                                                        nonrecoverable, from
                                                                                        collections in the
                                                                                        Certificate Account.

Interest on P&I        At Advance Rate.                                When Advance     First from late
Advances / Master                                                      is reimbursed.   payment charges and
Servicer and Trustee                                                                    default interest in
                                                                                        excess of the regular
                                                                                        interest rate, and
                                                                                        then from all
                                                                                        collections in the
                                                                                        Certificate Account.

Indemnification        Amounts for which the trustee, the paying       From time to     All collections in
Expenses / Trustee,    agent, the master servicer and the special      time.            the Certificate
Paying Agent,          servicer are entitled to indemnification.                        Account.
Master Servicer and
Special Servicer

Trust Expenses not     Based on third party charges.                   From time to     All collections in
Advanced (may                                                          time.            the Certificate
include                                                                                 Account.
environmental
remediation costs,
appraisals,
independent
contractor to
operate REO)

Application of the Available Distribution Amount

          On each Distribution Date, except as described under "--Optional
Termination" below, for so long as any Class of offered certificates remains outstanding, the paying agent will apply the Available Distribution Amount other than Excess Interest and Excess Liquidation Proceeds, if any for such date for the following purposes and in the following order of priority:

               (i)    to the holders of the Class A-1, Class A-2, Class A-3,
                      Class A-AB, Class A-4 and Class X Certificates, the
                      Distributable Certificate Interest Amount in respect of
                      each such class for such Distribution Date, pro rata, in
                      proportion to the Distributable Certificate Interest
                      Amount payable in respect of each such Class;

               (ii)   to the holders of the Class A-AB Certificates, the
                      Principal Distribution Amount for such Distribution Date
                      until the Certificate Balance of the Class A-AB
                      Certificates has been reduced to the Planned Principal
                      Balance for such Distribution Date;

                                      S-105

               (iii)  upon payment to the Class A-AB Certificates of the above distribution, to the holders of the Class A-1
                      Certificates, the Principal Distribution Amount for such
                      Distribution Date until the aggregate Certificate Balance
                      of the Class A-1 Certificates has been reduced to zero;
                      the portion of the Principal Distribution Amount
                      distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount
                      distributed to the holders of the Class A-AB Certificates
                      (in respect of the Planned Principal Balance);

               (iv)   upon payment in full of the aggregate Certificate Balance
                      of the Class A-1 Certificates, to the holders of the Class
                      A-2 Certificates, the Principal Distribution Amount for
                      such Distribution Date until the aggregate Certificate
                      Balance of the Class A-2 Certificates has been reduced to
                      zero; the portion of the Principal Distribution Amount
                      distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount
                      distributed to the holders of the Class A-AB (in respect
                      of the Planned Principal Balance) and Class A-1
                      Certificates;

               (v)    upon payment in full of the aggregate Certificate Balance
                      of the Class A-2 Certificates, to the holders of the Class
                      A-3 Certificates, the Principal Distribution Amount for
                      such Distribution Date until the aggregate Certificate
                      Balance of the Class A-3 Certificates has been reduced to
                      zero; the portion of the Principal Distribution Amount
                      distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount
                      distributed to the holders of the Class A-AB (in respect
                      of the Planned Principal Balance), Class A-1 and Class A-2
                      Certificates;

               (vi)   upon payment in full of the aggregate Certificate Balance
                      of the Class A-3 Certificates, to the holders of the Class
                      A-AB Certificates, the Principal Distribution Amount for
                      such Distribution Date until the aggregate Certificate
                      Balance of the Class A-AB Certificates has been reduced to zero; the portion of the Principal Distribution Amount
                      distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount
                      distributed to the holders of the Class A-AB (in respect
                      of the Planned Principal Balance), Class A-1, Class A-2
                      and Class A-3 Certificates;

               (vii)  upon payment in full of the aggregate Certificate Balance of the Class A-3 and Class A-AB Certificates, to the
                      holders of the Class A-4 Certificates, the Principal
                      Distribution Amount for such Distribution Date until the
                      aggregate Certificate Balance of the Class A-4
                      Certificates has been reduced to zero; the portion of the
                      Principal Distribution Amount distributed under this
                      payment priority will be reduced by any portion of the
                      Principal Distribution Amount distributed to the holders
                      of the Class A-1, Class A-2, Class A-3 and Class A-AB
                      Certificates;

               (viii) to the holders of the Class A Senior Certificates and the
                      Class X Certificates, pro rata in proportion to their
                      respective entitlements to reimbursement described in this clause, to reimburse them for any Realized Losses or
                      Expense Losses previously allocated to such certificates
                      and for which reimbursement has not previously been fully
                      paid (in the case of the Class X Certificates, insofar as
                      Realized Losses or Expense Losses have resulted in
                      shortfalls in the amount of interest distributed, other
                      than by reason of a reduction of the Notional Amount),
                      plus interest on such Realized Losses or Expense Losses,
                      at one-twelfth the applicable Pass-Through Rate;

               (ix)   to the holders of the Class A-M Certificates, the
                      Distributable Certificate Interest Amount in respect of
                      such Class of certificates for such Distribution Date;

               (x)    upon payment in full of the aggregate Certificate Balance
                      of the Class A-4 Certificates, to the holders of the Class
                      A-M Certificates, the Principal Distribution Amount for
                      such Distribution Date until the aggregate Certificate
                      Balance of the Class A-M Certificates

                                      S-106

                      has been reduced to zero; the portion of the Principal
                      Distribution Amount distributed under this payment
                      priority will be reduced by any portion of the Principal
                      Distribution Amount distributed to the holders of the
                      Class A Senior Certificates;

               (xi)   to the holders of the Class A-M Certificates, to reimburse them for any Realized Losses or Expense Losses previously
                      allocated to such Class of certificates and for which
                      reimbursement has not previously been fully paid, plus
                      interest on such Realized Losses or Expense Losses, at
                      one-twelfth the applicable Pass-Through Rate;

               (xii)  to the holders of the Class A-J Certificates, the
                      Distributable Certificate Interest Amount in respect of
                      such Class of certificates for such Distribution Date;

               (xiii) upon payment in full of the aggregate Certificate Balance of the Class A-M Certificates, to the holders of the Class
                      A-J Certificates, the Principal Distribution Amount for
                      such Distribution Date until the aggregate Certificate
                      Balance of the Class A-J Certificates has been reduced to
                      zero; the portion of the Principal Distribution Amount
                      distributed under this payment priority will be reduced by any portion of the Principal Distribution Amount
                      distributed to the holders of the Class A Senior and Class
                      A-M Certificates;

               (xiv)  to the holders of the Class A-J Certificates, to reimburse them for any Realized Losses or Expense Losses previously
                      allocated to such Class of certificates and for which
                      reimbursement has not previously been fully paid, plus
                      interest on such Realized Losses or Expense Losses, at
                      one-twelfth the applicable Pass-Through Rate; and

               (xv)   to make payments to the holders of the private
                      certificates (other than the Class X Certificates) as
                      contemplated below.

          Notwithstanding the foregoing, on each Distribution Date occurring on or after the date, if any, upon which the aggregate Certificate Balance of all
Classes of Subordinate Certificates has been reduced to zero, or the aggregate
Appraisal Reduction in effect is greater than or equal to the aggregate
Certificate Balance of all Classes of Subordinate Certificates, the Principal
Distribution Amount will be distributed:

o    first, to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
     Certificates, in proportion to their respective Certificate Balances, in reduction of their respective Certificate Balances, until the aggregate
     Certificate Balance of each such Class is reduced to zero; and

o    second, to the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4
     Certificates, based on their respective entitlements to reimbursement, for the unreimbursed amount of Realized Losses and Expense Losses previously allocated to such Classes, plus interest on such Realized Losses or Expense
     Losses, at one-twelfth the applicable Pass-Through Rate.

          On each Distribution Date, following the above-described distributions on the offered certificates and the Class X Certificates, the paying agent will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments to the holders of each of the respective Classes of private certificates, other than the Class X Certificates and the Residual
Certificates, in alphabetical order of Class designation (provided that the
Class A-M Certificates will be senior in right to the Class A-J Certificates), in each case for the following purposes and in the following order of priority, that is, payments under clauses (1), (2) and (3) below, in that order, to the holders of the Class B Certificates, then payments under clauses (1), (2) and
(3) below, in that order, to the holders of the Class C, Class D, Class E, Class
F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and
Class P Certificates:

          (1)  to pay interest to the holders of the particular Class of certificates, up to an amount equal to the Distributable
               Certificate Interest Amount in respect of such Class of
               certificates for such Distribution Date;

                                      S-107

          (2)  if the aggregate Certificate Balance of each other Class of
               Subordinate Certificates, if any, with an earlier alphabetical
               Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates) has been reduced to zero, to pay principal to the holders of the
               particular Class of certificates, up to an amount equal to the lesser of (a) the then outstanding aggregate Certificate Balance of such Class of certificates and (b) the remaining Principal
               Distribution Amount for such Distribution Date; and

          (3)  to reimburse the holders of the particular Class of certificates, up to an amount equal to (a) all Realized Losses and Expense
               Losses, if any, previously allocated to such Class of
               certificates and for which no reimbursement has previously been paid, plus (b) all unpaid interest on such amounts, at
               one-twelfth the Pass-Through Rate of such Classes.

          Any portion of the Available Distribution Amount for any Distribution
Date that is not otherwise payable to the holders of REMIC Regular Certificates as contemplated above, will be paid to the holders of the Class R-I
Certificates, and any amount of Excess Interest on deposit in the Excess
Interest Sub-account for the related Collection Period will be paid to holders of the Class P Certificates (regardless of whether the Certificate Balance of such Class has been reduced to zero).

          Excess Liquidation Proceeds will be deposited into the Reserve
Account. On each Distribution Date, amounts on deposit in the Reserve Account will be used, first, to reimburse the holders of the Principal Balance
Certificates -- in order of alphabetical Class designation (provided that the
Class A-M Certificates will be senior in right to the Class A-J Certificates) --
for any, and to the extent of, Unpaid Interest; second, Realized Losses and
Expense Losses, including interest on Advances, previously allocated to them;
and third, upon the reduction of the aggregate Certificate Balance of the
Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the special servicer as additional Special Servicer
Compensation.

Class A-AB Planned Principal Balance

          On each Distribution Date, the Class A-AB Certificates have priority with respect to receiving distributions of principal to reduce its Certificate
Balance to the Planned Principal Balance for such Distribution Date as described in "--Distributions--Application of the Available Distribution Amount" above.
The "Planned Principal Balance" for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement. These balances were calculated using, among other things, the Structuring Assumptions. Based on these assumptions, the Certificate Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Schedule A. There is no assurance, however, that the mortgage loans will perform in conformity with the
Structuring Assumptions. Therefore, there can be no assurance that the
Certificate Balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date on Schedule
A. In general, once the Certificate Balances of the Class A-1, Class A-2 and
Class A-3 Certificates have been reduced to zero, any remaining portion on any
Distribution Date of the Principal Distribution Amount will be distributed to the Class A-AB Certificates until the Certificate Balance of the Class A-AB
Certificates is reduced to zero.

Distributions of Prepayment Premiums and Yield Maintenance Charges

          On any Distribution Date, Prepayment Premiums or Yield Maintenance
Charges collected in respect of each mortgage loan in the Trust and collected during the related Collection Period will be distributed by the paying agent on the Classes of certificates as follows: to the holders of each of the Class A-1,
Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G and Class H Certificates then entitled to distributions of principal on such Distribution Date, an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of certificates on that Distribution Date, (b) the Base
Interest Fraction for the related Principal Prepayment and that Class and (c)
the amount of the Prepayment Premium or Yield Maintenance Charge collected in respect of such Principal Prepayment during the related Collection Period. Any
Prepayment Premiums or Yield Maintenance

                                      S-108

Charges relating to a mortgage loan in the Trust and collected during the related Collection Period remaining after those distributions described above will be distributed to the holders of the Class X Certificates.

          No Prepayment Premiums or Yield Maintenance Charges will be distributed to holders of the Class J, Class K, Class L, Class M, Class N, Class
O and Class P Certificates or the Residual Certificates. Any Prepayment Premiums
or Yield Maintenance Charges distributed to holders of a Class of certificates may not be sufficient to compensate those holders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties

          Notwithstanding that any mortgaged property may be acquired as part of the Trust through foreclosure, deed in lieu of foreclosure or otherwise (or that a beneficial interest in a mortgaged property with respect to a Non-Serviced
Mortgage Loan may be acquired by the Trust under a Non-Serviced Mortgage Loan
Pooling and Servicing Agreement), the related mortgage loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Expense Losses to the certificates, as well as the amount of Master Servicing Fees, Primary Servicing Fees, Excess Servicing
Fees, Trustee Fees and Special Servicing Fees payable under the Pooling and
Servicing Agreement, be treated as having remained outstanding until such REO
Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property, exclusive of related operating costs, will be "applied" by the master servicer as principal, interest and other amounts "due" on such mortgage loan; and, subject to the recoverability determination described under "--Advances" below and the effect of any Appraisal
Reductions described under "--Appraisal Reductions" below, the master servicer will be required to make P&I Advances in respect of such mortgage loan, in all cases as if such mortgage loan had remained outstanding. References to mortgage loan and mortgage loans in the definitions of Weighted Average Net Mortgage Rate and Principal Distribution Amount are intended to include any mortgage loan or mortgage loans as to which the related mortgaged property has become an REO
Property.

Appraisal Reductions

          Not later than the earliest Appraisal Event with respect to any mortgage loan, Loan Pair or A/B Mortgage Loan serviced under the Pooling and
Servicing Agreement, the special servicer is required to obtain an MAI appraisal, if the Scheduled Principal Balance of the mortgage loan, Loan Pair or
A/B Mortgage Loan is greater than $2,000,000, or at its option, if the Scheduled
Principal Balance of the mortgage loan, Loan Pair or A/B Mortgage Loan is equal to or less than $2,000,000, either obtain an MAI appraisal or perform an internal valuation of the related mortgaged property or REO Property, as the case may be. However, the special servicer, in accordance with the Servicing
Standard, need not obtain either the MAI appraisal or the internal valuation if such an appraisal or valuation had been obtained within the prior twelve months.
Notwithstanding the foregoing, an updated appraisal will not be required so long as a debt service reserve, letter of credit, guaranty or surety bond is available and has the ability to pay off the then unpaid principal balance of the mortgage loan in full except to the extent that the Special Servicer, in accordance with the Servicing Standard, determines that obtaining an appraisal is in the best interests of the Certificateholders.

          As a result of such appraisal or internal valuation, an Appraisal
Reduction may be created. An Appraisal Reduction will be reduced to zero as of the date the related mortgage loan, Loan Pair or A/B Mortgage Loan is brought current under the then current terms of such mortgage loan, Loan Pair or A/B
Mortgage Loan for at least three consecutive months. No Appraisal Reduction will exist as to any mortgage loan, Loan Pair or A/B Mortgage Loan after it has been paid in full, liquidated, repurchased or otherwise disposed of. An appraisal for any mortgage loan, Loan Pair or A/B Mortgage Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually for so long as an
Appraisal Reduction exists, with a corresponding adjustment to the amount of the related Appraisal Reduction. In addition, the Operating Adviser may at any time request the special servicer to obtain, at the Operating Adviser's expense, an updated appraisal, with a corresponding adjustment to the amount of the
Appraisal Reduction (including, without limitation, any request of a B Note holder, at its expense as and to the extent provided for in the related intercreditor agreement, with respect to the related A/B Mortgage Loan (or
Operating Adviser on their behalf) if there shall have been a determination that such holder will no longer be the directing holder).

                                      S-109

          The existence of an Appraisal Reduction will proportionately reduce the master servicer's or the trustee's, as the case may be, obligation to make the interest portion of P&I Advances in respect of the related mortgage loan, which will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.
See "--Advances--P&I Advances" below.

          Each Non-Serviced Mortgage Loan is subject to provisions in its related Non-Serviced Mortgage Loan Pooling and Servicing Agreement relating to appraisal reductions that are substantially similar to the provisions set forth above. The existence of an appraisal reduction under such Non-Serviced Mortgage
Loan Pooling and Servicing Agreement in respect of a Non-Serviced Mortgage Loan will proportionately reduce the interest component of the amount of the P&I
Advances (including advances, if any, to be made on such Non-Serviced Mortgage
Loan under the Non-Serviced Mortgage Loan Pooling and Servicing Agreement) to be
made in respect of the applicable mortgage loan. This will generally result in a reduction in current distributions in respect of the then most subordinate Class or Classes of Principal Balance Certificates.

Subordination; Allocation of Losses and Certain Expenses

          As and to the extent described in this prospectus supplement, the rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the
Senior Certificates, and to the rights of the holders of each other Class of
Subordinate Certificates with an earlier alphabetical Class designation
(provided that the Class A-M Certificates will be senior in right to the Class
A-J Certificates). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution
Date, and the ultimate receipt by the holders of each Class of Class A Senior
Certificates of principal in an amount equal to the entire Certificate Balance of the Class A Senior Certificates.

          Similarly, but to decreasing degrees and in alphabetical order of
Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Subordinate
Certificates, other than the Class P Certificates, which do not have the benefit of any effective subordination, of the full amount of interest payable in respect of such Classes of certificates on each Distribution Date, and the ultimate receipt by such holders of principal equal to, in each case, the entire
Certificate Balance of such Class of certificates. This subordination will be accomplished by the application of the Available Distribution Amount on each
Distribution Date in accordance with the order of priority described above under
"--Application of the Available Distribution Amount" and by the allocation of
Realized Losses and Expense Losses as described below. No other form of credit support will be available for the benefit of the holders of the certificates.

          Allocation to the Class A Senior Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution
Date will generally have the effect of reducing the Certificate Balance of those
Classes at a faster rate than would be the case if principal payments were allocated pro rata to all Classes of certificates with Certificate Balances.
Thus, as principal is distributed to the holders of the Class A Senior
Certificates, the Percentage Interest in the Trust evidenced by the Class A
Senior Certificates will be decreased, with a corresponding increase in the
Percentage Interest in the Trust evidenced by the Subordinate Certificates, thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A Senior Certificates by the Subordinate
Certificates.

          Following retirement of the Class A Senior Certificates, the successive allocation to the Subordinate Certificates, in alphabetical order of
Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J Certificates), in each case until such Class is paid in full, of the entire Principal Distribution Amount for each Distribution Date will provide a similar benefit to each such Class of certificates as regards the relative amount of subordination afforded by the other Classes of Subordinate
Certificates with later alphabetical Class designations (provided that the Class
A-M Certificates will be senior in right to the Class A-J Certificates).

          Realized Losses of principal and interest on the mortgage loans and
Expense Losses for any Distribution Date, to the extent not previously allocated and net of amounts, if any, on deposit in the Reserve Account, will be

                                      S-110

allocated to the Class P, Class O, Class N, Class M, Class L, Class K, Class J,
Class H, Class G, Class F, Class E, Class D, Class C, Class B, Class A-J and
Class A-M Certificates, in that order, and then to the Class A-1, Class A-2,
Class A-3, Class A-AB and Class A-4 Certificates, pro rata, and, solely with respect to losses of interest (other than as a reduction of the Notional
Amount), to the Class X Certificates, pro rata with the Class A Senior
Certificates, in each case reducing principal and/or interest otherwise payable thereon.

          Any reimbursements of Advances determined to be nonrecoverable (and interest on such Advances) that are made in any Collection Period from collections or advances of principal that (in the absence of the reductions that we describe under the definition of "Principal Distribution Amount" in the
"Glossary of Terms" in this prospectus supplement) would otherwise be included in the total amount of principal distributable to Certificateholders for the related Distribution Date, will create a deficit (or increase an otherwise-existing deficit) between the total principal balance of the Mortgage
Pool (net of advances of principal) and the total principal balance of the certificates. The related reimbursements and payments made during any Collection
Period will therefore result in the allocation of those amounts (in reverse sequential order in accordance with the loss allocation rules described in the preceding paragraph) to reduce the principal balances of the Principal Balance
Certificates (without accompanying principal distributions) on the Distribution
Date for that Collection Period.

          Any shortfall in the amount of the Distributable Certificate Interest
Amount paid to the Certificateholders of any Class of certificates on any
Distribution Date will result in Unpaid Interest for such Class, which will be distributable in subsequent periods to the extent of funds available therefor.

          Realized Losses with respect to Non-Serviced Mortgage Loans will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such mortgage loans and the related Non-Serviced
Companion Mortgage Loans. Any additional Trust expenses under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement that are similar to those expenses resulting in Expense Losses and that relate to any Non-Serviced
Mortgage Loan Group containing a Non-Serviced Mortgage Loan B Note are to be paid first out of collections on, and other proceeds of, any related
Non-Serviced Mortgage Loan B Note, to the extent permitted under the related intercreditor agreement, and then, pro rata, out of collections on, and other proceeds of, the Non-Serviced Mortgage Loan and the Non-Serviced Companion
Mortgage Loans.

          Realized Losses with respect to any Serviced Pari Passu Mortgage Loan will equal a pro rata share (based on principal balance) of the amount of any loss calculated with respect to such Serviced Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage Loans. Any additional Trust expenses under the Pooling and Servicing Agreement that are Expense Losses are to be paid, pro rata, out of collections on, and other proceeds of, any Serviced
Pari Passu Mortgage Loan and the one or more related Serviced Companion Mortgage
Loans.

          Realized Losses with respect to any A/B Mortgage Loan are to be allocated, and expenses are to be paid, first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the A Note.

Prepayment Interest Shortfalls and Prepayment Interest Excesses

          If the aggregate Prepayment Interest Shortfalls on all mortgage loans other than Specially Serviced Mortgage Loans exceed the aggregate Prepayment
Interest Excesses for such mortgage loans for the Collection Period related to a
Distribution Date, the Master Servicing Fee and certain other compensation payable to the master servicer will be reduced by the amount of any Compensating
Interest (as defined in this prospectus supplement), subject to certain limitations described in this prospectus supplement. See "Servicing of the
Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

          Any Net Aggregate Prepayment Interest Shortfall for a Distribution
Date will be allocated to each Class of certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class on such
Distribution Date, in each case reducing interest otherwise payable thereon. The
Distributable Certificate Interest Amount in respect of any Class of certificates will be reduced to the extent any Net Aggregate Prepayment Interest
Shortfalls are allocated to such Class of certificates. See "Servicing of the
Mortgage Loans--The Master Servicer--Master Servicer Compensation" in this prospectus supplement.

                                      S-111

          On any Distribution Date, to the extent that the aggregate Prepayment
Interest Excesses on all mortgage loans other than Specially Serviced Mortgage
Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the master servicer as additional servicing compensation. Likewise, to the extent that the aggregate Prepayment Interest Excesses on all Specially Serviced
Mortgage Loans exceed the aggregate Prepayment Interest Shortfalls for such mortgage loans for such Distribution Date, the excess amount will be payable to the special servicer as additional servicing compensation.

          In the case of any mortgage loan that provides for a Due Date
(including applicable grace periods) that occurs after the Determination Date occurring in the month of such Due Date, the master servicer will be required to remit to the trustee (for inclusion in the Available Distribution Amount for the distributions occurring in such month) any Principal Prepayments and Balloon
Payments that are received by the master servicer (from the borrower or the
Primary Servicer) after the Determination Date but on or before the third business day prior to the related Distribution Date.

OPTIONAL TERMINATION

          The holders of a majority of the Controlling Class, the special servicer, the master servicer and the holder of the majority interest in the
Class R-I Certificates, in that order, will have the option to purchase, in whole but not in part, the mortgage loans and any other property remaining in the Trust on any Distribution Date on or after the Distribution Date on which the aggregate principal balance of the mortgage loans is less than or equal to
1% of the balance as of the Cut-off Date of the mortgage loans.

          The Purchase Price for any such purchase will be 100% of the aggregate unpaid principal balances of the mortgage loans, other than any mortgage loans as to which the master servicer has determined that all payments or recoveries with respect to such mortgage loans have been made, plus accrued and unpaid interest at the mortgage rate--or the mortgage rate less the Master Servicing
Fee Rate if the master servicer is the purchaser--to the Due Date for each mortgage loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances, with interest thereon at the
Advance Rate, and the fair market value of any other property remaining in the
Trust. The optional termination of the Trust must be conducted so as to constitute a "qualified liquidation" of each REMIC under Section 860F of the
Code.

          Upon any such termination, the Purchase Price for the mortgage loans and the other property in the Trust will be applied to pay accrued and unpaid interest on and reduce the Certificate Balance of all outstanding Classes to zero in the manner provided under "Description of the Offered
Certificates--Distributions--Application of the Available Distribution Amount"
in this prospectus supplement. Notice of any optional termination must be mailed by the paying agent on behalf of trustee to the Certificateholders and the
Rating Agencies upon the receipt of written notice of such optional termination by the trustee and the paying agent.

          ANY SUCH TERMINATION WILL HAVE AN ADVERSE EFFECT ON THE YIELD OF ANY
OUTSTANDING OFFERED CERTIFICATES PURCHASED AT A PREMIUM. SEE "YIELD, PREPAYMENT
AND MATURITY CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT.

ADVANCES

P&I Advances

          On the business day prior to each Distribution Date, the master servicer will be obligated to make a P&I Advance in respect of each mortgage loan, subject to the following paragraph, but only to the extent that the master servicer or the special servicer has not determined, in its sole discretion, exercised in good faith, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds and Liquidation Proceeds, in respect of the related mortgage loan, and only until such mortgage loan has been liquidated; provided, however, that the amount of any P&I Advance required to be advanced by the master servicer with respect to interest on such a mortgage loan as to which there has been an Appraisal Reduction will be an amount equal to the product of:

                                      S-112

o    the amount of interest required to be advanced by the master servicer without giving effect to this
     sentence; and

o    a fraction, the numerator of which is the Scheduled Principal Balance of such mortgage loan as of the immediately preceding Determination Date less any Appraisal Reduction in effect with respect to such mortgage loan (or, in the case of a Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage
     Loan, the portion of the Appraisal Reduction that is allocable to such
     Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan, as
     applicable) and the denominator of which is the Scheduled Principal Balance of the mortgage loan as of such Determination Date.

          In addition, the master servicer will not in any event be required to
(i) advance prepayment or yield maintenance premiums, Excess Interest or default interest, if any, or (ii) make any P&I Advances on any B Note, any Non-Serviced
Companion Mortgage Loans or any Serviced Companion Mortgage Loan.

          With respect to any mortgage loan that is delinquent in respect of its
Balloon Payment, including any REO Property as to which the related mortgage loan provided for a Balloon Payment, P&I Advances will be required in an amount equal to the Assumed Scheduled Payment, less the related Master Servicing Fee, the Excess Servicing Fee, the Primary Servicing Fee and any other servicing fees payable from such Assumed Scheduled Payment, subject to the same conditions and limitations, as described above, that apply to P&I Advances of other Scheduled
Payments.

          The master servicer will be entitled to interest on P&I Advances, which interest will accrue at the Advance Rate. This interest and any interest on other Advances, including interest on servicing advances made by the applicable Non-Serviced Mortgage Loan Master Servicer in respect of the related
Non-Serviced Mortgage Loan, will result in a reduction in amounts payable on the certificates, to the extent that interest is not otherwise offset in accordance with the Pooling and Servicing Agreement and any related Non-Serviced Mortgage
Loan Pooling and Servicing Agreement.

          P&I Advances and interest accrued thereon at the Advance Rate will be reimbursable or payable from recoveries on the related mortgage loans and, to the extent the master servicer or the special servicer determines in its sole discretion, exercised in good faith, that a P&I Advance will not be ultimately recoverable from related recoveries, from funds on deposit in the Certificate
Account and Distribution Account as described under "--Reimbursement of
Advances" below. P&I Advances made in respect of mortgage loans that have a grace period that expires after the Determination Date will not begin to accrue interest until the day succeeding the expiration date of any applicable grace period. In no event will the master servicer be required to make aggregate P&I
Advances with respect to any mortgage loan which, when including the amount of interest accrued on such advances at the Advance Rate, equals an amount greater than the Scheduled Principal Balance plus all overdue amounts on such mortgage loan.

          Subject to certain exceptions, the right of the master servicer to reimbursement or payment out of recoveries will be prior to the right of the
Certificateholders to receive any amounts recovered with respect to any mortgage loan. If the master servicer fails to make a required P&I Advance, the trustee is required to make such P&I Advance, each subject to the same limitations, and with the same rights, including the right to receive interest on such P&I
Advance, as described above for the master servicer.

          Notwithstanding the foregoing, with respect to any Non-Serviced
Mortgage Loan, the master servicer and the trustee will be required to rely on the determination of any master servicer, trustee or fiscal agent for the securitization of any related Non-Serviced Companion Mortgage Loan that a particular advance with respect to principal or interest and relating to such other securitization is, or would if made be, ultimately nonrecoverable from collections on the related Non-Serviced Mortgage Loan Group. The securitization documents for a Non-Serviced Companion Mortgage Loan may provide for a nonrecoverability determination that differs from the basis for determining nonrecoverability of P&I Advances on the mortgage loans by the master servicer.
Because of the foregoing, the obligation to make P&I Advances with respect to any Non-Serviced Mortgage Loans as to which advancing is provided for under the
Pooling and Servicing Agreement could terminate earlier than would have been the case if such determination were made solely pursuant to the Pooling and
Servicing Agreement.

                                      S-113

Servicing Advances

          Servicing Advances, in all cases, will be reimbursable as described below. The master servicer will be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account or
Distribution Account and under certain circumstances without regard to the relationship between the expense and the funds from which it is being paid.

          With respect to the mortgaged properties securing the mortgage loans, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances for, among other things, real estate taxes and insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates and not paid by the related borrower, on a timely basis and for collection or foreclosure costs, including reasonable attorneys fees. With respect to REO Properties, the master servicer will be obligated to make, and the special servicer may make, Servicing Advances, if necessary and to the extent that funds from the operation of the related REO Property are unavailable to pay any amounts due and payable, for:

          o    insurance premiums, to the extent that insurance coverage is available at commercially reasonable rates;

          o    items such as real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien;

          o    any ground rents in respect of such REO Property; and

          o    other costs and expenses necessary to maintain, manage or operate such REO Property.

          Notwithstanding the foregoing, the master servicer will be obligated to make such Servicing Advances only to the extent that the master servicer or the special servicer has not determined, as described below, that the amount so advanced, plus interest expected to accrue thereon, would be nonrecoverable from subsequent payments or collections, including Insurance Proceeds, Condemnation
Proceeds, Liquidation Proceeds or proceeds of mortgage loan repurchases (or from any other collections), in respect of such mortgage loan or REO Property.

          The master servicer and the special servicer may incur certain costs and expenses in connection with the servicing of a mortgage loan, any Serviced
Companion Mortgage Loan, any B Note or the administration of REO Property.
Servicing Advances, including interest accrued thereon at the Advance Rate, will be reimbursable from recoveries or collections on the related mortgage loan
(and, if applicable, the related Serviced Companion Mortgage Loan or B Note) or
REO Property. However, if the master servicer or the special servicer, as applicable, determines, as described below, that any Servicing Advance previously made, and accrued interest thereon at the Advance Rate, will not be ultimately recoverable from such related recoveries, such advances will generally be reimbursable from amounts on deposit in the Certificate Account or
Distribution Account as described under "--Reimbursement of Advances" below. If the master servicer fails to make a required Servicing Advance, the trustee is required to make such Servicing Advance, each subject to the same limitations, and with the same rights, as described above for the master servicer.

          In general, none of the master servicer, the special servicer or the trustee or any fiscal agent will be required to make any Servicing Advances with respect to any Non-Serviced Mortgage Loan under the Pooling and Servicing
Agreement. Those advances will be made by the applicable Non-Serviced Mortgage
Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer and/or another party under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement on generally the same terms and conditions as are applicable under the Pooling and Servicing Agreement. If any Servicing Advances are made with respect to any Non-Serviced Mortgage Loan Group under the related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the party making that advance will be entitled to be reimbursed with interest thereon.

                                      S-114

Reimbursement of Advances

          Any monthly P&I Advance or Servicing Advance (in either case, with interest) that has been determined to be nonrecoverable from the particular mortgage loan to which it relates will be reimbursable from the Certificate
Account in the Collection Period in which the nonrecoverability determination is made. Any reimbursement of nonrecoverable Advances will be made first from amounts in the Certificate Account that are allocable to principal received with respect to the Mortgage Pool during the Collection Period in which the reimbursement is made, prior to reimbursement from other collections (including interest) received during that Collection Period (and similarly, in subsequent periods, from principal first and then from other collections). If interest on the mortgage loans is used to reimburse such nonrecoverable Advances, then the party entitled to such reimbursement has agreed to notify the Rating Agencies at least fifteen (15) days prior to such use, unless circumstances exist which are extraordinary in the sole discretion of such party. If the amount in the
Certificate Account allocable to principal received with respect to the mortgage loans is insufficient to fully reimburse the party entitled to reimbursement, then such party may elect at its sole option to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance). If a monthly P&I Advance or Servicing Advance is made with respect to a mortgage loan after a default thereon and the mortgage loan is thereafter worked out under terms that do not provide for the repayment of those Advances (together with interest thereon) in full at the time of the workout (but such amounts become an obligation of the borrower to be paid in the future), then such Advance
(together with interest thereon), unless determined to be nonrecoverable, will be reimbursable only from amounts in the Certificate Account that represent principal on the mortgage loans (net of any principal used to reimburse any nonrecoverable Advance (together with interest thereon)). To the extent that the reimbursement is made from principal, the Principal Distribution Amount otherwise payable on the certificates on the related Distribution Date will be reduced and, in the case of reimbursement of nonrecoverable Advances (or interest thereon), a Realized Loss will be allocated (in reverse sequential order in accordance with the loss allocation rules described above under
"--Distributions--Subordination; Allocation of Losses and Certain Expenses") to
reduce the total principal balance of the certificates on that Distribution
Date. Any provision in the Pooling and Servicing Agreement for any Servicing
Advance or P&I Advance by the master servicer, the special servicer or the trustee is intended solely to provide liquidity for the benefit of the
Certificateholders and not as credit support or otherwise to impose on any such person or entity the risk of loss with respect to one or more of the mortgage loans.

Nonrecoverable Advances

          The determination that any P&I Advance or Servicing Advance, previously made or proposed to be made, would not be recoverable will be made in the sole discretion of the master servicer or special servicer, as applicable
(subject to the reliance on the determination of nonrecoverability in respect of
Non-Serviced Mortgage Loans described above), exercising good faith, and is required to be accompanied by an officer's certificate delivered to the trustee, the special servicer or the master servicer (as applicable), the Operating
Adviser, the Rating Agencies, the paying agent and us (and the holders of the B
Note or the Serviced Companion Mortgage Loan if the Servicing Advance relates to an A/B Mortgage Loan or a Loan Pair) and setting forth the reasons for such determination, with copies of appraisals or internal valuations, if any, or other information that supports such determination. The master servicer's or special servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders and the trustee. The trustee will be entitled to rely conclusively on any determination by the master servicer or special servicer of nonrecoverability with respect to such Advance and will have no obligation, but will be entitled, to make a separate determination of recoverability.

          In addition, the master servicer or special servicer, in considering whether a P&I Advance or Servicing Advance is a nonrecoverable Advance, will be entitled to give due regard to the existence of any outstanding nonrecoverable advances with respect to other mortgage loans where reimbursement is, at the time of such consideration, being deferred or delayed by a master servicer, special servicer or the trustee because there is insufficient principal available for such reimbursement, in light of the fact that proceeds on the related mortgage loan are not only a source of reimbursement for the P&I Advance or Servicing Advance under consideration, but also a potential source of reimbursement for such deferred or delayed nonrecoverable Advance. In addition, the master servicer or special servicer may update or change its recoverability determinations at any time.

                                      S-115

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Paying Agent Reports

          Based on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee and the paying agent, the paying agent will be required to provide or make available to each Certificateholder on each Distribution Date:

          (a)  A statement (in the form of Appendix IV) setting forth, to the extent applicable:

               (i)     the date of such Distribution Date, and of the Record
                       Date, Interest Accrual Period, and Determination Date for
                       such Distribution Date;

               (ii)    the Available Distribution Amount for the Distribution
                       Date, and any other cash flows received on the mortgage
                       loans and applied to pay fees and expenses (including the
                       components of the Available Distribution Amount or such
                       other cash flows);

               (iii)   the aggregate amount of servicing fees, Special Servicing
                       Fees, other special servicing compensation and Trustee
                       Fees paid to the master servicer, the Primary Servicer,
                       the special servicer, the holders of the rights to Excess
                       Servicing Fees, the trustee and the paying agent with
                       respect to the Mortgage Pool;

               (iv)    the amount of other fees and expenses accrued and paid
                       from the Trust, including without limitation Advance
                       reimbursement and interest on Advances, and specifying
                       the purpose of such fees or expenses and the party
                       receiving payment of those amounts, if applicable;

               (v)     the amount, if any, of such distributions to the holders
                       of each Class of Principal Balance Certificates applied
                       to reduce the aggregate Certificate Balance of that
                       Class;

               (vi)    the amount of such distribution to holders of each Class
                       of certificates allocable to (A) interest and (B)
                       Prepayment Premiums or Yield Maintenance Charges;

               (vii)   the amount of any shortfall in principal distributions
                       and any shortfall in interest distributions to each
                       applicable Class of certificates;

               (viii)  the amount of excess cash flow, if any distributed to the holder of the Residual Certificates;

               (ix)    the aggregate Certificate Balance or Notional Amount of
                       each Class of certificates before and after giving effect
                       to the distribution made on such Distribution Date;

               (x)     the Pass-Through Rate applicable to each Class of
                       certificates for such Distribution Date;

               (xi)    the weighted average mortgage rate (and interest rates by
                       distributional groups or ranges) of the mortgage loans as
                       of the related Determination Date;

               (xii)   the number of outstanding mortgage loans and the
                       aggregate principal balance and Scheduled Principal
                       Balance of the mortgage loans and weighted average
                       remaining term at the close of business on the related
                       Determination Date, with respect to the Mortgage Pool;

               (xiii)  the number and aggregate Scheduled Principal Balance of mortgage loans, with respect to the Mortgage Pool:

                                      S-116

                       (A)  delinquent 30 to 59 days,

                       (B)  delinquent 60 to 89 days,

                       (C)  delinquent 90 days or more,

                       (D)  as to which foreclosure proceedings have been
                            commenced, or

                       (E)  as to which bankruptcy proceedings have been
                            commenced;

               (xiv)   the aggregate amount and general purpose of Servicing
                       Advances and P&I Advances outstanding, separately stated,
                       that have been made by the master servicer, the special
                       servicer and the trustee with respect to the Mortgage
                       Pool and the aggregate amount and general purpose of
                       Servicing Advances and P&I Advances made by the
                       applicable Non-Serviced Mortgage Loan Master Servicer in
                       respect of the Non-Serviced Mortgage Loans;

               (xv)    the number and related principal balances of any mortgage
                       loans modified, extended or waived on a loan-by-loan
                       basis since the previous Determination Date (including a
                       description of any modifications, extensions or waivers
                       to mortgage loan terms, fees, penalties or payments
                       during the distribution period as provided to the Paying
                       Agent);

               (xvi)   with respect to any REO Property included in the Trust,
                       the principal balance of the related mortgage loan as of
                       the date of acquisition of the REO Property and the
                       Scheduled Principal Balance of the mortgage loan;

               (xvii)  as of the related Determination Date:

                       (A) as to any REO Property sold during the related
                       Collection Period, the date of the related determination
                       by such special servicer that it has recovered all
                       payments which it expects to be finally recoverable and
                       the amount of the proceeds of such sale deposited into
                       the applicable Certificate Account, and

                       (B) the aggregate amount of other revenues collected by
                       each special servicer with respect to each REO Property
                       during the related Collection Period and credited to the
                       applicable Certificate Account, in each case identifying
                       such REO Property by the loan number of the related
                       mortgage loan;

               (xviii) the aggregate amount of Principal Prepayments made during the related Collection Period, with respect to the
                       Mortgage Pool;

               (xix)   the amount of Unpaid Interest, Realized Losses or Expense
                       Losses, if any, incurred with respect to the mortgage
                       loans, including a break out by type of such Realized
                       Losses or Expense Losses, with respect to the Mortgage
                       Pool;

               (xx)    Material Breaches of mortgage loan representations and
                       warranties of which the trustee, the master servicer or
                       the special servicer has received written notice; and

               (xxi)   the amount of any Appraisal Reductions effected during
                       the related Collection Period on a loan-by-loan basis and
                       the total Appraisal Reductions in effect as of such
                       Distribution Date, with respect to the Mortgage Pool (and
                       in the case of the Non-Serviced Mortgage Loans, the
                       amount of any appraisal reductions effected under the
                       related Non-Serviced Mortgage Loan Pooling and Servicing
                       Agreement).

                                      S-117

          (b)  A report containing information regarding the mortgage loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the mortgage loans presented in Appendix I and will be presented in a tabular format substantially similar to the format utilized in
               Appendix I.

          The reports described in clauses (a) and (b) above may be combined into one report for purposes of dissemination.

          In the case of information furnished pursuant to subclauses (a)(v),
(a)(vi) and (a)(xix) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual principal amount of the certificates for all certificates of each applicable Class.

          The paying agent will make the foregoing reports and certain other information available each month to the general public via the paying agent's website, which shall initially be located at www.ctslink.com. In addition, the paying agent will also make certain other additional reports available via the paying agent's website on a restricted basis to the Depositor and its designees, including the Financial Market Publishers, the Rating Agencies, the parties to the Pooling and Servicing Agreement, the Underwriters, Certificateholders and
any prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification in the form attached to the Pooling and Servicing Agreement (which form may be submitted electronically via the paying agent's website). In addition, the paying agent will make available on its website any reports on Forms 10-D, 10-K and 8-K that have been filed with respect to the Trust through the EDGAR system. For assistance with the paying agent's website, investors may call 301-815-6600. The trustee and the paying agent will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the trustee and the paying agent may disclaim responsibility for any information of which it is not the original source.

          In connection with providing access to the paying agent's website, the paying agent may require registration and the acceptance of a disclaimer. The trustee and the paying agent will not be liable for the dissemination of information in accordance with the Pooling and Servicing Agreement.

          On an annual basis, the master servicer is required to deliver or make available electronically the Annual Report to the trustee and the paying agent, and the paying agent will make such report available as described above to the
Underwriters, the Certificateholders, the Depositor and its designees, the parties to the Pooling and Servicing Agreement, the Rating Agencies and any
prospective investors or beneficial owners of certificates who provide the paying agent with an investor certification satisfactory to the paying agent.

          The paying agent shall make available at its corporate trust offices
(either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any
Certificate Owner, any prospective investor, the Underwriters, each Rating
Agency, the special servicer, the Depositor and the holder of any Serviced
Companion Mortgage Loan, originals or copies of, among other things, the following items: (i) the most recent property inspection reports in the possession of the paying agent in respect of each mortgaged property and REO
Property, (ii) the most recent mortgaged property/REO Property annual operating statement and rent roll, if any, collected or otherwise obtained by or on behalf of the master servicer or the special servicer and delivered to the paying agent, (iii) any Phase I environmental report or engineering report prepared or appraisals performed in respect of each mortgaged property; provided, however, that the paying agent shall be permitted to require payment by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the paying agent of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

Other Information

          The Pooling and Servicing Agreement generally requires that the paying agent or, with respect to the mortgage loan files, the trustee make available, at their respective corporate trust offices or at such other office as they may reasonably designate, during normal business hours, upon reasonable advance notice for review by any Certificateholder, the holder of a B Note, the holder of any Serviced Companion Mortgage Loan, each Rating

                                      S-118

Agency or the Depositor, originals or copies of, among other things, the following items, except to the extent not permitted by applicable law or under any of the mortgage loan documents:

          o    the Pooling and Servicing Agreement and any amendments to it;

          o    all reports or statements delivered to holders of the relevant
               Class of certificates since the Closing Date;

          o    all officer's certificates delivered to the paying agent since the Closing Date;

          o    all accountants' reports delivered to the paying agent since the
               Closing Date;

          o    the mortgage loan files;

          o    any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the master servicer and/or the special servicer; and

          o    any and all officer's certificates and other evidence delivered to the paying agent to support the master servicer's
               determination that any Advance was not or, if made, would not be, recoverable.

          Copies of any and all of the foregoing items and any servicer reports will be available from the paying agent (or, with respect to the mortgage loan files, the trustee) upon request; however, the paying agent or trustee will be permitted to require the requesting party to pay a sum sufficient to cover the reasonable costs and expenses of providing such copies (except that such items will be furnished to the Operating Adviser without charge if such request is not excessive in the judgment of the paying agent or the trustee, as applicable).
Recipients of such information will generally be required to acknowledge that such information may be used only in connection with an evaluation of the certificates by such recipient and in accordance with applicable law.

          The Trust will file distribution reports on Form 10-D, annual reports on Form 10-K and (if applicable) current reports on Form 8-K with the Securities and Exchange Commission (the "Commission") regarding the certificates, to the extent, and for such time, as it shall be required to do so under the Securities
Exchange Act of 1934, as amended. Such reports will be filed under the name
"Morgan Stanley Capital I Trust 2006-TOP23." Members of the public may read and copy any materials filed with the Commission at the Commission's Public
Reference Room at 100 F Street N.E., Washington, D.C. 20549. Additional
information regarding the Public Reference Room can be obtained by calling the
Commission at 1-800-SEC-0330. The Commission also maintains a site on the World
Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The Depositor has filed the prospectus and the related registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Commission's
Web site. The Commission maintains computer terminals providing access to the
EDGAR system at each of the offices referred to above.

Book-Entry Certificates

          Until such time, if any, as definitive certificates are issued in respect of the offered certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants or otherwise made available publicly by the paying agent. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          The master servicer, the special servicer, the paying agent and the
Depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered with the certificate registrar as of the related Record Date; however, any Certificate Owner that has delivered to the certificate registrar a written

                                      S-119

certification, in the form prescribed by the Pooling and Servicing Agreement, regarding such Certificate Owner's beneficial ownership of offered certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

          The following chart sets forth an example of distributions on the certificates as if the certificates had been issued in August 2006:

          The close of business on

          August 1 (except as described in this   (A)   Cut-off Date.
          prospectus supplement)

          August 31                               (B)   Record Date for all Classes of Certificates.

          August 2- September 5                   (C)   The Collection Period.  The master servicer
                                                        receives Scheduled Payments due after the Cut-off
                                                        Date and any Principal Prepayments made after the
                                                        Cut-off Date and on or prior to September 5.

          September 5                             (D)   Determination Date.

          September 11                            (E)   Master Servicer Remittance Date.

          September 12                            (F)   Distribution Date.

          Succeeding monthly periods follow the pattern of (B) through (F) above
(except as described below).

          (A) The outstanding principal balance of the mortgage loans will be the aggregate outstanding principal balance of the mortgage loans at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, whether or not received. Principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust.

          (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent
Record Date will be the last business day of the month preceding the month in which the related Distribution Date occurs.

          (C) Any Scheduled Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to September 5, 2006 will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of each Distribution Date and will end on the Determination Date in the month in which the Distribution Date occurs. In the case of certain mortgage loans identified in a schedule to the Pooling and Servicing Agreement as to which the
Scheduled Payment is due on a Due Date that may occur after, but in the same calendar month as, the last day of a given Collection Period, certain payments that are either received before the Distribution Date or advanced in respect of such Scheduled Payment (or, if applicable, Assumed Scheduled Payment) will, to the extent provided in the Pooling and Servicing Agreement, be deemed to be included in that Collection Period.

          (D) As of the close of business on the Determination Date, the master servicer will have determined the amounts of principal and interest that will be remitted with respect to the related Collection Period.

          (E) The master servicer will remit to the paying agent no later than the business day prior to the related Distribution Date all amounts held by the master servicer, and any P&I Advances required to be made by the master servicer, that together constitute the Available Distribution Amount for such
Distribution Date.

          (F) The paying agent will make distributions to Certificateholders on the 12th day of each month or, if such day is not a business day, the next succeeding business day.

                                      S-120

         EXPECTED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

          The Expected Final Distribution Date for each Class of certificates presented under "Summary of Prospectus Supplement--Expected Final Distribution
Dates" in this prospectus supplement is the date on which such Class is expected to be paid in full, assuming timely payments and no Principal Prepayments (other than payments with respect to ARD Loans on their Anticipated Repayment Dates)
will be made on the mortgage loans in accordance with their terms and otherwise based on the Structuring Assumptions. The actual final distribution date for any
Class may be earlier or later (and could be substantially later) than the expected final distribution date.

          The Rated Final Distribution Date of each Class of certificates is the
Distribution Date in August 2041.

          The ratings assigned by the Rating Agencies to each Class of Principal
Balance Certificates reflects an assessment of the likelihood that the
Certificateholders of such Class will receive, on or before the Rated Final
Distribution Date, all principal distributions to which they are entitled.

AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT

          The Pooling and Servicing Agreement may be amended from time to time by the parties to the Pooling and Servicing Agreement, without notice to or the consent of any of the Holders, to do the following:

          o    to cure any ambiguity;

          o    to cause the provisions in the Pooling and Servicing Agreement to conform to or be consistent with or in furtherance of the
               statements made with respect to the certificates, the Trust or the Pooling and Servicing Agreement in this prospectus
               supplement, the accompanying prospectus or the memorandum under which certain of the Subordinate Certificates are being offered, or to correct or supplement any provision which may be
               inconsistent with any other provisions;

          o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to maintain the status of each
               REMIC (or the grantor trust portion of the Trust) for the
               purposes of federal income tax law (or comparable provisions of state income tax law);

          o    to make any other provisions with respect to matters or questions arising under or with respect to the Pooling and Servicing
               Agreement not inconsistent with the provisions therein;

          o    to modify, add to or eliminate the provisions in the Pooling and
               Servicing Agreement relating to transfers of Residual
               Certificates;

          o    to amend any provision of the Pooling and Servicing Agreement to the extent necessary or desirable to list the certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents;

          o    to modify the provisions relating to the timing of reimbursements of Servicing Advances or P&I Advances in order to conform them to the commercial mortgage-backed securities industry standard for such provisions; or

          o    any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents).

          No such amendment effected pursuant to the first, second or fourth bullet above may (A) adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment without the consent of
100% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC (or the grantor trust portion of the Trust). In addition, no amendment to the Pooling and Servicing Agreement that is

                                     S-121

materially adverse to the interests of the holder of any B Note may be effected unless the holder of the related B Note provides written consent to such amendment. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the trustee may require an opinion of counsel.

          The Pooling and Servicing Agreement may also be amended from time to time by the agreement of the parties to the Pooling and Servicing Agreement
(without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of certificates to be qualified, withdrawn or downgraded;
provided, however, that such amendment may not effect any of the items set forth in the bullet points contained in the next succeeding paragraph. The trustee may request, at its option, to receive an opinion of counsel, addressed to the parties to the Pooling and Servicing Agreement and the Primary Servicer, that any amendment pursuant to this paragraph is permitted under the Pooling and
Servicing Agreement.

          The Pooling and Servicing Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the aggregate Certificate Balance of the certificates then outstanding (as calculated under the Pooling and Servicing Agreement), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders or such holders; provided that no such amendment may:

          o    reduce in any manner the amount of, or delay the timing of the distributions required to be made on any certificate without the consent of the Holder of such certificate;

          o    reduce the aforesaid percentages of aggregate certificate
               percentage or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each Class of certificates affected thereby;

          o    eliminate the master servicer's or the trustee's obligation to advance or alter the Servicing Standard except as may be
               necessary or desirable to comply with Sections 860A through 860G of the Code and related Treasury Regulations and rulings
               promulgated under the Code; or

          o    adversely affect the status of any REMIC created under the
               Pooling and Servicing Agreement for federal income tax purposes without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II and Class R-III Certificateholders) or
               adversely affect the status of the grantor trust created from the related portion of the Trust, without the consent of 100% of the holders of the Class P Certificates. The trustee may request, at its option, to receive an opinion of counsel that any amendment pursuant to this paragraph is permitted under the Pooling and
               Servicing Agreement.

EVIDENCE AS TO COMPLIANCE

          Each of the master servicer, the special servicer, the Primary
Servicer and the paying agent will be required under the Pooling and Servicing
Agreement, and we expect that each Additional Servicer and each sub-servicer will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent and the
Depositor on or before the date specified in the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional Servicer or other sub-servicer, has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement or the applicable primary servicing or sub-servicing agreement in the case of an Additional
Servicer or other sub-servicer, in all material respects throughout the year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

          In addition, the master servicer, the special servicer, the Primary
Servicer, the paying agent and the trustee, each at its own expense, will be required under the Pooling and Servicing Agreement, and we expect that each

                                     S-122

Servicing Function Participant will be required under the applicable primary servicing or sub-servicing agreement, to deliver annually, to the trustee, the paying agent, the Rating Agencies and the Depositor, a report (an "Assessment of
Compliance") assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB that contains the following:

          o    a statement of the party's responsibility for assessing
               compliance with the servicing criteria set forth in Item 1122 of
               Regulation AB applicable to it;

          o    a statement that the party used the criteria in Item 1122(d) of
               Regulation AB to assess compliance with the applicable servicing criteria;

          o    the party's assessment of compliance with the applicable
               servicing criteria during and as of the end of the prior fiscal year, setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status thereof; and

          o    a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

          Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation
Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company
Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

GENERAL

          The yield to maturity on the offered certificates will be affected by the price paid by the Certificateholder, the related Pass-Through Rates and the rate, timing and amount of distributions on such offered certificates. The rate, timing and amount of distributions on any such certificate will in turn depend on, among other things:

          o    the Pass-Through Rate for such certificate;

          o    the rate and timing of principal payments, including Principal
               Prepayments, and other principal collections on the mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with Material Breaches of
               representations and warranties and Material Document Defects or the exercise of a purchase option by a holder of a subordinate note or a mezzanine loan) and the extent to which such amounts are to be applied in reduction of the Certificate Balance or
               Notional Amount of such certificate;

          o    the rate, timing and severity of Realized Losses and Expense
               Losses and the extent to which such losses and expenses are allocable in reduction of the Certificate Balance or Notional
               Amount of such certificate or in reduction of amounts
               distributable thereon;

          o    the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the
               Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification; and

          o    the timing and severity of any Net Aggregate Prepayment Interest
               Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest Amount payable on such certificate.

          In addition, the effective yield to holders of the offered certificates will differ from the yield otherwise produced by the applicable
Pass-Through Rate and purchase prices of such certificates because interest distributions

                                     S-123

will not be payable to such holders until at least the 12th day of the month following the month of accrual without any additional distribution of interest or earnings thereon in respect of such delay.

PASS-THROUGH RATES

          The Pass-Through Rates on one or more Classes of certificates may be based on, limited by, or equal to, a weighted average of the mortgage loan interest rates net of the Administrative Cost Rate, which is calculated based upon the respective principal balances of the mortgage loans as described in this prospectus supplement. In addition, the Pass-Through Rate on one or more
Classes of certificates may be capped at such weighted average rate.
Accordingly, the yield on those Classes of certificates may (and in the case of a Class with a Pass-Through Rate equal to or based on the Weighted Average Net
Mortgage Rate, will) be sensitive to changes in the relative composition of the
Mortgage Pool as a result of scheduled amortization, voluntary and involuntary prepayments and any unscheduled collections of principal and/or any experience of Realized Losses as a result of liquidations of mortgage loans. In general, the effect of any such changes on such yields and Pass-Through Rates for such certificates will be particularly adverse to the extent that mortgage loans with relatively higher mortgage rates experience faster rates of such scheduled amortization, voluntary prepayments and unscheduled collections or Realized
Losses than mortgage loans with relatively lower mortgage rates.

RATE AND TIMING OF PRINCIPAL PAYMENTS

          The yield to maturity on the Class X Certificates will be extremely sensitive to, and the yield to maturity on any Class of offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the aggregate Certificate Balance or
Notional Amount of such Class of certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A Senior Certificates until their
Certificate Balance is reduced to zero, and will thereafter be distributable entirely in respect of each other Class of Principal Balance Certificates, in descending alphabetical order of Class designation (provided that the Class A-M
Certificates will be senior in right to the Class A-J Certificates), in each case until the aggregate Certificate Balance of such Class of certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the aggregate
Certificate Balance of each Class of offered certificates will be directly related to the rate and timing of principal payments on or in respect of the mortgage loans, which will in turn be affected by the amortization schedules of such mortgage loans, the dates on which Balloon Payments are due, any extension of maturity dates by the master servicer or the special servicer, the rate and timing of any reimbursement of the master servicer, the special servicer or the trustee, as applicable, out of the Certificate Account of nonrecoverable advances or advances remaining unreimbursed on a modified mortgage loan on the date of such modification (together with interest on such advances), and the rate and timing of Principal Prepayments and other unscheduled collections thereon, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, repurchases as a result of a mortgage loan seller's breach of representations and warranties or material defects in a mortgage loan's documentation and other purchases of mortgage loans out of the
Trust.

          Although the borrower under an ARD Loan may have incentives to prepay the ARD Loan on its Anticipated Repayment Date, there is no assurance that the borrower will choose to or will be able to prepay an ARD Loan on its Anticipated
Repayment Date. The failure of the borrower to prepay an ARD Loan on its
Anticipated Repayment Date will not be an event of default under the terms of that mortgage loan. However, the Pooling and Servicing Agreement will require action to be taken to enforce the Trust's right to apply excess cash flow generated by the mortgaged property to the payment of principal in accordance with the terms of the ARD Loan documents.

          Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the mortgage loans will result in distributions on the certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans and will tend to shorten the weighted average lives of the Principal Balance Certificates. Any early termination of the Trust as described in this prospectus supplement under "Description of the
Offered Certificates--Optional Termination" will also shorten the weighted average lives of those certificates then outstanding. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in

                                     S-124

significant delays in payments of principal on the mortgage loans, and, accordingly, on the Principal Balance Certificates, while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those certificates. See "Servicing of the Mortgage
Loans--Mortgage Loan Modifications" in this prospectus supplement.

          The extent to which the yield to maturity of any offered certificate may vary from the anticipated yield will depend upon the degree to which such certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in turn are distributed or otherwise result in a reduction of the aggregate Certificate Balance or Notional Amounts of its Class. An investor should consider, in the case of any such certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

          In general, if an offered certificate is purchased at a discount or premium, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the Certificate Balance or notional amounts of the related Class, the greater will be the effect on the yield to maturity of such certificate. As a result, the effect on an investor's yield of principal payments on the mortgage loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. With respect to the Class A Senior, Class A-M, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class X
Certificates, the allocation of a portion of collected Prepayment Premiums or
Yield Maintenance Charges to the certificates as described in this prospectus supplement is intended to mitigate those risks; however, such allocation, if any, may be insufficient to offset fully the adverse effects on yield that such prepayments may have. The Prepayment Premium or Yield Maintenance Charge payable, if any, with respect to any mortgage loan, is required to be calculated as presented in "Appendix II - Certain Characteristics of the Mortgage Loans."

          Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal
Prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

UNPAID DISTRIBUTABLE CERTIFICATE INTEREST

          If the portion of the Available Distribution Amount distributable in respect of interest on any Class of certificates on any Distribution Date is less than the Distributable Certificate Interest Amount then payable for that
Class, the shortfall will be distributable to holders of the Class of certificates on subsequent Distribution Dates, to the extent of the Available
Distribution Amount. Any such shortfall (which would not include interest shortfalls in connection with a Principal Prepayment accompanied by less than a full month's interest) may adversely affect the yield to maturity of the Class of certificates for as long as it is outstanding.

LOSSES AND SHORTFALLS

          The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Realized Losses and Expense Losses will generally be applied in reverse sequential order, that is, first to the Class P
Certificates, and then to the other respective Classes of Principal Balance
Certificates, in ascending alphabetical order of Class designation (provided that the Class A-M Certificates will be senior in right to the Class A-J
Certificates)-- from the Class O Certificates to the Class B Certificates, then the Class A-J Certificates, then the Class A-M Certificates, then pro rata among the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-4 Certificates. As
to each of such Classes, Realized Losses and Expense Losses will reduce (i)
first, the Certificate Balance of such Class until such Certificate Balance is reduced to zero (in the case of the Principal Balance Certificates); (ii)
second, Unpaid Interest owing to such Class; and (iii) third, Distributable
Certificate Interest Amounts owing to such Class, provided, that such reductions shall be allocated among the Class A-1 Certificates, Class A-2 Certificates,
Class A-3 Certificates, Class A-AB

                                     S-125

Certificates and Class A-4 Certificates, and, as to their interest entitlements only, the Class X Certificates, pro rata, based upon their outstanding
Certificate Balances or accrued interest, as the case may be. Net Aggregate
Prepayment Interest Shortfalls will be borne by the holders of each Class of certificates, as described in this prospectus supplement, in each case reducing interest otherwise payable thereon. Shortfalls arising from delinquencies and defaults, to the extent the master servicer determines that P&I Advances would be nonrecoverable, Appraisal Reductions, Expense Losses and Realized Losses
generally will result in, among other things, a shortfall in current or ultimate distributions to the most subordinate Class of certificates outstanding.

RELEVANT FACTORS

          The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors including, without limitation, payments of principal arising from repurchases of mortgage loans (including payments of principal arising from purchases of mortgage loans in connection with breaches of representations and warranties and otherwise), prevailing interest rates, the terms of the mortgage loans--for example, provisions prohibiting Principal Prepayments for certain periods and/or requiring the payment of Prepayment Premiums or Yield Maintenance Charges, due-on-sale and due-on-encumbrance provisions, and amortization terms that require Balloon Payments--the demographics and relative economic vitality of the areas in which the mortgaged properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the mortgaged properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" in this prospectus supplement and "Risk Factors"
in the prospectus.

          The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage interest rate, the related borrower has an incentive to refinance its mortgage loan. A requirement that a prepayment be accompanied by a Prepayment
Premium or Yield Maintenance Charge may not provide a sufficient economic disincentive to deter a borrower from refinancing at a more favorable interest rate.

          Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell or refinance mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell mortgaged properties prior to the exhaustion of tax depreciation benefits.

          We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of such factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to whether a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

WEIGHTED AVERAGE LIFE

          Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of any Principal
Balance Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected or advanced and applied to reduce the Certificate Balance of such certificate.

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant rate of prepayment each month expressed as a percentage of the then outstanding principal balance of all of the mortgage loans, which are past their lock-out, defeasance and yield maintenance periods.
We make no representation as to the appropriateness of using the CPR model for purposes of analyzing an investment in the offered certificates.

          The following tables indicate the percent of the initial Certificate
Balance of each Class of offered certificates after each of the dates shown and the corresponding weighted average life of each such Class of the

                                     S-126

certificates, if the Mortgage Pool were to prepay at the indicated levels of
CPR, and sets forth the percentage of the initial Certificate Balance of such certificates that would be outstanding after each of the dates shown. The tables below have also been prepared generally on the basis of the Structuring
Assumptions.

          The mortgage loans do not have all of the characteristics of the
Structuring Assumptions. To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables, the
Classes of Certificates analyzed in the tables may mature earlier or later than indicated by the tables and therefore will have a corresponding decrease or increase in weighted average life. Additionally, mortgage loans generally do not prepay at any constant rate. Accordingly, it is highly unlikely that the mortgage loans will prepay in a manner consistent with the Structuring
Assumptions. Furthermore, it is unlikely that the mortgage loans will experience no defaults or losses. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances, and shorten or extend the weighted average lives, shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay.

          For the purposes of each table, the weighted average life of a certificate is determined by:

          o    multiplying the amount of each reduction in the Certificate
               Balance thereon by the number of years from the date of issuance of the certificate to the related Distribution Date;

          o    summing the results; and

          o    dividing the sum by the aggregate amount of the reductions in the
               Certificate Balance of such certificate.

          The characteristics of the mortgage loans differ in substantial respects from those assumed in preparing the tables below, and the tables are presented for illustrative purposes only. In particular, it is unlikely that the
Mortgage Pool will not experience any defaults or losses, or that the Mortgage
Pool or any mortgage loan will prepay at any constant rate. Therefore, there can be no assurance that the mortgage loans will prepay at any particular rate.

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-1 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
August 2007                       89%    89%    89%    89%    89%
August 2008                       78%    78%    78%    78%    78%
August 2009                       64%    64%    64%    64%    64%
August 2010                       48%    48%    47%    46%    43%
August 2011                        0%     0%     0%     0%     0%
Weighted average life (years)    3.39   3.33   3.25   3.21   3.16

                                      S-127

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-2 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
August 2007                      100%   100%   100%   100%   100%
August 2008                      100%   100%   100%   100%   100%
August 2009                      100%   100%   100%   100%   100%
August 2010                      100%   100%   100%   100%   100%
August 2011                        0%     0%     0%     0%     0%
Weighted average life (years)    4.72   4.72   4.72   4.67   4.35

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-3 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
August 2007                      100%   100%   100%   100%   100%
August 2008                      100%   100%   100%   100%   100%
August 2009                      100%   100%   100%   100%   100%
August 2010                      100%   100%   100%   100%   100%
August 2011                      100%   100%   100%   100%   100%
August 2012                      100%   100%   100%   100%   100%
August 2013                        0%     0%     0%     0%     0%
Weighted average life (years)    6.83   6.83   6.82   6.82   6.74

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
          CLASS A-AB CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
August 2007                      100%   100%   100%   100%   100%
August 2008                      100%   100%   100%   100%   100%
August 2009                      100%   100%   100%   100%   100%
August 2010                      100%   100%   100%   100%   100%
August 2011                      100%   100%   100%   100%   100%
August 2012                       78%    78%    78%    78%    78%
August 2013                       55%    55%    55%    55%    55%
August 2014                       29%    29%    29%    29%    29%
August 2015                        2%     2%     1%     0%     0%
August 2016                        0%     0%     0%     0%     0%
Weighted average life (years)    7.20   7.20   7.20   7.20   7.20

                                      S-128

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-4 CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
August 2007                      100%   100%   100%   100%   100%
August 2008                      100%   100%   100%   100%   100%
August 2009                      100%   100%   100%   100%   100%
August 2010                      100%   100%   100%   100%   100%
August 2011                      100%   100%   100%   100%   100%
August 2012                      100%   100%   100%   100%   100%
August 2013                      100%   100%   100%   100%   100%
August 2014                      100%   100%   100%   100%   100%
August 2015                      100%   100%   100%   100%    98%
August 2016                        0%     0%     0%     0%     0%
Weighted average life (years)    9.74   9.73   9.72   9.71   9.56

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-M CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
August 2007                      100%   100%   100%   100%   100%
August 2008                      100%   100%   100%   100%   100%
August 2009                      100%   100%   100%   100%   100%
August 2010                      100%   100%   100%   100%   100%
August 2011                      100%   100%   100%   100%   100%
August 2012                      100%   100%   100%   100%   100%
August 2013                      100%   100%   100%   100%   100%
August 2014                      100%   100%   100%   100%   100%
August 2015                      100%   100%   100%   100%   100%
August 2016                        0%     0%     0%     0%     0%
Weighted average life (years)    9.92   9.91   9.90   9.89   9.78

           PERCENT OF INITIAL CERTIFICATE BALANCE OUTSTANDING FOR THE
           CLASS A-J CERTIFICATES AT THE RESPECTIVE PERCENTAGES OF CPR

DISTRIBUTION DATE                 0%     25%    50%    75%   100%
------------------------------   ----   ----   ----   ----   ----
Closing Date                     100%   100%   100%   100%   100%
August 2007                      100%   100%   100%   100%   100%
August 2008                      100%   100%   100%   100%   100%
August 2009                      100%   100%   100%   100%   100%
August 2010                      100%   100%   100%   100%   100%
August 2011                      100%   100%   100%   100%   100%
August 2012                      100%   100%   100%   100%   100%
August 2013                      100%   100%   100%   100%   100%
August 2014                      100%   100%   100%   100%   100%
August 2015                      100%   100%   100%   100%   100%
August 2016                        0%     0%     0%     0%     0%
Weighted average life (years)    9.95   9.94   9.94   9.94   9.85

                                      S-129

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

          The Mortgage Pool will consist of one hundred sixty-two (162)
fixed-rate, first mortgage loans with an aggregate Cut-off Date Balance of
$1,613,840,193, subject to a permitted variance of plus or minus 5%. The Cut-off
Date Balances of the mortgage loans range from $946,277 to $149,397,658, and the mortgage loans have an average Cut-off Date Balance of $9,961,976.

          Generally, for purposes of the presentation of Mortgage Pool information in this prospectus supplement, multiple mortgaged properties securing a single mortgage loan have been treated as multiple cross-collateralized and cross-defaulted mortgage loans, each secured by one of the related mortgaged properties and each having a principal balance in an amount equal to an allocated portion of the aggregate indebtedness represented by such obligation. In addition, for purposes of the presentation of Mortgage
Pool information in this prospectus supplement, certain multiple mortgaged properties securing a single mortgage loan were treated as a single mortgaged property if, generally, such mortgaged properties were in close proximity to each other and economically dependent upon each other in order to provide sufficient income to pay debt service on the related mortgage loan. All numerical information concerning the mortgage loans contained in this prospectus supplement is approximate.

          A description of the underwriting standards for each of Bear Stearns
Commercial Mortgage, Inc., Morgan Stanley Mortgage Capital Inc., Wells Fargo
Bank, National Association and Principal Commercial Funding II, LLC are set
forth in this prospectus supplement under "The Sponsors, Mortgage Loan Sellers and Originators--Bear Stearns Commercial Mortgage, Inc.--Underwriting
Standards," "--Morgan Stanley Mortgage Capital Inc.--Underwriting Standards,"
"--Wells Fargo Bank, National Association--Underwriting Standards" and
"--Principal Commercial Funding II, LLC--Underwriting Standards," respectively.

          The mortgage loans included in this transaction were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the Sponsors taking into account Rating Agency criteria and feedback, subordinate investor feedback, property type and geographic location.

          The mortgage loans were originated between September 28, 2005 and July
6, 2006. As of the Cut-off Date, none of the mortgage loans were 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date. Brief summaries of the material terms of the mortgage loans associated with the ten (10) largest mortgage loans (including crossed mortgage loans) in the Mortgage Pool are contained in Appendix III attached to this prospectus supplement.

          One hundred sixty-seven (167) mortgaged properties, securing mortgage loans representing 97.2% of the Initial Pool Balance, are secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a fee simple estate in such mortgaged property. Four (4) mortgaged properties, securing mortgage loans representing 2.8% of the Initial Pool
Balance, are secured by a mortgage, deed of trust or similar security instrument that creates a first mortgage lien on a leasehold interest in such mortgaged properties. In circumstances where both the fee and leasehold interest in the entire mortgaged property are encumbered, we have treated that as simply an encumbered fee interest.

          On the Closing Date, we will acquire the mortgage loans from the mortgage loan sellers, in each case pursuant to a Mortgage Loan Purchase
Agreement to be entered into between us and the particular seller. We will then transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. See "--The Sponsors, Mortgage Loan Sellers and
Originators" and "--Sale of the Mortgage Loans" below.

MATERIAL TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

          The mortgage loans bear interest at mortgage rates that will remain fixed for their entire terms. Other than ARD Loans, no mortgage loan permits negative amortization or the deferral of accrued interest. One hundred fifty-

                                     S-130

six (156) mortgage loans, representing 89.0% of the Initial Pool Balance, accrue interest on the basis of the actual number of days elapsed each month in a 360-day year. Six (6) mortgage loans, representing 11.0% of the Initial Pool
Balance, accrue interest on the basis of a 360-day year consisting of twelve
30-day months.

Property Types

          The mortgage loans consist of the following property types:

          o    Retail - Eighty-six (86) of the mortgaged properties, which secure 44.7% of the Initial Pool Balance, are retail properties;

          o    Office - Twenty (20) of the mortgaged properties, which secure
               21.6% of the Initial Pool Balance, are office properties;

          o    Hospitality - Eight (8) of the mortgaged properties, which secure
               11.5% of the Initial Pool Balance, are hospitality properties;

          o    Industrial - Twenty-four (24) of the mortgaged properties, which secure 7.9% of the Initial Pool Balance, are industrial
               properties;

          o    Other - Eleven (11) of the mortgaged properties, which secure
               5.3% of the Initial Pool Balance, are a type of property other than those set forth in this paragraph;

          o    Mixed Use - Five (5) of the mortgaged properties, which secure
               4.0% of the Initial Pool Balance, are mixed use properties.

          o    Multifamily - Seven (7) of the mortgaged properties, which secure
               3.8% of the Initial Pool Balance, are multifamily properties;

          o    Self Storage - Eight (8) of the mortgaged properties, which secure 0.9% of the Initial Pool Balance, are self storage
               properties; and

          o    Manufactured Housing Community - Two (2) of the mortgaged
               properties, which secure 0.4% of the Initial Pool Balance, are manufactured housing community properties.

Property Location

          The following geographic areas contain the largest concentrations of mortgaged properties securing the mortgage loans: California, Illinois, Ohio,
Tennessee, the District of Columbia, Virginia and New York.

          o    Fifty-three (53) mortgaged properties, representing security for
               21.9% of the Initial Pool Balance, are located in California. Of the mortgaged properties located in California, thirty-six (36)
               of such mortgaged properties, representing security for 15.7% of the Initial Pool Balance, are located in Southern California, and seventeen (17) of such mortgaged properties, representing
               security for 6.2% of the Initial Pool Balance, are located in
               Northern California. Northern California includes areas with zip codes above 93600 and Southern California includes areas with zip codes of 93600 and below;

          o    Ten (10) mortgaged properties, representing security for 11.5% of the Initial Pool Balance, are located in Illinois;

          o    Five (5) mortgaged properties, representing security for 11.1% of the Initial Pool Balance, are located in Ohio;

                                     S-131

          o    Eleven (11) mortgaged properties, representing security for 10.3%
               of the Initial Pool Balance, are located in Tennessee;

          o    Two (2) mortgaged properties, representing security for 6.6% of the Initial Pool Balance, are located in the District of
               Columbia;

          o    Five (5) mortgaged properties, representing security for 6.2% of the Initial Pool Balance, are located in Virginia; and

          o    Fourteen (14) mortgaged properties, representing security for
               5.4% of the Initial Pool Balance, are located in New York.

Due Dates

          One hundred fifty-four (154) of the mortgage loans, representing 84.9%
of the Initial Pool Balance, have Due Dates on the 1st day of each calendar month. Three (3) of the mortgage loans, representing 2.0% of the Initial Pool
Balance, have Due Dates on the 3rd day of each calendar month. Three (3) of the mortgage loans, representing 12.2% of the Initial Pool Balance, have Due Dates on the 7th day of each calendar month. Two (2) of the mortgage loans, representing 0.9% of the Initial Pool Balance, have Due Dates on the 8th day of each calendar month. The mortgage loans have various grace periods prior to the imposition of late payment charges, including one hundred sixty-one (161)
mortgage loans, representing 92.8% of the Initial Pool Balance, with grace periods prior to the imposition of late payment charges of 0 to 5 calendar days or 5 business days and one (1) mortgage loan, representing 7.2% of the Initial
Pool Balance, with a grace period prior to the imposition of late payment charges of 7 business days. Certain states may have provisions under applicable law that permit longer grace periods than the grace periods shown in this prospectus supplement, which are based on the related mortgage loan documents.

Amortization

          The mortgage loans have the following amortization features:

          o    One hundred fifty-seven (157) mortgage loans, representing 97.3%
               of the Initial Pool Balance, are Balloon Loans. For purposes of this prospectus supplement, we consider a mortgage loan to be a
               Balloon Loan if its principal balance is not scheduled to be fully or substantially amortized by the loan's stated maturity date or Anticipated Repayment Date, as applicable. Eighteen (18)
               of these mortgage loans, representing 22.0% of the Initial Pool
               Balance, are mortgage loans that have an Anticipated Repayment
               Date that provide for an increase in the mortgage rate and/or principal amortization at a specified date prior to stated
               maturity. These ARD Loans are structured to encourage the
               borrower to repay the mortgage loan in full by the specified date
               (which is prior to the mortgage loan's stated maturity date) upon which these increases occur. One (1) of the Balloon Loans, representing 9.3% of the Initial Pool Balance, amortizes
               principal in accordance with the schedule attached to this prospectus supplement as Schedule B.

          o    The remaining five (5) mortgage loans, representing 2.7% of the
               Initial Pool Balance, are fully amortizing and are expected to have less than 5% of the original principal balance outstanding as of their related stated maturity dates.

Prepayment Restrictions

          As of the Cut-off Date, each of the mortgage loans restricted voluntary Principal Prepayments in one of the following ways:

          o    One hundred eight (108) mortgage loans, representing 76.3% of the
               Initial Pool Balance, prohibit voluntary Principal Prepayments during the Lock-out Period, but permit the related borrower, after an initial period of at least two years following the date of issuance of the certificates, to defease the

                                     S-132

               mortgage loan by pledging "government securities" as defined in the Investment Company Act of 1940 that provide for payment on or prior to each due date through and including the maturity date
               (or such earlier due date on which the mortgage loan first becomes freely prepayable) of amounts at least equal to the amounts that would have been payable on those dates under the terms of the mortgage loans and obtaining the release of the mortgaged property from the lien of the mortgage;

          o    Thirty-three (33) mortgage loans, representing 13.0% of the
               Initial Pool Balance, prohibit voluntary Principal Prepayments during a Lock-out Period, and following the Lock-out Period provide for a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid;

          o    Six (6) mortgage loans, representing 7.4% of the Initial Pool
               Balance, have no Lock-out Period and permit voluntary Principal
               Prepayments if accompanied by a Prepayment Premium or Yield
               Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid;

          o    Twelve (12) mortgage loans, representing 1.8% of the Initial Pool
               Balance, prohibit voluntary Principal Prepayments during a
               Lock-out Period, and following the Lock-out Period provide for a
               Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid, and also permit the related borrower, after an initial period of at least two years following the date of the issuance of the certificates, to defease the mortgage loan by pledging "government securities" as defined above;

          o    One (1) mortgage loan, representing 1.3% of Initial Pool Balance, prohibits voluntary Principal Prepayments during a Lock-out
               Period, and following the Lock-out Period permits voluntary
               Principal Prepayments during the following thirteen monthly payment periods if accompanied by a Prepayment Premium or Yield
               Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid and
               following that period (which will be at least two years following the date of issuance of the certificates) permits the related borrower to defease the mortgage loan by pledging "government securities" as defined above or make voluntary Principal
               Prepayments if accompanied by a Prepayment Premium or Yield
               Maintenance Charge calculated on the basis of a yield maintenance formula or 1% of the amount prepaid; and

          o    Two (2) mortgage loans, representing 0.2% of the Initial Pool
               Balance, have no Lock-out Periods and permit voluntary Principal
               Prepayments at any time during the first twenty-eight (28)
               monthly payment periods if accompanied by a Prepayment Premium calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid and also permit the related borrower, after the initial twenty-eight (28) monthly payment periods (which will be at least two years following the date of issuance of the certificates) to make voluntary Principal
               Prepayments if accompanied by a Prepayment Premium calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid or to defease the mortgage loan by pledging
               "government securities" as defined above.

          Notwithstanding the above, the mortgage loans generally (i) permit prepayment in connection with casualty or condemnation and certain other matters without payment of a prepayment premium or yield maintenance charge and (ii)
provide for a specified period commencing prior to and including the maturity date or Anticipated Repayment Date during which the related borrower may prepay the mortgage loan without payment of a prepayment premium or yield maintenance charge. In addition, the yield maintenance formulas are not the same for all of the mortgage loans that have Yield Maintenance Charges. See the footnotes to
Appendix II of this prospectus supplement for more details about the various yield maintenance formulas.

          With respect to the prepayment and defeasance provisions set forth above, certain of the mortgage loans also include provisions described below:

                                     S-133

          o    One (1) mortgage loan, representing 7.2% of the Initial Pool
               Balance, permits the release of certain parcels described in the related loan documents if certain conditions are satisfied, including the requirement that the borrower post letters of credit, as described in the loan documents, if the debt service coverage ratio falls below 1.63x any time after the release of one or more of the parcels;

          o    One (1) mortgage loan, representing 5.1% of the Initial Pool
               Balance, is secured by multiple mortgaged properties and permits the release of one of the mortgaged properties after a Lock-out
               Period upon defeasance of an amount equal to 110% of the
               allocated loan amount of the mortgaged property being released if certain conditions are satisfied, including the requirement that the debt service coverage ratio for the remaining mortgaged properties be equal to the greater of (a) 1.50x or (b) the lesser of (i) 1.74x and (ii) the debt service coverage ratio for both the properties based on the 12 full calendar months immediately preceding the release, and the requirement that the loan-to-value ratio of the remaining mortgaged properties is not greater than
               70%;

          o    One (1) mortgage loan, representing 1.4% of the Initial Pool
               Balance, permits the release of a portion of land and/or
               improvements at any time upon prepayment of an amount equal to
               110% of the allocated loan amount of the portion being released if accompanied by a Prepayment Premium or Yield Maintenance
               Charge calculated on the basis of the greater of a yield
               maintenance formula or 1% of the amount prepaid, if the
               loan-to-value ratio of the remaining portion of the mortgaged property is not greater than 65% or, in the case of a release of land only, not greater than 68%;

          o    One (1) mortgage loan, representing 1.1% of the Initial Pool
               Balance, permits the release of a portion of the mortgaged property after a Lock-out Period upon defeasance of an amount equal to 125% of the allocated loan amount of the mortgaged property being released if the debt service coverage ratio of the remaining mortgaged properties immediately following the release is not less than 1.68x, based on a 30-year amortization schedule, and the loan-to-value ratio of the remaining portion of the mortgaged property is not greater than 63.1%;

          o    One (1) mortgage loan, representing 1.0% of the Initial Pool
               Balance, permits the release of up to three (3) parcels at any time upon prepayment of an amount equal to 110% of the allocated loan amount of the portion being released if accompanied by a
               Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid, if the loan-to-value ratio of the remaining portion of the mortgaged property is not greater than 61%;

          o    One (1) mortgage loan, representing 0.7% of the Initial Pool
               Balance, is secured by multiple mortgaged properties and permits the release of any of the mortgaged properties at any time upon prepayment of an amount equal to 115% of the allocated loan amount of the mortgaged property being released if accompanied by a Prepayment Premium or Yield Maintenance Charge calculated on the basis of the greater of a yield maintenance formula or 1% of the amount prepaid, if the loan-to-value ratio of the remaining mortgaged properties is not greater than 75%;

          o    One (1) mortgage loan, representing 0.5% of the Initial Pool
               Balance, is secured by multiple mortgaged properties and permits the release of a maximum of two out of three of the mortgaged properties after a Lock-out Period upon defeasance of an amount equal to 125% of the allocated loan amount of the mortgaged property being released if the debt service coverage ratio of the remaining mortgaged properties immediately following the release is not less than 1.25x and the loan-to-value ratio of the
               remaining mortgaged properties is not greater than 80%; and

          o    Notwithstanding the above, the mortgage loans generally provide that the related borrower may prepay the mortgage loan without
               Prepayment Premium or defeasance requirements commencing one (1)
               to twenty-five (25) payment dates prior to and including the maturity date or the Anticipated Repayment Date.

                                     S-134

          The method of calculation of any Prepayment Premium or Yield
Maintenance Charge will vary for any mortgage loan as presented in "Appendix II
- Certain Characteristics of the Mortgage Loans."

          In addition, certain mortgage loans provide for the release, without prepayment or defeasance, of outparcels or other portions of the related mortgaged property that were given no value or minimal value in the underwriting process, subject to the satisfaction of certain conditions. In addition, certain of the mortgage loans may permit the related borrower to substitute collateral under certain circumstances.

          See the footnotes to Appendix II attached to this prospectus supplement for more details concerning certain of the foregoing provisions including the method of calculation of any Prepayment Premium or Yield
Maintenance Charge which will vary for any mortgage loan.

Non-Recourse Obligations

          The mortgage loans are generally non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related mortgage loan, the holder of a non-recourse mortgage loan may look only to the related mortgaged property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor for some or all of the amounts due under such mortgage loan, we have not evaluated the financial condition of any such person, and prospective investors should thus consider all of the mortgage loans to be non-recourse. None of the mortgage loans is insured or guaranteed by any seller or any of their affiliates, the United States, any government entity or instrumentality, mortgage insurer or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

          The mortgages generally contain due-on-sale and due-on-encumbrance clauses that permit the holder of the mortgage to accelerate the maturity of the related mortgage loan, any Serviced Companion Mortgage Loan or any B Note if the
borrower sells or otherwise transfers or encumbers the related mortgaged property or that prohibit the borrower from doing so without the consent of the holder of the mortgage. However, the mortgage loans, any Serviced Companion
Mortgage Loan and any B Note generally permit transfers of the related mortgaged property, subject to reasonable approval of the proposed transferee by the holder of the mortgage, payment of an assumption fee, which may be waived by the master servicer or the special servicer, as the case may be, or, if collected, will be paid to the master servicer or the special servicer as additional servicing compensation, and certain other conditions.

          In addition, some of the mortgage loans, any Serviced Companion
Mortgage Loans and any B Notes permit the borrower to transfer the related mortgaged property or interests in the borrower to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, or other unrelated parties, upon the satisfaction of certain limited conditions set forth in the applicable mortgage loan, Serviced Companion
Mortgage Loan or B Note documents and/or as determined by the master servicer.
The master servicer or the special servicer, as the case may be, will determine, in a manner consistent with the Servicing Standard, whether to exercise any right it may have under any such clause to accelerate payment of the related mortgage loan, Serviced Companion Mortgage Loan or B Note upon, or to withhold its consent to, any transfer or further encumbrance of the related mortgaged property in accordance with the Pooling and Servicing Agreement.

Subordinate and Other Financing

          Thirteen (13) of the mortgage loans, representing 24.4% of the Initial
Pool Balance, permit the borrower to enter into additional financing that is not secured by the related mortgaged property (or to retain unsecured debt existing at the time of the origination of such loan) and/or permit the owners of the borrower to enter into financing that is secured by a pledge of equity interests in the borrower. In general, borrowers that have not agreed to certain special purpose covenants in the related mortgage loan documents may also be permitted to incur additional financing that is not secured by the mortgaged property.

          One (1) of the mortgage loans, representing 9.3% of the Initial Pool
Balance, currently has additional financing in place that is secured by the mortgaged property or properties related to such mortgage loan. Mortgage

                                     S-135

Loan No. 1 (the "Beachwood Place Mall Mortgage Loan"), which is comprised of an
A1 note and an A2 note (each of which is included in the Trust), having an aggregate outstanding principal balance as of the Cut-off Date of $149,397,658, is secured by the related mortgaged property that also secures a subordinated B
Note (the "Beachwood Place Mall B Note") that had an outstanding principal balance as of the Cut-off Date of $34,859,454 and a subordinated C Note (the
"Beachwood Place Mall C Note") that had an outstanding principal balance as of the Cut-off Date of $64,738,985. See "Servicing of the Mortgage Loans--Servicing
of the Beachwood Place Mall A/B Mortgage Loan."

          Eight (8) of the mortgage loans, representing 2.9% of the Initial Pool
Balance, permit the related borrower to enter into additional subordinate financing that is secured by the mortgaged property and additional subordinate financing that is not secured by the mortgaged property, provided that, in each case, certain debt service coverage ratio ("DSCR") and loan-to-value ("LTV")
tests are satisfied, as further discussed in the footnotes to Appendix II to this prospectus supplement.

          One (1) of the mortgage loans, representing 0.3% of the Initial Pool
Balance, permits the related borrower to enter into additional subordinate financing that is secured by the mortgaged property, provided that certain debt service coverage ratio ("DSCR") and loan-to-value ("LTV") tests are satisfied, as further discussed in the footnotes of Appendix II to this prospectus supplement.

          In the case of some or all of the mortgage loans with existing subordinate or mezzanine debt, the holder of the subordinate or mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and/or the right to purchase the mortgage loan from the Trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and Advances relating to, the mortgage loan. Such purchase price generally does not include a Yield Maintenance Charge or Prepayment
Premium. Accordingly, such purchase (if made prior to the maturity date or
Anticipated Repayment Date) will have the effect of a prepayment made without payment of a Yield Maintenance Charge or Prepayment Premium.

          The specific rights of the related subordinate or mezzanine lender with respect to any future subordinate or mezzanine debt will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described in the preceding sentence.

          For further information with respect to subordinate debt, mezzanine debt and other financing, see Appendix II attached to this prospectus supplement.

          We make no representation as to whether any other secured subordinate financing currently encumbers any mortgaged property or whether a third-party holds debt secured by a pledge of an equity ownership interest in a related borrower. See "Legal Aspects of The Mortgage Loans--Subordinate Financing" in
the prospectus and "Risk Factors--A Borrower's Other Loans May Reduce The Cash
Flow Available To The Mortgaged Property Which May Adversely Affect Payment On
Your Certificates" in this prospectus supplement.

          Generally all of the mortgage loans also permit the related borrower to incur other unsecured indebtedness, including but not limited to trade payables, in the ordinary course of business and to incur indebtedness secured by equipment or other personal property located at the mortgaged property.

Loan Purpose

          Fifty-one (51) of the mortgage loans, representing 38.5% of the
Initial Pool Balance, were originated in connection with the borrower's acquisition of the mortgaged property that secures such mortgage loan, and one hundred eleven (111) of the mortgage loans, representing 61.5% of the Initial
Pool Balance, were originated in connection with the borrower's refinancing of a previous mortgage loan.

                                     S-136

Additional Collateral

          Some of the mortgage loans provide for reserves for items such as deferred maintenance, environmental remediation, debt service, tenant improvements and leasing commissions and capital improvements. For further information with respect to additional collateral, see Appendix II attached to this prospectus supplement.

The ARD Loans

          Eighteen (18) mortgage loans, representing 22.0% of the Initial Pool
Balance, provide that if the related borrower has not prepaid such mortgage loan in full on or before its Anticipated Repayment Date, any principal outstanding on that date will thereafter amortize more rapidly and accrue interest at the revised rate for that mortgage loan rather than at the initial rate. In addition, funds on deposit in lockbox accounts relating to the ARD Loan in excess of amounts needed to pay property operating expenses and reserves will be applied to repayment of the applicable mortgage loan resulting in a more rapid amortization.

Cash Management Agreements/Lockboxes

          Thirty-six (36) of the mortgage loans, representing 54.0% of the
Initial Pool Balance, generally provided that rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged properties will be subject to a cash management/lockbox arrangement.

          Appendix II to this prospectus supplement sets forth (among other things) the type of provisions (if any) for the establishment of a lockbox under the terms of each mortgage loan. The following paragraphs describe each type of provision:

          o    Hard. The related borrower is required to instruct the tenants and other payors to pay all rents and other revenue directly to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust. Such revenue generally is either (a) swept and remitted to the related
               borrower unless a default or other "trigger" event under the related mortgage loan documents has occurred or (b) not made immediately available to the related borrower, but instead is forwarded to a cash management account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust and then applied according to the related mortgage loan documents, which typically contemplate application to sums payable under the related mortgage loan and, in certain
               transactions, to expenses at the related mortgaged property, with any excess remitted to the related borrower.

          o    Soft, Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and then forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust. Until the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, such revenue is
               forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of such a trigger event, the mortgage loan documents require the related borrower to instruct tenants and other payors to pay directly into an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the
               Trust; the revenue is then applied by the applicable servicer on behalf of the Trust according to the related mortgage loan documents.

          o    Soft. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or the property manager and forwarded to an account controlled by the lockbox bank, which in general is the applicable servicer on behalf of the Trust. The funds are then either made available to the related borrower or are applied by the applicable servicer on behalf of the Trust according to the related mortgage loan documents.

                                     S-137

          o    Springing to Hard. Revenue from the related mortgaged property is generally paid by the tenants and other payors to the related borrower or property manager. Upon the occurrence of certain specified "trigger" events, which typically include an event of default under the mortgage loan, the mortgage loan documents contemplate establishment of a hard lockbox and require the related borrower to instruct tenants to pay directly into an account controlled by the applicable servicer on behalf of the
               Trust; the revenue is then applied by the lockbox bank, which in general is the applicable servicer on behalf of the Trust
               according to the related mortgage loan documents.

          o    None. Revenue from the related mortgaged property is paid to the related borrower and is not subject to a lockbox as of the origination date, and no lockbox is contemplated to be
               established during the mortgage loan term.

          In connection with any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash that are paid directly to the related property manager, notwithstanding requirements to the contrary. Furthermore, with respect to certain multifamily and hospitality properties, cash or "over-the-counter" receipts may be deposited into the lockbox account by the property manager. Mortgage loans whose terms call for the establishment of a lockbox account require that the amounts paid to the property manager will be deposited into the applicable lockbox account on a regular basis. Lockbox accounts will not be assets of the Trust.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

          In connection with the origination or securitization of each of the mortgage loans, the related mortgaged property was appraised by an independent appraiser that, generally, was a Member of the Appraisal Institute. Each such appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act
of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property. Moreover, such appraisals sought to establish the amount of typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of the mortgaged properties as of the Cut-off Date is presented in this prospectus supplement for illustrative purposes only.

Environmental Assessments

          An environmental site assessment was performed with respect to each mortgaged property except for mortgaged properties securing mortgage loans that are the subject of a secured creditor impaired property policy that we describe below under "--Environmental Insurance" generally within the twelve-month period preceding the origination or securitization of the related mortgage loan. In all cases, the environmental site assessment was a "Phase I" environmental assessment, generally performed in accordance with industry practice. In some cases, a "Phase II" environmental site assessment was also performed. In general, the environmental assessments contained no recommendations for further significant environmental remediation efforts which, if not undertaken, would have a material adverse effect on the interests of the certificate holders.
However, in certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, generally the result of the activities of identified tenants, adjacent property owners or previous owners of the mortgaged property. In certain of such cases, the related borrowers were required to establish operations and maintenance plans, monitor the mortgaged property, abate or remediate the condition and/or provide additional security such as letters of credit, reserves or stand-alone secured creditor impaired property policies. See "Risk Factors--Environmental Risks Relating to Specific
Mortgaged Properties May Adversely Affect Payments On Your Certificates" in this prospectus supplement.

                                     S-138

Property Condition Assessments

          In general, a licensed engineer, architect or consultant inspected the related mortgaged property, in connection with the origination or securitization of the related mortgage loan, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems.
Engineering reports by licensed engineers, architects or consultants generally were prepared, except for newly constructed properties, for the mortgaged properties in connection with the origination or securitization of the related mortgage loan. See "Risk Factors--Property Inspections and Engineering Reports
May Not Reflect All Conditions That Require Repair On The Property" in this prospectus supplement. In certain cases where material deficiencies were noted
in such reports, the related borrower was required to establish reserves for replacement or repair or to remediate the deficiency.

Seismic Review Process

          In general, the underwriting guidelines applicable to the origination of the mortgage loans required that prospective borrowers seeking loans secured by properties located in California and areas of other states where seismic risk is deemed material obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), in an earthquake scenario. Generally, any of the mortgage loans as to which the property was estimated to have PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading (or appropriate reserves or letter of credit for retrofitting), be conditioned on satisfactory earthquake insurance or be declined. One (1) mortgage loan, representing 0.4% of the Initial Pool Balance, has a PML of 21%.

Zoning and Building Code Compliance

          Each seller took steps to establish that the use and operation of the mortgaged properties that represent security for its mortgage loans, at their respective dates of origination, were in compliance in all material respects with, or were legally existing non-conforming uses or structures under, applicable zoning, land-use and similar laws and ordinances, but no assurance can be given that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, confirmations from government officials, title insurance endorsements, survey endorsements, appraisals, zoning consultants' reports and/or representations by the related borrower contained in the related mortgage loan documents. Violations may be known to exist at any particular mortgaged property, but the related mortgage loan seller has informed us that it does not consider any such violations known to it to be material.

ENVIRONMENTAL INSURANCE

          In the case of thirty-one (31) mortgaged properties, securing mortgage loans representing approximately 3.9% of the Initial Pool Balance, the related mortgage loan seller has obtained, or has the benefit of, and there will be assigned to the Trust, a group secured creditor impaired property policy covering selected environmental matters with respect to all those mortgage loans as a group. None of the mortgage loans covered by this policy has a Cut-off Date
Balance in excess of approximately $4,000,000. The premium for the environmental group policy has been or, as of the date of initial issuance of the certificates, will be, paid in full.

          In general, the group secured creditor impaired property policy referred to above provides coverage for the following losses, subject to the coverage limits discussed below, and further subject to the policy's conditions and exclusions:

          o    if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real
               property, the insurer will indemnify the insured for the
               outstanding principal balance of the related mortgage loan on the date of the default, together with accrued interest from the date of default until the date that the outstanding principal balance is paid;

                                     S-139

          o    if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from an underlying real property, the insurer will pay that claim; and

          o    if the insured enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the government in accordance with applicable law.

          The secured creditor impaired property policy does not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued. However, property condition assessments or engineering surveys were conducted for the mortgaged properties covered by the policy. If the report disclosed the existence of material amounts of lead based paint, asbestos containing materials or radon gas affecting such a mortgaged property, the related borrower was required to remediate the condition before the closing of the loan, establish a reserve from loan proceeds in an amount considered sufficient by the mortgage loan seller or agree to establish an operations and maintenance plan. No individual claim under the group policy may exceed
$5,000,000 and the total claims under the group policy is subject to a maximum of $22,111,000. There is no deductible under the policy.

          The secured creditor impaired property policy requires that the appropriate party associated with the Trust report a claim during the term of the policy, which extends five years beyond the terms of the respective mortgage loans.

          The secured creditor impaired property policy will be issued by
Steadfast Insurance Company, an affiliate of Zurich North America.

          In the case of one (1) mortgaged property, securing a mortgage loan representing 2.5% of the Initial Pool Balance, the related mortgage loan has the benefit of a stand-alone secured creditor impaired property policy which will be assigned to the Trust and which covers selected environmental matters with respect to the related property.

ADDITIONAL MORTGAGE LOAN INFORMATION

          Each of the tables presented in Appendix I sets forth selected characteristics of the Mortgage Pool presented, where applicable, as of the
Cut-off Date. For a detailed presentation of certain of the characteristics of the mortgage loans and the mortgaged properties, on an individual basis, see
Appendix II to this prospectus supplement, and for a brief summary of the ten
(10) largest mortgage loans (including crossed mortgage loans) in the Mortgage
Pool, see Appendix III to this prospectus supplement. Additional information regarding the mortgage loans is contained (a) in this prospectus supplement under "Risk Factors" and elsewhere in this "Description of the Mortgage Pool"
section and (b) under "Legal Aspects Of Mortgage Loans" in the prospectus.

          For purposes of the tables in Appendix I and for the information presented in Appendix II and Appendix III:

          (1)  References to "DSCR" are references to "Debt Service Coverage
               Ratios." In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) Underwritable
               Cash Flow to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.
               For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for
               any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this

                                     S-140

               prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio
               (unless otherwise indicated) reflects (i) with respect to any
               Serviced Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, and (ii) with respect to any Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related
               Non-Serviced Companion Mortgage Loan. The Debt Service Coverage
               Ratio information in this prospectus supplement with respect to any A/B Mortgage Loan, reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B
               Note. The Debt Service Coverage Ratio information in this
               prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related mortgage loan, but not the subordinated, second lien indebtedness.

               In connection with the calculation of DSCR and loan-to-value ratios, in determining Underwritable Cash Flow for a mortgaged property, the applicable mortgage loan seller relied on rent rolls and other generally unaudited financial information
               provided by the respective borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the mortgaged property of which the mortgage loan seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated capital expenditures, leasing
               commission and tenant improvement reserves. The applicable mortgage loan seller made changes to operating statements and operating information obtained from the respective borrowers, resulting in either an increase or decrease in the estimate of
               Underwritable Cash Flow derived therefrom, based upon the
               mortgage loan seller's evaluation of such operating statements and operating information and the assumptions applied by the respective borrowers in preparing such statements and
               information. In most cases, borrower supplied "trailing-12 months" income and/or expense information or the most recent operating statements or rent rolls were utilized. In some cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized. In some instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for mortgage loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted downward to reflect market rents for similar properties if the rent actually paid under the lease was significantly higher than the market rent for similar properties.

               The Underwritable Cash Flow for residential cooperative mortgaged properties is based on projected net operating income at the mortgaged property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the related mortgaged property was operated as a rental property with rents set at prevailing market rates taking into account the presence, if any, of existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

               Historical operating results may not be available or were deemed not relevant for some of the mortgage loans which are secured by mortgaged properties with newly constructed improvements,
               mortgaged properties with triple net leases, mortgaged properties that have recently undergone substantial renovations and newly acquired mortgaged properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal, leases with tenants or from other
               borrower-supplied information such as estimates or budgets. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the applicable mortgage loan seller in
               determining the presented operating information.

               The Debt Service Coverage Ratios are presented in this prospectus supplement for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a mortgaged property to generate sufficient cash flow to repay the related mortgage loan.
               Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

                                     S-141

          (2)  References to "DSCR Post IO Period" are references to "Debt
               Service Coverage Ratio Post IO Period." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the
               "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO
               Period" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of Terms" in this prospectus supplement. For purposes of the information presented in this prospectus supplement, the Debt Service Coverage Ratio
               Post IO Period (unless otherwise indicated) reflects, for
               mortgage loans that require monthly payments of interest-only for a certain amount of time after origination followed by monthly payments of principal and interest for the remaining term of the mortgage loan, the annualized amount of debt service that will be payable under the mortgage loan after the beginning of the amortization term of the mortgage loan.

          (3)  References in the tables to "Cut-off Date LTV" are references to
               "Cut-off Date Loan-to-Value" and references to "Balloon LTV" are references to "Balloon Loan-to-Value." For purposes of this prospectus supplement, including for the tables in Appendix I and the information presented in Appendix II and Appendix III, the
               "Cut-off Date LTV," "Cut-off Date Loan-to-Value," "Balloon LTV"
               or "Balloon Loan-to-Value" for any mortgage loan is calculated pursuant to the definition of those terms under the "Glossary of
               Terms" in this prospectus supplement. For purposes of the
               information presented in this prospectus supplement, the
               loan-to-value ratio reflects (i) with respect to any Serviced
               Pari Passu Mortgage Loan, the aggregate indebtedness evidenced by the Serviced Pari Passu Mortgage Loan and the related Serviced
               Companion Mortgage Loan, and (ii) with respect to any
               Non-Serviced Mortgage Loan, the aggregate indebtedness evidenced by the Non-Serviced Mortgage Loan and the related Non-Serviced
               Companion Mortgage Loan. The loan-to-value information in this prospectus supplement with respect to any A/B Mortgage Loan reflects the indebtedness under the related mortgage loan, but not the indebtedness on the related B Note. The loan-to-value information in this prospectus supplement with respect to any mortgage loan that has subordinated, second lien indebtedness, reflects the indebtedness under the related mortgage loan, but not the subordinated, second lien indebtedness.

               The value of the related mortgaged property or properties for purposes of determining the Cut-off Date LTV are each based on the appraisals described above under "--Assessments of Property
               Value and Condition--Appraisals."

               When information with respect to mortgaged properties is
               expressed as a percentage of the Initial Pool Balance, the percentages are based upon the Cut-off Date principal balances of the related mortgage loans or with respect to an individual property securing a multi-property mortgage loan, the portions of those loan balances allocated to such properties. The allocated loan amount for each mortgaged property securing a multi-property mortgage loan is set forth on Appendix II to this prospectus supplement.

               No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related mortgaged property or the amount that would be realized upon a sale.

          (4)  References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related mortgage loans.

          The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

          Generally, the loan documents with respect to the mortgage loans require the borrowers to provide the related lender with quarterly and/or annual operating statements and rent rolls.

                                     S-142

STANDARD HAZARD INSURANCE

          The master servicer is required to use reasonable efforts, consistent with the Servicing Standard, to cause each borrower to maintain for the related mortgaged property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein, which shall be obtained from an insurer meeting the requirements of the applicable loan documents. This includes a fire and hazard insurance policy with extended coverage that contains no exclusion for damages due to acts of terrorism (subject to the provisions set forth below). Certain mortgage loans may permit such hazard insurance policy to be maintained by a tenant at the related mortgaged property, or may permit the related borrower or its tenant to self-insure. The coverage of each such policy will be in an amount, subject to a deductible customary in the related geographic area, that is not less than the lesser of the full replacement cost of the improvements that represent security for such mortgage loan, with no deduction for depreciation, and the outstanding principal balance owing on such mortgage loan, but in any event, unless otherwise specified in the applicable mortgage or mortgage note, in an amount sufficient to avoid the application of any coinsurance clause. The master servicer will be deemed to have satisfied the
Servicing Standard in respect of such insurance requirement if the borrower maintains, or the master servicer has otherwise caused to be obtained, a standard hazard insurance policy that is in compliance with the related mortgage loan documents, and, if required by such mortgage loan documents, the borrower pays, or the master servicer has otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism
Risk Insurance Act of 2002.

          If, on the date of origination of a mortgage loan, the portion of the improvements on a related mortgaged property was in an area identified in the
Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance is required by the Federal Emergency
Management Agency and has been made available), the master servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance and Mitigation Administration in an
amount representing coverage of at least the lesser of:

          o    the outstanding principal balance of the related mortgage loan;
               and

          o    the maximum amount of such insurance available for the related mortgaged property, but only to the extent such mortgage loan permits the lender to require such coverage and such coverage conforms to the Servicing Standard.

          If a borrower fails to maintain such fire and hazard insurance, the master servicer will be required to obtain such insurance and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability. The special servicer will be required to maintain fire and hazard insurance with extended coverage and, if applicable, flood insurance (and other insurance required under the related mortgage) on an
REO Property (other than with respect to a Non-Serviced Mortgage Loan) in an amount not less than the maximum amount obtainable with respect to such REO
Property and the cost of the insurance will be a Servicing Advance made by the master servicer, subject to a determination of recoverability, provided that the special servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that the special servicer will be required to maintain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the special servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located.

          In addition, the master servicer may require any borrower to maintain other forms of insurance as the master servicer may be permitted to require under the related mortgage, including, but not limited to, loss of rents endorsements and comprehensive public liability insurance. The master servicer will not require borrowers to maintain earthquake insurance unless the related borrower is required under the terms of its mortgage loan to maintain earthquake insurance. Any losses incurred with respect to mortgage loans due to uninsured risks, including terrorist attacks, earthquakes, mudflows and floods, or insufficient hazard insurance proceeds may adversely affect payments to
Certificateholders. The special servicer will have the right, but not the obligation, at the expense of the

                                     S-143

Trust, to obtain earthquake insurance on any mortgaged property securing a
Specially Serviced Mortgage Loan and/or any REO Property so long as such insurance is available at commercially reasonable rates. The master servicer will not be required in any event to cause the borrower to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (as determined by the master servicer)
and consistent with the Servicing Standard; provided that the master servicer will be obligated to cause the borrower to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related mortgage loan documents and the related mortgage so require unless the master servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related mortgaged property and located in or around the region in which such related mortgaged property is located. Notwithstanding the limitation set forth in the preceding sentence, if the related mortgage loan documents and the related mortgage require the borrower to maintain insurance against property damage resulting from terrorism or similar acts, the master servicer will, prior to availing itself of any limitation described in that sentence with respect to any mortgage loan (or any component loan of an A/B Mortgage Loan) that has a principal balance in excess of $2,500,000, obtain the approval or disapproval of the special servicer and the Operating Adviser to the extent required by, and in accordance with the procedures set forth in, the Pooling and Servicing
Agreement. The master servicer will be entitled to rely on the determination of the special servicer made in connection with such approval or disapproval. The special servicer will decide whether to withhold or grant such approval in accordance with the Servicing Standard. If any such approval has not been expressly denied within seven (7) business days of receipt by the special servicer and Operating Adviser from the master servicer of the master servicer's determination and analysis and all information reasonably requested thereby and reasonably available to the master servicer in order to make an informed decision, such approval will be deemed to have been granted. See "Risk
Factors--The Absence Of Or Inadequacy Of Insurance Coverage On The Property May
Adversely Affect Payments On Your Certificates" in this prospectus supplement.

SALE OF THE MORTGAGE LOANS

          On the Closing Date, each mortgage loan seller will sell its mortgage loans, without recourse, to the Depositor, and the Depositor, in turn, will sell all of the mortgage loans, without recourse and will assign the representations and warranties made by each mortgage loan seller in respect of the mortgage loans and the related remedies for breach of the representations and warranties to the trustee for the benefit of the Certificateholders. In connection with such assignments, each mortgage loan seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the Mortgage File, with respect to each mortgage loan so assigned by it to the trustee or its designee.

          The trustee will be required to review the documents delivered by each mortgage loan seller with respect to its mortgage loans within 75 days following the Closing Date, and the trustee will hold the related documents in trust.
Within 45 days following the Closing Date, pursuant to the Pooling and Servicing
Agreement, the assignments with respect to each mortgage loan and any related assignment of rents and leases, as described in the "Glossary of Terms" under the term "Mortgage File," are to be completed in the name of the trustee, if delivered in blank, and submitted for recording in the real property records of the appropriate jurisdictions at the expense of the applicable mortgage loan seller.

          The mortgagee of record with respect to any Non-Serviced Mortgage Loan will be the related Non-Serviced Mortgage Loan Trustee.

REPRESENTATIONS AND WARRANTIES

          In each Mortgage Loan Purchase Agreement, the related mortgage loan seller has represented and warranted with respect to each of its mortgage loans, subject to certain specified exceptions, as of the Closing Date or as of such other date specifically provided in the representation and warranty, among other things, generally to the effect that:

          (1) the information presented in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement is complete, true and correct in all material respects;

                                      S-144

          (2) such mortgage loan seller owns the mortgage loan free and clear of any and all pledges, liens and/or other encumbrances;

          (3) no Scheduled Payment of principal and interest under the mortgage loan was 30 days or more past due as of the Cut-off Date, and the mortgage loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

          (4) the related mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien, subject to certain permitted encumbrances, upon the related mortgaged property;

          (5) the assignment of the related mortgage in favor of the trustee constitutes a legal, valid and binding assignment;

          (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien in the related borrower's interest in all leases of the mortgaged property;

          (7) the mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related mortgaged property has not been released from the lien of such mortgage, in whole or in material part;

          (8) except as set forth in a property inspection report prepared in connection with the origination or securitization of the mortgage loan, the related mortgaged property is, to the mortgage loan seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan;

          (9) the mortgage loan seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any mortgaged property;

          (10) the related mortgaged property is covered by an American Land
Title Association, or an equivalent form of, lender's title insurance policy that insures that the related mortgage is a valid, first priority lien on such mortgaged property, subject only to certain permitted encumbrances;

          (11) the proceeds of the mortgage loan have been fully disbursed and there is no obligation for future advances with respect to the mortgage loan;

          (12) except in the case of the mortgage loans covered by the secured creditor impaired property policy that we describe above, an environmental site assessment or update of a previous assessment was performed with respect to the mortgaged property in connection with the origination or securitization of the related mortgage loan, a report of each such assessment (or the most recent assessment with respect to each mortgaged property) has been delivered to the
Depositor, and such seller has no knowledge of any material and adverse environmental condition or circumstance affecting such mortgaged property that was not disclosed in such report;

          (13) each mortgage note, mortgage and other agreement that evidences or secures the mortgage loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such mortgage note, mortgage or other agreement;

          (14) the related mortgaged property is, and is required pursuant to the related mortgage to be, insured by casualty, business interruption and liability insurance policies of a type specified in the related Mortgage Loan
Purchase Agreement;

                                     S-145

          (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related mortgaged property that are or may become a lien of priority equal to or higher than the lien of the related
Mortgage;

          (16) the related borrower is not, to the mortgage loan seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

          (17) no mortgage requires the holder of it to release all or any material portion of the related mortgaged property from the lien of the mortgage except upon payment in full of the mortgage loan, a defeasance of the mortgage loan or, in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) except where the portion of the related mortgaged property permitted to be released was not considered by the mortgage loan seller to be material in underwriting the mortgage loan, the payment of a release price and prepayment consideration in connection therewith;

          (18) to such seller's knowledge, there exists no material default, breach, violation or event of acceleration, and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing, under the related mortgage note or mortgage in any such case to the extent the same materially and adversely affects the value of the mortgage loan and the related mortgaged property, other than those defaults that are covered by certain other of the preceding representations and warranties;

          (19) the related mortgaged property consists of a fee simple estate in real estate or, if the related mortgage encumbers the interest of a borrower as a lessee under a ground lease of the mortgaged property (a) such ground lease or a memorandum of the ground lease has been or will be duly recorded and (or the related estoppel letter or lender protection agreement between the seller and related lessor) permits the interest of the lessee under the ground lease to be encumbered by the related mortgage; (b) the lessee's interest in such ground lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related mortgage, other than certain permitted encumbrances;
(c) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor under the ground lease (or if it is required it will have been obtained prior to the Closing Date); (d) such ground lease is in full force and effect and the seller has received no notice that an event of default has occurred under the ground lease; (e) such ground lease, or a related estoppel letter, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the mortgage and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder and the lessor has offered to enter into a new lease with such holder on the terms that do not materially vary from the economic terms of the ground lease; (f) the holder of the mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor under the ground lease may terminate such ground lease; and (g) such ground lease has an original term
(including any extension options set forth therein) which extends not less than twenty years beyond the scheduled maturity date of the related mortgage loan;
and

          (20) the related mortgage loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of lender incurred in connection with the defeasance of such mortgage loan and the release of the related mortgaged property, and the borrower is required to pay all reasonable costs and expenses of lender associated with the approval of an assumption of such mortgage loan.

REPURCHASES AND OTHER REMEDIES

          If any mortgage loan document required to be delivered to the trustee by a mortgage loan seller with respect to its mortgage loans as described under
"--Sale of the Mortgage Loans" above has a Material Document Defect, or if there is a Material Breach by a mortgage loan seller regarding the characteristics of any of its mortgage loans and/or the related mortgaged properties as described under "--Representations and Warranties" above, then such mortgage loan seller will be obligated to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period.
Notwithstanding the foregoing, in the event that the payments described under subparagraph 20 of the preceding paragraph above are insufficient to pay the expenses

                                     S-146

associated with such defeasance or assumption of the related mortgage loan, it shall be the sole obligation of the related mortgage loan seller to pay an amount sufficient to pay such expenses.

          If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure
Period, the related mortgage loan seller will be obligated, not later than the last day of such Permitted Cure Period, to:

          o    repurchase the affected mortgage loan from the Trust at the
               Purchase Price; or

          o    at its option, if within the two-year period commencing on the
               Closing Date, replace such mortgage loan with a Qualifying
               Substitute Mortgage Loan, and pay an amount generally equal to the excess of the applicable Purchase Price for the mortgage loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

          The related mortgage loan seller must cure any Material Document
Defect or Material Breach within the Permitted Cure Period, provided, however, that if such Material Document Defect or Material Breach would cause the mortgage loan to be other than a "qualified mortgage", as defined in the Code, then the repurchase or substitution must occur within 90 days from the date the mortgage loan seller was notified of the defect or breach.

          The foregoing obligations of any mortgage loan seller to cure a
Material Document Defect or a Material Breach in respect of any of its mortgage loans or the obligation of any mortgage loan seller to repurchase or replace the defective mortgage loan, will constitute the sole remedies of the trustee and the Certificateholders with respect to such Material Document Defect or Material
Breach; and none of us, the other mortgage loan sellers or any other person or entity will be obligated to repurchase or replace the affected mortgage loan if the related mortgage loan seller defaults on its obligation to do so. Each mortgage loan seller is obligated to cure, repurchase or replace only mortgage loans that are sold by it, and will have no obligations with respect to any mortgage loan sold by any other mortgage loan seller.

          If (x) a mortgage loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage
Loan is cross-collateralized and cross-defaulted with one or more other mortgage loans ("Crossed Mortgage Loans") and (z) the applicable Document Defect or breach does not constitute a Material Document Defect or Material Breach, as the
case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable Document Defect or breach (as the case may be)
shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan, and the applicable mortgage loan seller shall be obligated to repurchase or replace each such
Crossed Mortgage Loan in accordance with the provisions of the applicable
Mortgage Loan Purchase Agreement, unless, in the case of such breach or Document
Defect, (A) the applicable mortgage loan seller provides a nondisqualification opinion to the trustee at the expense of that mortgage loan seller and (B) both of the following conditions would be satisfied if that mortgage loan seller were to repurchase or replace only those mortgage loans as to which a Material Breach or Material Document Defect had occurred (without regard to this paragraph) (the
"Affected Loan(s)"): (i) the debt service coverage ratio for all those Crossed
Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for all such Crossed Mortgage
Loans (including the Affected Loans(s)) set forth in Appendix II of this prospectus supplement and (B) the debt service coverage ratio for all such
Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement, and (ii) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected
Loan(s)) is not greater than the greater of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed
Mortgage Loans (including the Affected Loan(s)) set forth in Appendix II of this prospectus supplement plus 10% and (B) the loan-to-value ratio for all such
Crossed Mortgage Loans (including the Affected Loans(s)), at the time of repurchase or replacement. The determination of the master servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The master servicer will be entitled to cause to be delivered, or direct the applicable mortgage loan seller to (in which case that mortgage loan seller shall) cause to be delivered to the master servicer, an appraisal of any or all

                                     S-147

of the related mortgaged properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of that mortgage loan seller if the scope and cost of the appraisal is approved by that mortgage loan seller (such approval not to be unreasonably withheld).

CHANGES IN MORTGAGE POOL CHARACTERISTICS

          The description in this prospectus supplement of the Mortgage Pool and the mortgaged properties is based upon the Mortgage Pool as expected to be constituted at the time the offered certificates are issued. Prior to the issuance of the offered certificates, a mortgage loan may be removed from the
Mortgage Pool if we deem such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the
Mortgage Pool prior to the issuance of the offered certificates, unless including such mortgage loans would materially alter the characteristics of the
Mortgage Pool as described in this prospectus supplement. The information presented in this prospectus supplement is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued, although the range of mortgage rates and maturities and certain other characteristics of the mortgage loans in the Mortgage Pool may vary.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS

          With respect to any Mortgage Loan for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of Mortgage Electronic
Registration Systems, Inc. ("MERS") or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered.
Instead, the related mortgage loan seller will be required to take all actions as are necessary to cause the trustee on behalf of the Trust to be shown as, and the trustee will be required to take all actions necessary to confirm that the trustee on behalf of the Trust is shown as, the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The trustee will include the foregoing confirmation in the certification required to be delivered by the trustee after the Closing Date pursuant to the Pooling and Servicing Agreement.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

          The master servicer and the special servicer, either directly or through the Primary Servicer or sub-servicers, will be required to service and administer the mortgage loans (other than any Non-Serviced Mortgage Loans) in accordance with the Servicing Standard. The applicable Non-Serviced Mortgage
Loan Pooling and Servicing Agreement will exclusively govern the servicing and administration of the related Non-Serviced Mortgage Loan Group (and all decisions, consents, waivers, approvals and other actions on the part of the holders of any loans in a Non-Serviced Mortgage Loan Group will be effected in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement). Consequently, the servicing provisions described herein, including, but not limited to those regarding the maintenance of insurance, the enforcement of due-on-encumbrance and due-on-sale provisions, and those regarding modification of the mortgage loans, appraisal reductions, defaulted mortgage loans and foreclosure procedures and the administration of accounts will not be applicable to any Non-Serviced Mortgage Loans, the servicing and administration of which will instead be governed by the related Non-Serviced Mortgage Loan
Pooling and Servicing Agreement. The servicing standard for any Non-Serviced
Mortgage Loan under its related Non-Serviced Mortgage Loan Pooling and Servicing
Agreement is substantially similar to the Servicing Standard under the Pooling and Servicing Agreement.

          Each of the master servicer and the special servicer is required to adhere to the Servicing Standard without regard to any conflict of interest that it may have, any fees or other compensation to which it is entitled, any relationship it may have with any borrower, and the different payment priorities among the Classes of certificates. Each of the master servicer, the special servicer and the Primary Servicer may become the owner or pledgee of certificates with the same rights as each would have if it were not the master servicer, the special servicer or the Primary Servicer, as the case may be.

                                     S-148

          Any such interest of the master servicer, the special servicer or the
Primary Servicer in the certificates will not be taken into account when evaluating whether actions of the master servicer, the special servicer or the
Primary Servicer are consistent with their respective obligations in accordance with the Servicing Standard, regardless of whether such actions may have the effect of benefiting the Class or Classes of certificates owned by the master servicer, the special servicer or the Primary Servicer. In addition, the master servicer or the special servicer may, under limited circumstances, lend money on a secured or unsecured basis to, accept deposits from, and otherwise generally engage in any kind of business or dealings with, any borrower as though the master servicer or the special servicer were not a party to the transactions contemplated hereby.

          On the Closing Date, the master servicer will enter into an agreement with the Primary Servicer under which the Primary Servicer will assume many of the servicing obligations of the master servicer presented in this section with respect to mortgage loans sold by it or its affiliates to the Trust. The Primary
Servicer is subject to the Servicing Standard. If an Event of Default occurs in respect of the master servicer and the master servicer is terminated, such termination will not necessarily cause the termination of the Primary Servicer.
Notwithstanding the provisions of any primary servicing agreement or the Pooling and Servicing Agreement, the master servicer shall remain obligated and liable to the trustee, paying agent and the Certificateholders for servicing and administering of the mortgage loans in accordance with the provisions of the
Pooling and Servicing Agreement to the same extent as if the master servicer was alone servicing and administering the mortgage loans.

          Each of the master servicer, the Primary Servicer and the special servicer is permitted to enter into a sub-servicing agreement and any such sub-servicer will receive a fee for the services specified in such sub-servicing agreement; provided that none of the master servicer, the Primary Servicer or the special servicer may appoint a sub-servicer after the Closing Date without the Depositor's prior consent to the extent set forth in the Pooling and
Servicing Agreement, which consent may not be unreasonably withheld. However, any subservicing is subject to various conditions set forth in the Pooling and
Servicing Agreement including the requirement that the master servicer, the special servicer or the Primary Servicer, as the case may be, will remain liable for its servicing obligations under the Pooling and Servicing Agreement. The master servicer or the special servicer, as the case may be, will be required to pay any servicing compensation due to any sub-servicer out of its own funds.

          The master servicer or special servicer may resign from the obligations and duties imposed on it under the Pooling and Servicing Agreement, upon 30 days notice to the trustee, provided that:

          o    a successor master servicer or special servicer is available, has a net worth of at least $15,000,000 and is willing to assume the obligations of the master servicer or special servicer, and accepts appointment as successor master servicer or special servicer, on substantially the same terms and conditions, and for not more than equivalent compensation and, in the case of the special servicer, is reasonably acceptable to the Operating
               Adviser, the Depositor and the trustee;

          o    the master servicer or special servicer bears all costs
               associated with its resignation and the transfer of servicing;
               and

          o    the Rating Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or
               qualification of the then current ratings on the certificates.

          Furthermore, the master servicer or special servicer may resign if it determines that its duties are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. A resignation of the master servicer will not affect the rights and obligations of the Primary Servicer to continue to act as primary servicer. If the master servicer ceases to serve as such and shall not have been replaced by a qualified successor, the trustee or an agent of the trustee will assume the master servicer's duties and obligations under the Pooling and
Servicing Agreement. If the special servicer shall cease to serve as such and a qualified successor shall not have been engaged, the trustee or an agent will assume the duties and obligations of the special servicer. In the event the trustee or any agent of the trustee assumes the duties and obligations of the master servicer or special servicer under such circumstances, the trustee will be permitted to resign as master servicer or special servicer notwithstanding the first sentence of this paragraph if it has been replaced by a qualified successor pursuant to the terms of the Pooling and Servicing Agreement.

                                     S-149

          The relationship of each of the master servicer and the special servicer to the trustee is intended to be that of an independent contractor and not that of a joint venturer, partner or agent.

          The master servicer will have no responsibility for the performance by the special servicer, to the extent they are different entities, of its duties under the Pooling and Servicing Agreement, and the special servicer will have no responsibility for the performance by the master servicer of its duties under the Pooling and Servicing Agreement.

          The master servicer initially will be responsible for servicing and administering the entire pool of mortgage loans other than the Non-Serviced
Mortgage Loans. The special servicer will be responsible for servicing and administering any Specially Serviced Mortgage Loans other than the Non-Serviced
Mortgage Loans.

          Upon the occurrence of any of the events set forth under the definition of the term "Specially Serviced Mortgage Loan" in the "Glossary of
Terms" in this prospectus supplement (generally regarded as "Servicing Transfer
Events"), the master servicer will be required to transfer its principal servicing responsibilities with respect to a Specially Serviced Mortgage Loan to the special servicer in accordance with the procedures set forth in the Pooling and Servicing Agreement. Notwithstanding such transfer, the master servicer will continue to receive any payments on such mortgage loan, including amounts collected by the special servicer, to make selected calculations with respect to such mortgage loan, and to make remittances to the paying agent and prepare reports for the trustee and the paying agent with respect to such mortgage loan.
If title to the related mortgaged property is acquired by the Trust, whether through foreclosure, deed in lieu of foreclosure or otherwise, the special servicer will be responsible for the operation and management of the property and such loan will be considered a Specially Serviced Mortgage Loan. The special servicing transfer events for any Non-Serviced Mortgage Loan under its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement are substantially similar to the events set forth under the definition of the term "Specially
Serviced Mortgage Loan" in the "Glossary of Terms" to this prospectus supplement.

          A Specially Serviced Mortgage Loan can become a Rehabilitated Mortgage
Loan to which the master servicer will re-assume all servicing responsibilities.

          The master servicer and the special servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. See "Description of the Offered
Certificates--Advances--Servicing Advances" in this prospectus supplement.

          The Primary Servicer, the master servicer and the special servicer and any director, officer, employee or agent of any of them will be entitled to indemnification from the Trust out of collections on, and other proceeds of, the mortgage loans (and, if and to the extent that the matter relates to a Serviced
Companion Mortgage Loan or B Note, out of collections on, and other proceeds of, the Serviced Companion Mortgage Loan or B Note) against any loss, liability, or expense incurred in connection with any legal action relating to the Pooling and
Servicing Agreement, the mortgage loans, any Serviced Companion Mortgage Loan, any B Note or the certificates other than any loss, liability or expense incurred by reason of the Primary Servicer's, master servicer's or special servicer's willful misfeasance, bad faith or negligence in the performance of their duties under the Pooling and Servicing Agreement.

          The Non-Serviced Mortgage Loan Pooling and Servicing Agreements
generally require the consent of the trustee, as holder of the Non-Serviced
Mortgage Loans, to certain amendments to that agreement that would adversely affect the rights of the trustee in that capacity.

                                     S-150

SERVICING OF THE BEACHWOOD PLACE MALL A/B MORTGAGE LOAN

THE BEACHWOOD PLACE MALL A/B MORTGAGE LOAN

          Mortgage Loan No. 1, which is comprised of an A1 note and an A2 note
(each of which is included in the Trust), having an aggregate outstanding principal balance as of the Cut-off Date of $149,397,658 (the "Beachwood Place
Mall Mortgage Loan"), represents approximately 9.3% of the Initial Pool Balance.
The mortgage on the related mortgaged property (the "Beachwood Place Mall
Mortgaged Property") also secures a subordinate note with a Cut-off Date principal balance of $34,859,454 (the "Beachwood Place Mall B Note") and a
subordinate note with a Cut-off Date principal balance of $64,738,985 (the
"Beachwood Place Mall C Note").

          The Beachwood Place Mall B Note and the Beachwood Place Mall C Note
initially will each be held by Morgan Stanley Mortgage Capital Inc., which holder may sell or transfer the Beachwood Place Mall B Note or Beachwood Place
Mall C Note at any time subject to compliance with the requirements of the
Beachwood Place Mall Intercreditor Agreement. The Beachwood Place Mall B Note
and the Beachwood Place Mall C Note are not included in the Trust but will be serviced pursuant to the Pooling and Servicing Agreement. The Beachwood Place
Mall Mortgage Loan together with the Beachwood Place Mall B Note and the
Beachwood Place Mall C Note are collectively referred to in this prospectus supplement as the "Beachwood Place Mall A/B Mortgage Loan." The Beachwood Place
Mall Mortgage Loan, the Beachwood Place Mall B Note and the Beachwood Place Mall
C Note have the same borrower and the same maturity date.

          The initial holder of the Beachwood Place Mall Mortgage Loan, the initial holder of the Beachwood Place Mall B Note and the initial holder of the
Beachwood Place Mall C Note have entered into an intercreditor agreement (the
"Beachwood Place Mall Intercreditor Agreement").

The Beachwood Place Mall Controlling Noteholder

          Pursuant to the Beachwood Place Mall Intercreditor Agreement, the
holder of the Beachwood Place Mall C Note is the Beachwood Place Mall
Controlling Noteholder as long as no Beachwood Place Mall Control Appraisal
Period exists for the Beachwood Place Mall C Note. A "Beachwood Place Mall
Control Appraisal Period" exists with respect to a note when the outstanding principal balance of such note, minus any Appraisal Reductions allocated to such note and any losses realized with respect to the Beachwood Place Mall A/B
Mortgage Loan allocated to such note, is less than 25% of the outstanding principal balance of such note. A "Beachwood Place Mall Control Appraisal
Period" also exists with respect to a note if the holder of such note is also the borrower or a related party of the borrower. If a Beachwood Place Mall
Control Appraisal Period exists for the Beachwood Place Mall C Note, then the holder of the Beachwood Place Mall B Note will be the Beachwood Place Mall
Controlling Noteholder. If a Beachwood Place Mall Control Appraisal Period
exists for the Beachwood Place Mall B Note, then the holder of the Beachwood
Place Mall Mortgage Loan will be the Beachwood Place Mall Controlling
Noteholder.

Rights of the Beachwood Place Mall Controlling Noteholder

          The Beachwood Place Mall Controlling Noteholder has the right to replace the special servicer of the Beachwood Place Mall A/B Mortgage Loan under the conditions described under "Servicing of the Mortgage Loans--Special
Servicer--Termination of the Special Servicer."

Cure Rights of the Holder of the Beachwood Place Mall B Note and the Holder of
the Beachwood Place Mall C Note

          The Beachwood Place Mall Controlling Noteholder has the right to cure a non-monetary default within 30 days following the expiration of the grace period applicable to the borrower. If the Beachwood Place Mall Controlling
Noteholder elects not to cure such default, then the holder of the other note
(other than the Beachwood Place Mall Mortgage Loan) shall have the right to make such cure. The holder of the Beachwood Place Mall C Note and the holder of the
Beachwood Place Mall B Note have the right to cure a monetary event of default within 5 days after receipt of notice of such event of default. If both the holder of the Beachwood Place Mall B Note and the

                                     S-151

holder of the Beachwood Place Mall C Note opt to cure such event of default, then the funds of the holder of the Beachwood Place Mall C Note will be applied to cure such default and the funds of the holder of the Beachwood Place Mall B
Note will be returned.

          The holder of the Beachwood Place Mall C Note and the holder of the
Beachwood Place Mall B Note may not cure monetary defaults for more than three consecutive months, and may not make more than five cures of up to three consecutive months of monetary defaults or five cures of non-monetary defaults over the term of the Beachwood Place Mall A/B Mortgage Loan, without the consent of the special servicer. So long as a monetary default exists for which a cure payment permitted under the Beachwood Place Mall Intercreditor Agreement is made, or a non-monetary default exists for which the holder of the Beachwood
Place Mall B Note (or its designee) is pursuing a cure within the applicable cure period and in accordance with the terms of the Beachwood Place Mall
Intercreditor Agreement, such monetary default or non-monetary default will not be treated as a default under the loan documents by the master servicer or special servicer, but such limitation will not prevent the master servicer or special servicer from collecting default interest or late charges.

Payment Upon an Event of Default

          If a monetary event of default or certain material non-monetary events of default (which the holder of the Beachwood Place Mall C Note and the holder of the Beachwood Place Mall B Note have elected not to cure) has occurred and is continuing with respect to the Beachwood Place Mall Mortgage Loan, then the aggregate amount of all payments and other collections will be applied to pay accrued and unpaid interest and outstanding principal and certain other amounts described in the Beachwood Place Mall Intercreditor Agreement (until such amounts have been paid in full) payable on the Beachwood Place Mall Mortgage
Loan prior to paying interest or principal to the holder of the Beachwood Place
Mall B Note and the holder of the Beachwood Place Mall C Note. At all other times, amounts received and other collections with respect to the Beachwood
Place Mall A/B Mortgage Loan will be applied to pay accrued and unpaid interest and principal payable on the Beachwood Place Mall Mortgage Loan, the Beachwood
Place Mall B Note and the Beachwood Place Mall C Note, as further described in the Beachwood Place Mall Intercreditor Agreement.

Certain Rights to Consult with and Direct the Master Servicer and the Special
Servicer

          The master servicer and special servicer must consult with the
Beachwood Place Mall Controlling Noteholder regarding any proposals to take any significant action with respect to the Beachwood Place Mall A/B Mortgage Loan and the Beachwood Place Mall Mortgaged Property and must provide to the
Beachwood Place Mall Controlling Noteholder any materials used by such servicer in developing such proposals.

          Except under the circumstances described below, the special servicer will not be permitted to take (or consent to the master servicer's taking), at any time, any of the following actions recommended in an asset status report, unless the special servicer, as necessary, has notified the Beachwood Place Mall
Controlling Noteholder of such proposed action in writing, and the Beachwood
Place Mall Controlling Noteholder has not objected in writing within 10 business days thereafter:

          o    any modification of, or waiver with respect to, the Beachwood
               Place Mall A/B Mortgage Loan that would result in the extension of the maturity date, a reduction in the interest rate or the monthly debt service payment, or a deferral or a forgiveness of interest on or principal of, or a modification or waiver of any other monetary term relating to any other material sums due and payable under, or a modification or waiver of any material non-monetary provision of the mortgage loan, including, but not limited to, provisions which restrict the borrower from incurring additional indebtedness or transferring interests in the
               Beachwood Place Mall Mortgaged Property or the borrower;

          o    any modification of, or waiver with respect to, the Beachwood
               Place Mall A/B Mortgage Loan that would result in a discounted pay-off of the related note;

                                     S-152

          o    any foreclosure upon or comparable conversion (which may include the acquisition of REO Property) of the ownership of the
               Beachwood Place Mall Mortgaged Property or any acquisition of such property by deed-in-lieu of foreclosure;

          o    any sale of all or any portion of the Beachwood Place Mall
               Mortgaged Property or REO Property;

          o    any action to bring the Beachwood Place Mall Mortgaged Property or REO Property into compliance with any laws relating to
               hazardous materials;

          o    the sale of the Beachwood Place Mall A/B Mortgage Loan for less than the outstanding principal balance plus accrued and unpaid interest;

          o    any substitution or release of collateral;

          o    any release of the borrower or guarantor from liability
               including, without limitation, by acceptance of an assumption of the Beachwood Place Mall A/B Mortgage Loan by a successor
               borrower or replacement guarantor;

          o    any determination not to enforce a "due-on-sale" or
               "due-on-encumbrance" clause (unless such clause is not
               exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower);

          o    any transfer of the Beachwood Place Mall Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the borrower by a person entitled to exercise voting rights, directly or indirectly, in the borrower, except in each case as expressly permitted by the documents governing the Beachwood Place Mall A/B Mortgage Loan; or

          o    any incurring of additional debt by the borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or
               modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement, and any incurring of any mezzanine
               financing by any beneficial owner of the borrower (to the extent the lender's approval is required);

          o    the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of the borrower;

          o    any approval of the termination or replacement of a manager of the Beachwood Place Mall Mortgaged Property or of the execution, termination, renewal or material modification of any management agreement (to the extent lender approval is required);

          o    any waiver of amounts required to be deposited into escrow reserve accounts under the documents governing the Beachwood
               Place Mall A/B Mortgage Loan, or any modification or amendment to any of such documents that would modify the amount of funds required to be deposited into reserve accounts established under such documents (other than changes in the ordinary course of business of the amounts required to be deposited into escrow accounts for real estate taxes, insurance premiums or ground rents, if any);

          o    the settlement of any insurance claim for a cash payment that will be applied to the principal amount of the Beachwood Place
               Mall A/B Mortgage Loan, if such repayment would not result in the payment in full of all amounts due and payable to the holder of the Beachwood Place Mall B Note and the holder of the Beachwood
               Place Mall C Note; or

                                     S-153

          o    the approval of any annual budget for, or material alteration at, the related Beachwood Place Mall Mortgaged Property (to the extent lender's approval is required).

          Notwithstanding the foregoing, the special servicer shall not comply with any advice, consultation or disapproval provided by the Beachwood Place
Mall Controlling Noteholder if such advice, consultation or disapproval would:

          o    require or cause the special servicer to violate applicable law, any provision of the Beachwood Place Mall Intercreditor Agreement
               or the Pooling and Servicing Agreement, including that party's obligation to act in accordance with the Servicing Standard, or would violate any other terms of the Beachwood Place Mall A/B
               Mortgage Loan;

          o    be likely to expose any party to the Pooling and Servicing
               Agreement to any claim, suit or liability if there is a
               reasonable probability of success of such claim on its merits; or

          o    materially expand the scope of the special servicer's
               responsibilities under the Pooling and Servicing Agreement.

Purchase Option

          The holder of the Beachwood Place Mall B Note and the holder of the
Beachwood Place Mall C Note may purchase each note of the Beachwood Place Mall
A/B Mortgage Loan senior to the note of such holder (in whole but not in part)
if an event of default under the Beachwood Place Mall A/B Mortgage Loan has occurred and the Beachwood Place Mall A/B Mortgage Loan has become specially serviced.

          This purchase right automatically terminates upon the earlier of (a)
such holder's receipt of notice that any other holder more senior to the purchasing holder intends to sell its note at a price greater than the applicable defaulted mortgage loan purchase price, provided that such sale takes place in accordance with the notice, (b) upon a foreclosure sale, sale by power of sale or delivery of a deed in lieu of foreclosure with respect to the
Beachwood Place Mall Mortgaged Property; or (c) the 90th day after notice is given to each holder of the right to purchase. Notwithstanding the foregoing sentence, if title to the Beachwood Place Mortgaged Property is transferred to the holder of the Beachwood Place Mall Mortgage Loan less than ten days after the acceleration of the Beachwood Place Mall A/B Mortgage Loan, such holder shall notify each other holder of such transfer and each other holder shall have a ten day period from the date of such notice to deliver a notice of its desire to purchase the other notes, in which case such purchasing holder will be obligated to purchase the Beachwood Place Mall Mortgaged Property within such ten day period at the applicable defaulted mortgage loan purchase price.

When reviewing the remainder of this "Servicing of the Mortgage Loans" section in this prospectus supplement, it is important that you consider the effects that the rights and powers of the Beachwood Place Mall Controlling Noteholder discussed above could have on the actions of the master servicer or special servicer.

Master Servicer Compensation

          The master servicer will be entitled to a Master Servicing Fee equal to the Master Servicing Fee Rate applied to the outstanding Scheduled Principal
Balance of each mortgage loan, including REO Properties. The master servicer will be entitled to retain as additional servicing compensation all investment income earned on amounts on deposit in the Certificate Account and interest on escrow accounts if permitted by the related loan documents, and--in each case to the extent not payable to the special servicer or any sub-servicer or Primary
Servicer as provided in the Pooling and Servicing Agreement or any primary or sub-servicing agreement--late payment charges, assumption fees, modification fees, extension fees, defeasance fees and default interest payable at a rate above the related mortgage rate, provided that late payment charges and default interest will only be payable to the extent that they are not required to be used to pay interest accrued on any Advances pursuant to the terms of the
Pooling and Servicing Agreement.

                                     S-154

          The related Master Servicing Fee and certain other compensation payable to the Master Servicer will be reduced, on each Distribution Date by the amount, if any, of any Compensating Interest Payment required to be made by the master servicer on such Distribution Date. Any Net Aggregate Prepayment Interest
Shortfall will be allocated as presented under "Description of the Offered
Certificates--Distributions--Prepayment Interest Shortfalls and Prepayment
Interest Excesses" in this prospectus supplement. If Prepayment Interest
Excesses for all mortgage loans other than Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any
Distribution Date, such excess amount will be payable to the master servicer as additional servicing compensation.

          In addition, the master servicer will be entitled to 50% of all assumption fees received in connection with any mortgage loans which are not
Specially Serviced Mortgage Loans. The special servicer will generally be entitled to approve assumptions.

          In the event that Wells Fargo resigns or is no longer master servicer for any reason, Wells Fargo will continue to have the right to receive its portion of the Excess Servicing Fee. Any successor servicer will receive the
Master Servicing Fee as compensation.

EVENTS OF DEFAULT

          If an Event of Default described under the third, fourth, eighth, ninth or tenth bullet or the last paragraph under the definition of "Event of
Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing
Agreement will terminate on the date which is 60 days following the date on which the trustee or the Depositor gives written notice to the master servicer that the master servicer is terminated. If an event of default described under the first, second, fifth, sixth or seventh bullet under the definition of "Event of Default" under the "Glossary of Terms" has occurred, the obligations and responsibilities of the master servicer under the Pooling and Servicing
Agreement will terminate immediately upon the date which the trustee or the
Depositor gives written notice to the master servicer that the master servicer is terminated. After any Event of Default, the trustee may elect to terminate the master servicer by providing such notice, and shall provide such notice if holders of certificates representing more than 25% of the Certificate Balance of all certificates so direct the trustee. Notwithstanding the foregoing, and in accordance with the Pooling and Servicing Agreement, if the Event of Default
occurs primarily by reason of the occurrence of a default of the Primary
Servicer under the primary servicing agreement, then the initial master servicer shall have the right to require that any successor master servicer enter into a primary servicing agreement with the initial master servicer with respect to all the mortgage loans as to which the primary servicing default occurred.

          The events of default under any Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, and the effect of such defaults in respect of the master servicer thereunder, are substantially similar to the Events of Default and termination provisions set forth above.

          Upon termination of the master servicer under the Pooling and
Servicing Agreement, all authority, power and rights of the master servicer under the Pooling and Servicing Agreement, whether with respect to the mortgage loans or otherwise, shall terminate except for any rights related to indemnification, unpaid servicing compensation or unreimbursed Advances and related interest or its portion of the Excess Servicing Fee, provided that in no event shall the termination of the master servicer be effective until a successor servicer shall have succeeded the master servicer as successor servicer, subject to approval by the Rating Agencies, notified the master servicer of such designation, and such successor servicer shall have assumed the master servicer's obligations and responsibilities with respect to the mortgage loans as set forth in the Pooling and Servicing Agreement. The trustee may not succeed the master servicer as servicer until and unless it has satisfied the provisions specified in the Pooling and Servicing Agreement. However, if the
master servicer is terminated as a result of an Event of Default described under the fifth, sixth or seventh bullet under the definition of "Event of Default"
under the "Glossary of Terms", the trustee shall act as successor servicer immediately and shall use commercially reasonable efforts to either satisfy the conditions specified in the Pooling and Servicing Agreement or transfer the duties of the master servicer to a successor servicer who has satisfied such conditions. Pursuant to the Pooling and Servicing Agreement, a successor master servicer must (i) be a servicer to which the Rating Agencies have confirmed in writing that the transfer of servicing will not result in a withdrawal, downgrade or qualification of the then current ratings on the Certificates

                                     S-155

and (ii) if it is a master servicer, assume the obligations under the primary servicing agreements entered into by the predecessor master servicer. If any master servicer is terminated based upon an Event of Default related to a Rating
Agency downgrade or its failure to remain on an approved servicer list of any
Rating Agency, then such master servicer will have the right to enter into a sub-servicing agreement or primary servicing agreement with the applicable successor master servicer with respect to all applicable mortgage loans that are not then subject to a subservicing agreement or primary servicing agreement, so long as such terminated master servicer is on the S&P Select Servicer List as a
U.S. Commercial Mortgage Servicer and the Operating Adviser has consented to such primary servicing or subservicing arrangement.

          However, if the master servicer is terminated solely due to an Event of Default described in the eighth, ninth or tenth bullet or the last paragraph of the definition of Event of Default, and prior to being replaced as described in the previous paragraph the terminated master servicer provides the trustee with the appropriate "request for proposal" material and the names of potential bidders, the trustee will solicit good faith bids for the rights to master service the mortgage loans in accordance with the Pooling and Servicing
Agreement (which rights will be subject to the right of the Primary Servicer to continue as Primary Servicer in the absence of a primary servicer event of default by the Primary Servicer). The trustee will have thirty days to sell the rights and obligations of the master servicer under the Pooling and Servicing
Agreement to a successor servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement, provided that the Rating
Agencies have confirmed in writing that such servicing transfer will not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates. The termination of the master servicer will be effective when such servicer has succeeded the master servicer, as successor servicer and such successor servicer has assumed the master servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and Servicing Agreement. If a successor master servicer is not appointed within thirty days, the master servicer will be replaced by the trustee as described in the previous paragraph.

          The Pooling and Servicing Agreement does not provide for any successor master servicer to receive any compensation in excess of that paid to the predecessor master servicer. The predecessor master servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement if such termination is due to an Event of
Default or voluntary resignation.

Special Servicer Compensation

          The special servicer will be entitled to receive:

          o    a Special Servicing Fee;

          o    a Workout Fee; and

          o    a Liquidation Fee.

          The Special Servicing Fee will be payable monthly from general collections on all the mortgage loans in the Mortgage Pool and, to the extent of the Trust's interest in the mortgage loan, any foreclosure properties, prior to any distribution of such collections to certificateholders. The Workout Fee with respect to any Rehabilitated Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related mortgaged property becomes an REO Property; otherwise such fee is paid until maturity. If the special servicer is terminated for any reason, it will retain the right to receive any Workout Fees payable on mortgage loans that became Rehabilitated
Mortgage Loans while it acted as special servicer and remained Rehabilitated
Mortgage Loans at the time of such termination until such mortgage loan becomes a Specially Serviced Mortgage Loan or until the related mortgaged property becomes an REO Property. The successor special servicer will not be entitled to any portion of such Workout Fees.

          The special servicer is also permitted to retain, in general, assumption fees, modification fees, default interest and extension fees collected on Specially Serviced Mortgage Loans, certain borrower-paid fees, investment income earned on amounts on deposit in any accounts maintained for
REO Property collections, and other charges specified in the Pooling and
Servicing Agreement. The Special Servicing Fee, the Liquidation Fee and the
Workout

                                     S-156

Fee will be obligations of the Trust and will represent Expense Losses. The
Special Servicer Compensation will be payable in addition to the Master
Servicing Fee payable to the master servicer.

          In addition, the special servicer will be entitled to all assumption fees received in connection with any Specially Serviced Mortgage Loan and 50% of any other assumption fees. The special servicer will be entitled to approve assumptions with respect to all mortgage loans. If Prepayment Interest Excesses for all Specially Serviced Mortgage Loans exceed Prepayment Interest Shortfalls for such mortgage loans as of any Distribution Date, such excess amount will be payable to the special servicer as additional servicing compensation.

          As described in this prospectus supplement under "--The Operating
Adviser," the Operating Adviser will have the right to receive notification of, advise the special servicer regarding, and consent to, certain actions of the special servicer, subject to the limitations described in this prospectus supplement and further set forth in the Pooling and Servicing Agreement.

          If any Non-Serviced Mortgage Loan becomes specially serviced under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, the
applicable Non-Serviced Mortgage Loan Special Servicer will be entitled to compensation substantially similar in nature, but not necessarily in amount, to that described above.

Termination of Special Servicer

          The trustee may terminate the special servicer upon a Special Servicer
Event of Default. The termination of the special servicer will be effective when such successor special servicer has succeeded the special servicer as successor special servicer and such successor special servicer has assumed the special servicer's obligations and responsibilities with respect to the mortgage loans, as set forth in an agreement substantially in the form of the Pooling and
Servicing Agreement. If a successor special servicer is not appointed within the time periods set forth in the Pooling and Servicing Agreement, the special servicer will be replaced by the trustee as described in the Pooling and
Servicing Agreement. The Pooling and Servicing Agreement does not provide for any successor special servicer to receive any compensation in excess of that paid to the predecessor special servicer. The predecessor special servicer is required to cooperate with respect to the transfer of servicing and to pay for the expenses of its termination and replacement, if such termination is due to a
Special Servicer Event of Default or voluntary resignation.

          The special servicer events of default under any Non-Serviced Mortgage
Loan Pooling and Servicing Agreement, and the effect of such defaults in respect of the special servicer thereunder, are substantially similar to the Special
Servicer Events of Default and termination provisions set forth above.

          With respect to the Beachwood Place Mall A/B Mortgage Loan, the
Beachwood Place Mall Controlling Noteholder shall have the right to appoint and replace the special servicer for the Beachwood Place Mall A/B Mortgage Loan with a qualified special servicer at any time for any reason whatsoever, provided that the appointment of a successor special servicer shall not be effective until (a) the trustee has received a confirmation from each rating agency that such appointment will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates; (b) the successor special servicer has assumed in writing all responsibilities of the special servicer;
and (c) the trustee has received an opinion of counsel reasonably satisfactory to the trustee with respect to certain requirements under the Beachwood Place
Mall Intercreditor Agreement.

          In addition to the termination of the special servicer upon a Special
Servicer Event of Default, the Operating Adviser may direct the trustee to remove the special servicer, subject to certain conditions, as described below.

THE OPERATING ADVISER

          An Operating Adviser appointed by the holders of a majority of the
Controlling Class will have the right to receive notification from the special servicer in regard to certain actions and to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take any of the following actions as to which the Operating Adviser has objected in writing (i) within five (5) business days of receiving notice in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii)
within ten (10) business days of receiving notice in respect

                                     S-157

of actions relating to Specially Serviced Mortgage Loans. The special servicer will be required to notify the Operating Adviser of, among other things: o any proposed modification, amendment or waiver, or consent to a modification, amendment or waiver, of a Money Term of a mortgage loan or A/B Mortgage Loan or an extension of the original maturity date;

          o    any foreclosure or comparable conversion of the ownership of a mortgaged property;

          o    any proposed sale of a defaulted mortgage loan or A/B Mortgage
               Loan, other than in connection with the termination of the Trust as described in this prospectus supplement under "Description of the Offered Certificates--Optional Termination";

          o    any determination to bring an REO Property into compliance with applicable environmental laws;

          o    any release of or acceptance of substitute or additional
               collateral for a mortgage loan or A/B Mortgage Loan;

          o    any acceptance of a discounted payoff;

          o    any waiver or consent to a waiver of a "due-on-sale" or
               "due-on-encumbrance" clause;

          o    any acceptance or consent to acceptance of an assumption
               agreement releasing a borrower from liability under a mortgage loan or A/B Mortgage Loan;

          o    any release of collateral for a Specially Serviced Mortgage Loan or A/B Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, such mortgage loan);

          o    any franchise changes or management company changes to which the special servicer is required to consent;

          o    certain releases of any escrow accounts, reserve accounts or letters of credit; and

          o    any determination as to whether any type of property-level insurance is required under the terms of any mortgage loan or A/B
               Mortgage Loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related mortgaged property is located or any other determination or exercise of discretion with respect to property-level insurance.

          In addition, subject to the satisfaction of certain conditions, the
Operating Adviser will have the right to direct the trustee to remove the special servicer at any time, with or without cause, upon the appointment and acceptance of such appointment by a successor special servicer appointed by the
Operating Adviser; provided that, prior to the effectiveness of any such appointment the trustee shall have received a letter from each rating agency to the effect that such appointment would not result in a downgrade, withdrawal or qualification in any rating then assigned to any Class of certificates. The
Operating Adviser shall pay costs and expenses incurred in connection with the removal and appointment of a special servicer (unless such removal is based on certain events or circumstances specified in the Pooling and Servicing
Agreement).

          At any time, the holders of a majority of the Controlling Class may direct the paying agent in writing to hold an election for an Operating Adviser, which election will be held commencing as soon as practicable thereafter.

          The Operating Adviser shall be responsible for its own expenses.

                                      S-158

          We anticipate that an affiliate of the initial special servicer will purchase certain non-offered Classes of certificates, including the Class P
Certificates (which will be the initial Controlling Class), and will be the initial Operating Adviser.

          Except as may be set forth in the Pooling and Servicing Agreement, the
Operating Adviser will not have any rights under the applicable Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (other than limited notification rights), but the Operating Adviser or controlling party under the Non-Serviced
Mortgage Loan Pooling and Servicing Agreement (or any B Note thereunder) will generally have similar rights to receive notification from that special servicer in regard to certain actions and to advise the special servicer with respect to those actions.

MORTGAGE LOAN MODIFICATIONS

          Subject to any restrictions applicable to REMICs, and to limitations imposed by the Pooling and Servicing Agreement and any applicable intercreditor agreement, the master servicer may amend any term (other than a Money Term) of a mortgage loan, Serviced Companion Mortgage Loan or B Note that is not a
Specially Serviced Mortgage Loan and may extend the maturity date of any Balloon
Loan, other than a Specially Serviced Mortgage Loan, to a date not more than 60 days beyond the original maturity date.

          Subject to any restrictions applicable to REMICs, the special servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

          o    reduce the amounts owing under any Specially Serviced Mortgage
               Loan by forgiving principal, accrued interest and/or any
               Prepayment Premium or Yield Maintenance Charge;

          o    reduce the amount of the Scheduled Payment on any Specially
               Serviced Mortgage Loan, including by way of a reduction in the related mortgage rate;

          o    forbear in the enforcement of any right granted under any
               mortgage note or mortgage relating to a Specially Serviced
               Mortgage Loan;

          o    extend the maturity date of any Specially Serviced Mortgage Loan;
               and/or

          o    accept a Principal Prepayment during any Lock-out Period;

provided in each case that (1) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the special servicer, such default is reasonably foreseeable, and (2) in the reasonable judgment of the special servicer, such modification, waiver or amendment would result in a recovery to Certificateholders equal to or exceeding the recovery to Certificateholders (or if the related mortgage loan relates to a
Serviced Companion Mortgage Loan or B Note, equal to or exceeding the recovery to Certificateholders and the holders of such Serviced Companion Mortgage Loan or B Note, as a collective whole) on a net present value basis, from liquidation as demonstrated in writing by the special servicer to the trustee and the paying agent.

          In no event, however, will the special servicer be permitted to:

          o    extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final
               Distribution Date or, in the case of an ARD Loan, five years prior to the Rated Final Distribution Date; or

          o    if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced
               Mortgage Loan unless the special servicer gives due consideration to the remaining term of such ground lease.

                                      S-159

          Modifications that forgive principal or interest of a mortgage loan will result in Realized Losses on such mortgage loan and such Realized Losses will be allocated among the various Classes of certificates in the manner described under "Description of the Offered
Certificates--Distributions--Subordination; Allocation of Losses and Expenses"
in this prospectus supplement.

          The modification of a mortgage loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the certificates beyond that which might otherwise be the case. See "Yield,
Prepayment and Maturity Considerations" in this prospectus supplement.

          The provisions in any Non-Serviced Mortgage Loan Pooling and Servicing
Agreement regarding the modifications of the related Non-Serviced Mortgage Loan are generally consistent with the terms of other comparably rated commercial mortgage loan securitizations.

SALE OF DEFAULTED MORTGAGE LOANS

          The Pooling and Servicing Agreement grants to (a) the holder of the certificates representing the greatest Percentage Interest in the Controlling
Class, (b) the special servicer, and (c) any mortgage loan seller with respect to mortgage loans it originated (other than Wells Fargo Bank, National
Association), in that order, an option (the "Option") to purchase from the Trust any defaulted mortgage loan (other than a Non-Serviced Mortgage Loan that is subject to a comparable option under a related pooling and servicing agreement)
that is at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment). The "Option Purchase Price" for a
defaulted mortgage loan will equal the fair value of such mortgage loan, as determined by the special servicer. The special servicer is required to recalculate the fair value of such defaulted mortgage loan if there has been a material change in circumstances or the special servicer has received new information that has a material effect on value (or otherwise if the time since the last valuation exceeds 60 days). If the Option is exercised by either the special servicer or the holder of certificates representing the greatest
Percentage Interest in the Controlling Class or any of their affiliates then, prior to the exercise of the Option, the trustee will be required to verify that the Option Purchase Price equal to fair value.

          The Option is assignable to a third party by the holder of the Option, and upon such assignment such third party shall have all of the rights granted to the original holder of such Option. The Option will automatically terminate, and will not be exercisable, if the mortgage loan to which it relates is no longer delinquent, because the defaulted mortgage loan has (i) become a
Rehabilitated Mortgage Loan, (ii) been subject to a work-out arrangement, (iii)
been foreclosed upon or otherwise resolved (including by a full or discounted pay-off), (iv) been purchased by the related mortgage loan seller pursuant to the Pooling and Servicing Agreement or (v) been purchased by the holder of a related B Note pursuant to a purchase option set forth in the related intercreditor agreement.

          Additionally, each holder of a B Note may have a purchase Option with respect to defaulted mortgage loans under the related intercreditor agreement and to the extent described under "Servicing of the Mortgage Loans--Servicing of the Beachwood Place Mall A/B Mortgage Loan" above.

FORECLOSURES

          The special servicer may at any time, with notification to and consent of the Operating Adviser (or a B Note designee, if applicable) and in accordance with the Pooling and Servicing Agreement, institute foreclosure proceedings, exercise any power of sale contained in any mortgage, accept a deed in lieu of foreclosure or otherwise acquire title to a mortgaged property by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on the related mortgage loan has occurred but subject, in all cases, to limitations concerning environmental matters and, in specified situations, the receipt of an opinion of counsel relating to REMIC requirements.

          If any mortgaged property is acquired as described in the preceding paragraph, the special servicer is required to sell the REO Property as soon as practicable consistent with the requirement to maximize proceeds for all certificateholders (and with respect to any Serviced Companion Mortgage Loan or
B Note, for the holders of such loans) but in no event later than three years after the end of the year in which it was acquired (as such period

                                      S-160

may be extended by an application to the Internal Revenue Service or following receipt of an opinion of counsel that such extension will not result in the failure of such mortgaged property to qualify as "foreclosure property" under the REMIC provisions of the Code), or any applicable extension period, unless the special servicer has obtained an extension from the Internal Revenue Service or has previously delivered to the trustee an opinion of counsel to the effect that the holding of the REO Property by the Trust subsequent to three years after the end of the year in which it was acquired, or to the expiration of such extension period, will not result in the failure of such REO Property to qualify as "foreclosure property" under the REMIC provisions of the Code. In addition, the special servicer is required to use its best efforts to sell any REO
Property prior to the Rated Final Distribution Date or earlier to the extent required to comply with REMIC provisions.

          If the Trust acquires a mortgaged property by foreclosure or deed in lieu of foreclosure upon a default of a mortgage loan, the Pooling and Servicing
Agreement provides that the special servicer, on behalf of the trustee, must administer such mortgaged property so that it qualifies at all times as
"foreclosure property" within the meaning of Code Section 860G(a)(8). The
Pooling and Servicing Agreement also requires that any such mortgaged property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such mortgaged property. Generally, REMIC I will not be taxable on income received with respect to a mortgaged property to the extent that it constitutes "rents from real property," within the meaning of Code Section
856(c)(3)(A) and Treasury regulations under the Code. "Rents from real property"
do not include the portion of any rental based on the net profits derived by any person from such property. No determination has been made whether rent on any of the mortgaged properties meets this requirement. "Rents from real property"
include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a mortgaged property owned by a Trust, would not constitute "rents from real property," or that all of the rental income would not so qualify if the non-customary services are not provided by an independent contractor or a separate charge is not stated. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a mortgaged property allocated to REMIC I, including but not limited to a hotel or healthcare business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute
"net income from foreclosure property," which would be taxable to REMIC I at the highest marginal federal corporate rate -- currently 35% -- and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the amount of the proceeds available for distribution to holders of certificates. Under the Pooling and Servicing
Agreement, the special servicer is required to determine whether the earning of such income taxable to REMIC I would result in a greater recovery to
Certificateholders on a net after-tax basis than a different method of operation of such property. Prospective investors are advised to consult their own tax advisers regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

          The following discussion, when read in conjunction with the discussion of "Federal Income Tax Consequences" in the prospectus, describes the material federal income tax considerations for investors in the offered certificates.
However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, and do not address state and local tax considerations.
Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the offered certificates.

GENERAL

          For United States federal income tax purposes, portions of the Trust will be treated as "Tiered REMICs" as described in the prospectus. See "Federal
Income Tax Consequences--Tiered REMIC Structures" in the prospectus. Three separate REMIC elections will be made with respect to designated portions of the
Trust other than that portion

                                      S-161

of the Trust consisting of the rights to Excess Interest and the Excess Interest
Sub-account (the "Excess Interest Grantor Trust"). Upon the issuance of the offered certificates, Latham & Watkins LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

          o    the making of proper elections;

          o    the accuracy of all representations made with respect to the mortgage loans;

          o    ongoing compliance with all provisions of the Pooling and
               Servicing Agreement and other related documents and no amendments to them;

          o    ongoing compliance with any Non-Serviced Mortgage Loan Pooling and Servicing Agreement and other related documents and any amendments to them, and the continued qualification of the REMICs formed under those agreements; and

          o    ongoing compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury
               Regulations adopted under the Code;

for federal income tax purposes, (1) each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Code; (2) the Residual Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III; (3)
the REMIC Regular Certificates (other than the beneficial interest of the Class
P Certificates in the Excess Interest) will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III; (4) the Excess Interest
Grantor Trust will be treated as a grantor trust for federal income tax purposes; and (5) each Class P Certificate will represent both a REMIC regular interest and a beneficial ownership of the assets of the Excess Interest Grantor
Trust.

          The offered certificates will be REMIC Regular Certificates issued by
REMIC III. See "Federal Income Tax Consequences--Taxation of Owners of REMIC
Regular Certificates" in the prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the offered certificates.

          The offered certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code for a real estate investment trust ("REIT") in the same proportion that the assets in the REMIC would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section
856(c)(3)(B) of the Code for a REIT to the extent that such certificates are treated as "real estate assets" under Section 856(c)(5)(B) of the Code. However, if 95% or more of the REMIC's assets are real estate assets within the meaning of Section 856(c)(5)(B), then the entire offered certificates shall be treated as real estate assets and all interest from the offered certificates shall be treated as interest described in Section 856(c)(3)(B). The offered certificates will not qualify for the foregoing treatments to the extent the mortgage loans are defeased with U.S. obligations.

          Moreover, the offered certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered certificates held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code.

          The offered certificates will be treated as assets described in
Section 7701(a)(19)(C)(xi) of the Code for a domestic building and loan association generally only in the proportion that the REMIC's assets consist of loans secured by an interest in real property that is residential real property
(including multifamily properties and manufactured housing community properties or other loans described in Section 7701(a)(19)(C)). However, if 95% or more of the REMIC's assets are assets described in 7701(a)(19)(C)(i) through
7701(a)(19)(C)(x), then the entire offered certificates shall be treated as qualified property under 7701(a)(19)(C). See "Description of the Mortgage Pool"
in this prospectus supplement and "Federal Income Tax Consequences--REMICs" in the prospectus.

                                      S-162

ORIGINAL ISSUE DISCOUNT AND PREMIUM

          One or more of the classes of offered certificates may be issued with more than a de minimis amount of original issue discount. Whether any holder of any Class of certificates will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder.

          Final regulations on the amortization of bond premium (a) do not apply to regular interests in a REMIC such as the offered certificates and (b) state that they are intended to create no inference concerning the amortization of premium of such instruments. Holders of each Class of certificates issued with amortizable bond premium should consult their tax advisers regarding the possibility of making an election to amortize such premium. See "Federal Income
Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in
the prospectus.

          The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and amortizable bond premium for federal income tax purposes for all Classes of certificates issued by the Trust will be a 0% CPR applied to each mortgage loan until its maturity; provided, that any ARD Loan is assumed to prepay in full on such mortgage loan's
Anticipated Repayment Date. For a description of CPR, see "Yield, Prepayment and
Maturity Considerations" in this prospectus supplement. However, we make no representation that the mortgage loans will not prepay during any such period or that they will prepay at any particular rate before or during any such period.

PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

          Prepayment Premiums or Yield Maintenance Charges actually collected on the mortgage loans will be distributed to the holders of each Class of certificates entitled to Prepayment Premiums or Yield Maintenance Charges as
described under "Description of the Offered
Certificates--Distributions--Distributions of Prepayment Premiums and Yield
Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance
Charge should be taxed to the holders of a Class of certificates entitled to a
Prepayment Premium or Yield Maintenance Charge. For federal income tax information reporting purposes, Prepayment Premiums or Yield Maintenance Charges will be treated as income to the holders of a Class of certificates entitled to
Prepayment Premiums or Yield Maintenance Charges only after the master servicer's actual receipt of a Prepayment Premium or a Yield Maintenance Charge
to which the holders of such Class of certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected
Prepayment Premiums or Yield Maintenance Charges in the determination of a
Certificateholder's projected constant yield to maturity. It appears that
Prepayment Premiums or Yield Maintenance Charges are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisers concerning the treatment of Prepayment Premiums or Yield Maintenance
Charges.

ADDITIONAL CONSIDERATIONS

          The special servicer is authorized, when doing so is consistent with maximizing the Trust's net after-tax proceeds from an REO Property, to incur taxes on the Trust in connection with the operation of such REO Property. Any such taxes imposed on the Trust would reduce the amount distributable to the
Certificateholders. See "Servicing of the Mortgage Loans--Foreclosures" in this prospectus supplement.

          Federal income tax information reporting duties with respect to the offered certificates, REMIC I, REMIC II, REMIC III and the Excess Interest
Grantor Trust will be the obligation of the paying agent, and not of any master servicer.

          For further information regarding the United States federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" and "State and Local Tax Considerations" in the
prospectus.

                                      S-163

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

          The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (approximately 21.9% of the Initial
Pool Balance), Illinois (approximately 11.5% of the Initial Pool Balance), Ohio
(approximately 11.1% of the Initial Pool Balance) and Tennessee (approximately
10.3% of the Initial Pool Balance) which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

CALIFORNIA

          Under California law, a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other
California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

ILLINOIS

          Illinois mortgage foreclosure is accomplished by judicial action.
There is no power of sale in Illinois. After an action for foreclosure is commenced and the lender secures a judgment, the judgment of foreclosure will provide that the property be sold at a sale in accordance with Article 15 of the
Illinois Mortgage Foreclosure Law, on such terms and conditions as the court specifies on the judgment of foreclosure if the full amount of the judgment is not paid prior to the scheduled sale. Any judge or sheriff may conduct a sale.
The notice of sale requirements are statutorily prescribed and require that the notice set forth, among other information, the time and location of the sale.
Generally, the foreclosure sale must occur after the expiration of the applicable reinstatement and redemption periods or waiver thereof. During this period, a notice of sale must be published once a week for 3 consecutive weeks in the county in which the property is located, the first such notice to be published not more than 45 days prior to the sale and the last such notice to be published not less than 7 days prior to the sale. An additional separate notice must be provided (in the manner provided in the applicable rules of court service of papers other than process and complaint, and within the same time frame as described in the previous sentence) to all parties in the action who have appeared but have not been found in default for failure to plead. A copy of that notice must be filed in the court clerk's office together with proof of service in compliance with the applicable statute. Illinois recognizes a right of redemption, unless the borrower has waived that right in the mortgage.
Illinois does not have a "one action rule" or "anti-deficiency" legislation.
Subsequent to a foreclosure sale, the court conducts a hearing to confirm the sale and enters an order confirming the sale. In the order confirming the sale pursuant to the judgment of foreclosure, the court may also enter a personal judgment for deficiency against any party to the extent requested in the complaint and proven upon presentation of a report of sale. In certain circumstances (but only upon commencement or during judicial foreclosure proceedings), the lender may have a receiver appointed or may seek to be appointed a mortgagee in possession.

OHIO

          Ohio recognizes only judicial foreclosure of real property.
Nonjudicial sales are not utilized or recognized in Ohio. The foreclosure process would typically be at least six months, if uncontested, and as long as two to three years, if contested. Generally, in judicial foreclosure, a court decrees the amount of the borrower's debt and gives it a short time to pay. If the borrower fails to pay within that time, the clerk of the court then advertises the property for sale. At some point prior to the scheduled date of foreclosure, an appraisal of the property must be made by three disinterested freeholders of the county. A copy of the appraised value must be filed with the court clerk and

                                      S-164

the property must be offered for sale at a price of not less than two-thirds of said value. The sale may not take place until the notice of sale has been published once a week for three consecutive weeks in a newspaper of general circulation in the county in which the property is located. The sheriff will conduct the sale at the courthouse and the property will be sold to the highest bidder. The borrower has until the confirmation of the sale to redeem property that has been foreclosed, provided the borrower deposits the amount of the judgment, with all costs, including poundage and interest at the rate of 8% per annum on the purchase money from the day of sale to the time of such deposit.
Redemption may not be waived and redemption period may not be reduced.

TENNESSEE

          Mortgage loans in Tennessee are secured by deeds of trust. Legal title to real property encumbered by a deed of trust is vested in the property owner, while equitable title is vested in a trustee, who must be a Tennessee resident.
Under Tennessee law, deeds of trust are usually foreclosed pursuant to a power of sale set forth in the instrument and governed by statute. Judicial foreclosures, while extremely rare, are also available. Non-judicial foreclosures can be conducted on the day set forth in the notice of disclosure and must be advertised in a newspaper of general circulation at least three times in the twenty days preceding the date of sale. The minimum required contents of the notice of sale are provided by statute; the sale is conducted by a trustee or his successor. The mortgage indebtedness can be paid at any time before the foreclosure sale is conducted. There are statutory and common law rights of redemption in Tennessee after a foreclosure sale, but these redemption rights are waivable in the deed of trust. Notice of default and an opportunity to cure must be given, but only if required by the deed of trust. Notice of the sale must be given to all interested parties, including junior lien holders, by listing their names in the notice of foreclosure.

CERTAIN ERISA CONSIDERATIONS

          ERISA and the Code impose restrictions on Plans that are subject to
ERISA and/or Section 4975 of the Code and on persons that are Parties in
Interest with respect to such Plans. ERISA also imposes duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a Plan and Parties in Interest with respect to such Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of such Plan.
Governmental plans (as defined in Section 3(32) of ERISA) are not subject to the restrictions of ERISA and the Code. However, such plans may be subject to similar provisions of applicable federal, state or local law.

PLAN ASSETS

          Neither ERISA nor the Code defines the term "plan assets." However, the U.S. Department of Labor ("DOL") has issued a final regulation (29 C.F.R.
Section 2510.3-101) concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for certain purposes, including the prohibited transaction provisions of ERISA and Section
4975 of the Code, to be assets of the investing Plan unless certain exceptions apply. Under the terms of the regulation, if the assets of the Trust were deemed to constitute Plan assets by reason of a Plan's investment in certificates, such
Plan asset would include an undivided interest in the mortgage loans and any other assets of the Trust. If the mortgage loans or other Trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets may be deemed to be a "fiduciary" with respect to those assets, and thus subject to the fiduciary requirements and prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to the mortgage loans and other Trust assets.

          Affiliates of the Depositor, the Underwriters, the master servicer, the special servicer, any party responsible for the servicing and administration of a Non-Serviced Mortgage Loan or any related REO property and certain of their respective affiliates might be considered or might become fiduciaries or other
Parties in Interest with respect to investing Plans. Moreover, the trustee, the paying agent, the master servicer, the special servicer, the Operating Adviser, any insurer, primary insurer or any other issuer of a credit support instrument relating to the primary assets in the Trust or certain of their respective affiliates might be considered fiduciaries or other Parties in Interest with

                                      S-165

respect to investing Plans. In the absence of an applicable exemption,
"prohibited transactions"-- within the meaning of ERISA and Section 4975 of the
Code -- could arise if certificates were acquired by, or with "plan assets" of, a Plan with respect to which any such person is a Party in Interest.

          In addition, an insurance company proposing to acquire or hold the offered certificates with assets of its general account should consider the extent to which such acquisition or holding would be subject to the requirements of ERISA and Section 4975 of the Code under John Hancock Mutual Life Insurance
Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), and Section 401(c) of
ERISA, as added by the Small Business Job Protection Act of 1996, Public Law No.
104-188, and subsequent DOL and judicial guidance. See "--Insurance Company
General Accounts" below.

SPECIAL EXEMPTION APPLICABLE TO THE OFFERED CERTIFICATES

          With respect to the acquisition and holding of the offered certificates, the DOL has granted to the Underwriters individual prohibited transaction exemptions, which generally exempt from certain of the prohibited transaction rules of ERISA and Section 4975 of the Code transactions relating to:

          o    the initial purchase, the holding, and the subsequent resale by
               Plans of certificates evidencing interests in pass-through trusts; and

          o    transactions in connection with the servicing, management and operation of such trusts, provided that the assets of such trusts consist of certain secured receivables, loans and other
               obligations that meet the conditions and requirements of the
               Exemptions.

The assets covered by the Exemptions include mortgage loans such as the mortgage loans and fractional undivided interests in such loans.

          The Exemptions as applicable to the offered certificates (and as modified by Prohibited Transaction Exemption 2002-41) set forth the following five general conditions which must be satisfied for exemptive relief:

          o    the acquisition of the certificates by a Plan must be on terms, including the price for the certificates, that are at least as favorable to the Plan as they would be in an arm's-length
               transaction with an unrelated party;

          o    the certificates acquired by the Plan must have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Fitch, Moody's or S& P;

          o    the trustee cannot be an affiliate of any member of the
               Restricted Group, other than an underwriter. The "Restricted
               Group" consists of the Underwriters, the Depositor, the master servicer, the special servicer, the Primary Servicer, any person responsible for servicing a Non-Serviced Mortgage Loan or any related REO property and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of such Classes of certificates, or any affiliate of any of these parties;

          o    the sum of all payments made to the Underwriters in connection with the distribution of the certificates must represent not more than reasonable compensation for underwriting the certificates;
               the sum of all payments made to and retained by the Depositor in consideration of the assignment of the mortgage loans to the
               Trust must represent not more than the fair market value of such mortgage loans; the sum of all payments made to and retained by the master servicer, the special servicer, and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement or other relevant servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

                                      S-166

          o    the Plan investing in the certificates must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
               Securities and Exchange Commission under the 1933 Act.

          A fiduciary of a Plan contemplating purchasing any such Class of certificates in the secondary market must make its own determination that at the time of such acquisition, any such Class of certificates continues to satisfy the second general condition set forth above. The Depositor expects that the third general condition set forth above will be satisfied with respect to each of such Classes of certificates. A fiduciary of a Plan contemplating purchasing any such Class of certificates must make its own determination that at the time of purchase the general conditions set forth above will be satisfied with respect to any such Class of certificate.

          Before purchasing any such Class of certificates, a fiduciary of a
Plan should itself confirm (a) that such certificates constitute "securities"
for purposes of the Exemptions and (b) that the specific and general conditions of the Exemptions and the other requirements set forth in the Exemptions would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemptions, the Plan fiduciary should consider the availability of other prohibited transaction exemptions.

          Moreover, the Exemptions provide relief from certain
self-dealing/conflict of interest prohibited transactions, but only if, among other requirements:

          o    the investing Plan fiduciary or its affiliates is an obligor with respect to 5% or less of the fair market value of the obligations contained in the Trust;

          o    the Plan's investment in each Class of certificates does not exceed 25% of all of the certificates outstanding of that Class at the time of the acquisition; and

          o    immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

          We believe that the Exemptions will apply to the acquisition and holding of the offered certificates by Plans or persons acting on behalf of or with "plan assets" of Plans, and that all of the above conditions of the
Exemptions, other than those within the control of the investing Plans or Plan investors, have been met. Upon request, the Underwriters will deliver to any fiduciary or other person considering investing "plan assets" of any Plan in the certificates a list identifying each borrower that is the obligor under each mortgage loan that constitutes more than 5% of the aggregate principal balance of the assets of the Trust.

INSURANCE COMPANY GENERAL ACCOUNTS

          Based on the reasoning of the United States Supreme Court in John
Hancock Mutual Life Ins. Co. v. Harris Trust and Savings Bank, an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party in Interest with respect to a
Plan by virtue of such investment. Any investor that is an insurance company using the assets of an insurance company general account should note that the
Small Business Job Protection Act of 1996 added Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of
Labor issued final regulations effective January 5, 2000 with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer's general account. As a result of these regulations, assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfied various conditions.

          Any assets of an insurance company general account which support insurance policies or annuity contracts issued to Plans after December 31, 1998, or on or before that date for which the insurer does not comply with the 401(c)
Regulations, may be treated as "plan assets" of such Plans. Because Section
401(c) does not relate to

                                      S-167

insurance company separate accounts, separate account assets continue to be treated as "plan assets" of any Plan that is invested in such separate account.
Insurance companies contemplating the investment of general account assets in the Subordinate Certificates should consult with their legal counsel with respect to the applicability of Section 401(c).

          Accordingly, any insurance company that acquires or holds any offered certificate shall be deemed to have represented and warranted to the Depositor, the trustee, the paying agent and the master servicer that (1) such acquisition and holding is permissible under applicable law, including the Exemption, will not constitute or result in a non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, and will not subject the Depositor, the trustee, the paying agent or the master servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, or (2) the source of funds used to acquire and hold such certificates is an "insurance company general account", as defined in DOL Prohibited Transaction Class Exemption 95-60, and
the applicable conditions set forth in PTCE 95-60 have been satisfied.

GENERAL INVESTMENT CONSIDERATIONS

          Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, Section 4975 of the Code or any corresponding provisions of applicable federal, state or local law, the applicability of the
Exemptions, or other exemptive relief, and the potential consequences to their specific circumstances, prior to making an investment in the certificates.
Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of ERISA regarding prudent investment procedure and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

          The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of
1984, as amended. The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

          No representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisers to determine whether and to what extent the offered certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions. See "Legal Investment" in the prospectus.

                                  LEGAL MATTERS

          The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the Depositor by Latham & Watkins LLP, New York, New York. Certain
legal matters with respect to the offered certificates will be passed upon for the Underwriters by Latham & Watkins LLP, New York, New York. Certain legal matters will be passed upon for Bear Stearns Commercial Mortgage, Inc. by
Cadwalader, Wickersham & Taft LLP, New York, New York, for Morgan Stanley
Mortgage Capital Inc. by Latham & Watkins LLP, New York, New York, for Wells
Fargo Bank, National Association, in its capacity as sponsor and mortgage loan seller, by Andrews & Kurth LLP, for Wells Fargo Bank, National Association, in
its capacity as master servicer, by Sidley Austin LLP, New York, New York, for
Principal Commercial Funding II, LLC, by Dechert LLP, New York, New York, for
Wells Fargo Bank, National Association, in its capacity as paying agent, certificate registrar and authenticating agent, by Kennedy Covington Lobdell &
Hickman LLP, and for LaSalle Bank National Association, by Kennedy Covington
Lobdell & Hickman LLP.

                                      S-168

                                     RATINGS

          It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch and S&P.

CLASS                                         FITCH   S&P
-------------------------------------------   -----   ---
Class A-1..................................    AAA    AAA
Class A-2..................................    AAA    AAA
Class A-3..................................    AAA    AAA
Class A-AB.................................    AAA    AAA
Class A-4..................................    AAA    AAA
Class A-M..................................    AAA    AAA
Class A-J..................................    AAA    AAA

          It is expected that each of the Rating Agencies identified above will perform ratings surveillance with respect to its ratings for so long as the offered certificates remain outstanding except that a Rating Agency may stop performing ratings surveillance at any time, if, among other reasons, that
Rating Agency does not have sufficient information to allow it to continue to perform ratings surveillance on the certificates. The Depositor has no ability to ensure that the Rating Agencies perform ratings surveillance. Fees for such ratings surveillance have been prepaid by the Depositor. The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate payment of principal, if any, due on the offered certificates by the Rated Final Distribution Date. That date is the first Distribution Date that follows by at least 60 months the end of the amortization term of the ARD
Loan that, as of the Cut-off Date, has the longest remaining amortization term.
The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

          The ratings of the certificates do not represent any assessment of (1)
the likelihood or frequency of Principal Prepayments, voluntary or involuntary, on the mortgage loans, (2) the degree to which such prepayments might differ from those originally anticipated, (3) whether and to what extent Prepayment
Premiums, Yield Maintenance Charges, any Excess Interest or default interest will be received, (4) the allocation of Net Aggregate Prepayment Interest
Shortfalls or (5) the tax treatment of the certificates. A security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings thus address credit risk and not prepayment risk.

          There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any Class of the offered certificates and, if so, what such rating would be. A rating assigned to any Class of offered certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned to such Class at the request of the Depositor.

                                      S-169

                                GLOSSARY OF TERMS

          The certificates will be issued pursuant to the Pooling and Servicing
Agreement. The following Glossary of Terms is not complete. You should also refer to the prospectus and the Pooling and Servicing Agreement for additional definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Pooling and
Servicing Agreement, without exhibits and schedules.

          Unless the context requires otherwise, the definitions contained in this Glossary of Terms apply only to this series of certificates and will not necessarily apply to any other series of certificates the Trust may issue.

          "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note (or notes) included in the Trust.

          "A/B Mortgage Loan" means the Beachwood Place Mall A/B Mortgage Loan or any mortgage loan serviced under the Pooling and Servicing Agreement that is divided into a senior mortgage note(s) and a subordinated mortgage note, one or more of which senior mortgage note(s) is included in the Trust. References in this prospectus supplement to an A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note.

          "Accrued Certificate Interest" means, in respect of each Class of
Certificates for each Distribution Date, the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of certificates outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          "Additional Servicer" means each affiliate of the master servicer, the
Depositor, MSMC, BSCMI, PCFII, Wells Fargo Bank, or any Underwriter that services any of the mortgage loans and each person that is not an affiliate of the master servicer, the Depositor, MSMC, BSCMI, PCFII, Wells Fargo Bank or any
Underwriter other than the special servicer, and who services 10% or more of the mortgage loans based on the principal balance of the mortgage loans.

          "Administrative Cost Rate" will equal the sum of the related Master
Servicing Fee Rate, the Excess Servicing Fee Rate, the Primary Servicing Fee
Rate, and the Trustee Fee Rate set forth in the Pooling and Servicing Agreement
(and in the case of a Non-Serviced Mortgage Loan, the applicable Pari Passu Loan
Servicing Fee Rate, respectively) for any month (in each case, expressed as a per annum rate) for any mortgage loan in such month, and is set forth in
Appendix II.

          "Advance Rate" means a rate equal to the "Prime Rate" as reported in
The Wall Street Journal from time to time.

          "Advances" means Servicing Advances and P&I Advances, collectively.

          "Annual Report" means a report for each mortgage loan based on the most recently available year-end financial statements and most recently available rent rolls of each applicable borrower, to the extent such information is provided to the master servicer, containing such information and analyses as required by the Pooling and Servicing Agreement including, without limitation,
Debt Service Coverage Ratios, to the extent available, and in such form as shall be specified in the Pooling and Servicing Agreement.

          "Anticipated Repayment Date" means, in respect of any ARD Loan, the date on which a substantial principal payment on an ARD Loan is anticipated to be made (which is prior to stated maturity).

          "Appraisal Event" means not later than the earliest of the following:

                                      S-170

o    the date 120 days after the occurrence of any delinquency in payment with respect to a mortgage loan, Loan Pair or A/B Mortgage Loan if such delinquency remains uncured;

o    the date 30 days after receipt of notice that the related borrower has filed a bankruptcy petition, an involuntary bankruptcy has occurred or a receiver is appointed in respect of the related mortgaged property, provided that such petition or appointment remains in effect;

o    the effective date of any modification to a Money Term of a mortgage loan,
     Loan Pair or A/B Mortgage Loan, other than an extension of the date that a
     Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment; and

o    the date 30 days following the date a mortgaged property becomes an REO
     Property.

          "Appraisal Reduction" will equal, for any mortgage loan, including a mortgage loan as to which the related mortgaged property has become an REO
Property, an amount that is equal to the excess, if any, of:

     the sum of:

o    the Scheduled Principal Balance of such mortgage loan, Loan Pair or A/B
     Mortgage Loan or in the case of an REO Property, the related REO mortgage loan, less the principal amount of certain guarantees and surety bonds and any undrawn letter of credit or debt service reserve, if applicable, that is then securing such mortgage loan or Loan Pair;

o    to the extent not previously advanced by the master servicer or the trustee, all accrued and unpaid interest on the mortgage loan, Loan Pair or
     A/B Mortgage Loan at a per annum rate equal to the applicable mortgage rate;

o    all related unreimbursed Advances and interest on such Advances at the
     Advance Rate, and, to the extent applicable, all Advances that were made on a mortgage loan, Loan Pair or A/B Mortgage Loan on or before the date such mortgage loan, Loan Pair or A/B Mortgage Loan became a Rehabilitated
     Mortgage Loan that have since been reimbursed to the advancing party by the
     Trust out of principal collections but not by the related mortgagor; and

o    to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the master servicer or the trustee, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account
     (but were not deposited) in respect of the related mortgaged property or
     REO Property, as the case may be,

     over

o    90% of the value (net of any prior mortgage liens) of such mortgaged property or REO Property as determined by such appraisal or internal valuation, plus the full amount of any escrows held by or on behalf of the trustee as security for the mortgage loan, Loan Pair or A/B Mortgage Loan
     (less the estimated amount of obligations anticipated to be payable in the next twelve months to which such escrows relate).

In the case of any Serviced Pari Passu Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan and then allocated pro rata between the
Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan
according to their respective principal balances. In the case of any A/B
Mortgage Loan, any Appraisal Reduction will be calculated in respect of such A/B
Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the related B Note and then allocated to the related A Note.
In the case of the Beachwood Place Mall Mortgage Loan, any Appraisal Reduction
will be calculated in respect of the Beachwood Place Mall A/B Mortgage Loan taken as a whole and any such Appraisal Reduction will be allocated first to the
Beachwood Place Mall C Note, second to the Beachwood Place Mall B Note and third to the Beachwood Place Mall Mortgage Loan.

                                      S-171

          "ARD Loan" means a mortgage loan that provides for increases in the mortgage rate and/or principal amortization at a date prior to stated maturity, which creates an incentive for the related borrower to prepay such mortgage loan.

          "Assumed Scheduled Payment" means an amount deemed due in respect of:

o    any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated
     maturity date; or

o    any mortgage loan as to which the related mortgaged property has become an
     REO Property.

The Assumed Scheduled Payment deemed due on any such Balloon Loan on its original stated maturity date and on each successive Due Date that such Balloon
Loan remains or is deemed to remain outstanding will equal the Scheduled Payment that would have been due on such date if the related Balloon Payment had not come due, but rather such mortgage loan had continued to amortize in accordance with its amortization schedule in effect immediately prior to maturity. With respect to any mortgage loan as to which the related mortgaged property has become an REO Property, the Assumed Scheduled Payment deemed due on each Due
Date for so long as the REO Property remains part of the Trust, equals the
Scheduled Payment (or Assumed Scheduled Payment) due on the last Due Date prior to the acquisition of such REO Property.

          "Available Distribution Amount" means in general, for any Distribution
Date:

          (1)  all amounts on deposit in the Certificate Account as of the business day preceding the related Distribution Date that
               represent payments and other collections on or in respect of the mortgage loans and any REO Properties that were received by the master servicer or the special servicer through the end of the related Collection Period, exclusive of any portion that
               represents one or more of the following:

               o    Scheduled Payments collected but due on a Due Date
                    subsequent to the related Collection Period;

               o    Prepayment Premiums or Yield Maintenance Charges (which are separately distributable on the certificates as described in this prospectus supplement);

               o    amounts that are payable or reimbursable to any person other than the Certificateholders (including, among other things, amounts attributable to Expense Losses and amounts payable to the master servicer, the special servicer, the Primary
                    Servicer, the trustee and the paying agent as compensation or in reimbursement of outstanding Advances or as Excess
                    Servicing Fees);

               o    amounts deposited in the Certificate Account in error;

               o    if such Distribution Date occurs during January, other than a leap year, or February of any year, the Interest Reserve
                    Amounts with respect to the Interest Reserve Loans to be
                    deposited into the Interest Reserve Account;

               o    in the case of the REO Property related to an A/B Mortgage
                    Loan or Loan Pair, all amounts received with respect to such
                    A/B Mortgage Loan or Loan Pair, as applicable, that are
                    required to be paid to the holder of the related B Note or
                    Serviced Companion Mortgage Loan pursuant to the terms of
                    the related B Note or Serviced Companion Mortgage Loan and the related intercreditor agreement; and

               o    any portion of such amounts payable to the holders of any
                    Serviced Companion Mortgage Loan or B Note;

                                      S-172

          (2)  to the extent not already included in clause (1), any P&I
               Advances made and any Compensating Interest Payment paid with respect to such Distribution Date; and

          (3)  if such Distribution Date occurs during March of any year or on the final Distribution Date, the aggregate of the Interest
               Reserve Amounts then on deposit in the Interest Reserve Account.

          "Balloon Loans" means mortgage loans that provide for Scheduled
Payments based on amortization schedules significantly longer than their terms to maturity or Anticipated Repayment Date, and that are expected to have remaining principal balances equal to or greater than 5% of the outstanding principal balance as of the Cut-Off Date of those mortgage loans as of their respective stated maturity date or anticipated to be paid on their Anticipated
Repayment Dates, as the case may be, unless previously prepaid.

          "Balloon LTV" - See "Balloon LTV Ratio."

          "Balloon LTV Ratio" or "Balloon LTV" means the ratio, expressed as a percentage, of (a) (i) the principal balance of a Balloon Loan anticipated to be outstanding on the date on which the related Balloon Payment is scheduled to be due or, (ii) in the case of an ARD Loan, the principal balance on its related
Anticipated Repayment Date to (b) the value of the related mortgaged property or properties as of the Cut-off Date determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

          "Balloon Payment" means, with respect to the Balloon Loans, the principal payments and scheduled interest due and payable on the relevant maturity dates.

          "Bankruptcy Code" means, the federal Bankruptcy Code, Title 11 of the
United States Code, as amended.

          "Base Interest Fraction" means, with respect to any Principal
Prepayment of any mortgage loan that provides for payment of a Prepayment
Premium or Yield Maintenance Charge, and with respect to any Class of certificates, a fraction (A) whose numerator is the greater of (x) zero and (y)
the difference between (i) the Pass-Through Rate on that Class of certificates, and (ii) the Discount Rate used in calculating the Prepayment Premium or Yield
Maintenance Charge with respect to the Principal Prepayment (or the current
Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the mortgage rate on the related mortgage loan and (ii)
the Discount Rate used in calculating the Prepayment Premium or Yield
Maintenance Charge with respect to that Principal Prepayment (or the current
Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the
Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, then the Base Interest Fraction will equal zero;
provided, however, that if the Discount Rate referred to above is greater than or equal to the mortgage rate on the related mortgage loan, but is less than the
Pass-Through Rate on that Class of certificates, then the Base Interest Fraction shall be equal to 1.0.

          "Beachwood Place Mall A/B Mortgage Loan" means, collectively, the
Beachwood Place Mall Mortgage Loan, the Beachwood Place Mall B Note and the
Beachwood Place Mall C Note.

          "Beachwood Place Mall B Note" means, with respect to the Beachwood
Place Mall Mortgage Loan, the senior promissory note constituting a portion of the related B Note.

          "Beachwood Place Mall C Note" means, with respect to the Beachwood
Place Mall Mortgage Loan, the junior promissory note constituting a portion of the related B Note.

          "Beachwood Place Mall Control Appraisal Period" means a period during which, with respect to a note, the outstanding principal balance of such note, minus any Appraisal Reductions allocated to such note, and any losses realized with respect to the Beachwood Place Mall A/B Mortgage Loan allocated to such note, is less than 25% of the outstanding principal balance of such note. A
Beachwood Place Mall Control Appraisal Period will also exist with respect to a note if the holder of such note is also the borrower or a related party of the borrower.

                                      S-173

          "Beachwood Place Mall Controlling Noteholder" means the holder of the
Beachwood Place Mall C Note, so long as no Beachwood Place Mall Control
Appraisal Period exists for the Beachwood Place Mall C Note. If a Beachwood
Place Mall Control Appraisal Period exists for the Beachwood Place Mall C Note, then the holder of the Beachwood Place Mall B Note will be the Beachwood Place
Mall Controlling Noteholder. If a Beachwood Place Mall Control Appraisal Period
exists for the Beachwood Place Mall B Note, then the holder of the Beachwood
Place Mall Mortgage Loan will be the Beachwood Place Mall Controlling
Noteholder.

          "Beachwood Place Mall Intercreditor Agreement" means the intercreditor agreement between the initial holder of the Beachwood Place Mall Mortgage Loan, the initial holder of the Beachwood Place Mall B Note and the initial holder of the Beachwood Place Mall C Note.

          "Beachwood Place Mall Mortgage" means the mortgage securing the
Beachwood Place Mall Mortgage Loan, the Beachwood Place Mall B Note and the
Beachwood Place Mall C Note.

          "Beachwood Place Mall Mortgage Loan" means Mortgage Loan No. 1, comprised of an A1 note and an A2 note, each of which is included in the Trust and is secured on a pari passu basis with the other.

          "Beachwood Place Mall Mortgaged Property" means the property mortgaged under the Beachwood Place Mall Mortgage.

          "B Note" means, with respect to any A/B Mortgage Loan, any related subordinated Mortgage Note not included in the Trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related intercreditor agreement, including, collectively, the Beachwood Place Mall B
Note and the Beachwood Place Mall C Note.

          "BSCMI" means Bear Stearns Commercial Mortgage, Inc.

          "BSCMI Loans" means the mortgage loans that were originated or purchased by BSCMI or an affiliate of BSCMI.

          "Certificate Account" means one or more separate accounts established and maintained by the master servicer, the Primary Servicer or any sub-servicer on behalf of the master servicer, pursuant to the Pooling and Servicing
Agreement.

          "Certificate Balance" will equal the then maximum amount that the holder of each Principal Balance Certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the Trust.

          "Certificateholder" or "Holder" means an entity in whose name a certificate is registered in the certificate registrar.

          "Certificate Owner" means an entity acquiring an interest in an offered certificate.

          "Class" means the designation applied to the offered certificates and the private certificates, pursuant to this prospectus supplement.

          "Class A Senior Certificates" means the Class A-1 Certificates, the
Class A-2 Certificates, the Class A-3 Certificates, the Class A-AB Certificates
and the Class A-4 Certificates.

          "Clearstream Bank" means Clearstream Bank, societe anonyme.

          "Closing Date" means on or about August __, 2006.

          "Code" means the Internal Revenue Code of 1986, as amended.

                                      S-174

          "Collection Period" means, with respect to any Distribution Date, the period beginning with the day after the Determination Date in the month preceding such Distribution Date (or, in the case of the first Distribution
Date, the Cut-off Date) and ending with the Determination Date occurring in the month in which such Distribution Date occurs.

          "Compensating Interest" means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest
Shortfalls incurred in respect of the mortgage loans other than Specially
Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such mortgage loans (but not including any B Note, Non-Serviced Companion
Mortgage Loan or Serviced Companion Mortgage Loan) or (y) to the extent that the master servicer did not apply the proceeds from involuntary Principal
Prepayments in accordance with the terms of the related mortgage loan documents, involuntary Principal Prepayments during the related Collection Period over (ii)
the aggregate of Prepayment Interest Excesses incurred in respect of the mortgage loans resulting from Principal Prepayments on the mortgage loans (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced
Companion Mortgage Loan) during the same Collection Period, and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the mortgage loans including REO Properties (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage
Loan), plus any investment income earned on the amount prepaid prior to such
Distribution Date.

          "Compensating Interest Payment" means any payment of Compensating
Interest.

          "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or eminent domain proceedings or any conveyance in lieu or in anticipation of such proceedings with respect to a mortgaged property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such mortgaged property or released to the related borrower in accordance with the terms of the mortgage loan and (if applicable)
its related B Note or Serviced Companion Mortgage Loan. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced
Mortgage Loan will be included in Condemnation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or A/B Mortgage Loan, only an allocable portion of such Condemnation Proceeds will be distributable to the Certificateholders.

          "Constant Default Rate" or "CDR" means a rate that represents an assumed constant rate of default each month, which is expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CDR does not purport to be either an historical description of the default experience of any pool of mortgage loans or a prediction of the anticipated rate of default of any mortgage loans, including the mortgage loans underlying the certificates.

          "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans underlying the certificates.

          "Controlling Class" means the most subordinate Class of Subordinate
Certificates outstanding at any time of determination; provided, however, that if the aggregate Certificate Balance of such Class of certificates is less than
25% of the initial aggregate Certificate Balance of such Class as of the Closing
Date, the Controlling Class will be the next most subordinate Class of
Subordinate Certificates.

          "CPR" - See "Constant Prepayment Rate" above.

          "Cut-off Date" means August 1, 2006. For purposes of the information contained in this prospectus supplement (including the appendices to this prospectus supplement), Scheduled Payments due in August 2006 with respect to mortgage loans not having Due Dates on the first of each month have been deemed received on August 1, 2006, not the actual day which such Scheduled Payments were due.

                                      S-175

          "Cut-off Date Balance" means, with respect to any mortgage loan, such mortgage loan's principal balance outstanding as of its Cut-off Date, after application of all payments of principal due on or before such date, whether or not received determined as described under "Description of the Mortgage
Pool--Additional Mortgage Loan Information" in this prospectus supplement. For purposes of those mortgage loans that have a Due Date on a date other than the first of the month, we have assumed that monthly payments on such mortgage loans are due on the first of the month for purposes of determining their Cut-off Date
Balances.

          "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" means a ratio, expressed as a percentage, of the Cut-off Date Balance of a mortgage loan to the value of the related mortgaged property or properties determined as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information"
in this prospectus supplement.

          "Cut-off Date LTV" - See "Cut-off Date Loan-to-Value."

          "Debt Service Coverage Ratio" or "DSCR" means the ratio of
Underwritable Cash Flow estimated to be produced by the related mortgaged property or properties to the annualized amount of current debt service payable under that mortgage loan, whether or not the mortgage loan has an interest-only period that has not expired as of the Cut-Off Date. See "Description of the
Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

          "Debt Service Coverage Ratio Post IO Period" or "DSCR Post IO Period"
means, with respect to the related mortgage loan that has an interest-only period that has not expired as of the Cut-off Date but will expire prior to maturity, a debt service coverage ratio calculated in the same manner as DSCR except that the amount of the monthly debt service payment considered in the calculation is the amount of the monthly debt service payment that is due in the first month following the expiration of the applicable interest-only period. See
"Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

          "Depositor" means Morgan Stanley Capital I Inc.

          "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 7th day of the month in which such Distribution Date occurs, or, if such day is not a business day, the next preceding business day, and (ii)
the 5th business day prior to the related Distribution Date.

          "Discount Rate" means, for the purposes of the distribution of
Prepayment Premiums or Yield Maintenance Charges, the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

          "Distributable Certificate Interest Amount" means, in respect of any
Class of certificates for any Distribution Date, the sum of:

o    Accrued Certificate Interest in respect of such Class or Classes of certificates for such Distribution Date, reduced (to not less than zero)
     by:

               o    any Net Aggregate Prepayment Interest Shortfalls allocated to such Class or Classes for such Distribution Date; and

               o    Realized Losses and Expense Losses, in each case
                    specifically allocated with respect to such Distribution
                    Date to reduce the Distributable Certificate Interest Amount payable in respect of such Class or Classes in accordance
                    with the terms of the Pooling and Servicing Agreement; plus

o    the portion of the Distributable Certificate Interest Amount for such Class or Classes remaining unpaid as of the close of business on the preceding
     Distribution Date; plus

                                      S-176

o    if the aggregate Certificate Balance is reduced because of a diversion of principal as a result of the reimbursement of non-recoverable Advances out of principal in accordance with the terms of the Pooling and Servicing
     Agreement, and there is a subsequent recovery of amounts applied by the master servicer as recoveries of principal, then an amount generally equal to interest at the applicable Pass-Through Rate that would have accrued and been distributable with respect to the amount that the aggregate
     Certificate Balance was so reduced, which interest will accrue from the date that the related Realized Loss is allocated through the end of the
     Interest Accrual Period related to the Distribution Date on which such amounts are subsequently recovered.

          "Distribution Account" means the distribution account maintained by the paying agent, in accordance with the Pooling and Servicing Agreement.

          "Distribution Date" means the 12th day of each month, or if any such
12th day is not a business day, on the next succeeding business day.

          "Document Defect" means that a mortgage loan is not delivered as and when required, is not properly executed or is defective on its face.

          "DOL Regulation" means the final regulation, issued by the DOL, defining the term "plan assets" which provides, generally, that when a Plan makes an equity investment in another entity, the underlying assets of that entity may be considered plan assets unless exceptions apply (29 C.F.R. Section
2510.3-101).

          "DSCR" - See "Debt Service Coverage Ratio."

          "DTC" means The Depository Trust Company.

          "Due Dates" means dates upon which the related Scheduled Payments are due under the terms of the related mortgage loans or any B Note or Serviced
Companion Mortgage Loan.

          "Eligible Account" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "A-1" by S&P and "F-1" by Fitch, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least AA- by S&P and Fitch (or "A-" by S&P and Fitch so long as the short-term deposit unsecured debt obligations are rated at least
"A-1" by S&P and not less than "F-1" by Fitch), if the deposits are to be held in the account more than 30 days or (ii) a segregated trust account or accounts maintained in the trust department of the trustee, the paying agent or other financial institution having a combined capital and surplus of at least
$50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), or (iii)
an account or accounts of a depository institution acceptable to each rating agency, as evidenced by confirmation that the use of any such account as the
Certificate Account or the Distribution Account will not cause a downgrade, withdrawal or qualification of the then current ratings of any Class of certificates. Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Wells Fargo Bank, National Association, a wholly-owned subsidiary of Wells
Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "A-1" in the case of S&P and "F-1" in the case of Fitch, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "AA-" (or "A" (without regard to any plus or minus), if the short-term unsecured debt obligations are rated at least "A-1")
in the case of S&P and at least "A+" in the case of Fitch, if the deposits are to be held in the account for more than 30 days.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

          "Escrow Account" means one or more custodial accounts established and maintained by the master servicer (or the Primary Servicer on its behalf)
pursuant to the Pooling and Servicing Agreement.

          "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear system.

                                      S-177

          "Event of Default" means, with respect to the master servicer under the Pooling and Servicing Agreement, any one of the following events:

o    any failure by the master servicer to remit to the paying agent any payment required to be remitted by the master servicer under the terms of the
     Pooling and Servicing Agreement, including any required Advances;

o    any failure by the master servicer to make a required deposit to the
     Certificate Account which continues unremedied for one business day following the date on which such deposit was first required to be made;

o    any failure on the part of the master servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of the master servicer contained in the Pooling and Servicing
     Agreement (other than with respect to the duties described under
     "Description of the Offered Certificates - Evidence as to Compliance" in
     this prospectus supplement or certain other reporting duties imposed on it for purposes of compliance with Regulation AB and the Securities Exchange
     Act of 1934 of which the failure to perform may be an Event of Default in accordance with the last paragraph of this definition of Event of Default), which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the Depositor or the trustee;
     provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the master servicer to cure such failure; provided, further that such cure period may not exceed 90 days;

o    any breach of the representations and warranties of the master servicer in the Pooling and Servicing Agreement that materially and adversely affects the interest of any holder of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied shall have been given to the master servicer by the Depositor or the trustee, provided, however, that if the master servicer certifies to the trustee and the Depositor that the master servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the master servicer to cure such breach; provided, further that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

o    the master servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of its property;

o    the master servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the master servicer is removed from S&P's Select Servicer List as a U.S.
     Commercial Mortgage Master Servicer and is not reinstated within 60 days and the ratings then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal;

o    the trustee shall receive notice from Fitch to the effect that the continuation of the master servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any Class of certificates; or

                                      S-178

o    the master servicer has been downgraded to a servicer rating level below
     CMS3, or its then equivalent, by Fitch.

          Under certain circumstances, the failure by a party to the Pooling and
Servicing Agreement or a primary servicing agreement or sub-servicing agreement to perform its duties described under "Description of the Offered Certificates -
Evidence as to Compliance" in this prospectus supplement, or to perform certain other reporting duties imposed on it for purposes of compliance with Regulation
AB and the Securities Exchange Act of 1934, will constitute an event of default that entitles the Depositor or another party to terminate that defaulting party.
In some circumstances, such an event of default may be waived by the Depositor in its sole discretion.

          "Excess Interest" means, in respect of each ARD Loan that does not repay on its Anticipated Repayment Date, the excess, if any, of interest accrued on such mortgage loan at the Revised Rate over interest accrued on such mortgage loan at the Initial Rate, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

          "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account will not be an asset of any REMIC Pool.

          "Excess Liquidation Proceeds" means the excess of (i) proceeds from the sale or liquidation of a mortgage loan or related REO Property, net of expenses over (ii) the amount that would have been received if a prepayment in full had been made with respect to such mortgage loan (or, in the case of an REO
Property related to an A/B Mortgage Loan, a prepayment in full had been made with respect to both the related A Note and B Note or, in the case of an REO
Property related to a Loan Pair, a prepayment in full had been made with respect to both the Serviced Pari Passu Mortgage Loan and the Serviced Companion
Mortgage Loan) on the date such proceeds were received plus accrued and unpaid interest with respect to that mortgage loan and any and all expenses with respect to that mortgage loan. In the case of a Serviced Pari Passu Mortgage
Loan, Excess Liquidation Proceeds means only the pro rata share of such proceeds that are allocable to the Trust.

          "Excess Servicing Fee" means an additional fee payable to Wells Fargo that accrues at the Excess Servicing Fee Rate, which is assignable and non-terminable.

          "Excess Servicing Fee Rate" means an amount per annum which is payable each month with respect to certain mortgage loans in connection with the Excess
Servicing Fee. The Excess Servicing Fee Rate will range, on a loan-by-loan basis, from 0.00% per annum to 0.14% per annum.

          "Exemptions" means the individual prohibited transaction exemptions relating to pass-through certificates and the operation of asset pool investment trusts granted by the DOL to the Underwriters, as amended.

          "Expense Losses" means, among other things:

o    any interest paid to the master servicer, special servicer or the trustee in respect of unreimbursed Advances on the mortgage loans;

o    all Special Servicer Compensation payable to the special servicer from amounts that are part of the Trust;

o    other expenses of the Trust, including, but not limited to, specified reimbursements and indemnification payments to the trustee, the paying agent and certain related persons, specified reimbursements and indemnification payments to the Depositor, the master servicer, the special servicer, the Primary Servicer and certain related persons, specified taxes payable from the assets of the Trust, the costs and expenses of any tax audits with respect to the Trust and other tax-related expenses, rating agency fees not recovered from the borrower, amounts expended on behalf of the Trust to remediate an adverse environmental condition and the cost of various opinions of counsel required to be obtained in connection with the servicing of the mortgage loans and administration of the Trust; and

                                      S-179

o    any other expense of the Trust not specifically included in the calculation of Realized Loss for which there is no corresponding collection from the borrower.

          "Financial Market Publishers" means TREPP, LLC and Intex Solutions,
Inc., or any successor entities thereof.

          "Fitch" means Fitch, Inc.

          "401(c) Regulations" means the final regulations issued by the DOL under Section 401(c) of ERISA clarifying the application of ERISA to Insurance
Company General Accounts.

          "Initial Pool Balance" means the aggregate Cut-off Date Balance of
$1,613,840,193.

          "Initial Rate" means, with respect to any mortgage loan, the mortgage rate in effect as of the Cut-off Date for such mortgage loan.

          "Insurance Proceeds" means all amounts paid by an insurer under an insurance policy in connection with a mortgage loan, Serviced Companion Mortgage
Loan or B Note, other than amounts required to be paid to the related borrower pursuant to law. With respect to the mortgaged property or properties securing any Non-Serviced Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Insurance
Proceeds, and with respect to the mortgaged property or properties securing any
Loan Pair or A/B Mortgage Loan, only an allocable portion of such Insurance
Proceeds will be distributable to the Certificateholders.

          "Interest Accrual Period" means, for each class of REMIC Regular
Certificates and each Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

          "Interest Only Certificates" means the Class X Certificates.

          "Interest Reserve Account" means an account that the master servicer has established and will maintain for the benefit of the holders of the certificates.

          "Interest Reserve Amount" means all amounts deposited in the Interest
Reserve Account with respect to Scheduled Payments due in any applicable January and February.

          "Interest Reserve Loan" - See "Non-30/360 Loan" below.

          "Liquidation Fee" means 1.00% of the related Liquidation Proceeds and/or any Condemnation Proceeds and Insurance Proceeds received by the Trust in connection with a Specially Serviced Mortgage Loan or related REO Property (net of any expenses). For the avoidance of doubt, a Liquidation Fee will be payable in connection with a repurchase of an A Note by the holder of the related B Note only to the extent set forth in the related intercreditor agreement.

          "Liquidation Proceeds" means proceeds from the sale or liquidation
(provided that for the purposes of calculating Liquidation Fees, Liquidation
Proceeds shall not include any proceeds from a repurchase of a mortgage loan by a mortgage loan seller due to a Material Breach of a representation or warranty or Material Document Defect) of a mortgage loan, Serviced Companion Mortgage
Loan or B Note or related REO Property, net of liquidation expenses. With respect to the mortgaged property or properties securing any Non-Serviced
Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan will be included in Liquidation Proceeds, and with respect to the mortgaged property or properties securing any Loan Pair or
A/B Mortgage Loan, only an allocable portion of such Liquidation Proceeds will be distributable to the Certificateholders.

          "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related
Serviced Companion Mortgage Loan, collectively.

                                      S-180

          "Lock-out Period" means the period during which voluntary Principal
Prepayments are prohibited.

          "MAI" means Member of the Appraisal Institute.

          "Master Servicer Remittance Date" means, in each month, the business day preceding the Distribution Date.

          "Master Servicing Fee" means the monthly amount, based on the Master
Servicing Fee Rate, to which the master servicer is entitled in compensation for servicing the mortgage loans, any Serviced Companion Mortgage Loan and any B
Note. Notwithstanding the foregoing, no Master Servicing Fee will be payable with respect to the Beachwood Place Mall B Note or the Beachwood Place Mall C
Note, or otherwise be allocable to the Beachwood Place Mall B Note or the
Beachwood Place Mall C Note, or the Trust with respect to the Beachwood Place
Mall B Note or the Beachwood Place Mall C Note.

          "Master Servicing Fee Rate" means the rate per annum payable each month with respect to a mortgage loan (other than, in certain cases, the
Non-Serviced Mortgage Loans), any Serviced Companion Mortgage Loan and any B
Note in connection with the Master Servicing Fee as set forth in the Pooling and
Servicing Agreement. The Master Servicing Fee Rate for Wells Fargo Bank,
National Association will range, on a loan-by-loan basis, from 0.02% per annum to 0.11% per annum.

          "Material Breach" means a breach of any of the representations and warranties that (a) materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the breach materially and adversely affects the value of the mortgage loan and (ii)
the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated
Mortgage Loan.

          "Material Document Defect" means a Document Defect that either (a)
materially and adversely affects the interests of the holders of the certificates in the related mortgage loan, or (b) both (i) the Document Defect materially and adversely affects the value of the mortgage loan and (ii) the mortgage loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage
Loan.

          "Money Term" means, with respect to any mortgage loan, Serviced
Companion Mortgage Loan or B Note, the stated maturity date, mortgage rate, principal balance, amortization term or payment frequency or any provision of the mortgage loan requiring the payment of a Prepayment Premium or Yield
Maintenance Charge (but does not include late fee or default interest provisions).

          "Moody's" means Moody's Investors Service, Inc.

          "Mortgage File" means the following documents, among others:

o    the original mortgage note (or lost note affidavit), endorsed (without recourse) in blank or to the order of the trustee;

o    the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    the original or a copy of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of such document(s), in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

o    an assignment of each related mortgage in blank or in favor of the trustee, in recordable form;

                                      S-181

o    an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the mortgage) in blank or in favor of the trustee, in recordable form;

o    an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a binder, commitment for title insurance or a preliminary title report); and

o    when relevant, the related ground lease or a copy of it.

          "Mortgage Loan Purchase Agreement" means each of the agreements entered into between the Depositor and the respective mortgage loan seller, as the case may be.

          "Mortgage Pool" means the one hundred sixty-two (162) mortgage loans with an aggregate principal balance, as of the Cut-off Date, of approximately
$1,613,840,193, which may vary on the Closing Date by up to 5%.

          "MSMC" means Morgan Stanley Mortgage Capital Inc.

          "MSMC Loans" means the mortgage loans that were originated or purchased by MSMC.

          "Net Aggregate Prepayment Interest Shortfall" means, for the related
Distribution Date, the aggregate of all Prepayment Interest Shortfalls incurred in respect of the mortgage loans other than Specially Serviced Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest
Excesses collected on such mortgage loans during such Collection Period nor covered by a Compensating Interest Payment paid by the master servicer.

          "Net Mortgage Rate" means, in general, with respect to any mortgage loan, a per annum rate equal to the related mortgage rate (excluding any default interest or any rate increase occurring after an Anticipated Repayment Date)
minus the related Administrative Cost Rate; provided that, for purposes of calculating the Pass-Through Rate for each class of REMIC Regular Certificates from time to time, the Net Mortgage Rate for any mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan subsequent to the Closing Date. In addition, because the certificates accrue interest on the basis of a 360-day year consisting of twelve
30-day months, when calculating the Pass-Through Rate for each Class of certificates for each Distribution Date, the Net Mortgage Rate on a Non-30/360
Loan will be the annualized rate at which interest would have to accrue on the basis of a 360-day year consisting of twelve 30-day months in order to result in the accrual of the aggregate amount of net interest actually accrued (exclusive of default interest or Excess Interest). However, with respect to each
Non-30/360 Loan:

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in January of each year (other than a leap year) and
     February of each year will be adjusted to take into account the applicable one day's interest included in the Interest Reserve Amount; and

o    the Net Mortgage Rate that would otherwise be in effect for purposes of the
     Scheduled Payment due in March of each year (or January or February if the related Distribution Date is the final Distribution Date) will be adjusted to take into account the related withdrawal from the Interest Reserve
     Account for the preceding January, if applicable, and February.

          "Net Operating Income" or "NOI" means historical net operating income for a mortgaged property for the annual or other period specified (or ending on the "NOI Date" specified), and generally consists of revenue derived from the use and operation of the mortgaged property, consisting primarily of rental income (and in the case of residential cooperative mortgage loans, assuming that the property was operated as a rental property), less the sum of (a) operating expenses (such as utilities, administrative expenses, management fees and advertising) and (b) fixed expenses, such as insurance, real estate taxes
(except in the case of certain mortgage loans included in the Trust, where the related borrowers are exempted from real estate taxes and assessments) and, if applicable, ground lease payments. Net operating income generally does not reflect (i.e. it does not deduct for) capital expenditures,

                                      S-182

including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

          "Non-Serviced Companion Mortgage Loan" means a loan not included in the Trust that is generally payable on a pari passu basis with the related
Non-Serviced Mortgage Loan. There are no Non-Serviced Companion Mortgage Loans
related to the Trust.

          "Non-Serviced Mortgage Loan" means a mortgage loan included in the
Trust but serviced under another agreement. There are no Non-Serviced Mortgage
Loans related to the Trust.

          "Non-Serviced Mortgage Loan B Note" means any related note subordinate in right of payment to a Non-Serviced Mortgage Loan. There are no Non-Serviced
Mortgage Loan B Notes related to the Trust.

          "Non-Serviced Mortgage Loan Group" means a loan group comprised of
Non-Serviced Mortgage Loans, Non-Serviced Companion Mortgage Loans, and/or
Non-Serviced Mortgage Loan B Notes. There are no Non-Serviced Mortgage Loan
Groups related to the Trust.

          "Non-Serviced Mortgage Loan Master Servicer" means the applicable
"master servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

          "Non-Serviced Mortgage Loan Mortgage" means the mortgage securing a
Non-Serviced Mortgage Loan.

          "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means a pooling and servicing agreement under which a Non-Serviced Mortgage Loan is serviced.

          "Non-Serviced Mortgage Loan Special Servicer" means the applicable
"special servicer" under the related Non-Serviced Mortgage Loan Pooling and
Servicing Agreement.

          "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee"
under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          "Non-30/360 Loan" or "Interest Reserve Loan" means a mortgage loan that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months.

          "Notional Amount" means the notional principal amount of the Class X
Certificates, which will be based upon the outstanding principal balance of the
Principal Balance Certificates outstanding from time to time.

          "OID" means original issue discount.

          "Operating Adviser" means that entity appointed by the holders of a majority of the Controlling Class which will have the right to receive notification from, and in specified cases to direct, the special servicer in regard to specified actions; provided, that, with respect to an A/B Mortgage
Loan, a holder of the related B Note, will, to the extent set forth in the related intercreditor agreement, instead be entitled to the rights and powers granted to the Operating Adviser under the Pooling and Servicing Agreement to the extent such rights and powers relate to the related A/B Mortgage Loan (but only so long as the holder of the related B Note is the directing holder or controlling holder, as defined in the related Intercreditor Agreement). The initial Operating Adviser will be ARCap REIT, Inc., an affiliate of the special servicer.

          "Option" means the option to purchase from the Trust any defaulted mortgage loan, as described under "Servicing of the Mortgage Loans--Sale of
Defaulted Mortgage Loans," in this prospectus supplement.

          "P&I Advance" means the amount of any Scheduled Payments or Assumed
Scheduled Payment (net of the related Master Servicing Fees, Excess Servicing
Fees, Primary Servicing Fees and other servicing fees payable from such
Scheduled Payments or Assumed Scheduled Payments), other than any Balloon
Payment, advanced on the mortgage loans that are delinquent as of the close of business on the preceding Determination Date.

                                      S-183

          "Pari Passu Loan Servicing Fee" means the monthly amount, based on the
Pari Passu Loan Servicing Fee Rate, paid as compensation for the servicing of the applicable Non-Serviced Mortgage Loan.

          "Pari Passu Loan Servicing Fee Rate" means the servicing fee rate applicable to any Non-Serviced Mortgage Loan pursuant to its related
Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          "Participants" means DTC's participating organizations.

          "Parties in Interest" means persons who have specified relationships to Plans ("parties in interest" under ERISA or "disqualified persons" under
Section 4975 of the Code).

          "Pass-Through Rate" means the rate per annum at which any Class of certificates (other than the Residual Certificates) accrues interest.

          "PCFII" means Principal Commercial Funding II, LLC.

          "PCFII Loans" means the mortgage loans that were originated for PCFII by its affiliates.

          "Percentage Interest" will equal, as evidenced by any certificate in the Class to which it belongs, a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional
Amount, as the case may be, of such certificate as set forth on the face of the certificate, and the denominator of which is equal to the initial aggregate
Certificate Balance or Notional Amount, as the case may be, of such Class.

          "Percent Leased" means the percentage of square feet or units, as the case may be, of a mortgaged property that was occupied or leased or, in the case of hospitality properties, average units so occupied over a specified period, as of a specified date (identified on Appendix II to this prospectus supplement as the "Percent Leased as of Date"), as specified by the borrower or as derived from the mortgaged property's rent rolls, operating statements or appraisals or as determined by a site inspection of such mortgaged property. Such percentage includes tenants which have executed a lease to occupy such mortgaged property even though the applicable tenant has not taken physical occupancy.

          "Permitted Cure Period" means, for the purposes of any Material
Document Defect or Material Breach in respect of any mortgage loan, the 90-day period immediately following the earlier of the discovery by the related mortgage loan seller or receipt by the related mortgage loan seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period and such Document Defect or Material Breach would not cause the mortgage loan to be other than a "qualified mortgage", but the related mortgage loan seller is diligently attempting to effect such correction or cure, then the applicable
Permitted Cure Period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the mortgage loan is then a
Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in the second and fifth bullet points of the definition of Specially Serviced Mortgage Loan and (y) the
Document Defect was identified in a certification delivered to the related mortgage loan seller by the trustee in accordance with the Pooling and Servicing
Agreement.

          "Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Schedule A to this prospectus supplement.

          "Plans" means (a) employee benefit plans as defined in Section 3(3) of
ERISA that are subject to Title I of ERISA, (b) plans as defined in Section 4975 of the Code that are subject to Section 4975 of the Code, (c) any other retirement plan or employee benefit plan or arrangement subject to applicable federal, state or local law materially similar to the foregoing provisions of
ERISA and the Code, and (d) entities whose underlying assets include plan assets by reason of a plan's investment in such entities.

          "Pooling and Servicing Agreement" means the Pooling and Servicing
Agreement, dated as of August 1, 2006, between Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master

                                      S-184

servicer, ARCap Servicing, Inc., as special servicer, LaSalle Bank National
Association, as trustee and Wells Fargo Bank, National Association, as paying agent, certificate registrar and authenticating agent.

          "Prepayment Interest Excess" means, in the case of a mortgage loan in which a full or partial Principal Prepayment or a Balloon Payment is made during any Collection Period after the Due Date for such mortgage loan, the amount of interest which accrues on the amount of such Principal Prepayment or Balloon
Payment that exceeds the corresponding amount of interest accruing on the certificates. The amount of the Prepayment Interest Excess in any such case will generally equal the interest that accrues on the mortgage loan from such Due
Date to the date such payment was made, net of the Trustee Fee, the Master
Servicing Fee, the Primary Servicing Fee, the Pari Passu Loan Servicing Fee (in
the case of any Non-Serviced Mortgage Loan), the Excess Servicing Fee and, if
the related mortgage loan is a Specially Serviced Mortgage Loan, net of the
Special Servicing Fee.

          "Prepayment Interest Shortfall" means, a shortfall in the collection of a full month's interest for any Distribution Date and with respect to any mortgage loan as to which the related borrower has made a full or partial
Principal Prepayment (or a Balloon Payment) during the related Collection
Period, and the date such payment was made occurred prior to the Due Date for such mortgage loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). Such a shortfall arises because the amount of interest (net of the Master Servicing
Fee, the Primary Servicing Fee, the Excess Servicing Fee, the Pari Passu Loan
Servicing Fee (in the case of any Non-Serviced Mortgage Loan) and the Trustee
Fee that accrues on the amount of such Principal Prepayment or Balloon Payment will be less than the corresponding amount of interest accruing on the
Certificates. In such a case, the Prepayment Interest Shortfall will generally equal the excess of:

o    the aggregate amount of interest that would have accrued at the Net
     Mortgage Rate (less the Special Servicing Fee, if the related mortgage loan is a Specially Serviced Mortgage Loan) on the Scheduled Principal Balance
     of such mortgage loan if the mortgage loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made, over

o    the aggregate interest that did so accrue through the date such payment was made (net of the Master Servicing Fee, the Primary Servicing Fee, the
     Excess Servicing Fee, the Pari Passu Loan Servicing Fee payable in connection with any Non-Serviced Mortgage Loan, the Special Servicing Fee,
     if the related mortgage loan is a Specially Serviced Mortgage Loan, and the
     Trustee Fee).

          "Prepayment Premium" means, with respect to any mortgage loan,
Serviced Companion Mortgage Loan or B Note for any Distribution Date, prepayment premiums and charges, if any, received during the related Collection Period in connection with Principal Prepayments on such mortgage loan, Serviced Companion
Mortgage Loan or B Note.

          "Primary Servicer" means Principal Global Investors, LLC.

          "Primary Servicing Fee" means the monthly amount, based on the Primary
Servicing Fee Rate, paid as compensation for the primary servicing of the mortgage loans.

          "Primary Servicing Fee Rate" means an amount per annum set forth in the Pooling and Servicing Agreement, which is payable each month with respect to a mortgage loan in connection with the Primary Servicing Fee. The primary servicing fee rate for each of Principal Global Investors, LLC and Wells Fargo
Bank, National Association is 0.01% per annum.

          "Principal Balance Certificates" means, upon initial issuance, the
Class A-1, Class A-2, Class A-3, Class A-AB, Class A-4, Class A-M, Class A-J,
Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class O and Class P Certificates.

          "Principal Distribution Amount" equals, in general, for any
Distribution Date, the aggregate of the following:

                                      S-185

o    the principal portions of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the mortgage loans and any REO mortgage loans (but not in respect of any
     Serviced Companion Mortgage Loan or B Note or, in either case, its respective successor REO mortgage loan) for their respective Due Dates occurring during the related Collection Period; and

o    all payments (including Principal Prepayments and the principal portion of
     Balloon Payments (but not in respect of any Serviced Companion Mortgage
     Loan or B Note or, in either case, its respective successor REO mortgage loan)) and other collections (including Liquidation Proceeds (other than the portion, if any, constituting Excess Liquidation Proceeds),
     Condemnation Proceeds, Insurance Proceeds and REO Income (each as defined in this prospectus supplement) and proceeds of mortgage loan repurchases)
     that were received on or in respect of the mortgage loans (but not in respect of any Serviced Companion Mortgage Loan or B Note) during the related Collection Period and that were identified and applied by the master servicer as recoveries of principal.

          The following amounts shall generally reduce the Principal
Distribution Amount to the extent applicable:

o    if any Advances previously made in respect of any mortgage loan that becomes the subject of a workout are not fully repaid at the time of that workout, then those Advances (and advance interest thereon) are reimbursable from amounts allocable to principal received with respect to the Mortgage Pool during the Collection Period for the related Distribution
     Date, and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections during that Collection Period
     (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered on the related mortgage loan, such recoveries will increase the Principal Distribution Amount for the distribution date following the Collection Period in which the subsequent recovery occurs); and

o    if any advance previously made in respect of any mortgage loan is determined to be nonrecoverable, then that advance (unless the applicable party entitled to the reimbursement elects to defer all or a portion of the reimbursement as described in this prospectus supplement) will be reimbursable (with advance interest thereon) first from amounts allocable to principal received with respect to the Mortgage Pool during the
     Collection Period for the related Distribution Date (prior to reimbursement from other collections) and the Principal Distribution Amount will be reduced (to not less than zero) by any of those Advances (and advance interest thereon) that are reimbursed from such principal collections on the Mortgage Pool during that Collection Period (provided that if any of those amounts that were reimbursed from such principal collections are subsequently recovered (notwithstanding the nonrecoverability determination) on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the distribution date following the
     Collection Period in which the subsequent recovery occurs).

          "Principal Prepayments" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, Serviced Companion Mortgage Loan or
B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion
Mortgage Loan or B Note in advance of its scheduled Due Date.

          "PTCE" means a DOL Prohibited Transaction Class Exemption.

          "Purchase Price" means that amount at least equal to the unpaid principal balance of such mortgage loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period in which the purchase or liquidation occurs and the amount of any expenses related to such mortgage loan and any related B Note, Serviced Companion Mortgage Loan or REO Property (including any unreimbursed Servicing Advances, Advance Interest related to such mortgage loan and any related B Note or Serviced Companion
Mortgage Loan, and also includes the amount of any Servicing Advances (and interest thereon) that were reimbursed from principal collections on the
Mortgage Pool and not subsequently recovered from the related mortgagor), and any Special Servicing Fees and Liquidation Fees paid with respect to the mortgage loan and/or (if applicable) its related B Note or any related Serviced
Companion Mortgage Loan that are reimbursable to the master servicer, the special servicer or the trustee, plus if such mortgage loan is being repurchased or substituted for by a seller pursuant to the related

                                      S-186

Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Primary Servicer, the master servicer, the special servicer, the
Depositor or the trustee in respect of the Material Breach or Material Document
Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included above).

          "Qualifying Substitute Mortgage Loan" means a mortgage loan having the characteristics required in the Pooling and Servicing Agreement and otherwise satisfying the conditions set forth therein and for which the Rating Agencies have confirmed in writing that such mortgage loan would not result in a withdrawal, downgrade or qualification of the then current ratings on the certificates.

          "Rated Final Distribution Date" means the first Distribution Date that follows by at least 60 months the end of the amortization term of the ARD Loan that, as of the Cut-off Date, has the longest remaining amortization term.

          "Rating Agencies" means Fitch and S&P.

          "Realized Losses" means losses arising from the inability of the trustee, master servicer or the special servicer to collect all amounts due and owing under any defaulted mortgage loan, including by reason of any modifications to the terms of a mortgage loan, bankruptcy of the related borrower or a casualty of any nature at the related mortgaged property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated mortgage loan or related REO Property, will generally equal the excess, if any, of:

o    the outstanding principal balance of such mortgage loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related mortgage rate, over

o    the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation, net of any portion of such liquidation proceeds that is payable or reimbursable in respect of related liquidation and other servicing expenses to the extent not already included in Expense
     Losses.

          If the mortgage rate on any mortgage loan is reduced or a portion of the debt due under any mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the resulting reduction in interest paid and the principal amount so forgiven, as the case may be, also will be treated as a Realized Loss. Any reimbursements of Advances determined to be nonrecoverable (and interest on such
Advances) that are made in any Collection Period from collections of principal that would otherwise be included in the Principal Distribution Amount for the related Distribution Date, will generally create a deficit (or increase an otherwise-existing deficit) between the aggregate principal balance of the
Mortgage Pool and the total principal balance of the certificates on the succeeding Distribution Date. The related reimbursements and payments made during any Collection Period will therefore result in the allocation of those amounts as Realized Losses (in reverse sequential order in accordance with the loss allocation rules described in this prospectus supplement) to reduce principal balances of the Principal Balance Certificates on the Distribution
Date for that Collection Period.

          "Record Date" means, with respect to each Class of offered certificates for each Distribution Date, the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs.

          "Regulation AB" means Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed
Securities, Securities Act Release No. 33-8518, 70 Red. Reg. 1,506, 1,531 (Jan.
7, 2005)) or by the staff of the Commission, or as may be provided by the
Commission or its staff from time to time.

          "Rehabilitated Mortgage Loan" means a Specially Serviced Mortgage Loan for which (a) three consecutive Scheduled Payments have been made, in the case of any such mortgage loan, Serviced Companion Mortgage Loan or B Note that was modified, based on the modified terms, or a complete defeasance shall have occurred, (b) no other Servicing Transfer Event has occurred and is continuing with respect to such mortgage loan and (c) the Trust has been reimbursed for all costs incurred as a result of the occurrence of the Servicing Transfer Event or such

                                      S-187

amounts have been forgiven. An A Note will not constitute a Rehabilitated
Mortgage Loan unless its related B Note would also constitute a Rehabilitated
Mortgage Loan. A B Note will not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A
Serviced Pari Passu Mortgage Loan will not constitute a Rehabilitated Mortgage
Loan unless the related Serviced Companion Mortgage Loan would also constitute a
Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan will not constitute a Rehabilitated Mortgage Loan unless the related Serviced Pari Passu
Mortgage Loan would also constitute a Rehabilitated Mortgage Loan.

          "REMIC" means a "real estate mortgage investment conduit," within the meaning of Section 860D(a) of the Code.

          "REMIC Regular Certificates" means the Senior Certificates and the
Subordinate Certificates.

          "REO Income" means the income received in connection with the operation of an REO Property, net of certain expenses specified in the Pooling and Servicing Agreement. With respect to any Non-Serviced Mortgage Loan (if the applicable Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the mortgaged property or properties securing such Non-Serviced Mortgage Loan
Mortgage), the REO Income shall include only the portion of such net income that is payable to the holder of such Non-Serviced Mortgage Loan, and with respect to any Loan Pair or A/B Mortgage Loan, only an allocable portion of such REO Income will be distributable to the Certificateholders.

          "REO Property" means any mortgaged property acquired on behalf of the
Certificateholders in respect of a defaulted mortgage loan through foreclosure, deed in lieu of foreclosure or otherwise.

          "REO Tax" means a tax on "net income from foreclosure property" within the meaning of the REMIC provisions of the Code.

          "Reserve Account" means an account in the name of the paying agent for the deposit of any Excess Liquidation Proceeds.

          "Residual Certificates" means the Class R-I Certificates, the Class
R-II Certificates and the Class R-III Certificates.

          "Revised Rate" means, with respect to any mortgage loan, a fixed rate per annum equal to the Initial Rate plus a specified percentage.

          "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

          "Scheduled Payment" means, in general, for any mortgage loan, Serviced
Companion Mortgage Loan or B Note on any Due Date, the amount of the scheduled payment of principal and interest, or interest only, due thereon on such date, taking into account any waiver, modification or amendment of the terms of such mortgage loan, Serviced Companion Mortgage Loan or B Note subsequent to the
Closing Date, whether agreed to by the special servicer or occurring in connection with a bankruptcy proceeding involving the related borrower.

          "Scheduled Principal Balance" means, in respect of any mortgage loan,
Serviced Companion Mortgage Loan, Loan Pair, B Note or REO mortgage loan on any
Distribution Date will generally equal its Cut-off Date Balance, as defined above (less any principal amortization occurring on or prior to the Cut-off
Date), reduced, to not less than zero, by:

o    any payments or other collections of principal, or Advances in lieu of such payments or collections, on such mortgage loan that have been collected or received during any preceding Collection Period, other than any Scheduled
     Payments due in any subsequent Collection Period; and

                                      S-188

o    the principal portion of any Realized Loss and Expense Loss incurred in respect of such mortgage loan during any preceding Collection Period.

          "Senior Certificates" means the Class A Senior Certificates and the
Class X Certificates.

          "Serviced Companion Mortgage Loan" means a loan not included in the
Trust but serviced pursuant to the Pooling and Servicing Agreement and secured on a pari passu basis with the related Serviced Pari Passu Mortgage Loan. There are no Serviced Companion Mortgage Loans related to the Trust.

          "Serviced Pari Passu Mortgage Loan" means a mortgage loan included in the Trust that is serviced under the Pooling and Servicing Agreement and secured by a mortgaged property that secures one or more other loans on a pari passu basis that are not included in the Trust. There are no Serviced Pari Passu
Mortgage Loans related to the Trust.

          "Servicing Advances" means, in general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the master servicer in connection with the servicing of a mortgage loan after a default, whether or not a payment default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

          "Servicing Function Participant" means any person, other than the master servicer and the special servicer, that, within the meaning of Item 1122 of Regulation AB, is performing activities that address the servicing criteria set forth in Item 1122(d) of Regulation AB, unless such person's activities relate only to 5% or less of the mortgage loans based on the principal balance of the mortgage loans.

          "Servicing Standard" means with respect to the master servicer or the special servicer, as the case may be, to service and administer the mortgage loans (and any Serviced Companion Mortgage Loan and any B Note, but not any
Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to the Pooling and Servicing Agreement on behalf of the trustee and in the best interests of and for the benefit of the Certificateholders (and, in the case of any Serviced Companion Mortgage Loan or any B Note, the related holder of such Serviced Companion Mortgage Loan or B Note, as applicable) as a collective whole (as determined by the master servicer or the special servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans, any Serviced Companion Mortgage Loan and any B Note and any related intercreditor or co-lender agreement and, to the extent consistent with the foregoing, further as follows:

o    with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO Property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible under the Pooling and Servicing Agreement;

o    with a view to the timely collection of all Scheduled Payments of principal and interest under the mortgage loans, any Serviced Companion Mortgage Loan and any B Note or, if a mortgage loan, any Serviced Companion Mortgage Loan or B Note comes into and continues in default and if, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery of principal and interest on such mortgage loan to the
     Certificateholders (as a collective whole) (or in the case of any A/B
     Mortgage Loan and its related B Note or a Loan Pair, the maximization of recovery thereon of principal and interest to the Certificateholders and the holder of the related B Note or the Serviced Companion Mortgage Loan, as applicable, all taken as a collective whole) on a net present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the rate determined by the special servicer but in any event not less than (i) the related Net
     Mortgage Rate, in the case of the mortgage loans (other than any A Note or
     Serviced Pari Passu Mortgage Loan), or (ii) the weighted average of the mortgage rates on the related A Note and B Note, in the case of any A/B
     Mortgage Loan, and on the Serviced Pari Passu Mortgage Loan and the related
     Serviced Companion Mortgage Loan, in the case of a Loan Pair); and without regard to:

                                      S-189

          i.   any other relationship that the master servicer or the special servicer, as the case may be, or any of their affiliates may have with the related borrower;

          ii.  the ownership of any certificate or any interest in any Serviced
               Companion Mortgage Loan, any Non-Serviced Companion Mortgage
               Loan, any B Note or any mezzanine loan related to a mortgage loan by the master servicer or the special servicer, as the case may be, or any of their affiliates;

          iii. the master servicer's obligation to make Advances;

          iv.  the right of the master servicer (or any of their affiliates) or the special servicer, as the case may be, to receive
               reimbursement of costs, or the sufficiency of any compensation payable to it, under the Pooling and Servicing Agreement or with respect to any particular transaction; and

          v.   any obligation of the master servicer (or any of its affiliates)
               to repurchase any mortgage loan from the Trust.

          "Servicing Transfer Event" means an instance where an event has occurred that has caused a mortgage loan (other than a Non-Serviced Mortgage
Loan), a Serviced Companion Mortgage Loan or a B Note to become a Specially
Serviced Mortgage Loan. If a Servicing Transfer Event occurs with respect to any
A Note, it will be deemed to have occurred also with respect to the related B
Note; provided, however, that if a Servicing Transfer Event would otherwise have occurred with respect to an A Note, but has not so occurred solely because the holder of the related B Note has exercised its cure rights under the related intercreditor agreement, a Servicing Transfer Event will not occur with respect to the related A/B Mortgage Loan. If a Servicing Transfer Event occurs with respect to any B Note, it will be deemed to have occurred also with respect to the related A Note. If a Servicing Transfer Event occurs with respect to a
Serviced Pari Passu Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer
Event occurs with respect to a Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Serviced Pari Passu
Mortgage Loan. Under any applicable Non-Serviced Mortgage Loan Pooling and
Servicing Agreement, if a Servicing Transfer Event occurs with respect to a
Non-Serviced Companion Mortgage Loan, it will be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

          "Specially Serviced Mortgage Loan" means the following:

o    any mortgage loan (other than an A/B Mortgage Loan), Serviced Companion
     Mortgage Loan or B Note as to which a Balloon Payment is past due, and the master servicer has determined that payment is unlikely to be made on or before the 60th day succeeding the date the Balloon Payment was due, or any other payment is more than 60 days past due or has not been made on or before the second Due Date following the date such payment was due;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, to the master servicer's knowledge, the borrower has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of or relating to such borrower or to all or substantially all of its property, or the borrower has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the mortgaged property;

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the master servicer has knowledge of a default (other than a failure by the related borrower to pay principal or interest) which, in the judgment of the master servicer, materially and adversely affects the interests of the
     Certificateholders or the holder of the related B Note or Serviced
     Companion Mortgage Loan and which has occurred and remains

                                      S-190

     unremedied for the applicable grace period specified in such mortgage loan
     (or, if no grace period is specified, 60 days);

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which the borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations; or

o    any mortgage loan, Serviced Companion Mortgage Loan or B Note as to which, in the judgment of the master servicer, (a) (other than with respect to any
     A/B Mortgage Loan), a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the master servicer is reasonably likely to materially and adversely affect the interests of the
     Certificateholders or the holder of the related B Note or Serviced
     Companion Mortgage Loan (as the case may be).

          "Special Servicer Compensation" means such fees payable to the special servicer, collectively, including the Special Servicing Fee, the Workout Fee, the Liquidation Fee and any other fees payable to the special servicer pursuant to the Pooling and Servicing Agreement.

          "Special Servicer Event of Default" means, with respect to the special servicer under the Pooling and Servicing Agreement, any one of the following events:

o    any failure by the special servicer to remit to the paying agent or the master servicer within one business day of the date when due any amount required to be so remitted under the terms of the Pooling and Servicing
     Agreement;

o    any failure by the special servicer to deposit into any account any amount required to be so deposited or remitted under the terms of the Pooling and
     Servicing Agreement which failure continues unremedied for one business day following the date on which such deposit or remittance was first required to be made;

o    any failure on the part of the special servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the special servicer contained in the Pooling and Servicing
     Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee; provided, however, that to the extent that the special servicer certifies to the trustee and the Depositor that the special servicer is in good faith attempting to remedy such failure and the Certificateholders shall not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    any breach by the special servicer of the representations and warranties contained in the Pooling and Servicing Agreement that materially and adversely affects the interests of the holders of any Class of certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the special servicer by the Depositor or the trustee, provided, however, that to the extent that the special servicer is in good faith attempting to remedy such breach and the Certificateholders shall not be materially and adversely affected thereby, such cure period may be extended to the extent necessary to permit the special servicer to cure such failure, provided that such cure period may not exceed 90 days;

o    a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the special servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

                                      S-191

o    the special servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the special servicer or of or relating to all or substantially all of its property;

o    the special servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

o    the trustee shall have received notice from Fitch that the continuation of the special servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any
     Class of certificates;

o    the special servicer has been downgraded to a servicer rating level below
     CSS3, or its then equivalent, by Fitch;

o    the special servicer is no longer listed on S&P's Select Servicer List as a
     U.S. Commercial Mortgage Special Servicer and is not reinstated within 60 days and the rating then assigned by S&P to any class or classes of certificates are downgraded, qualified or withdrawn, including, without limitation, being placed on "negative credit watch" in connection with such removal; or

o    the special servicer, or any primary servicer or sub-servicer appointed by the special servicer after the Closing Date, shall fail to deliver the items required to be delivered by such servicer to enable the Depositor to comply with the Trust's reporting obligations under the Securities Exchange
     Act of 1934, as amended, and the Trust's disclosure obligations under
     Regulation AB by the time provided for in the Pooling and Servicing
     Agreement.

          "Special Servicing Fee" means an amount equal to, in any month, the portion of a rate equal to 0.25% per annum applicable to such month, determined in the same manner as the applicable mortgage rate is determined for each
Specially Serviced Mortgage Loan for such month, of the outstanding Scheduled
Principal Balance of each Specially Serviced Mortgage Loan.

          "Structuring Assumptions" means the following assumptions:

o    the mortgage rate as of the Closing Date on each mortgage loan remains in effect until maturity or its Anticipated Repayment Date;

o    the initial Certificate Balances and initial Pass-Through Rates of the certificates are as presented in this prospectus supplement;

o    the Closing Date for the sale of the certificates is August 3, 2006;

o    distributions on the certificates are made on the 12th day of each month, commencing in September 2006;

o    there are no delinquencies, defaults or Realized Losses with respect to the mortgage loans;

o    Scheduled Payments on the mortgage loans are timely received on the first day of each month;

o    the Trust does not experience any Expense Losses;

o    no Principal Prepayment on any mortgage loan is made during its Lock-out
     Period, if any, or during any period when Principal Prepayments on such mortgage loans are required to be accompanied by a Yield Maintenance
     Charge, Prepayment Premium or a defeasance requirement, and otherwise
     Principal Prepayments are made on the mortgage loans at the indicated
     levels of CPR, notwithstanding any limitations in the mortgage loans on partial prepayments;

                                      S-192

o    no Prepayment Interest Shortfalls occur;

o    no mortgage loan exercises its partial release option;

o    no amounts that would otherwise be payable to Certificateholders as principal are paid to the master servicer, the special servicer or the trustee as reimbursements of any nonrecoverable Advances, unreimbursed
     Advances outstanding as of the date of modification of any mortgage loan and any related interest on those Advances;

o    no mortgage loan is the subject of a repurchase or substitution by any party and no optional termination of the Trust occurs;

o    each ARD Loan pays in full on its Anticipated Repayment Date; and

o    any mortgage loan with the ability to choose defeasance or yield maintenance chooses yield maintenance.

          "Subordinate Certificates" means the Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class O and Class P Certificates.

          "Treasury Rate" unless a different term methodology or source is otherwise specified in the related mortgage loan document, is the yield calculated by the linear interpolation of the yields, as reported in Federal
Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S.
government securities/Treasury constant maturities" for the week ending prior to the date of the relevant Principal Prepayment, of U.S. Treasury constant maturities with a maturity date, one longer and one shorter, most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable)
of the mortgage loan prepaid. If Release H.15 is no longer published, the master servicer will select a comparable publication to determine the Treasury Rate.

          "Trust" means Morgan Stanley Capital I Trust 2006-TOP23.

          "Trustee Fee" means a monthly fee as set forth in the Pooling and
Servicing Agreement to be paid from the Distribution Account to the trustee and the paying agent as compensation for the performance of their duties.

          "UCF" - See "Underwritable Cash Flow."

          "Underwritable Cash Flow" or "UCF" means an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a mortgaged property, consisting primarily of rental income, less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses, such as insurance, real estate taxes and, if applicable, ground lease payments, and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

          "Underwriters" means Morgan Stanley & Co. Incorporated and Bear,
Stearns & Co. Inc.

          "Underwriting Agreement" means that agreement, dated as of the date of this prospectus supplement, entered into by the Depositor and the Underwriters.

          "Unpaid Interest" means, on any Distribution Date with respect to any
Class of interests or certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest Amount for such Class remaining unpaid as of the close of business on the preceding Distribution Date.

          "WAC" - See "Weighted Average Net Mortgage Rate."

          "Weighted Average Net Mortgage Rate" or "WAC" means, for any
Distribution Date, the weighted average of the Net Mortgage Rates for the mortgage loans (in the case of each mortgage loan that is a Non-30/360 Loan,

                                      S-193

adjusted as described under the definition of Net Mortgage Rate), weighted on the basis of their respective Scheduled Principal Balances, as of the close of business on the preceding Distribution Date.

          "Wells Fargo" means Wells Fargo Bank, National Association.

          "Workout Fee" means that fee, payable with respect to any
Rehabilitated Mortgage Loan, Serviced Companion Mortgage Loan or B Note, equal to 1.00% of the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any
Condemnation Proceeds received and applied as a collection of such interest and principal) on such mortgage loan, Serviced Companion Mortgage Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

          "Yield Maintenance Charge" means, with respect to any Distribution
Date, the aggregate of all yield maintenance charges, if any, received during the related Collection Period in connection with Principal Prepayments. The method of calculation of any Prepayment Premium or Yield Maintenance Charge will vary for any mortgage loan as presented in "Appendix II - Certain
Characteristics of the Mortgage Loans."

                                      S-194

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

MORTGAGE LOAN SELLERS

                                                                            PERCENT BY    WEIGHTED     WEIGHTED
                                                             AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                            NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
LOAN SELLER                              MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
----------------------------------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.         38            440,961,906        27.3       5.786         117
Principal Commercial Funding II, LLC           30            393,404,396        24.4       5.944         121
Wells Fargo Bank, National Association         57            392,652,000        24.3       5.870         117
Morgan Stanley Mortgage Capital Inc.           37            386,821,891        24.0       5.777          93
----------------------------------------------------------------------------------------------------------------
TOTAL:                                        162         $1,613,840,193       100.0%      5.843%        112
================================================================================================================

                                                      WEIGHTED       WEIGHTED     WEIGHTED
                                         WEIGHTED      AVERAGE        AVERAGE      AVERAGE
                                         AVERAGE        DSCR       CUT-OFF DATE    BALLOON
LOAN SELLER                              DSCR (X)   AFTER IO (X)      LTV (%)      LTV (%)
------------------------------------------------------------------------------------------

Bear Stearns Commercial Mortgage, Inc.     1.64         1.57           63.2         59.9
Principal Commercial Funding II, LLC       1.61         1.53           61.6         53.5
Wells Fargo Bank, National Association     1.87         1.70           59.0         52.0
Morgan Stanley Mortgage Capital Inc.       1.83         1.78           54.9         50.3
------------------------------------------------------------------------------------------
TOTAL:                                     1.73X        1.64X          59.8%        54.1%
==========================================================================================

CUT-OFF DATE BALANCES

                                                                            PERCENT BY    WEIGHTED     WEIGHTED
                                                             AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                            NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
CUT-OFF DATE BALANCE ($)                 MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
----------------------------------------------------------------------------------------------------------------

1 - 1,000,000                                    4             3,888,843        0.2        6.131         117
1,000,001 - 2,000,000                           22            33,101,402        2.1        6.019         120
2,000,001 - 3,000,000                           27            69,506,320        4.3        6.074         124
3,000,001 - 4,000,000                           27            95,328,526        5.9        6.004         118
4,000,001 - 5,000,000                           19            88,492,453        5.5        5.907         112
5,000,001 - 6,000,000                            2            11,540,000        0.7        5.816         117
6,000,001 - 7,000,000                            8            52,747,915        3.3        6.067         133
7,000,001 - 8,000,000                           10            77,365,410        4.8        5.871         129
8,000,001 - 9,000,000                            3            26,353,466        1.6        5.885         118
9,000,001 - 10,000,000                           4            38,266,538        2.4        6.151         149
10,000,001 - 15,000,000                         12           136,253,374        8.4        5.693         112
15,000,001 - 20,000,000                          7           119,115,000        7.4        5.584         103
20,000,001 - 30,000,000                          9           199,983,288       12.4        6.036         116
30,000,001 <=                                    8           661,897,658       41.0        5.755         104
----------------------------------------------------------------------------------------------------------------
TOTAL:                                         162        $1,613,840,193      100.0%       5.843%        112
================================================================================================================

                                                       WEIGHTED      WEIGHTED     WEIGHTED
                                         WEIGHTED      AVERAGE        AVERAGE      AVERAGE
                                         AVERAGE        DSCR       CUT-OFF DATE    BALLOON
CUT-OFF DATE BALANCE ($)                 DSCR (X)   AFTER IO (X)      LTV (%)      LTV (%)
------------------------------------------------------------------------------------------

1 - 1,000,000                               1.61        1.61           42.4         32.7
1,000,001 - 2,000,000                       1.64        1.61           55.4         47.3
2,000,001 - 3,000,000                       1.70        1.66           55.8         46.4
3,000,001 - 4,000,000                       2.27        2.24           62.2         53.3
4,000,001 - 5,000,000                       1.69        1.57           57.1         48.8
5,000,001 - 6,000,000                       1.69        1.57           60.9         57.5
6,000,001 - 7,000,000                       1.48        1.38           62.4         48.7
7,000,001 - 8,000,000                       1.79        1.70           54.2         48.9
8,000,001 - 9,000,000                       1.67        1.56           57.1         53.1
9,000,001 - 10,000,000                      1.52        1.48           60.7         48.9
10,000,001 - 15,000,000                     1.74        1.66           60.5         56.6
15,000,001 - 20,000,000                     1.94        1.81           59.0         56.6
20,000,001 - 30,000,000                     1.50        1.37           66.4         57.9
30,000,001 <=                               1.74        1.65           59.1         55.5
------------------------------------------------------------------------------------------
TOTAL:                                      1.73X       1.64X          59.8%        54.1%
==========================================================================================

Minimum: $946,277
Maximum: $149,397,658
Weighted Average: $9,961,976

                                      I-1

STATES

                                                                          PERCENT BY    WEIGHTED     WEIGHTED
                                                           AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                       NUMBER OF         CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
STATE                            MORTGAGED PROPERTIES     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
--------------------------------------------------------------------------------------------------------------

California - Southern                      36              252,798,275       15.7        5.943          117
California - Northern                      17              100,271,970        6.2        5.747          110
Illinois                                   10              185,848,295       11.5        5.826          116
Ohio                                        5              178,871,559       11.1        5.631           66
Tennessee                                  11              165,590,789       10.3        5.887          124
District of Columbia                        2              106,000,000        6.6        5.867          118
Virginia                                    5              100,076,994        6.2        5.653          116
New York                                   14               87,885,733        5.4        6.009          128
Florida                                    12               60,863,568        3.8        5.996          125
Texas                                      12               57,539,205        3.6        6.179          104
Colorado                                    3               39,837,480        2.5        5.954          117
Georgia                                     4               39,234,704        2.4        5.787           95
Arizona                                     5               29,943,254        1.9        6.131          118
Pennsylvania                                2               28,681,538        1.8        5.218           99
New Jersey                                  5               24,292,844        1.5        5.884          125
Connecticut                                 2               23,635,885        1.5        5.434          115
Alaska                                      1               22,578,989        1.4        5.770          117
Nevada                                      5               19,567,104        1.2        5.871          118
Maryland                                    3               18,155,398        1.1        5.727          117
Washington                                  2               13,760,887        0.9        5.716          118
Minnesota                                   3               10,305,355        0.6        5.965          132
Kansas                                      1                9,700,000        0.6        6.316          179
Vermont                                     1                7,770,425        0.5        5.862          176
New Mexico                                  2                7,578,440        0.5        5.770          118
Idaho                                       2                7,493,209        0.5        6.096          118
Alabama                                     1                4,950,000        0.3        6.294          118
Michigan                                    1                2,997,481        0.2        5.950          119
Oregon                                      1                2,650,000        0.2        6.070          117
Nebraska                                    1                1,918,540        0.1        6.320          119
Indiana                                     1                1,544,151        0.1        5.884          116
Massachusetts                               1                1,498,123        0.1        6.100          119
--------------------------------------------------------------------------------------------------------------
TOTAL:                                    171           $1,613,840,193      100.0%       5.843%         112
==============================================================================================================

                                              WEIGHTED       WEIGHTED     WEIGHTED
                                 WEIGHTED     AVERAGE         AVERAGE      AVERAGE
                                  AVERAGE      DSCR        CUT-OFF DATE    BALLOON
STATE                            DSCR (X)   AFTER IO (X)       LTV (%)    LTV (%)
----------------------------------------------------------------------------------

California - Southern              1.69         1.61           58.2         53.7
California - Northern              1.78         1.65           59.1         56.0
Illinois                           2.02         1.73           65.1         60.0
Ohio                               1.78         1.76           48.6         45.5
Tennessee                          1.58         1.55           60.8         50.9
District of Columbia               1.45         1.45           59.3         59.3
Virginia                           1.57         1.57           67.7         65.9
New York                           2.31         2.22           63.8         54.9
Florida                            1.61         1.51           60.6         53.1
Texas                              1.39         1.34           66.2         60.4
Colorado                           1.42         1.21           74.6         67.1
Georgia                            1.89         1.75           63.0         57.6
Arizona                            1.80         1.74           58.6         55.7
Pennsylvania                       2.01         2.01           52.5         38.7
New Jersey                         1.93         1.67           52.8         45.5
Connecticut                        1.61         1.33           68.9         65.2
Alaska                             2.05         2.05           25.6          0.5
Nevada                             1.59         1.42           57.3         49.7
Maryland                           1.73         1.73           52.8         44.7
Washington                         1.25         1.25           65.5         55.3
Minnesota                          1.35         1.35           67.4         53.0
Kansas                             1.57         1.57           68.3         68.3
Vermont                            1.24         1.24           78.5         57.3
New Mexico                         1.80         1.80           56.6         43.7
Idaho                              1.54         1.40           51.9         45.6
Alabama                            1.82         1.56           61.9         58.2
Michigan                           2.11         2.11           41.1         34.9
Oregon                             2.24         2.24           42.9         42.9
Nebraska                           1.29         1.29           79.9         68.6
Indiana                            1.26         1.26           62.8         53.4
Massachusetts                      1.35         1.35           73.4         57.3
---------------------------------------------------------------------------------
TOTAL:                             1.73X        1.64X          59.8%        54.1%
=================================================================================

                                      I-2

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

PROPERTY TYPES

                                                                           PERCENT BY   WEIGHTED
                                                             AGGREGATE      AGGREGATE    AVERAGE
                                          NUMBER OF        CUT-OFF DATE   CUT-OFF DATE  MORTGAGE
PROPERTY TYPE                       MORTGAGED PROPERTIES    BALANCE ($)    BALANCE (%)  RATE (%)
------------------------------------------------------------------------------------------------

Retail
   Anchored                                   28             529,520,060       32.8       5.690
   Unanchored                                 25              80,938,395        5.0       6.060
   Free Standing                              21              65,212,128        4.0       6.050
   Shadow Anchored                            12              45,315,808        2.8       5.958
                                    ------------------------------------------------------------
      SUBTOTAL:                               86          $  720,986,391       44.7%      5.781%
                                    ------------------------------------------------------------
Office
   Suburban                                   13             213,821,638       13.2       5.874
   Urban                                       2             100,500,000        6.2       5.964
   Medical                                     5              34,044,217        2.1       5.964
                                    ------------------------------------------------------------
      SUBTOTAL:                               20          $  348,365,855       21.6%      5.909%
                                    ------------------------------------------------------------
Hospitality
   Full Service                                1             140,000,000        8.7       5.750
   Limited Service                             7              45,255,199        2.8       6.177
                                    ------------------------------------------------------------
      SUBTOTAL:                                8          $  185,255,199       11.5%      5.854%
                                    ------------------------------------------------------------
Industrial
   Light Industrial                           12              58,186,049        3.6       5.818
   Warehouse                                   6              46,830,509        2.9       5.614
   Flex Industrial                             6              21,874,693        1.4       6.004
                                    ------------------------------------------------------------
      SUBTOTAL:                               24          $  126,891,251        7.9%      5.775%
                                    ------------------------------------------------------------
Other
   Leased Fee                                  9              66,028,442        4.1       5.796
   Theater                                     2              19,485,277        1.2       6.162
                                    ------------------------------------------------------------
      SUBTOTAL:                               11          $   85,513,719        5.3%      5.879%
                                    ------------------------------------------------------------
Mixed Use
   Retail/Office                               5              64,845,374        4.0       6.069
                                    ------------------------------------------------------------
      SUBTOTAL:                                5          $   64,845,374        4.0%      6.069%
                                    ------------------------------------------------------------
Multifamily
   Mid Rise                                    2              28,992,844        1.8       6.247
   Low Rise                                    2              14,546,736        0.9       5.737
   Garden                                      2              13,535,885        0.8       5.931
   High Rise                                   1               4,000,000        0.2       5.100
                                    ------------------------------------------------------------
      SUBTOTAL:                                7          $   61,075,465        3.8%      5.980%
                                    ------------------------------------------------------------
Self Storage
   Self Storage                                8              14,209,458        0.9       5.874
                                    ------------------------------------------------------------
      SUBTOTAL:                                8          $   14,209,458        0.9%      5.874%
                                    ------------------------------------------------------------
Manufactured Housing Community
   Manufactured Housing Community              2               6,697,481        0.4       6.110
                                    ------------------------------------------------------------
      SUBTOTAL:                                2          $    6,697,481        0.4%      6.110%
                                    ------------------------------------------------------------
TOTAL:                                       171          $1,613,840,193      100.0%      5.843%
                                    ============================================================

                                      WEIGHTED               WEIGHTED      WEIGHTED    WEIGHTED
                                      AVERAGE    WEIGHTED    AVERAGE        AVERAGE    AVERAGE
                                     REMAINING    AVERAGE      DSCR      CUT-OFF DATE  BALLOON
PROPERTY TYPE                       TERM (MOS.)  DSCR (X)  AFTER IO (X)     LTV (%)     LTV (%)
-----------------------------------------------------------------------------------------------

Retail
   Anchored                             101        1.75        1.71          54.3        48.1
   Unanchored                           114        1.41        1.39          59.8        50.8
   Free Standing                        116        1.53        1.43          59.6        52.5
   Shadow Anchored                      121        1.68        1.51          60.2        54.2
                                    -----------------------------------------------------------
      SUBTOTAL:                         105        1.69X       1.63X         55.8%       49.2%
                                    -----------------------------------------------------------
Office
   Suburban                             120        1.61        1.55          65.8        63.2
   Urban                                118        1.49        1.41          61.8        59.3
   Medical                              118        1.41        1.25          73.4        66.1
                                    -----------------------------------------------------------
      SUBTOTAL:                         119        1.56X       1.48X         65.4%       62.3%
                                    -----------------------------------------------------------
Hospitality
   Full Service                         116        2.17        1.81          64.4        60.2
   Limited Service                      118        1.69        1.69          63.5        52.0
                                    -----------------------------------------------------------
      SUBTOTAL:                         117        2.05X       1.78X         64.2%       58.2%
                                    -----------------------------------------------------------
Industrial
   Light Industrial                     117        1.53        1.30          66.0        57.6
   Warehouse                            105        1.89        1.89          57.5        54.1
   Flex Industrial                      117        1.65        1.50          59.0        51.3
                                    -----------------------------------------------------------
      SUBTOTAL:                         112        1.69X       1.56X         61.6%       55.2%
                                    -----------------------------------------------------------
Other
   Leased Fee                           130        1.58        1.57          56.5        50.1
   Theater                              118        1.76        1.76          52.0        45.0
                                    -----------------------------------------------------------
      SUBTOTAL:                         127        1.62X       1.61X         55.5%       49.0%
                                    -----------------------------------------------------------
Mixed Use
   Retail/Office                        118        1.56        1.40          64.6        57.0
                                    -----------------------------------------------------------
      SUBTOTAL:                         118        1.56X       1.40X         64.6%       57.0%
                                    -----------------------------------------------------------
Multifamily
   Mid Rise                              87        1.28        1.28          71.6        70.4
   Low Rise                             130        1.23        1.23          68.7        56.2
   Garden                               117        1.90        1.90          56.2        53.9
   High Rise                            114       21.11       21.11           4.4         4.4
                                    -----------------------------------------------------------
      SUBTOTAL:                         106        2.70X       2.70X         63.1%       59.0%
                                    -----------------------------------------------------------
Self Storage
   Self Storage                         116        1.88        1.84          50.9        43.7
                                    -----------------------------------------------------------
      SUBTOTAL:                         116        1.88X       1.84X         50.9%       43.7%
                                    -----------------------------------------------------------
Manufactured Housing Community
   Manufactured Housing Community       118        1.72        1.61          46.7        41.3
                                    -----------------------------------------------------------
      SUBTOTAL:                         118        1.72X       1.61X         46.7%       41.3%
                                    -----------------------------------------------------------
TOTAL:                                  112        1.73X       1.64X         59.8%       54.1%
                                    ===========================================================

                                      I-3

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

MORTGAGE RATES

                                                 PERCENT    WEIGHTED    WEIGHTED              WEIGHTED     WEIGHTED    WEIGHTED
                   NUMBER OF     AGGREGATE    BY AGGREGATE   AVERAGE    AVERAGE    WEIGHTED    AVERAGE      AVERAGE     AVERAGE
                    MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE  DSCR AFTER     CUT-OFF     BALLOON
MORTGAGE RATE (%)    LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)     IO (X)   DATE LTV (%)   LTV (%)
-------------------------------------------------------------------------------------------------------------------------------

4.501 - 5.000           2         29,062,000        1.8       4.923        57        2.22       2.22         57.9        57.9
5.001 - 5.500           9         88,334,814        5.5       5.295       108        2.82       2.69         56.8        54.1
5.501 - 6.000          78      1,086,977,979       67.4       5.768       111        1.72       1.61         58.5        53.0
6.001 - 6.500          70        403,328,128       25.0       6.216       120        1.50       1.45         64.1        56.9
6.501 - 7.000           2          3,144,017        0.2       6.557       118        1.63       1.63         55.2        46.2
7.001 - 7.501           1          2,993,254        0.2       7.080       118        2.05       2.05         68.0        54.8
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                162     $1,613,840,193      100.0%      5.843%      112        1.73X      1.64X        59.8%       54.1%
===============================================================================================================================

Minimum: 4.920%
Maximum: 7.080%
Weighted Average: 5.843%

ORIGINAL TERMS TO STATED MATURITY

                                                 PERCENT    WEIGHTED    WEIGHTED              WEIGHTED     WEIGHTED    WEIGHTED
ORIGINAL TERM TO   NUMBER OF     AGGREGATE    BY AGGREGATE   AVERAGE    AVERAGE    WEIGHTED    AVERAGE      AVERAGE     AVERAGE
STATED MATURITY     MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE  DSCR AFTER    CUT-OFF      BALLOON
(MOS.)               LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)     IO (X)   DATE LTV (%)   LTV (%)
-------------------------------------------------------------------------------------------------------------------------------

1 - 60                  6        191,596,605        11.9      5.536        56        1.80       1.80         49.4        47.0
61 - 120              144      1,337,350,586        82.9      5.870       116        1.74       1.64         61.1        55.8
121 - 180              11         78,110,837         4.8      6.111       165        1.53       1.44         62.7        47.2
181 - 240               1          6,782,165         0.4      6.160       238        1.26       1.26         59.4         1.9
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                162     $1,613,840,193       100.0%     5.843%      112        1.73X      1.64X        59.8%       54.1%
===============================================================================================================================

Minimum: 60 mos.
Maximum: 240 mos.
Weighted Average: 115 mos.

REMAINING TERMS TO STATED MATURITY

                                                 PERCENT    WEIGHTED    WEIGHTED              WEIGHTED     WEIGHTED    WEIGHTED
REMAINING TERM TO  NUMBER OF     AGGREGATE    BY AGGREGATE   AVERAGE    AVERAGE    WEIGHTED    AVERAGE      AVERAGE     AVERAGE
STATED MATURITY     MORTGAGE   CUT-OFF DATE   CUT-OFF DATE  MORTGAGE   REMAINING    AVERAGE  DSCR AFTER    CUT-OFF      BALLOON
(MOS.)               LOANS      BALANCE ($)    BALANCE (%)  RATE (%)  TERM (MOS.)  DSCR (X)     IO (X)   DATE LTV (%)   LTV (%)
-------------------------------------------------------------------------------------------------------------------------------

1 - 60                  6        191,596,605        11.9      5.536        56        1.80       1.80         49.4        47.0
61 - 120              144      1,337,350,586        82.9      5.870       116        1.74       1.64         61.1        55.8
121 - 180              11         78,110,837         4.8      6.111       165        1.53       1.44         62.7        47.2
181 - 240               1          6,782,165         0.4      6.160       238        1.26       1.26         59.4         1.9
-------------------------------------------------------------------------------------------------------------------------------
TOTAL:                162     $1,613,840,193       100.0%     5.843%      112        1.73X      1.64X        59.8%       54.11%
===============================================================================================================================

Minimum: 56 mos.
Maximum: 238 mos.
Weighted Average: 112 mos.

                                      I-4

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

ORIGINAL AMORTIZATION TERMS

                                                                       PERCENT BY    WEIGHTED    WEIGHTED
                                                        AGGREGATE       AGGREGATE     AVERAGE     AVERAGE
                                       NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE   REMAINING
ORIGINAL AMORTIZATION TERM (MOS.)   MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
-----------------------------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                           38           500,442,000        31.0        5.764        111
   181 - 240                                6            16,128,276         1.0        5.972        116
   241 - 300                               11            45,628,169         2.8        6.169        123
   301 - 360                              102         1,007,712,485        62.4        5.865        110
-----------------------------------------------------------------------------------------------------------
SUBTOTAL:                                 157        $1,569,910,930        97.3%       5.843%       111
FULLY AMORTIZING LOANS
   120                                      2            24,617,041         1.5        5.814        117
   121 - 180                                2            12,530,056         0.8        5.733        178
   181 - 240                                1             6,782,165         0.4        6.160        238
-----------------------------------------------------------------------------------------------------------
SUBTOTAL:                                   5        $   43,929,263         2.7%       5.844%       153
-----------------------------------------------------------------------------------------------------------
TOTAL:                                    162        $1,613,840,193       100.0%       5.843%       112
===========================================================================================================

                                                  WEIGHTED       WEIGHTED     WEIGHTED
                                     WEIGHTED     AVERAGE        AVERAGE       AVERAGE
                                     AVERAGE       DSCR        CUT-OFF DATE    BALLOON
ORIGINAL AMORTIZATION TERM (MOS.)    DSCR (X)   AFTER IO (X)      LTV (%)      LTV (%)
--------------------------------------------------------------------------------------

BALLOON LOANS
   Interest Only                       1.88           1.88         58.8         58.8
   181 - 240                           1.41           1.25         61.9         41.5
   241 - 300                           1.72           1.72         58.4         44.9
   301 - 360                           1.66           1.52         61.5         54.7
--------------------------------------------------------------------------------------
SUBTOTAL:                              1.73X          1.64X        60.5%        55.6%
FULLY AMORTIZING LOANS
   120                                 1.98           1.98         26.5         0.5
   121 - 180                           1.94           1.94         35.8         0.8
   181 - 240                           1.26           1.26         59.4         1.9
--------------------------------------------------------------------------------------
SUBTOTAL:                              1.86X          1.86X        34.2%        0.8%
--------------------------------------------------------------------------------------
TOTAL:                                 1.73X          1.64X        59.8%       54.1%
======================================================================================

Minimum: 120 mos.
Maximum: 360 mos.
Weighted Average: 348 mos.

REMAINING AMORTIZATION TERMS

                                                                        PERCENT BY     WEIGHTED     WEIGHTED
                                                         AGGREGATE       AGGREGATE     AVERAGE      AVERAGE
                                        NUMBER OF      CUT-OFF DATE    CUT-OFF DATE    MORTGAGE    REMAINING
REMAINING AMORTIZATION TERM (MOS.)   MORTGAGE LOANS     BALANCE ($)     BALANCE (%)    RATE (%)   TERM (MOS.)
-------------------------------------------------------------------------------------------------------------

BALLOON
   Interest Only                            38           500,442,000        31.0          5.764        111
   181 - 240                                 6            16,128,276         1.0          5.972        116
   241 - 300                                11            45,628,169         2.8          6.169        123
   301 - 360                               102         1,007,712,485        62.4          5.865        110
-------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                  157        $1,569,910,930        97.3%         5.843%       111
FULLY AMORTIZING LOANS
   61 - 120                                  2            24,617,041         1.5          5.814        117
   121 - 180                                 2            12,530,056         0.8          5.733        178
   181 - 240                                 1             6,782,165         0.4          6.160        238
-------------------------------------------------------------------------------------------------------------
SUBTOTAL:                                    5        $   43,929,263         2.7%         5.844%       153
-------------------------------------------------------------------------------------------------------------
TOTAL:                                     162        $1,613,840,193       100.0%         5.843%       112
=============================================================================================================

                                                WEIGHTED        WEIGHTED      WEIGHTED
                                    WEIGHTED   AVERAGE           AVERAGE       AVERAGE
                                     AVERAGE     DSCR         CUT-OFF DATE     BALLOON
REMAINING AMORTIZATION TERM (MOS.)   DSCR (X)   AFTER IO (X)     LTV (%)       LTV (%)
--------------------------------------------------------------------------------------

BALLOON
   Interest Only                       1.88        1.88            58.8         58.8
   181 - 240                           1.41        1.25            61.9         41.5
   241 - 300                           1.72        1.72            58.4         44.9
   301 - 360                           1.66        1.52            61.5         54.7
--------------------------------------------------------------------------------------
SUBTOTAL:                              1.73X       1.64X           60.5%        55.6%
FULLY AMORTIZING LOANS
   61 - 120                            1.98        1.98            26.5          0.5
   121 - 180                           1.94        1.94            35.8          0.8
   181 - 240                           1.26        1.26            59.4          1.9
--------------------------------------------------------------------------------------
SUBTOTAL:                              1.86X       1.86X           34.2%         0.8%
--------------------------------------------------------------------------------------
TOTAL:                                 1.73X      1.64X            59.8%        54.1%
======================================================================================

Minimum: 117 mos.
Maximum: 360 mos.
Weighted Average: 346 mos.

                                      I-5

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

DEBT SERVICE COVERAGE RATIOS

                                                                       PERCENT BY    WEIGHTED    WEIGHTED
                                                         AGGREGATE      AGGREGATE     AVERAGE    AVERAGE
                                        NUMBER OF      CUT-OFF DATE   CUT-OFF DATE   MORTGAGE   REMAINING
DEBT SERVICE COVERAGE RATIO (X)      MORTGAGE LOANS     BALANCE ($)    BALANCE (%)   RATE (%)   TERM (MOS.)
-----------------------------------------------------------------------------------------------------------

<= 1.20                                      4           18,975,225       1.2          6.271       131
1.21 - 1.30                                 29          159,423,213       9.9          5.973       120
1.31 - 1.40                                 19          174,074,202      10.8          6.092       121
1.41 - 1.50                                 20          128,851,371       8.0          6.124       116
1.51 - 1.60                                 17          238,024,808      14.7          5.829       122
1.61 - 1.70                                 15          231,735,903      14.4          5.808       117
1.71 - 1.80                                 16          217,154,530      13.5          5.681        77
1.81 <=                                     42          445,600,942      27.6          5.705       112
-----------------------------------------------------------------------------------------------------------
TOTAL:                                     162       $1,613,840,193     100.0%         5.843%      112
===========================================================================================================

                                                   WEIGHTED     WEIGHTED      WEIGHTED
                                     WEIGHTED      AVERAGE       AVERAGE       AVERAGE
                                     AVERAGE        DSCR      CUT-OFF DATE    BALLOON
DEBT SERVICE COVERAGE RATIO (X)      DSCR (X)   AFTER IO (X)       LTV (%)      LTV (%)
---------------------------------------------------------------------------------------

<= 1.20                                 1.19           1.19         68.5         56.9
1.21 - 1.30                             1.26           1.26         68.2         58.8
1.31 - 1.40                             1.37           1.22         70.9         62.7
1.41 - 1.50                             1.44           1.41         64.8         58.1
1.51 - 1.60                             1.55           1.49         63.3         59.7
1.61 - 1.70                             1.64           1.58         57.8         51.0
1.71 - 1.80                             1.75           1.70         50.5         46.4
1.81 <=                                 2.29           2.12         54.4         50.3
---------------------------------------------------------------------------------------
TOTAL:                                  1.73X          1.64X        59.8%        54.1%
=======================================================================================

Minimum: 1.17x
Maximum: 21.11x
Weighted Average: 1.73x

DEBT SERVICE COVERAGE RATIOS POST IO

                                                                             PERCENT BY     WEIGHTED     WEIGHTED
                                                               AGGREGATE      AGGREGATE     AVERAGE      AVERAGE
                                              NUMBER OF      CUT-OFF DATE   CUT-OFF DATE    MORTGAGE    REMAINING
DEBT SERVICE COVERAGE RATIOS POST IO (X)   MORTGAGE LOANS     BALANCE ($)    BALANCE (%)    RATE (%)   TERM (MOS.)
-------------------------------------------------------------------------------------------------------------------

<= 1.20                                           10           124,555,225        7.7         6.023       120
1.21 - 1.30                                       39           243,453,213       15.1         6.012       122
1.31 - 1.40                                       21           108,029,202        6.7         5.910       117
1.41 - 1.50                                       21           136,751,371        8.5         6.071       119
1.51 - 1.60                                       13           215,634,808       13.4         5.769       123
1.61 - 1.70                                       14           218,210,903       13.5         5.853       117
1.71 - 1.80                                       12           207,154,530       12.8         5.678        74
1.81 <=                                           32           360,050,942       22.3         5.694       111
-------------------------------------------------------------------------------------------------------------------
TOTAL:                                           162        $1,613,840,193      100.0%        5.843%      112
===================================================================================================================

                                                        WEIGHTED       WEIGHTED     WEIGHTED
                                           WEIGHTED     AVERAGE        AVERAGE      AVERAGE
                                           AVERAGE        DSCR       CUT-OFF DATE   BALLOON
DEBT SERVICE COVERAGE RATIOS POST IO (X)   DSCR (X)   AFTER IO (X)      LTV (%)     LTV (%)
-------------------------------------------------------------------------------------------

<= 1.20                                      1.35        1.17             72.8        65.8
1.21 - 1.30                                  1.34        1.26             68.2        58.9
1.31 - 1.40                                  1.51        1.36             64.1        56.3
1.41 - 1.50                                  1.49        1.44             63.8        56.9
1.51 - 1.60                                  1.60        1.55             61.7        59.0
1.61 - 1.70                                  1.69        1.64             56.1        49.1
1.71 - 1.80                                  1.78        1.74             50.2        46.7
1.81 <=                                      2.37        2.23             53.5        49.6
-------------------------------------------------------------------------------------------
TOTAL:                                       1.73X       1.64X            59.8%       54.1%
===========================================================================================

Minimum: 1.13x
Maximum: 21.11x
Weighted Average: 1.64x

                                      I-6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

LOAN-TO-VALUE RATIOS

                                                             PERCENT BY    WEIGHTED     WEIGHTED
                                              AGGREGATE      AGGREGATE      AVERAGE     AVERAGE
                             NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
LOAN-TO-VALUE RATIO (%)   MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
-------------------------------------------------------------------------------------------------

<=20.0                            2             6,563,518        0.4         5.291        138
30.1 - 40.0                       3            31,078,989        1.9         5.819        117
30.1 - 40.0                       5            12,864,172        0.8         5.706        116
40.1 - 50.0                      28           297,847,134       18.5         5.725         90
50.1 - 60.0                      42           393,376,141       24.4         5.834        116
60.1 - 70.0                      54           582,766,939       36.1         5.866        117
70.1 - 80.0                      28           289,343,299       17.9         5.950        119
-------------------------------------------------------------------------------------------------
TOTAL:                          162        $1,613,840,193      100.0%        5.843%       112
=================================================================================================

                                       WEIGHTED       WEIGHTED     WEIGHTED
                          WEIGHTED      AVERAGE        AVERAGE      AVERAGE
                           AVERAGE       DSCR       CUT-OFF DATE    BALLOON
LOAN-TO-VALUE RATIO (%)   DSCR (X)   AFTER IO (X)      LTV (%)      LTV (%)
---------------------------------------------------------------------------

<=20.0                      14.15        14.15           9.6          2.8
30.1 - 40.0                  2.16         2.16          25.6          7.3
30.1 - 40.0                  2.04         2.04          36.3         29.6
40.1 - 50.0                  1.85         1.82          46.8         42.3
50.1 - 60.0                  1.70         1.67          55.7         49.6
60.1 - 70.0                  1.69         1.53          65.2         60.1
70.1 - 80.0                  1.41         1.32          73.7         67.8
---------------------------------------------------------------------------
TOTAL:                       1.73X        1.64X         59.8%        54.1%
===========================================================================

Minimum: 4.4%
Maximum: 79.9%
Weighted Average: 59.8%

BALLOON LOAN-TO-VALUE RATIOS

                                                           PERCENT BY    WEIGHTED     WEIGHTED
                                            AGGREGATE      AGGREGATE      AVERAGE     AVERAGE
BALLOON LOAN-TO-VALUE      NUMBER OF      CUT-OFF DATE    CUT-OFF DATE   MORTGAGE    REMAINING
RATIO (%)               MORTGAGE LOANS     BALANCE ($)     BALANCE (%)   RATE (%)   TERM (MOS.)
-----------------------------------------------------------------------------------------------

0.0 - 10.0                      6            47,929,263        3.0         5.782        150
20.1 - 30.0                     2             8,500,000        0.5         5.949        118
30.1 - 40.0                    17            48,312,480        3.0         5.909        131
40.1 - 50.0                    42           460,284,936       28.5         5.785         98
50.1 - 60.0                    54           410,580,179       25.4         5.915        115
60.1 - 70.0                    37           507,357,717       31.4         5.849        118
70.1 - 80.0                     4           130,875,619        8.1         5.787        109
-----------------------------------------------------------------------------------------------
TOTAL:                        162        $1,613,840,193      100.0%        5.843%       112
===============================================================================================

                                     WEIGHTED       WEIGHTED     WEIGHTED
                        WEIGHTED      AVERAGE        AVERAGE      AVERAGE
BALLOON LOAN-TO-VALUE    AVERAGE       DSCR       CUT-OFF DATE    BALLOON
RATIO (%)               DSCR (X)   AFTER IO (X)      LTV (%)      LTV (%)
-------------------------------------------------------------------------

0.0 - 10.0                3.46         3.46           31.8          1.1
20.1 - 30.0               2.45         2.45           25.5         25.5
30.1 - 40.0               1.92         1.88           45.4         36.1
40.1 - 50.0               1.74         1.71           51.3         45.5
50.1 - 60.0               1.63         1.57           61.3         55.8
60.1 - 70.0               1.69         1.50           67.7         63.2
70.1 - 80.0               1.46         1.43           72.7         72.0
-------------------------------------------------------------------------
TOTAL:                    1.73X        1.64X          59.8%        54.1%
=========================================================================

Minimum: 0.4%
Maximum: 75.9%
Weighted Average: 54.1%

                                       I-7

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

PERCENTAGE OF COLLATERAL BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

-------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions              AUG-06           AUG-07           AUG-08           AUG-09           AUG-10
-------------------------------------------------------------------------------------------------------------------

Locked Out                                92.00%           90.68%           83.82%           77.54%           76.26%
Greater of YM and 1.00%                    8.00%            9.32%           16.18%           22.46%           23.44%
Open                                       0.00%            0.00%            0.00%            0.00%            0.30%
-------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%          100.00%          100.00%          100.00%          100.00%
-------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $1,613,840,192   $1,603,861,287   $1,592,924,253   $1,579,825,011   $1,565,081,385
% Initial Pool Balance                   100.00%           99.38%           98.70%           97.89%           96.98%
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions              AUG-11           AUG-12           AUG-13           AUG-14           AUG-15
-------------------------------------------------------------------------------------------------------------------

Locked Out                                76.04%           76.15%           76.74%           76.89%           75.65%
Greater of YM and 1.00%                   23.96%           23.85%           23.26%           23.11%           22.95%
Open                                       0.00%            0.00%            0.00%            0.00%            1.40%
-------------------------------------------------------------------------------------------------------------------
TOTALS                                   100.00%          100.00%          100.00%          100.00%          100.00%
-------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $1,367,758,244   $1,351,112,768   $1,289,531,268   $1,270,150,866   $1,249,578,799
% Initial Pool Balance                    84.75%           83.72%           79.90%           78.70%           77.43%
-------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
Prepayment Restrictions             AUG-16        AUG-17        AUG-18        AUG-19        AUG-20
----------------------------------------------------------------------------------------------------

Locked Out                             75.13%        75.58%        64.69%        53.39%        53.50%
Greater of YM and 1.00%                24.87%        24.42%        35.31%        28.97%        25.78%
Open                                    0.00%         0.00%         0.00%        17.64%        20.73%
---------------------------------------------------------------------------------------------------
TOTALS                                100.00%       100.00%       100.00%       100.00%       100.00%
---------------------------------------------------------------------------------------------------
Pool Balance Outstanding         $68,032,004   $65,612,140   $42,683,621   $37,130,951   $34,938,760
% Initial Pool Balance                  4.22%         4.07%         2.64%         2.30%         2.16%
----------------------------------------------------------------------------------------------------

Notes:

(1)  The analysis is based on Structuring Assumptions and a 0% CPR as discussed in the Free Writing Prospectus.

(2)  See Appendix II of the Free Writing Prospectus for a description of the
     Yield Maintenance.

(3)  DEF/YM1 loans have been modeled as Yield Maintenance.

                                      I-8

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

MORTGAGE    CMSA        CMSA         MORTGAGE
LOAN NO.  LOAN NO.  PROPERTY NO.  LOAN SELLER(1)  PROPERTY NAME(2)
------------------------------------------------------------------------------------------------------------------------

   1          1          1-001         MSMC       Beachwood Place Mall
   2          2          2-001          WFB       The Westin Michigan Avenue Chicago
   3          3          3-001        PCF II      Hamilton Place Mall
              4                        BSCMI      Lake Fairfax Business Park Portfolio (I)
   4                     4-001         BSCMI      Lake Fairfax Business Park 7 (I)
   5                     4-002         BSCMI      Lake Fairfax Business Park 5 (I)
   6          5          5-001         BSCMI      1275 K Street
   7          6          6-001         MSMC       2021 K Street
   8          7          7-001        PCF II      Millennium Financial Center
   9          8          8-001        PCF II      Nokia Building
   10         9          9-001        PCF II      The Reserve
   11        10         10-001        BSCMI       150 Hillside Avenue
   12        11         11-001        BSCMI       The Jewelers Mall
   13        12         12-001       PCF II       Valley Corporate Center
   14        13         13-001         WFB        Dimond Center Regional Mall
   15        14         14-001       PCF II       4633 La Palma Avenue
   16        15         15-001        BSCMI       Black Rock Turnpike
   17        16         16-001        MSMC        Hampton Inn and Suites Skokie
   18        17         17-001       PCF II       Baptist North Medical Office
   19        18         18-001        BSCMI       Town Square Plaza
   20        19         19-001         WFB        Savannah Crossings I & II
   21        20         20-001       PCF II       14401 County Road 212
   22        21         21-001        BSCMI       Boudin at the Wharf
   23        22         22-001        BSCMI       6 East 39th Street
   24        23         23-001        BSCMI       Cost Plus  - Stockton
   25        24         24-001       PCF II       North Point Center
   26        25         25-001        MSMC        Bank of America Complex
   27        26         26-001        BSCMI       Town Center West
   28        27         27-001         WFB        Perlmutter - Mesa 8
   29        28         28-001        MSMC        Sierra View Plaza
   30        29         29-001         WFB        Consolidated Theatres
   31        30         30-001         WFB        Gilbert House
   32        31         31-001         WFB        Perlmutter - Winchester Meadows
   33        32         32-001        BSCMI       Southtown Center
   34        33         33-001       PCF II       The Legacy Units
             34                      PCF II       South Suburban Industrial Portfolio (II)
   35                   34-001       PCF II       South Suburban Industrial Portfolio - 480  E. Lincoln Highway (II)
   36                   34-002       PCF II       South Suburban Industrial Portfolio - 8711 S. 77th Avenue (II)
   37                   34-003       PCF II       South Suburban Industrial Portfolio - 5000-5012 West 123rd Street (II)
   38                   34-004       PCF II       South Suburban Industrial Portfolio - 11700 S. Cicero Avenue (II)
   39        35         35-001        BSCMI       Addison Shopping Center
   40        36         36-001        BSCMI       Battle Ridge Pavilion
   41        37         37-001       PCF II       Marketplace At Collegeville
   42        38         38-001        BSCMI       Bed Bath & Beyond and Borders
   43        39         39-001        BSCMI       Palo Verde Village
   44        40         40-001         WFB        825 Tech Center
   45        41         41-001        BSCMI       Washington Square Shopping Center
   46        42         42-001         WFB        Perlmutter - 1121 N. Harbor Blvd
             43                       MSMC        H&R Properties Retail Portfolio (III)
   47                   43-001        MSMC        H&R Properties Retail Portfolio - 1900 North Highland Avenue (III)
   48                   43-002        MSMC        H&R Properties Retail Portfolio - 6756-6762 Hollywood Boulevard (III)
   49                   43-003        MSMC        H&R Properties Retail Portfolio - 5450 Wilshire Blvd (III)
   50        44         44-001        MSMC        Lowes Center - Gainesville
   51        45         45-001         WFB        Ross Store - Sepulveda & National
   52        46         46-001        MSMC        Santa Teresa Shopping Center
   53        47         47-001        MSMC        200 Oakridge Common
   54        48         48-001        BSCMI       Shaw's Supermarket
   55        49         49-001       PCF II       Suncrest Commerce Center Industrial Warehouse
   56        50         50-001        MSMC        Las Cruces Portfolio - Towne Place Suites (A)
   57        51         51-001        MSMC        Las Cruces Portfolio - Fairfield Inn (A)
   58        52         52-001         WFB        Metro Pointe Retail
   59        53         53-001        MSMC        890 Broadway (Loews Theater)
   60        54         54-001        BSCMI       Innsbrooke
   61        55         55-001        BSCMI       Lansing Shopping Center
   62        56         56-001        MSMC        Whole Foods Market
   63        57         57-001        MSMC        17th & Newport Center
             58                      PCF II       RMRTN Portfolio (IV)
   64                   58-001       PCF II       RMRTN Portfolio - 2322 West End Avenue & 2404 Elliston Place (IV)
   65                   58-002       PCF II       RMRTN Portfolio - 1863 Union Avenue (IV)
   66        59         59-001        MSMC        Holiday Inn Express - Sunset Valley
   67        60         60-001        MSMC        Redlands Corporate Center II
   68        61         61-001         WFB        JoAnn Fabric Retail
   69        62         62-001         WFB        Merchant Square Shopping Center
   70        63         63-001       PCF II       Hillsboro Plaza I
   71        64         64-001        BSCMI       Rayford Square Shopping Center
   72        65         65-001        BSCMI       Frisco Bridges North
   73        66         66-001         WFB        Perlmutter - Dove Street
   74        67         67-001        MSMC        Miramar Plaza
   75        68         68-001         WFB        Diamond Bar Plaza
   76        69         69-001       PCF II       77 Moonachie Avenue
   77        70         70-001        MSMC        2905 and 2931 Cobb Parkway
   78        71         71-001       PCF II       Monticello Mall
   79        72         72-001        BSCMI       Trussville Crescent
   80        73         73-001         WFB        400 Commerce Drive
   81        74         74-001        MSMC        Kierland Executive Center
   82        75         75-001        MSMC        Stone Creek Village Shopping Center
   83        76         76-001         WFB        Duarte Lewis Business Center
   84        77         77-001         WFB        95 Digital Center
   85        78         78-001        MSMC        Super 8 - Fort Myers
   86        79         79-001        MSMC        Battlewood Shopping Center
   87        80         80-001         WFB        Village Tower Shoppes
   88        81         81-001        MSMC        Grand Avenue Business Plaza
   89        82         82-001         WFB        1890 Bryant Street
   90        83         83-001        MSMC        St. Rose Dominican Medical Plaza
   91        84         84-001        MSMC        710 Park Avenue Coop
   92        85         85-001         WFB        La Mancha Office
   93        86         86-001         WFB        Sea Chrome Corporation
   94        87         87-001         WFB        625 Stratford Industrial
   95        88         88-001        MSMC        2460 Broadway
   96        89         89-001        MSMC        Imperial House Apartments
   97        90         90-001        MSMC        Northern Trust Bank
   98        91         91-001        BSCMI       Seaport Plaza
   99        92         92-001         WFB        Oak Shadows MHP
   100       93         93-001         WFB        Missouri Crossings
   101       94         94-001        BSCMI       CVS - Miami
   102       95         95-001        MSMC        Hermosa Courtyard
   103       96         96-001        BSCMI       Eckerd - Malone
   104       97         97-001        MSMC        Meridian Marketplace
   105       98         98-001         WFB        Flex I Realty, LLC
   106       99         99-001         WFB        Value Plastics
   107       100       100-001        BSCMI       Whole Foods Shopping Center
   108       101       101-001        MSMC        T.G. Lee Vista
   109       102       102-001         WFB        Kimberly
   110       103       103-001       PCF II       Laurel Street Office Building
   111       104       104-001         WFB        2103 E. Gonzales Road Office Building
   112       105       105-001        MSMC        Best Western - Altamonte Springs
   113       106       106-001        BSCMI       Porta D' Italia
   114       107       107-001         WFB        Gracy Farms Retail Center
   115       108       108-001         WFB        Citibank Office Building
   116       109       109-001       PCF II       West Hartford Apartments
   117       110       110-001        BSCMI       Rite Aid - Clifton
   118       111       111-001        MSMC        Maple Grove Estates MHC
   119       112       112-001        BSCMI       119-121 Henry Street
   120       113       113-001        BSCMI       6100 Sunrise Highway
   121       114       114-001        BSCMI       Super 8 Phoenix
   122       115       115-001         WFB        All-American Mini Storage
   123       116       116-001         WFB        Security Public Storage - Frederick
   124       117       117-001        BSCMI       Eckerd - Plattsburgh
   125       118       118-001         WFB        918 Partners
   126       119       119-001        MSMC        North Dallas Ground Leases
   127       120       120-001       PCF II       Shoppes at Central Park
   128       121       121-001         WFB        Walgreens - The Dalles
   129       122       122-001       PCF II       Orangewood Shopping Center
   130       123       123-001         WFB        Canyon Springs Retail Building
   131       124       124-001        BSCMI       Victory Storage
   132       125       125-001         WFB        Security Public Storage - Pittsburg
   133       126       126-001         WFB        Oakcrest Village
   134       127       127-001       PCF II       403 N. 8th Street
   135       128       128-001         WFB        Walgreens - Vero Beach
   136       129       129-001       PCF II       3040 Clayton Street
   137       130       130-001        BSCMI       Eckerd - Fredericksburg
   138       131       131-001        MSMC        Everett Mall Strip Center
   139       132       132-001       PCF II       Fry's Center Shops
   140       133       133-001        MSMC        Ridglea Shopping Center
             134                       WFB        BC & Westside SS Portfolio (V)
   141                 134-001         WFB        BC & Westside SS Portfolio - 2073 Highway 70 West (V)
   142                 134-002         WFB        BC & Westside SS Portfolio - 3016 Highway 70 East (V)
   143                 134-003         WFB        BC & Westside SS Portfolio - 411 Ellington Way (V)
   144       135       135-001         WFB        164 Marco Way Industrial
   145       136       136-001         WFB        Dove Ave. - Ed Carey Dr.
   146       137       137-001         WFB        1501-1515 Westcliff Drive
   147       138       138-001         WFB        Fullerton 14 Retail
   148       139       139-001        BSCMI       Markets at Mesa Ridge
   149       140       140-001         WFB        Georgetown Place Shopping Center
   150       141       141-001        BSCMI       CVS Akron
   151       142       142-001        MSMC        Advance Auto Parts
   152       143       143-001         WFB        Stratford Village Business Park
   153       144       144-001       PCF II       6010 & 6020 South Rainbow Boulevard
   154       145       145-001        BSCMI       Forum Credit Union/O'Charley's
   155       146       146-001       PCF II       309 Moody Street
   156       147       147-001       PCF II       400 Victoria Road
   157       148       148-001         WFB        DeSerpa - Main Street Commercial
   158       149       149-001         WFB        Danray Distribution Center
   159       150       150-001         WFB        Carpeteria - Goleta
   160       151       151-001        BSCMI       15 Merchants Concourse
   161       152       152-001       PCF II       2213 McDermott Drive
   162       153       153-001         WFB        Montebello Retail Center
   163       154       154-001         WFB        Duane Retail Center
   164       155       155-001         WFB        Security Public Storage - Riverbank
   165       156       156-001         WFB        Advance Auto Parts - Bartlett
   166       157       157-001         WFB        Advance Auto - Austin
   167       158       158-001         WFB        Carpeteria Salinas
   168       159       159-001         WFB        180 Newport Center Drive
   169       160       160-001         WFB        2884-2890 E. Thousand Oaks Blvd.
   170       161       161-001       PCF II       10454 Richmond Avenue
   171       162       162-001       PCF II       105 Louetta Crossing

                                                  TOTALS AND WEIGHTED AVERAGES:

MORTGAGE        LOAN PURPOSE
LOAN NO.  (ACQUISITION/REFINANCE)  STREET ADDRESS
-------------------------------------------------------------------------------------------------------------------------

   1             Refinance         26300 Cedar Road
   2            Acquisition        909 North Michigan Avenue
   3             Refinance         2100 Hamilton Place Boulevard
   4            Acquisition        1760 Business Center Drive
   5            Acquisition        1759 Business Center Drive
   6            Acquisition        1275 K Street NW
   7             Refinance         2021 K Street NW
   8             Refinance         1550 17th Street
   9             Refinance         12278 Scripps Summit Drive
   10           Acquisition        13907 Montfort Drive
   11            Refinance         150 Hillside Avenue-Route 100
   12            Refinance         625 S. Hill Street
   13            Refinance         16300-16380 Roscoe Boulevard
   14            Refinance         800 E. Dimond Blvd
   15           Acquisition        4633 La Palma Avenue
   16            Refinance         2181/2189/2271 Black Rock Turnpike
   17            Refinance         5201 Old Orchard Road
   18           Acquisition        2011 Murphy Avenue
   19           Acquisition        1100-1140 Town Square Road
   20            Refinance         13065 Abercorn Street
   21            Refinance         14401 County Road 212
   22            Refinance         160 Jefferson Street
   23           Acquisition        6 East 39th Street
   24           Acquisition        3610 South Airport Way
   25           Acquisition        6795, 6771, 6731-65, & 6715 N. Palm Avenue
   26           Acquisition        2000 Glades Road
   27           Acquisition        1600-2599 East Willow Street
   28            Refinance         211-233 East 17th Street
   29            Refinance         6405-6585 N. Blackstone Ave.
   30            Refinance         5001 Commonwealth Centre Pkwy
   31            Refinance         1519-1533 Queen Anne Avenue North
   32            Refinance         40345, 40355, 40385, 40335 A-H,J,K Winchester Blvd.
   33           Acquisition        1503 South Dale Mabry Highway
   34            Refinance         8225 West McDowell Road
   35           Acquisition        480 E. Lincoln Highway
   36           Acquisition        8711 S. 77th Avenue
   37           Acquisition        5000-5012 West 123rd Street
   38           Acquisition        11700 S. Cicero Avenue
   39            Refinance         6200 Central Avenue
   40           Acquisition        1690 Powder Springs Road
   41            Refinance         201 North Second Avenue
   42           Acquisition        12035-12055 Metcalf Avenue
   43           Acquisition        2900 South Pacific Avenue
   44            Refinance         825 Tech Center Drive
   45            Refinance         350 Ramapo Valley Road
   46            Refinance         1001-1121 North Harbor Blvd
   47            Refinance         1900 North Highland Avenue
   48            Refinance         6756-6762 Hollywood Boulevard
   49            Refinance         5450 Wilshire Blvd
   50            Refinance         2564 NW 13th Street
   51            Refinance         3033 S. Sepulveda Blvd.
   52            Refinance         865-873 Blossom Hill rd.
   53            Refinance         200 Oakridge Common
   54            Refinance         64 Equinox Terrace
   55            Refinance         1051 Mary Crest Rd
   56            Refinance         2143 Telshor Court
   57            Refinance         2101 Summit Court
   58            Refinance         901 South Coast Drive
   59           Acquisition        890 Broadway
   60           Acquisition        2946 South Church Street
   61            Refinance         17149-50 Torrence Avenue
   62           Acquisition        711 E. University Avenue
   63            Refinance         1696-1712 Newport Boulevard
   64            Refinance         2322 West End Avenue & 2404 Elliston Place
   65            Refinance         1863 Union Avenue
   66            Refinance         4892 Hwy 290 West
   67            Refinance         2351 West Lugonia Avenue; ,1220 -1280 Research Drive; 1289 Bryn MawrAvenue
   68           Acquisition        1637 Lincoln Blvd.
   69            Refinance         4650 Jimmy Carter Boulevard
   70           Acquisition        3900 Hillsboro Pike
   71           Acquisition        25044 Interstate Highway 45
   72            Refinance         3685 Warren Parkway
   73            Refinance         2101 Dove Street
   74            Refinance         8220-8290 Miramar Road
   75            Refinance         218-334 South Diamond Bar Avenue
   76            Refinance         77 Moonachie Avenue
   77           Acquisition        2905 and 2931 Cobb Parkway
   78            Refinance         216 West 7th Street
   79            Refinance         1481 Gadsden Highway
   80            Refinance         400 Commerce Drive
   81            Refinance         15849 North 71st Street
   82           Acquisition        451-465 Canyon Del Rey Road
   83           Acquisition        1804-1844 Evergreen Street, 1504-1544 Highland Avenue, 1803-1843 Business Center Drive
   84           Acquisition        95 Digital Drive
   85            Refinance         2717 Colonial Boulevard
   86           Acquisition        2176 Hillsboro Road
   87            Refinance         6060 Southwest 18 Street
   88            Refinance         670 West San Marcos Blvd./744 Grand Ave.
   89            Refinance         1890 Bryant Street
   90            Refinance         98 East Lake Mead Parkway
   91            Refinance         710 Park Avenue
   92            Refinance         1235 N. Harbor Blvd
   93            Refinance         344 West 157th Street
   94            Refinance         625 and 651 S. Stratford Drive
   95            Refinance         215 West 91st Street
   96            Refinance         250 Prospect Avenue
   97           Acquisition        1995 Village Center Circle
   98            Refinance         1202-1220 West Boston Post Road
   99           Acquisition        1330 Calaveritas Road
   100          Acquisition        1660 South Missouri Ave.
   101           Refinance         3695 Flagler Street
   102           Refinance         1332 Hermosa Avenue
   103           Refinance         289 West Main Street
   104          Acquisition        450-520 S. Meridian Road
   105           Refinance         24 Research Way
   106           Refinance         3325 S. Timberline Road
   107           Refinance         220-228 Main Street
   108           Refinance         6605 & 6607 South Semoran Boulevard
   109           Refinance         5080 North Kimberly Avenue
   110          Acquisition        5415 West Laurel Street
   111           Refinance         2103 E. Gonzales Road
   112           Refinance         150 Douglas Avenue
   113          Acquisition        1990 & 2040 Columbia Street, 650 W. Grape Street & 2021 India Street
   114          Acquisition        12001 Burnet Road
   115           Refinance         39138 Fremont Boulevard
   116          Acquisition        1062 Boulevard & 41 West Beacon Street
   117           Refinance         435 Lexington Ave
   118          Acquisition        2070 S. Almont Avenue
   119           Refinance         119-121 Henry Street
   120           Refinance         6100 Sunrise Highway
   121          Acquisition        1242 North 53rd Street
   122           Refinance         711 & 717 South Mills Avenue
   123           Refinance         17 Western Drive
   124           Refinance         357 Cornelia Street
   125           Refinance         9750 & 9800 Rockford Rd
   126          Acquisition        3575 Frankford Road
   127           Refinance         1251 Carl D. Silver Parkway
   128          Acquisition        Mt. Hood Street and West 6th Street
   129           Refinance         95-161 West California Boulevard
   130          Acquisition        2878 Campus Parkway
   131           Refinance         3511 Victory Boulevard
   132           Refinance         521 Harbor Court
   133          Acquisition        1033 Helmo Ave North
   134           Refinance         403 N. 8th Street
   135           Refinance         915 South US Highway 1
   136           Refinance         3040 Clayton Street
   137           Refinance         10604 Courthouse Road
   138          Acquisition        910 SE Everett Mall Way
   139          Acquisition        4212 W. Cactus Road
   140           Refinance         6550 Camp Bowie Boulevard
   141           Refinance         2073 Highway 70 West
   142           Refinance         3016 Highway 70 East
   143           Refinance         411 Ellington Way
   144           Refinance         164 Marco Way
   145           Refinance         825- 925 Dove Ave and 801-825 Ed Carey Dr.
   146           Refinance         1501-1515 Westcliff Drive
   147           Refinance         100 and 150 S. Harbor Blvd.
   148           Refinance         6904-6930 Mesa Ridge Parkway
   149           Refinance         2506 - 2526 South 140th Street
   150          Acquisition        781 Brittain Road
   151          Acquisition        5622 W. Roosevelt Road
   152           Refinance         1639-1651 Industrial Parkway West
   153           Refinance         6010 & 6020 South Rainbow Boulevard
   154          Acquisition        16725 & 16855 Mercantile Blvd.
   155           Refinance         309 Moody Street
   156          Acquisition        400 Victoria Road
   157           Refinance         400 Main Street and 415 Salinas Street
   158           Refinance         4701 & 4709 Distribution Court
   159           Refinance         5610 Hollister Avenue
   160          Acquisition        15 Merchants Concourse
   161           Refinance         2213 McDermott Drive
   162           Refinance         1416-1440 W. Beverly Blvd.
   163           Refinance         2050 & 2060 Duane Avenue
   164           Refinance         6119 Oakdale Road
   165          Acquisition        2790 Kirby Whitten Road
   166          Acquisition        11701 FM 620 North
   167           Refinance         148 John Street
   168           Refinance         180 Newport Center Drive
   169           Refinance         2884-2890 E. Thousand Oaks Blvd.
   170           Refinance         10454 Richmond Avenue
   171           Refinance         105 Louetta Crossing

MORTGAGE
LOAN NO.  CITY                     STATE     ZIP CODE    PROPERTY TYPE                   PROPERTY SUB-TYPE             UNITS/SF(3)
----------------------------------------------------------------------------------------------------------------------------------

   1      Beachwood                  OH       44122      Retail                          Anchored                          348,459
   2      Chicago                    IL       60611      Hospitality                     Full Service                          751
   3      Chattanooga                TN       37421      Retail                          Anchored                          364,188
   4      Reston                     VA       20190      Office                          Suburban                          275,000
   5      Reston                     VA       20190      Office                          Suburban                          131,388
   6      Washington D.C.            DC       20005      Office                          Urban                             231,445
   7      Washington D.C.            DC       20006      Other                           Leased Fee                        159,981
   8      Denver                     CO       80202      Office                          Urban                             133,328
   9      San Diego                  CA       92131      Office                          Suburban                          190,837
   10     Dallas                     TX       75240      Multifamily                     Mid Rise                              301
   11     White Plains               NY       10603      Office                          Suburban                          127,325
   12     Los Angeles                CA       90014      Mixed Use                       Retail/Office                      29,514
   13     Van Nuys                   CA       91406      Office                          Suburban                          153,131
   14     Anchorage                  AK       99515      Retail                          Anchored                          562,100
   15     Anaheim                    CA       92807      Industrial                      Light Industrial                  281,548
   16     Fairfield                  CT       06825      Retail                          Anchored                          107,295
   17     Skokie                     IL       60077      Hospitality                     Limited Service                       225
   18     Nashville                  TN       37203      Office                          Medical                           151,000
   19     North Coventry Township    PA       19465      Retail                          Anchored                          247,117
   20     Savannah                   GA       31419      Mixed Use                       Retail/Office                     155,012
   21     Findlay                    OH       45840      Industrial                      Warehouse                       1,024,542
   22     San Francisco              CA       94133      Retail                          Anchored                           28,177
   23     New York                   NY       10016      Mixed Use                       Retail/Office                      87,447
   24     Stockton                   CA       95206      Industrial                      Warehouse                         513,778
   25     Fresno                     CA       93704      Office                          Suburban                          119,417
   26     Boca Raton                 FL       33431      Office                          Suburban                           59,536
   27     Signal Hill                CA       90755      Retail                          Anchored                           83,433
   28     Costa Mesa                 CA       92625      Retail                          Anchored                           58,011
   29     Fresno                     CA       93710      Retail                          Anchored                          109,348
   30     Midlothian                 VA       23112      Other                           Theater                            80,730
   31     Seattle                    WA       98109      Multifamily                     Low Rise                               54
   32     Temecula                   CA       92591      Retail                          Anchored                           74,338
   33     Tampa                      FL       33629      Retail                          Shadow Anchored                    43,659
   34     Phoenix                    AZ       85035      Multifamily                     Garden                                260
   35     Chicago Heights            IL       68411      Industrial                      Light Industrial                  284,135
   36     Bridgeview                 IL       60455      Industrial                      Light Industrial                  107,000
   37     Alsip                      IL       60803      Industrial                      Light Industrial                   92,736
   38     Alsip                      IL       60803      Industrial                      Light Industrial                   31,909
   39     Seat Pleasant              MD       20743      Retail                          Anchored                           93,554
   40     Marietta                   GA       30064      Retail                          Anchored                          101,017
   41     Collegeville               PA       19426      Retail                          Anchored                          134,618
   42     Overland Park              KS       66213      Retail                          Anchored                           80,028
   43     Yuma                       AZ       85365      Retail                          Anchored                          163,688
   44     Gahanna                    OH       43230      Office                          Suburban                           96,960
   45     Oakland                    NJ       07436      Retail                          Anchored                          120,053
   46     Fullerton                  CA       92832      Retail                          Anchored                           76,164
   47     Hollywood                  CA       90068      Retail                          Unanchored                         14,955
   48     Hollywood                  CA       90068      Retail                          Unanchored                          9,150
   49     Los Angeles                CA       90036      Retail                          Free Standing                      11,515
   50     Gainesville                FL       32609      Retail                          Anchored                          173,059
   51     Los Angeles                CA       90034      Retail                          Free Standing                      36,619
   52     San Jose                   CA       95123      Retail                          Anchored                           61,680
   53     South Salem                NY       10590      Retail                          Unanchored                         63,466
   54     Manchester                 VT       05255      Retail                          Anchored                           39,973
   55     Henderson                  NV       89074      Industrial                      Light Industrial                  156,514
   56     Las Cruces                 NM       88011      Hospitality                     Limited Service                        81
   57     Las Cruces                 NM       88011      Hospitality                     Limited Service                        78
   58     Costa Mesa                 CA       92626      Other                           Leased Fee                        385,620
   59     New York                   NY       10003      Other                           Theater                            25,000
   60     Murfreesboro               TN       37127      Retail                          Anchored                           88,257
   61     Lansing                    IL       60438      Retail                          Anchored                           80,000
   62     San Diego                  CA       92103      Retail                          Free Standing                      28,000
   63     Costa Mesa                 CA       92627      Retail                          Unanchored                         24,115
   64     Nashville                  TN       37203      Other                           Leased Fee                         14,452
   65     Memphis                    TN       38104      Other                           Leased Fee                         13,936
   66     Sunset Valley              TX       78735      Hospitality                     Limited Service                        99
   67     Redlands                   CA       92374      Industrial                      Flex Industrial                   104,703
   68     Santa Monica               CA       90404      Retail                          Free Standing                      22,071
   69     Norcross                   GA       30093      Retail                          Anchored                          103,042
   70     Nashville                  TN       37215      Retail                          Shadow Anchored                    22,500
   71     Spring                     TX       77386      Retail                          Anchored                           79,968
   72     Frisco                     TX       75034      Retail                          Shadow Anchored                    32,054
   73     Newport Beach              CA       92660      Other                           Leased Fee                         51,900
   74     San Diego                  CA       92126      Retail                          Unanchored                         75,188
   75     Diamond Bar                CA       91765      Retail                          Anchored                           73,898
   76     Moonachie                  NJ       07047      Industrial                      Light Industrial                   84,000
   77     Atlanta                    GA       85033      Retail                          Free Standing                      15,620
   78     Monticello                 MN       55362      Retail                          Anchored                           76,324
   79     Trussville                 AL       35235      Retail                          Shadow Anchored                    36,370
   80     Upper Marlboro             MD       20774      Industrial                      Warehouse                          89,000
   81     Scottsdale                 AZ       85254      Office                          Suburban                           29,480
   82     Del Rey Oaks               CA       93940      Retail                          Unanchored                         15,230
   83     Duarte                     CA       91010      Industrial                      Light Industrial                   59,774
   84     Novato                     CA       94646      Industrial                      Flex Industrial                    31,377
   85     Fort Myers                 FL       33907      Hospitality                     Limited Service                       117
   86     Franklin                   TN       37069      Retail                          Anchored                           54,411
   87     Boca Raton                 FL       33433      Retail                          Unanchored                         27,484
   88     San Marcos                 CA       92069      Mixed Use                       Retail/Office                      16,158
   89     San Francisco              CA       94110      Industrial                      Light Industrial                   71,960
   90     Henderson                  NV       89015      Office                          Medical                            41,885
   91     New York                   NY       10021      Multifamily                     High Rise                              85
   92     Fullerton                  CA       92832      Office                          Suburban                           28,622
   93     Gardena                    CA       90248      Industrial                      Warehouse                          92,880
   94     Meridian                   ID       83642      Industrial                      Flex Industrial                    66,599
   95     New York                   NY       10024      Retail                          Unanchored                          7,226
   96     East Orange                NJ       07017      Multifamily                     Mid Rise                               93
   97     Las Vegas                  NV       89134      Retail                          Free Standing                      12,000
   98     Mamaroneck                 NY       10543      Retail                          Unanchored                         15,020
   99     San Andreas                CA       95249      Manufactured Housing Community  Manufactured Housing Community        105
   100    Clearwater                 FL       33756      Retail                          Shadow Anchored                    38,400
   101    Miami                      FL       33135      Retail                          Free Standing                      12,739
   102    Hermosa Beach              CA       90254      Retail                          Unanchored                         15,075
   103    Malone                     NY       12953      Retail                          Free Standing                      12,738
   104    Meridian                   ID       83642      Retail                          Unanchored                         29,752
   105    East Setauket              NY       11733      Office                          Medical                            20,400
   106    Fort Collins               CO       80525      Industrial                      Flex Industrial                    41,890
   107    Madison                    NJ       07940      Retail                          Anchored                           28,645
   108    Orlando                    FL       32822      Retail                          Unanchored                         16,302
   109    Chicago                    IL       60630      Industrial                      Warehouse                          46,534
   110    Tampa                      FL       33607      Office                          Suburban                           23,890
   111    Oxnard                     CA       93036      Office                          Medical                            16,701
   112    Altamonte Springs          FL       32714      Hospitality                     Limited Service                       144
   113    San Diego                  CA       92101      Retail                          Unanchored                         10,736
   114    Austin                     TX       78758      Retail                          Unanchored                         16,275
   115    Fremont                    CA       94538      Mixed Use                       Retail/Office                      15,232
   116    West Hartford              CT       06119      Multifamily                     Garden                                 56
   117    Clifton                    NJ       07011      Retail                          Free Standing                      16,887
   118    Imlay City                 MI       48444      Manufactured Housing Community  Manufactured Housing Community        210
   119    New York                   NY       10022      Multifamily                     Low Rise                               33
   120    Massapequa                 NY       11758      Retail                          Unanchored                         15,202
   121    Phoenix                    AZ       85043      Hospitality                     Limited Service                        67
   122    Claremont                  CA       91711      Self Storage                    Self Storage                       64,445
   123    Frederick                  MD       21702      Self Storage                    Self Storage                       64,818
   124    Plattsburgh                NY       12901      Retail                          Free Standing                      10,908
   125    Plymouth                   MN       55442      Office                          Medical                            22,844
   126    Dallas                     TX       75287      Other                           Leased Fee                         17,721
   127    Fredericksburg             VA       22401      Retail                          Shadow Anchored                     9,887
   128    The Dalles                 OR       97058      Retail                          Free Standing                      14,820
   129    Pasadena                   CA       91105      Retail                          Shadow Anchored                    30,208
   130    Riverside                  CA       92507      Retail                          Shadow Anchored                     9,225
   131    Staten Island              NY       10314      Self Storage                    Self Storage                       38,247
   132    Pittsburg                  CA       94565      Self Storage                    Self Storage                       72,527
   133    Oakdale                    MN       55128      Retail                          Unanchored                         15,053
   134    West Dundee                IL       60118      Retail                          Free Standing                      19,000
   135    Vero Beach                 FL       32962      Retail                          Free Standing                      15,525
   136    Las Vegas                  NV       89032      Industrial                      Light Industrial                   60,523
   137    Fredericksburg             VA       22407      Retail                          Free Standing                      13,813
   138    Everett                    WA       98208      Retail                          Unanchored                          7,683
   139    Phoenix                    AZ       85029      Retail                          Shadow Anchored                    17,055
   140    Fort Worth                 TX       76116      Retail                          Unanchored                         36,259
   141    Dickson                    TN       37055      Self Storage                    Self Storage                       27,490
   142    Burns                      TN       37055      Self Storage                    Self Storage                       26,680
   143    White Bluff                TN       37187      Self Storage                    Self Storage                        7,400
   144    South San Francisco        CA       94080      Industrial                      Flex Industrial                    16,500
   145    McAllen / Harlingen        TX   78504 / 78550  Retail                          Unanchored                         31,130
   146    Newport Beach              CA       92660      Other                           Leased Fee                         41,946
   147    Fullerton                  CA       92832      Retail                          Unanchored                          7,635
   148    Fountain                   CO       80817      Retail                          Shadow Anchored                    16,650
   149    Omaha                      NE       68144      Retail                          Unanchored                         16,719
   150    Akron                      OH       44305      Retail                          Free Standing                      10,125
   151    Chicago                    IL       60644      Retail                          Free Standing                       7,000
   152    Hayward                    CA       94544      Retail                          Unanchored                         12,069
   153    Las Vegas                  NV       89118      Office                          Suburban                            9,983
   154    Noblesville                IN       46060      Retail                          Free Standing                       9,658
   155    Waltham                    MA       02453      Retail                          Unanchored                         15,900
   156    Austintown                 OH       44515      Industrial                      Warehouse                          43,800
   157    Salinas                    CA       93901      Office                          Suburban                           14,799
   158    Orlando                    FL       32812      Industrial                      Flex Industrial                    31,660
   159    Goleta                     CA       93117      Retail                          Free Standing                      14,503
   160    Westbury                   NY       11590      Industrial                      Light Industrial                   13,500
   161    Plano                      TX       75025      Retail                          Free Standing                       4,480
   162    Montebello                 CA       90640      Retail                          Unanchored                         15,750
   163    Santa Clara                CA       95054      Industrial                      Light Industrial                   10,643
   164    Riverbank                  CA       95367      Self Storage                    Self Storage                       49,400
   165    Bartlett                   TN       38133      Retail                          Shadow Anchored                     7,000
   166    Austin                     TX       78750      Retail                          Free Standing                       7,000
   167    Salinas                    CA       93901      Retail                          Free Standing                      15,146
   168    Newport Beach              CA       92660      Other                           Leased Fee                         39,200
   169    Thousand Oaks              CA       91362      Retail                          Unanchored                          4,500
   170    Houston                    TX       77042      Other                           Leased Fee                          2,450
   171    Spring                     TX       77373      Retail                          Shadow Anchored                     3,572

MORTGAGE                                                     PERCENT   PERCENT LEASED
LOAN NO.             YEAR BUILT             YEAR RENOVATED  LEASED(4)   AS OF DATE(4)  SECURITY TYPE(5)  LIEN POSITION
----------------------------------------------------------------------------------------------------------------------

   1                    1978                     1997          95.9%     05/08/2006    Fee                   First
   2                1963 / 1972                  2005          76.6%     12/31/2005    Fee                   First
   3                    1987                     1998          95.9%     05/31/2006    Fee                   First
   4                    1987                      NAP         100.0%     08/01/2006    Fee                   First
   5                    1987                      NAP         100.0%     08/01/2006    Fee                   First
   6                    1983                     2005          97.7%     05/30/2006    Fee                   First
   7                    1972                     1990          99.2%     03/31/2006    Fee                   First
   8                    2000                      NAP         100.0%     04/30/2006    Fee                   First
   9                    1999                      NAP         100.0%     06/23/2006    Fee                   First
   10                   1997                      NAP          93.0%     05/04/2006    Fee                   First
   11            1989 / 2000 - 2004               NAP          97.5%     06/01/2006    Fee                   First
   12                   1989                      NAP          93.8%     05/01/2006    Fee                   First
   13               1956 / 1985                  1985          99.2%     05/30/2006    Fee                   First
   14        1976 / 1982 / 1986 / 2001           2005          89.3%     02/21/2006    Fee                   First
   15                   2002                      NAP         100.0%     05/18/2006    Fee                   First
   16                   1964                  2001 / 2004     100.0%     05/22/2006    Fee                   First
   17                   2000                      NAP          75.9%     03/01/2006    Fee                   First
   18                   1998                      NAP         100.0%     06/05/2006    Leasehold             First
   19                   2005                      NAP          99.1%     04/26/2006    Fee                   First
   20            1972 / 1989 - 1990               NAP         100.0%     05/26/2006    Fee                   First
   21               1995 / 2000                   NAP         100.0%     03/22/2006    Fee                   First
   22                   2005                      NAP         100.0%     08/01/2006    Leasehold             First
   23                   1920                     2002          99.7%     06/09/2006    Fee                   First
   24                   2003                      NAP         100.0%     08/01/2006    Fee                   First
   25                   1991                      NAP          88.7%     05/10/2006    Fee                   First
   26               1980 / 1983                  1997          97.1%     03/09/2006    Fee                   First
   27                   2000                      NAP         100.0%     05/01/2006    Fee                   First
   28                   1952                     2005         100.0%     04/20/2006    Fee                   First
   29                   1988                     2004          97.7%     04/18/2006    Fee                   First
   30                   2000                      NAP         100.0%     12/31/2005    Fee                   First
   31                   2005                      NAP          96.3%     05/25/2006    Fee                   First
   32                   1998                      NAP         100.0%     05/05/2006    Fee                   First
   33                   2005                      NAP          97.2%     03/30/2006    Fee                   First
   34               2004 - 2005                   NAP          93.8%     05/09/2006    Fee                   First
   35                   1965                      NAP         100.0%     05/17/2006    Fee                   First
   36                   1972                      NAP         100.0%     05/17/2006    Fee                   First
   37                   1971                      NAP          79.0%     05/17/2006    Fee                   First
   38               1962 - 1993                   NAP         100.0%     05/17/2006    Fee                   First
   39                   1986                      NAP         100.0%     04/10/2006    Fee                   First
   40                   1999                      NAP          97.9%     05/23/2006    Fee                   First
   41                   1993                      NAP          98.2%     06/01/2006    Fee                   First
   42                   1995                      NAP         100.0%     04/13/2006    Fee                   First
   43                   1990                     2004         100.0%     05/01/2006    Fee                   First
   44                   1998                      NAP         100.0%     04/02/2006    Fee                   First
   45                   1970                     1995          71.5%     05/01/2006    Fee                   First
   46                   1973                     1999          98.6%     05/23/2006    Fee                   First
   47                   1988                     2000         100.0%     04/12/2006    Fee                   First
   48                   1993                      NAP         100.0%     05/09/2006    Fee                   First
   49                   1937                     1976         100.0%     04/07/2006    Fee                   First
   50        1967 - 1972 / 1994 / 2006            NAP         100.0%     04/01/2006    Fee                   First
   51                   1949                     1994         100.0%     08/01/2006    Fee                   First
   52            1973 / 1987 / 1998              1992         100.0%     03/06/2006    Fee                   First
   53     1963 / 1984 / 1985 / 1991 / 1995        NAP          93.9%     01/01/2006    Fee                   First
   54                   1990                     1998         100.0%     08/01/2006    Fee                   First
   55                   1997                      NAP         100.0%     05/11/2006    Fee                   First
   56                   2004                      NAP          79.2%     02/28/2006    Fee                   First
   57                   1996                      NAP          78.7%     02/28/2006    Fee                   First
   58               1996 - 1997                   NAP         100.0%     02/22/2006    Fee                   First
   59                   1900                     1988         100.0%     08/01/2006    Fee                   First
   60                   2002                      NAP          90.5%     04/30/2006    Fee                   First
   61                   2002                      NAP         100.0%     04/16/2006    Fee                   First
   62                   1997                      NAP         100.0%     08/01/2006    Fee                   First
   63            1949 - 1951 / 1997               NAP          92.7%     03/01/2006    Fee                   First
   64               1989 / 1997                   NAP         100.0%     05/05/2006    Fee                   First
   65                   1994                      NAP         100.0%     05/05/2006    Fee                   First
   66                   2003                      NAP          74.0%     12/31/2005    Fee                   First
   67                   2003                      NAP          83.6%     03/14/2006    Fee                   First
   68                   1965                      NAP         100.0%     04/04/2006    Fee                   First
   69                   1988                      NAP         100.0%     02/20/2006    Fee                   First
   70                   1973                      NAP         100.0%     05/31/2006    Fee                   First
   71                   1973                     1998         100.0%     06/13/2006    Fee                   First
   72                   2005                      NAP          82.2%     04/05/2006    Fee                   First
   73                   1962                      NAP         100.0%     05/01/2006    Fee                   First
   74                   1987                      NAP          92.7%     07/01/2006    Fee                   First
   75                   1971                      NAP         100.0%     03/13/2006    Fee                   First
   76               1963 / 1993                   NAP         100.0%     05/12/2006    Fee                   First
   77                   1989                      NAP         100.0%     03/01/2006    Fee                   First
   78                   1998                      NAP         100.0%     03/31/2006    Fee                   First
   79                   2005                      NAP         100.0%     05/24/2006    Fee                   First
   80                   1992                      NAP         100.0%     03/22/2006    Fee                   First
   81                   2000                      NAP         100.0%     03/24/2006    Fee                   First
   82                   2001                      NAP          93.3%     03/13/2006    Fee                   First
   83                   1977                      NAP          94.4%     06/13/2006    Fee                   First
   84                   1998                     2004         100.0%     05/16/2006    Fee                   First
   85                   1988                     2004          76.3%     12/31/2005    Fee                   First
   86               1989 - 1990                   NAP         100.0%     04/01/2006    Fee                   First
   87                   1986                     2004         100.0%     09/01/2005    Fee                   First
   88                   2003                     2006          89.3%     05/01/2006    Fee                   First
   89                   1949                     2005          94.2%     02/17/2006    Fee                   First
   90                   1992                      NAP          92.7%     02/01/2006    Leasehold             First
   91                   1948                      NAP         100.0%     01/06/2006    Fee                   First
   92                   1973                      NAP          96.5%     04/27/2006    Fee                   First
   93                   1976                      NAP         100.0%     08/01/2006    Fee                   First
   94                   1996                      NAP          84.5%     06/01/2006    Fee                   First
   95                   1917                     1985         100.0%     04/28/2006    Leasehold             First
   96                   1960                      NAP          97.9%     02/01/2006    Fee                   First
   97                   2002                      NAP         100.0%     04/01/2006    Fee                   First
   98                   1951                    1990's        100.0%     12/01/2005    Fee                   First
   99                   1977                      NAP         100.0%     04/01/2006    Fee                   First
   100                  1998                      NAP         100.0%     05/08/2006    Fee                   First
   101              1999 / 2000                   NAP         100.0%     08/01/2006    Fee                   First
   102                  1941                     1965         100.0%     05/17/2006    Fee                   First
   103                  1999                      NAP         100.0%     08/01/2006    Fee                   First
   104              2004 / 2005                   NAP          91.8%     04/05/2006    Fee                   First
   105                  2005                      NAP         100.0%     07/01/2005    Fee                   First
   106                  1995                     1998         100.0%     03/01/2006    Fee                   First
   107                  1957                  1999 / 2003     100.0%     02/27/2006    Fee                   First
   108                  2005                      NAP          84.7%     03/24/2006    Fee                   First
   109                  1992                      NAP         100.0%     04/26/2006    Fee                   First
   110                  1965                      NAP         100.0%     05/10/2006    Fee                   First
   111                  1969                     2006         100.0%     04/20/2006    Fee                   First
   112                  1969                     2005          50.6%     04/30/2006    Fee                   First
   113                  2003                      NAP         100.0%     03/01/2006    Fee                   First
   114                  2005                      NAP          95.6%     04/28/2006    Fee                   First
   115                  1970                      NAP         100.0%     05/23/2006    Fee                   First
   116              1965 / 1969                   NAP          98.2%     02/03/2006    Fee                   First
   117                  1954                     1997         100.0%     08/01/2006    Fee                   First
   118              1991 - 1992                   NAP          96.2%     04/24/2006    Fee                   First
   119                  1910                     2006         100.0%     05/11/2006    Fee                   First
   120                  1993                      NAP         100.0%     05/16/2006    Fee                   First
   121                  1999                     2004          74.1%     03/31/2006    Fee                   First
   122                  1987                      NAP          89.7%     01/31/2006    Fee                   First
   123              1999 / 2000                   NAP          89.6%     01/06/2006    Fee                   First
   124                  1999                      NAP         100.0%     08/01/2006    Fee                   First
   125                  1993                      NAP         100.0%     04/07/2006    Fee                   First
   126              2005 / 2006                   NAP         100.0%     08/01/2006    Fee                   First
   127                  2006                      NAP         100.0%     06/19/2006    Fee                   First
   128                  2005                      NAP         100.0%     04/19/2006    Fee                   First
   129              1978 - 1979                   NAP         100.0%     03/17/2006    Fee                   First
   130                  2005                      NAP         100.0%     05/15/2006    Fee                   First
   131                  1989                      NAP          94.4%     03/31/2006    Fee                   First
   132       1978 / 1990 / 2004 - 2005            NAP          67.4%     05/15/2006    Fee                   First
   133                  2005                      NAP          89.3%     06/19/2006    Fee                   First
   134                  1987                  1997 / 2005     100.0%     05/25/2006    Fee                   First
   135                  1996                      NAP         100.0%     08/01/2006    Fee                   First
   136                  1999                      NAP         100.0%     05/19/2006    Fee                   First
   137                  2005                      NAP         100.0%     08/01/2006    Fee                   First
   138                  2005                      NAP          81.5%     02/01/2006    Fee                   First
   139                  1990                      NAP          94.3%     05/22/2006    Fee                   First
   140                  1987                      NAP          95.2%     03/27/2006    Fee                   First
   141                  2000                      NAP         100.0%     05/24/2006    Fee                   First
   142              2000 / 2002                   NAP          97.8%     05/24/2006    Fee                   First
   143                  2004                      NAP          95.3%     05/24/2006    Fee                   First
   144              1967 / 1993                  2006         100.0%     03/01/2006    Fee                   First
   145              1999 - 2001                   NAP          81.3%     06/07/2006    Fee                   First
   146              1964 - 1965                   NAP         100.0%     05/16/2006    Fee                   First
   147                  1996                      NAP         100.0%     05/01/2006    Fee                   First
   148                  2000                      NAP         100.0%     02/07/2006    Fee                   First
   149                  1980                      NAP         100.0%     03/31/2006    Fee                   First
   150                  1999                      NAP         100.0%     08/01/2006    Fee                   First
   151                  2006                      NAP         100.0%     08/01/2006    Fee                   First
   152                  2005                      NAP          85.9%     02/10/2006    Fee                   First
   153                  2005                      NAP         100.0%     04/24/2006    Fee                   First
   154                  2002                      NAP         100.0%     08/01/2006    Fee                   First
   155                  1950                      NAP         100.0%     05/26/2006    Fee                   First
   156           1986 / 1995 / 1999               NAP         100.0%     05/02/2006    Fee                   First
   157              1975 / 1985                   NAP          86.7%     02/22/2006    Fee                   First
   158                  1998                      NAP          90.9%     05/01/2006    Fee                   First
   159                  1979                      NAP         100.0%     02/24/2006    Fee                   First
   160                  1969                      NAP         100.0%     02/01/2006    Fee                   First
   161                  1999                      NAP         100.0%     05/03/2006    Fee                   First
   162              1968 / 1975                   NAP         100.0%     03/31/2006    Fee                   First
   163                  1977                     1997         100.0%     02/01/2006    Fee                   First
   164                  1995                      NAP          92.8%     01/17/2006    Fee                   First
   165                  2006                      NAP         100.0%     03/16/2006    Fee                   First
   166                  2005                      NAP         100.0%     08/01/2006    Fee                   First
   167                  1939                     2003         100.0%     02/01/2006    Fee                   First
   168                  1975                      NAP         100.0%     05/16/2006    Fee                   First
   169                  1960                     2000         100.0%     03/01/2006    Fee                   First
   170                  2000                      NAP         100.0%     05/12/2006    Fee                   First
   171                  2001                      NAP         100.0%     05/22/2006    Fee                   First

MORTGAGE               RELATED                  ORIGINAL      CUT-OFF DATE   CUT-OFF DATE BALANCE              FIRST PAYMENT
LOAN NO.            BORROWER LIST                BALANCE       BALANCE(6)       PER UNIT OR SF      NOTE DATE    DATE (P&I)
----------------------------------------------------------------------------------------------------------------------------

   1                     NAP                 $  150,000,000  $  149,397,658        $    429        05/31/2006    05/07/2006
   2                     NAP                 $  140,000,000  $  140,000,000        $186,418        03/03/2006    05/01/2011
   3                     NAP                 $  117,000,000  $  117,000,000        $    321        07/06/2006    09/01/2006
   4                     NAP                 $   56,191,000  $   56,191,000        $    204        03/14/2006       NAP
   5                     NAP                 $   26,809,000  $   26,809,000        $    204        03/14/2006       NAP
   6                     NAP                 $   66,000,000  $   66,000,000        $    285        06/12/2006       NAP
   7                     NAP                 $   40,000,000  $   40,000,000        $    250        04/17/2006       NAP
   8                     NAP                 $   34,500,000  $   34,500,000        $    259        05/02/2006    06/01/2009
   9                     NAP                 $   32,000,000  $   32,000,000        $    168        06/23/2006       NAP
   10                    NAP                 $   25,000,000  $   25,000,000        $ 83,056        05/09/2006       NAP
   11                    NAP                 $   23,830,000  $   23,830,000        $    187        05/12/2006    07/01/2008
   12                    NAP                 $   23,000,000  $   22,960,626        $    778        05/18/2006    07/01/2006
   13                    NAP                 $   22,700,000  $   22,700,000        $    148        05/30/2006    07/01/2008
   14                    NAP                 $   23,000,000  $   22,578,989        $     40        04/21/2006    06/01/2006
   15                    NAP                 $   21,350,000  $   21,350,000        $     76        05/18/2006    08/01/2009
   16                    NAP                 $   20,600,000  $   20,600,000        $    192        02/28/2006    04/01/2013
   17                    NAP                 $   20,500,000  $   20,483,673        $ 91,039        06/15/2006    08/01/2006
   18                    NAP                 $   20,480,000  $   20,480,000        $    136        06/06/2006    08/01/2012
   19            19, 24, 40, 60, 61          $   18,715,000  $   18,715,000        $     76        04/11/2006       NAP
   20                    NAP                 $   17,500,000  $   17,500,000        $    113        06/05/2006    08/01/2008
   21                    NAP                 $   17,000,000  $   17,000,000        $     17        04/03/2006       NAP
   22                    NAP                 $   17,000,000  $   17,000,000        $    603        03/09/2006    05/01/2011
   23                    NAP                 $   17,000,000  $   17,000,000        $    194        05/15/2006    07/01/2010
   24            19, 24, 40, 60, 61          $   16,300,000  $   16,300,000        $     32        04/07/2006       NAP
   25                    NAP                 $   15,600,000  $   15,600,000        $    131        05/10/2006       NAP
   26                    NAP                 $   12,600,000  $   12,600,000        $    212        05/04/2006       NAP
   27                    NAP                 $   12,500,000  $   12,500,000        $    150        05/11/2006       NAP
   28     28, 32, 46, 73, 92, 146, 147, 168  $   12,000,000  $   12,000,000        $    207        04/24/2006       NAP
   29                    NAP                 $   12,000,000  $   12,000,000        $    110        10/06/2005    12/01/2010
   30                    NAP                 $   12,000,000  $   11,985,277        $    148        06/12/2006    08/01/2006
   31                    NAP                 $   11,575,000  $   11,552,323        $213,932        05/24/2006    07/01/2006
   32     28, 32, 46, 73, 92, 146, 147, 168  $   11,000,000  $   11,000,000        $    148        04/24/2006       NAP
   33                    NAP                 $   10,800,000  $   10,800,000        $    247        04/13/2006    06/01/2011
   34                    NAP                 $   10,500,000  $   10,500,000        $ 40,385        05/11/2006       NAP
   35                    NAP                 $    4,286,517  $    4,286,517        $     20        04/04/2006    05/03/2008
   36                    NAP                 $    3,067,416  $    3,067,416        $     20        04/04/2006    05/03/2008
   37                    NAP                 $    1,966,292  $    1,966,292        $     20        04/04/2006    05/03/2008
   38                    NAP                 $    1,179,775  $    1,179,775        $     20        04/04/2006    05/03/2008
   39                    NAP                 $   10,500,000  $   10,468,774        $    112        04/13/2006    06/01/2006
   40            19, 24, 40, 60, 61          $   10,347,000  $   10,347,000        $    102        05/31/2006       NAP
   41                    NAP                 $   10,000,000  $    9,966,538        $     74        06/02/2006    08/01/2006
   42                    NAP                 $    9,700,000  $    9,700,000        $    121        06/15/2006       NAP
   43                    NAP                 $    9,500,000  $    9,500,000        $     58        05/26/2006       NAP
   44                    NAP                 $    9,100,000  $    9,100,000        $     94        05/09/2006    07/01/2009
   45                    NAP                 $    9,000,000  $    9,000,000        $     75        04/28/2006    06/01/2011
   46     28, 32, 46, 73, 92, 146, 147, 168  $    9,000,000  $    9,000,000        $    118        05/09/2006       NAP
   47                    NAP                 $    3,130,000  $    3,127,554        $    235        06/12/2006    08/08/2006
   48                    NAP                 $    3,130,000  $    3,127,554        $    235        06/12/2006    08/08/2006
   49                    NAP                 $    2,100,000  $    2,098,359        $    235        06/12/2006    08/08/2006
   50                    NAP                 $    8,000,000  $    8,000,000        $     46        03/29/2006    05/01/2008
   51                  51, 75                $    8,000,000  $    8,000,000        $    218        06/01/2006    02/01/2010
   52                    NAP                 $    8,000,000  $    8,000,000        $    130        05/30/2006       NAP
   53                    NAP                 $    8,000,000  $    7,969,986        $    126        03/23/2006    05/01/2006
   54                  54, 107               $    7,800,000  $    7,770,425        $    194        03/30/2006    05/01/2006
   55                    NAP                 $    7,625,000  $    7,625,000        $     49        05/16/2006    07/01/2008
   56                  56, 57                $    4,500,000  $    4,487,234        $ 47,663        05/05/2006    07/01/2006
   57                  56, 57                $    3,100,000  $    3,091,206        $ 47,663        05/05/2006    07/01/2006
   58                    NAP                 $    7,500,000  $    7,500,000        $     19        05/15/2006       NAP
   59                    NAP                 $    7,500,000  $    7,500,000        $    300        04/18/2006       NAP
   60            19, 24, 40, 60, 61          $    7,500,000  $    7,500,000        $     85        12/23/2005       NAP
   61            19, 24, 40, 60, 61          $    7,500,000  $    7,500,000        $     94        05/26/2006       NAP
   62                    NAP                 $    7,000,000  $    7,000,000        $    250        03/21/2006    05/01/2011
   63                    NAP                 $    6,900,000  $    6,881,469        $    285        04/11/2006    06/01/2006
   64                    NAP                 $    3,472,057  $    3,457,865        $    239        05/05/2006    07/01/2006
   65                    NAP                 $    3,337,943  $    3,324,300        $    239        05/05/2006    07/01/2006
   66                    NAP                 $    6,550,000  $    6,533,523        $ 65,995        05/18/2006    07/01/2006
   67                    NAP                 $    6,500,000  $    6,500,000        $     62        04/07/2006    05/08/2008
   68                    NAP                 $    6,500,000  $    6,500,000        $    295        05/03/2006    07/01/2008
   69                    NAP                 $    6,416,000  $    6,400,758        $     62        04/20/2006    06/01/2006
   70                    NAP                 $    6,150,000  $    6,150,000        $    273        05/31/2006       NAP
   71                    NAP                 $    5,940,000  $    5,940,000        $     74        03/02/2006       NAP
   72                    NAP                 $    5,600,000  $    5,600,000        $    175        05/04/2006    07/01/2008
   73     28, 32, 46, 73, 92, 146, 147, 168  $    5,000,000  $    5,000,000        $     96        05/17/2006       NAP
   74                    NAP                 $    5,000,000  $    5,000,000        $     67        03/09/2006       NAP
   75                  51, 75                $    5,000,000  $    5,000,000        $     68        06/01/2006    08/01/2009
   76                    NAP                 $    5,000,000  $    5,000,000        $     60        05/12/2006    01/01/2007
   77                    NAP                 $    5,000,000  $    4,986,947        $    319        04/06/2006    06/01/2006
   78                    NAP                 $    5,000,000  $    4,979,263        $     65        03/31/2006    06/03/2006
   79                    NAP                 $    4,950,000  $    4,950,000        $    136        05/24/2006    07/01/2011
   80                    NAP                 $    4,785,000  $    4,767,714        $     54        03/10/2006    05/01/2006
   81                    NAP                 $    4,750,000  $    4,750,000        $    161        04/18/2006    06/01/2007
   82                    NAP                 $    4,650,000  $    4,650,000        $    305        04/27/2006       NAP
   83                    NAP                 $    4,650,000  $    4,650,000        $    78         06/14/2006    12/01/2007
   84                    NAP                 $    4,550,000  $    4,550,000        $    145        05/30/2006    07/01/2008
   85                    NAP                 $    4,500,000  $    4,474,387        $ 38,243        03/09/2006    05/01/2006
   86                    NAP                 $    4,372,500  $    4,355,656        $     80        03/13/2006    05/01/2006
   87                    NAP                 $    4,350,000  $    4,324,130        $    157        04/03/2006    06/01/2006
   88                    NAP                 $    4,250,000  $    4,250,000        $    263        06/06/2006    08/01/2008
   89                    NAP                 $    4,250,000  $    4,217,122        $     59        12/05/2005    02/01/2006
   90                    NAP                 $    4,100,000  $    4,100,000        $     98        06/27/2006    02/01/2008
   91                    NAP                 $    4,000,000  $    4,000,000        $ 47,059        01/27/2006       NAP
   92     28, 32, 46, 73, 92, 146, 147, 168  $    4,000,000  $    4,000,000        $    140        05/02/2006       NAP
   93                    NAP                 $    4,000,000  $    3,996,958        $     43        06/08/2006    08/01/2006
   94                    NAP                 $    4,000,000  $    3,993,209        $     60        05/22/2006    07/01/2006
   95                    NAP                 $    4,000,000  $    3,993,020        $    553        05/30/2006    07/01/2006
   96                    NAP                 $    4,000,000  $    3,992,844        $ 42,934        05/10/2006    07/01/2006
   97                    NAP                 $    4,000,000  $    3,989,003        $    332        04/27/2006    06/01/2006
   98                    NAP                 $    3,970,000  $    3,960,082        $    264        04/20/2006    06/01/2006
   99                    NAP                 $    3,700,000  $    3,700,000        $ 35,238        05/09/2006    06/01/2009
   100                   NAP                 $    3,650,000  $    3,650,000        $     95        05/08/2006    07/01/2008
   101                   NAP                 $    3,650,000  $    3,643,616        $    286        05/05/2006    07/01/2006
   102                   NAP                 $    3,625,000  $    3,621,786        $    240        06/12/2006    08/01/2006
   103                103, 124               $    3,533,000  $    3,526,928        $    277        05/09/2006    07/01/2006
   104                   NAP                 $    3,500,000  $    3,500,000        $    118        04/13/2006    06/01/2009
   105                   NAP                 $    3,500,000  $    3,417,692        $    168        09/28/2005    11/01/2005
   106                   NAP                 $    3,350,000  $    3,337,480        $     80        03/01/2006    05/01/2006
   107                 54, 107               $    3,300,000  $    3,300,000        $    115        04/19/2006       NAP
   108                   NAP                 $    3,300,000  $    3,291,688        $    202        04/13/2006    06/01/2006
   109                   NAP                 $    3,280,000  $    3,271,936        $     70        04/28/2006    06/01/2006
   110                   NAP                 $    3,200,000  $    3,194,441        $    134        05/10/2006    07/01/2006
   111                   NAP                 $    3,200,000  $    3,194,080        $    191        04/19/2006    07/01/2006
   112                   NAP                 $    3,200,000  $    3,191,922        $ 22,166        05/26/2006    07/01/2006
   113                   NAP                 $    3,150,000  $    3,150,000        $    293        04/07/2006       NAP
   114                   NAP                 $    3,150,000  $    3,150,000        $    194        05/05/2006    07/01/2008
   115                   NAP                 $    3,140,000  $    3,134,748        $    206        05/15/2006    07/01/2006
   116                   NAP                 $    3,050,000  $    3,035,885        $ 54,212        02/03/2006    04/01/2006
   117                   NAP                 $    3,000,000  $    3,000,000        $    178        05/10/2006    07/01/2013
   118                   NAP                 $    3,000,000  $    2,997,481        $ 14,274        06/26/2006    08/01/2006
   119                   NAP                 $    3,000,000  $    2,994,413        $ 90,740        05/17/2006    07/01/2006
   120                   NAP                 $    3,000,000  $    2,994,239        $    197        05/16/2006    07/01/2006
   121                   NAP                 $    3,000,000  $    2,993,254        $ 44,675        05/31/2006    07/01/2006
   122                   NAP                 $    3,000,000  $    2,991,753        $     46        03/21/2006    06/01/2006
   123              123, 132, 164            $    2,930,000  $    2,918,910        $     45        03/10/2006    05/01/2006
   124                103, 124               $    2,861,000  $    2,856,083        $    262        05/09/2006    07/01/2006
   125                   NAP                 $    2,860,000  $    2,852,445        $    125        04/17/2006    06/01/2006
   126                   NAP                 $    2,800,000  $    2,800,000        $    158        04/07/2006    06/01/2008
   127                   NAP                 $    2,800,000  $    2,797,691        $    283        06/19/2006    08/01/2006
   128                   NAP                 $    2,650,000  $    2,650,000        $    179        04/07/2006       NAP
   129                   NAP                 $    2,600,000  $    2,563,518        $     85        03/17/2006    05/01/2006
   130                   NAP                 $    2,500,000  $    2,495,354        $    271        05/12/2006    07/01/2006
   131                   NAP                 $    2,500,000  $    2,493,289        $     65        04/13/2006    06/01/2006
   132              123, 132, 164            $    2,500,000  $    2,476,120        $     34        10/12/2005    12/01/2005
   133                   NAP                 $    2,480,000  $    2,473,648        $    164        04/06/2006    06/01/2006
   134                   NAP                 $    2,400,000  $    2,395,619        $    126        05/25/2006    07/01/2006
   135                   NAP                 $    2,300,000  $    2,296,014        $    148        05/11/2006    07/01/2006
   136                   NAP                 $    2,300,000  $    2,295,904        $     38        05/19/2006    07/01/2006
   137                   NAP                 $    2,300,000  $    2,294,025        $    166        04/13/2006    06/01/2006
   138                   NAP                 $    2,216,992  $    2,208,564        $    287        03/01/2006    05/01/2006
   139                   NAP                 $    2,200,000  $    2,200,000        $    129        05/22/2006    07/01/2011
   140                   NAP                 $    2,175,000  $    2,173,309        $     60        06/01/2006    08/01/2006
   141                   NAP                 $      934,256  $      934,256        $     35        06/01/2006    07/01/2008
   142                   NAP                 $      934,256  $      934,256        $     35        06/01/2006    07/01/2008
   143                   NAP                 $      291,488  $      291,488        $     35        06/01/2006    07/01/2008
   144                   NAP                 $    2,100,000  $    2,096,635        $    127        04/18/2006    07/01/2006
   145                   NAP                 $    2,050,000  $    2,038,052        $     65        06/05/2006    08/01/2006
   146    28, 32, 46, 73, 92, 146, 147, 168  $    2,000,000  $    2,000,000        $     48        05/02/2006       NAP
   147    28, 32, 46, 73, 92, 146, 147, 168  $    2,000,000  $    2,000,000        $    262        05/02/2006       NAP
   148                   NAP                 $    2,000,000  $    2,000,000        $    120        03/24/2006    05/01/2009
   149                   NAP                 $    1,920,000  $    1,918,540        $    115        06/13/2006    08/01/2006
   150                150, 154               $    1,880,000  $    1,880,000        $    186        03/17/2006    05/01/2008
   151                   NAP                 $    1,700,000  $    1,697,067        $    242        05/30/2006    07/01/2006
   152                   NAP                 $    1,650,000  $    1,642,553        $    136        01/17/2006    04/01/2006
   153                   NAP                 $    1,560,000  $    1,557,197        $    156        05/02/2006    07/01/2006
   154                150, 154               $    1,550,000  $    1,544,151        $    160        03/03/2006    05/01/2006
   155                   NAP                 $    1,500,000  $    1,498,123        $     94        06/01/2006    08/01/2006
   156                   NAP                 $    1,500,000  $    1,493,901        $     34        05/16/2006    07/01/2006
   157                   NAP                 $    1,490,000  $    1,490,000        $    101        02/15/2006       NAP
   158                   NAP                 $    1,400,000  $    1,397,369        $     44        05/16/2006    07/01/2006
   159                   NAP                 $    1,400,000  $    1,395,166        $     96        02/15/2006    05/01/2006
   160                   NAP                 $    1,350,000  $    1,350,000        $    100        02/24/2006       NAP
   161                   NAP                 $    1,350,000  $    1,346,598        $    301        05/03/2006    07/01/2006
   162                   NAP                 $    1,250,000  $    1,247,809        $     79        05/05/2006    07/01/2006
   163                163, 167               $    1,200,000  $    1,198,023        $    113        05/16/2006    07/01/2006
   164              123, 132, 164            $    1,175,000  $    1,169,387        $     24        02/15/2006    04/01/2006
   165                   NAP                 $    1,165,000  $    1,162,967        $    166        05/03/2006    07/01/2006
   166                   NAP                 $    1,066,000  $    1,065,169        $    152        06/02/2006    08/01/2006
   167                163, 167               $    1,050,000  $    1,047,382        $     69        05/16/2006    07/01/2006
   168    28, 32, 46, 73, 92, 146, 147, 168  $    1,000,000  $    1,000,000        $     26        05/02/2006       NAP
   169                   NAP                 $    1,000,000  $      996,290        $    221        03/01/2006    05/01/2006
   170                170, 171               $      950,000  $      946,277        $    386        05/12/2006    07/01/2006
   171                170, 171               $      950,000  $      946,277        $    265        05/22/2006    07/01/2006
                                             $1,615,792,492  $1,613,840,193

MORTGAGE  FIRST PAYMENT                   GRACE               LOCKBOX         LOCKBOX         ORIGINAL TERM  REMAINING TERM
LOAN NO.    DATE (IO)    MATURITY DATE  PERIOD(7)  ARD LOAN   STATUS           TYPE            TO MATURITY    TO MATURITY
---------------------------------------------------------------------------------------------------------------------------

   1           NAP         04/07/2011       5         No      In Place          Hard                60              56
   2        05/01/2006     04/01/2016       5         Yes     In Place          Hard               120             116
   3           NAP         08/01/2016       7         No      In Place  Soft, Springing Hard       120             120
   4        05/01/2006     04/01/2016       5         No      In Place          Hard               120             116
   5        05/01/2006     04/01/2016       5         No      In Place          Hard               120             116
   6        08/01/2006     07/01/2016       0         No      In Place          Hard               120             119
   7        06/07/2006     05/07/2016       1         No      In Place          Hard               120             117
   8        06/01/2006     05/01/2016       0         Yes     In Place  Soft, Springing Hard       120             117
   9        08/01/2006     07/01/2016       0         Yes     In Place  Soft, Springing Hard       120             119
   10       07/01/2006     06/01/2013       0         Yes       NAP             NAP                 84              82
   11       07/01/2006     06/01/2018       0         Yes     In Place          Hard               144             142
   12          NAP         06/01/2016       5         No     Springing          Hard               120             118
   13       07/01/2006     06/01/2016       0         No        NAP             NAP                120             118
   14          NAP         05/01/2016       5         No        NAP             NAP                120             117
   15       08/01/2006     07/01/2016       0         No        NAP             NAP                120             119
   16       04/01/2006     03/01/2016       5         No     Springing          Hard               120             115
   17          NAP         07/01/2016       5         No        NAP             NAP                120             119
   18       08/01/2006     07/01/2016       0         Yes       NAP             NAP                120             119
   19       06/01/2006     05/01/2011       5         No        NAP             NAP                 60              57
   20       08/01/2006     07/01/2016       5         No        NAP             NAP                120             119
   21       06/03/2006     05/03/2016       0         Yes       NAP             NAP                120             117
   22       05/01/2006     04/01/2016       5         No      In Place          Hard               120             116
   23       07/01/2006     06/01/2016       5         No      In Place          Hard               120             118
   24       06/01/2006     05/01/2013       5         No     Springing          Hard                84              81
   25       07/01/2006     06/01/2016       0         No        NAP             NAP                120             118
   26       07/01/2006     06/01/2016       5         No        NAP             NAP                120             118
   27       07/01/2006     06/01/2016       5         No        NAP             NAP                120             118
   28       06/01/2006     05/01/2016       5         No        NAP             NAP                120             117
   29       12/01/2005     11/01/2015       5         No        NAP             NAP                120             111
   30          NAP         07/01/2016       5         Yes    Springing          Hard               120             119
   31          NAP         06/01/2016       5         No        NAP             NAP                120             118
   32       06/01/2006     05/01/2016       5         No        NAP             NAP                120             117
   33       06/01/2006     05/01/2016       5         No        NAP             NAP                120             117
   34       07/01/2006     06/01/2016       0         No        NAP             NAP                120             118
   35       05/03/2006     04/03/2016       0         No        NAP             NAP                120             116
   36       05/03/2006     04/03/2016       0         No        NAP             NAP                120             116
   37       05/03/2006     04/03/2016       0         No        NAP             NAP                120             116
   38       05/03/2006     04/03/2016       0         No        NAP             NAP                120             116
   39          NAP         05/01/2016       5         No        NAP             NAP                120             117
   40       07/01/2006     06/01/2011       5         No        NAP             NAP                 60              58
   41          NAP         07/01/2021       0         No        NAP             NAP                180             179
   42       08/01/2006     07/01/2021       5         No        NAP             NAP                180             179
   43       07/01/2006     06/01/2016       5         No        NAP             NAP                120             118
   44       07/01/2006     06/01/2016       5         No        NAP             NAP                120             118
   45       06/01/2006     05/01/2016       5         No        NAP             NAP                120             117
   46       07/01/2006     06/01/2016       5         No        NAP             NAP                120             118
   47          NAP         07/08/2016       0         No        NAP             NAP                120             119
   48          NAP         07/08/2016       0         No        NAP             NAP                120             119
   49          NAP         07/08/2016       0         No        NAP             NAP                120             119
   50       05/01/2006     04/01/2021       5         No        NAP             NAP                180             176
   51       08/01/2006     07/01/2016       5         No        NAP             NAP                120             119
   52       07/01/2006     06/01/2016       5         No        NAP             NAP                120             118
   53          NAP         04/01/2016       5         No        NAP             NAP                120             116
   54          NAP         04/01/2021       5         Yes     In Place          Hard               180             176
   55       07/01/2006     06/01/2016       0         No        NAP             NAP                120             118
   56          NAP         06/01/2016       5         No        NAP             NAP                120             118
   57          NAP         06/01/2016       5         No        NAP             NAP                120             118
   58       07/01/2006     06/01/2016       5         No        NAP             NAP                120             118
   59       06/07/2006     05/07/2016       0         No        NAP             NAP                120             117
   60       02/01/2006     01/01/2016       5         Yes    Springing          Hard               120             113
   61       07/01/2006     06/01/2016       5         Yes    Springing          Hard               120             118
   62       05/01/2006     04/01/2016       5         No     Springing          Hard               120             116
   63          NAP         05/01/2016       5         No        NAP             NAP                120             117
   64          NAP         06/01/2026       0         No        NAP             NAP                240             238
   65          NAP         06/01/2026       0         No        NAP             NAP                240             238
   66          NAP         06/01/2016       5         No        NAP             NAP                120             118
   67       05/08/2006     04/08/2016       0         No        NAP             NAP                120             116
   68       07/01/2006     06/01/2016       5         No        NAP             NAP                120             118
   69          NAP         05/01/2016       5         No        NAP             NAP                120             117
   70       07/01/2006     06/01/2016       0         No        NAP             NAP                120             118
   71       05/01/2006     04/01/2016       0         Yes    Springing          Hard               120             116
   72       07/01/2006     06/01/2016       5         No        NAP             NAP                120             118
   73       07/01/2006     06/01/2016       5         No        NAP             NAP                120             118
   74       05/01/2006     04/01/2011       5         No        NAP             NAP                 60              56
   75       08/01/2006     07/01/2016       5         No        NAP             NAP                120             119
   76       07/01/2006     06/01/2016       0         No        NAP             NAP                120             118
   77          NAP         05/01/2011       5         No        NAP             NAP                 60              57
   78          NAP         01/03/2019       0         No        NAP             NAP                152             149
   79       07/01/2006     06/01/2016       5         No        NAP             NAP                120             118
   80          NAP         04/01/2016       2         Yes    Springing          Hard               120             116
   81       06/01/2006     05/01/2016       5         No        NAP             NAP                120             117
   82       06/01/2006     05/01/2016       5         No        NAP             NAP                120             117
   83       07/01/2006     11/01/2015       5         No        NAP             NAP                113             111
   84       07/01/2006     06/01/2016       5         Yes    Springing          Hard               120             118
   85          NAP         04/01/2016       5         No        NAP             NAP                120             116
   86          NAP         04/01/2016       5         No        NAP             NAP                120             116
   87          NAP         05/01/2016       5         No        NAP             NAP                120             117
   88       08/01/2006     07/01/2016       5         No        NAP             NAP                120             119
   89          NAP         01/01/2016       5         No        NAP             NAP                120             113
   90       08/01/2006     07/01/2016       5         No        NAP             NAP                120             119
   91       03/01/2006     02/01/2016       5         No        NAP             NAP                120             114
   92       07/01/2006     06/01/2016       5         No        NAP             NAP                120             118
   93          NAP         07/01/2016       5         No        NAP             NAP                120             119
   94          NAP         06/01/2016       5         No        NAP             NAP                120             118
   95          NAP         06/01/2016       5         No        NAP             NAP                120             118
   96          NAP         06/01/2016       5         No        NAP             NAP                120             118
   97          NAP         05/01/2016       5         Yes    Springing          Hard               120             117
   98          NAP         05/01/2021       5         No        NAP             NAP                180             177
   99       07/01/2006     06/01/2016       5         No        NAP             NAP                120             118
   100      07/01/2006     06/01/2016       5         No        NAP             NAP                120             118
   101         NAP         06/01/2016       5         No        NAP             NAP                120             118
   102         NAP         07/01/2016       5         No        NAP             NAP                120             119
   103         NAP         06/01/2016       5         Yes    Springing          Hard               120             118
   104      06/01/2006     05/01/2016       5         No        NAP             NAP                120             117
   105         NAP         10/01/2015       5         No     Springing          Hard               120             110
   106         NAP         04/01/2016       5         No      In Place          Hard               120             116
   107      06/01/2006     05/01/2016       5         No        NAP             NAP                120             117
   108         NAP         05/01/2016       5         No        NAP             NAP                120             117
   109         NAP         05/01/2016       5         No        NAP             NAP                120             117
   110         NAP         06/01/2016       0         No        NAP             NAP                120             118
   111         NAP         06/01/2016       5         No     Springing          Hard               120             118
   112         NAP         06/01/2016       5         No        NAP             NAP                120             118
   113      06/01/2006     05/01/2011       5         No        NAP             NAP                 60              57
   114      07/01/2006     06/01/2016       5         No        NAP             NAP                120             118
   115         NAP         06/01/2016       5         No        NAP             NAP                120             118
   116         NAP         03/01/2016       0         No        NAP             NAP                120             115
   117      07/01/2006     06/01/2021       5         No        NAP             NAP                180             178
   118         NAP         07/01/2016       5         No        NAP             NAP                120             119
   119         NAP         06/01/2021       5         No        NAP             NAP                180             178
   120         NAP         06/01/2016       5         No        NAP             NAP                120             118
   121         NAP         06/01/2016       5         No        NAP             NAP                120             118
   122         NAP         05/01/2016       5         No        NAP             NAP                120             117
   123         NAP         04/01/2016       5         No        NAP             NAP                120             116
   124         NAP         06/01/2016       5         Yes    Springing          Hard               120             118
   125         NAP         05/01/2016       5         No        NAP             NAP                120             117
   126      06/01/2006     05/01/2016       5         No        NAP             NAP                120             117
   127         NAP         07/01/2016       0         No        NAP             NAP                120             119
   128      06/01/2006     05/01/2016       5         No      In Place          Hard               120             117
   129         NAP         04/01/2021       0         No        NAP             NAP                180             176
   130         NAP         06/01/2016       5         No        NAP             NAP                120             118
   131         NAP         05/01/2016       5         No        NAP             NAP                120             117
   132         NAP         11/01/2015       5         No        NAP             NAP                120             111
   133         NAP         05/01/2016       5         No        NAP             NAP                120             117
   134         NAP         06/01/2013       0         No        NAP             NAP                 84              82
   135         NAP         06/01/2016       5         No     Springing          Hard               120             118
   136         NAP         06/01/2016       0         No        NAP             NAP                120             118
   137         NAP         05/01/2016       5         No        NAP             NAP                120             117
   138         NAP         04/01/2016       5         No        NAP             NAP                120             116
   139      07/01/2006     06/01/2016       0         No        NAP             NAP                120             118
   140         NAP         07/01/2016       5         No        NAP             NAP                120             119
   141      07/01/2006     06/01/2016       5         No        NAP             NAP                120             118
   142      07/01/2006     06/01/2016       5         No        NAP             NAP                120             118
   143      07/01/2006     06/01/2016       5         No        NAP             NAP                120             118
   144         NAP         06/01/2016       5         No        NAP             NAP                120             118
   145         NAP         07/01/2016       5         No     Springing          Hard               120             119
   146      07/01/2006     06/01/2016       5         No        NAP             NAP                120             118
   147      07/01/2006     06/01/2016       5         No        NAP             NAP                120             118
   148      05/01/2006     04/01/2016       5         No        NAP             NAP                120             116
   149         NAP         07/01/2016       5         No        NAP             NAP                120             119
   150      05/01/2006     04/01/2016       5         No      In Place          Hard               120             116
   151         NAP         06/01/2016       5         No     Springing          Hard               120             118
   152         NAP         03/01/2016       5         No        NAP             NAP                120             115
   153         NAP         06/01/2016       0         No        NAP             NAP                120             118
   154         NAP         04/01/2016       5         No      In Place          Hard               120             116
   155         NAP         07/01/2016       0         No        NAP             NAP                120             119
   156         NAP         06/01/2016       0         No        NAP             NAP                120             118
   157      04/01/2006     03/01/2016       5         No        NAP             NAP                120             115
   158         NAP         06/01/2016       5         No        NAP             NAP                120             118
   159         NAP         04/01/2016       5         No        NAP             NAP                120             116
   160      04/01/2006     03/01/2016       5         No        NAP             NAP                120             115
   161         NAP         06/01/2021       0         No        NAP             NAP                180             178
   162         NAP         06/01/2016       5         No        NAP             NAP                120             118
   163         NAP         06/01/2016       5         No        NAP             NAP                120             118
   164         NAP         03/01/2016       5         No        NAP             NAP                120             115
   165         NAP         06/01/2016       5         Yes    Springing          Hard               120             118
   166         NAP         07/01/2016       5         No     Springing          Hard               120             119
   167         NAP         06/01/2016       5         No        NAP             NAP                120             118
   168      07/01/2006     06/01/2016       5         No        NAP             NAP                120             118
   169         NAP         04/01/2016       5         No        NAP             NAP                120             116
   170         NAP         06/01/2016       0         No        NAP             NAP                120             118
   171         NAP         06/01/2016       0         No        NAP             NAP                120             118
                                                                                                   115             112

MORTGAGE     ORIGINAL      REMAINING   MORTGAGE       MONTHLY       MONTHLY   THIRD MOST RECENT  THIRD MOST RECENT
LOAN NO.  AMORT. TERM(8)  AMORT. TERM      RATE  PAYMENT (P&I)  Payment (IO)                NOI      NOI Date
------------------------------------------------------------------------------------------------------------------

   1           360            356        5.599%       $861,024         NAP       $16,582,799        12/31/2004
   2           360            360        5.750%       $817,002    $680,150       $15,888,760        12/31/2003
   3           360            360        5.860%       $690,978         NAP       $11,827,429        12/31/2003
   4            IO             IO        5.549%            NAP    $263,422               NAP            NAP
   5            IO             IO        5.549%            NAP    $125,680               NAP            NAP
   6            IO             IO        5.969%            NAP    $332,827               NAP            NAP
   7            IO             IO        5.700%            NAP    $192,639               NAP            NAP
   8           360            360        5.955%       $205,848    $173,584       $ 3,077,088        12/31/2003
   9            IO             IO        6.080%            NAP    $164,385       $ 4,163,005        12/31/2003
   10           IO             IO        6.270%            NAP    $132,439               NAP            NAP
   11          360            360        6.387%       $148,855    $128,597               NAP            NAP
   12          360            358        6.294%       $142,274         NAP       $ 2,063,951        12/31/2003
   13          360            360        5.950%       $135,369    $114,117               NAP            NAP
   14          120            117        5.770%       $252,699         NAP       $ 7,924,618        12/31/2003
   15          360            360        5.900%       $126,635    $106,429               NAP            NAP
   16          360            360        5.365%       $115,226    $ 93,378       $ 1,618,659        12/31/2003
   17          360            359        6.150%       $124,892         NAP       $ 2,392,227        12/31/2004
   18          360            360        6.140%       $124,637    $106,245       $ 1,761,895        12/31/2003
   19           IO             IO        4.924%            NAP    $ 76,794               NAP            NAP
   20          360            360        5.960%       $104,472    $ 88,124       $ 2,219,839        12/31/2004
   21           IO             IO        5.470%            NAP    $ 78,568               NAP            NAP
   22          348            348        5.832%       $101,379    $ 83,768               NAP            NAP
   23          360            360        5.744%       $ 99,143    $ 82,504               NAP            NAP
   24           IO             IO        5.255%            NAP    $ 71,380               NAP            NAP
   25           IO             IO        5.980%            NAP    $ 78,820       $ 1,899,773        12/31/2003
   26           IO             IO        5.950%            NAP    $ 63,343       $   978,981        12/31/2003
   27           IO             IO        6.136%            NAP    $ 64,804       $ 1,144,035        12/31/2003
   28           IO             IO        5.640%            NAP    $ 57,183       $ 1,099,103        12/31/2003
   29          360            360        5.100%       $ 65,154    $ 51,708       $ 1,045,426        12/31/2003
   30          300            299        6.200%       $ 78,790         NAP       $ 1,732,654        12/31/2003
   31          360            358        5.690%       $ 67,108         NAP               NAP            NAP
   32           IO             IO        5.640%            NAP    $ 52,418               NAP            NAP
   33          360            360        5.673%       $ 62,499    $ 51,766               NAP            NAP
   34           IO             IO        5.940%            NAP    $ 52,697               NAP            NAP
   35          360            360        5.780%       $ 25,097    $ 20,933               NAP            NAP
   36          360            360        5.780%       $ 17,959    $ 14,980               NAP            NAP
   37          360            360        5.780%       $ 11,512    $  9,603               NAP            NAP
   38          360            360        5.780%       $  6,907    $  5,762               NAP            NAP
   39          360            357        5.527%       $ 59,796         NAP       $ 1,139,345        12/31/2003
   40           IO             IO        4.920%            NAP    $ 42,423       $   927,542        12/31/2002
   41          180            179        5.770%       $ 83,148         NAP       $ 1,586,699        12/31/2003
   42           IO             IO        6.316%            NAP    $ 51,763       $ 1,053,396        12/31/2003
   43           IO             IO        6.201%            NAP    $ 49,773               NAP            NAP
   44          360            360        6.340%       $ 56,564    $ 48,746               NAP            NAP
   45          360            360        5.819%       $ 52,917    $ 44,249       $   934,411        12/31/2003
   46           IO             IO        5.640%            NAP    $ 42,888               NAP            NAP
   47          360            359        6.220%       $ 19,211         NAP       $   301,377        12/31/2004
   48          360            359        6.220%       $ 19,211         NAP       $   290,066        12/31/2004
   49          360            359        6.220%       $ 12,889         NAP       $   190,150        12/31/2003
   50          360            360        5.960%       $ 47,759    $ 40,285               NAP            NAP
   51          360            360        5.725%       $ 46,559    $ 38,697       $   811,089        12/31/2003
   52           IO             IO        6.090%            NAP    $ 41,164               NAP            NAP
   53          360            356        5.910%       $ 47,502         NAP       $   547,931        12/31/2003
   54          360            356        5.862%       $ 46,075         NAP       $   628,780        12/31/2003
   55          360            360        5.880%       $ 45,129    $ 37,881               NAP            NAP
   56          300            298        5.770%       $ 28,364         NAP               NAP            NAP
   57          300            298        5.770%       $ 19,540         NAP       $   524,371        12/31/2004
   58           IO             IO        5.990%            NAP    $ 37,957               NAP            NAP
   59           IO             IO        6.100%            NAP    $ 38,655       $   699,581        12/31/2003
   60           IO             IO        5.140%            NAP    $ 32,125               NAP            NAP
   61           IO             IO        6.045%            NAP    $ 37,781       $   991,795        12/31/2004
   62          360            360        5.660%       $ 40,451    $ 33,475       $   678,969        12/31/2003
   63          360            357        5.970%       $ 41,236         NAP       $   518,389        12/31/2003
   64          240            238        6.160%       $ 25,196         NAP       $   345,619        12/31/2003
   65          240            238        6.160%       $ 24,223         NAP       $   389,060        12/31/2003
   66          300            298        6.460%       $ 44,062         NAP       $   458,535        12/31/2004
   67          360            360        5.520%       $ 36,988    $ 30,315               NAP            NAP
   68          360            360        6.270%       $ 40,106    $ 34,434               NAP            NAP
   69          360            357        6.480%       $ 40,469         NAP               NAP            NAP
   70           IO             IO        6.050%            NAP    $ 31,437               NAP            NAP
   71           IO             IO        5.636%            NAP    $ 28,286               NAP            NAP
   72          360            360        6.006%       $ 33,596    $ 28,417               NAP            NAP
   73           IO             IO        5.640%            NAP    $ 23,826       $   101,259        12/31/2003
   74           IO             IO        6.210%            NAP    $ 26,234       $   678,959        12/31/2003
   75          360            360        5.720%       $ 29,083    $ 24,164       $   420,376        12/31/2003
   76          240            240        5.920%       $ 35,591    $ 25,078               NAP            NAP
   77          360            357        6.090%       $ 30,267         NAP               NAP            NAP
   78          300            297        5.820%       $ 31,667         NAP       $   589,190        12/31/2002
   79          360            360        6.294%       $ 30,620    $ 26,323               NAP            NAP
   80          360            356        6.080%       $ 28,935         NAP               NAP            NAP
   81          360            360        5.780%       $ 27,810    $ 23,197       $   535,385        12/31/2004
   82           IO             IO        5.890%            NAP    $ 23,141       $   219,687        12/31/2003
   83          360            360        5.540%       $ 26,519    $ 21,766               NAP            NAP
   84          360            360        6.240%       $ 27,986    $ 23,989               NAP            NAP
   85          300            296        5.780%       $ 28,391         NAP       $   437,693        12/31/2003
   86          360            356        5.790%       $ 25,628         NAP       $   480,767        12/31/2003
   87          240            237        6.300%       $ 31,922         NAP       $   417,628        12/31/2003
   88          360            360        6.360%       $ 26,473    $ 22,838               NAP            NAP
   89          360            353        5.320%       $ 23,653         NAP               NAP            NAP
   90          360            360        5.635%       $ 23,628    $ 19,520       $   538,591        12/31/2003
   91           IO             IO        5.100%            NAP    $ 17,236       $    15,403        12/31/2002
   92           IO             IO        5.640%            NAP    $ 19,061               NAP            NAP
   93          360            359        6.320%       $ 24,811         NAP               NAP            NAP
   94          360            358        6.330%       $ 24,837         NAP      -$    49,070        12/31/2003
   95          360            358        6.210%       $ 24,525         NAP               NAP            NAP
   96          360            358        6.100%       $ 24,240         NAP               NAP            NAP
   97          360            357        5.870%       $ 23,649         NAP               NAP            NAP
   98          360            357        6.274%       $ 24,506         NAP       $   341,446        12/31/2002
   99          360            360        6.240%       $ 22,757    $ 19,507       $   325,759        12/31/2003
   100         360            360        5.970%       $ 21,813    $ 18,411               NAP            NAP
   101         360            358        6.200%       $ 22,355         NAP               NAP            NAP
   102         360            359        5.740%       $ 21,131         NAP       $   258,777        12/31/2003
   103         360            358        6.277%       $ 21,815         NAP               NAP            NAP
   104         360            360        5.830%       $ 20,603    $ 17,240               NAP            NAP
   105         240            230        5.250%       $ 23,585         NAP               NAP            NAP
   106         360            356        5.928%       $ 19,929         NAP               NAP            NAP
   107          IO             IO        5.469%            NAP    $ 15,249       $   419,824        12/31/2003
   108         360            357        6.240%       $ 20,297         NAP               NAP            NAP
   109         360            357        6.340%       $ 20,388         NAP       $   118,196        12/31/2003
   110         360            358        6.230%       $ 19,661         NAP               NAP            NAP
   111         360            358        5.950%       $ 19,083         NAP               NAP            NAP
   112         300            298        6.440%       $ 21,487         NAP       $   779,664     T-12 (04/30/2005)
   113          IO             IO        6.232%            NAP    $ 16,586               NAP            NAP
   114         360            360        5.940%       $ 18,765    $ 15,809               NAP            NAP
   115         360            358        6.395%       $ 19,631         NAP               NAP            NAP
   116         360            355        5.900%       $ 18,091         NAP               NAP            NAP
   117         360            360        6.191%       $ 18,357    $ 15,692               NAP            NAP
   118         360            359        5.950%       $ 17,890         NAP       $   532,183        12/31/2004
   119         360            358        5.920%       $ 17,833         NAP               NAP            NAP
   120         360            358        5.781%       $ 17,566         NAP       $   262,096        12/31/2003
   121         300            298        7.080%       $ 21,357         NAP       $   409,577        12/31/2004
   122         360            357        5.870%       $ 17,737         NAP       $   336,090        12/31/2003
   123         360            356        5.870%       $ 17,323         NAP       $   317,133        12/31/2003
   124         360            358        6.277%       $ 17,666         NAP               NAP            NAP
   125         360            357        6.040%       $ 17,221         NAP       $   326,717        12/31/2004
   126         360            360        5.980%       $ 16,751    $ 14,147               NAP            NAP
   127         360            359        6.020%       $ 16,823         NAP               NAP            NAP
   128          IO             IO        6.070%            NAP    $ 13,591               NAP            NAP
   129         180            176        5.590%       $ 21,369         NAP       $   828,087        12/31/2003
   130         360            358        5.930%       $ 14,876         NAP               NAP            NAP
   131         360            357        5.972%       $ 14,944         NAP       $   391,535        12/31/2004
   132         360            351        5.510%       $ 14,210         NAP       $   118,158        12/31/2004
   133         360            357        6.170%       $ 15,141         NAP               NAP            NAP
   134         360            358        6.010%       $ 14,405         NAP               NAP            NAP
   135         360            358        6.240%       $ 14,147         NAP               NAP            NAP
   136         360            358        6.120%       $ 13,968         NAP               NAP            NAP
   137         360            357        6.111%       $ 13,954         NAP               NAP            NAP
   138         360            356        5.850%       $ 13,079         NAP               NAP            NAP
   139         360            360        6.210%       $ 13,489    $ 11,543       $   190,614        12/31/2003
   140         360            359        6.240%       $ 13,378         NAP       $   253,571        12/31/2004
   141         360            360        6.250%       $  5,752    $  4,934               NAP            NAP
   142         360            360        6.250%       $  5,752    $  4,934               NAP            NAP
   143         360            360        6.250%       $  1,795    $  1,539               NAP            NAP
   144         360            358        6.580%       $ 13,384         NAP       $   293,743        12/31/2004
   145         120            119        6.300%       $ 23,069         NAP       $   462,029        12/31/2003
   146          IO             IO        5.640%            NAP    $  9,531       $   192,197        12/31/2003
   147          IO             IO        5.640%            NAP    $  9,531       $   257,980        12/31/2003
   148         360            360        5.975%       $ 11,959    $ 10,097       $   252,202        12/31/2003
   149         360            359        6.320%       $ 11,909         NAP       $   221,381        12/31/2004
   150         360            360        5.784%       $ 11,012    $  9,187               NAP            NAP
   151         360            358        6.260%       $ 10,478         NAP               NAP            NAP
   152         360            355        6.010%       $  9,903         NAP               NAP            NAP
   153         360            358        6.080%       $  9,433         NAP               NAP            NAP
   154         360            356        5.884%       $  9,178         NAP               NAP            NAP
   155         300            299        6.100%       $  9,756         NAP               NAP            NAP
   156         240            238        6.200%       $ 10,920         NAP               NAP            NAP
   157          IO             IO        5.570%            NAP    $  7,012       $   176,120        12/31/2003
   158         360            358        5.880%       $  8,286         NAP       $   175,891        12/31/2004
   159         360            356        6.280%       $  8,647         NAP               NAP            NAP
   160          IO             IO        5.507%            NAP    $  6,281               NAP            NAP
   161         300            298        6.450%       $  9,073         NAP               NAP            NAP
   162         360            358        6.190%       $  7,648         NAP       $   160,026        12/31/2003
   163         360            358        6.460%       $  7,553         NAP       $   105,640        12/31/2003
   164         360            355        5.760%       $  6,864         NAP       $   159,159        12/31/2003
   165         360            358        6.210%       $  7,143         NAP               NAP            NAP
   166         360            359        6.230%       $  6,550         NAP               NAP            NAP
   167         300            298        6.510%       $  7,096         NAP       $    84,817        12/31/2003
   168          IO             IO        5.640%            NAP    $  4,765       $   126,149        12/31/2003
   169         360            356        5.960%       $  5,970         NAP       $   119,278        12/31/2003
   170         240            238        6.480%       $  7,072         NAP               NAP            NAP
   171         240            238        6.480%       $  7,072         NAP               NAP            NAP
               348            346        5.843%

MORTGAGE  SECOND MOST RECENT   SECOND MOST RECENT  MOST RECENT    MOST RECENT NOI    UNDERWRITABLE          UNDERWRITABLE
LOAN NO.                 NOI       NOI DATE                NOI          DATE                   EGI  UNDERWRITTEN EXPENSES
-------------------------------------------------------------------------------------------------------------------------

   1          $17,837,957         12/31/2005       $18,079,454    T-12 (01/31/06)     $27,630,500        $ 9,127,912
   2          $16,285,027         12/31/2004       $20,187,944       12/31/2005       $55,107,393        $35,153,151
   3          $12,977,118         12/31/2004       $14,143,081       12/31/2005       $20,854,223        $ 7,188,039
   4          $ 3,856,736         12/31/2003       $ 3,968,213       12/31/2004       $ 6,438,736        $ 1,677,711
   5          $ 1,820,124         12/31/2003       $ 1,704,467       12/31/2004       $ 3,458,296        $   847,943
   6                  NAP             NAP          $ 5,033,330       12/31/2005       $10,683,560        $ 4,144,349
   7                  NAP             NAP                  NAP          NAP           $ 3,000,000        $         0
   8          $ 3,125,492         12/31/2004       $ 3,232,193       12/31/2005       $ 4,107,850        $ 1,051,987
   9          $ 4,304,866         12/31/2004       $ 4,363,325       12/31/2005       $ 6,107,448        $ 1,867,534
   10         $ 1,967,202         12/31/2004       $ 2,004,784       12/31/2005       $ 3,683,813        $ 1,635,727
   11                 NAP             NAP          $   910,273       12/31/2005       $ 3,246,374        $   979,574
   12         $ 2,340,912         12/31/2004       $ 2,400,504       12/31/2005       $ 3,386,217        $   914,858
   13                 NAP             NAP          $ 2,217,560       12/31/2005       $ 3,632,206        $ 1,356,742
   14         $ 7,311,780         12/31/2004       $ 6,818,397       12/31/2005       $15,462,314        $ 8,789,751
   15                 NAP             NAP                  NAP          NAP           $ 2,264,005        $   483,618
   16         $ 1,672,628         12/31/2004       $ 2,044,323     T-9 (10/06/05)     $ 2,449,350        $   510,265
   17         $ 2,507,206         12/31/2005       $ 2,639,384    T-12 (03/31/06)     $ 7,575,136        $ 5,067,917
   18         $ 1,761,895         12/31/2004       $ 1,761,895       12/31/2005       $ 2,632,994        $   871,099
   19                 NAP             NAP                  NAP          NAP           $ 3,180,619        $ 1,069,125
   20         $ 2,231,928         12/31/2005       $ 2,256,293    T-12 (04/30/06)     $ 2,810,217        $   496,876
   21                 NAP             NAP                  NAP          NAP           $ 3,398,253        $   802,597
   22                 NAP             NAP                  NAP          NAP           $ 2,949,406        $   938,960
   23                 NAP             NAP                  NAP          NAP           $ 2,679,809        $ 1,255,646
   24                 NAP             NAP                  NAP          NAP           $ 1,753,805        $    52,614
   25         $ 1,884,432         12/31/2004       $ 1,595,385       12/31/2005       $ 2,678,341        $   962,992
   26         $   975,062         12/31/2004       $ 1,073,733       12/31/2005       $ 2,105,880        $   870,694
   27         $ 1,161,940         12/31/2004       $   941,278       12/31/2005       $ 1,642,080        $   504,191
   28         $   922,341         12/31/2004       $   665,639       12/31/2005       $ 1,806,234        $   271,307
   29         $   979,571         12/31/2004       $ 1,107,575       12/31/2005       $ 1,758,130        $   439,059
   30         $ 1,758,956         12/31/2004       $ 2,091,533       12/31/2005       $ 1,666,914        $    50,357
   31                 NAP             NAP                  NAP          NAP           $ 1,315,351        $   297,324
   32         $ 1,058,581         12/31/2004       $ 1,197,109       12/31/2005       $ 1,465,491        $   351,670
   33                 NAP             NAP                  NAP          NAP           $ 1,609,398        $   547,806
   34                 NAP             NAP                  NAP          NAP           $ 3,018,060        $ 1,581,652
   35                 NAP             NAP                  NAP          NAP           $   928,213        $   406,397
   36                 NAP             NAP                  NAP          NAP           $   664,226        $   290,816
   37                 NAP             NAP                  NAP          NAP           $   425,786        $   186,421
   38                 NAP             NAP                  NAP          NAP           $   255,471        $   111,852
   39         $ 1,239,639         12/31/2004       $ 1,274,214       12/31/2005       $ 1,833,663        $   554,142
   40         $ 1,028,243         12/31/2003       $ 1,094,756       12/31/2004       $ 1,546,616        $   391,367
   41         $ 1,656,161         12/31/2004       $ 1,765,998       12/31/2005       $ 2,614,762        $   894,903
   42         $ 1,051,333         12/31/2004       $ 1,064,847       12/31/2005       $ 1,556,541        $   541,702
   43                 NAP             NAP          $   935,939    T-12 (03/31/06)     $ 1,215,994        $   248,360
   44         $   445,105         12/31/2005       $   568,267    T-12 (03/31/06)     $ 1,542,071        $   610,742
   45         $ 1,024,002         12/31/2004       $ 1,299,565       12/31/2005       $ 1,763,040        $   622,515
   46         $ 1,188,020         12/31/2004       $   759,630       12/31/2005       $ 1,335,894        $   367,156
   47         $   282,291         12/31/2005       $   284,184    T-12 (03/31/06)     $   360,761        $    80,509
   48         $   301,241         12/31/2005       $   304,092    T-12 (03/31/06)     $   350,921        $    61,891
   49         $   192,205         12/31/2004       $   202,555       12/31/2005       $   220,109        $    36,906
   50                 NAP             NAP          $   656,799     YTD (11/30/05)     $ 1,105,254        $   228,927
   51         $   818,438         12/31/2004       $   908,419       12/31/2005       $ 1,047,910        $   182,621
   52         $   824,196         12/31/2004       $   925,979       12/31/2005       $ 1,272,757        $   352,714
   53         $   524,458         12/31/2004       $   630,145       12/31/2005       $ 1,140,537        $   340,217
   54         $   651,878         12/31/2004       $   649,564       12/31/2005       $   710,952        $    21,329
   55                 NAP             NAP          $   650,247       12/31/2005       $ 1,018,827        $   220,537
   56         $   838,267         12/31/2005       $   803,124    T-12 (02/28/06)     $ 1,571,313        $   896,801
   57         $   508,032         12/31/2005       $   511,420    T-12 (02/28/06)     $ 1,295,445        $   808,644
   58                 NAP             NAP                  NAP          NAP           $ 1,140,188        $     4,000
   59         $   673,271         12/31/2004       $   732,179       12/31/2005       $ 1,323,828        $   416,649
   60         $   778,735         12/31/2004       $   935,808     T-8 (08/31/05)     $ 1,070,273        $   238,956
   61         $   906,899         12/31/2005       $   867,175    T-12 (03/31/06)     $ 1,809,286        $   924,657
   62         $   570,125         12/31/2004       $   622,559       12/31/2005       $   843,794        $   167,433
   63         $   543,252         12/31/2004       $   667,059       12/31/2005       $   904,702        $   206,065
   64         $   382,010         12/31/2004       $   417,346       12/31/2005       $   373,429        $     7,468
   65         $   390,028         12/31/2004       $   389,698       12/31/2005       $   386,150        $     7,710
   66         $   930,237         12/31/2005       $ 1,056,115    T-12 (02/28/06)     $ 2,090,473        $ 1,271,897
   67         $    64,137         12/31/2004       $   276,080       12/31/2005       $ 1,013,536        $   223,264
   68                 NAP             NAP                  NAP          NAP           $   788,514        $   154,935
   69         $   674,809         12/31/2004       $   625,735       12/31/2005       $   993,946        $   289,215
   70                 NAP             NAP                  NAP          NAP           $   660,101        $   104,975
   71                 NAP             NAP                  NAP          NAP           $   873,455        $   246,110
   72                 NAP             NAP                  NAP          NAP           $   835,568        $   256,832
   73         $   231,507         12/31/2004       $   240,729       12/31/2005       $   796,883        $    82,600
   74         $   635,583         12/31/2004       $   609,360       12/31/2005       $   872,138        $   271,490
   75         $   482,252         12/31/2004       $   489,027       12/31/2005       $   701,609        $   225,249
   76                 NAP             NAP                  NAP          NAP           $   760,224        $   193,041
   77                 NAP             NAP                  NAP          NAP           $   654,998        $   113,056
   78         $   586,146         12/31/2003       $   607,740       12/31/2004       $   929,745        $   364,318
   79                 NAP             NAP                  NAP          NAP           $   738,706        $   143,031
   80                 NAP             NAP                  NAP          NAP           $   647,356        $   126,506
   81         $   538,234         12/31/2005       $   550,305    T-12 (02/28/06)     $   779,113        $   286,040
   82         $   277,998         12/31/2004       $   499,875       12/31/2005       $   669,609        $   188,738
   83         $   137,505       T-6 (03/31/06)     $   275,010  T-3 (03/31/06) Ann.   $   601,632        $   174,427
   84         $   305,386         12/31/2004       $   491,001       12/31/2005       $   609,543        $   138,373
   85         $   940,394         12/31/2004       $ 1,474,899    T-12 (05/31/05)     $ 2,183,085        $ 1,157,690
   86         $   492,308         12/31/2004       $   479,945       12/31/2005       $   620,191        $   138,276
   87         $   457,490         12/31/2004       $   565,456       12/31/2005       $   914,147        $   362,920
   88                 NAP             NAP                  NAP          NAP           $   575,440        $   147,339
   89                 NAP             NAP                  NAP          NAP           $   727,573        $   224,505
   90         $   455,687         12/31/2004       $   334,784       12/31/2005       $   889,730        $   392,438
   91         $   152,295         12/31/2003       $   213,197       12/31/2004       $ 7,205,428        $ 2,815,034
   92                 NAP             NAP                  NAP          NAP           $   822,617        $   263,774
   93                 NAP             NAP                  NAP          NAP           $   534,749        $   127,764
   94         $   127,492         12/31/2004       $   254,572       12/31/2005       $   635,780        $   190,346
   95         $   278,574         12/31/2004       $   339,664       12/31/2005       $   691,031        $   313,262
   96         $   506,223         12/31/2004       $   542,278       12/31/2005       $ 1,051,672        $   590,704
   97         $   332,331         12/31/2004       $   356,916       12/31/2005       $   452,021        $    75,102
   98         $   372,994         12/31/2003       $   376,584       12/31/2004       $   518,658        $   147,905
   99         $   342,433         12/31/2004       $   361,105       12/31/2005       $   677,622        $   343,722
   100                NAP             NAP          $   365,470       12/31/2005       $   521,153        $   162,926
   101                NAP             NAP                  NAP          NAP           $   381,804        $    26,321
   102        $   317,803         12/31/2004       $   335,492       12/31/2005       $   452,723        $   127,076
   103                NAP             NAP                  NAP          NAP           $   317,616        $     8,352
   104                NAP             NAP          $   162,193       12/31/2005       $   521,047        $   106,913
   105                NAP             NAP                  NAP          NAP           $   543,839        $   173,734
   106                NAP             NAP                  NAP          NAP           $   403,754        $    12,113
   107        $   468,786         12/31/2004       $   459,126       12/31/2005       $   605,300        $   133,203
   108                NAP             NAP                  NAP          NAP           $   444,045        $    80,870
   109        $   151,836         12/31/2004       $   382,481       12/31/2005       $   435,184        $   104,344
   110                NAP             NAP                  NAP          NAP           $   443,507        $   123,515
   111                NAP             NAP                  NAP          NAP           $   410,144        $    97,789
   112        $   637,393         12/31/2005       $   672,257    T-12 (05/31/06)     $ 1,891,788        $ 1,377,533
   113                NAP             NAP                  NAP          NAP           $   411,614        $   126,623
   114                NAP             NAP                  NAP          NAP           $   393,548        $   108,917
   115                NAP             NAP                  NAP          NAP           $   458,292        $   157,562
   116                NAP             NAP          $   286,131       12/31/2004       $   466,995        $   186,544
   117                NAP             NAP                  NAP          NAP           $   402,420        $    12,073
   118        $   442,148         12/31/2005       $   472,412    T-12 (04/30/06)     $   656,034        $   193,415
   119                NAP             NAP                  NAP          NAP           $   422,259        $   154,751
   120        $   241,173         12/31/2004       $   385,844       12/31/2005       $   483,316        $   165,700
   121        $   575,212         12/31/2005       $   594,823    T-12 (03/31/06)     $ 1,087,133        $   518,442
   122        $   349,810         12/31/2004       $   320,067       12/31/2005       $   561,907        $   246,463
   123        $   393,213         12/31/2004       $   509,872    T-12 (11/30/05)     $   774,185        $   270,119
   124                NAP             NAP                  NAP          NAP           $   285,024        $     7,700
   125        $   294,278         12/31/2005       $   305,927    T-12 (03/31/06)     $   518,514        $   203,663
   126                NAP             NAP                  NAP          NAP           $   505,258        $   187,605
   127                NAP             NAP                  NAP          NAP           $   349,036        $    59,755
   128                NAP             NAP                  NAP          NAP           $   374,220        $     7,484
   129        $   949,107         12/31/2004       $   955,237       12/31/2005       $ 1,083,655        $   192,405
   130                NAP             NAP                  NAP          NAP           $   362,637        $    98,479
   131        $   431,271         12/31/2005       $   450,622    T-12 (03/31/06)     $   678,579        $   270,388
   132        $   107,672         12/31/2005       $   168,519    T-12 (04/30/06)     $   629,064        $   314,894
   133                NAP             NAP                  NAP          NAP           $   343,664        $    99,248
   134                NAP             NAP                  NAP          NAP           $   305,521        $    78,576
   135                NAP             NAP                  NAP          NAP           $   267,300        $     5,346
   136                NAP             NAP          $   312,000       12/31/2005       $   391,264        $    99,857
   137                NAP             NAP                  NAP          NAP           $   313,773        $     9,413
   138                NAP             NAP                  NAP          NAP           $   286,668        $    72,343
   139        $   251,298         12/31/2004       $   261,568       12/31/2005       $   351,219        $    85,904
   140        $   239,248         12/31/2005       $   238,204  T-4 (04/30/06) Ann.   $   375,310        $   133,640
   141        $   115,425     T-4 (04/30/06) Ann.  $   119,000    T-12 (04/30/06)     $   138,996        $    40,488
   142        $   123,053     T-4 (04/30/06) Ann.  $   114,978    T-12 (04/30/06)     $   143,856        $    48,452
   143        $    38,392     T-4 (04/30/06) Ann.  $    35,873    T-12 (04/30/06)     $    42,174        $    11,138
   144        $   363,482         12/31/2005       $   354,728    T-12 (03/31/06)     $   357,528        $    67,212
   145        $   379,997         12/31/2004       $   415,158       12/31/2005       $   480,743        $   125,245
   146        $   240,715         12/31/2004       $   273,826       12/31/2005       $   270,702        $     2,707
   147        $   262,308         12/31/2004       $   252,045       12/31/2005       $   336,278        $    74,487
   148        $   238,127         12/31/2004       $   211,312       12/31/2005       $   328,640        $    97,990
   149        $   209,197         12/31/2005       $   213,838    T-12 (03/31/06)     $   285,470        $    86,514
   150                NAP             NAP                  NAP          NAP           $   180,193        $     5,406
   151                NAP             NAP                  NAP          NAP           $   207,370        $    43,295
   152                NAP             NAP                  NAP          NAP           $   311,742        $    80,663
   153                NAP             NAP                  NAP          NAP           $   227,167        $    39,124
   154                NAP             NAP                  NAP          NAP           $   147,250        $     4,418
   155        $   160,137         12/31/2004       $   183,595       12/31/2005       $   252,131        $    80,546
   156                NAP             NAP                  NAP          NAP           $   234,745        $    62,141
   157        $   198,587         12/31/2004       $   202,458    T-12 (06/30/05)     $   264,505        $    60,894
   158        $   207,708         12/31/2005       $   210,417    T-12 (03/31/06)     $   275,891        $    74,173
   159                NAP             NAP                  NAP          NAP           $   247,695        $    33,769
   160                NAP             NAP                  NAP          NAP           $   287,424        $   155,661
   161                NAP             NAP                  NAP          NAP           $   189,968        $    40,187
   162        $   166,674         12/31/2004       $   173,663       12/31/2005       $   223,020        $    57,842
   163        $   115,036         12/31/2004       $   105,348       12/31/2005       $   156,452        $    29,679
   164        $   164,864         12/31/2004       $   149,205    T-12 (11/30/05)     $   337,136        $   181,971
   165                NAP             NAP                  NAP          NAP           $   155,926        $    44,062
   166                NAP             NAP                  NAP          NAP           $   171,722        $    42,185
   167        $    91,797         12/31/2004       $   116,477       12/31/2005       $   170,895        $    41,976
   168        $   115,436         12/31/2004       $   121,705       12/31/2005       $   163,015        $    40,023
   169        $   123,811         12/31/2004       $   138,618       12/31/2005       $   160,015        $    26,338
   170                NAP             NAP                  NAP          NAP           $   107,585        $     3,227
   171                NAP             NAP                  NAP          NAP           $   152,880        $    47,976

MORTGAGE  UNDERWRITABLE  UNDERWRITABLE  UNDERWRITABLE     NOI          NCF       NCF POST IO          CUT-OFF DATE  BALLOON
LOAN NO.            NOI  CAPITAL ITEMS      CASH FLOW  DSCR (X)(9)  DSCR (X)(9)  PERIOD DSCR (X)(10)    LTV         LTV
----------------------------------------------------------------------------------------------------------------------------

   1       $18,502,588      $  474,238    $18,028,350     1.79         1.74         1.74                 47.4%       44.4%
   2       $19,954,241      $2,204,296    $17,749,946     2.44         2.17         1.81                 64.4%       60.2%
   3       $13,666,184      $  238,209    $13,427,975     1.65         1.62         1.62                 57.1%       47.7%
   4       $ 4,761,025      $   55,000     $4,706,025     1.58         1.56         1.56                 70.5%       70.5%
   5       $ 2,610,352      $   26,278     $2,584,075     1.58         1.56         1.56                 70.5%       70.5%
   6       $ 6,539,211      $  406,585     $6,132,626     1.64         1.54         1.54                 54.8%       54.8%
   7       $ 3,000,000      $        0     $3,000,000     1.30         1.30         1.30                 66.7%       66.7%
   8       $ 3,055,863      $  159,993     $2,895,870     1.47         1.39         1.17                 75.2%       68.0%
   9       $ 4,239,914      $  240,694     $3,999,221     2.15         2.03         2.03                 49.7%       49.7%
   10      $ 2,048,086      $   74,347     $1,973,739     1.29         1.24         1.24                 73.5%       73.5%
   11      $ 2,266,800      $  112,934     $2,153,866     1.47         1.40         1.21                 74.5%       64.0%
   12      $ 2,471,359      $   58,559     $2,412,800     1.45         1.41         1.41                 66.4%       57.0%
   13      $ 2,275,464      $  183,131     $2,092,333     1.66         1.53         1.29                 69.3%       61.5%
   14      $ 6,672,563      $  462,185     $6,210,377     2.20         2.05         2.05                 25.6%        0.5%
   15      $ 1,780,387      $   69,522     $1,710,865     1.39         1.34         1.13                 73.1%       66.1%
   16      $ 1,939,085      $   66,248     $1,872,837     1.73         1.67         1.35                 68.7%       65.9%
   17      $ 2,507,219      $  303,005     $2,204,214     1.67         1.47         1.47                 67.6%       57.8%
   18      $ 1,761,895      $        0     $1,761,895     1.38         1.38         1.18                 79.7%       75.9%
   19      $ 2,111,494         $59,701     $2,051,793     2.29         2.23         2.23                 58.9%       58.9%
   20      $ 2,313,342        $164,298     $2,149,043     2.19         2.03         1.71                 63.4%       56.2%
   21      $ 2,595,656        $358,225     $2,237,431     2.75         2.37         2.37                 42.5%       42.5%
   22      $ 2,010,446          $4,227     $2,006,219     2.00         2.00         1.65                 61.6%       57.3%
   23      $ 1,424,163         $75,508     $1,348,654     1.44         1.36         1.13                 64.2%       58.9%
   24      $ 1,701,190         $82,853     $1,618,337     1.99         1.89         1.89                 61.7%       61.7%
   25      $ 1,715,349        $179,541     $1,535,808     1.81         1.62         1.62                 61.2%       61.2%
   26      $ 1,235,186        $147,053     $1,088,133     1.63         1.43         1.43                 61.5%       61.5%
   27      $ 1,137,889         $30,915     $1,106,973     1.46         1.42         1.42                 64.8%       64.8%
   28      $ 1,534,927         $68,774     $1,466,154     2.24         2.14         2.14                 54.6%       54.6%
   29      $ 1,319,071         $78,730     $1,240,341     2.13         2.00         1.59                 68.6%       63.4%
   30      $ 1,616,557         $67,719     $1,548,838     1.71         1.64         1.64                 52.8%       41.4%
   31      $ 1,018,027         $23,069       $994,958     1.26         1.24         1.24                 68.0%       57.3%
   32      $ 1,113,821         $44,141     $1,069,679     1.77         1.70         1.70                 63.6%       63.6%
   33      $ 1,061,592         $45,116     $1,016,476     1.71         1.64         1.36                 65.5%       61.1%
   34      $ 1,436,408        $109,460     $1,326,948     2.27         2.10         2.10                 52.1%       52.1%
   35      $   521,816         $86,957       $434,859     2.08         1.73         1.44                 68.6%       60.6%
   36      $   373,409         $62,226       $311,184     2.08         1.73         1.44                 68.6%       60.6%
   37      $   239,365         $39,888       $199,477     2.08         1.73         1.44                 68.6%       60.6%
   38      $   143,619         $23,933       $119,686     2.08         1.73         1.44                 68.6%       60.6%
   39      $ 1,279,522         $56,483     $1,223,039     1.78         1.70         1.70                 48.9%       41.1%
   40      $ 1,155,250         $28,964     $1,126,286     2.27         2.21         2.21                 56.2%       56.2%
   41      $ 1,719,859        $128,573     $1,591,286     1.72         1.59         1.59                 40.5%        0.9%
   42      $ 1,014,839         $41,674       $973,165     1.63         1.57         1.57                 68.3%       68.3%
   43      $   967,634         $54,773       $912,861     1.62         1.53         1.53                 62.7%       62.7%
   44      $   931,329        $119,081       $812,247     1.59         1.39         1.20                 72.8%       66.3%
   45      $ 1,140,525         $89,638     $1,050,887     2.15         1.98         1.65                 45.0%       42.1%
   46      $   968,738         $42,732       $926,005     1.88         1.80         1.80                 62.1%       62.1%
   47      $   280,252          $5,832       $274,419     1.22         1.19         1.19                 64.8%       55.4%
   48      $   289,030         $11,813       $277,217     1.22         1.19         1.19                 64.8%       55.4%
   49      $   184,013          $1,727       $182,286     1.22         1.19         1.19                 64.8%       55.4%
   50      $   876,327         $23,155       $853,172     1.81         1.76         1.49                 47.6%       37.2%
   51      $   865,289         $21,507       $843,782     1.86         1.82         1.51                 49.2%       44.7%
   52      $   920,042         $53,662       $866,380     1.86         1.75         1.75                 54.6%       54.6%
   53      $   800,320         $58,476       $741,843     1.40         1.30         1.30                 66.4%       56.5%
   54      $   689,624          $5,996       $683,628     1.25         1.24         1.24                 78.5%       57.3%
   55      $   798,290         $64,170       $734,120     1.76         1.61         1.36                 58.0%       51.4%
   56      $   674,512         $62,850       $611,662     2.02         1.80         1.80                 56.6%       43.7%
   57      $   486,801         $62,858       $423,943     2.02         1.80         1.80                 56.6%       43.7%
   58      $ 1,136,188              $0     $1,136,188     2.49         2.49         2.49                 25.9%       25.9%
   59      $   907,179              $0       $907,179     1.96         1.96         1.96                 50.7%       50.7%
   60      $   831,317         $24,956       $806,361     2.16         2.09         2.09                 54.9%       54.9%
   61      $   884,629         $25,832       $858,797     1.95         1.89         1.89                 55.4%       55.4%
   62      $   676,361         $26,040       $650,321     1.68         1.62         1.34                 57.9%       53.9%
   63      $   698,637         $27,491       $671,146     1.41         1.36         1.36                 49.2%       41.9%
   64      $   365,961              $0       $365,961     1.26         1.26         1.26                 59.4%        1.9%
   65      $   378,440              $0       $378,440     1.26         1.26         1.26                 59.4%        1.9%
   66      $   818,576         $83,619       $734,957     1.55         1.39         1.39                 69.5%       55.0%
   67      $   790,271         $76,415       $713,856     2.17         1.96         1.61                 56.0%       49.2%
   68      $   633,579         $28,996       $604,583     1.53         1.46         1.26                 69.0%       61.6%
   69      $   704,731         $41,519       $663,212     1.45         1.37         1.37                 77.4%       66.8%
   70      $   555,126         $17,325       $537,801     1.47         1.43         1.43                 62.1%       62.1%
   71      $   627,345         $22,914       $604,431     1.85         1.78         1.78                 60.0%       60.0%
   72      $   578,736         $33,039       $545,697     1.70         1.60         1.35                 61.9%       54.9%
   73      $   714,284          $8,571       $705,713     2.50         2.47         2.47                 39.2%       39.2%
   74      $   600,648         $66,201       $534,447     1.91         1.70         1.70                 41.7%       41.7%
   75      $   476,360         $28,139       $448,221     1.64         1.55         1.28                 52.6%       47.4%
   76      $   567,183         $40,214       $526,969     1.88         1.75         1.23                 63.7%       43.3%
   77      $   541,942         $21,244       $520,699     1.49         1.43         1.43                 57.0%       53.6%
   78      $   565,427         $32,308       $533,119     1.49         1.40         1.40                 56.9%       39.1%
   79      $   595,674         $22,087       $573,588     1.89         1.82         1.56                 61.9%       58.2%
   80      $   520,851         $32,086       $488,765     1.50         1.41         1.41                 68.1%       58.2%
   81      $   493,074         $61,024       $432,050     1.77         1.55         1.29                 63.3%       54.8%
   82      $   480,871         $19,495       $461,376     1.73         1.66         1.66                 51.7%       51.7%
   83      $   427,205         $32,532       $394,674     1.64         1.51         1.24                 74.6%       65.6%
   84      $   471,170         $24,094       $447,076     1.64         1.55         1.33                 65.0%       58.0%
   85      $ 1,025,395         $87,323       $938,072     3.01         2.75         2.75                 45.7%       35.4%
   86      $   481,916         $45,161       $436,755     1.57         1.42         1.42                 74.1%       62.9%
   87      $   551,226         $46,596       $504,630     1.44         1.32         1.32                 54.7%       36.7%
   88      $   428,102         $28,091       $400,012     1.56         1.46         1.26                 58.6%       52.5%
   89      $   503,068         $37,568       $465,500     1.77         1.64         1.64                 48.2%       40.4%
   90      $   497,292         $59,043       $438,249     2.12         1.87         1.55                 51.3%       44.6%
   91      $ 4,390,394         $24,250     $4,366,144    21.23        21.11         21.11                 4.4%        4.4%
   92      $   558,843         $37,477       $521,366     2.44         2.28         2.28                 48.8%       48.8%
   93      $   406,985         $41,926       $365,060     1.37         1.23         1.23                 66.6%       57.2%
   94      $   445,433         $63,535       $381,898     1.49         1.28         1.28                 52.9%       45.5%
   95      $   377,769          $9,683       $368,086     1.28         1.25         1.25                 70.1%       60.0%
   96      $   460,968         $23,250       $437,718     1.58         1.50         1.50                 59.6%       50.9%
   97      $   376,919         $17,880       $359,039     1.33         1.27         1.27                 64.3%       54.6%
   98      $   370,753         $16,734       $354,019     1.26         1.20         1.20                 75.4%       56.1%
   99      $   333,900          $3,150       $330,750     1.43         1.41         1.21                 51.2%       46.5%
   100     $   358,227         $21,680       $336,548     1.62         1.52         1.29                 71.6%       63.5%
   101     $   355,483          $1,911       $353,572     1.33         1.32         1.32                 66.2%       56.7%
   102     $   325,647          $7,909       $317,738     1.28         1.25         1.25                 58.4%       49.3%
   103     $   309,264          $1,911       $307,353     1.18         1.17         1.17                 70.5%       60.5%
   104     $   414,134         $35,448       $378,686     2.00         1.83         1.53                 50.7%       45.8%
   105     $   370,106         $22,332       $347,774     1.31         1.23         1.23                 69.7%       45.7%
   106     $   391,641         $39,381       $352,260     1.64         1.47         1.47                 71.7%       61.0%
   107     $   472,097          $6,511       $465,586     2.58         2.54         2.54                 54.1%       54.1%
   108     $   363,175         $20,540       $342,634     1.49         1.41         1.41                 69.6%       59.7%
   109     $   330,840         $18,141       $312,699     1.35         1.28         1.28                 79.8%       68.7%
   110     $   319,992         $25,084       $294,908     1.36         1.25         1.25                 78.9%       67.6%
   111     $   312,355         $20,998       $291,356     1.36         1.27         1.27                 63.9%       54.3%
   112     $   514,255         $75,671       $438,584     1.99         1.70         1.70                 62.6%       49.5%
   113     $   284,991         $10,597       $274,395     1.43         1.38         1.38                 66.3%       66.3%
   114     $   284,631         $13,505       $271,126     1.50         1.43         1.20                 71.6%       63.5%
   115     $   300,731         $18,827       $281,903     1.28         1.20         1.20                 67.4%       58.0%
   116     $   280,451         $15,456       $264,995     1.29         1.22         1.22                 70.6%       60.1%
   117     $   390,347          $9,228       $381,119     2.07         2.02         1.73                 47.6%       42.4%
   118     $   462,619         $10,500       $452,119     2.15         2.11         2.11                 41.1%       34.9%
   119     $   267,508          $8,250       $259,258     1.25         1.21         1.21                 71.3%       52.1%
   120     $   317,616         $20,218       $297,398     1.51         1.41         1.41                 65.1%       55.1%
   121     $   568,691         $43,485       $525,206     2.22         2.05         2.05                 68.0%       54.8%
   122     $   315,444          $9,667       $305,777     1.48         1.44         1.44                 67.2%       57.1%
   123     $   504,065          $9,723       $494,343     2.42         2.38         2.38                 41.7%       35.4%
   124     $   277,323          $1,636       $275,687     1.31         1.30         1.30                 66.4%       57.0%
   125     $   314,851         $33,112       $281,738     1.52         1.36         1.36                 75.1%       64.1%
   126     $   317,653         $17,366       $300,287     1.87         1.77         1.49                 50.5%       44.8%
   127     $   289,281          $6,425       $282,856     1.43         1.40         1.40                 64.3%       54.7%
   128     $   366,736          $2,223       $364,513     2.25         2.24         2.24                 42.9%       42.9%
   129     $   891,250         $49,238       $842,012     3.48         3.28         3.28                 17.7%        0.4%
   130     $   264,158         $10,908       $253,249     1.48         1.42         1.42                 51.5%       43.7%
   131     $   408,191         $10,950       $397,241     2.28         2.22         2.22                 40.9%       34.8%
   132     $   314,170         $10,879       $303,291     1.84         1.78         1.78                 36.1%       30.6%
   133     $   244,417         $16,958       $227,459     1.35         1.25         1.25                 79.8%       68.3%
   134     $   226,945         $12,730       $214,215     1.31         1.24         1.24                 79.9%       72.4%
   135     $   261,954          $6,710       $255,244     1.54         1.50         1.50                 56.7%       48.6%
   136     $   291,407         $27,261       $264,146     1.74         1.58         1.58                 56.8%       48.5%
   137     $   304,359              $0       $304,359     1.82         1.82         1.82                 48.6%       41.6%
   138     $   214,325          $9,366       $204,959     1.37         1.31         1.31                 52.6%       44.7%
   139     $   265,315         $23,064       $242,251     1.92         1.75         1.50                 48.9%       45.9%
   140     $   241,669         $35,534       $206,136     1.51         1.28         1.28                 67.9%       58.2%
   141     $    98,508          $4,124        $94,385     1.64         1.58         1.35                 74.7%       66.7%
   142     $    95,404          $4,002        $91,402     1.64         1.58         1.35                 74.7%       66.7%
   143     $    31,036          $1,110        $29,926     1.64         1.58         1.35                 74.7%       66.7%
   144     $   290,316         $11,654       $278,662     1.81         1.74         1.74                 51.1%       44.2%
   145     $   355,498         $12,241       $343,258     1.28         1.24         1.24                 36.5%        0.7%
   146     $   267,995              $0       $267,995     2.34         2.34         2.34                 31.3%       31.3%
   147     $   261,791         $10,350       $251,441     2.29         2.20         2.20                 41.2%       41.2%
   148     $   230,650         $15,243       $215,407     1.90         1.78         1.50                 69.0%       62.4%
   149     $   198,955         $15,288       $183,668     1.39         1.29         1.29                 79.9%       68.6%
   150     $   174,787          $1,519       $173,268     1.59         1.57         1.31                 64.3%       56.8%
   151     $   164,075          $7,350       $156,725     1.30         1.25         1.25                 61.5%       52.7%
   152     $   231,079         $12,589       $218,490     1.94         1.84         1.84                 41.1%       35.1%
   153     $   188,043         $15,269       $172,774     1.66         1.53         1.53                 52.1%       44.4%
   154     $   142,833          $3,590       $139,242     1.30         1.26         1.26                 62.8%       53.4%
   155     $   171,585         $13,013       $158,572     1.47         1.35         1.35                 73.4%       57.3%
   156     $   172,604         $14,016       $158,588     1.32         1.21         1.21                 74.7%       49.8%
   157     $   203,610         $20,364       $183,246     2.42         2.18         2.18                 45.2%       45.2%
   158     $   201,718         $20,619       $181,099     2.03         1.82         1.82                 51.8%       43.9%
   159     $   213,925         $12,714       $201,212     2.06         1.94         1.94                 48.1%       41.4%
   160     $   131,764          $7,925       $123,839     1.75         1.64         1.64                 32.9%       32.9%
   161     $   149,781          $4,210       $145,571     1.38         1.34         1.34                 59.8%       37.0%
   162     $   165,178         $16,856       $148,321     1.80         1.62         1.62                 46.6%       39.9%
   163     $   126,773          $7,493       $119,280     1.40         1.32         1.32                 61.1%       52.7%
   164     $   155,165          $7,410       $147,755     1.88         1.79         1.79                 40.9%       34.7%
   165     $   111,864          $3,277       $108,586     1.31         1.27         1.27                 64.6%       55.3%
   166     $   129,537          $3,494       $126,043     1.65         1.60         1.60                 50.7%       43.4%
   167     $   128,919          $8,688       $120,231     1.51         1.41         1.41                 63.5%       50.3%
   168     $   122,992              $0       $122,992     2.15         2.15         2.15                 22.2%       22.2%
   169     $   133,678          $5,767       $127,911     1.87         1.79         1.79                 49.8%       42.4%
   170     $   104,358              $0       $104,358     1.23         1.23         1.23                 45.3%       30.5%
   171     $   104,904          $2,321       $102,583     1.24         1.21         1.21                 53.2%       35.8%

                                                         1.83X        1.73X         1.64X                59.8%       54.1%

MORTGAGE       BALLOON     APPRAISED   VALUATION                                                         LEASE
LOAN NO.       BALANCE         VALUE    DATE(11)   LARGEST TENANT(12)                               EXPIRATION DATE
-------------------------------------------------------------------------------------------------------------------

   1      $139,740,669  $315,000,000  03/27/2006  Maggiano's Little Italy                              09/30/2015
   2      $130,716,381  $217,300,000  02/16/2006  NAP                                                     NAP
   3      $ 97,757,288  $205,000,000  05/31/2006  Regal Cinemas                                        07/31/2008
   4      $ 56,191,000  $ 79,000,000  02/16/2006  The United States of America                         09/30/2011
   5      $ 26,809,000  $ 38,800,000  02/16/2006  The United States of America                         09/30/2011
   6      $ 66,000,000  $120,500,000  04/20/2006  Pension Benefit Guaranty Corporation                 12/10/2018
   7      $ 40,000,000  $ 60,000,000  03/27/2006  Associated Press                                     12/31/2007
   8      $ 31,203,896  $ 45,900,000  03/31/2006  Davis, Graham, & Stubbs                              09/30/2012
   9      $ 32,000,000  $ 64,400,000  05/24/2006  Nokia, Inc.                                          10/31/2010
   10     $ 25,000,000  $ 34,000,000  04/04/2006  NAP                                                     NAP
   11     $ 20,470,917  $ 32,000,000  11/01/2006  The Dannon Company                                   09/30/2017
   12     $ 19,711,531  $ 34,600,000  04/11/2006  Rama Thai                                            07/31/2016
   13     $ 20,127,100  $ 32,750,000  04/17/2006  MGA Entertainment, Inc.                              05/31/2018
   14     $    413,772  $ 88,100,000  02/01/2006  Gottschalks                                          07/14/2007
   15     $ 19,289,436  $ 29,200,000  06/01/2006  Galleria Inc.                                        05/31/2016
   16     $ 19,781,144  $ 30,000,000  09/09/2005  Gap                                                  02/01/2010
   17     $ 17,501,545  $ 30,300,000  06/01/2006  NAP                                                     NAP
   18     $ 19,509,477  $ 25,700,000  04/20/2006  Baptist Hospital                                     12/31/2020
   19     $ 18,715,000  $ 31,800,000  03/24/2006  Lowe's Home Center, Inc.                             01/31/2030
   20     $ 15,523,453  $ 27,600,000  03/07/2006  Blue Cross Blue Shield of ALA.                       04/30/2013
   21     $ 17,000,000  $ 40,000,000  02/23/2006  Best Buy                                             06/25/2016
   22     $ 15,802,545  $ 27,600,000  02/23/2006  Boudin at the Wharf                                  04/30/2011
   23     $ 15,598,431  $ 26,500,000  04/01/2006  City Lights Productions                              03/31/2016
   24     $ 16,300,000  $ 26,400,000  10/21/2005  Cost Plus, Inc.                                      04/30/2026
   25     $ 15,600,000  $ 25,500,000  02/24/2006  American Arbitration Association                     05/31/2015
   26     $ 12,600,000  $ 20,500,000  03/17/2006  Bank of America                                      06/30/2015
   27     $ 12,500,000  $ 19,300,000  01/03/2006  Food 4 Less                                          11/30/2020
   28     $ 12,000,000  $ 21,980,000  03/19/2006  Mother's Market & Kitchen                            05/31/2010
   29     $ 11,099,647  $ 17,500,000  08/19/2005  Fashion Furniture                                    04/30/2015
   30     $  9,388,039  $ 22,700,000  04/03/2006  Consolidated Theaters, Inc.                          06/01/2020
   31     $  9,746,592  $ 17,000,000  05/01/2006  NAP                                                     NAP
   32     $ 11,000,000  $ 17,300,000  03/15/2006  Ralphs                                               02/28/2019
   33     $ 10,075,160  $ 16,500,000  01/27/2006  Mercantile Bank                                      09/30/2010
   34     $ 10,500,000  $ 20,170,000  03/30/2006  NAP                                                     NAP
   35     $  3,786,097  $  6,500,000  02/23/2006  Kimble Glass, Inc.                                   05/31/2007
   36     $  2,709,317  $  4,410,000  02/23/2006  Jetson Midwest Mailers, Inc.                         02/21/2012
   37     $  1,736,742  $  2,840,000  02/23/2006  Kranson Industries, Inc.                             04/30/2010
   38     $  1,042,045  $  1,560,000  02/23/2006  Severn Trent Environmental Services, Inc.            03/14/2010
   39     $  8,799,862  $ 21,400,000  02/19/2006  Safeway Inc.                                         07/24/2011
   40     $ 10,347,000  $ 18,400,000  05/03/2006  The Kroger Co.                                       04/30/2019
   41     $    214,852  $ 24,600,000  04/21/2006  Redner's Markets, Inc.                               07/31/2013
   42     $  9,700,000  $ 14,200,000  04/27/2006  Bed Bath and Beyond                                  01/31/2011
   43     $  9,500,000  $ 15,150,000  04/13/2006  Wal-Mart Store                                       12/31/2015
   44     $  8,288,543  $ 12,500,000  03/15/2006  Columbus Southern Power Co                           12/31/2010
   45     $  8,412,639  $ 20,000,000  03/06/2006  Staples                                              07/16/2014
   46     $  9,000,000  $ 14,500,000  03/22/2006  Ralphs                                               07/31/2020
   47     $  2,677,555  $  5,300,000  03/08/2006  Whitley Market                                       11/30/2007
   48     $  2,677,555  $  4,100,000  03/08/2006  Musicians Institute                                  08/31/2010
   49     $  1,796,442  $  3,500,000  04/03/2006  The Icon                                             10/31/2008
   50     $  6,256,354  $ 16,800,000  02/02/2006  Lowe's Home Center, Inc.                             11/30/2043
   51     $  7,269,551  $ 16,250,000  04/11/2006  Ross Stores #323                                     11/30/2009
   52     $  8,000,000  $ 14,650,000  03/09/2006  Babies 'R' Us                                        08/24/2012
   53     $  6,780,749  $ 12,000,000  01/20/2006  Oakridge Fitness                                     10/31/2015
   54     $  5,671,452  $  9,900,000  03/09/2006  Shaw's Supermarkets, Inc.                            02/28/2024
   55     $  6,750,088  $ 13,145,000  04/21/2006  Golden State Foods                                   12/31/2008
   56     $  3,469,261  $  7,800,000  04/11/2006  NAP                                                     NAP
   57     $  2,389,936  $  5,600,000  04/11/2006  NAP                                                     NAP
   58     $  7,500,000  $ 29,000,000  03/20/2006  Metro Pointe Retail Associates                       06/14/2076
   59     $  7,500,000  $ 14,800,000  04/01/2006  Loews Cinema                                         05/31/2008
   60     $  7,500,000  $ 13,650,000  09/20/2005  The Kroger Co.                                       07/31/2022
   61     $  7,500,000  $ 13,550,000  05/02/2006  Best Buy                                             01/31/2018
   62     $  6,527,812  $ 12,100,000  01/05/2006  Whole Foods Market                                   01/31/2012
   63     $  5,860,171  $ 14,000,000  02/17/2006  Kinko's Copies                                       12/31/2010
   64     $    111,693  $  5,825,000  04/19/2006  Logan's Roadhouse, Inc.                              07/31/2017
   65     $    107,379  $  5,600,000  04/04/2006  Walgreen Co.                                         09/30/2054
   66     $  5,166,441  $  9,400,000  02/01/2006  NAP                                                     NAP
   67     $  5,706,560  $ 11,600,000  07/01/2006  Target Corporation                                   10/31/2010
   68     $  5,804,094  $  9,425,000  04/03/2006  Jo-Ann Fabrics                                       10/31/2010
   69     $  5,529,052  $  8,275,000  02/13/2006  Food Depot                                           05/01/2011
   70     $  6,150,000  $  9,900,000  04/11/2006  Ginza Japanese Restaurant                            06/30/2010
   71     $  5,940,000  $  9,900,000  01/18/2006  Academy Sports                                       10/31/2024
   72     $  4,971,508  $  9,050,000  03/10/2006  Snookie's Bar & Grill                                04/30/2016
   73     $  5,000,000  $ 12,760,000  03/17/2006  Penegon Properties                                   11/30/2020
   74     $  5,000,000  $ 12,000,000  01/05/2006  Kids Furniture                                       05/31/2010
   75     $  4,501,499  $  9,500,000  03/29/2006  Albertsons, Inc                                      05/31/2011
   76     $  3,399,750  $  7,850,000  04/10/2006  EarthColor                                           03/31/2017
   77     $  4,689,602  $  8,750,000  03/13/2006  Men's Warehouse                                      12/31/2009
   78     $  3,424,738  $  8,750,000  02/28/2006  Cub Foods                                            12/03/2018
   79     $  4,654,735  $  8,000,000  04/05/2006  John's Diner                                         08/31/2015
   80     $  4,075,916  $  7,000,000  01/09/2006  Chipman Corporation                                  02/14/2021
   81     $  4,107,291  $  7,500,000  02/10/2006  Vision Offices                                       07/31/2021
   82     $  4,650,000  $  9,000,000  03/21/2006  Clementine's Kitchen                                 08/31/2013
   83     $  4,084,220  $  6,230,000  12/09/2005  Jetco                                                02/28/2007
   84     $  4,060,222  $  7,000,000  04/19/2006  BioMarin Pharmaceutical, Inc.                        01/31/2014
   85     $  3,470,524  $  9,800,000  01/23/2006  NAP                                                     NAP
   86     $  3,692,942  $  5,875,000  01/19/2006  Food Lion, LLC                                       08/17/2015
   87     $  2,902,616  $  7,900,000  11/22/2005  B & H Fine Foods Inc.                                10/31/2010
   88     $  3,803,272  $  7,250,000  04/13/2006  Associates Realty, Inc. (d.b.a. Coldwell Banker)     03/31/2016
   89     $  3,537,028  $  8,750,000  10/17/2005  Vinfolio, LLC                                        07/31/2011
   90     $  3,570,260  $  8,000,000  02/08/2006  Fremont Medical Care                                 12/31/2006
   91     $  4,000,000  $ 91,700,000  01/04/2006  NAP                                                     NAP
   92     $  4,000,000  $  8,200,000  03/22/2006  Washington Mutual                                    04/30/2014
   93     $  3,431,532  $  6,000,000  09/29/2005  Seachrome Corporation                                05/31/2011
   94     $  3,431,578  $  7,550,000  04/06/2006  MWI                                                  01/31/2011
   95     $  3,419,921  $  5,700,000  02/24/2006  North Fork Bank                                      06/30/2018
   96     $  3,409,140  $  6,700,000  02/10/2006  NAP                                                     NAP
   97     $  3,387,201  $  6,200,000  03/09/2006  Northern Trust Bank                                  05/31/2012
   98     $  2,946,159  $  5,250,000  12/19/2005  Boater's World Marine Center                         02/28/2009
   99     $  3,359,389  $  7,220,000  04/24/2006  NAP                                                     NAP
   100    $  3,237,749  $  5,100,000  03/22/2006  Office Depot                                         08/31/2013
   101    $  3,119,786  $  5,500,000  03/15/2006  CVS Corp.                                            07/05/2020
   102    $  3,057,706  $  6,200,000  03/14/2006  Underground Pub                                      12/31/2011
   103    $  3,026,405  $  5,000,000  03/15/2006  Eckerd Corporation                                   05/25/2019
   104    $  3,157,929  $  6,900,000  03/10/2006  Idaho State Liquor Dispensary                        04/30/2015
   105    $  2,241,616  $  4,900,000  09/01/2005  SUNY-Department of Urology                           12/31/2012
   106    $  2,840,902  $  4,656,000  11/30/2005  Value Plastics, Inc.                                 10/13/2017
   107    $  3,300,000  $  6,100,000  03/10/2006  Whole Foods Market                                   01/31/2019
   108    $  2,824,658  $  4,730,000  03/06/2006  Martin's BBQ                                         04/30/2016
   109    $  2,815,512  $  4,100,000  02/02/2006  Fastlane Autoworks                                   02/01/2008
   110    $  2,737,498  $  4,050,000  04/25/2006  Xcelience Pharmaceutics                              05/31/2021
   111    $  2,715,433  $  5,000,000  02/22/2006  Kaiser Foundation Health Plan, Inc.                  03/31/2016
   112    $  2,522,435  $  5,100,000  04/06/2006  NAP                                                     NAP
   113    $  3,150,000  $  4,750,000  02/05/2006  DNA Gallery                                          05/04/2010
   114    $  2,792,340  $  4,400,000  03/14/2006  Yoga Yoga, LLC                                       12/31/2012
   115    $  2,698,710  $  4,650,000  04/10/2005  Golden Gate Broadcasting                             03/31/2008
   116    $  2,585,510  $  4,300,000  01/03/2006  NAP                                                     NAP
   117    $  2,674,303  $  6,300,000  04/03/2006  Rite Aid of New Jersey Inc.                          08/31/2017
   118    $  2,546,351  $  7,300,000  04/01/2006  NAP                                                     NAP
   119    $  2,187,481  $  4,200,000  02/09/2006  NAP                                                     NAP
   120    $  2,533,019  $  4,600,000  03/24/2006  Boaters World                                        06/30/2010
   121    $  2,412,903  $  4,400,000  03/31/2006  NAP                                                     NAP
   122    $  2,540,400  $  4,450,000  02/23/2006  NAP                                                     NAP
   123    $  2,480,518  $  7,000,000  01/27/2006  NAP                                                     NAP
   124    $  2,450,763  $  4,300,000  03/15/2006  Eckerd Corporation                                   08/09/2019
   125    $  2,433,973  $  3,800,000  03/11/2006  Camden Physicians                                    02/28/2016
   126    $  2,484,910  $  5,550,000  03/10/2006  Applebee's of Texas, Inc.                            07/31/2021
   127    $  2,381,468  $  4,350,000  04/21/2006  Kitchen & Bath Galleria                              05/31/2016
   128    $  2,650,000  $  6,175,000  03/14/2006  Walgreen Co.                                         11/30/2030
   129    $     53,510  $ 14,500,000  01/13/2006  Blockbuster, Inc.                                    09/30/2009
   130    $  2,120,186  $  4,850,000  04/12/2006  Pacific Dental Services                              02/19/2016
   131    $  2,123,375  $  6,100,000  01/24/2006  NAP                                                     NAP
   132    $  2,092,913  $  6,850,000  07/07/2005  NAP                                                     NAP
   133    $  2,118,525  $  3,100,000  03/09/2006  Anytime Fitness                                      10/31/2010
   134    $  2,172,571  $  3,000,000  02/15/2006  Petco                                                12/31/2012
   135    $  1,968,136  $  4,050,000  04/14/2006  Walgreen Co.                                         05/31/2016
   136    $  1,961,386  $  4,040,000  04/14/2006  Spacecraft Components Inc                            04/30/2021
   137    $  1,961,425  $  4,720,000  03/20/2006  Eckerd Corporation                                   01/31/2025
   138    $  1,875,780  $  4,200,000  01/10/2006  Ritz Camera Centers                                  12/31/2015
   139    $  2,066,565  $  4,500,000  05/01/2006  Sardella's Pizza and Wings                           03/31/2016
   140    $  1,861,663  $  3,200,000  04/05/2006  Honors Academy                                       08/31/2007
   141    $    833,870  $  1,250,000  04/27/2006  NAP                                                     NAP
   142    $    833,871  $  1,250,000  04/27/2006  NAP                                                     NAP
   143    $    260,168  $    390,000  04/27/2006  NAP                                                     NAP
   144    $  1,814,147  $  4,100,000  04/03/2006  Cornerstone Home Design                              11/30/2010
   145    $     39,363  $  5,580,000  02/16/2006  Outpatient Care Center, LLC                          10/31/2007
   146    $  2,000,000  $  6,390,000  04/04/2006  1501 Westcliff LP, a CA Limited Partnership          09/30/2018
   147    $  2,000,000  $  4,850,000  03/24/2006  Sushi/Japanese Restaurant                            01/31/2007
   148    $  1,809,230  $  2,900,000  01/24/2006  Jonathan Hill DDS                                    04/30/2012
   149    $  1,647,135  $  2,400,000  04/24/2006  Stereo West, Inc.                                    10/31/2010
   150    $  1,660,676  $  2,925,000  02/03/2006  CVS Corp.                                            01/31/2020
   151    $  1,455,536  $  2,760,000  07/01/2006  Advance Stores Company, Inc.                         06/30/2021
   152    $  1,403,251  $  4,000,000  11/09/2005  Butterfly Life                                       04/30/2015
   153    $  1,328,795  $  2,990,000  04/07/2006  Julio L. Garcia, MD, FACS                            11/16/2009
   154    $  1,312,763  $  2,460,000  02/09/2006  O'Charley's                                          01/31/2018
   155    $  1,169,629  $  2,040,000  04/04/2006  Family Dollar                                        12/31/2010
   156    $    996,793  $  2,000,000  04/20/2006  Watkins and Shepard                                  05/16/2026
   157    $  1,490,000  $  3,300,000  08/24/2005  Pacific Valley Bank                                  03/31/2016
   158    $  1,185,557  $  2,700,000  03/30/2006  Rigo Cabrera Tile                                    04/30/2007
   159    $  1,199,386  $  2,900,000  01/16/2006  Carpeteria                                           12/31/2021
   160    $  1,350,000  $  4,100,000  02/09/2006  Verizon New York Inc.                                01/01/2015
   161    $    833,286  $  2,250,000  04/05/2006  Texans Credit Union                                  08/31/2020
   162    $  1,068,115  $  2,675,000  04/10/2006  Sam's Liquor                                         10/31/2007
   163    $  1,033,225  $  1,960,000  04/07/2006  Carpeteria                                           12/31/2017
   164    $    991,911  $  2,860,000  01/25/2006  NAP                                                     NAP
   165    $    996,053  $  1,800,000  03/16/2006  Advance Stores Company, Inc.                         03/31/2021
   166    $    912,168  $  2,100,000  04/12/2006  Advance Stores Company, Inc.                         10/31/2020
   167    $    829,541  $  1,650,000  04/24/2006  Carpeteria                                           12/31/2018
   168    $  1,000,000  $  4,500,000  04/04/2006  Davenport 180 Newport Center Partners, LLC           04/30/2028
   169    $    848,840  $  2,000,000  01/12/2006  Levinson/Beilicke (Haven Home Furnishings)           07/31/2015
   170    $    637,955  $  2,090,000  03/28/2006  Jack in the Box Inc.                                 01/31/2020
   171    $    637,955  $  1,780,000  03/28/2006  Texas Taco Cabana, LP                                06/24/2023

MORTGAGE                                                     LEASE
LOAN NO.   % NSF  SECOND LARGEST TENANT(12)              EXPIRATION DATE  % NSF  THIRD LARGEST TENANT(12)
-----------------------------------------------------------------------------------------------------------------------

   1        4.9%  H&M                                       04/30/2016     4.5%  Saks Fifth Avenue Build-Out
   2         NAP  NAP                                          NAP          NAP  NAP
   3        8.2%  Piccadilly Cafeteria                      08/31/2011     2.9%  Express
   4      100.0%  NAP                                          NAP          NAP  NAP
   5      100.0%  NAP                                          NAP          NAP  NAP
   6       30.2%  CRG West, LLC                             03/31/2016     9.2%  Savvis, Inc.
   7       14.5%  George Washington University              08/31/2010     9.4%  Students Book Company
   8       67.9%  Insurance Management                      12/31/2013    18.0%  IMA of Colorado
   9      100.0%  NAP                                          NAP          NAP  NAP
   10        NAP  NAP                                          NAP          NAP  NAP
   11      55.7%  ComStock Inc.                             10/31/2019    36.4%  NYS Environmental Conservation
   12       4.7%  Rene & Otilia Cespedes                    09/30/2008     2.4%  Lai Y.K. Eddie
   13      38.1%  MGA Entertainment, Inc.                   05/31/2009    25.6%  Alfred Publishing Company Inc.
   14      10.6%  Best Buy                                  01/31/2016     8.9%  Dimond Athletic Club
   15     100.0%  NAP                                          NAP          NAP  NAP
   16      67.4%  Miller's Hallmark                         02/29/2012     4.8%  Childrens Place
   17        NAP  NAP                                          NAP          NAP  NAP
   18     100.0%  NAP                                          NAP          NAP  NAP
   19      65.4%  Michael's Stores, Inc.                    09/01/2015     8.7%  PetSmart, Inc.
   20      44.1%  Food Lion, Inc.                           12/10/2008    18.7%  Southside Billiard Club
   21     100.0%  NAP                                          NAP          NAP  NAP
   22     100.0%  NAP                                          NAP          NAP  NAP
   23      20.0%  Public Agenda Foundation                  12/31/2016     7.8%  Jewish Life
   24     100.0%  NAP                                          NAP          NAP  NAP
   25      18.2%  Deleware North Parks Services, Inc.       06/03/2009     9.4%  Rabobank, N.A.
   26      14.6%  Traneastern Properties (Falcone)          08/31/2007    12.2%  Paradise Home Title, Inc.
   27      70.9%  McDonald's                                04/04/2021     6.3%  Bob's Big Boy
   28      36.3%  Rite Aid                                  06/30/2020    24.8%  Surfside Sports
   29      21.6%  Goodwill                                  04/07/2021    16.5%  Loy Loy Restaurant
   30     100.0%  NAP                                          NAP          NAP  NAP
   31        NAP  NAP                                          NAP          NAP  NAP
   32      68.6%  Autozone                                  06/30/2009     8.1%  Ramona Firestone Tires
   33       8.3%  After Hours Pediatric                     03/01/2011     8.0%  Palermo Real Estate Professionals
   34        NAP  NAP                                          NAP          NAP  NAP
   35      73.6%  Jacobsen Warehouse Company Inc.           07/31/2009    26.4%  NAP
   36     100.0%  NAP                                          NAP          NAP  NAP
   37      51.0%  American Packaging Co.,Inc.               06/30/2011    28.0%  NAP
   38     100.0%  NAP                                          NAP          NAP  NAP
   39      45.5%  CVS of Maryland Inc.                      08/31/2011    14.0%  Renal Care of Seat Pleasant LLC
   40      64.3%  Inland Master Lease                       06/01/2011     3.1%  Washington Mutual Bank, FA
   41      36.6%  Sears, Roebuck and Co.                    10/13/2009    15.5%  DJR Health and Fitness Solutions, Inc.
   42      62.5%  Borders                                   01/31/2011    37.5%  NAP
   43      67.6%  Factory 2 U                               01/31/2011    13.4%  Peter Piper Pizza
   44      35.4%  Alliance Data Systems                     08/31/2007    35.4%  Corinthian College
   45      16.7%  American Women                            03/31/2010     7.8%  Mandee Shop
   46      50.9%  American Martial Arts                     12/31/2011    19.7%  Carrows
   47      50.2%  B. Santi                                  05/31/2010    16.3%  Starbucks
   48      26.2%  Campus Hollywood                          08/31/2009    24.6%  Combos Pizza
   49     100.0%  NAP                                          NAP          NAP  NAP
   50      79.8%  A Simply Unforgettable Party Store        01/31/2010     7.6%  Piccadilly Cafeterias Inc.
   51     100.0%  NAP                                          NAP          NAP  NAP
   52      78.9%  Tower Records                             12/01/2008    16.9%  Bonded Cleaners
   53      18.0%  SR Catering LLC                           06/30/2010     9.5%  Greenwich Market
   54     100.0%  NAP                                          NAP          NAP  NAP
   55      16.2%  Bachiero Event Services, LLC              02/28/2008    15.3%  Goodyear Tire and Rubber Company
   56        NAP  NAP                                          NAP          NAP  NAP
   57        NAP  NAP                                          NAP          NAP  NAP
   58     100.0%  NAP                                          NAP          NAP  NAP
   59     100.0%  NAP                                          NAP          NAP  NAP
   60      60.8%  Blockbuster Video                         07/31/2008     4.8%  Golf ETC of Murfreesboro
   61      56.3%  K & G Men's Company, Inc.                 03/31/2012    43.8%  NAP
   62     100.0%  NAP                                          NAP          NAP  NAP
   63      35.2%  Ortho Mattress                            10/31/2009    16.7%  Eyestyles
   64      55.6%  Chili's Inc.                              09/12/2008    44.4%  NAP
   65     100.0%  NAP                                          NAP          NAP  NAP
   66        NAP  NAP                                          NAP          NAP  NAP
   67      25.6%  Kleinfelder                               06/30/2011    12.9%  Evergreen
   68     100.0%  Clear Channel Billboard                   12/31/2014      NAP  NAP
   69      42.7%  Rex Grill                                 03/14/2009     6.8%  Cantaria Cafe Restaurant
   70      11.1%  Cricket Communications                    06/30/2009    11.1%  The Sherwin-Williams Company
   71      63.2%  Spec's Liquor                             12/31/2008    15.4%  Sherwin Williams
   72      12.5%  Fitness Depot                             05/31/2011    10.7%  Palm Beach Tan
   73     100.0%  NAP                                          NAP          NAP  NAP
   74       8.4%  Grand Entrances                           04/30/2010     7.4%  TC Auto
   75      71.9%  CB Richard Ellis                          07/31/2011     8.1%  Jodie's Hallmark/Bhavnani
   76     100.0%  NAP                                          NAP          NAP  NAP
   77      57.0%  Wachovia (Subleased to Lasic Eyes)        12/31/2009    43.0%  NAP
   78      88.5%  Hallmark                                  02/28/2010     8.5%  Radio Shack
   79      17.9%  Habeneros                                 01/01/2011    12.7%  Beef O Brady's
   80     100.0%  NAP                                          NAP          NAP  NAP
   81      79.6%  Patrick Hayes Architecture                07/31/2007    15.2%  United Senior Advisors
   82      29.1%  Doctors on Duty                           12/31/2006    13.3%  Jamba Juice
   83       8.5%  Luis Ingles                               04/30/2007     7.5%  Apex Imaging
   84     100.0%  NAP                                          NAP          NAP  NAP
   85        NAP  NAP                                          NAP          NAP  NAP
   86      48.1%  Eckerd Corporation                        08/21/2010    15.9%  Judy's Tack Shop
   87      34.4%  Boca Village Animal Hospital              08/31/2009     9.2%  Dryclean and Laundry Express Inc.
   88      28.6%  Pacific Marine Credit Union               11/30/2008    15.7%  Panda Express
   89      30.9%  Crushpad                                  06/01/2007    11.1%  Robert Cort - Brewery
   90      14.7%  Husain Medical Group, Ltd.                01/31/2011    10.6%  Varian Medical Systems, Inc.
   91        NAP  NAP                                          NAP          NAP  NAP
   92      31.7%  BLRD, WMR, BRCKT, EDWRD                   04/30/2009    25.1%  Cohen, Leonard, Parker
   93     100.0%  NAP                                          NAP          NAP  NAP
   94      51.6%  ZiLOG                                     11/30/2009    23.3%  ASA Tire
   95      62.3%  Liberty House                             03/31/2013    28.7%  Foothill Digital
   96        NAP  NAP                                          NAP          NAP  NAP
   97     100.0%  NAP                                          NAP          NAP  NAP
   98      46.1%  Cheese Bazaar, LTD                        02/28/2010    10.7%  Carriage Cleaners
   99        NAP  NAP                                          NAP          NAP  NAP
   100     78.1%  Metro PCS                                 09/30/2010     6.3%  Florida Blood Services Inc.
   101    100.0%  NAP                                          NAP          NAP  NAP
   102     31.3%  Blue 32                                   04/30/2016    15.3%  Pedone's Pizza
   103    100.0%  NAP                                          NAP          NAP  NAP
   104     11.4%  Mike's Inc                                06/30/2010     8.7%  Citifinancial
   105     46.8%  SUNY-Department of Neurosurgery           12/31/2012    23.9%  HMCA
   106    100.0%  NAP                                          NAP          NAP  NAP
   107     90.9%  Duk Cho Kang Nail Salon                   06/30/2007     5.9%  Duk Cho Kang (Sublease to Dry Cleaner)
   108     18.4%  Starbucks                                 02/28/2016    10.7%  Quizno's
   109     24.8%  BR Construction                           02/01/2009    19.3%  ATM Solutions
   110    100.0%  NAP                                          NAP          NAP  NAP
   111    100.0%  NAP                                          NAP          NAP  NAP
   112       NAP  NAP                                          NAP          NAP  NAP
   113     31.9%  7-Eleven                                  07/31/2015    31.4%  San Diego Shores
   114     26.3%  Mangia, Inc.                              04/30/2011    23.9%  Taco Deli, LLC
   115     67.1%  Citibank (West), FSB                      12/31/2015    32.9%  NAP
   116       NAP  NAP                                          NAP          NAP  NAP
   117    100.0%  NAP                                          NAP          NAP  NAP
   118       NAP  NAP                                          NAP          NAP  NAP
   119       NAP  NAP                                          NAP          NAP  NAP
   120     59.0%  Sprint Spectrum LP                        10/31/2008    16.8%  GameStop, Inc.
   121       NAP  NAP                                          NAP          NAP  NAP
   122       NAP  NAP                                          NAP          NAP  NAP
   123       NAP  NAP                                          NAP          NAP  NAP
   124    100.0%  NAP                                          NAP          NAP  NAP
   125     43.5%  Camden Physicians LTD                     02/28/2013    22.8%  Fairview Hospital & SRVC.
   126     29.9%  Hibernia National Bank                    07/31/2020    29.3%  Steak'n Shake operations, Inc.
   127     23.9%  Art & Frame Plus                          08/31/2016    17.3%  Blimpie Subs
   128    100.0%  NAP                                          NAP          NAP  NAP
   129      9.9%  Webster Pharmacy, Inc.                    06/30/2009     8.9%  Shigwig, Inc.
   130     54.2%  Wells Fargo Financial                     02/28/2011    22.8%  Professionail
   131       NAP  NAP                                          NAP          NAP  NAP
   132       NAP  NAP                                          NAP          NAP  NAP
   133     26.6%  Oakdale Meats                             12/01/2010    17.8%  Under the Sun Tanning
   134    100.0%  NAP                                          NAP          NAP  NAP
   135    100.0%  NAP                                          NAP          NAP  NAP
   136    100.0%  NAP                                          NAP          NAP  NAP
   137    100.0%  NAP                                          NAP          NAP  NAP
   138     34.4%  T-Mobile/Voicestream                      12/31/2015    31.1%  Georgio's Subs
   139     24.7%  Quiznos                                   10/31/2013    12.8%  Fantastic Sams
   140     32.6%  Party Warehouse                           01/31/2012    25.1%  Texas Grill
   141       NAP  NAP                                          NAP          NAP  NAP
   142       NAP  NAP                                          NAP          NAP  NAP
   143       NAP  NAP                                          NAP          NAP  NAP
   144    100.0%  NAP                                          NAP          NAP  NAP
   145     12.3%  US. Govt - Armed Forces                   12/14/2007    11.9%  Sprint
   146    100.0%  NAP                                          NAP          NAP  NAP
   147     32.8%  Seafood Grill                             01/31/2008    29.7%  Domino's Pizza
   148     21.3%  An Nam                                    06/30/2011    14.3%  Lions Pride
   149     33.6%  Prima 140                                 11/30/2010    29.9%  Georgetowne Family Dentistry
   150    100.0%  NAP                                          NAP          NAP  NAP
   151    100.0%  NAP                                          NAP          NAP  NAP
   152     35.7%  Fireside Bank                             10/31/2010    25.9%  Lavendar Nails
   153     49.9%  NV State Bd. of Dental Examiners          02/01/2010    25.0%  Nevada Title Company
   154     68.0%  Forum Credit Union                        01/31/2022    32.0%  NAP
   155     43.4%  Mattress Giant                            09/12/2009    37.7%  Direct Billing Assoc.
   156    100.0%  NAP                                          NAP          NAP  NAP
   157     20.6%  American General Finance                  08/31/2008    13.9%  Old Town Dental
   158     25.5%  Kodiak Services                           01/31/2009    18.2%  STU Import/Export
   159    100.0%  NAP                                          NAP          NAP  NAP
   160    100.0%  NAP                                          NAP          NAP  NAP
   161    100.0%  NAP                                          NAP          NAP  NAP
   162     20.6%  DVIN Market                               12/31/2007    15.9%  BJ's Pizza
   163     64.5%  Iron Age                                  08/31/2007    35.5%  NAP
   164       NAP  NAP                                          NAP          NAP  NAP
   165    100.0%  NAP                                          NAP          NAP  NAP
   166    100.0%  NAP                                          NAP          NAP  NAP
   167    100.0%  NAP                                          NAP          NAP  NAP
   168    100.0%  NAP                                          NAP          NAP  NAP
   169     46.7%  William Formanek (Fosso's Upholstery)     07/31/2015    33.3%  Charles Scharff (Packaging Store)
   170    100.0%  NAP                                          NAP          NAP  NAP
   171    100.0%  NAP                                          NAP          NAP  NAP

MORTGAGE     LEASE                   INSURANCE           TAX        CAPITAL EXPENDITURE         TI/LC
LOAN NO.  EXPIRATION DATE  % NSF  ESCROW IN PLACE  ESCROW IN PLACE  ESCROW IN PLACE(13)  ESCROW IN PLACE(14)
------------------------------------------------------------------------------------------------------------

   1         09/30/2012     4.4%          No              No                 No                   No
   2             NAP         NAP          No             Yes                 No                   No
   3         01/31/2007     2.7%          No              No                 No                   No
   4             NAP         NAP          No             Yes                 No                   No
   5             NAP         NAP          No             Yes                 No                   No
   6         01/31/2011     9.0%         Yes             Yes                 No                   No
   7         12/19/2006     4.5%          No              No                 No                   No
   8         12/31/2013    10.0%          No             Yes                 No                  Yes
   9             NAP         NAP          No              No                 No                   No
   10            NAP         NAP         Yes             Yes                 No                   No
   11        04/30/2016     5.4%          No             Yes                 No                  Yes
   12        10/31/2008     2.2%         Yes             Yes                Yes                   No
   13        03/31/2008    14.5%          No             Yes                 No                  Yes
   14        11/30/2008     6.3%          No              No                 No                   No
   15            NAP         NAP          No             Yes                 No                   No
   16        01/31/2014     4.4%          No              No                 No                   No
   17            NAP         NAP          No             Yes                Yes                   No
   18            NAP         NAP          No              No                 No                   No
   19        12/01/2015     8.1%          No              No                 No                   No
   20        01/31/2007     4.3%         Yes             Yes                Yes                   No
   21            NAP         NAP          No              No                 No                   No
   22            NAP         NAP          No             Yes                 No                   No
   23        06/30/2008     7.7%          No              No                 No                   No
   24            NAP         NAP          No             Yes                 No                   No
   25        04/30/2008     7.3%          No             Yes                 No                   No
   26        11/30/2010    10.6%          No              No                 No                   No
   27        10/31/2020     5.8%          No             Yes                Yes                   No
   28        07/31/2011    24.7%          No              No                 No                  Yes
   29        04/30/2008     5.0%          No             Yes                Yes                  Yes
   30            NAP         NAP          No              No                 No                   No
   31            NAP         NAP         Yes             Yes                 No                   No
   32        02/28/2007     7.1%          No              No                 No                   No
   33        06/30/2011     7.2%         Yes             Yes                Yes                  Yes
   34            NAP         NAP          No              No                 No                   No
   35            NAP         NAP          No             Yes                Yes                  Yes
   36            NAP         NAP          No             Yes                Yes                   No
   37            NAP         NAP          No             Yes                Yes                   No
   38            NAP         NAP          No             Yes                Yes                   No
   39        01/14/2014     5.3%          No              No                 No                   No
   40        06/30/2007     2.8%          No              No                 No                   No
   41        07/31/2010     9.8%         Yes             Yes                 No                   No
   42            NAP         NAP          No             Yes                Yes                  Yes
   43        09/30/2006     5.8%          No             Yes                 No                   No
   44        04/30/2012    29.2%         Yes             Yes                Yes                  Yes
   45        08/31/2006     6.7%         Yes             Yes                Yes                   No
   46        12/31/2009     7.4%          No              No                 No                   No
   47        06/30/2009     9.0%          No             Yes                Yes                  Yes
   48        03/31/2011    24.6%          No             Yes                Yes                  Yes
   49            NAP         NAP          No             Yes                Yes                  Yes
   50        10/31/2007     5.8%         Yes             Yes                 No                   No
   51            NAP         NAP          No              No                 No                   No
   52        08/31/2006     4.3%          No              No                 No                   No
   53        07/31/2009     9.5%         Yes             Yes                Yes                  Yes
   54            NAP         NAP          No              No                 No                   No
   55        05/31/2010    10.8%          No             Yes                 No                  Yes
   56            NAP         NAP          No             Yes                Yes                   No
   57            NAP         NAP          No             Yes                Yes                   No
   58            NAP         NAP          No              No                 No                   No
   59            NAP         NAP          No              No                 No                   No
   60        11/30/2009     3.2%          No              No                 No                   No
   61            NAP         NAP          No              No                 No                   No
   62            NAP         NAP          No              No                Yes                   No
   63        08/31/2007     9.5%         Yes             Yes                Yes                  Yes
   64            NAP         NAP          No              No                 No                   No
   65            NAP         NAP          No              No                 No                   No
   66            NAP         NAP         Yes             Yes                Yes                   No
   67        11/30/2010    12.5%          No              No                 No                   No
   68            NAP         NAP          No              No                Yes                   No
   69        08/11/2010     6.5%         Yes             Yes                Yes                  Yes
   70        07/31/2008    11.1%          No              No                 No                   No
   71        11/30/2012     8.1%          No              No                 No                  Yes
   72        02/28/2011    10.1%         Yes             Yes                Yes                   No
   73            NAP         NAP          No              No                 No                   No
   74        08/31/2006     6.6%         Yes             Yes                 No                   No
   75        07/31/2009     4.8%          No              No                 No                   No
   76            NAP         NAP          No              No                 No                  Yes
   77            NAP         NAP         Yes             Yes                Yes                   No
   78        01/31/2009     3.0%          No              No                 No                   No
   79        08/24/2010    12.4%         Yes             Yes                 No                   No
   80            NAP         NAP          No             Yes                 No                   No
   81        08/31/2006     2.8%         Yes             Yes                 No                   No
   82        01/31/2013    12.1%          No              No                 No                   No
   83        08/31/2006     5.4%         Yes             Yes                 No                   No
   84            NAP         NAP         Yes             Yes                Yes                   No
   85            NAP         NAP         Yes             Yes                Yes                   No
   86        03/31/2009     5.9%         Yes             Yes                Yes                  Yes
   87        10/31/2010     8.8%          No              No                 No                   No
   88        10/31/2013    12.5%         Yes             Yes                 No                   No
   89        10/31/2010    10.1%          No             Yes                 No                   No
   90        02/12/2009    10.5%          No             Yes                Yes                  Yes
   91            NAP         NAP          No              No                 No                   No
   92        04/30/2009    10.2%          No              No                 No                   No
   93            NAP         NAP          No             Yes                 No                   No
   94        09/30/2008     9.6%          No             Yes                 No                  Yes
   95        03/31/2010     9.0%          No              No                Yes                  Yes
   96            NAP         NAP          No              No                 No                   No
   97            NAP         NAP          No              No                 No                   No
   98        12/31/2008    10.7%          No              No                 No                  Yes
   99            NAP         NAP         Yes             Yes                 No                   No
   100       03/31/2010     6.3%         Yes             Yes                Yes                  Yes
   101           NAP         NAP         Yes              No                Yes                   No
   102       12/31/2010    14.9%         Yes             Yes                Yes                  Yes
   103           NAP         NAP          No              No                 No                   No
   104       03/14/2010     6.1%          No              No                 No                   No
   105       12/31/2014    14.7%          No              No                 No                   No
   106           NAP         NAP          No              No                 No                   No
   107       05/31/2007     3.1%          No              No                 No                   No
   108       10/31/2010    10.4%          No             Yes                 No                   No
   109       03/31/2012     8.6%         Yes             Yes                Yes                  Yes
   110           NAP         NAP          No             Yes                 No                  Yes
   111           NAP         NAP         Yes             Yes                 No                   No
   112           NAP         NAP         Yes             Yes                Yes                   No
   113       01/31/2010    16.1%         Yes             Yes                Yes                   No
   114       05/31/2011     9.2%         Yes             Yes                Yes                  Yes
   115           NAP         NAP         Yes             Yes                Yes                   No
   116           NAP         NAP          No             Yes                Yes                   No
   117           NAP         NAP          No              No                 No                   No
   118           NAP         NAP          No              No                 No                   No
   119           NAP         NAP         Yes             Yes                Yes                   No
   120       10/31/2008    14.5%          No             Yes                Yes                   No
   121           NAP         NAP         Yes             Yes                Yes                   No
   122           NAP         NAP         Yes             Yes                Yes                   No
   123           NAP         NAP          No              No                 No                   No
   124           NAP         NAP          No              No                 No                   No
   125       08/31/2015    12.0%         Yes             Yes                Yes                  Yes
   126       03/31/2025    22.6%          No              No                 No                   No
   127       04/30/2015    17.0%          No             Yes                 No                   No
   128           NAP         NAP          No              No                 No                   No
   129       01/31/2011     5.7%          No              No                 No                   No
   130       01/31/2015    13.1%         Yes             Yes                 No                   No
   131           NAP         NAP         Yes             Yes                Yes                   No
   132           NAP         NAP          No              No                 No                   No
   133       08/01/2010    17.7%         Yes             Yes                Yes                  Yes
   134           NAP         NAP          No             Yes                 No                   No
   135           NAP         NAP          No              No                 No                   No
   136           NAP         NAP          No              No                 No                   No
   137           NAP         NAP          No              No                 No                   No
   138       10/31/2015    15.9%         Yes             Yes                 No                   No
   139       02/28/2010    10.3%          No             Yes                 No                   No
   140       08/31/2007    11.6%         Yes             Yes                Yes                  Yes
   141           NAP         NAP         Yes             Yes                Yes                   No
   142           NAP         NAP         Yes             Yes                Yes                   No
   143           NAP         NAP         Yes             Yes                Yes                   No
   144           NAP         NAP          No              No                 No                   No
   145       10/31/2012    11.6%         Yes             Yes                Yes                   No
   146           NAP         NAP          No              No                 No                   No
   147       05/31/2010    23.2%          No              No                 No                   No
   148       04/30/2011     7.2%         Yes             Yes                Yes                  Yes
   149       02/28/2007    21.5%         Yes             Yes                Yes                  Yes
   150           NAP         NAP          No              No                 No                   No
   151           NAP         NAP          No              No                 No                   No
   152       03/10/2011    12.4%         Yes             Yes                 No                  Yes
   153       09/01/2010    25.0%          No             Yes                 No                  Yes
   154           NAP         NAP          No              No                 No                   No
   155       12/31/2006    18.9%          No             Yes                 No                  Yes
   156           NAP         NAP          No             Yes                 No                   No
   157       06/15/2010    13.3%          No              No                 No                   No
   158       07/30/2006     9.1%          No             Yes                Yes                   No
   159           NAP         NAP          No              No                Yes                   No
   160           NAP         NAP          No              No                 No                   No
   161           NAP         NAP          No              No                 No                   No
   162       12/31/2014    12.7%         Yes             Yes                Yes                   No
   163           NAP         NAP         Yes             Yes                 No                   No
   164           NAP         NAP          No              No                 No                   No
   165           NAP         NAP          No              No                Yes                   No
   166           NAP         NAP          No              No                 No                   No
   167           NAP         NAP         Yes             Yes                 No                   No
   168           NAP         NAP          No              No                 No                   No
   169       07/31/2010    20.0%          No              No                 No                   No
   170           NAP         NAP          No              No                 No                   No
   171           NAP         NAP          No              No                 No                   No
                                        20.8%           52.8%              17.9%                19.1%

MORTGAGE                           OTHER                                      SPRINGING             INITIAL CAPITAL EXPENDITURE
LOAN NO.                  ESCROW DESCRIPTION(15)                        ESCROW DESCRIPTION(16)            ESCROW REQUIREMENT(17)
--------------------------------------------------------------------------------------------------------------------------------

    1                               NAP                            RE Tax, Insurance, CapEx, TI/LC            $      0
    2                               NAP                                    Insurance, CapEx                   $      0
    3                               NAP                            RE Tax, Insurance, CapEx, TI/LC            $      0
    4           Roof Holdback & Flooring Allowance Reserve             Insurance, CapEx, Other                $      0
    5           Roof Holdback & Flooring Allowance Reserve             Insurance, CapEx, Other                $      0
    6                               NAP                                         CapEx                         $      0
    7                               NAP                                   RE Tax, Insurance                   $      0
    8                               NAP                                       Insurance                       $      0
    9                               NAP                                RE Tax, Insurance, TI/LC               $      0
   10                               NAP                                          NAP                          $      0
   11                         Tenant Reserve                           Insurance, CapEx, TI/LC                $      0
   12                               NAP                                         TI/LC                         $    369
   13                               NAP                                          NAP                          $      0
   14                               NAP                                          NAP                          $      0
   15                               NAP                                         TI/LC                         $      0
   16                               NAP                            RE Tax, Insurance, CapEx, TI/LC            $      0
   17                               NAP                                       Insurance                       $      0
   18                               NAP                                          NAP                          $      0
   19                               NAP                                RE Tax, Insurance, CapEx               $      0
   20                               NAP                                          NAP                          $      0
   21                               NAP                                         TI/LC                         $      0
   22     Initial Port Violations Holdback & Ground Rent Reserves      Insurance, CapEx, Other                $      0
   23                               NAP                                RE Tax, Insurance, CapEx               $      0
   24                               NAP                                    Insurance, CapEx                   $      0
   25                               NAP                                         Other                         $      0
   26                               NAP                            RE Tax, Insurance, CapEx, TI/LC            $      0
   27                               NAP                                RE Tax, Insurance, TI/LC               $  1,043
   28                               NAP                                          NAP                          $      0
   29             Fashion Furniture Prepaid Rent Reserve                      Insurance                       $      0
   30                               NAP                            RE Tax, Insurance, TI/LC, Other            $      0
   31                               NAP                                          NAP                          $      0
   32                               NAP                                          NAP                          $      0
   33                        Occupancy Reserve                                   NAP                          $    547
   34                               NAP                                          NAP                          $      0
   35                               NAP                                         TI/LC                         $      0
   36                               NAP                                         TI/LC                         $      0
   37                               NAP                                         TI/LC                         $      0
   38                               NAP                                         TI/LC                         $      0
   39                               NAP                            RE Tax, Insurance, CapEx, TI/LC            $      0
   40                               NAP                                RE Tax, Insurance, CapEx               $      0
   41                               NAP                                          NAP                          $      0
   42                               NAP                                    Insurance, TI/LC                   $  1,267
   43                               NAP                                Insurance, CapEx, TI/LC                $      0
   44                               NAP                                         TI/LC                         $      0
   45                               NAP                                         TI/LC                         $  2,001
   46                               NAP                                          NAP                          $      0
   47                               NAP                                    Insurance, TI/LC                   $      0
   48                       Occupancy Holdback                             Insurance, TI/LC                   $      0
   49                               NAP                                    Insurance, TI/LC                   $      0
   50                               NAP                                      CapEx, TI/LC                     $      0
   51                               NAP                                         TI/LC                         $      0
   52                               NAP                                   RE Tax, Insurance                   $      0
   53                               NAP                                         TI/LC                         $      0
   54                               NAP                                RE Tax, Insurance, CapEx               $      0
   55                               NAP                                          NAP                          $      0
   56                               NAP                                          NAP                          $      0
   57                               NAP                                          NAP                          $      0
   58                               NAP                                          NAP                          $      0
   59                               NAP                                          NAP                          $      0
   60                               NAP                                RE Tax, Insurance, CapEx               $      0
   61                               NAP                                RE Tax, Insurance, CapEx               $      0
   62                               NAP                                     RE Tax, Other                     $      0
   63                               NAP                                         TI/LC                         $      0
   64                               NAP                                          NAP                          $      0
   65                               NAP                                          NAP                          $      0
   66                               NAP                                          NAP                          $      0
   67                               NAP                                       Insurance                       $      0
   68                               NAP                                         TI/LC                         $      0
   69                               NAP                                          NAP                          $ 20,000
   70                               NAP                                          NAP                          $      0
   71                               NAP                                RE Tax, Insurance, CapEx               $      0
   72                               NAP                                          NAP                          $    401
   73                               NAP                                          NAP                          $      0
   74                               NAP                                          NAP                          $      0
   75                               NAP                                         TI/LC                         $      0
   76                               NAP                                         TI/LC                         $      0
   77                               NAP                                         RE Tax                        $      0
   78                               NAP                                         TI/LC                         $      0
   79                               NAP                                         CapEx                         $      0
   80                      Debt Service Reserve                            Insurance, TI/LC                   $      0
   81                               NAP                                          NAP                          $      0
   82                               NAP                            RE Tax, Insurance, CapEx, TI/LC            $      0
   83                               NAP                                         TI/LC                         $      0
   84                               NAP                                      TI/LC, Other                     $      0
   85                               NAP                                          NAP                          $      0
   86                               NAP                                          NAP                          $    680
   87                               NAP                            RE Tax, Insurance, CapEx, TI/LC            $      0
   88                         Tenant Reserve                                     NAP                          $      0
   89                               NAP                                          NAP                          $      0
   90                     Maintenance Fee Reserve                             Insurance                       $      0
   91                               NAP                                RE Tax, Insurance, CapEx               $      0
   92                               NAP                                         TI/LC                         $      0
   93                               NAP                                    Insurance, TI/LC                   $      0
   94                       Occupancy Holdback                             Insurance, TI/LC                   $      0
   95                               NAP                                   RE Tax, Insurance                   $      0
   96                               NAP                                RE Tax, Insurance, CapEx               $      0
   97                               NAP                                RE Tax, Insurance, Other               $      0
   98                               NAP                                RE Tax, Insurance, CapEx               $      0
   99                               NAP                                          NAP                          $      0
   100                              NAP                                         TI/LC                         $      0
   101                     Survey Update Reserve                       RE Tax, Insurance, TI/LC               $    159
   102                              NAP                                      CapEx, TI/LC                     $ 11,305
   103                              NAP                                RE Tax, Insurance, CapEx               $      0
   104          Occupancy Holdback & Leasing Costs Holdback        RE Tax, Insurance, CapEx, TI/LC            $      0
   105                              NAP                            RE Tax, Insurance, CapEx, TI/LC            $      0
   106                              NAP                                RE Tax, Insurance, TI/LC               $      0
   107                              NAP                                RE Tax, Insurance, CapEx               $      0
   108                        Tenant Reserve                           Insurance, CapEx, TI/LC                $      0
   109                              NAP                                          NAP                          $      0
   110                              NAP                                          NAP                          $      0
   111                              NAP                                          NAP                          $      0
   112                              NAP                                          NAP                          $ 75,000
   113                      CAM Charges Reserve                                 Other                         $    134
   114                              NAP                                          NAP                          $      0
   115                        Tenant Reserve                                    TI/LC                         $      0
   116                              NAP                                          NAP                          $ 85,000
   117                              NAP                                RE Tax, Insurance, CapEx               $      0
   118                              NAP                                RE Tax, Insurance, CapEx               $      0
   119                              NAP                                          NAP                          $    688
   120                              NAP                                    Insurance, TI/LC                   $    253
   121                              NAP                                          NAP                          $  3,437
   122                              NAP                                          NAP                          $      0
   123                              NAP                                   RE Tax, Insurance                   $      0
   124                              NAP                                RE Tax, Insurance, CapEx               $      0
   125                              NAP                                         TI/LC                         $      0
   126                        Tenant Reserve                              RE Tax, Insurance                   $      0
   127                      Occupancy Reserves                                  TI/LC                         $      0
   128              Restricted Account Initial Deposit                    RE Tax, Insurance                   $      0
   129                              NAP                                          NAP                          $      0
   130                              NAP                                         TI/LC                         $      0
   131                              NAP                                          NAP                          $    915
   132                              NAP                                   RE Tax, Insurance                   $      0
   133                              NAP                                          NAP                          $      0
   134                              NAP                                         TI/LC                         $      0
   135                              NAP                                RE Tax, Insurance, TI/LC               $      0
   136                              NAP                                          NAP                          $      0
   137                              NAP                                RE Tax, Insurance, CapEx               $      0
   138                              NAP                                         TI/LC                         $      0
   139                              NAP                                          NAP                          $      0
   140                              NAP                                          NAP                          $    453
   141                              NAP                                          NAP                          $      0
   142                              NAP                                          NAP                          $      0
   143                              NAP                                          NAP                          $      0
   144                              NAP                                RE Tax, Insurance, TI/LC               $      0
   145                              NAP                                         TI/LC                         $      0
   146                              NAP                                          NAP                          $      0
   147                              NAP                                          NAP                          $      0
   148                              NAP                                          NAP                          $    208
   149                              NAP                                          NAP                          $      0
   150                              NAP                            RE Tax, Insurance, CapEx, TI/LC            $      0
   151                    Additional Tax Reserve                   RE Tax, Insurance, CapEx, TI/LC            $      0
   152                              NAP                                          NAP                          $      0
   153                              NAP                                          NAP                          $      0
   154                              NAP                            RE Tax, Insurance, CapEx, TI/LC            $      0
   155                              NAP                                          NAP                          $      0
   156                              NAP                                          NAP                          $      0
   157                              NAP                                          NAP                          $      0
   158                              NAP                                    Insurance, TI/LC                   $      0
   159                              NAP                                   RE Tax, Insurance                   $      0
   160                              NAP                                RE Tax, Insurance, TI/LC               $      0
   161                              NAP                                         TI/LC                         $      0
   162                              NAP                                         TI/LC                         $      0
   163                              NAP                                         TI/LC                         $      0
   164                              NAP                                   RE Tax, Insurance                   $      0
   165                              NAP                                RE Tax, Insurance, TI/LC               $      0
   166                     Debt Service Reserve                    RE Tax, Insurance, CapEx, TI/LC            $      0
   167                              NAP                                          NAP                          $      0
   168                              NAP                                          NAP                          $      0
   169                              NAP                                   RE Tax, Insurance                   $      0
   170                              NAP                                          NAP                          $      0
   171                              NAP                                          NAP                          $      0
                                                                                                              $203,860

MORTGAGE  MONTHLY CAPITAL EXPENDITURE   CURRENT CAPITAL EXPENDITURE           INITIAL TI/LC           MONTHLY TI/LC
LOAN NO.        ESCROW REQUIREMENT(18)            ESCROW BALANCE(19)  ESCROW REQUIREMENT(20)  ESCROW REQUIREMENT(21)
--------------------------------------------------------------------------------------------------------------------

   1                 $     0                      $      0                 $           0             $      0
   2                 $     0                      $      0                 $           0             $      0
   3                 $     0                      $      0                 $           0             $      0
   4                 $     0                      $      0                 $           0             $      0
   5                 $     0                      $      0                 $           0             $      0
   6                 $     0                      $      0                 $           0             $      0
   7                 $     0                      $      0                 $           0             $      0
   8                 $     0                      $      0                 $     295,780             $ 32,264
   9                 $     0                      $      0                 $           0             $      0
   10                $     0                      $      0                 $           0             $      0
   11                $     0                      $      0                 $   2,287,835             $      0
   12                $   369                      $    369                 $           0             $      0
   13                $     0                      $      0                 $           0             $ 10,500
   14                $     0                      $      0                 $           0             $      0
   15                $     0                      $      0                 $           0             $      0
   16                $     0                      $      0                 $           0             $      0
   17                $19,296                      $      0                 $           0             $      0
   18                $     0                      $      0                 $           0             $      0
   19                $     0                      $      0                 $           0             $      0
   20                $ 3,148                      $      0                 $           0             $      0
   21                $     0                      $      0                 $           0             $      0
   22                $     0                      $      0                 $           0             $      0
   23                $     0                      $      0                 $           0             $      0
   24                $     0                      $      0                 $           0             $      0
   25                $     0                      $      0                 $           0             $      0
   26                $     0                      $      0                 $           0             $      0
   27                $ 1,043                      $  1,043                 $           0             $      0
   28                $     0                      $      0                 $     518,450             $      0
   29                $ 1,367                      $  8,270                 $           0             $  7,917
   30                $     0                      $      0                 $           0             $      0
   31                $     0                      $      0                 $           0             $      0
   32                $     0                      $      0                 $           0             $      0
   33                $   547                      $  1,094                 $       2,917             $  2,917
   34                $     0                      $      0                 $           0             $      0
   35                $ 2,633                      $  2,633                 $     350,000             $      0
   36                $ 1,884                      $  1,884                 $           0             $      0
   37                $ 1,208                      $  1,208                 $           0             $      0
   38                $   725                      $    725                 $           0             $      0
   39                $     0                      $      0                 $           0             $      0
   40                $     0                      $      0                 $           0             $      0
   41                $     0                      $      0                 $           0             $      0
   42                $ 1,267                      $  1,267                 $       2,917             $  2,917
   43                $     0                      $      0                 $           0             $      0
   44                $ 1,212                      $      0                 $           0             $  8,307
   45                $ 2,001                      $  4,002                 $           0             $      0
   46                $     0                      $      0                 $           0             $      0
   47                $   187                      $      0                 $      62,977             $      0
   48                $   114                      $      0                 $      38,532             $      0
   49                $   144                      $      0                 $      48,491             $      0
   50                $     0                      $      0                 $           0             $      0
   51                $     0                      $      0                 $           0             $      0
   52                $     0                      $      0                 $           0             $      0
   53                $ 1,164                      $  1,164                 $           0             $  2,645
   54                $     0                      $      0                 $           0             $      0
   55                $     0                      $      0                 $           0             $  3,500
   56                $ 3,928                      $      0                 $           0             $      0
   57                $ 3,239                      $      0                 $           0             $      0
   58                $     0                      $      0                 $           0             $      0
   59                $     0                      $      0                 $           0             $      0
   60                $     0                      $      0                 $           0             $      0
   61                $     0                      $      0                 $           0             $      0
   62                $   350                      $    350                 $           0             $      0
   63                $   300                      $      0                 $           0             $  3,167
   64                $     0                      $      0                 $           0             $      0
   65                $     0                      $      0                 $           0             $      0
   66                $ 6,968                      $      0                 $           0             $      0
   67                $     0                      $      0                 $           0             $      0
   68                $   625                      $      0                 $           0             $      0
   69                $ 2,417                      $ 20,016                 $     220,000             $      0
   70                $     0                      $      0                 $           0             $      0
   71                $     0                      $      0                 $     108,000             $      0
   72                $   401                      $    401                 $           0             $      0
   73                $     0                      $      0                 $           0             $      0
   74                $     0                      $      0                 $           0             $      0
   75                $     0                      $      0                 $           0             $      0
   76                $     0                      $      0                 $     100,000             $      0
   77                $   195                      $      0                 $           0             $      0
   78                $     0                      $      0                 $           0             $      0
   79                $     0                      $      0                 $           0             $      0
   80                $     0                      $      0                 $           0             $      0
   81                $     0                      $      0                 $           0             $      0
   82                $     0                      $      0                 $           0             $      0
   83                $     0                      $      0                 $           0             $      0
   84                $   392                      $      0                 $           0             $      0
   85                $ 7,277                      $  7,277                 $           0             $      0
   86                $   680                      $  1,360                 $       3,401             $  3,401
   87                $     0                      $      0                 $           0             $      0
   88                $     0                      $      0                 $           0             $      0
   89                $     0                      $      0                 $           0             $      0
   90                $   523                      $      0                 $           0             $  3,141
   91                $     0                      $      0                 $           0             $      0
   92                $     0                      $      0                 $           0             $      0
   93                $     0                      $      0                 $           0             $      0
   94                $     0                      $      0                 $           0             $  4,139
   95                $    90                      $      0                 $           0             $    417
   96                $     0                      $      0                 $           0             $      0
   97                $     0                      $      0                 $           0             $      0
   98                $     0                      $      0                 $         438             $    438
   99                $     0                      $      0                 $           0             $      0
   100               $   640                      $      0                 $           0             $  1,378
   101               $   159                      $    159                 $           0             $      0
   102               $     0                      $ 11,305                 $      40,000             $      0
   103               $     0                      $      0                 $           0             $      0
   104               $     0                      $      0                 $           0             $      0
   105               $     0                      $      0                 $           0             $      0
   106               $     0                      $      0                 $           0             $      0
   107               $     0                      $      0                 $           0             $      0
   108               $     0                      $      0                 $           0             $      0
   109               $   582                      $    582                 $      80,000             $  1,274
   110               $     0                      $      0                 $     120,000             $      0
   111               $     0                      $      0                 $           0             $      0
   112               $ 6,229                      $ 75,000                 $           0             $      0
   113               $   134                      $    268                 $           0             $      0
   114               $   203                      $      0                 $           0             $  1,217
   115               $   355                      $      0                 $           0             $      0
   116               $     0                      $ 85,000                 $           0             $      0
   117               $     0                      $      0                 $           0             $      0
   118               $     0                      $      0                 $           0             $      0
   119               $   688                      $    688                 $           0             $      0
   120               $   253                      $      0                 $           0             $      0
   121               $ 3,437                      $  3,437                 $           0             $      0
   122               $   808                      $    808                 $           0             $      0
   123               $     0                      $      0                 $           0             $      0
   124               $     0                      $      0                 $           0             $      0
   125               $   381                      $    381                 $           0             $  1,787
   126               $     0                      $      0                 $           0             $      0
   127               $     0                      $      0                 $           0             $      0
   128               $     0                      $      0                 $           0             $      0
   129               $     0                      $      0                 $           0             $      0
   130               $     0                      $      0                 $           0             $      0
   131               $   915                      $  1,829                 $           0             $      0
   132               $     0                      $      0                 $           0             $      0
   133               $   188                      $    188                 $130,000 (LOC)            $  1,213
   134               $     0                      $      0                 $           0             $      0
   135               $     0                      $      0                 $           0             $      0
   136               $     0                      $      0                 $           0             $      0
   137               $     0                      $      0                 $           0             $      0
   138               $     0                      $      0                 $           0             $      0
   139               $     0                      $      0                 $           0             $      0
   140               $   453                      $    453                 $       2,568             $  2,568
   141               $   333                      $      0                 $           0             $      0
   142               $   333                      $      0                 $           0             $      0
   143               $   104                      $      0                 $           0             $      0
   144               $     0                      $      0                 $           0             $      0
   145               $   375                      $      0                 $           0             $      0
   146               $     0                      $      0                 $           0             $      0
   147               $     0                      $      0                 $           0             $      0
   148               $   208                      $    625                 $         750             $    750
   149               $   460                      $      0                 $           0             $    810
   150               $     0                      $      0                 $           0             $      0
   151               $     0                      $      0                 $           0             $      0
   152               $     0                      $      0                 $     260,000             $    777
   153               $     0                      $      0                 $           0             $  1,700
   154               $     0                      $      0                 $           0             $      0
   155               $     0                      $      0                 $       1,094             $  1,094
   156               $     0                      $      0                 $           0             $      0
   157               $     0                      $      0                 $           0             $      0
   158               $   264                      $      0                 $           0             $      0
   159               $   254                      $    508                 $           0             $      0
   160               $     0                      $      0                 $           0             $      0
   161               $     0                      $      0                 $           0             $      0
   162               $   591                      $      0                 $           0             $      0
   163               $     0                      $      0                 $           0             $      0
   164               $     0                      $      0                 $           0             $      0
   165               $    88                      $      0                 $           0             $      0
   166               $     0                      $      0                 $           0             $      0
   167               $     0                      $      0                 $           0             $      0
   168               $     0                      $      0                 $           0             $      0
   169               $     0                      $      0                 $           0             $      0
   170               $     0                      $      0                 $           0             $      0
   171               $     0                      $      0                 $           0             $      0
                     $84,127                      $234,292                 $   4,674,149             $100,236

MORTGAGE      CURRENT TI/LC     ENVIRONMENTAL      INTEREST
LOAN NO.  ESCROW BALANCE(22)      INSURANCE     ACCRUAL METHOD  SEASONING(23)
-----------------------------------------------------------------------------

   1             $        0          No           Actual/360          4
   2             $        0          No           Actual/360          4
   3             $        0          No             30/360            0
   4             $        0          No           Actual/360          4
   5             $        0          No           Actual/360          4
   6             $        0          No           Actual/360          1
   7             $        0   Yes - Individual    Actual/360          3
   8             $  360,839          No           Actual/360          3
   9             $        0          No           Actual/360          1
   10            $        0          No           Actual/360          2
   11            $2,287,835          No           Actual/360          2
   12            $        0          No           Actual/360          2
   13            $   10,500          No           Actual/360          2
   14            $        0          No           Actual/360          3
   15            $        0          No           Actual/360          1
   16            $        0          No           Actual/360          5
   17            $        0          No           Actual/360          1
   18            $        0          No           Actual/360          1
   19            $        0          No             30/360            3
   20            $        0          No           Actual/360          1
   21            $        0          No           Actual/360          3
   22            $        0          No           Actual/360          4
   23            $        0          No           Actual/360          2
   24            $        0          No             30/360            3
   25            $        0          No           Actual/360          2
   26            $        0          No           Actual/360          2
   27            $        0          No           Actual/360          2
   28            $  518,450          No           Actual/360          3
   29            $   47,897          No           Actual/360          9
   30            $        0          No           Actual/360          1
   31            $        0          No           Actual/360          2
   32            $        0          No           Actual/360          3
   33            $    5,835          No           Actual/360          3
   34            $        0          No           Actual/360          2
   35            $  351,637          No           Actual/360          4
   36            $        0          No           Actual/360          4
   37            $        0          No           Actual/360          4
   38            $        0          No           Actual/360          4
   39            $        0          No           Actual/360          3
   40            $        0          No             30/360            2
   41            $        0          No           Actual/360          1
   42            $    2,917          No           Actual/360          1
   43            $        0          No           Actual/360          2
   44            $        0          No           Actual/360          2
   45            $        0          No           Actual/360          3
   46            $        0          No           Actual/360          2
   47            $   56,160          No           Actual/360          1
   48            $   56,160          No           Actual/360          1
   49            $   36,679          No           Actual/360          1
   50            $        0          No           Actual/360          4
   51            $        0          No           Actual/360          1
   52            $        0          No           Actual/360          2
   53            $    2,645          No           Actual/360          4
   54            $        0          No           Actual/360          4
   55            $    3,500          No           Actual/360          2
   56            $        0          No           Actual/360          2
   57            $        0          No           Actual/360          2
   58            $        0          No           Actual/360          2
   59            $        0          No           Actual/360          3
   60            $        0          No             30/360            7
   61            $        0          No             30/360            2
   62            $        0          No           Actual/360          4
   63            $        0          No           Actual/360          3
   64            $        0          No           Actual/360          2
   65            $        0          No           Actual/360          2
   66            $        0          No           Actual/360          2
   67            $        0          No           Actual/360          4
   68            $        0          No           Actual/360          2
   69            $  220,180          No           Actual/360          3
   70            $        0          No           Actual/360          2
   71            $  108,000          No           Actual/360          4
   72            $        0          No           Actual/360          2
   73            $        0          No           Actual/360          2
   74            $        0          No           Actual/360          4
   75            $        0          No           Actual/360          1
   76            $  100,138          No           Actual/360          2
   77            $        0          No           Actual/360          3
   78            $        0          No           Actual/360          3
   79            $        0          No           Actual/360          2
   80            $        0          No           Actual/360          4
   81            $        0          No           Actual/360          3
   82            $        0          No           Actual/360          3
   83            $   14,672          No           Actual/360          2
   84            $        0          No           Actual/360          2
   85            $        0          No           Actual/360          4
   86            $    6,802          No           Actual/360          4
   87            $        0          No           Actual/360          3
   88            $        0          No           Actual/360          1
   89            $        0          No           Actual/360          7
   90            $        0          No           Actual/360          1
   91            $        0          No           Actual/360          6
   92            $        0      Yes - Group      Actual/360          2
   93            $        0          No           Actual/360          1
   94            $        0          No           Actual/360          2
   95            $        0          No           Actual/360          2
   96            $        0          No           Actual/360          2
   97            $        0          No           Actual/360          3
   98            $      877          No           Actual/360          3
   99            $        0      Yes - Group      Actual/360          2
  100            $        0      Yes - Group      Actual/360          2
  101            $        0          No           Actual/360          2
  102            $   40,000          No           Actual/360          1
  103            $        0          No           Actual/360          2
  104            $        0          No           Actual/360          3
  105            $        0      Yes - Group      Actual/360         10
  106            $        0          No           Actual/360          4
  107            $        0          No           Actual/360          3
  108            $        0          No           Actual/360          3
  109            $   81,274          No           Actual/360          3
  110            $  120,219          No           Actual/360          2
  111            $        0          No           Actual/360          2
  112            $        0          No           Actual/360          2
  113            $        0          No           Actual/360          3
  114            $        0      Yes - Group      Actual/360          2
  115            $        0      Yes - Group      Actual/360          2
  116            $        0          No           Actual/360          5
  117            $        0          No           Actual/360          2
  118            $        0          No           Actual/360          1
  119            $        0          No           Actual/360          2
  120            $        0          No           Actual/360          2
  121            $        0          No           Actual/360          2
  122            $        0      Yes - Group      Actual/360          3
  123            $        0      Yes - Group      Actual/360          4
  124            $        0          No           Actual/360          2
  125            $    1,787      Yes - Group      Actual/360          3
  126            $        0          No           Actual/360          3
  127            $        0          No           Actual/360          1
  128            $        0          No           Actual/360          3
  129            $        0          No           Actual/360          4
  130            $        0      Yes - Group      Actual/360          2
  131            $        0          No           Actual/360          3
  132            $        0      Yes - Group      Actual/360          9
  133            $    1,213      Yes - Group      Actual/360          3
  134            $        0          No           Actual/360          2
  135            $        0      Yes - Group      Actual/360          2
  136            $        0          No           Actual/360          2
  137            $        0          No           Actual/360          3
  138            $        0          No           Actual/360          4
  139            $        0          No           Actual/360          2
  140            $    2,568          No           Actual/360          1
  141            $        0      Yes - Group      Actual/360          2
  142            $        0      Yes - Group      Actual/360          2
  143            $        0      Yes - Group      Actual/360          2
  144            $        0      Yes - Group      Actual/360          2
  145            $        0      Yes - Group      Actual/360          1
  146            $        0      Yes - Group      Actual/360          2
  147            $        0      Yes - Group      Actual/360          2
  148            $    2,251          No           Actual/360          4
  149            $        0          No           Actual/360          1
  150            $        0          No           Actual/360          4
  151            $        0          No           Actual/360          2
  152            $    2,332      Yes - Group      Actual/360          5
  153            $    1,700          No           Actual/360          2
  154            $        0          No           Actual/360          4
  155            $    1,094          No           Actual/360          1
  156            $        0          No           Actual/360          2
  157            $        0          No           Actual/360          5
  158            $        0      Yes - Group      Actual/360          2
  159            $        0      Yes - Group      Actual/360          4
  160            $        0          No           Actual/360          5
  161            $        0          No           Actual/360          2
  162            $        0      Yes - Group      Actual/360          2
  163            $        0      Yes - Group      Actual/360          2
  164            $        0      Yes - Group      Actual/360          5
  165            $        0      Yes - Group      Actual/360          2
  166            $        0      Yes - Group      Actual/360          1
  167            $        0      Yes - Group      Actual/360          2
  168            $        0      Yes - Group      Actual/360          2
  169            $        0      Yes - Group      Actual/360          4
  170            $        0          No           Actual/360          2
  171            $        0          No           Actual/360          2
                 $4,446,162                                           3

                  PREPAYMENT CODE(24)
MORTGAGE  ---------------------------------      YM       ADMINISTRATIVE
LOAN NO.  LO  DEF  DEF/YM1.00  YM1.00  OPEN  FORMULA(25)  COST RATE(26)
------------------------------------------------------------------------

   1      28  25                        7                     2.145
   2      28  88                        4                     3.145
   3      24  92                        4                     3.145
   4      28  90                        2                     3.145
   5      28  90                        2                     3.145
   6      25  94                        1                     3.145
   7      27  89                        4                     2.145
   8      27  91                        2                     3.145
   9      0                      118    2         A           3.145
   10     26  56                        2                     3.145
   11     26  116                       2                     3.145
   12     26  93                        1                     3.145
   13     0                      118    2         A           3.145
   14     35                     81     4         B           3.145
   15     0                      117    3         A           3.145
   16     29  90                        1                     8.145
   17     25                     91     4         C           2.145
   18     12           93        13     2         A           3.145
   19     35                     23     2         D           3.145
   20     35  83                        2                     3.145
   21     0                      118    2         E           3.145
   22     28  90                        2                     7.145
   23     26  92                        2                     3.145
   24     35                     47     2         D           3.145
   25     0                      117    3         A           3.145
   26     26  90                        4                     2.145
   27     26  93                        1                     3.145
   28     35  81                        4                     3.145
   29     33  83                        4                     2.145
   30     35  81                        4                     3.145
   31     35  81                        4                     3.145
   32     35  81                        4                     3.145
   33     27  91                        2                     3.145
   34     0                      116    4         A           3.145
   35     28                     90     2         E           3.145
   36     28                     90     2         E           3.145
   37     28                     90     2         E           3.145
   38     28                     90     2         E           3.145
   39     27  90                        3                     7.145
   40     35                     23     2         D           3.145
   41     25  153                       2                     3.145
   42     25  151                       4                     3.145
   43     26  91                        3                     3.145
   44     35  81                        4                     3.145
   45     27                     92     1         F           3.145
   46     35  81                        4                     3.145
   47     25  91                        4                     2.145
   48     25  91                        4                     2.145
   49     25  91                        4                     2.145
   50     28  127                       25                    2.145
   51     35  81                        4                     3.145
   52     26  90                        4                     2.145
   53     28  88                        4                     2.145
   54     23                     153    4         G           7.145
   55     26  92                        2                     3.145
   56     26  90                        4                     2.145
   57     26  90                        4                     2.145
   58     26  90                        4                     3.145
   59     23                     93     4         H           2.145
   60     35                     83     2         D           3.145
   61     35                     83     2         D           3.145
   62     28  88                        4                     2.145
   63     27  89                        4                     2.145
   64     48                     190    2         E           3.145
   65     48                     190    2         E           3.145
   66     26  90                        4                     2.145
   67     4                      111    5         I           2.145
   68     35  78                        7                     3.145
   69     35  83                        2                     8.145
   70     26  91                        3                     3.145
   71     28  88                        4                     3.145
   72     47                     72     1         J           8.145
   73     35  81                        4                     3.145
   74     47                      9     4         K           12.145
   75     35  81                        4                     3.145
   76     26                     92     2         E           3.145
   77     27  20                        13                    2.145
   78     27                     123    2         E           3.145
   79     26  93                        1                     3.145
   80     35  83                        2                     3.145
   81     27  89                        4                     2.145
   82     27  89                        4                     2.145
   83     28  81                        4                     3.145
   84     35  83                        2                     3.145
   85     28  85                        7                     2.145
   86     28  88                        4                     2.145
   87     27  91                        2                     3.145
   88     23                     93     4         K           12.145
   89     35  83                        2                     3.145
   90     25  91                        4                     2.145
   91     30                     86     4         L           2.145
   92     35  81                        4                     3.145
   93     35           81               4         B           3.145
   94     26           92               2         B           3.145
   95     26  90                        4                     2.145
   96     26  90                        4                     2.145
   97     27  89                        4                     2.145
   98     27  152                       1                     3.145
   99     35  83                        2                     3.145
  100     35  81                        4                     3.145
  101     26  93                        1                     3.145
  102     25  90                        5                     2.145
  103     26  93                        1                     3.145
  104     27  89                        4                     2.145
  105     34  84                        2                     3.145
  106     35  81                        4                     3.145
  107     23                     93     4         G           7.145
  108     27  89                        4                     2.145
  109     35  81                        4                     3.145
  110     26                     92     2         E           3.145
  111     35           81               4         B           3.145
  112     26  87                        7                     2.145
  113     27  31                        2                     3.145
  114     35           81               4         B           3.145
  115     26           90               4         B           3.145
  116     26                     92     2         E           3.145
  117     26  153                       1                     3.145
  118     25  91                        4                     2.145
  119     26  153                       1                     3.145
  120     26  93                        1                     3.145
  121     26  93                        1                     3.145
  122     35  81                        4                     3.145
  123     35  83                        2                     3.145
  124     26  93                        1                     3.145
  125     35  81                        4                     3.145
  126     27                     89     4         M           7.145
  127     25                     93     2         E           3.145
  128     35  83                        2                     3.145
  129     28                     150    2         E           3.145
  130     35           81               4         B           5.145
  131     27  92                        1                     3.145
  132     35           83               2         B           7.145
  133     35  81                        4                     3.145
  134     26  56                        2                     3.145
  135     35  81                        4                     4.145
  136     26                     92     2         E           3.145
  137     27  92                        1                     8.145
  138     28  88                        4                     12.145
  139     26                     92     2         E           3.145
  140     25  91                        4                     2.145
  141     35  81                        4                     9.145
  142     35  81                        4                     9.145
  143     35  81                        4                     9.145
  144     35  81                        4                     5.145
  145     35  81                        4                     3.145
  146     35  81                        4                     5.145
  147     35  81                        4                     5.145
  148     28  90                        2                     8.145
  149     35  81                        4                     3.145
  150     0            91        28     1         N           3.145
  151     26  90                        4                     2.145
  152     35           83               2         B           7.145
  153     26  92                        2                     3.145
  154     0            91        28     1         N           3.145
  155     25                     91     4         E           3.145
  156     26                     92     2         E           3.145
  157     35           81               4         B           18.145
  158     35  83                        2                     5.145
  159     35           81               4         B           13.145
  160     29                     87     4         F           3.145
  161     26                     144    10        E           3.145
  162     35  78                        7                     4.145
  163     35           81               4         B           14.145
  164     35  83                        2                     11.145
  165     35  83                        2                     12.145
  166     35  81                        4                     12.145
  167     35           81               4         B           17.145
  168     35  81                        4                     13.145
  169     35  81                        4                     15.145
  170     26                     92     2         E           3.145
  171     26                     92     2         E           3.145
                                                              3.299

FOOTNOTES TO APPENDIX II

1    "BSCMI," "PCF II," "WFB," and "MSMC" denote, Bear Stearns Commercial
     Mortgage, Inc., Principal Commercial Funding II, LLC, Wells Fargo Bank,
     National Association, and Morgan Stanley Mortgage Capital Inc.,
     respectively, as Sellers.

2    The following loan pools represent multiple properties securing a single mortgage loan, and are designated by Roman Numeral coding: Mortgage Loan
     Nos. 4-5, 35-38, 47-49, 64-65 and 141-143. For the purpose of the statistical information set forth in this Free Writing Prospectus as to such mortgage loans, a portion of the aggregate Cut-off Date Balance has been allocated to each mortgaged property based on the respective appraised values and/or Underwritten Cash Flows. The following loan pools represent cross-collateralized/cross-defaulted properties securing multiple mortgage loans and are designated by identical alphabetical coding: Mortgage Loan
     Nos. 56-57. For the purpose of the statistical information set forth in this Free Writing Prospectus as to such single-loan/multiple-property and cross-collateralized/cross-defaulted loan pools, certain credit statistics, including NOI DSCR, NCF DSCR, NCF Post IO Period DSCR, Cut-off Date LTV,
     Balloon LTV and Cut-off Date Balance per Unit or SF, are calculated on an aggregate basis.

3    Certain of the mortgage loans that are secured by retail properties include in-line and/or anchor tenant ground lease parcels in the calculation of the total square footage of the property.

4    In general for each mortgaged property, "Percent Leased" was determined based on a rent roll or lease verification letter provided by the borrower.
     "Percent Leased as of Date" indicates the date as of which "Percent Leased"
     was determined based on such information.

5    With respect to Mortgage Loan No. 16, Black Rock Turnpike, a part of the borrower's interest is a fee interest and another part is subject to a ground lease. As to the leasehold part, the fee owner has agreed to subordinate its fee interest to the related leasehold mortgage. As such, the loan is disclosed as a fee loan.

     With respect to Mortgage Loan No. 41, Marketplace At Collegeville, a part of the borrower's interest is a fee interest and another part is subject to a ground lease. As to the leasehold part, the fee owner has agreed to subordinate its fee interest to the related leasehold mortgage. As such, the loan is disclosed as a fee loan.

6    The Cut-off Date is August 1, 2006 for any mortgage loan that has a due date on the first day of each month. For purposes of the information contained in this Free Writing Prospectus, we present the loans as if scheduled payments due in August 2006 were due on August 1, 2006, not the actual day on which such scheduled payments were due. The mortgage loans generally have a due date on the 1st of the month, except for Mortgage Loan
     No. 21, 14401 County Road 212, Mortgage Loan Nos. 35-38, South Suburban
     Industrial Portfolio, and Mortgage Loan No. 78, Monticello Mall, which are due on the 3rd of the month, Mortgage Loan No. 1, Beachwood Place Mall,
     Mortgage Loan No. 7, 2021 K Street, and Mortgage Loan No. 59, 890 Broadway
     (Loews Theater), which are due on the 7th of the month, and Mortgage Loan
     Nos. 47-49, H&R Properties Retail Portfolio and Mortgage Loan No. 67,
     Redlands Corporate Center II, which are due on the 8th of the month.

     With respect to Mortgage Loan No. 83, Duarte Lewis Business Center, the
     original note dated October 17, 2005 was Amended and Restated as of June
     14, 2006. Per the Amendment, an additional advance of $1,975,000 was funded increasing the loan amount to $4,650,000 and increasing the Interest Rate from 5.50% to 5.54%, effective June 14, 2006. The principal and interest payment was recalculated on a 360-month amortization schedule resulting in a new monthly principal and interest payment of $26,519.01 due on December
     1, 2007, following the initial Interest Only period of 24 months. For purposes of disclosure, the loan has been presented as if the loan term began with the July 1, 2006 due date thus reducing the original loan term as disclosed to 113 months and the original Interest Only Months to 17 months. All other loan terms have been disclosed in accordance with the terms of the amendment noted above.

     With respect to Mortgage Loan No. 1, Beachwood Place Mall, the loan is comprised of two notes, the A-1 Note and the A-2 Note, that are secured by the mortgaged property on a pari passu basis. The A Notes had principal balances as of the cut-off date as follows: Note A-1, $99,598,439; Note
     A-2, $49,799,219 (both included in the Trust). For purposes of the information presented in this Free Writing Prospectus with respect to the
     Beachwood Place Mall Loan, the Underwritable NOI, Underwritable Cash Flow,
     NOI DSCR, NCF DSCR, Cut-off Date LTV, Balloon LTV and Cut-off Date Balance
     per square foot reflect the aggregate indebtedness of $149,397,658 evidenced by the Beachwood Place Mall Loan. The borrower has additional secured financing in the aggregate amount of $99,598,439 as evidenced by one B-Note with a principal balance as of the cut-off date of $34,859,454, and by one C-Note with a principal balance as of the cut-off date of
     $64,738,985. The B-Note and the C-Note are not assets of the Trust. The
     B-Note is subordinated to the A-1 Note and to the A-2 Note pursuant to the terms of an intercreditor agreement among the trust and the holders of the
     B-Note and

                                      II-1

     the C-Note. The C-Note is subordinated to the A-1 Note and to the A-2 Note and to the B-Note pursuant to the terms of the same agreement. Both the
     B-Note and the C-Note bear interest at 5.599% for a term of 5 years, and as of the cut-off date, Morgan Stanley was the holder of both the B-Note and the C-Note.

     With respect to Mortgage Loan No. 80, 400 Commerce Drive, future secured subordinate debt is permitted in connection with construction of additional on-site improvements subject to various conditions, including, (i) DSCR on the Junior Loan based on the Cash Flow from the new improvements is greater than 1.45x; (ii) Junior lender is solvent and has low probability of bankruptcy; (iii) Junior loan shall be fully amortizing and have a maturity date not earlier than the ARD; (iv) intercreditor documentation satisfactory to lender; and (v) if required by lender, confirmation from applicable ratings agencies of no downgrade, withdrawal or qualification to current ratings resulting from such junior financing.

     With respect to Mortgage Loan No. 28, Perlmutter - Mesa 8, future secured subordinate debt and/or future mezzanine debt is permitted subject to various conditions. With respect to the secured subordinate debt, said conditions include (i) a combined DSCR, including junior and mezzanine debt, greater than (A) 1.22x (based on 10% mortgage constant) and (B) 1.75x
     (based on actual debt constant) and (ii) a combined LTV, including junior and mezzanine debt, of 53% or less. With respect to the future mezzanine debt, said conditions include (i) a combined DSCR, including junior and mezzanine debt, greater than 1.20x (based on actual debt constant) and (ii)
     a combined LTV, including junior and mezzanine debt, of 80% or less. With respect to both forms of additional financing, further conditions include
     (i) additional financing shall have a maturity date not earlier than the senior loan maturity; (ii) intercreditor documentation satisfactory to lender; (iii) additional financing lender shall be acceptable to lender;
     and (iv) confirmation from applicable ratings agencies of no downgrade, withdrawal or qualification to current ratings resulting from such additional financing.

     With respect to Mortgage Loan No. 32, Perlmutter - Winchester Meadows,
     future secured subordinate debt and/or future mezzanine debt is permitted subject to various conditions. With respect to the secured subordinate debt, said conditions include (i) a combined DSCR, including junior and mezzanine debt, greater than (A) 0.96x (based on 10% mortgage constant) and
     (B) 1.39x (based on actual debt constant) and (ii) a combined LTV, including junior and mezzanine debt, of 64% or less. With respect to the future mezzanine debt, said conditions include (i) a combined DSCR, including junior and mezzanine debt, greater than 1.20x (based on 10%
     mortgage constant) and (ii) a combined LTV, including junior and mezzanine debt, of 80% or less. With respect to both forms of additional financing, further conditions include (i) additional financing shall have a maturity date not earlier than the senior loan maturity; (ii) intercreditor documentation satisfactory to lender; (iii) additional financing lender shall be acceptable to lender; and (iv) confirmation from applicable ratings agencies of no downgrade, withdrawal or qualification to current ratings resulting from such additional financing.

     With respect to Mortgage Loan No. 46, Perlmutter - 1121 N. Harbor Blvd,
     future secured subordinate debt and/or future mezzanine debt is permitted subject to various conditions. With respect to the secured subordinate debt, said conditions include (i) a combined DSCR, including junior and mezzanine debt, greater than (A) 1.03x (based on 10% mortgage constant) and
     (B) 1.49x (based on actual debt constant) and (ii) a combined LTV, including junior and mezzanine debt, of 62% or less. With respect to the future mezzanine debt, said conditions include (i) a combined DSCR, including junior and mezzanine debt, greater than 1.20x (based on actual debt constant) and (ii) a combined LTV, including junior and mezzanine debt, of 80% or less. With respect to both forms of additional financing, further conditions include (i) additional financing shall have a maturity date not earlier than the senior loan maturity; (ii) intercreditor documentation satisfactory to lender; (iii) additional financing lender shall be acceptable to lender; and (iv) confirmation from applicable ratings agencies of no downgrade, withdrawal or qualification to current ratings resulting from such additional financing.

     With respect to Mortgage Loan No. 73, Perlmutter - Dove Street, future secured subordinate debt and/or future mezzanine debt is permitted subject to various conditions. With respect to the secured subordinate debt, said conditions include (i) a combined DSCR, including junior and mezzanine debt, greater than (A) 1.41x (based on 10% mortgage constant) and (B) 2.47x
     (based on actual debt constant) and (ii) a combined LTV, including junior and mezzanine debt, of 39% or less. With respect to the future mezzanine debt, said conditions include (i) a combined DSCR, including junior and mezzanine debt, greater than 1.20x (based on 10% mortgage constant) and
     (ii) a combined LTV, including junior and mezzanine debt, of 80% or less.
     With respect to both forms of additional financing, further conditions include (i) additional financing shall have a maturity date not earlier than the senior loan maturity; (ii) intercreditor documentation satisfactory to lender; (iii) additional financing lender shall be acceptable to lender; and (iv) confirmation from applicable ratings agencies of no downgrade, withdrawal or qualification to current ratings resulting from such additional financing.

     With respect to Mortgage Loan No. 92, La Mancha Office, future secured subordinate debt and/or future mezzanine debt is permitted subject to various conditions. With respect to the secured subordinate debt, said conditions include (i) a combined DSCR, including junior and mezzanine debt, greater than (A) 1.30x (based on 10% mortgage constant) and (B) 2.28x
     (based on actual debt constant) and (ii) a combined LTV, including junior and mezzanine debt, of 48.8% or less. With respect to the future mezzanine debt, said conditions include (i) a combined DSCR, including junior and mezzanine debt, greater than 1.20x (based on actual debt constant) and (ii)
     a combined LTV, including junior and mezzanine debt, of

                                      II-2

     80% or less. With respect to both forms of additional financing, further conditions include (i) additional financing shall have a maturity date not earlier than the senior loan maturity; (ii) intercreditor documentation satisfactory to lender; (iii) additional financing lender shall be acceptable to lender; and (iv) confirmation from applicable ratings agencies of no downgrade, withdrawal or qualification to current ratings resulting from such additional financing.

     With respect to Mortgage Loan No. 146, 1501-1515 Westcliff Drive, future secured subordinate debt and/or future mezzanine debt is permitted subject to various conditions. With respect to the secured subordinate debt, said conditions include (i) a combined DSCR, including junior and mezzanine debt, greater than (A) 1.34x (based on 10% mortgage constant) and (B) 2.34x
     (based on actual debt constant) and (ii) a combined LTV, including junior and mezzanine debt, of 31.3% or less. With respect to the future mezzanine debt, said conditions include (i) a combined DSCR, including junior and mezzanine debt, greater than 1.20x (based on actual debt constant) and (ii)
     a combined LTV, including junior and mezzanine debt, of 80% or less. With respect to both forms of additional financing, further conditions include
     (i) additional financing shall have a maturity date not earlier than the senior loan maturity; (ii) intercreditor documentation satisfactory to lender; (iii) additional financing lender shall be acceptable to lender;
     and (iv) confirmation from applicable ratings agencies of no downgrade, withdrawal or qualification to current ratings resulting from such additional financing.

     With respect to Mortgage Loan No. 147, Fullerton 14 Retail, future secured subordinate debt and/or future mezzanine debt is permitted subject to various conditions. With respect to the secured subordinate debt, said conditions include (i) a combined DSCR, including junior and mezzanine debt, greater than (A) 1.26x (based on 10% mortgage constant) and (B) 2.20x
     (based on actual debt constant) and (ii) a combined LTV, including junior and mezzanine debt, of 41.24% or less. With respect to the future mezzanine debt, said conditions include (i) a combined DSCR, including junior and mezzanine debt, greater than 1.20x (based on actual debt constant) and (ii)
     a combined LTV, including junior and mezzanine debt, of 80% or less. With respect to both forms of additional financing, further conditions include
     (i) additional financing shall have a maturity date not earlier than the senior loan maturity; (ii) intercreditor documentation satisfactory to lender; (iii) additional financing lender shall be acceptable to lender;
     and (iv) confirmation from applicable ratings agencies of no downgrade, withdrawal or qualification to current ratings resulting from such additional financing.

     With respect to Mortgage Loan No. 168, 180 Newport Center Drive, future secured subordinate debt and/or future mezzanine debt is permitted subject to various conditions. With respect to the secured subordinate debt, said conditions include (i) a combined DSCR, including junior and mezzanine debt, greater than (A) 1.23x (based on 10% mortgage constant) and (B) 2.15x
     (based on actual debt constant) and (ii) a combined LTV, including junior and mezzanine debt, of 22.2% or less. With respect to the future mezzanine debt, said conditions include (i) a combined DSCR, including junior and mezzanine debt, greater than 1.20x (based on actual debt constant) and (ii)
     a combined LTV, including junior and mezzanine debt, of 80% or less. With respect to both forms of additional financing, further conditions include
     (i) additional financing shall have a maturity date not earlier than the senior loan maturity; (ii) intercreditor documentation satisfactory to lender; (iii) additional financing lender shall be acceptable to lender;
     and (iv) confirmation from applicable ratings agencies of no downgrade, withdrawal or qualification to current ratings resulting from such additional financing.

     With respect to Mortgage Loan No. 1, Beachwood Place Mall, the borrower may obtain mezzanine financing subject to various conditions including that the amount will not result in an aggregate LTV greater than 72.5% and DSCR less than 1.17x.

     With respect to Mortgage Loan No. 2, The Westin Michigan Avenue Chicago,
     future mezzanine debt secured by a pledge of 100% of the direct or indirect equity ownership interest in Borrower is permitted provided Borrower obtains Lender's approval of the Mezzanine Option, which shall be at
     Lender's sole discretion, and, if requested by Lender, a rating agency confirmation of no downgrade, withdrawal or qualification to current ratings resulting from such mezzanine financing.

     With respect to Mortgage Loan No. 9, Nokia Building, the borrower may incur future mezzanine debt subject to restrictions and subordination as detailed in the loan documents including but not limited to (i) the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.20x, (ii)
     the lender must approve the mezzanine lender and financing documents, and
     (iii) the mezzanine lender must enter into an intercreditor agreement.

     With respect to Mortgage Loan No. 17, Hampton Inn and Suites Skokie, the
     borrower may obtain mezzanine financing subject to various conditions including that the amount will not result in an aggregate LTV greater than
     80% and DSCR less than 1.25x.

     With respect to Mortgage Loan No. 26, Bank of America Complex, on or after
     June 1, 2008, the borrower may obtain mezzanine financing subject to various conditions including that the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.20x.

                                      II-3

     With respect to Mortgage Loan No. 52, Santa Teresa Shopping Center, the
     borrower may obtain mezzanine financing subject to various conditions including that the amount will not result in an aggregate LTV greater than
     75% and DSCR less than 1.20x.

     With respect to Mortgage Loan No. 63, 17th & Newport Center, the borrower may obtain mezzanine financing subject to various conditions including that the amount will not result in an aggregate LTV greater than 75% and DSCR less than 1.10x.

     With respect to Mortgage Loan No. 67, Redlands Corporate Center II, the
     borrower may obtain subordinate financing subject to various conditions including that the amount will not result in an aggregate LTV greater than
     75%, DSCR less than 1.25x, and DSCR on a 10.09% constant less than 0.85x.

     With respect to Mortgage Loan No. 84, 95 Digital Center, following the lockout period, future mezzanine debt secured by a pledge of the equity ownership interests in the Borrower is permitted subject to various conditions, including, (i) a combined DSCR greater than 1.25x (based on actual mortgage constant); (ii) a combined LTV of 65% or less; (iii)
     intercreditor documentation satisfactory to lender; (iv) Mezzanine lender shall be acceptable to lender; and (v) confirmation from applicable ratings agencies of no downgrade, withdrawal or qualification to current ratings resulting from such mezzanine financing.

     With respect to Mortgage Loan No. 85, Super 8 - Fort Myers, the borrower may obtain mezzanine financing subject to various conditions including that the amount will not result in an aggregate LTV greater than 60% and DSCR less than 2.00x.

     With respect to Mortgage Loan No. 91, 710 Park Avenue Coop, the borrower may obtain unsecured line of credit from Independence Community Bank subject to various conditions including that the aggregate LTV shall not exceed 25%, and the line of credit has a maturity date that is either coterminous or beyond loan term.

     With respect to Mortgage Loan No. 108, T.G. Lee Vista, on and after May 1,
     2008, the borrower may obtain mezzanine financing subject to various conditions including that the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.20x.

     With respect to Mortgage Loan No. 145, Dove Ave. - Ed Carey Dr., up to one
     year prior to the Maturity Date, Future mezzanine debt secured by any limited partnership interests in Borrower permitted subject to various conditions, including, (i) combined DSCR greater than 1.30x (based on actual mortgage constant); (ii) combined LTV of 75% or less; (iii) Maturity date not earlier than the senior loan maturity; (iv) intercreditor documentation satisfactory to lender; as well as in-place hard cash management documents in effect; (v) Mezzanine lender shall be acceptable to lender and applicable rating agencies; and (vi) if requested by lender, delivery of documentation supporting confirmation from applicable ratings agencies of no downgrade, withdrawal or qualification to current ratings resulting from such mezzanine financing.

     With respect to Mortgage Loan No. 3, Hamilton Place Mall, the loan provides for a partial release of certain parcels described in the related loan documents if certain conditions are satisfied, including the requirement that the borrower post letters of credit, as described in the loan documents, if the debt service coverage ratio falls below 1.63x any time after the release of one or more of the parcels.

     With respect to Mortgage Loan Nos. 4-5, Lake Fairfax Business Park
     Portfolio, the borrower may obtain a release of an individual property provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 110% of the allocated loan amount of the released property, (ii) the debt service coverage ratio for the remaining properties shall be the greater of (a) 1.50x or (b) the lesser of (y) 1.74x and (z)
     the debt service coverage ratio for both the properties based on the 12 months preceding the release, and (iii) the loan-to-value immediately after the release may not exceed 70%.

     With respect to Mortgage Loan No. 13, Valley Corporate Center, the borrower may obtain the release of a portion of land and/or improvements subject to a paydown of 110% of the allocated loan amount at the time of the release plus a make whole premium. The release is subject to restrictions as detailed in the loan documents including but not limited to (i) the LTV of the remaining collateral after the release does not exceed 65% or (ii) in the case of a release of land only, the LTV of the remaining collateral after the release does not exceed 68%.

                                      II-4

     With respect to Mortgage Loan No. 20, Savannah Crossings I & II, after the defeasance lockout period, the borrower may obtain a release of an individual property in conjunction with partial defeasance, subject to certain conditions, including (i) delivery of (A) New Note secured by defeasance collateral in amount of 125% of allocated loan amount for release property and (B) Amended Note for remaining balance; (ii) following partial defeasance, loan-to-value of remainder property shall not exceed
     63.1%; (iii) following partial defeasance, debt service coverage ratio shall not be less than 1.68x; and (iv) "no downgrade" confirmation from applicable rating agencies.

     With respect to Mortgage Loan No. 25, North Point Center, the borrower may obtain the release of up to three designated parcels of the property subject to a paydown of 110% of the allocated loan amount at the time of the release plus a make whole premium. The release is subject to restrictions as detailed in the loan documents including but not limited to that the LTV of the remaining collateral after the release does not exceed
     61%.

     With respect to Mortgage Loan Nos. 35-38, the South Suburban Industrial
     Portfolio, any property may be released at any time subject to a paydown of
     115% of the allocated loan amount at the time of the release plus a make whole premium. The release is subject to restrictions as detailed in the loan documents including but not limited to that the LTV of the remaining properties after the release does not exceed 75%.

     With respect to Mortgage Loan Nos. 47-49, H&R Properties Retail Portfolio,
     after the lockout period, the borrower may obtain a release of an individual property, up to two times and up to two properties, provided that, among other conditions, (i) the borrower deposits defeasance collateral equal to 125% of the allocated loan amount of the released properties, (ii) the DSCR of the remaining properties is greater than or equal to 1.25x, and (iii) the LTV of the remaining properties is less than or equal to 80%.

     With respect to Mortgage Loan No. 30, Consolidated Theatres, Borrower may,
     one time, elect to cause Lender to release the Property, provided Borrower delivers to Lender, as security for the Loan, a Deed of Trust encumbering a property in substantially the same form as the Deed of Trust to be released. Said substitution is subject, but not limited, to various conditions including (i) an appraisal for Replacement Property on as-is basis at the release date indicating an LTV not greater than 60%; (ii)
     Replacement Property shall have (A) appraised value at least equal to that of the mortgaged property at loan closing; (B) a physical condition at least equal to the mortgaged property being released, with building of similar size, use and quality; (C) delivery of a new lease on no less favorable terms to the borrower than existing single tenant lease, accompanied by estoppel or subordination substantially similar to that obtained at loan closing; and (D) location with similar or greater attributes, based on submarket strength, population and accessibility;
     (iii) NOI DSCR for Replacement Property shall be at least 1.30x (based on
     10% mortgage constant); (iv) delivery of Phase I (and if recommended, Phase
     II) report and engineering report for the Replacement Property; (v) "no downgrade" confirmation from applicable rating agencies with respect to the proposed collateral substitution ; and (vi) delivery of acceptable REMIC opinions.

     With respect to Mortgage Loan No. 148, Markets at Mesa Ridge, the borrower may replace and substitute the mortgaged property with a parcel of property that includes an additional parking area together with the existing mortgaged property provided that, among other conditions, (i) the DSCR for the substituted property shall not be less than 1.50x and (ii) the borrower pays an administrative fee of $1,000.

7    The "Grace Period" shown is grace period to charge late interest.

8    The "Original Amort. Term" shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note.
     Due to the Actual/360 interest calculation methodology applied to most mortgage loans, the actual amortization to a zero balance for such loans will be longer.

9    The indicated NOI DSCR and NCF DSCR reflect current scheduled payments as of the Cut-off Date for all mortgage loans.

10   The indicated NCF Post IO Period DSCR reflects scheduled payments after any applicable partial interest only periods.

11   "Valuation Date" refers to the date as of which the related appraised value applies (also known as the "value as-of date").

12   "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the mortgaged property, "Second
     Largest Tenant" refers to the tenant that represents the second greatest percentage of the total square footage and "Third Largest Tenant" refers to the tenant that represents the third greatest percentage of the total square footage at the mortgaged property. In certain cases, the data for tenants occupying multiple spaces include square footage only from the primary spaces sharing the same expiration date, and may not include minor spaces with different

                                      II-5

     expiration dates.

     With respect to Mortgage Loan No. 65, RMRTN Portfolio -1863 Union Avenue,
     Walgreen Co. has a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

     With respect to Mortgage Loan No. 128, Walgreens - The Dalles, Walgreen Co.
     has a 75-year lease, but has an option to terminate the lease at the end of year 25 and every 5 years thereafter with 6 months notice.

     With respect to Mortgage Loan No. 135, Walgreens - Vero Beach, Walgreen Co.
     has a 60-year lease, but has an option to terminate the lease at the end of year 20 and every 5 years thereafter with 6 months notice.

13   For "Capital Expenditure Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances, the amount of the escrow may be capped or collected only for certain periods of such mortgage loan and/or may not be replenished after a release of funds.

14   For "TI/LC Escrow in Place" identified as "Yes," collections may occur at one time or be ongoing. In certain instances the amount of the escrow may be capped or collected only for certain periods of time and/or may not be replenished after a release of funds. The weighted average percentage of mortgage loans disclosed as having TI/LC cash or letter of credit balances in place considers only mortgage loans on commercial-type properties, excluding hospitality, multifamily, manufactured housing community, self storage and certain other mortgaged properties.

15   "Other Escrow Description" indicates any other types of escrow required, or in certain cases letters of credit required, other than Insurance, Tax,
     Capital Expenditure and TI/LC. In certain cases, the letter of credit may represent additional security from a tenant, and may therefore be relinquished when such tenant leaves the property at lease expiration.

16   "Springing Escrow Description" indicates the type of escrow required to be funded in the future and/or upon the occurrence of certain future events as outlined in the respective loan documents.

17   "Initial Capital Expenditure Escrow Requirement" indicates the amount designated for Capital Expenditure Escrow, or in certain cases the letter of credit, that was deposited at loan closing.

18   "Monthly Capital Expenditure Escrow Requirement" indicates the monthly amount designated for Capital Expenditure Escrow in the loan documents for such mortgage loan. In certain cases, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

19   "Current Capital Expenditure Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the May, 2006 due dates for the MSMC mortgage loans, and as of the June, 2006 due dates for the
     BSCMI, WFB and PCF II mortgage loans.

20   "Initial TI/LC Escrow Requirement" indicates the amount designated for
     Tenant Improvements and Leasing Commissions Escrow or in certain cases the letter of credit that was deposited at loan closing.

21   "Monthly TI/LC Escrow Requirement" indicates the monthly amount designated for Tenant Improvements and Leasing Commissions Escrow in the loan documents for such mortgage loan. In certain instances, the amount of the escrow may be capped or collected only for certain periods of time or under certain conditions.

22   "Current TI/LC Escrow Balance" indicates the balance or, in certain cases, a letter of credit, in place as of the May, 2006 due dates for the MSMC mortgage loans, and as of the June, 2006 due dates for the BSCMI, WFB and
     PCF II mortgage loans.

23   "Seasoning" represents the number of payments elapsed from the earlier of the "First Payment Date (P&I)" or "First Payment Date (IO)" to the Cut-off
     Date.

24   The "Prepayment Code" includes the number of loan payments from the first
     Due Date to the stated maturity. "LO" represents the lockout period. "DEF"
     represents defeasance. "DEF/YM1.00" represents either defeasance or the greater of yield maintenance and 1.00%, generally at the option of the borrower. "YM1.00" represents the greater of yield maintenance and 1.00%.
     "Open" represents the number of payments, including the maturity date, at which principal prepayments are permitted without payment of a prepayment premium. For each mortgage loan, the number set forth under a category of
     "Prepayment Code" represents the number of payments in the Original Term to
     Maturity for which such provision applies. See Footnotes 25 and 27 for additional prepayment information.

                                      II-6

25   Mortgage loans with associated Yield Maintenance prepayment premiums are categorized according to unique Yield Maintenance formulas. There are twelve different Yield Maintenance formulas represented by the loans in the subject mortgage loan pool. The different formulas are referenced by the letters "A", "B", "C", "D", "E", "F", "G", "H", "I", "J", "K", "L", "M" and
     "N". Any exceptions to these formulas are shown below such formulas.
     Summaries of the twelve formulas are listed beginning on page II-10.

26   The "Administrative Cost Rate" indicated for each mortgage loan will be calculated based on the same interest accrual method applicable to each mortgage loan.

                                      II-7

27   Each of the following mortgage loans is structured with a performance holdback or letter of credit ("LOC") subject to achievement of certain release conditions. The release conditions are referenced by numbers 1-5, which are summarized immediately below the table. The amount of the holdback was escrowed, or the letter of credit was established, for each mortgage loan at closing. Many of the loans with reserves and reserve agreements in place permit or require the amount in the reserve (or proceeds of the letter of credit) to be applied to outstanding loan amounts in the event of a default. The mortgage loans referenced in this paragraph do not include all such loans, but rather only those loans which permit or require the application of the reserve (or proceeds of the letter of credit) to the balance of the mortgage loan if the mortgaged property does not achieve a specified level of financial performance in accordance with the terms of the respective reserve agreements. Although generally the mortgage loans prohibit voluntary partial prepayment, the following mortgage loans may require partial prepayments:

                                        Escrow or LOC    Escrowed Holdback
  Mtg.                                     Release      or Letter of Credit   Outside Date       Prepayment
Loan No.   Property Name                  Conditions       Initial Amount     for Release    Premium Provisions
--------   --------------------------   -------------   -------------------   ------------   ------------------

    13     Valley Corporate Center            1             $185,031            6/1/2007    Yield Maintenance
    55     Suncrest Commerce Center           2             $125,000           2/28/2007    Yield Maintenance
           Industrial Warehouse
    94     625 Stratford Industrial           3             $335,000            6/1/2007    Greater of Yield
                                                                                            Maintenance and 1%
   129     Orangewood Shopping Center         1             $ 42,225           9/30/2006    Yield Maintenance
   133     Oakcrest Village                   4             $ 30,000 LOC       5/06/2006     Greater of Yield
                                                                                            Maintenance and 1%
   133     Oakcrest Village                   5             $100,000 LOC       4/06/2007     Greater of Yield
                                                                                            Maintenance and 1%
   134     403 N. 8th Street                  1             $ 52,272           11/1/2006     Yield Maintenance

         All yield maintenance premiums indicated above are to be paid by the borrower.

                                      II-8

RELEASE CONDITIONS

1.   Borrower furnishes to Lender written disbursement request; lien waivers;
     title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders. In addition, the lender has inspected or waived right to inspection.

2.   Borrower furnishes to Lender written disbursement request; lien waivers;
     title endorsement; evidence that the work has been completed in accordance with all permits, bonds, licenses, approvals required by law; and a statement from an architect, contractor or engineering consultant to the extent and cost of the repairs or a copy of the construction contract and any change orders.

3.   Borrower furnishes to Lender a written disbursement request detailing the tenant space; a copy of the signed lease on terms acceptable to lender for
     3,750 square feet and evidencing a 90% occupancy of the property; a current estoppel certificate acknowledging, among other things, the lease is in full force and effect and Tenant is in occupancy and paying rent; no default shall exist under the loan documents; no material adverse change in the financial condition, or the management, of the Borrower shall have occurred. If not satisfied by the outside date for release, Lender will first apply any portion of the Holdback to reimburse Lender for costs incurred with said Impound and then to prepayment of the principal balance, upon which the loan will be reamortized based on the then remaining amortization term. Borrower will be responsible for any associated prepayment charge.

4.   Borrower furnishes to Lender a written disbursement request accompanied by a copy of the signed lease; a current estoppel certificate acknowledging, among other things, the lease is in full force and effect and neither
     Borrower nor Tenant is in default thereunder, all required tenant improvements have been completed and accepted, and Tenant is in occupancy and paying rent; if required by lender, such other evidence as may be necessary to verify the current accuracy of the estoppel certificate. The loan documents provide that Lender may, at its option, continue to hold the
     Holdback Letter of Credit in anticipation of a later satisfaction of the foregoing requirements, or use the proceeds to reimburse Lender for any costs associated with said Letter of Credit and/or to paydown the principal balance of the loan, upon which there shall not be a reamortization of the loan. Borrower will be responsible for any associated prepayment charge.

5.   Borrower furnishes to Lender a written disbursement request detailing each tenant space contained in the Rent-up premises; a copy of the signed lease or leases evidencing a 93% physical and economic occupancy of the property;
     a current estoppel certificate acknowledging, among other things, the lease is in full force and effect and neither Borrower nor Tenant is in default thereunder, all required tenant improvements have been completed and accepted, and Tenant is in occupancy and paying rent; if required by lender, such other evidence as may be necessary to verify the current accuracy of the estoppel certificate. If not satisfied by the outside date for release, Lender will first apply any portion of the Letter of Credit to reimburse Lender for costs incurred with said Letter of Credit and then to prepayment of the Principal balance, upon which there shall not be a reamortization of the loan. Borrower will be responsible for any associated prepayment charge.

                                      II-9

YIELD MAINTENANCE FORMULAS

A    "Make Whole Premium" means the greater of one percent (1%) of the outstanding principal amount of the Loan or a premium calculated as provided in subparagraphs (1)-(3) below:

     (1)  Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the * U.S. Treasury Issue ("Primary Issue")
          published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill
          ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

     *At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to(1)
     maturity as the Note.

     (2)  Calculate the "Present Value of the Loan." The Present Value of the
          Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the(2) Maturity Date) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the(2)
          Maturity Date.

     (3)  Subtract the amount of the prepaid proceeds from the Present Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

     "Open Period" means the period beginning with the payment date in that month which is(3)(4) one month prior to the(2) Maturity Date.

     Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the Open Period. From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon:
     (a) not less than 30 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the
     Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith;

     In addition, Borrower shall have the right to prepay all or any portion of the unpaid principal balance(5)(6) after the Lockout Date in accordance with the terms in 2.1(E)(i) above provided, however that such prepayment which is prior to the Open Period will require the payment of the Make
     Whole Premium.

     (7)

                                     II-10

--------------------------------------------------------------------------------
NOTES:

(1)  With respect to Mortgage Loan No. 9, Nokia Building and Mortgage Loan No.
     18, Baptist North Medical Office, insert "Maturity Date" and insert
     "Anticipated Repayment Date"

(2)  With respect to Mortgage Loan No. 9, Nokia Building and Mortgage Loan No.
     18, Baptist North Medical Office, delete "Maturity Date" and insert
     "Anticipated Repayment Date"

(3)  With respect to Mortgage Loan No. 15, 4633 La Palma Avenue and Mortgage
     Loan No. 25, North Point Center, delete "one month" and insert "two months"

(4)  With respect to Mortgage Loan No. 34, The Legacy Units, delete "one month"
     and insert "three months"

(5)  With respect to Mortgage Loan No. 18, Baptist North Medical Office, insert
     "after July 1, 2007 to and including the Lockout Date"

(6)  With respect to Mortgage Loan No. 9, Nokia Building, Mortgage Loan No. 13,
     Valley Corporate Center, Mortgage Loan No. 15, 4633 La Palma Avenue,
     Mortgage Loan No. 25, North Point Center and Mortgage Loan No. 34, The
     Legacy Units, delete "after the Lockout Date"

(7)  With respect to Mortgage Loan No. 9, Nokia Building and Mortgage Loan No.
     18, Baptist North Medical Office, insert the following: following the
     Anticipated Repayment Date, Borrower shall have the right to prepay the principal balance of the Note, at par, in whole but not in part, upon (a)
     not less than 30 days prior written notice to the Lender specifying the date on which prepayment is to be made. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith payment of all other
     Indebtedness then due under the Loan Documents. Notwithstanding anything hereinabove in this paragraph (iii) to the contrary, following the
     Anticipated Repayment Date, payments, and prepayments, if any, derived solely from Rents, and from no other funds, shall be made and applied in accordance with paragraph 11 of the Note.

--------------------------------------------------------------------------------

                                     II-11

B    BASIC CHARGE.

     Except as provided below, if this Note is prepaid prior to the Open Period
     Start Date, whether such prepayment is voluntary, involuntary or upon acceleration of the principal amount of this Note by Lender following a
     Default, Borrower shall pay to Lender on the prepayment date (in addition to all other sums then due and owing to Lender under the Loan Documents) a prepayment charge equal to the greater of the following two amounts:

     (i)  an amount equal to 1% of the amount prepaid; or

     (ii) an amount equal to (a) the amount, if any, by which the sum of the present values as of the prepayment date of all unpaid principal and interest payments required under this Note, calculated by discounting such payments from their respective Due Dates (or, with respect to the payment required on the Maturity Date, from Maturity Date) back to the prepayment date at a discount rate equal to the Periodic Treasury
          Yield (defined below) exceeds the outstanding principal balance of the
          Loan as of the prepayment date, multiplied by (b) a fraction whose numerator is the amount prepaid and whose denominator is the outstanding principal balance of the Loan as of the prepayment date.

     For purposes of the foregoing, "Periodic Treasury Yield" means (x) the annual yield to maturity of the actively traded non-callable United States
     Treasury fixed interest rate security (other than any such security which can be surrendered at the option of the holder at face value in payment of federal estate tax or which was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the Maturity Date (or if two or more such securities have maturity dates equally close to the
     Maturity Date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth Business Day preceding the prepayment date, divided by (y) 12, if the Due Dates are monthly, or 4, if Due Dates are quarterly.

     ADDITIONAL CHARGE.

     If this Note is prepaid on any day other than a Due Date, whether such prepayment is voluntary, involuntary or upon full acceleration of the principal amount of this Note by Lender following a Default, Borrower shall pay to Lender on the prepayment date (in addition to the basic prepayment charge described in the section above and all other sums then due and owing to Lender under this Note and the other Loan Documents) an additional prepayment charge equal to the interest which would otherwise have accrued on the amount prepaid (had such prepayment not occurred during the period from and including the prepayment date to and including the last day of the month in which the prepayment occurred.

     EXCLUSION.

     Notwithstanding the foregoing, no prepayment charge of any kind shall apply in respect to any prepayment resulting from Lender's application of any insurance proceeds or condemnation awards to the outstanding principal balance of the Loan.

                                     II-12

C    The term "Yield Maintenance Premium" shall mean an amount equal to the greater of (A) one percent (1%) of the original principal amount of this
     Note or (B) the present value as of the Prepayment Date of the Calculated
     Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made.
     As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the
     Yield Maintenance Treasury Rate. As used in this definition, the term
     "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance
     Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical
     Release H. 15-Selected Interest Rates under the heading U.S. Government
     Securities/Treasury Constant Maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
     (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                     II-13

D    Except as otherwise provided herein, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Permitted Prepayment Date.
     On or after the Permitted Prepayment Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this
     Agreement, prepay the unpaid principal balance of the Loan in whole, but not in part, by paying, together with the amount to be prepaid, (i)
     interest accrued and unpaid on the outstanding principal balance of the
     Loan being prepaid to and including the date of prepayment, (ii) unless prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the next Payment Date had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (iii) all other sums then due under this Agreement, the
     Note, the Mortgage and the other Loan Documents, and (iv) (1) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (A)
     one percent (1%) of the outstanding principal balance of the Loan being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest under this Agreement including, but not limited to, principal and interest on the Anticipated
     Repayment Date(2) (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (2) the outstanding principal amount of the Loan. Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

     "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment
     Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall
     Street Journal as of the date of the related tender of the payment. If more than one issue of United States Treasury Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury Security most recently issued as of such date. If the publication of the Prepayment Rate in The Wall Street
     Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15(519), Selected Interest Rates," or any
     successor publication, published by the Board of Governors of the Federal
     Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

     "Prepayment Rate Determination Date" shall mean the date which is five (5)
     Business Days prior to the prepayment date.

--------------------------------------------------------------------------------
     NOTES:

     (1)  With respect to Mortgage Loan No. 19, Town Square Plaza, Mortgage Loan
          No. 24, Cost Plus - Stockton and Mortgage Loan No. 40, Battle Ridge
          Pavilion, insert "if prepayment occurs prior to the Payment Date which is one month prior to the Maturity Date."

     (2)  With respect to Mortgage Loan No. 19, Town Square Plaza, Mortgage Loan
          No. 24, Cost Plus - Stockton and Mortgage Loan No. 40, Battle Ridge
          Pavilion, delete "Anticipated Repayment" and insert "Maturity."

--------------------------------------------------------------------------------

                                      II-14

E    Loan Prepayment

     The Make Whole Premium shall be the(1) greater of one percent (1%) of the outstanding principal amount of the loan or a premium calculated as provided in subparagraphs (1)-(3) below:

          (1)  Determine the "Reinvestment Yield." The Reinvestment Yield will be equal to the yield on the applicable *U.S. Treasury Issue(2)
               ("Primary Issue") published one week prior to the date of
               prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury Bond, Note or Bill ("Secondary
               Issue") which the Lender reasonably deems to be similar to the
               Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

          * At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its(3) sole and absolute discretion a U.S. Treasury Issue with similar remaining time to(4) maturity as the Note.

          (2)  Calculate the "Present Value of the Loan." The Present Value of
               the Loan is the present value of the payments to be made in accordance with the Note (all installment payments and any remaining payment due on the Maturity Date) discounted at the
               Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date.

          (3)  Subtract the amount of the prepaid proceeds from the Present
               Value of the Loan as of the date of prepayment. Any resulting positive differential shall be the premium.

     Notwithstanding anything in the above to the contrary, during the last(5)
     90 days prior to the Maturity Date, the Make Whole Premium shall not be subject to the one percent (1%) minimum and shall be calculated only as provided in (1) through (3) above.

     Borrower shall not have the right or privilege to prepay all or any portion of the unpaid principal balance of the Note until the date which is(6) (7)
     one (1) month prior to the(8) Maturity Date(9). From and after such date, provided there is no Event of Default, the principal balance of the Note may be prepaid, at par, in whole but not in part, upon: (a) not less than
     15 days prior written notice to Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note, regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is to be made; and (c) payment of all other Indebtedness then due under the Loan Documents. Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

     In addition to the Loan Prepayment rights set forth in the above paragraph, after the Lockout Date but prior to the date which is(10)(11) one (1) month prior to the(12) Maturity Date, Borrower may prepay the principal balance of the Note, provided there is no Event of Default, in whole but not in part, upon (a) not less than 30 days prior written notice to the Lender specifying the date on which prepayment is to be made, which prepayment must occur no later than the fifth day of any such month unless Borrower pays to Lender all interest that would have accrued for the entire month in which the Note is prepaid, absent such prepayment. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) payment of all other Indebtedness then due under the Loan Documents, and (d) payment of a "Make Whole
     Premium." Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith.

     (13)

                                      II-15

--------------------------------------------------------------------------------
     NOTES:

     (1)  With respect to Mortgage Loan No. 161, 2213 McDermott Drive, insert the following:

          "lesser of: (a) the maximum amount which is allowed under Texas law limiting the amount of the interest which may be contracted for, charged or received after considering all other amounts constituting or deemed to constitute interest and (b)"

     (2)  With respect to Mortgage Loan Nos. 64-65, RMRTN Portfolio, delete the following:

          "("Primary Issue") published one week prior to the date of prepayment and converted to an equivalent monthly compounded nominal yield. In the event there is no market activity involving the Primary Issue at the time of prepayment, the Lender shall choose a comparable Treasury
          Bond, Note or Bill ("Secondary Issue") which the Lender reasonably deems to be similar to the Primary Issue's characteristics (i.e., rate, remaining time to maturity, yield).

          At this time there is not a U.S. Treasury Issue for this prepayment period. At the time of prepayment, Lender shall select in its sole and absolute discretion a U.S. Treasury Issue with similar remaining time to maturity as the Note."

          Insert the following:

          "selected by Lender, published one week prior to the date of prepayment, most equal in maturity to the remaining "Weighted Average
          Life to Maturity" (defined below) as of the date of prepayment. The published yield shall be converted to an equivalent monthly compounded nominal yield.

          The "Weighted Average Life to Maturity" with respect to this Note means, at the date of prepayment, the number of years obtained by dividing the "Remaining Dollar-years" of this Note by the outstanding principal amount hereof. "Remaining Dollar-years" means the sum of the product obtained by multiplying (A) the amount of each then remaining required principal repayment (including repayment of any principal at the due date of this Note) by (B) the number of years (rounded to the nearest one-twelfth) which will elapse between the date of prepayment and the date such required payment is due."

     (3)  With respect to Mortgage Loan No. 21, 14401 County Road 212, delete
          "sole and absolute" and insert "reasonable"

     (4)  With respect to Mortgage Loan No. 21, 14401 County Road 212, delete
          "maturity as the Note" and insert "maturity of the U.S. Treasury Issue as to the time remaining to the Anticipated Repayment Date in the
          Note"

     (5)  With respect to Mortgage Loan Nos. 35-38, South Suburban Industrial
          Portfolio, Mortgage Loan No. 78, Monticello Mall, Mortgage Loan No.
          78, Mortgage Loan No. 21, 14401 County Road 212 and Mortgage Loan Nos.
          64-65, RMRTN Portfolio, delete "last 90 days" and insert "last month"

     (6)  With respect to Mortgage Loan No. 155, 309 Moody Street, delete "one
          (1) month" and insert "three (3) months"

     (7)  With respect to Mortgage Loan No. 161, 2213 McDermott Drive, delete
          "one (1) month" and insert "270 days"

     (8)  With respect to Mortgage Loan No. 21, 14401 County Road 212, delete
          "Maturity Date" and insert "Anticipated Repayment Date"

     (9)  With respect to Mortgage Loan No. 116, West Hartford Apartments, subject however to the provisions of paragraph 1 (l) of the Mortgage."

     (10) With respect to Mortgage Loan No. 155, 309 Moody Street, delete "one
          (1) month" and insert "three (3) months"

     (11) With respect to Mortgage Loan No. 161, 2213 McDermott Drive, delete
          "one (1) month" and insert "270 days"

     (12) With respect to Mortgage Loan No. 21, 14401 County Road 212, delete
          "Maturity Date" and insert "Anticipated Repayment Date"

--------------------------------------------------------------------------------

                                      II-16

--------------------------------------------------------------------------------
     (13) With respect to Mortgage Loan No. 21, 14401 County Road 212, insert the following:

          "Notwithstanding the foregoing, following the Anticipated Repayment
          Date, Borrower shall have the right to prepay the principal balance of the Note, at par, in whole but not in part, upon (a) not less than 30 days prior written notice to the Lender specifying the date on which prepayment is to be made. If prepayment occurs on a date other than a scheduled monthly payment date, Borrower shall make the scheduled monthly payment in accordance with the terms of the Note regardless of any prepayment; (b) payment of all accrued and unpaid interest on the outstanding principal balance of the Note to and including the date on which prepayment is made, (c) Lender shall not be obligated to accept any prepayment of the principal balance of the Note unless it is accompanied by all sums due in connection therewith payment of all other Indebtedness then due under the Loan Documents. Notwithstanding anything hereinabove in this paragraph (iii) to the contrary, following the Anticipated Repayment Date, payments, and prepayments, if any, derived solely from Rents, and from no other funds, shall be made and applied in accordance with paragraph 11 of the Note."

--------------------------------------------------------------------------------

                                      II-17

F    After the earlier to occur of (x) the second anniversary of the "start-up day" or (y) the third (3rd) anniversary of the Month-End Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid,
     (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security
     Instrument and the Other Security Documents, and (d) a prepayment consideration (the "Prepayment Consideration") equal to the greater of (i)
     one percent (1%) of the principal balance of this Note being prepaid and
     (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date
     (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the
     Prepayment Rate (hereinafter defined)), over (B) the principal amount of this Note being prepaid.

     The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
     Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the
     Maturity Date, as most recently published in the "Treasury Bonds, Notes and
     Bills" section in The Wall Street Journal as of the date of the related tender of payment. If more than one issue of United States Treasury
     Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury
     Security most recently issued as of such date. The term "Prepayment Rate
     Determination Date" shall mean the date which is five (5) Business Days prior to the prepayment date. The rate so published shall control absent manifest error. As used herein, "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

     Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the
     Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
     (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

                                      II-18

G    After the second anniversary of the Month-End Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note(1), by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this Note, the Security Instrument and the Other Security
     Documents, and (d) if the prepayment occurs prior to the Optional
     Prepayment Date(2), a prepayment consideration (the "Prepayment
     Consideration") equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid and (ii) the excess, if any, of (A) the sum of the present values of(3) (1) all then-scheduled Monthly
     Payments and (2) the amount of interest and principal scheduled to be outstanding on the Optional Prepayment Date (without giving effect to any payment required to be made on such date, and with each such payment or amount(4) discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate
     (hereinafter defined)) over (B) the principal amount of this Note being prepaid. Notwithstanding anything to the contrary herein, upon not less than thirty (30) and not more than sixty (60) days' prior written notice,
     Borrower shall have the right to prepay, during the three (3) months preceding the Optional Prepayment(5) Date, the principal balance of this
     Note, in whole but not in part, together with (i) any accrued interest or other sums due hereunder or under the Security Instrument or Other Security
     Documents, and (ii) unless prepayment is tendered on the first (1st) day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of such prepayment through and including the last day of the calendar month in which such prepayment occurs had such prepayment not been made (which amount shall constitute additional consideration for such prepayment), but without prepayment penalty or other consideration.

     The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
     Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the
     Optional Prepayment(5) Date, as most recently published in the "Treasury
     Bonds, Notes and Bills" section in The Wall Street Journal as of such
     Prepayment Rate Determination Date. If more than one issue of United States
     Treasury Securities has the remaining term to the Optional Prepayment(5)
     Date referred to above, the "Prepayment Rate" shall be the yield on the
     United States Treasury Security most recently issued as of the Prepayment
     Rate Determination Date. The rate so published shall control absent manifest error. The term "Prepayment Rate Determination Date" shall mean the date which is five (5) Business Days prior to the scheduled prepayment date. As used herein, "Business Day" shall mean any day other than
     Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New York.

     Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration. If the publication of the
     Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
     (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

--------------------------------------------------------------------------------
     NOTES:

     (1)  With respect to Mortgage Loan No. 107, Whole Foods Shopping Center,
          insert "in whole, but not in part".

     (2)  With respect to Mortgage Loan No. 107, Whole Foods Shopping Center,
          delete "if the prepayment occurs prior to the Optional Prepayment
          Date".

     (3)  With respect to Mortgage Loan No. 107, Whole Foods Shopping Center,
          delete "(1) all then-scheduled Monthly Payments and (2) the amount of interest and principal scheduled to be outstanding on the Optional
          Prepayment Date (without giving effect to any payment required to be made on such date, and" and insert "all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date)".

     (4)  With respect to Mortgage Loan No. 107, Whole Foods Shopping Center,
          delete "or amount".

     (5)  With respect to Mortgage Loan No. 107, Whole Foods Shopping Center,
          delete "Optional Prepayment" and insert "Maturity".

--------------------------------------------------------------------------------

                                      II-19

H    "Yield Maintenance Premium" shall mean an amount equal to the greater of:
     (i) one percent (1%) of the principal amount of the Loan being prepaid or
     (ii) the present value as of the Prepayment Date of the Calculated Payments from the Prepayment Date through the Permitted Prepayment Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term "Calculated
     Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of the Loan being prepaid on the
     Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
     Interest Rate and (z) the Yield Maintenance Treasury Rate. As used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield
     Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve
     Statistical Release H.15-Selected Interest Rates under the heading U.S.
     Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the
     Permitted Prepayment Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the
     Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-20

I    The Prepayment Consideration shall equal an amount equal to the greater of
     (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this
     Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount
     Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount Rate"
     is the rate which, when compounded monthly, is equivalent to the Treasury
     Rate (as hereinafter defined), when compounded semiannually, plus fifty
     (50) basis points. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve
     Statistical Release H.15-Selected Interest Rates under the heading U.S.
     government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the
     Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)
     Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

                                      II-21

J    On or after the fourth anniversary of the Closing Date, Borrower may, provided it has given Lender prior written notice in accordance with the terms of the Note, prepay the unpaid principal balance of the Loan in whole, but not in part, by paying, together with the amount to be prepaid,
     (a) interest accrued and unpaid on the portion of the principal balance of the Loan being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under the Note, the Mortgage and the Other Loan Documents, and (d) a prepayment consideration (the
     "Prepayment Consideration") equal to the greater of (i) one percent (1%) of the principal balance of the Note being prepaid and (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under the Note including, but not limited to, principal and interest on the Maturity Date (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate
     (hereinafter defined)), over (B) the principal amount of the Note being prepaid.

     Lender shall notify Borrower of the amount and the basis of determination of the required Prepayment Consideration. If the publication of the
     Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
     (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

     "Prepayment Rate" shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the Prepayment
     Rate Determination Date has a remaining term to maturity closest to, but not exceeding, the remaining term to the Maturity Date, as most recently published in the "Treasury Bonds, Notes and Bills" section in The Wall
     Street Journal as of such Prepayment Rate Determination Date. If more than one issue of United States Treasury Securities has the same remaining term to the Maturity Date, the "Prepayment Rate" shall be the yield on such
     United States Treasury Security most recently issued as of the Prepayment
     Rate Determination Date. The rate so published shall control absent manifest error. If the publication of the Prepayment Rate in The Wall
     Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15 (519), Selected Interest Rates,"
     or any successor publication, published by the Board of Governors of the
     Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

     "Prepayment Rate Determination Date" shall mean the date which is five (5)
     Business Days prior to the date that such prepayment shall be applied in accordance with the terms and provisions of Section 2.4 of the loan agreement.

                                      II-22

K    The Prepayment Consideration shall equal an amount equal to the greater of
     (i) one percent (1%) of the principal balance of this Note being prepaid, or (ii) the product of (A) the ratio of the amount of the principal balance of this Note being prepaid over the outstanding principal balance of this
     Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date), multiplied by (B) the present value as of the Prepayment Date of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount
     Rate (as hereinafter defined) less the amount of the outstanding principal balance of this Note on the Prepayment Date (after subtracting the scheduled principal payment on such Prepayment Date). The "Discount Rate"
     is the rate which, when compounded monthly, is equivalent to the Treasury
     Rate (as hereinafter defined), when compounded semiannually. The "Treasury
     Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest
     Rates under the heading U.S. government securities/Treasury constant maturities for the week ending prior to the Prepayment Date, of U.S.
     Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release
     H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.) Lender shall notify Borrower of the amount and the basis of determination of the required prepayment consideration.

                                      II-23

L    The term "Yield Maintenance Premium" shall mean an amount equal to the greater of (A) one percent (1%) of the original principal amount of this
     Note or (B) the present value as of the Prepayment Date of the Calculated
     Payments from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate. As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made.
     As used in this definition, the term "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the Applicable Interest Rate and (z) the
     Yield Maintenance Treasury Rate. As used in this definition, the term
     "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term "Yield Maintenance
     Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical
     Release H. 15-Selected Interest Rates under the heading U.S. Government
     Securities/Treasury Constant Maturities for the week ending prior to the
     Prepayment Date, of U.S. Treasury Constant Maturities with maturity dates
     (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

                                      II-24

M    "Yield Maintenance Premium" shall mean an amount equal to the present value as of the Prepayment Date (hereinafter defined) of the Calculated Payments
     (hereinafter defined) from the Prepayment Date through the Maturity Date determined by discounting such payments at the Discount Rate (hereinafter defined). As used in this definition, the term "Prepayment Date" shall mean the date on which prepayment is made. As used in this definition, the term
     "Calculated Payments" shall mean the monthly payments of interest only which would be due based on the principal amount of this Note being prepaid on the Prepayment Date and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the
     Applicable Interest Rate and (z) the Yield Maintenance Treasury Rate. As
     used in this definition, the term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Yield Maintenance
     Treasury Rate (hereinafter defined), when compounded semi-annually. As used in this definition, the term "Yield Maintenance Treasury Rate" shall mean the yield calculated by Lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected
     Interest Rates under the heading U.S. Government Securities/Treasury
     Constant Maturities for the week ending prior to the Prepayment Date, of
     U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the Maturity Date. In the event Release
     H.15 is no longer published, Lender shall select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, shall Lender be required to reinvest any prepayment proceeds in U.S.
     Treasury obligations or otherwise.

                                      II-25

N    Borrower may, provided it has given Lender prior written notice in accordance with the terms of this Note, prepay the unpaid principal balance of this Note in whole, but not in part, by paying, together with the amount to be prepaid, (a) interest accrued and unpaid on the portion of the principal balance of this Note being prepaid to and including the date of prepayment, (b) unless prepayment is tendered on the first day of a calendar month, an amount equal to the interest that would have accrued on the amount being prepaid after the date of prepayment through and including the last day of the calendar month in which the prepayment occurs had the prepayment not been made (which amount shall constitute additional consideration for the prepayment), (c) all other sums then due under this
     Note, the Security Instrument and the Other Security Documents, and (d) a
     prepayment consideration (the "Prepayment Consideration") equal to the greater of (i) one percent (1%) of the principal balance of this Note being prepaid and (ii) the excess, if any, of (A) the sum of the present values of all then-scheduled payments of principal and interest under this Note including, but not limited to, principal and interest on the Maturity Date
     (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the
     Prepayment Rate (hereinafter defined)), over (B) the principal amount of this Note being prepaid.

     The term "Prepayment Rate" means the bond equivalent yield (in the secondary market) on the United States Treasury Security that as of the
     Prepayment Rate Determination Date (hereinafter defined) has a remaining term to maturity closest to, but not exceeding, the remaining term to the
     Maturity Date, as most recently published in the "Treasury Bonds, Notes and
     Bills" section in The Wall Street Journal as of such Prepayment Rate
     Determination Date. If more than one issue of United States Treasury
     Securities has the remaining term to the Maturity Date referred to above, the "Prepayment Rate" shall be the yield on the United States Treasury
     Security most recently issued as of the Prepayment Rate Determination Date.
     The rate so published shall control absent manifest error. The term
     "Prepayment Rate Determination Date" shall mean the date which is five (5)
     Business Days prior to the scheduled prepayment date. The term "REMIC
     Trust" shall mean a "real estate mortgage investment conduit" within the meaning of Section860D of the Code that holds this Note. As used herein,
     "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banks are required or authorized to close in New York, New
     York.

     Lender shall notify Borrower of the amount and the basis of determination of the required Prepayment Consideration. If the publication of the
     Prepayment Rate in The Wall Street Journal is discontinued, Lender shall determine the Prepayment Rate on the basis of "Statistical Release H.15
     (519), Selected Interest Rates," or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select.

                                      II-26

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 - BEACHWOOD PLACE MALL
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                      III-1

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 - BEACHWOOD PLACE MALL
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                      III-2

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 1 - BEACHWOOD PLACE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE(1):              $150,000,000
CUT-OFF DATE BALANCE:             $149,397,658
LOAN PURPOSE:                     Refinance
SHADOW RATING (FITCH/S&P):        A / A+
FIRST PAYMENT DATE:               May 7, 2006
INTEREST RATE:                    5.599%
AMORTIZATION:                     360 months
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    April 7, 2011
EXPECTED MATURITY BALANCE:        $139,740,669
SPONSOR:                          General Growth Properties, The
                                  Rouse Company
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Locked out until the earlier of
                                  March 31, 2009 or 2 years after the
                                  REMIC "start-up" day, with U.S.
                                  Treasury defeasance thereafter.
                                  Prepayable without penalty from and
                                  after October 7, 2010.
LOAN PER SF(1):                   $428.74
UP-FRONT RESERVES:                None
ONGOING RESERVES:                 RE Tax:      Springing
                                  Insurance:   Springing
                                  Cap Ex:      Springing
                                  TI/LC:       Springing
LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Retail
PROPERTY SUB-TYPE:                Anchored
LOCATION:                         Beachwood, OH
YEAR BUILT/RENOVATED:             1978 / 1997
PERCENT LEASED((2)):              95.9%
SQUARE FOOTAGE:                   348,459
THE COLLATERAL:                   Two-story regional mall
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              General Growth Properties
3RD MOST RECENT NET OP. INCOME:   $16,582,799
2ND MOST RECENT NET OP. INCOME:   $17,837,957
MOST RECENT NET OP. INCOME:       $18,079,454
U/W NET OP. INCOME:               $18,502,588
U/W NET CASH FLOW:                $18,028,350
U/W OCCUPANCY:                    95.9%
APPRAISED VALUE:                  $315,000,000
CUT-OFF DATE LTV(1):              47.4%
MATURITY DATE LTV(1):             44.4%
DSCR(1):                          1.74x
POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)  The subject $149,397,658.38 loan represents a 100% pari passu interest in the $149,397,658.38 senior portion of a $248,996,097.31 mortgage loan. All
     LTV, DSCR and Loan per SF numbers in this table are based on the total
     $149,397,658.38 senior financing.

(2)  Percent Leased is based on the underwritten rent roll as of May 8, 2006.

THE BEACHWOOD PLACE MALL LOAN

     THE LOAN. The largest loan (the "Beachwood Place Mall Loan") as evidenced by two pari passu Secured Promissory Notes (collectively, the "Beachwood Place
Mall Note") is secured by one first priority fee interest (the Open-End Mortgage and Security Agreement, also known as the "Beachwood Place Mall Mortgage")
encumbering the 348,459 square foot shopping mall known as Beachwood Place Mall, located in Beachwood, Ohio (the "Beachwood Place Mall Property"). The Beachwood
Place Mall Loan was originated on March 31, 2006 and amended on May 31, 2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is Beachwood Place Mall, LLC, a Delaware limited liability company (the "Beachwood Place Mall Borrower") that owns no material asset other than the Beachwood Place Mall Property and related interests. The
Beachwood Place Mall Borrower is a wholly owned subsidiary of General Growth
Properties, the sponsor of the Beachwood Place Mall Loan. General Growth
Properties is a Chicago-based retail real estate investment trust engaged in the ownership, operation, management, leasing, acquisition, development and financing of regional shopping centers. General Growth Properties has ownership interest in, or management responsibility for, more than 200 regional shopping malls in 44 states, totaling approximately 200 million square feet of space.

                                     III-3

     THE PROPERTY. The Beachwood Place Mall Property is located in Beachwood,
Ohio, at 26300 Cedar Road. It is located approximately 11 miles east of
Cleveland. It was originally constructed in 1978 and renovated in 1997. It is currently under renovation, with an expected completion date in 2007. It consists of a 912,806 square foot, two-story regional mall. It is situated on approximately 62.1 acres and includes 4,700 parking spaces. It is anchored by
Dillard's (247,000 square feet), Nordstrom (215,000 square feet) and Saks Fifth
Avenue (102,347 square feet) which are not part of the collateral for the
Beachwood Place Mall Loan.

     The following table presents certain information relating to the anchor tenants at the Beachwood Place Mall Property:

                                           CREDIT RATING OF PARENT                           OPERATING
                                                   COMPANY                     COLLATERAL    COVENANT
ANCHOR                 PARENT COMPANY(1)     (FITCH/MOODY'S/S&P)       GLA      INTEREST    EXPIRATION
------------------------------------------------------------------------------------------------------

Dillards               Dillard's, Inc.          BB-/B2/BB            247,000       No          None
Nordstrom              Nordstrom, Inc.          A-/Baa1/A            215,000       No          None
Saks Fifth Avenue(2)   Saks, Inc.                B/B2/B+             102,347       No          None
                                                                     -------
TOTAL                                                                564,347
                                                                     =======

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease

(2)  Saks Fifth Avenue operates a 102,347 square foot anchor space at the
     Beachwood Place Mall Property that is not part of the collateral of the
     Beachwood Place Mall Loan. In addition, Saks Fifth Avenue operates a 15,233 square foot expansion space that is part of the collateral, and which is adjacent to its anchor space. The expansion space was developed during the
     Beachwood Place Mall Property's 1997 renovation, and occupied in 1998.

The following table presents certain information relating to the lease rollover at the Beachwood Place Mall Property:

                             LEASE ROLLOVER SCHEDULE

                                   AVERAGE                                                              CUMULATIVE % OF
                              UNDERWRITTEN BASE                                   % OF UNDERWRITTEN   UNDERWRITTEN TOTAL
                # OF LEASES      RENT PER SF      % OF TOTAL SF    CUMULATIVE %   TOTAL BASE RENTAL      BASE RENTAL
     YEAR         ROLLING          ROLLING           ROLLING      OF SF ROLLING    REVENUES ROLLING    REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------

    Vacant          14             $ 0.00                4%             4%                 0%                   0%
     MTM             0             $ 0.00                0%             4%                 0%                   0%
     2006            2             $18.39                1%             6%                 1%                   1%
     2007           21             $48.50               14%            20%                15%                  15%
     2008           15             $50.48               11%            31%                12%                  27%
     2009           10             $50.02                8%            39%                 8%                  35%
     2010           11             $53.27               11%            50%                12%                  47%
     2011            7             $53.15                3%            53%                 3%                  50%
     2012            7             $79.15                8%            61%                13%                  64%
     2013            9             $56.60                5%            67%                 6%                  70%
     2014            1             $40.00                1%            68%                 1%                  71%
     2015           12             $40.90               14%            82%                12%                  83%
2016 & Beyond       15             $44.98               18%           100%                17%                 100%

                                     III-4

     The following table presents certain information relating to the major tenants at the Beachwood Place Mall Property:

                                                                                   % OF TOTAL      ANNUALIZED
                                CREDIT RATING                       ANNUALIZED     ANNUALIZED     UNDERWRITTEN
                                  (FITCH/         TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN    BASE RENT ($     LEASE
         TENANT NAME          MOODY'S/ S&P)(1)     NRSF    NRSF   BASE RENT ($)     BASE RENT      PER NRSF)     EXPIRATION
---------------------------------------------------------------------------------------------------------------------------

Saks Fifth Avenue Expansion
   Space                          B/B2/B+         15,233     4%    $ 1,477,753           9%         $97.01       09/30/2012
H&M                               --/--/--        15,596     4%    $   623,840           4%         $40.00       04/30/2016
Pottery Barn                      --/--/--        10,000     3%    $   593,100           4%         $59.31       01/31/2010
Banana Republic                BBB-/Baa3/BBB-      8,305     2%    $   553,528           3%         $66.65       05/31/2016
Maggiano's Little Italy        BBB+/Baa2/BBB      17,000     5%    $   510,000           3%         $30.00       09/30/2015
Gap                            BBB-/Baa3/BBB-      9,186     3%    $   409,236           2%         $44.55       09/30/2009
Victoria's Secret               --/Baa2/BBB        7,351     2%    $   376,739           2%         $51.25       01/31/2013
Arhaus                            --/--/--         9,192     3%    $   367,680           2%         $40.00       09/30/2007
Brooks Brothers                   --/--/--         8,628     2%    $   362,376           2%         $42.00       03/31/2010
Abercrombie & Fitch               --/--/--         8,172     2%    $   343,224           2%         $42.00       01/31/2008
J Crew                            --/--/B          7,760     2%    $   310,400           2%         $40.00       09/30/2007
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           116,423    33%    $ 5,927,877          35%         $50.92
---------------------------------------------------------------------------------------------------------------------------
Other Tenants                       NAP          217,675    62%    $10,876,485          65%         $49.97         Various
Vacant Space                        NAP           14,361     4%    $         0           0%         $ 0.00           NAP
---------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE(2)                        348,459   100%    $16,804,361         100%         $50.30
---------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease

(2)  Average Total Rent Per SF excludes vacant space

     PROPERTY RENOVATIONS. In the second quarter of 2006, General Growth
Properties began a renovation of the Beachwood Place Mall Property, with an expected completion date in the first half of 2007. The renovations consist primarily of an expansion of the main entrance to the property, the addition of a new major restaurant tenant, and relocation of the food court from the first to the second floor of the property. General Growth Properties has budgeted approximately $24,000,000 for these renovations.

     GUARANTEE. The Rouse Company LP, a wholly owned subsidiary of General
Growth Properties, has guaranteed payment of principal of the Beachwood Place
Mall Loan and of the B-Note and C-Note described below in the aggregate maximum amount of $22,000,000. This guarantee will terminate upon the earlier to occur of (a) the date when both (i) Net Operating Income for the property has equaled or exceeded $20,000,000 for a trailing twelve month period and (ii) renovations to the food court have been completed and (b) an event of defeasance with regards to the Beachwood Place Mall Loan, the B-Note and the C-Note.

     ESCROWS AND RESERVES. Upon the occurrence and continuance of a Trigger
Event (see discussion below), (a) the Beachwood Place Mall Borrower is required to deposit all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account
1/12 of the total annual amount monthly; (b) the Beachwood Place Mall Borrower is required to deposit $29,038.25 monthly into a rollover reserve, up to a cap of $348,459 on reserve; and (c) the Beachwood Place Mall Borrower is required to deposit $5,807.65 monthly into a capital expenditure reserve, up to a cap of
$69,691.80 on reserve. A "Trigger Event" shall commence upon (a) the occurrence and continuance of a loan default, and terminate upon the cure or waiver of such default; or upon (b) the date on or after April 1, 2007 when DSCR is less than the Target DSCR, which is 1.10x from April 1, 2007 to March 31, 2008, and 1.15x from April 1, 2008 to the Maturity Date, and terminate at such time as the DSCR is equal to or in excess of the Target DSCR for a consecutive twelve-month period.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Beachwood Place Mall Loan. The lockbox will be in place until the Beachwood
Place Mall Loan has been paid in full.

     PROPERTY MANAGEMENT. The Beachwood Place Mall Property is managed by
General Growth Properties, which is an affiliate of the Beachwood Place Mall
Borrower and is the Beachwood Place Mall Loan's sponsor. The management agreement is subordinate to the Beachwood Place Mall Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Mezzanine debt is permitted in the future, subject to a minimum DSCR of 1.17x and a maximum LTV of 72.5%, along with additional conditions as defined in the Loan Agreement.

                                     III-5

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). The Beachwood
Place Mall Property is additionally encumbered by a $34,859,453.62 B-Note subordinate to the Beachwood Place Mall Note and with a coupon of 5.599%, and by a $64,738,985.30 C-Note subordinate to the Beachwood Place Mall Note and to the
B-Note and with a coupon of 5.599%.

     RELEASE OF PARCELS. The Beachwood Place Mall Borrower may obtain a release of a designated, unimproved outparcel, without any required prepayment of the
Beachwood Place Mall Loan, provided the Beachwood Place Mall Borrower satisfies certain conditions, including delivery of a rating agency confirmation of no withdrawal or downgrade of the ratings of the REMIC securities on account of the release.

     Certain additional information regarding the Beachwood Place Mall Loan and the Beachwood Place Mall Property is set forth in Appendix II.

                                     III-6

--------------------------------------------------------------------------------
            MORTGAGE LOAN NO. 2 - THE WESTIN MICHIGAN AVENUE CHICAGO
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                     III-7

--------------------------------------------------------------------------------
            MORTGAGE LOAN NO. 2 - THE WESTIN MICHIGAN AVENUE CHICAGO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     III-8

--------------------------------------------------------------------------------
            MORTGAGE LOAN NO. 2 - THE WESTIN MICHIGAN AVENUE CHICAGO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                 $140,000,000
CUT-OFF DATE BALANCE:             $140,000,000
LOAN PURPOSE:                     Acquisition
SHADOW RATING (FITCH/S&P):        NAP
FIRST PAYMENT DATE:               May 1, 2006
INTEREST RATE:                    5.750%
AMORTIZATION:                     Interest Only through April 1, 2011. Principal
                                  and interest payments of $817,002.06 beginning
                                  May 1, 2011 through the anticipated maturity
                                  date.
ARD:                              April 1, 2016
HYPERAMORTIZATION:                After the ARD, the loan interest rate steps up
                                  to five percent (5%) above the greater of (i)
                                  the initial interest rate and (ii) the
                                  Treasury Rate.
MATURITY DATE:                    April 1, 2036
EXPECTED ARD BALANCE:             $130,716,381
SPONSOR:                          LaSalle Hotel Operating Partnership, L.P.
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Locked out until the earlier of April 1, 2009
                                  or 2 years after the REMIC "start-up" day,
                                  with U.S. Treasury defeasance thereafter.
                                  Prepayable without penalty from and after
                                  January 1, 2016.
LOAN PER ROOM:                    $186,418.11
UP-FRONT RESERVES:                RE Tax:      $758,667
ONGOING RESERVES:                 RE Tax:      $379,333 / month
                                  Insurance:   Springing
                                  FF&E:        Springing
LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Hospitality
PROPERTY SUB-TYPE:                Full Service
LOCATION:                         Chicago, IL
YEAR BUILT/RENOVATED:             1963, 1972 / 2005
PERCENT LEASED(1):                76.6%
ROOMS:                            751
THE COLLATERAL:                   27-story full service hotel and 209 space
                                  subterranean parking garage
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              909 North Michigan Avenue Corporation
3RD MOST RECENT NET OP.INCOME:    $15,888,760
2ND MOST RECENT NET OP. INCOME:   $16,285,027
MOST RECENT NET OP. INCOME:       $20,187,944
U/W NET OP. INCOME:               $19,954,241
U/W NET CASH FLOW:                $17,749,946
U/W OCCUPANCY:                    76.6%
APPRAISED VALUE:                  $217,300,000
CUT-OFF DATE LTV:                 64.4%
ARD LTV:                          60.2%
DSCR:                             2.17x
POST IO DSCR:                     1.81x
--------------------------------------------------------------------------------

(1)  Occupancy is based on the trailing twelve month financials dated December
     31, 2005.

THE WESTIN MICHIGAN AVENUE CHICAGO LOAN

     THE LOAN. The second largest loan (the "Westin Michigan Avenue Chicago
Loan") as evidenced by the Promissory Note (the "Westin Michigan Avenue Chicago
Note") is secured by a first priority fee Mortgage and Agreement of
Consolidation and Modification of Mortgage and Absolute Assignment of Rents and
Leases and Security Agreement (the "Westin Michigan Avenue Chicago Mortgage")
encumbering the 751-guestroom full-service hotel known as Westin Michigan
Avenue, located in the heart of the Chicago, IL "Magnificent Mile" district (the
"Westin Michigan Avenue Chicago Property"). The Westin Michigan Avenue Chicago
Loan was originated on March 3, 2006 by or on behalf of Wells Fargo Bank,
National Association.

     THE BORROWER. The borrower is LHO Michigan Avenue Freezeout, L.L.C., a
Delaware limited liability company (the "Westin Michigan Avenue Chicago
Borrower") that owns no material asset other than the Westin Michigan Avenue
Chicago Property and related interests. The Westin Michigan Avenue Chicago
Borrower is a single purpose bankruptcy remote entity. The sponsor is LaSalle
Hotel

                                     III-9

Operating Partnership, L.P. (the "LaSalle OP"), whereby LaSalle Hotel
Properties ("LaSalle" NYSE: LHO), owns a 99.87% partnership interest of the
LaSalle OP, while other various investors hold the remaining 0.13%. The LaSalle
OP holds substantially all of LaSalle's assets and conducts all of LaSalle's operations. LaSalle is a Maryland-based real estate investment trust that owns approximately 29 hotels consisting of 8,500 guestrooms throughout the United
States. LaSalle's hotels are operated under a number of flags, including Westin,
Sheraton, Crestline, Hyatt, Benchmark, White Lodging, Davidson, Outrigger, Noble
House, and Kimpton. The property is encumbered by an operating lease from the borrower to LHO Michigan Avenue Lessee, Inc. (the "Operating Lessee") that is subordinate to the Westin Michigan Avenue Chicago Loan. The Operating Lessee is
in turn owned 100% by LaSalle Hotel Lessee, Inc. which is ultimately owned 100%
by LaSalle OP.

     THE PROPERTY. The Westin Michigan Avenue Chicago Property is operated by
909 North Michigan Avenue Corporation, in its capacity as
successor-by-assignment to Westin Hotel Company, and consists of a 27-story building, originally constructed in 1963 and 1972, on approximately 0.94 acres, and includes 751 hotel guestrooms. There are 347 king rooms; 366 double-double rooms; 12 parlor suites; and 26 additional suites of various configurations. The
Westin Michigan Avenue Chicago Property also contains 37,676 square feet of meeting space, a Reebok fitness center on the third floor, and a 209 space parking garage operated by a third-party management company. The hotel also offers a leased, 355-seat restaurant and lounge, The Grill on the Alley, Cafe a la Carte, which serves coffee, sandwiches, snacks and pastries, and 24-hour in room dining service. The Westin Michigan Avenue Chicago Property also has approximately 11,140 square feet (inclusive of the restaurant) of high-end retail space including Bulgari, Fratelli Rosetti, Pusha D'Europe spa salon and a gift shop. The property is located in the "Magnificent Mile" area of Chicago, on the northeast corner of Michigan Avenue and Delaware Place, in an area best known for its cultural activities, acclaimed dining, shopping and entertainment.

             SUBJECT AND MARKET HISTORICAL OCCUPANCY, ADR, REVPAR(1)

           COMPETITIVE SET                 WESTIN MICHIGAN AVENUE          PENETRATION FACTOR
-------------------------------------------------------------------------------------------------
YEAR   OCCUPANCY     ADR      REVPAR   OCCUPANCY     ADR     REVPAR    OCCUPANCY    ADR    REVPAR
-------------------------------------------------------------------------------------------------

2003      73.6%    $158.06   $116.27      77.1%    $149.78   $115.41      104.8%    94.8%    99.3%
2004      75.1%    $159.33   $119.63      78.5%    $151.89   $119.25      104.5%    95.3%    99.7%
2005      74.4%    $175.60   $130.64      76.6%    $184.63   $141.45      103.0%   105.1%   108.3%

(1)  The above table is based on data provided by STR Reports.

     ESCROWS AND RESERVES. The Westin Michigan Avenue Chicago Borrower is
required to escrow real estate taxes monthly. Insurance reserves are waived provided the Westin Michigan Avenue Chicago Property is covered under a Westin
Michigan Avenue Chicago Borrower blanket insurance policy that has been approved by lender. The FF&E impound is waived provided: (a) Manager is maintaining the
FF&E Fund in accordance with the management agreement, (b) Manager does not provide a waiver notice of its right to maintain said fund and, (c) Westin
Michigan Avenue Chicago Borrower provides a quarterly confirmation certificate that the Manager continues to maintain the fund. If the FF&E impound is restored, the Westin Michigan Avenue Chicago Borrower is required to escrow four percent (4%) of Gross Revenues for FF&E on a quarterly basis with the lender, less the sum of (i) any FF&E expenditures incurred and paid for by the Westin
Michigan Avenue Chicago Borrower and not reimbursed pursuant to the loan documents, (ii) any carry forward credit amounts as described in the loan documents, and (iii) any amounts collected by the property manager in respect of
FF&E pursuant to the management agreement.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place and a cash flow sweep will commence on the earlier of the following trigger events: (i) actual
DSCR falls below 1.25x or (ii) the Westin Michigan Avenue Chicago Loan has not
been paid in full on or before the Anticipated Repayment Date. All funds shall be returned to the Westin Michigan Avenue Chicago Borrower if the DSCR equals or exceeds 1.25x for four consecutive calendar quarters.

     PROPERTY MANAGEMENT. The Westin Michigan Avenue Chicago Property is managed by 909 North Michigan Avenue Corporation ("Property Manager"), an affiliate of
Starwood Hotels and Resorts Worldwide, Inc. ("Starwood"). Starwood (NYSE: HOT;
rated BB+/Ba1 by S&P/Moody's) is a hospitality company with more than 845 hotels with approximately 258,000 rooms in approximately 100 countries. Starwood has approximately 145,000 employees as of year-end 2005 and is headquartered in
White Plains, NY. The management agreement is subordinate to the Westin Michigan
Avenue Chicago Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. The loan documents provide that a constituent party or parties of Westin Michigan Avenue Chicago Borrower
(other than any such constituent party which is required to be a single purpose, bankruptcy remote entity pursuant to the Mortgage) (such party or parties, collectively, the "Mezzanine Borrower") shall be permitted to incur mezzanine financing secured by a pledge of 100% of the direct or indirect equity ownership interest in Borrower held by Mezzanine Borrower subject to lender's approval, which shall be at lender's sole discretion, and rating agency confirmation, if requested by lender.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

                                     III-10

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Westin Michigan Avenue Chicago
Loan and the Westin Michigan Avenue Chicago Property is set forth on Appendix II hereto.

                                     III-11

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     III-12

--------------------------------------------------------------------------------
                    MORTGAGE LOAN NO. 3 - HAMILTON PLACE MALL
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                     III-13

                    MORTGAGE LOAN NO. 3 - HAMILTON PLACE MALL

                                  [MAP OMITTED]

                                     III-14

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 3 - HAMILTON PLACE MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                              $117,000,000
CUT-OFF DATE BALANCE:                          $117,000,000
LOAN PURPOSE:                                  Refinance
SHADOW RATING (FITCH/S&P):                     BBB- / BBB
FIRST PAYMENT DATE:                            September 1, 2006
INTEREST RATE:                                 5.860%
AMORTIZATION:                                  360 months
ARD:                                           NAP
HYPERAMORTIZATION:                             NAP
MATURITY DATE:                                 August 1, 2016
EXPECTED MATURITY BALANCE:                     $97,757,288
SPONSOR:                                       CBL & Associates Properties, Inc.
INTEREST CALCULATION:                          30/360
CALL PROTECTION:                               Locked out until the earlier of
                                               September 1, 2009 or 2 years
                                               after the REMIC "start-up" day,
                                               with U.S. Treasury defeasance
                                               thereafter.  Prepayable without
                                               penalty from and after May 1,
                                               2016.
LOAN PER SF:                                   $321.26
UP-FRONT RESERVES:                             None
ONGOING RESERVES:                              RE Tax:    Springing
                                               Insurance: Springing
                                               Cap Ex:    Springing
                                               TI/LC:     Springing
LOCKBOX:                                       Soft, Springing Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                        Single Asset
PROPERTY TYPE:                                 Retail
PROPERTY SUB-TYPE:                             Anchored
LOCATION:                                      Chattanooga, TN
YEAR BUILT/RENOVATED:                          1987 / 1998
PERCENT LEASED(1):                             95.5%
SQUARE FOOTAGE:                                364,188
THE COLLATERAL:                                Two level super regional mall
OWNERSHIP INTEREST:                            Fee
PROPERTY MANAGEMENT:                           CBL & Associates Management, Inc.
3RD MOST RECENT NET OP. INCOME:                $11,827,429
2ND MOST RECENT NET OP. INCOME:                $12,977,118
MOST RECENT NET OP. INCOME:                    $14,143,081
U/W NET OP. INCOME:                            $13,666,184
U/W NET CASH FLOW:                             $13,427,975
U/W OCCUPANCY:                                 95.5%
APPRAISED VALUE:                               $205,000,000
CUT-OFF DATE LTV:                              57.1%
MATURITY DATE LTV:                             47.7%
DSCR:                                          1.62x
POST IO DSCR:                                  NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated May 31, 2006.

THE HAMILTON PLACE MALL LOAN

     THE LOAN. The third largest loan (the "Hamilton Place Mall Loan") as evidenced by the Secured Promissory Note (the "Hamilton Place Mall Note") is
secured by a first priority fee Mortgage and Security Agreement, Assignment of
Deed of Trust and Assignment of Leases and Rents (the "Hamilton Place Mall
Mortgage") encumbering the 364,188 square feet of in-line shops in the 1,143,421 square foot, two level mall, known as Hamilton Place Mall, located in
Chattanooga, Tennessee (the "Hamilton Place Mall Property"). The Hamilton Place
Mall Loan was originated on July 6, 2006 by or on behalf of Principal Commercial
Funding II, LLC.

     THE BORROWER. The borrower is Hamilton Place Mall General Partnership (the
"Hamilton Place Mall Borrower"). The Hamilton Place Mall Borrower is owned by
Lew Conner (10.0%) and CBL & Associates Properties, Inc. (CBL) (90.0%). The
liability carve-outs are guaranteed by Lew Conner. CBL is the fourth largest mall REIT in the country and owns, holds interests in, or manages 127 properties, including 79 enclosed regional malls and open-air centers. The properties are located in 26 states and total 72.7 million square feet including
2.0 million square feet of non-owned shopping centers managed for third parties.
CBL is an active developer of new regional malls, open-air centers, lifestyle, and community centers.

     THE PROPERTY. The Hamilton Place Mall Property consists of 364,188 square feet of in-line shops in the 1,143,421 square foot, two level mall. The Hamilton
Place Mall Property was constructed in 1987 with renovations in 1998. The
Hamilton Place Mall Property is located on 78.65 acres of land and onsite parking is provided for 5,965 vehicles (5.22/1,000 square feet). The Hamilton
Place Mall Property is anchored by JC Penney's, Sears, Belk Men, Kids and Home,
Belk For Women, Dillard's and Parisian (all of which are not

                                     III-15

included as security). The Hamilton Place Mall Property is located at 2100
Hamilton Place Boulevard, in the Southeast quadrant of the I-75 and Shallowford
Road Interchange in Chattanooga, TN. The Hamilton Place Mall Property is part of a larger Hamilton Place Complex, which includes strip centers and stand alone shops as well as the Hamilton Place Mall Property. The Hamilton Place Mall
Property is bounded on the west by I-75 with Hamilton Place Drive providing access to the mall parking area from Shallowford Road to the north. The Hamilton
Place Mall Property is the primary shopping area of Chattanooga with over 2 million square feet of retail property near the mall. The Hamilton Place Mall
Property is one of the largest and most dominant malls in Chattanooga.

The following table presents certain information relating to the anchor tenants at the Hamilton Place Mall Property:

                                                      CREDIT RATING OF                            OPERATING
                                                      PARENT COMPANY                COLLATERAL    COVENANT
           ANCHOR                PARENT COMPANY     (FITCH/MOODY'S/S&P)     GLA      INTEREST    EXPIRATION
-----------------------------------------------------------------------------------------------------------

Parisian                      Saks Incorporated           B/B2/B+          92,520       No           None
Belk for Men, Kids, & Home    Belk Inc.                   --/--/--        115,000       No           None
Belks for Women               Belk Inc.                   --/--/--        130,875       No           None
Dillard's Inc.                Dillard's, Inc.            BB-/B2/BB        128,897       No           None
JC Penney Corporation, Inc.   JC Penney Co., Inc.      BBB-/Baa3/BBB-     157,799       No           None
Sears, Roebuck & Co.          Sears Holdings
                              Corporation                BB/Ba1/BB+       151,557       No           None
----------------------------------------------------------------------------------------------------------
TOTAL                                                                     776,648
----------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover at the Hamilton Place Mall Property:

                             LEASE ROLLOVER SCHEDULE

                                                                        % OF TOTAL
                             AVERAGE                                   UNDERWRITTEN
                 # OF      UNDERWRITTEN                   CUMULATIVE    BASE RENTAL    CUMULATIVE % OF TOTAL
                LEASES    BASE RENT PER   % OF TOTAL SF     % OF SF      REVENUES        UNDERWRITTEN BASE
     YEAR       ROLLING     SF ROLLING       ROLLING        ROLLING       ROLLING     RENTAL REVENUES ROLLING
-------------------------------------------------------------------------------------------------------------

    Vacant         12         $ 0.00             4%            4%            0%                   0%
     MTM            0         $ 0.00             0%            4%            0%                   0%
     2006           6         $30.71             3%            7%            3%                   3%
     2007          26         $30.47            18%           25%           19%                  22%
     2008          24         $24.04            24%           50%           20%                  41%
     2009          16         $30.37            12%           61%           12%                  53%
     2010          15         $36.24             9%           71%           11%                  65%
     2011          15         $34.70             9%           80%           11%                  76%
     2012           9         $41.11             4%           84%            5%                  81%
     2013           9         $32.83             9%           93%           10%                  91%
     2014           4         $33.93             2%           94%            2%                  93%
     2015           3         $67.01             1%           95%            1%                  94%
2016 & Beyond       6         $34.63             5%          100%            6%                 100%

                                     III-16

The following table presents certain information relating to the major tenants at the Hamilton Place Mall Property:

                                                                                   % OF TOTAL     ANNUALIZED
                           CREDIT RATING                            ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                              (FITCH/        TENANT                UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME         MOODY'S/S&P)(1)     NRSF    % OF NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)   EXPIRATION
--------------------------------------------------------------------------------------------------------------------------

Regal Cinemas                 --/B3/BB-      29,920        8%      $   418,880          4%          $14.00      07/31/2008
Victoria's Secret             --/--/--        8,135        2%      $   286,759          3%          $35.25      01/31/2013
The Gap Inc.               BBB-/Baa3/BBB-     7,546        2%      $   211,288          2%          $28.00      01/31/2009
Express                       --/--/--        9,686        3%      $   208,249          2%          $21.50      01/31/2007
Picadilly Cafeteria           --/--/--       10,636        3%      $   204,603          2%          $19.24      08/31/2011
NY & Co. (OFS)                --/--/--        6,738        2%      $   188,664          2%          $28.00      07/30/2016
American Eagle (Peatro)       --/--/--        5,488        2%      $   186,592          2%          $34.00      01/31/2013
Champ's Sporting Goods        --/--/--        5,510        2%      $   170,810          2%          $31.00      08/31/2007
The Buckle                    --/--/--        5,121        1%      $   163,872          2%          $32.00      01/31/2010
The Disney Store             BBB+/A3/A-       6,456        2%      $   154,944          1%          $24.00      12/31/2007
Finish Line                   --/--/--        7,026        2%      $   154,572          1%          $22.00      09/30/2010
Hollister Company             --/--/--        6,793        2%      $   152,844          1%          $22.50      01/31/2013
Abercrombie & Fitch           --/--/--        7,259        2%      $   152,439          1%          $21.00      01/31/2008
TOTAL/WEIGHTED AVERAGE                      116,314       32%      $ 2,654,516         25%          $22.82
Other Tenants                 --/--/--      231,649       64%      $ 8,119,521         75%          $35.05        Various
Vacant Space                  --/--/--       16,225        4%      $         0          0%          $ 0.00          NAP
--------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                      364,188      100%      $10,774,037        100%          $30.96
--------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease

     ESCROWS AND RESERVES. Upon occurrence of an event of default or if the DSCR falls below 1.15x for any fiscal year end, the Hamilton Place Mall Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs as well as deposit monthly escrow payments equal to 1/12 of $0.20 per square foot (per annum) for annual capital expenditures and capped at two times the annual amount deposited and deposit monthly escrow payments equal to
1/12 of $1.00 per square foot (per annum) for annual TI/LC's and capped at 18 months of the monthly deposits.

     LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the
Hamilton Place Mall Loan. The lockbox will spring to hard in the event of default or DSCR falls below 1.15x.

     PROPERTY MANAGEMENT. The Hamilton Place Mall Property is managed by CBL &
Associates Management, Inc. which is an affiliate of the Hamilton Place Mall
Borrower. The management agreement is subordinate to the Hamilton Place Mall
Loan. CBL & Associates is the fourth largest mall REIT in the country and owns, holds interests in or manages 127 properties, including 79 enclosed regional malls and open-air centers. The properties are located in 26 states and total
72.7 million square feet including 2.0 million square feet of non-owned shopping centers managed for third parties. CBL is an active developer of new regional malls, open-air centers, lifestyle and community centers. The company's growth strategy also comes from the acquisition of regional malls.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. The Hamilton Place Mall Borrower may request the release of certain parcels described in the loan documents without partial prepayment of the Hamilton Place Mall Loan, subject to the satisfaction of certain conditions, including that anytime after the release of one or more parcels described in the loan documents if the DSCR falls below 1.63x on a trailing twelve month basis, the Hamilton Place Mall Borrower shall post letters of credit as described in the loan documents. In addition, the Hamilton Place
Mall Borrower may request release of a non-income producing parcels of land provided several conditions are met in accordance with the loan documents.

     Certain additional information regarding the Hamilton Place Mall Loan and the Hamilton Place Mall Property is set forth on Appendix II hereto.

                                     III-17

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     III-18

--------------------------------------------------------------------------------
          MORTGAGE LOAN NOS. 4-5 - LAKE FAIRFAX BUSINESS PARK PORTFOLIO
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                     III-19

--------------------------------------------------------------------------------
          MORTGAGE LOAN NOS. 4-5 - LAKE FAIRFAX BUSINESS PARK PORTFOLIO
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     III-20

--------------------------------------------------------------------------------
          MORTGAGE LOAN NOS. 4-5 - LAKE FAIRFAX BUSINESS PARK PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $83,000,000
CUT-OFF DATE BALANCE:            $83,000,000
LOAN PURPOSE:                    Acquisition
SHADOW RATING (FITCH/S&P):       NAP
FIRST PAYMENT DATE:              May 1, 2006
INTEREST RATE:                   5.5485%
AMORTIZATION:                    Interest Only
ARD:                             NAP
HYPERAMORTIZATION:               NAP
MATURITY DATE:                   April 1, 2016
EXPECTED MATURITY BALANCE:       $83,000,000
SPONSORS:                        General Electric Pension Trust, The Polinger
                                 Development Company

INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Locked out until 2 years after the REMIC
                                 "start-up" date with U.S. Treasury defeasance
                                 thereafter. Prepayable without penalty from and
                                 after March 1, 2016.

LOAN PER SF:                     $204.24

UP-FRONT RESERVES:               RE Tax:      $220,530
                                 Other:       $667,624

ONGOING RESERVES:                RE Tax:      $73,510 / month
                                 Insurance:   Springing
                                 Cap Ex:      Springing
                                 Other:       Springing

LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Portfolio
PROPERTY TYPE:                   Office
PROPERTY SUB-TYPE:               Suburban
LOCATION:                        Reston, VA
YEAR BUILT/RENOVATED:            1987 / NAP
PERCENT LEASED(1):               100.0%
SQUARE FOOTAGE:                  406,388
THE COLLATERAL:                  Two Class A suburban office buildings
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             Polinger Company, t/a Polinger Shannon & Luchs
                                 Company

3RD MOST RECENT NET OP.          NAP
INCOME:

2ND MOST RECENT NET OP.          $5,676,860
INCOME:

MOST RECENT NET OP. INCOME:      $5,672,680
U/W NET OP. INCOME:              $7,371,377
U/W NET CASH FLOW:               $7,290,100
U/W OCCUPANCY:                   95.0%
APPRAISED VALUE:                 $117,800,000
CUT-OFF DATE LTV:                70.5%
MATURITY DATE LTV:               70.5%
DSCR:                            1.56x
POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  Percent leased based on leases expiring in September 2011.

THE LAKE FAIRFAX BUSINESS PARK PORTFOLIO LOAN

     THE LOAN. The fourth largest loan (the "Lake Fairfax Business Park
Portfolio Loan") is evidenced by one promissory note and is secured by a first priority deed of trust on the Lake Fairfax Business Park Portfolio suburban office properties located in Reston, Virginia (the "Lake Fairfax Business Park
Portfolio Properties"). The Lake Fairfax Business Park Portfolio Loan was
originated on March 14, 2006 by Bear Stearns Commercial Mortgage, Inc.

     THE BORROWER. The borrower is 1759/1760 BCD Reston, LLC, a Delaware limited liability company (the "Lake Fairfax Business Park Portfolio Borrower") that owns no material asset other than the Lake Fairfax Business Park Portfolio
Properties and related interests. The Lake Fairfax Business Park Portfolio
Borrower is indirectly owned by the General Electric Pension Trust (95%) and the
Polinger Development Company (5%). As of December 31, 2005, General Electric
Pension Trust had reported assets of over $49 billion and over 520,000 plan participants. Polinger Development Company has been developing, managing and leasing real estate in the Washington, D.C. area for over 50 years. The company currently manages a portfolio of properties it has valued in excess of $2 billion, 50% of which is comprised of commercial real estate properties.

                                     III-21

     THE PROPERTY. The Lake Fairfax Business Park Portfolio Properties consist of two Class A suburban office buildings located in Reston, Virginia. The properties are part of the Lake Fairfax Business Center, a 10 building office park that is leased to numerous international corporations and federal agencies.
The Lake Fairfax Business Park Portfolio Properties are situated off the Dulles
Toll Road approximately 6 miles from Tysons Corner and 20 miles from downtown
Washington D.C. The two buildings of the Lake Fairfax Business Park Portfolio
Properties were built in 1987 and were originally multi-tenanted. Since the mid
1990's, both buildings have been 100% leased to the same United States government agency which has reportedly invested in excess of $34 million into their space at the Lake Fairfax Business Park Portfolio Properties.

                             LEASE ROLLOVER SCHEDULE

                             AVERAGE                                         % OF TOTAL       CUMULATIVE % OF
                  # OF     UNDERWRITTEN                                     UNDERWRITTEN     TOTAL UNDERWRITTEN
                 LEASES   BASE RENT PER   % OF TOTAL SF    CUMULATIVE %      BASE RENTAL        BASE RENTAL
     YEAR       ROLLING     SF ROLLING       ROLLING      OF SF ROLLING   REVENUES ROLLING    REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------

    Vacant         0          $ 0.00             0%              0%               0%                  0%
     MTM           0          $ 0.00             0%              0%               0%                  0%
     2006          0          $ 0.00             0%              0%               0%                  0%
     2007          0          $ 0.00             0%              0%               0%                  0%
     2008          0          $ 0.00             0%              0%               0%                  0%
     2009          0          $ 0.00             0%              0%               0%                  0%
     2010          0          $ 0.00             0%              0%               0%                  0%
     2011          2          $22.50           100%            100%             100%                100%
     2012          0          $ 0.00             0%            100%               0%                100%
     2013          0          $ 0.00             0%            100%               0%                100%
     2014          0          $ 0.00             0%            100%               0%                100%
     2015          0          $ 0.00             0%            100%               0%                100%
2016 & Beyond      0          $ 0.00             0%            100%               0%                100%

     The following table presents certain information relating to the tenants at the Lake Fairfax Business Park Portfolio Properties:

                                                                                       % OF TOTAL     ANNUALIZED
                                CREDIT RATING                           ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                                   (FITCH/        TENANT               UNDERWRITTEN   UNDERWRITTEN     BASE RENT      LEASE
       TENANT NAME             MOODY'S/S&P)(1)     NRSF    % OF NRSF   BASE RENT($)     BASE RENT    ($ PER NRSF)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------

The United States of America     AAA/Aaa/AAA     406,388      100%      $9,143,730        100%          $22.50      09/30/2011
TOTAL/WEIGHTED AVERAGE                           406,388      100%      $9,143,730        100%          $22.50

Other Tenants                        NAP             NAP       NAP             NAP         NAP             NAP         NAP
Vacant Space                         NAP             NAP       NAP             NAP         NAP             NAP         NAP
TOTAL/WEIGHTED AVERAGE                           406,388      100%      $9,143,730        100%          $22.50

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     ESCROWS AND RESERVES. The Lake Fairfax Business Park Portfolio Borrower is
required to escrow 1/12 of annual real estate taxes monthly. At loan origination, the Lake Fairfax Business Park Portfolio Borrower escrowed $188,086 for roof repair and $479,538 for floor allowance payable to the tenant under the lease. Insurance reserves spring if an event of default occurs. Cap Ex reserves spring if the Lake Fairfax Business Park Portfolio Borrower fails to maintain the property in a manner acceptable to the lender. The other springing reserve is a full excess cash flow sweep which, subject to cure and certain other terms of the loan documents, may be triggered 15 months prior to the expiration of the
United States of America leases or upon the occurrence of various other triggering events, including, among other things, an event of default under the loan documents, the bankruptcy of the Lake Fairfax Business Park Portfolio
Borrower or the bankruptcy of the manager of the Lake Fairfax Business Park
Portfolio Properties.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
Lake Fairfax Business Park Portfolio Loan.

     PROPERTY MANAGEMENT. The Lake Fairfax Business Park Portfolio Properties
are managed by Polinger Company, t/a Polinger Shannon & Luchs Company, which is an affiliate of Lake Fairfax Business Park Portfolio Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

                                     III-22

     RELEASE OF PROPERTIES. The Lake Fairfax Business Park Portfolio Loan
provides for the release of any individual property during the term of the Lake
Fairfax Business Park Portfolio Loan subject to certain conditions set forth in the mortgage loan documents, including, among others, (i) the borrower deposits defeasance collateral equal to 110% of the allocated loan amount of the released property, (ii) the DSCR for the remaining properties shall be the greater of (a)
1.50x or (b) the lesser of (y) 1.74x and (z) the DSCR for both the properties based on the 12 months preceding the release, and (iii) the LTV ratio immediately after the release may not exceed 70%.

     RELEASE OF PARCELS. The Lake Fairfax Business Park Portfolio Borrower may
obtain a release of a designated outparcel of 11,551 square feet of land, without any required prepayment of the Lake Fairfax Business Park Portfolio
Loan, provided the Lake Fairfax Business Park Portfolio Borrower satisfies certain legal conditions as specified in the mortgage loan documents. The lender did not underwrite any income from the designated outparcel or assign any value to it.

     Certain additional information regarding the Lake Fairfax Business Park
Portfolio Loan and the Lake Fairfax Business Park Portfolio Properties are set
forth on Appendix II hereto.

                                     III-23

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     III-24

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 6 - 1275 K STREET
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                     III-25

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 6 - 1275 K STREET
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     III-26

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 6 - 1275 K STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                 $66,000,000
CUT-OFF DATE BALANCE:             $66,000,000
LOAN PURPOSE:                     Acquisition
SHADOW RATING (FITCH/S&P):        NAP
FIRST PAYMENT DATE:               August 1, 2006
INTEREST RATE:                    5.9685%
AMORTIZATION:                     Interest Only
ARD:                              NAP
HYPERAMORTIZATION:                NAP
MATURITY DATE:                    July 1, 2016
EXPECTED MATURITY BALANCE:        $66,000,000
SPONSOR:                          Rafael Etzion
INTEREST CALCULATION:             Actual/360
CALL PROTECTION:                  Locked out until the earlier of August 1, 2010
                                  or 2 years after the REMIC "start-up" day with
                                  U.S. Treasury defeasance thereafter.
                                  Prepayable without penalty from and after
                                  July 1, 2016.
LOAN PER SF:                      $285.16
UP-FRONT RESERVES:                RE Tax:                 $510,202
                                  Insurance:              $14,048
                                  Deferred Maintenance:   $15,000
ONGOING RESERVES:                 RE Tax:                 $127,551 / month
                                  Insurance:              $7,024 / month
                                  Cap Ex:                 Springing
LOCKBOX:                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Office
PROPERTY SUB-TYPE:                Urban
LOCATION:                         Washington D.C.
YEAR BUILT/RENOVATED:             1983 / 2005
PERCENT LEASED(1):                97.7%
SQUARE FOOTAGE:                   231,445
THE COLLATERAL:                   Class A, 12-story office building
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              Trammell Crow Services, Inc.
3RD MOST RECENT NET OP. INCOME:   NAP
2ND MOST RECENT NET OP. INCOME:   NAP
MOST RECENT NET OP. INCOME:       $5,033,330
U/W NET OP. INCOME:               $6,539,211
U/W NET CASH FLOW:                $6,132,626
U/W OCCUPANCY:                    95.0%
APPRAISED VALUE:                  $120,500,000
CUT-OFF DATE LTV:                 54.8%
MATURITY DATE LTV:                54.8%
DSCR:                             1.54x
POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)  Percent leased is based on the rent roll dated May 30, 2006.

THE 1275 K STREET LOAN

     THE LOAN. The fifth largest loan (the "1275 K Street Loan") is evidenced by two promissory notes and is secured by a first priority deed of trust on the
1275 K Street office building located in Washington D.C. (the "1275 K Street
Property"). The 1275 K Street Loan was originated on June 12, 2006 by Bear
Stearns Commercial Mortgage, Inc.

     THE BORROWER. The borrower is Metro K LLC, a Delaware limited liability company (the "1275 K Street Borrower") that owns no material asset other than the 1275 K Street Property and related interests. The 1275 K Street Borrower is wholly owned by Rafael Etzion, a high net worth individual who currently owns real estate in Washington D.C. and New York.

     THE PROPERTY. The 1275 K Street Property is a twelve-story, Class A,
231,445 square foot office building located on the corner of 13th Street, N.W.
and K Street in Washington D.C. The property is situated near the northwestern edge of the East End office submarket, which extends from 3rd Street, N.W. to
15th Street, N.W., between Pennsylvania and Massachusetts Avenues. The 1275 K
Street Property is currently 97.7% leased to 30 total tenants. The largest tenant, the Pension Benefit Guaranty Corporation ("PBGC") accounts for approximately 30.2% of total net rentable area at the property. PBGC has continuously expanded its space at the property since its original occupancy in
1994 and recently renewed its lease to extend to December of 2018. Other notable tenants at the 1275 K Street

                                     III-27

Property include CRG West, LLC (an affiliate of the Carlyle Group), Savvis,
Inc., APICE, Inc. (the Association of Professionals in Infection Control and
Epidemiology), the District of Columbia Treasurer's Office, Delta, Qwest
Communications, Suntrust, and the DC Republican Committee. None of these tenants individually account for more than 10% of total net rentable area of the property.

                             LEASE ROLLOVER SCHEDULE

                                   AVERAGE                                           % OF TOTAL        CUMULATIVE % OF
                              UNDERWRITTEN BASE                                     UNDERWRITTEN     TOTAL UNDERWRITTEN
                # OF LEASES      RENT PER SF      % OF TOTAL SF    CUMULATIVE %      BASE RENTAL         BASE RENTAL
     YEAR         ROLLING          ROLLING           ROLLING      OF SF ROLLING   REVENUES ROLLING    REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------

    Vacant           2              $ 0.00              2%               2%               0%                  0%
     MTM             1              $ 0.00              1%               3%               0%                  0%
     2006            2              $34.97              3%               6%               3%                  3%
     2007            5              $29.41              8%              14%               7%                  9%
     2008            1              $29.48              8%              22%               6%                 16%
     2009            0              $ 0.00              0%              22%               0%                 16%
     2010            7              $37.47             17%              39%              17%                 33%
     2011            4              $39.29             17%              56%              19%                 52%
     2012            2              $39.17              1%              57%               1%                 53%
     2013            2              $32.35              2%              59%               2%                 55%
     2014            1              $36.77              1%              60%               1%                 56%
     2015            0              $ 0.00              0%              60%               0%                 56%
2016 & Beyond        5              $40.42             40%             100%              44%                100%

The following table presents certain information relating to the tenants at the
1275 K Street Property:

                                                                             % OF TOTAL     ANNUALIZED
                           CREDIT RATING                      ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                              (FITCH/       TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
         TENANT NAME        MOODY'S/S&P)     NRSF    NRSF   BASE RENT ($)   BASE RENT(2)   ($ PER NRSF)   EXPIRATION
--------------------------------------------------------------------------------------------------------------------

Pension Benefit Guaranty      --/--/--      69,991    30%     $2,742,018         33%          $39.18      12/10/2018
   Corporation
CRG West, LLC                 --/--/--      21,314     9%     $  959,124         11%          $45.00      03/31/2016
Savvis, Inc.                  --/--/--      20,731     9%     $  858,155         10%          $41.39      01/31/2011
IUE-CWA, AFL-CIO(1)           --/--/--      18,248     8%     $  732,234          9%          $40.13      08/10/2010
APICE, Inc.                   --/--/--      18,465     8%     $  680,251          8%          $36.84      08/31/2011
Cavalier Telephone, LLC       --/--/--      16,954     7%     $  581,354          7%          $34.29      03/31/2010
Association of Flight
   Attendants(1)              --/--/--      18,455     8%     $  544,004          6%          $29.48      06/30/2008
--------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     184,158    80%     $7,097,139         84%          $38.54
--------------------------------------------------------------------------------------------------------------------
Other Tenants                   NAP         41,976    18%     $1,326,243         16%          $31.60        Various
Vacant Space                    NAP          5,311     2%     $        0          0%          $ 0.00          NAP
--------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     231,445   100%     $8,423,382        100%          $37.25
--------------------------------------------------------------------------------------------------------------------

(1)  Subleased to the District of Columbia which is rated A/A2/A+.

     ESCROWS AND RESERVES. The 1275 K Street Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly. The amounts shown are the current monthly collections. Cap Ex reserves spring if the 1275 K Street
Borrower fails to provide evidence of property maintenance.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
1275 K Street Loan.

     PROPERTY MANAGEMENT. The 1275 K Street Property is managed by Trammell Crow
Services, Inc. Founded in 1948, Trammell Crow Company is one of the largest diversified commercial real estate services companies in the world with approximately 6,800 employees in more than 60 countries. The Trammell Crow
Company currently has over 500 million square feet of real estate under management.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 1275 K Street Loan and the
1275 K Street Property is set forth on Appendix II hereto.

                                     III-28

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 7 - 2021 K STREET
--------------------------------------------------------------------------------

                                 [PHOTO OMITTED]

                                     III-29

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 7 - 2021 K STREET
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

                                     III-30

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 7 - 2021 K STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                $40,000,000
CUT-OFF DATE BALANCE:            $40,000,000
LOAN PURPOSE:                    Refinance
SHADOW RATING (FITCH/S&P):       NAP
FIRST PAYMENT DATE:              June 7, 2006
INTEREST RATE:                   5.700%
AMORTIZATION:                    Interest Only
ARD:                             NAP
HYPERAMORTIZATION:               NAP
MATURITY DATE:                   May 7,  2016
EXPECTED MATURITY BALANCE:       $40,000,000
SPONSOR:                         Rockrose Development Corp.
INTEREST CALCULATION:            Actual/360
CALL PROTECTION:                 Locked out until the earlier of April 17, 2009
                                 or 2 years after the REMIC "start-up" day, with
                                 U.S. Treasury defeasance thereafter. Prepayable
                                 without penalty from and after February 7,
                                 2016.
LOAN PER SF:                     $250.03
UP-FRONT RESERVES:               None
ONGOING RESERVES:                RE Tax:    Springing
                                 Insurance: Springing
LOCKBOX:                         Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:          Single Asset
PROPERTY TYPE:                   Other
PROPERTY SUB-TYPE:               Leased Fee
LOCATION:                        Washington D.C.
YEAR BUILT/RENOVATED:            1972 / 1990
PERCENT LEASED(1):               99.2%
SQUARE FOOTAGE:                  159,981
THE COLLATERAL:                  Land parcel underlying an 8-story office
                                 building
OWNERSHIP INTEREST:              Fee
PROPERTY MANAGEMENT:             Rockrose Development Corp.
3RD MOST RECENT NET OP.INCOME:   NAP
2ND MOST RECENT NET OP.INCOME:   NAP
MOST RECENT NET OP. INCOME:      NAP
U/W NET OP. INCOME:              $3,000,000
U/W NET CASH FLOW:               $3,000,000
U/W OCCUPANCY:                   99.2%
APPRAISED VALUE:                 $60,000,000
CUT-OFF DATE LTV:                66.7%
MATURITY DATE LTV:               66.7%
DSCR:                            1.30x
POST IO DSCR:                    NAP
--------------------------------------------------------------------------------

(1)  Percent leased is based on the rent roll dated March 31, 2006

THE 2021 K STREET LOAN

     THE LOAN. The sixth largest loan (the "2021 K Street Loan") as evidenced by the Promissory Note (the "2021 K Street Note") is secured by a first priority fee Amended and Restated Deed of Trust, Security Agreement, and Fixture Filing
(the "2021 K Street Mortgage") encumbering the land on which a 159,981 square foot office building known as 2021 K is built, located in Washington D.C. (the
"2021 K Street Property"). The 2021 K Street Loan was originated on April 17,
2006 by or on behalf of Morgan Stanley Mortgage Capital Inc.

     THE BORROWER. The borrower is 2021 K L.L.C., a Delaware limited liability company (the "2021 K Street Borrower") that owns no material asset other than the 2021 K Street Property and related interests. The 2021 K Street Borrower is a wholly-owned subsidiary of Rockrose Development Corp., the sponsor of the 2021
K Street Loan. Rockrose Development Corp. is an owner-builder of commercial and residential real estate. Rockrose Development Corp. reportedly currently owns and manages over 5,000 apartments and 1.5 million square feet of office and retail space.

     THE PROPERTY. The 2021 K Street Property is located in Washington D.C., at
2021 K Street NW. The 2021 K Street Property consists of a 23,262 square feet, or 0.53 acre, parcel of land that underlies an 8-story Class A office building.
The 2021 K Street office building, which is not part of the collateral, was originally constructed in 1972 and renovated in 1990. The office building contains 159,981 square feet, comprised of floor plans averaging 19,000 square feet with approximately 13,000 square feet of retail on the ground floor, and also includes 254 parking spaces. The tenant under the ground lease (the "Ground
Lease") is 2021 K Leasehold L.L.C., an entity controlled by Rockrose Development
Corp. The Ground Lease expires on April 17, 2035.

                                     III-31

                             LEASE ROLLOVER SCHEDULE

                                   AVERAGE                                          % OF TOTAL       CUMULATIVE % OF TOTAL
                                UNDERWRITTEN                                     UNDERWRITTEN BASE     UNDERWRITTEN BASE
                # OF LEASES   BASE RENT PER SF   % OF TOTAL SF   CUMULATIVE %     RENTAL REVENUES       RENTAL REVENUES
     YEAR         ROLLING        ROLLING(1)         ROLLING      OF SF ROLLING      ROLLING(1)             ROLLING(1)
--------------------------------------------------------------------------------------------------------------------------

    Vacant            2            $ 0.00              1%              1%                0%                     0%
     MTM              0            $ 0.00              0%              1%                0%                     0%
     2006             1            $28.20              4%              5%                4%                     4%
     2007            10            $31.50             26%             31%               25%                    28%
     2008             3            $37.60              5%             37%                6%                    35%
     2009             0            $ 0.00              0%             37%                0%                    35%
     2010             5            $38.29             15%             52%               18%                    52%
     2011             3            $36.37              5%             57%                5%                    58%
     2012            24            $30.52             35%             92%               32%                    90%
     2013             2            $36.97              3%             94%                3%                    93%
     2014             2            $41.72              3%             98%                4%                    97%
2015 & Beyond         1            $39.75              2%            100%                3%                   100%

(1)  Figures in the tables above based on rent roll as of March 31, 2006 and show office rents paid to the ground lessee. The collateral for the loan is only the ground lease.

     The following table presents certain information relating to the major tenants at the 2021 K Street Property:

                                                                                            % OF TOTAL      ANNUALIZED
                               CREDIT RATING                                ANNUALIZED      ANNUALIZED     UNDERWRITTEN
                                  (FITCH/                                  UNDERWRITTEN    UNDERWRITTEN    BASE RENT ($      LEASE
        TENANT NAME            MOODY'S S&P)    TENANT NRSF   % OF NRSF   BASE RENT($)(1)    BASE RENT(1)   PER NRSF)(1)   EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

Associated Press                  --/--/--        23,269         15%        $  757,633           14%           $32.56     12/31/2007
George Washington University      --/--/--        14,970          9%        $  593,784           11%           $39.66     08/31/2010
Washington ENT Group (2)          --/--/--         6,867          4%        $  272,884            5%           $39.74       Various
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                            45,106         28%        $1,624,301           31%           $36.01
------------------------------------------------------------------------------------------------------------------------------------
Other Tenants                       NAP          113,603         71%        $3,664,156           69%           $32.25       Various
Vacant Space                        NAP            1,272          1%        $        0            0%           $ 0.00         NAP
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                           159,981        100%        $5,288,456          100%           $33.32
------------------------------------------------------------------------------------------------------------------------------------

(1)  Figures in the tables above based on rent roll as of March 31, 2006 and show office rents paid to the ground lessee. The collateral for the loan is only the ground lease.

(2)  5,278 square feet expiring on January 1, 2010 and 1,589 square feet expiring March 4, 2011

     ESCROWS AND RESERVES. Upon the occurrence and continuance of a Trigger
Period, the 2021 K Street Borrower is required to deposit all accrued insurance and real estate taxes for the insurance period and tax year into a reserve account and to deposit into this reserve account 1/12 of the total annual amount monthly. A Trigger Period means any period when (a) a Ground Lease Non-Existence
Event exists; or (b) the ground lessee is not required to make deposits in respect of taxes and/or insurance premiums pursuant to the Ground Lease. A
Ground Lease Non-Existence Event means when (i) the Ground Lease is no longer in full force and effect and (ii) at that time, the leasehold mortgagee (if applicable) is not and will not be entitled to a new substitute ground lease in respect of the 2021 K Street Property pursuant to the terms of the Ground Lease.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
2021 K Street Loan.

     PROPERTY MANAGEMENT. The 2021 K Street Property is managed by Rockrose
Development Corp., which is the 2021 K Street Loan's sponsor. The management agreement is subordinate to the 2021 K Street Loan.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS. Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 2021 K Street Loan and the
2021 K Street Property is set forth on Appendix II hereto.

                                     III-32

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 8 - MILLENNIUM FINANCIAL CENTER
--------------------------------------------------------------------------------

                                [PHOTOS OMMITED]

                                     III-33

--------------------------------------------------------------------------------
                MORTGAGE LOAN NO. 8 - MILLENNIUM FINANCIAL CENTER
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     III-34

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:             $34,500,000
CUT-OFF DATE BALANCE:         $34,500,000
LOAN PURPOSE:                 Refinance
SHADOW RATING (FITCH/S&P):    NAP
FIRST PAYMENT DATE:           June 1, 2006
INTEREST RATE:                5.955%
AMORTIZATION:                 Interest Only through May 1, 2009. Principal and
                              interest payments of $173,584.11 beginning June 1,
                              2009 through the anticipated maturity date.
ARD:                          May 1, 2016
HYPERAMORTIZATION:            After the ARD, the loan interest rate steps up to
                              the greater of (i) 8.45% or (ii) the 10-year on
                              the run U.S. Treasury Issue rounded to the nearest
                              basis point plus 2.50%.
MATURITY DATE:                May 1, 2036
EXPECTED ARD BALANCE:         $31,203,896
SPONSORS:                     Walter Isenberg, Rob Cohen, Dakotah Investments,
                              LLC, Oxford 2005 LLLP
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Locked out until the earlier of June 1, 2010 or 2
                              years after the REMIC "start-up" day, with U.S.
                              Treasury defeasance thereafter. Prepayable without
                              penalty from and after April 1,
                              2016.
LOAN PER SF:                  $258.76
UP-FRONT RESERVES:            RE Tax:$13,208
                              TI/LC: $295,780
ONGOING RESERVES:             RE Tax:$27,618 / month
                              Insurance:Springing
                              TI/LC: $32,264 / month
LOCKBOX:                      Soft, Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                                Single Asset
PROPERTY TYPE:                                         Office
PROPERTY SUB-TYPE:                                     Urban
LOCATION:                                              Denver, CO
YEAR BUILT/RENOVATED:                                  2000 / NAP
PERCENT LEASED(1):                                     100.0%
SQUARE FOOTAGE:                                        133,328
THE COLLATERAL:                                        A 6-story office building
OWNERSHIP INTEREST:                                    Fee
PROPERTY MANAGEMENT:                                   Sage Oxford, Inc.
3RD MOST RECENT NET OP. INCOME:                        $3,077,088
2ND MOST RECENT NET OP. INCOME:                        $3,125,492
MOST RECENT NET OP. INCOME:                            $3,232,193
U/W NET OP. INCOME:                                    $3,055,863
U/W NET CASH FLOW:                                     $2,895,870
U/W OCCUPANCY:                                         95.0%
APPRAISED VALUE:                                       $45,900,000
CUT-OFF DATE LTV:                                      75.2%
ARD LTV:                                               68.0%
DSCR:                                                  1.39x
POST IO DSCR:                                          1.17x
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated April 30, 2006.

THE MILLENNIUM FINANCIAL CENTER LOAN

     THE LOAN. The seventh largest loan (the "Millennium Financial Center Loan")
as evidenced by the Secured Promissory Note (the "Millennium Financial Center
Note") is secured by a first priority fee Deed of Trust, Security Agreement and
Assignment Rents (the "Millennium Financial Center Mortgage") encumbering the
133,328 square foot office building known as Millennium Financial Center, located in Denver, Colorado (the "Millennium Financial Center Property"). The
Millennium Financial Center Loan was originated on May 2, 2006 by or on behalf of Principal Commercial Funding II, LLC.

     THE BORROWER. The borrower is Millennium Financial Center Holdings, LLC, a two-tier special purpose entity (the "Millennium Financial Center Borrower").
The Millennium Financial Center Borrower is primarily owned by MFC
Manager-Oxford 2005, LLC (32.3%), Wazee Street Holdings, LLC (32.3%), and 1550
Seventeenth Street, LLC (18.3%). The remaining 17.2% is owned by Class B members with no voting rights and consists of three individuals and one entity. The liability carve-outs are guaranteed by Oxford 2005,

                                     III-35

LLLP and Dakotah Investments, LLC, two entities controlled by Walter Isenberg and Rob Cohen. Each entity is required to maintain minimum liquid assets of at least $1MM and a minimum net worth of at least $4MM throughout the term of the
Millennium Financial Center Loan.

     THE PROPERTY. The Millennium Financial Center Property is a 133,328 square foot office building consisting of six above ground stories and a below grade parking structure. The first floor is predominately retail space. The parking garage is five levels, all below ground, and provides 265 total spaces
(2.00/1,000 square feet). The Millennium Financial Center Property was constructed in 2000 and is located on 0.58 acres of land. The Millennium
Financial Center Property is located in the Denver CBD. More specifically, it is on the southeast corner of 17th Street and Wazee Street in historic Lower
Downtown (LoDo). The Millennium Financial Center is three blocks from Coors
Field, within walking distance of the Pepsi Center and is one block from Union
Station, which is in the process of a $1 billion-plus redevelopment as Metro
Denver's intermodal transportation center.

                             LEASE ROLLOVER SCHEDULE

                                  AVERAGE                                           % OF TOTAL
                                UNDERWRITTEN                                       UNDERWRITTEN       CUMULATIVE % OF TOTAL
                # OF LEASES   BASE RENT PER SF   % OF TOTAL SF    CUMULATIVE %     BASE RENTAL      UNDERWRITTEN BASE RENTAL
     YEAR         ROLLING         ROLLING           ROLLING      OF SF ROLLING   REVENUES ROLLING       REVENUES ROLLING
----------------------------------------------------------------------------------------------------------------------------

    Vacant           0             $ 0.00              0%               0%               0%                     0%
     MTM             0             $ 0.00              0%               0%               0%                     0%
     2006            0             $ 0.00              0%               0%               0%                     0%
     2007            0             $ 0.00              0%               0%               0%                     0%
     2008            0             $ 0.00              0%               0%               0%                     0%
     2009            0             $ 0.00              0%               0%               0%                     0%
     2010            0             $ 0.00              0%               0%               0%                     0%
     2011            2             $28.68              2%               2%               2%                     2%
     2012            7             $22.75             68%              70%              67%                    70%
     2013            6             $23.08             30%             100%              30%                   100%
     2014            0             $ 0.00              0%             100%               0%                   100%
     2015            0             $ 0.00              0%             100%               0%                   100%
2016 & Beyond        0             $ 0.00              0%             100%               0%                   100%

     The following table presents certain information relating to the major tenants at the Millennium Financial Center Property:

                             CREDIT                                        % OF TOTAL     ANNUALIZED
                             RATING                         ANNUALIZED     ANNUALIZED    UNDERWRITTEN
                            (FITCH/       TENANT   % OF    UNDERWRITTEN   UNDERWRITTEN     BASE RENT       LEASE
      TENANT NAME         MOODY'S/S&P)     NRSF    NRSF   BASE RENT ($)     BASE RENT    ($ PER NRSF)    EXPIRATION
-------------------------------------------------------------------------------------------------------------------

Davis, Graham, & Stubbs     --/--/--      90,563     68%    $2,065,007          67%         $22.80       09/30/2012
                            --/--/--      37,267     28%    $  872,020          29%         $23.40       12/31/2013
Insurance Management
-------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   127,830     96%    $2,937,027          96%         $22.98
-------------------------------------------------------------------------------------------------------------------
Other Tenants                  NAP         5,498      4%    $  127,164           4%         $23.13        Various
                               NAP             0      0%    $        0           0%         $ 0.00          NAP
Vacant Space
-------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                   133,328    100%    $3,064,191       100.0%         $22.98
-------------------------------------------------------------------------------------------------------------------

     ESCROWS AND RESERVES. A $295,780 initial TI/LC escrow was collected at closing and the Millennium Financial Center Borrower is required to escrow a monthly amount of $32,264 to cover TI/LC's related to Davis, Graham, & Stubbs space. The Millennium Financial Center Borrower is required to escrow real estate taxes monthly. The amounts shown are the current monthly collections.
Upon occurrence of an event of default, the Millennium Financial Center Borrower is required to deposit monthly 1/12 of the estimated annual insurance premium costs.

     LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the
Millennium Financial Center Loan. The lockbox will spring to hard in the event of default.

     PROPERTY MANAGEMENT. The Millennium Financial Center Property is managed by
Sage Oxford, Inc. which is an affiliate of the Millennium Financial Center
Borrower. The management agreement is subordinate to the Millennium Financial
Center Loan. Walter Isenberg is the co-founder of Sage Hospitality Resources and serves as the company's President and CEO. Sage Oxford, Inc., an affiliate

                                     III-36

of Sage Hospitality Resources manages and leases the Millennium Financial Center
Property. Sage Oxford, Inc. specializes in the operations, development, and capital transactions of hospitality real estate. Sage Oxford, Inc. owns and operates 44 hotels in 19 states, ranging from large, urban full-service hotels to smaller, limited-service suburban properties. Mr. Isenberg directs all company operations, including hotel development, asset management, and property management. Sage Oxford, Inc. has been managing the property since it was built in 2000.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Millennium Financial Center
Loan and the Millennium Financial Center Property is set forth on Appendix II hereto.

                                     III-37

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     III-38

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 9 - NOKIA BUILDING
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                     III-39

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 9 - NOKIA BUILDING
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     III-40

--------------------------------------------------------------------------------
                      MORTGAGE LOAN NO. 9 - NOKIA BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:                               $32,000,000
CUT-OFF DATE BALANCE:                           $32,000,000
LOAN PURPOSE:                                   Refinance
SHADOW RATING (FITCH/S&P):                      BBB- / BBB-
FIRST PAYMENT DATE:                             August 1, 2006
INTEREST RATE:                                  6.080%
AMORTIZATION:                                   Interest Only
ARD:                                            July 1, 2016
HYPERAMORTIZATION:                              After the ARD, the loan interest
                                                rate steps up to the greater of
                                                (i) 6.08%  plus 2.50% or (ii)
                                                the 10 year on the run U.S.
                                                Treasury Issue rounded to the
                                                nearest basis point plus 2.50%.
MATURITY DATE:                                  July 1, 2036
EXPECTED ARD BALANCE:                           $32,000,000
SPONSORS:                                       Miller Brothers Investments,
                                                LLC, Anthony Miller, Arten
                                                Miller, Miller Brothers Scripps
                                                Summit Drive, LLC
INTEREST CALCULATION:                           Actual/360
CALL PROTECTION:                                Prepayable at any time with the
                                                greater of a yield maintenance
                                                penalty and 1% of the
                                                outstanding principal balance
                                                being prepaid.  Prepayable
                                                without penalty from and after
                                                June 1, 2016.
LOAN PER SF:                                    $167.68
UP-FRONT RESERVES:                              None
ONGOING RESERVES:                               RE Tax:    Springing
                                                Insurance: Springing
                                                TI/LC:     Springing
LOCKBOX:                                        Soft, Springing to Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                          Single Asset
PROPERTY TYPE:                                   Office
PROPERTY SUB-TYPE:                               Suburban
LOCATION:                                        San Diego, CA
YEAR BUILT/RENOVATED:                            1999 / NAP
PERCENT LEASED(1):                               100.0%
SQUARE FOOTAGE:                                  190,837
THE COLLATERAL:                                  A 3-story, single tenant office
                                                 building
OWNERSHIP INTEREST:                              Fee
PROPERTY MANAGEMENT:                             Miller Brothers Scripps Summit
                                                 Drive, LLC
3RD MOST RECENT NET OP. INCOME:                  $4,163,005
2ND MOST RECENT NET OP. INCOME:                  $4,304,866
MOST RECENT NET OP. INCOME:                      $4,363,325
U/W NET OP. INCOME:                              $4,239,914
U/W NET CASH FLOW:                               $3,999,221
U/W OCCUPANCY:                                   95.0%
APPRAISED VALUE:                                 $64,400,000
CUT-OFF DATE LTV:                                49.7%
ARD LTV:                                         49.7%
DSCR:                                            2.03x
POST IO DSCR:                                    NAP
--------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated June 23, 2006.

THE NOKIA BUILDING LOAN

     THE LOAN. The eighth largest loan (the "Nokia Building Loan") as evidenced by the Secured Promissory Note (the "Nokia Building Note") is secured by a first priority fee Mortgage and Security Agreement, Assignment of Deed of Trust and
Assignment of Leases and Rents (the "Nokia Building Mortgage") encumbering a
3-story office building containing 188,337 square feet of NRA and an adjacent one-story 2,500 square foot lab building known as Nokia Building, located in San
Diego, California (the "Nokia Building Property"). The Nokia Building Loan was
originated on June 23, 2006 by or on behalf of Principal Commercial Funding II,
LLC.

     THE BORROWER. The borrower is Miller Brothers Scripps Summit Drive, LLC
(the "Nokia Building Borrower"). The Nokia Building Borrower is owned by The
Anthony and Lisa Miller Family Trust (50.0%) and Arlen Miller (50.0%). Anthony
Miller and Arlen Miller have a combined 43 years of commercial real estate experience. Anthony Miller and Arlen Miller represent the third generation of real estate professionals in the Miller Family Companies. The Miller Family has
been involved in real estate since 1933.

                                     III-41

     THE PROPERTY. The Nokia Building Property is a 3-story office building containing 188,337 square feet of NRA and an adjacent one-story 2,500 square feet lab building. The property was constructed in 1999 and is located on 12.21 acres of land. Amenities include a fitness center, a cafe, two tennis courts, a basketball court, and a sand volleyball court. The building also features 2 passenger elevators, 1 service elevator, and an enhanced security system. Onsite parking is provided for 708 vehicles (3.8/1,000 square feet). The Nokia Building
Property is located on Scripps Summit Drive within the Scripps Miramar Ranch section of San Diego. The property is located immediately east of I-15 and 14 miles north of downtown San Diego.

                             LEASE ROLLOVER SCHEDULE

                                                                                     % OF TOTAL
                                                                                    UNDERWRITTEN
                                    AVERAGE                                          BASE RENTAL    CUMULATIVE % OF TOTAL
                # OF LEASES    UNDERWRITTEN BASE    % OF TOTAL SF    CUMULATIVE %     REVENUES        UNDERWRITTEN BASE
    YEAR          ROLLING     RENT PER SF ROLLING      ROLLING      OF SF ROLLING      ROLLING     RENTAL REVENUES ROLLING
--------------------------------------------------------------------------------------------------------------------------

   Vacant            0               $ 0.00                0%               0%             0%                   0%
     MTM             0               $ 0.00                0%               0%             0%                   0%
    2006             0               $ 0.00                0%               0%             0%                   0%
    2007             0               $ 0.00                0%               0%             0%                   0%
    2008             0               $ 0.00                0%               0%             0%                   0%
    2009             0               $ 0.00                0%               0%             0%                   0%
    2010             1               $23.18              100%             100%           100%                 100%
    2011             0               $ 0.00                0%             100%             0%                 100%
    2012             0               $ 0.00                0%             100%             0%                 100%
    2013             0               $ 0.00                0%             100%             0%                 100%
    2014             0               $ 0.00                0%             100%             0%                 100%
    2015             0               $ 0.00                0%             100%             0%                 100%
2016 & Beyond        0               $ 0.00                0%             100%             0%                 100%

     The following table presents certain information relating to the major tenants at the Nokia Building Property:

                                                                                        % OF TOTAL     ANNUALIZED
                         CREDIT RATING                                 ANNUALIZED        ANNUALIZED   UNDERWRITTEN
                            (FITCH/                                UNDERWRITTEN BASE   UNDERWRITTEN    BASE RENT        LEASE
        TENANT NAME      MOODY'S/S&P)    TENANT NRSF   % OF NRSF       RENT ($)         BASE RENT     ($ PER NRSF)   EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

Nokia, Inc.                --/--/--         190,837      100%          $4,422,684           100%         $23.18      10/31/2010
Other Tenants                 NAP                 0        0%          $        0             0%         $ 0.00           NAP
Vacant Space                  NAP                 0        0%          $        0             0%         $ 0.00           NAP
TOTAL/WEIGHTED AVERAGE                      190,837      100%          $4,422,684           100%         $23.18

     ESCROWS AND RESERVES. In the event Nokia, Inc. does not exercise its first renewal option by October 1, 2009, the Nokia Building Borrower shall either post a letter of credit in the amount of $3,250,000 or deposit monthly escrow payments of $250,000 beginning October 1, 2009 through October 1, 2010. In the event Nokia, Inc. does not exercise its second renewal option by October 1,
2014, the Nokia Building Borrower shall either post a letter of credit in the amount of $3,250,000 or deposit monthly escrow payments of $250,000 beginning
October 1, 2014 through October 1, 2015. Upon occurrence of an event of default,
Commerce Street Associates, the Nokia Building Borrower is required to deposit monthly 1/12 of the estimated annual taxes and insurance premium costs.

     LOCKBOX AND CASH MANAGEMENT. A soft lockbox is in place with respect to the
Nokia Building Loan. The lockbox will spring to hard in the event of default.

     PROPERTY MANAGEMENT. The Nokia Building Property is managed by the Nokia
Building Borrower.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Future mezzanine financing is permitted subject to various conditions including: (i) the amount will not result in an aggregate LTV greater than 80% and DSCR less than 1.20x, (ii)
lender must approve the mezzanine lender and financing documents and will enter into an intercreditor agreement with mezzanine lender, and (iii) the ability to obtain mezzanine debt is personal to the current Nokia Building Borrower and any successor or assign of the Nokia Building Borrower under the Nokia Building
Loan.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the Nokia Building Loan and the
Nokia Building Property is set forth on Appendix II hereto.

                                     III-42

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 10 - THE RESERVE
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                     III-43

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 10 - THE RESERVE
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     III-44

--------------------------------------------------------------------------------
                       MORTGAGE LOAN NO. 10 - THE RESERVE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:            $25,000,000
CUT-OFF DATE BALANCE:        $25,000,000
LOAN PURPOSE:                Acquisition
SHADOW RATING (FITCH/S&P):   NAP
FIRST PAYMENT DATE:          July 1, 2006
INTEREST RATE:               6.270%
AMORTIZATION:                Interest Only
ARD:                         June 1, 2013
HYPERAMORTIZATION:           After the ARD, the loan interest rate steps up to
                             the greater of (i) 6.27% plus 2.00% or (ii) the 10
                             year on the run U.S. Treasury Issue rounded to the
                             nearest basis point plus 2.00%.
MATURITY DATE:               June 1, 2036
EXPECTED ARD BALANCE:        $25,000,000
SPONSORS:                    Larry Connor
INTEREST CALCULATION:        Actual/360
CALL PROTECTION:             Locked out until the earlier of July 1, 2010 or 2
                             years after the REMIC "start-up" day, with U.S.
                             Treasury defeasance thereafter. Prepayable without
                             penalty from and after May 1, 2013.
LOAN PER UNIT:               $83,056.48
UP-FRONT RESERVES:           RE Tax:      $339,723
                             Insurance:   $20,517
ONGOING RESERVES:            RE Tax:      $67,945 / month
                             Insurance:   $5,129 / month
LOCKBOX:                     None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
PROPERTY TYPE:                    Multifamily
PROPERTY SUB-TYPE:                Mid Rise
LOCATION:                         Dallas, TX
YEAR BUILT/RENOVATED:             1997 / NAP
PERCENT LEASED(1):                93.0%
UNITS:                            301
THE COLLATERAL:                   23, three-story apartment buildings
OWNERSHIP INTEREST:               Fee
PROPERTY MANAGEMENT:              The Conner Group
3RD MOST RECENT NET OP. INCOME:   NAP
2ND MOST RECENT NET OP. INCOME:   $1,967,202
MOST RECENT NET OP. INCOME:       $2,004,784
U/W NET OP. INCOME:               $2,048,086
U/W NET CASH FLOW:                $1,973,739
U/W OCCUPANCY:                    92.2%
APPRAISED VALUE:                  $34,000,000
CUT-OFF DATE LTV:                 73.5%
ARD LTV:                          73.5%
DSCR:                             1.24x
POST IO DSCR:                     NAP
--------------------------------------------------------------------------------

(1)  Percent leased is based on the rent roll dated May 4, 2006.

THE RESERVE LOAN

     THE LOAN. The ninth largest loan ("The Reserve Loan") as evidenced by the
Secured Promissory Note ("The Reserve Note") is secured by a first priority fee
Deed of Trust, Security Agreement, and Assignment of Rents ("The Reserve
Mortgage") encumbering the 301 unit multifamily apartment complex known as The
Reserve, located in Dallas, Texas ("The Reserve Property"). The Reserve Loan was
originated on May 9, 2006 by or on behalf of Principal Commercial Funding II,
LLC.

     THE BORROWER. The borrower is a tenant-in-common structure which consists of The Reserve Apartments Limited Partnership and Arbors/Reserve Limited
Partnership ("The Reserve Borrower"). Each tenant-in-common structure owns a 50%
undivided tenant-in-common interest in The Reserve Property. The managing partner and carve-out guarantor of The Reserve Loan is Larry Connor. Mr. Connor has 25 years of real estate experience.

     THE PROPERTY. The Reserve Property is a multi-family apartment complex containing 301 units within 23, three-story buildings. The property was constructed in 1997. The property is located on 11.63 acres of land and onsite parking is provided for 504 vehicles (1.67/unit). The Reserve Property is located at 13907 Montfort Drive, Dallas, Dallas County, Texas. It is located between Southern Boulevard and Spring Valley Road approximately 1.5 blocks east of the North Dallas Toll Road. The Galleria Mall is approximately 3

                                     III-45

blocks to the southwest of the property where Interstate 635 (LBJ Freeway) and the Dallas North Toll Road intersect. The Galleria Mall is anchored by Saks
Fifth Avenue, Tiffany & Co., Nordstrom, and Macy's.

                                                                         AVERAGE MONTHLY
UNIT TYPE   NUMBER OF UNITS   PERCENT LEASED (1)   AVERAGE SF PER UNIT    RENT PER UNIT    AVERAGE ANNUAL RENT PER SF
---------------------------------------------------------------------------------------------------------------------

1-Bedroom          165                  95%                  828             $  819                   $12
2-Bedroom          136                  91%                1,376             $1,214                   $11
---------------------------------------------------------------------------------------------------------------------
TOTAL              301                  93%                1,076             $1,011                   $11
---------------------------------------------------------------------------------------------------------------------

(1)  Percent Leased is based on the rent roll dated May 4, 2006

     ESCROWS AND RESERVES. The Reserve Borrower is required to escrow 1/12 of annual real estate taxes and insurance premiums monthly.

     LOCKBOX AND CASH MANAGEMENT. None.

     PROPERTY MANAGEMENT. The Reserve Property is managed by The Connor Group, which is an affiliate of The Reserve Borrower. The management agreement is subordinate to The Reserve Loan. The Connor Group was established in 1991 and currently manages over 10,000 units in six cities. The Connor Group and related partnerships have owned and operated 52 apartment communities since 1991. They currently own 38 properties comprised of 10,159 units. The properties are located in Dallas, Atlanta, Indianapolis, Columbus, Cincinnati and Dayton. The
Connor Group has approximately 250 employees.

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding The Reserve Loan and The Reserve
Property is set forth on Appendix II hereto.

                                     III-46

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 11 - 150 HILLSIDE AVENUE
--------------------------------------------------------------------------------

                                [PHOTOS OMITTED]

                                     III-47

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 11 - 150 HILLSIDE AVENUE
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

                                     III-48

--------------------------------------------------------------------------------
                   MORTGAGE LOAN NO. 11 - 150 HILLSIDE AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL BALANCE:             $23,830,000
CUT-OFF DATE BALANCE:         $23,830,000
LOAN PURPOSE:                 Refinance
SHADOW RATING (FITCH/S&P):    NAP
FIRST PAYMENT DATE:           July 1, 2006
INTEREST RATE:                6.387%
AMORTIZATION:                 Interest Only through June 1, 2008. Principal and
                              interest payments of $148,855.28 beginning July 1,
                              2008 through the anticipated repayment date.
ARD:                          June 1, 2018
HYPERAMORTIZATION:            After the ARD, the loan interest rate steps up to
                              8.3870%.
MATURITY DATE:                June 1, 2036
EXPECTED ARD BALANCE:         $20,470,917
SPONSORS:                     Alan Weissman & Alfred Weissman
INTEREST CALCULATION:         Actual/360
CALL PROTECTION:              Locked out until the earlier of July 1, 2009 or 2
                              years after the REMIC "start-up" date with U.S.
                              Treasury defeasance thereafter. Prepayable without
                              penalty from and after May 1, 2018.
LOAN PER SF:                  $187.16
UP-FRONT RESERVES:            RE Tax:   $113,172
                              TI/LC:    $2,287,835
                              Other:    $5,000,000
ONGOING RESERVES:             RE Tax:      $28,252 / month
                              Insurance:   Springing
                              Cap Ex:      Springing
                              TI/LC:       Springing
LOCKBOX:                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:       Single Asset
PROPERTY TYPE:                Office
PROPERTY SUB-TYPE:            Suburban
LOCATION:                     White Plains, NY
YEAR BUILT/RENOVATED:         1989, 2000-2004 / NAP
PERCENT LEASED(1):            97.5%
SQUARE FOOTAGE:               127,325
THE COLLATERAL:               Class A office building
OWNERSHIP INTEREST:           Fee
PROPERTY MANAGEMENT:          Alfred Weissman Real Estate, Inc.
3RD MOST RECENT NET OP.       NAP
INCOME:
2ND MOST RECENT NET OP.       NAP
INCOME:
MOST RECENT NET OP. INCOME:   $910,273
U/W NET OP. INCOME:           $2,266,800
U/W NET CASH FLOW:            $2,153,866
U/W OCCUPANCY:                92.5%
APPRAISED VALUE(2):           $32,000,000
CUT-OFF DATE LTV:             74.5%
ARD LTV:                      64.0%
DSCR:                         1.40x
POST IO DSCR:                 1.21x
--------------------------------------------------------------------------------

(1)  Percent leased is based on the rent roll dated June 1, 2006.

(2)  Stabilized value as of November 1, 2006, the projected occupancy date of
     ComStock, Inc. The as-is value as of March 24, 2006 is $26,000,000.

THE 150 HILLSIDE AVENUE LOAN

     THE LOAN. The tenth largest loan (the "150 Hillside Avenue Loan") is evidenced by one promissory note and is secured by a first priority mortgage on the 150 Hillside Avenue office building located in White Plains, New York (the
"150 Hillside Property"). The 150 Hillside Loan was originated on May 12, 2006 by Bear Stearns Commercial Mortgage, Inc.

     THE BORROWER. The borrower is 150 Hillside Avenue Members, LLC, a Delaware limited liability company (the "150 Hillside Avenue Borrower") that owns no material asset other than the 150 Hillside Avenue Property and related interests. The 150 Hillside Avenue Borrower is indirectly owned by Alfred
Weissman (50%) and Alan Weissman (50%). Alfred and Alan Weissman, through Alfred
Weissman Real Estate, Inc., develop and manage properties throughout New York and Georgia and currently have a portfolio of over twenty properties.

                                     III-49

     THE PROPERTY. The 150 Hillside Avenue Property is a class A, 127,325 square foot office building located in White Plains, New York. The property is situated at 150 Hillside Avenue on Route 100, approximately 1 mile from the I-287 interchange in Westchester County. The 150 Hillside Avenue Property is currently approximately 98% leased to four tenants. The largest tenant, the Dannon
Company, occupies approximately 56% of the total net rentable area under a lease through September 2017. The second largest tenant, ComStock, Inc., recently signed a lease for 46,316 square feet through October 2019 and is currently building out their space. Comstock Inc., a subsidiary of Interactive Data
Corporation (NYSE: IDC), is expected to take occupancy in November 2006. The third major tenant is the NYS Environmental Conservation. Investment grade rated tenants or their affiliates account for approximately 61% of the net rentable area and 64% of the in place base rent.

                             LEASE ROLLOVER SCHEDULE

                             AVERAGE                                         % OF TOTAL        CUMULATIVE % OF
                  # OF     UNDERWRITTEN                                     UNDERWRITTEN     TOTAL UNDERWRITTEN
                 LEASES   BASE RENT PER   % OF TOTAL SF    CUMULATIVE %      BASE RENTAL         BASE RENTAL
     YEAR       ROLLING     SF ROLLING       ROLLING      OF SF ROLLING   REVENUES ROLLING    REVENUES ROLLING
---------------------------------------------------------------------------------------------------------------

    Vacant         1          $ 0.00             2%              2%                0%                  0%
      MTM          0          $ 0.00             0%              2%                0%                  0%
     2006          0          $ 0.00             0%              2%                0%                  0%
     2007          1          $ 0.00             0%              2%                0%                  0%
     2008          0          $ 0.00             0%              2%                0%                  0%
     2009          0          $ 0.00             0%              2%                0%                  0%
     2010          0          $ 0.00             0%              2%                0%                  0%
     2011          0          $ 0.00             0%              2%                0%                  0%
     2012          0          $ 0.00             0%              2%                0%                  0%
     2013          0          $ 0.00             0%              2%                0%                  0%
     2014          0          $ 0.00             0%              2%                0%                  0%
     2015          0          $ 0.00             0%              2%                0%                  0%
2016 & Beyond      3          $27.29            98%            100%              100%                100%

     The following table presents certain information relating to the tenants at the 150 Hillside Avenue Property:

                                                                                % OF TOTAL      ANNUALIZED
                          CREDIT RATING                        ANNUALIZED       ANNUALIZED    UNDERWRITTEN
                               (FITCH/     TENANT    % OF      UNDERWRITTEN    UNDERWRITTEN      BASE RENT      LEASE
     TENANT NAME         MOODY'S/S&P)(1)   NRSF      NRSF(2)   BASE RENT ($)   BASE RENT      ($ PER NRSF)    EXPIRATION
------------------------------------------------------------------------------------------------------------------------

The Dannon Company           --/A1/A+       70,920      56%      $1,997,350          59%          $28.16      09/30/2017
ComStock, Inc.               --/--/--       46,316      36%      $1,204,216          36%          $26.00      10/31/2019
NYS Environmental           AA-/Aa3/AA
Conservation                                 6,920       5%      $  186,954           6%          $27.02      04/30/2016
Cablevision                  --/--/--            0       0%      $    1,200           0%            NAP       10/31/2007
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     124,156      98%      $3,389,721         100%          $27.30
------------------------------------------------------------------------------------------------------------------------
Other Tenants                   NAP              0       0%      $        0           0%          $ 0.00         NAP
Vacant Space                    NAP          3,169       2%      $        0           0%          $ 0.00         NAP
------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                     127,325     100%      $3,389,721         100%          $26.62
------------------------------------------------------------------------------------------------------------------------

(1)  Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     ESCROWS AND RESERVES. Reserves of $7,287,835 were collected at origination associated with the Comstock tenants. $2,287,835 was held back for certain tenant improvements and leasing commissions associated with the build out of
Comstock's space. The Other Reserve of $5,000,000 shall be held by the lender as additional collateral for the 150 Hillside Avenue Loan and released upon receipt of a tenant estoppel certificate certifying that Comstock is in occupancy, open for business, no default has occurred under the lease and all 150 Hillside
Avenue Borrower work required under the lease has been substantially completed.
The 150 Hillside Avenue Borrower is required to escrow 1/12 of annual real estate taxes monthly. Insurance reserves spring if the 150 Hillside Avenue
Borrower fails to provide evidence of payment and EOD. A Cap Ex reserve equal to
1/12 of an annual replacement reserve amount of $0.20 per square foot springs if the 150 Hillside Avenue Borrower fails to provide evidence of property maintenance. Beginning on June 1, 2015, the 150 Hillside Avenue Borrower shall make monthly TI/LC escrow payments of $55,000.

     LOCKBOX AND CASH MANAGEMENT. A hard lockbox is in place with respect to the
150 Hillside Avenue Loan.

     PROPERTY MANAGEMENT. The 150 Hillside Avenue Property is managed by Alfred
Weissman Real Estate, Inc., an affiliate of the 150 Hillside Avenue Borrower.

                                     III-50

     MEZZANINE LOAN AND PREFERRED EQUITY INTEREST. Not allowed.

     ADDITIONAL SECURED INDEBTEDNESS (NOT INCLUDING TRADE DEBTS). Not allowed.

     RELEASE OF PARCELS. Not allowed.

     Certain additional information regarding the 150 Hillside Avenue Loan and the 150 Hillside Avenue Property is set forth on Appendix II hereto.

                                     III-51

                                                                                           For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                           MORGAN STANLEY CAPITAL I INC.                                (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2006-TOP23                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 09/12/2006
COLUMBIA, MD 21045-1951    DETERMINATION DATE: 09/05/2006                                  RECORD DATE:  08/31/2006

                           DISTRIBUTION DATE STATEMENT

--------------------------------------------------------------------------------

STATEMENT SECTIONS                                                       PAGE(s)
---------------------------------------------------------               --------
Certificate Distribution Detail                                             2
Certificate Factor Detail                                                   3
Reconciliation Detail                                                       4
Other Required Information                                                  5
Cash Reconciliation Detail                                                  6
Ratings Detail                                                              7
Current Mortgage Loan and Property Stratification Tables                 8 - 10
Mortgage Loan Detail                                                       11
NOI Detail                                                                 12
Principal Prepayment Detail                                                13
Historical Detail                                                          14
Delinquency Loan Detail                                                    15
Specially Serviced Loan Detail                                          16 - 17
Modified Loan Detail                                                       18
Historical Liquidated Loan Detail                                          19
Historical Bond / Collateral Realized Loss Reconciliation                  20
Interest Shortfall Reconciliation Detail                                21 - 22
Defeased Loan Detail                                                       23
Supplemental Reporting                                                     24
--------------------------------------------------------------------------------

             DEPOSITOR                            MASTER SERVICER                       SPECIAL SERVICER
-----------------------------------   ---------------------------------------   --------------------------------

Morgan Stanley Capital I Inc.         Wells Fargo Bank, N.A.                    ARCap Servicing, Inc.
1585 Broadway                         1320 Willow Pass Road, Suite 300          5221 N. O'Connor Blvd., Ste. 600
New York, NY 10036                    Concord, CA 94520                         Irving, TX 75039

Contact: General Information Number   Contact: Myung J. Nam                     Contact: Chris Crouch
Phone Number: (212) 761-4700          Email: investorreporting@wellsfargo.com   Phone Number: (972) 868-5300
-----------------------------------   ---------------------------------------   --------------------------------

This report has been compiled from information provided to Wells Fargo Bank,
N.A. by various third parties, which may include the Master Servicer, Special
Servicer and others. Wells Fargo Bank, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright 2005, Wells Fargo Bank, N.A.                              Page 1 of 24

                                                                                           For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                           MORGAN STANLEY CAPITAL I INC.                                (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2006-TOP23                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 09/12/2006
COLUMBIA, MD 21045-1951    DETERMINATION DATE: 09/05/2006                                  RECORD DATE:  08/31/2006

                         CERTIFICATE DISTRIBUTION DETAIL

----------------------------------------------------------------------------
               Pass-Through  Original  Beginning    Principal     Interest
Class   CUSIP      Rate       Balance   Balance   Distribution  Distribution
----------------------------------------------------------------------------

  A-1              0.000000%     0.00       0.00          0.00          0.00
  A-2              0.000000%     0.00       0.00          0.00          0.00
  A-3              0.000000%     0.00       0.00          0.00          0.00
 A-AB              0.000000%     0.00       0.00          0.00          0.00
  A-4              0.000000%     0.00       0.00          0.00          0.00
  A-M              0.000000%     0.00       0.00          0.00          0.00
  A-J              0.000000%     0.00       0.00          0.00          0.00
   B               0.000000%     0.00       0.00          0.00          0.00
   C               0.000000%     0.00       0.00          0.00          0.00
   D               0.000000%     0.00       0.00          0.00          0.00
   E               0.000000%     0.00       0.00          0.00          0.00
   F               0.000000%     0.00       0.00          0.00          0.00
   G               0.000000%     0.00       0.00          0.00          0.00
   H               0.000000%     0.00       0.00          0.00          0.00
   J               0.000000%     0.00       0.00          0.00          0.00
   K               0.000000%     0.00       0.00          0.00          0.00
   L               0.000000%     0.00       0.00          0.00          0.00
   M               0.000000%     0.00       0.00          0.00          0.00
   N               0.000000%     0.00       0.00          0.00          0.00
   O               0.000000%     0.00       0.00          0.00          0.00
   P               0.000000%     0.00       0.00          0.00          0.00
  R-I              0.000000%     0.00       0.00          0.00          0.00
 R-II              0.000000%     0.00       0.00          0.00          0.00
 R-III             0.000000%     0.00       0.00          0.00          0.00
----------------------------------------------------------------------------
Totals                           0.00       0.00          0.00          0.00
============================================================================

--------------------------------------------------------------------------
                     Realized Loss/                             Current
        Prepayment  Additional Trust      Total      Ending  Subordination
Class     Premium     Fund Expenses   Distribution  Balance    Level (1)
--------------------------------------------------------------------------

  A-1         0.00              0.00          0.00     0.00           0.00
  A-2         0.00              0.00          0.00     0.00           0.00
  A-3         0.00              0.00          0.00     0.00           0.00
 A-AB         0.00              0.00          0.00     0.00           0.00
  A-4         0.00              0.00          0.00     0.00           0.00
  A-M         0.00              0.00          0.00     0.00           0.00
  A-J         0.00              0.00          0.00     0.00           0.00
   B          0.00              0.00          0.00     0.00           0.00
   C          0.00              0.00          0.00     0.00           0.00
   D          0.00              0.00          0.00     0.00           0.00
   E          0.00              0.00          0.00     0.00           0.00
   F          0.00              0.00          0.00     0.00           0.00
   G          0.00              0.00          0.00     0.00           0.00
   H          0.00              0.00          0.00     0.00           0.00
   J          0.00              0.00          0.00     0.00           0.00
   K          0.00              0.00          0.00     0.00           0.00
   L          0.00              0.00          0.00     0.00           0.00
   M          0.00              0.00          0.00     0.00           0.00
   N          0.00              0.00          0.00     0.00           0.00
   O          0.00              0.00          0.00     0.00           0.00
   P          0.00              0.00          0.00     0.00           0.00
  R-I         0.00              0.00          0.00     0.00           0.00
 R-II         0.00              0.00          0.00     0.00           0.00
 R-III        0.00              0.00          0.00     0.00           0.00
--------------------------------------------------------------------------
Totals        0.00              0.00          0.00     0.00           0.00
==========================================================================

-------------------------------------------------------------------------------------------------
                            Original  Beginning                                           Ending
              Pass-Through  Notional   Notional    Interest    Prepayment      Total     Notional
Class  CUSIP      Rate       Amount     Amount   Distribution    Premium   Distribution   Amount
-------------------------------------------------------------------------------------------------

  X               0.000000%     0.00       0.00          0.00        0.00          0.00      0.00
-------------------------------------------------------------------------------------------------

(1)  Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).

Copyright 2005, Wells Fargo Bank, N.A.                              Page 2 of 24

                                                                                           For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                       MORGAN STANLEY CAPITAL I INC.                                     (301) 815-6600
WELLS FARGO BANK, N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                     SERIES 2006-TOP23                                       @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 09/12/2006
COLUMBIA, MD 21045-1951    DETERMINATION DATE: 09/05/2006                                  RECORD DATE:  08/31/2006

                            CERTIFICATE FACTOR DETAIL

---------------------------------------------------------------------------------------------------------
                                                                         Realized Loss/
                 Beginning     Principal      Interest     Prepayment   Additional Trust
Class   CUSIP     Balance    Distribution   Distribution     Premium      Fund Expenses    Ending Balance
---------------------------------------------------------------------------------------------------------

 A-1            0.00000000     0.00000000     0.00000000   0.00000000         0.00000000       0.00000000
 A-2            0.00000000     0.00000000     0.00000000   0.00000000         0.00000000       0.00000000
 A-3            0.00000000     0.00000000     0.00000000   0.00000000         0.00000000       0.00000000
 A-AB           0.00000000     0.00000000     0.00000000   0.00000000         0.00000000       0.00000000
 A-4            0.00000000     0.00000000     0.00000000   0.00000000         0.00000000       0.00000000
 A-M            0.00000000     0.00000000     0.00000000   0.00000000         0.00000000       0.00000000
 A-J            0.00000000     0.00000000     0.00000000   0.00000000         0.00000000       0.00000000
  B             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000       0.00000000
  C             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000       0.00000000
  D             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000       0.00000000
  E             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000       0.00000000
  F             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000       0.00000000
  G             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000       0.00000000
  H             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000       0.00000000
  J             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000       0.00000000
  K             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000       0.00000000
  L             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000       0.00000000
  M             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000       0.00000000
  N             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000       0.00000000
  O             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000       0.00000000
  P             0.00000000     0.00000000     0.00000000   0.00000000         0.00000000       0.00000000
 R-I            0.00000000     0.00000000     0.00000000   0.00000000         0.00000000       0.00000000
 R-II           0.00000000     0.00000000     0.00000000   0.00000000         0.00000000       0.00000000
R-III           0.00000000     0.00000000     0.00000000   0.00000000         0.00000000       0.00000000
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------
                 Beginning                                   Ending
                 Notional      Interest      Prepayment     Notional
Class   CUSIP     Amount     Distribution      Premium       Amount
---------------------------------------------------------------------
  X             0.00000000     0.00000000     0.00000000   0.00000000
---------------------------------------------------------------------

Copyright 2005, Wells Fargo Bank, N.A.                              Page 3 of 24

                                                                                           For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                       MORGAN STANLEY CAPITAL I INC.                                     (301) 815-6600
WELLS FARGO BANK, N.A.         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                     SERIES 2006-TOP23                                       @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 09/12/2006
COLUMBIA, MD 21045-1951    DETERMINATION DATE: 09/05/2006                                  RECORD DATE:  08/31/2006

                              RECONCILIATION DETAIL

                                 ADVANCE SUMMARY

P & I Advances Outstanding                                   0.00
Master Servicing Advances Outstanding                        0.00
Reimbursements for Interest on P & I
Advances paid from general collections                       0.00
Reimbursements for Interest on Master Servicing
Advances paid from general collections                       0.00

                          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                 0.00
Less Master Servicing Fees on Delinquent Payments            0.00
Less Reductions to Master Servicing Fees                     0.00
Plus Master Servicing Fees on Delinquent Payments Received   0.00
Plus Adjustments for Prior Master Servicing Calculation      0.00
Total Master Servicing Fees Collected                        0.00

CERTIFICATE INTEREST RECONCILIATION

-----------------------------------------------------------------------------------------------------------------------------------
                                     Net                                                                                Remaining
                                  Aggregate                   Distributable                                               Unpaid
                     Accrued     Prepayment   Distributable    Certificate                Additional                  Distributable
         Accrual   Certificate    Interest     Certificate       Interest      WAC CAP    Trust Fund     Interest      Certificate
 Class     Days      Interest     Shortfall      Interest       Adjustment    Shortfall    Expenses    Distribution      Interest
-----------------------------------------------------------------------------------------------------------------------------------

  A-1          0          0.00         0.00            0.00            0.00        0.00         0.00           0.00            0.00
  A-2          0          0.00         0.00            0.00            0.00        0.00         0.00           0.00            0.00
  A-3          0          0.00         0.00            0.00            0.00        0.00         0.00           0.00            0.00
 A-AB          0          0.00         0.00            0.00            0.00        0.00         0.00           0.00            0.00
  A-4          0          0.00         0.00            0.00            0.00        0.00         0.00           0.00            0.00
  A-M          0          0.00         0.00            0.00            0.00        0.00         0.00           0.00            0.00
  A-J          0          0.00         0.00            0.00            0.00        0.00         0.00           0.00            0.00
   X           0          0.00         0.00            0.00            0.00        0.00         0.00           0.00            0.00
   B           0          0.00         0.00            0.00            0.00        0.00         0.00           0.00            0.00
   C           0          0.00         0.00            0.00            0.00        0.00         0.00           0.00            0.00
   D           0          0.00         0.00            0.00            0.00        0.00         0.00           0.00            0.00
   E           0          0.00         0.00            0.00            0.00        0.00         0.00           0.00            0.00
   F           0          0.00         0.00            0.00            0.00        0.00         0.00           0.00            0.00
   G           0          0.00         0.00            0.00            0.00        0.00         0.00           0.00            0.00
   H           0          0.00         0.00            0.00            0.00        0.00         0.00           0.00            0.00
   J           0          0.00         0.00            0.00            0.00        0.00         0.00           0.00            0.00
   K           0          0.00         0.00            0.00            0.00        0.00         0.00           0.00            0.00
   L           0          0.00         0.00            0.00            0.00        0.00         0.00           0.00            0.00
   M           0          0.00         0.00            0.00            0.00        0.00         0.00           0.00            0.00
   N           0          0.00         0.00            0.00            0.00        0.00         0.00           0.00            0.00
   O           0          0.00         0.00            0.00            0.00        0.00         0.00           0.00            0.00
   P           0          0.00         0.00            0.00            0.00        0.00         0.00           0.00            0.00
-----------------------------------------------------------------------------------------------------------------------------------
Totals                    0.00         0.00            0.00            0.00        0.00         0.00           0.00            0.00
===================================================================================================================================

Copyright 2005, Wells Fargo Bank, N.A.                              Page 4 of 24

                                                                                           For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                           MORGAN STANLEY CAPITAL I INC.                                (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2006-TOP23                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 09/12/2006
COLUMBIA, MD 21045-1951    DETERMINATION DATE: 09/05/2006                                  RECORD DATE:  08/31/2006

                           OTHER REQUIRED INFORMATION

Available Distribution Amount                 0.00

Aggregate Number of Outstanding Loans            0
Aggregate Unpaid Principal Balance of Loans   0.00
Aggregate Stated Principal Balance of Loans   0.00

Aggregate Amount of Master Servicing Fee      0.00
Aggregate Amount of Special Servicing Fee     0.00
Aggregate Amount of Trustee Fee               0.00
Aggregate Primary Servicing Fee               0.00
Aggregate Paying Agent Fee                    0.00
Aggregate Trust Fund Expenses                 0.00

Additional Trust Fund Expenses/(Gains)        0.00

   Fees Paid to Special Servicer              0.00
   Interest on Advances                       0.00
   Other Expenses of Trust                    0.00

Appraisal Reduction Amount

         Appraisal   Cumulative   Most Recent
 Loan    Reduction      ASER       App. Red.
Number    Effected     Amount         Date
---------------------------------------------

---------------------------------------------
Total
=============================================

Copyright 2005, Wells Fargo Bank, N.A.                              Page 5 of 24

                                                                                           For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                           MORGAN STANLEY CAPITAL I INC.                                (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2006-TOP23                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 09/12/2006
COLUMBIA, MD 21045-1951    DETERMINATION DATE: 09/05/2006                                  RECORD DATE:  08/31/2006

                           CASH RECONCILIATION DETAIL

TOTAL FUNDS COLLECTED
   INTEREST:
      Interest paid or advanced                                      0.00
      Interest reductions due to Non-Recoverability Determinations   0.00
      Interest Adjustments                                           0.00
      Deferred Interest                                              0.00
      Net Prepayment Interest Shortfall                              0.00
      Net Prepayment Interest Excess                                 0.00
      Extension Interest                                             0.00
      Interest Reserve Withdrawal                                    0.00
                                                                            ----
         TOTAL INTEREST COLLECTED                                           0.00

   PRINCIPAL:
      Scheduled Principal                                            0.00
      Unscheduled Principal                                          0.00
         Principal Prepayments                                       0.00
         Collection of Principal after Maturity Date                 0.00
         Recoveries from Liquidation and Insurance Proceeds          0.00
         Excess of Prior Principal Amounts paid                      0.00
         Curtailments                                                0.00
      Negative Amortization                                          0.00
      Principal Adjustments                                          0.00
                                                                            ----
         TOTAL PRINCIPAL COLLECTED                                          0.00

   OTHER:
      Prepayment Penalties/Yield Maintenance                         0.00
      Repayment Fees                                                 0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Received                                       0.00
      Net Swap Counterparty Payments Received                        0.00
                                                                            ----
         TOTAL OTHER COLLECTED                                              0.00
                                                                            ----
TOTAL FUNDS COLLECTED                                                       0.00
                                                                            ====

TOTAL FUNDS DISTRIBUTED
   FEES:
      Master Servicing Fee                                           0.00
      Trustee Fee                                                    0.00
      Certificate Administration Fee                                 0.00
      Insurer Fee                                                    0.00
      Miscellaneous Fee                                              0.00
                                                                            ----
         TOTAL FEES                                                         0.00

   ADDITIONAL TRUST FUND EXPENSES:
      Reimbursement for Interest on Advances                         0.00
      ASER Amount                                                    0.00
      Special Servicing Fee                                          0.00
      Rating Agency Expenses                                         0.00
      Attorney Fees & Expenses                                       0.00
      Bankruptcy Expense                                             0.00
      Taxes Imposed on Trust Fund                                    0.00
      Non-Recoverable Advances                                       0.00
      Other Expenses                                                 0.00
                                                                            ----
         TOTAL ADDITIONAL TRUST FUND EXPENSES                               0.00

   INTEREST RESERVE DEPOSIT                                                 0.00

   PAYMENTS TO CERTIFICATEHOLDERS & OTHERS:
      Interest Distribution                                          0.00
      Principal Distribution                                         0.00
      Prepayment Penalties/Yield Maintenance                         0.00
      Borrower Option Extension Fees                                 0.00
      Equity Payments Paid                                           0.00
      Net Swap Counterparty Payments Paid                            0.00
                                                                            ----
         TOTAL PAYMENTS TO CERTIFICATEHOLDERS & OTHERS                      0.00
                                                                            ----
   TOTAL FUNDS DISTRIBUTED                                                  0.00
                                                                            ====

Copyright 2005, Wells Fargo Bank, N.A.                              Page 6 of 24

                                                                                           For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                           MORGAN STANLEY CAPITAL I INC.                                 (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2006-TOP23                                   @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 09/12/2006
COLUMBIA, MD 21045-1951    DETERMINATION DATE: 09/05/2006                                  RECORD DATE:  08/31/2006

                                 RATINGS DETAIL
-----------------------------------------------------------------
                    Original Ratings        Current Ratings (1)
                -----------------------   -----------------------
Class   CUSIP   Fitch   Moody's   S & P   Fitch   Moody's   S & P
-----------------------------------------------------------------
  A-1
  A-2
  A-3
 A-AB
  A-4
  A-M
  A-J
   X
   B
   C
   D
   E
   F
   G
   H
   J
   K
   L
   M
   N
   O
   P
-----------------------------------------------------------------

NR - Designates that the class was not rated by the above agency at the time of original issuance.

X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.

N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.                Moody's Investors Service   Standard & Poor's Rating Services
One State Street Plaza     99 Church Street            55 Water Street
New York, New York 10004   New York, New York 10007    New York, New York 10041
(212) 908-0500             (212) 553-0300              (212) 438-2430

Copyright 2005, Wells Fargo Bank, N.A.                              Page 7 of 24

                                                                                           For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                           MORGAN STANLEY CAPITAL I INC.                                 (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2006-TOP23                                   @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 09/12/2006
COLUMBIA, MD 21045-1951    DETERMINATION DATE: 09/05/2006                                  RECORD DATE:  08/31/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                         SCHEDULED BALANCE
---------------------------------------------------------------
                                % of
Scheduled    # of   Scheduled   Agg.   WAM           Weighted
 Balance    loans    Balance    Bal.   (2)   WAC   Avg DSCR (1)
---------------------------------------------------------------

---------------------------------------------------------------
  Totals
===============================================================

                            STATE (3)
-------------------------------------------------------------
                              % of
          # of    Scheduled   Agg.   WAM           Weighted
 State   Props.    Balance    Bal.   (2)   WAC   Avg DSCR (1)
-------------------------------------------------------------

-------------------------------------------------------------
Totals
=============================================================

See footnotes on last page of this section.

Copyright 2005, Wells Fargo Bank, N.A.                              Page 8 of 24

                                                                                           For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                           MORGAN STANLEY CAPITAL I INC.                                 (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2006-TOP23                                   @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 09/12/2006
COLUMBIA, MD 21045-1951    DETERMINATION DATE: 09/05/2006                                  RECORD DATE:  08/31/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                           DEBT SERVICE COVERAGE RATIO

------------------------------------------------------------------------------------
       Debt Service          # of   Scheduled      % of     WAM           Weighted
      Coverage Ratio        loans    Balance    Agg. Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
          Totals
====================================================================================

                                    NOTE RATE

------------------------------------------------------------------------------------
                             # of   Scheduled      % of     WAM           Weighted
        Note Rate           loans    Balance    Agg. Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
          Totals
====================================================================================

                                PROPERTY TYPE (3)

-------------------------------------------------------------------------------------
                             # of    Scheduled      % of     WAM           Weighted
      Property Type         Props.    Balance    Agg. Bal.   (2)   WAC   Avg DSCR (1)
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
          Totals
=====================================================================================

                                    SEASONING

------------------------------------------------------------------------------------
                             # of   Scheduled      % of     WAM           Weighted
        Seasoning           loans    Balance    Agg. Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
          Totals
====================================================================================

See footnotes on last page of this section.

Copyright 2005, Wells Fargo Bank, N.A.                              Page 9 of 24

                                                                                           For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                           MORGAN STANLEY CAPITAL I INC.                                (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2006-TOP23                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 09/12/2006
COLUMBIA, MD 21045-1951    DETERMINATION DATE: 09/05/2006                                  RECORD DATE:  08/31/2006

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

------------------------------------------------------------------------------------
  Anticipated Remaining      # of   Scheduled      % of     WAM           Weighted
         Term (2)           loans    Balance    Agg. Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
          Totals
====================================================================================

               REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

------------------------------------------------------------------------------------
  Remaining Amortization     # of   Scheduled      % of     WAM           Weighted
           Term             loans    Balance    Agg. Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
          Totals
====================================================================================

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

------------------------------------------------------------------------------------
                             # of   Scheduled      % of     WAM           Weighted
  Remaining Stated Term     loans    Balance    Agg. Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
          Totals
====================================================================================

                    AGE OF MOST RECENT FINANCIAL INFORMATION

------------------------------------------------------------------------------------
                             # of   Scheduled      % of     WAM           Weighted
  Age of Most Recent NOI    loans    Balance    Agg. Bal.   (2)   WAC   Avg DSCR (1)
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
          Totals
====================================================================================

(1)  Debt Service Coverage Ratios are updated periodically as new Financial
     Information figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Paying Agent makes no representations as to the accuracy of the data provided for this calculation.

(2)  Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3)  Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Copyright 2005, Wells Fargo Bank, N.A.                             Page 10 of 24

                                                                                           For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                           MORGAN STANLEY CAPITAL I INC.                                (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2006-TOP23                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 09/12/2006
COLUMBIA, MD 21045-1951    DETERMINATION DATE: 09/05/2006                                  RECORD DATE:  08/31/2006

                              MORTGAGE LOAN DETAIL

-----------------------------------------------------------------------------
                                                                  Anticipated
 Loan         Property               Interest  Principal   Gross   Repayment
Number  ODCR  Type (1)  City  State   Payment   Payment   Coupon      Date
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
Totals
=============================================================================

---------------------------------------------------------------------------------------
                   Neg.  Beginning    Ending   Paid  Appraisal  Appraisal   Res.   Mod.
 Loan   Maturity  Amort  Scheduled  Scheduled  Thru  Reduction  Reduction  Strat.  Code
Number    Date    (Y/N)   Balance    Balance   Date     Date      Amount    (2)     (3)
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
Totals
=======================================================================================

         (1) Property Type Code
----------------------------------------
MF - Multi-Family      OF - Office
RT - Retail            MU - Mixed Use
HC - Health Care       LO - Lodging
IN - Industrial        SS - Self Storage
WH - Warehouse         OT - Other
MH - Mobile Home Park

                   (2) Resolution Strategy Code
------------------------------------------------------------------
1 - Modification  6 - DPO                 10 - Deed In Lieu Of
2 - Foreclosure   7 - REO                      Foreclosure
3 - Bankruptcy    8 - Resolved            11 - Full Payoff
4 - Extension     9 - Pending Return      12 - Reps and Warranties
5 - Note Sale         to Master Servicer  13 - Other or TBD

   (3) Modification Code
---------------------------
1 - Maturity Date Extension
2 - Authorization Change
3 - Principal Write-Off
4 - Combination

Copyright 2005, Wells Fargo Bank, N.A.                             Page 11 of 24

                                                                                           For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                           MORGAN STANLEY CAPITAL I INC.                                (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2006-TOP23                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 09/12/2006
COLUMBIA, MD 21045-1951    DETERMINATION DATE: 09/05/2006                                  RECORD DATE:  08/31/2006

                                         NOI DETAIL

--------------------------------------------------------------------------------------------
                                       Ending      Most      Most   Most Recent  Most Recent
 Loan         Property               Scheduled    Recent    Recent    NOI End      NOI End
Number  ODCR    Type    City  State   Balance   Fiscal NOI    NOI       Date         Date
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
Total
============================================================================================

Copyright 2005, Wells Fargo Bank, N.A.                             Page 12 of 24

                                                                                           For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                           MORGAN STANLEY CAPITAL I INC.                                (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2006-TOP23                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 09/12/2006
COLUMBIA, MD 21045-1951    DETERMINATION DATE: 09/05/2006                                  RECORD DATE:  08/31/2006

                           PRINCIPAL PREPAYMENT DETAIL

--------------------------------------------------------------------------------------------------------------------
                                      Principal Prepayment Amount                   Prepayment Penalties
              Offering Document   ----------------------------------------------------------------------------------
Loan Number    Cross-Reference    Payoff Amount   Curtailment Amount   Prepayment Premium   Yield Maintenance Charge
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Totals
====================================================================================================================

Copyright 2005, Wells Fargo Bank, N.A.                             Page 13 of 24

                                                                                           For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                           MORGAN STANLEY CAPITAL I INC.                                (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2006-TOP23                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 09/12/2006
COLUMBIA, MD 21045-1951    DETERMINATION DATE: 09/05/2006                                  RECORD DATE:  08/31/2006

                               HISTORICAL DETAIL

------------------------------------------------------------------------------------------------------
                                             Delinquencies
------------------------------------------------------------------------------------------------------
Distribution    30-59 Days    60-89 Days   90 Days or More   Foreclosure       REO       Modifications
    Date       #   Balance   #   Balance     #   Balance     #   Balance   #   Balance    #   Balance
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                       Prepayments            Rate and Maturities
--------------------------------------------------------------------
Distribution   Curtailments     Payoff      Next Weighted Avg.
    Date        #   Balance   #   Balance     Coupon   Remit     WAM
--------------------------------------------------------------------

--------------------------------------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

Copyright 2005, Wells Fargo Bank, N.A.                             Page 14 of 24

                                                                                           For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                           MORGAN STANLEY CAPITAL I INC.                                (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2006-TOP23                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 09/12/2006
COLUMBIA, MD 21045-1951    DETERMINATION DATE: 09/05/2006                                  RECORD DATE:  08/31/2006

                             DELINQUENCY LOAN DETAIL

--------------------------------------------------------------------------------------
              Offering
              Document   # of      Paid    Current  Outstanding  Status of  Resolution
               Cross-    Months  Through    P & I      P & I      Mortgage   Strategy
Loan Number  Reference  Delinq.    Date   Advances    Advances    Loan (1)   Code (2)
--------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
Totals
======================================================================================

-------------------------------------------------------------------------
           Servicing                Actual  Outstanding
            Transfer  Foreclosure    Loan    Servicing   Bankruptcy   REO
Loan Number   Date        Date     Balance    Advances      Date     Date
-------------------------------------------------------------------------

-------------------------------------------------------------------------
Totals
=========================================================================

                    (1) Status of Mortgage Loan                                        (2) Resolution Strategy Code
------------------------------------------------------------------   --------------------------------------------------------------

A - Payments Not Received      2 - Two Months Delinquent             1 - Modification  6 - DPO                 10 - Deed In Lieu Of
    But Still in Grace Period  3 - Three or More Months Delinquent   2 - Foreclosure   7 - REO                      Foreclosure
B - Late Payment But Less      4 - Assumed Scheduled Payment         3 - Bankruptcy    8 - Resolved            11 - Full Payoff
    Than 1 Month Delinquent        (Performing Matured Loan)         4 - Extension     9 - Pending Return      12 - Reps and
0 - Current                    7 - Foreclosure                       5 - Note Sale         to Master Servicer       Warranties
1 - One Month Delinquent       9 - REO                                                                         13 - Other or TBD

Copyright 2005, Wells Fargo Bank, N.A.                             Page 15 of 24

                                                                                           For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                           MORGAN STANLEY CAPITAL I INC.                                (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2006-TOP23                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 09/12/2006
COLUMBIA, MD 21045-1951    DETERMINATION DATE: 09/05/2006                                  RECORD DATE:  08/31/2006

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

----------------------------------------------------------------------------------
                       Offering
                       Document  Servicing  Resolution
Distribution   Loan     Cross-    Transfer   Strategy   Scheduled  Property
    Date      Number  Reference     Date     Code (1)    Balance   Type (2)  State
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

------------------------------------------------------------------------------------

                                    Net                                   Remaining
Distribution  Interest   Actual  Operating   NOI        Note  Maturity  Amortization
    Date        Rate    Balance    Income   Date  DSCR  Date    Date        Term
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------

                    (1) Resolution Strategy Code                              (2) Property Type Code
------------------------------------------------------------------   ----------------------------------------

1 - Modification  6 - DPO                 10 - Deed In Lieu Of       MF - Multi-Family      OF - Office
2 - Foreclosure   7 - REO                      Foreclosure           RT - Retail            MU - Mixed use
3 - Bankruptcy    8 - Resolved            11 - Full Payoff           HC - Health Care       LO - Lodging
4 - Extension     9 - Pending Return      12 - Reps and Warranties   IN - Industrial        SS - Self Storage
5 - Note Sale         to Master Servicer  13 - Other or TBD          WH - Warehouse         OT - Other
                                                                     MH - Mobile Home Park

Copyright 2005, Wells Fargo Bank, N.A.                             Page 16 of 24

                                                                                           For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                           MORGAN STANLEY CAPITAL I INC.                                (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2006-TOP23                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 09/12/2006
COLUMBIA, MD 21045-1951    DETERMINATION DATE: 09/05/2006                                  RECORD DATE:  08/31/2006

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

-------------------------------------------------------------------------------------------------------------------------
                            Offering      Resolution      Site                                        Other REO
Distribution    Loan        Document       Strategy    Inspection   Phase 1   Appraisal   Appraisal    Property
    Date       Number   Cross-Reference    Code (1)       Date        Date       Date       Value      Revenue    Comment
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

                      (1) Resolution Strategy Code

1 - Modification   6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure    7 - REO                       Foreclosure
3 - Bankruptcy     8 - Resolved             11 - Full Payoff
4 - Extension      9 - Pending Return       12 - Reps and Warranties
5 - Note Sale          to Master Servicer   13 - Other or TBD

Copyright 2005, Wells Fargo Bank, N.A.                             Page 17 of 24

                                                                                           For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                           MORGAN STANLEY CAPITAL I INC.                                (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2006-TOP23                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 09/12/2006
COLUMBIA, MD 21045-1951    DETERMINATION DATE: 09/05/2006                                  RECORD DATE:  08/31/2006

                              MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
             Offering
 Loan        Document      Pre-Modification   Post-Modification   Pre-Modification   Post-Modification   Modification   Modification
Number   Cross-Reference        Balance            Balance          Interest Rate      Interest Rate         Date        Description
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
====================================================================================================================================

Copyright 2005, Wells Fargo Bank, N.A.                             Page 18 of 24

                                                                                           For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                           MORGAN STANLEY CAPITAL I INC.                                (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2006-TOP23                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 09/12/2006
COLUMBIA, MD 21045-1951    DETERMINATION DATE: 09/05/2006                                  RECORD DATE:  08/31/2006

                        HISTORICAL LIQUIDATED LOAN DETAIL

                    Beginning       Fees,       Most Recent    Gross Sales   Net Proceeds
Distribution        Scheduled     Advances,      Appraised     Proceeds or    Received on
    Date      ODCR   Balance   and Expenses*   Value or BPO  Other Proceeds   Liquidation
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
   Current Total
=========================================================================================
   Cumulative Total
=========================================================================================

               Net Proceeds                 Date of Current  Current Period  Cumulative   Loss to Loan
Distribution  Available for    Realized        Period Adj.      Adjustment   Adjustment     with Cum
    Date       Distribution  Loss to Trust      to Trust         to Trust     to Trust   Adj. to Trust
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
   Current Total
======================================================================================================
   Cumulative Total
======================================================================================================

*    Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright 2005, Wells Fargo Bank, N.A.                             Page 19 of 24

                                                                                           For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                           MORGAN STANLEY CAPITAL I INC.                                (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2006-TOP23                                  @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 09/12/2006
COLUMBIA, MD 21045-1951    DETERMINATION DATE: 09/05/2006                                  RECORD DATE:  08/31/2006

              HISTORICAL BOND/COLLATERAL LOSS RECONCILIATION DETAIL

                  Offering        Beginning      Aggregate     Prior Realized  Amts Covered by    Interest
Distribution      Document         Balance     Realized Loss    Loss Applied   Credit Support/  (Shortages)/
    Date      Cross-Reference  at Liquidation     on Loans    to Certificates   Deal Structure    Excesses
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
   Totals
==============================================================================================================

               Modification    Additional       Realized Loss       Recoveries of     (Recoveries)/
Distribution    /Appraisal    (Recoveries)       Applied to       Realized Losses   Losses Applied to
    Date      Reduction Adj.    /Expenses   Certificates to Date    Paid as Cash   Certificate Interest
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
   Totals
=======================================================================================================

Copyright 2005, Wells Fargo Bank, N.A.                             Page 20 of 24

                                                                                           For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                           MORGAN STANLEY CAPITAL I INC.                                 (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2006-TOP23                                   @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 09/12/2006
COLUMBIA, MD 21045-1951    DETERMINATION DATE: 09/05/2006                                  RECORD DATE:  08/31/2006

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 1

------------------------------------------------------------------------------------------------------------------------------------
    Offering     Stated Principal  Current Ending      Special Servicing Fees                           Non-Recoverable
    Document        Balance at        Scheduled    ------------------------------                          (Scheduled    Interest on
Cross-Reference    Contribution        Balance     Monthly  Liquidation  Work Out  ASER  (PPIS) Excess     Interest)       Advances
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Totals
====================================================================================================================================

----------------------------------------------
    Offering     Modified Interest  Additional
    Document      Rate (Reduction)  Trust Fund
Cross-Reference       /Excess         Expense
----------------------------------------------

----------------------------------------------
Totals
==============================================

Copyright 2005, Wells Fargo Bank, N.A.                             Page 21 of 24

                                                                                           For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                           MORGAN STANLEY CAPITAL I INC.                                 (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2006-TOP23                                   @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 09/12/2006
COLUMBIA, MD 21045-1951    DETERMINATION DATE: 09/05/2006                                  RECORD DATE:  08/31/2006

                INTEREST SHORTFALL RECONCILIATION DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------
                                                      Reimb of Advances to the Servicer
    Offering      Stated Principal   Current Ending   ---------------------------------
    Document         Balance at        Scheduled                      Left to Reimburse   Other (Shortfalls)/
Cross-Reference     Contribution        Balance       Current Month    Master Servicer          Refunds         Comments
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
Totals
========================================================================================================================
Interest Shortfall Reconciliation Detail Part 2 Total                        0.00
------------------------------------------------------------------------------------------------------------------------
Interest Shortfall Reconciliation Detail Part 1 Total                        0.00
------------------------------------------------------------------------------------------------------------------------
Total Interest Shortfall Allocated to Trust                                  0.00
========================================================================================================================

Copyright 2005, Wells Fargo Bank, N.A.                             Page 22 of 24

                                                                                           For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                           MORGAN STANLEY CAPITAL I INC.                                (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2006-TOP23                                   @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 09/12/2006
COLUMBIA, MD 21045-1951    DETERMINATION DATE: 09/05/2006                                  RECORD DATE:  08/31/2006

                              DEFEASED LOAN DETAIL

--------------------------------------------------------------------------------------------------
              Offering Document   Ending Scheduled
Loan Number    Cross-Reference         Balance       Maturity Date   Note Rate   Defeasance Status
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
   Totals
==================================================================================================

Copyright 2005, Wells Fargo Bank, N.A.                             Page 23 of 24

                                                                                           For Additional Information please contact
[WELLS FARGO LOGO OMITTED]                                                                       CTSLink Customer Service
                                           MORGAN STANLEY CAPITAL I INC.                                (301) 815-6600
WELLS FARGO BANK, N.A.             COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Reports Available on the World Wide Web
CORPORATE TRUST SERVICES                         SERIES 2006-TOP23                                   @ www.ctslink.com/cmbs
9062 OLD ANNAPOLIS ROAD                                                                    PAYMENT DATE: 09/12/2006
COLUMBIA, MD 21045-1951    DETERMINATION DATE: 09/05/2006                                  RECORD DATE:  08/31/2006

                             SUPPLEMENTAL REPORTING

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Copyright 2005, Wells Fargo Bank, N.A.                             Page 24 of 24

                                   SCHEDULE A

                      Class A-AB Planned Principal Balance

DISTRIBUTION DATE      BALANCE
-----------------   --------------
    9/12/2006       $76,320,000.00
   10/12/2006       $76,320,000.00
   11/12/2006       $76,320,000.00
   12/12/2006       $76,320,000.00
    1/12/2007       $76,320,000.00
    2/12/2007       $76,320,000.00
    3/12/2007       $76,320,000.00
    4/12/2007       $76,320,000.00
    5/12/2007       $76,320,000.00
    6/12/2007       $76,320,000.00
    7/12/2007       $76,320,000.00
    8/12/2007       $76,320,000.00
    9/12/2007       $76,320,000.00
   10/12/2007       $76,320,000.00
   11/12/2007       $76,320,000.00
   12/12/2007       $76,320,000.00
    1/12/2008       $76,320,000.00
    2/12/2008       $76,320,000.00
    3/12/2008       $76,320,000.00
    4/12/2008       $76,320,000.00
    5/12/2008       $76,320,000.00
    6/12/2008       $76,320,000.00
    7/12/2008       $76,320,000.00
    8/12/2008       $76,320,000.00
    9/12/2008       $76,320,000.00
   10/12/2008       $76,320,000.00
   11/12/2008       $76,320,000.00
   12/12/2008       $76,320,000.00
    1/12/2009       $76,320,000.00
    2/12/2009       $76,320,000.00
    3/12/2009       $76,320,000.00
    4/12/2009       $76,320,000.00
    5/12/2009       $76,320,000.00
    6/12/2009       $76,320,000.00
    7/12/2009       $76,320,000.00
    8/12/2009       $76,320,000.00
    9/12/2009       $76,320,000.00
   10/12/2009       $76,320,000.00
   11/12/2009       $76,320,000.00
   12/12/2009       $76,320,000.00
    1/12/2010       $76,320,000.00
    2/12/2010       $76,320,000.00
    3/12/2010       $76,320,000.00
    4/12/2010       $76,320,000.00
    5/12/2010       $76,320,000.00
    6/12/2010       $76,320,000.00
    7/12/2010       $76,320,000.00
    8/12/2010       $76,320,000.00
    9/12/2010       $76,320,000.00
   10/12/2010       $76,320,000.00
   11/12/2010       $76,320,000.00
   12/12/2010       $76,320,000.00
    1/12/2011       $76,320,000.00
    2/12/2011       $76,320,000.00
    3/12/2011       $76,320,000.00
    4/12/2011       $76,320,000.00
    5/12/2011       $76,320,000.00
    6/12/2011       $76,320,000.00
    7/12/2011       $76,320,000.00
    8/12/2011       $76,289,050.53
    9/12/2011       $75,002,000.00
   10/12/2011       $73,586,000.00
   11/12/2011       $72,286,000.00
   12/12/2011       $70,856,000.00
    1/12/2012       $69,543,000.00
    2/12/2012       $68,222,000.00
    3/12/2012       $66,650,000.00
    4/12/2012       $65,314,000.00
    5/12/2012       $63,850,000.00
    6/12/2012       $62,501,000.00
    7/12/2012       $61,023,000.00
    8/12/2012       $59,643,000.00
    9/12/2012       $58,256,000.00
   10/12/2012       $56,737,000.00
   11/12/2012       $55,336,000.00
   12/12/2012       $53,802,000.00
    1/12/2013       $52,386,000.00
    2/12/2013       $50,962,000.00
    3/12/2013       $49,160,000.00
    4/12/2013       $47,700,000.00
    5/12/2013       $46,200,000.00
    6/12/2013       $44,762,000.00
    7/12/2013       $43,153,000.00
    8/12/2013       $41,662,000.00
    9/12/2013       $40,164,000.00
   10/12/2013       $38,532,000.00
   11/12/2013       $37,019,000.00
   12/12/2013       $35,372,000.00
    1/12/2014       $33,842,000.00
    2/12/2014       $32,304,000.00
    3/12/2014       $30,386,000.00
    4/12/2014       $28,831,000.00
    5/12/2014       $27,144,000.00
    6/12/2014       $25,572,000.00

                                       A-1

DISTRIBUTION DATE      BALANCE
-----------------   --------------
    7/12/2014       $23,869,000.00
    8/12/2014       $22,281,000.00
    9/12/2014       $20,685,000.00
   10/12/2014       $18,958,000.00
   11/12/2014       $17,345,000.00
   12/12/2014       $15,601,000.00
    1/12/2015       $13,971,000.00
    2/12/2015       $12,333,000.00
    3/12/2015       $10,322,000.00
    4/12/2015       $ 8,665,000.00
    5/12/2015       $ 6,879,000.00
    6/12/2015       $ 5,204,000.00
    7/12/2015       $ 3,401,000.00
    8/12/2015       $ 1,709,000.00
    9/12/2015       $     8,000.00
   10/12/2015       $         0.00

                                       A-2

                                   SCHEDULE B

      Beachwood Place Mall A/B Mortgage Loan Planned Amortization Schedule

                          ROLL-UP AMORTIZATION SCHEDULE

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON        ENDING BALANCE
---------   -----------------   -----------   ---------------   ---------------
 5/7/2006    $250,000,000.00    $268,581.48   $          0.00   $249,731,418.52
 6/7/2006    $249,731,418.52    $230,994.46   $          0.00   $249,500,424.06
 7/7/2006    $249,500,424.06    $270,912.42   $          0.00   $249,229,511.64
 8/7/2006    $249,229,511.64    $233,414.34   $          0.00   $248,996,097.31
 9/7/2006    $248,996,097.31    $234,539.71   $          0.00   $248,761,557.60
10/7/2006    $248,761,557.60    $274,359.84   $          0.00   $248,487,197.75
11/7/2006    $248,487,197.75    $236,993.30   $          0.00   $248,250,204.45
12/7/2006    $248,250,204.45    $276,745.73   $          0.00   $247,973,458.72
 1/7/2007    $247,973,458.72    $239,470.22   $          0.00   $247,733,988.50
 2/7/2007    $247,733,988.50    $240,624.79   $          0.00   $247,493,363.71
 3/7/2007    $247,493,363.71    $357,261.21   $          0.00   $247,136,102.49
 4/7/2007    $247,136,102.49    $243,507.42   $          0.00   $246,892,595.08
 5/7/2007    $246,892,595.08    $283,080.11   $          0.00   $246,609,514.97
 6/7/2007    $246,609,514.97    $246,046.29   $          0.00   $246,363,468.68
 7/7/2007    $246,363,468.68    $285,548.93   $          0.00   $246,077,919.75
 8/7/2007    $246,077,919.75    $248,609.30   $          0.00   $245,829,310.45
 9/7/2007    $245,829,310.45    $249,807.93   $          0.00   $245,579,502.52
10/7/2007    $245,579,502.52    $289,206.78   $          0.00   $245,290,295.74
11/7/2007    $245,290,295.74    $252,406.72   $          0.00   $245,037,889.02
12/7/2007    $245,037,889.02    $291,733.86   $          0.00   $244,746,155.16
 1/7/2008    $244,746,155.16    $255,030.22   $          0.00   $244,491,124.94
 2/7/2008    $244,491,124.94    $256,259.81   $          0.00   $244,234,865.13
 3/7/2008    $244,234,865.13    $333,465.94   $          0.00   $243,901,399.19
 4/7/2008    $243,901,399.19    $259,103.09   $          0.00   $243,642,296.10
 5/7/2008    $243,642,296.10    $298,245.46   $          0.00   $243,344,050.63
 6/7/2008    $243,344,050.63    $261,790.27   $          0.00   $243,082,260.36
 7/7/2008    $243,082,260.36    $300,858.50   $          0.00   $242,781,401.87
 8/7/2008    $242,781,401.87    $264,503.00   $          0.00   $242,516,898.86
 9/7/2008    $242,516,898.86    $265,778.27   $          0.00   $242,251,120.60
10/7/2008    $242,251,120.60    $304,736.46   $          0.00   $241,946,384.14
11/7/2008    $241,946,384.14    $268,528.92   $          0.00   $241,677,855.21
12/7/2008    $241,677,855.21    $307,411.22   $          0.00   $241,370,444.00
 1/7/2009    $241,370,444.00    $271,305.74   $          0.00   $241,099,138.26
 2/7/2009    $241,099,138.26    $272,613.80   $          0.00   $240,826,524.45
 3/7/2009    $240,826,524.45    $386,293.81   $          0.00   $240,440,230.64
 4/7/2009    $240,440,230.64    $275,790.63   $          0.00   $240,164,440.01
 5/7/2009    $240,164,440.01    $314,472.56   $          0.00   $239,849,967.44
 6/7/2009    $239,849,967.44    $278,636.51   $          0.00   $239,571,330.94
 7/7/2009    $239,571,330.94    $317,239.91   $          0.00   $239,254,091.03
 8/7/2009    $239,254,091.03    $281,509.44   $          0.00   $238,972,581.59
 9/7/2009    $238,972,581.59    $282,866.70   $          0.00   $238,689,714.89
10/7/2009    $238,689,714.89    $321,353.38   $          0.00   $238,368,361.50
11/7/2009    $238,368,361.50    $285,779.86   $          0.00   $238,082,581.64
12/7/2009    $238,082,581.64    $324,186.17   $          0.00   $237,758,395.47
 1/7/2010    $237,758,395.47    $288,720.73   $          0.00   $237,469,674.75
 2/7/2010    $237,469,674.75    $290,112.76   $          0.00   $237,179,561.99

                                       B-1

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON        ENDING BALANCE
---------   -----------------   -----------   ---------------   ---------------
 3/7/2010    $237,179,561.99    $402,175.53   $          0.00   $236,777,386.46
 4/7/2010    $236,777,386.46    $293,450.53   $          0.00   $236,483,935.93
 5/7/2010    $236,483,935.93    $331,645.18   $          0.00   $236,152,290.75
 6/7/2010    $236,152,290.75    $296,464.34   $          0.00   $235,855,826.41
 7/7/2010    $235,855,826.41    $334,575.83   $          0.00   $235,521,250.58
 8/7/2010    $235,521,250.58    $299,506.81   $          0.00   $235,221,743.77
 9/7/2010    $235,221,743.77    $300,950.84   $          0.00   $234,920,792.92
10/7/2010    $234,920,792.92    $338,938.55   $          0.00   $234,581,854.38
11/7/2010    $234,581,854.38    $304,035.98   $          0.00   $234,277,818.40
12/7/2010    $234,277,818.40    $341,938.56   $          0.00   $233,935,879.84
 1/7/2011    $233,935,879.84    $307,150.46   $          0.00   $233,628,729.38
 2/7/2011    $233,628,729.38    $308,631.34   $          0.00   $233,320,098.04
 3/7/2011    $233,320,098.04    $418,982.63   $          0.00   $232,901,115.41
 4/7/2011    $232,901,115.41    $312,139.43   $232,588,975.98   $          0.00

                                       B-2

                         A-1 NOTE AMORTIZATION SCHEDULE
                             (included in the Trust)

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON      ENDING BALANCE
---------   -----------------   -----------   --------------   --------------
 5/7/2006    $100,000,000.00    $107,432.59   $         0.00   $99,892,567.41
 6/7/2006    $ 99,892,567.41    $ 92,397.78   $         0.00   $99,800,169.62
 7/7/2006    $ 99,800,169.62    $108,364.97   $         0.00   $99,691,804.66
 8/7/2006    $ 99,691,804.66    $ 93,365.73   $         0.00   $99,598,438.92
 9/7/2006    $ 99,598,438.92    $ 93,815.88   $         0.00   $99,504,623.04
10/7/2006    $ 99,504,623.04    $109,743.94   $         0.00   $99,394,879.10
11/7/2006    $ 99,394,879.10    $ 94,797.32   $         0.00   $99,300,081.78
12/7/2006    $ 99,300,081.78    $110,698.29   $         0.00   $99,189,383.49
 1/7/2007    $ 99,189,383.49    $ 95,788.09   $         0.00   $99,093,595.40
 2/7/2007    $ 99,093,595.40    $ 96,249.92   $         0.00   $98,997,345.48
 3/7/2007    $ 98,997,345.48    $142,904.48   $         0.00   $98,854,441.00
 4/7/2007    $ 98,854,441.00    $ 97,402.97   $         0.00   $98,757,038.03
 5/7/2007    $ 98,757,038.03    $113,232.04   $         0.00   $98,643,805.99
 6/7/2007    $ 98,643,805.99    $ 98,418.51   $         0.00   $98,545,387.47
 7/7/2007    $ 98,545,387.47    $114,219.57   $         0.00   $98,431,167.90
 8/7/2007    $ 98,431,167.90    $ 99,443.72   $         0.00   $98,331,724.18
 9/7/2007    $ 98,331,724.18    $ 99,923.17   $         0.00   $98,231,801.01
10/7/2007    $ 98,231,801.01    $115,682.71   $         0.00   $98,116,118.29
11/7/2007    $ 98,116,118.29    $100,962.69   $         0.00   $98,015,155.61
12/7/2007    $ 98,015,155.61    $116,693.54   $         0.00   $97,898,462.06
 1/7/2008    $ 97,898,462.06    $102,012.09   $         0.00   $97,796,449.98
 2/7/2008    $ 97,796,449.98    $102,503.92   $         0.00   $97,693,946.05
 3/7/2008    $ 97,693,946.05    $133,386.38   $         0.00   $97,560,559.68
 4/7/2008    $ 97,560,559.68    $103,641.24   $         0.00   $97,456,918.44
 5/7/2008    $ 97,456,918.44    $119,298.19   $         0.00   $97,337,620.25
 6/7/2008    $ 97,337,620.25    $104,716.11   $         0.00   $97,232,904.15
 7/7/2008    $ 97,232,904.15    $120,343.40   $         0.00   $97,112,560.75
 8/7/2008    $ 97,112,560.75    $105,801.20   $         0.00   $97,006,759.55
 9/7/2008    $ 97,006,759.55    $106,311.31   $         0.00   $96,900,448.24
10/7/2008    $ 96,900,448.24    $121,894.58   $         0.00   $96,778,553.66
11/7/2008    $ 96,778,553.66    $107,411.57   $         0.00   $96,671,142.09
12/7/2008    $ 96,671,142.09    $122,964.49   $         0.00   $96,548,177.60
 1/7/2009    $ 96,548,177.60    $108,522.30   $         0.00   $96,439,655.30
 2/7/2009    $ 96,439,655.30    $109,045.52   $         0.00   $96,330,609.78
 3/7/2009    $ 96,330,609.78    $154,517.53   $         0.00   $96,176,092.26
 4/7/2009    $ 96,176,092.26    $110,316.25   $         0.00   $96,065,776.00
 5/7/2009    $ 96,065,776.00    $125,789.02   $         0.00   $95,939,986.98
 6/7/2009    $ 95,939,986.98    $111,454.60   $         0.00   $95,828,532.38
 7/7/2009    $ 95,828,532.38    $126,895.96   $         0.00   $95,701,636.41
 8/7/2009    $ 95,701,636.41    $112,603.78   $         0.00   $95,589,032.63
 9/7/2009    $ 95,589,032.63    $113,146.68   $         0.00   $95,475,885.95
10/7/2009    $ 95,475,885.95    $128,541.35   $         0.00   $95,347,344.60
11/7/2009    $ 95,347,344.60    $114,311.95   $         0.00   $95,233,032.66
12/7/2009    $ 95,233,032.66    $129,674.47   $         0.00   $95,103,358.19
 1/7/2010    $ 95,103,358.19    $115,488.29   $         0.00   $94,987,869.90
 2/7/2010    $ 94,987,869.90    $116,045.10   $         0.00   $94,871,824.80
 3/7/2010    $ 94,871,824.80    $160,870.21   $         0.00   $94,710,954.59
 4/7/2010    $ 94,710,954.59    $117,380.21   $         0.00   $94,593,574.37

                                       B-3

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON      ENDING BALANCE
 --------   -----------------   -----------   --------------   --------------
 5/7/2010    $ 94,593,574.37    $132,658.07   $         0.00   $94,460,916.30
 6/7/2010    $ 94,460,916.30    $118,585.74   $         0.00   $94,342,330.57
 7/7/2010    $ 94,342,330.57    $133,830.33   $         0.00   $94,208,500.23
 8/7/2010    $ 94,208,500.23    $119,802.73   $         0.00   $94,088,697.51
 9/7/2010    $ 94,088,697.51    $120,380.34   $         0.00   $93,968,317.17
10/7/2010    $ 93,968,317.17    $135,575.42   $         0.00   $93,832,741.75
11/7/2010    $ 93,832,741.75    $121,614.39   $         0.00   $93,711,127.36
12/7/2010    $ 93,711,127.36    $136,775.42   $         0.00   $93,574,351.94
 1/7/2011    $ 93,574,351.94    $122,860.18   $         0.00   $93,451,491.75
 2/7/2011    $ 93,451,491.75    $123,452.54   $         0.00   $93,328,039.22
 3/7/2011    $ 93,328,039.22    $167,593.05   $         0.00   $93,160,446.16
 4/7/2011    $ 93,160,446.16    $124,855.77   $93,035,590.39   $         0.00

                                       B-4

                         A-2 NOTE AMORTIZATION SCHEDULE
                             (Included in the Trust)

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON     ENDING BALANCE
---------   -----------------   ----------   --------------   --------------
 5/7/2006     $50,000,000.00    $53,716.30   $         0.00   $49,946,283.70
 6/7/2006     $49,946,283.70    $46,198.89   $         0.00   $49,900,084.81
 7/7/2006     $49,900,084.81    $54,182.48   $         0.00   $49,845,902.33
 8/7/2006     $49,845,902.33    $46,682.87   $         0.00   $49,799,219.46
 9/7/2006     $49,799,219.46    $46,907.94   $         0.00   $49,752,311.52
10/7/2006     $49,752,311.52    $54,871.97   $         0.00   $49,697,439.55
11/7/2006     $49,697,439.55    $47,398.66   $         0.00   $49,650,040.89
12/7/2006     $49,650,040.89    $55,349.15   $         0.00   $49,594,691.74
 1/7/2007     $49,594,691.74    $47,894.04   $         0.00   $49,546,797.70
 2/7/2007     $49,546,797.70    $48,124.96   $         0.00   $49,498,672.74
 3/7/2007     $49,498,672.74    $71,452.24   $         0.00   $49,427,220.50
 4/7/2007     $49,427,220.50    $48,701.48   $         0.00   $49,378,519.02
 5/7/2007     $49,378,519.02    $56,616.02   $         0.00   $49,321,902.99
 6/7/2007     $49,321,902.99    $49,209.26   $         0.00   $49,272,693.74
 7/7/2007     $49,272,693.74    $57,109.79   $         0.00   $49,215,583.95
 8/7/2007     $49,215,583.95    $49,721.86   $         0.00   $49,165,862.09
 9/7/2007     $49,165,862.09    $49,961.59   $         0.00   $49,115,900.50
10/7/2007     $49,115,900.50    $57,841.36   $         0.00   $49,058,059.15
11/7/2007     $49,058,059.15    $50,481.34   $         0.00   $49,007,577.80
12/7/2007     $49,007,577.80    $58,346.77   $         0.00   $48,949,231.03
 1/7/2008     $48,949,231.03    $51,006.04   $         0.00   $48,898,224.99
 2/7/2008     $48,898,224.99    $51,251.96   $         0.00   $48,846,973.03
 3/7/2008     $48,846,973.03    $66,693.19   $         0.00   $48,780,279.84
 4/7/2008     $48,780,279.84    $51,820.62   $         0.00   $48,728,459.22
 5/7/2008     $48,728,459.22    $59,649.09   $         0.00   $48,668,810.13
 6/7/2008     $48,668,810.13    $52,358.05   $         0.00   $48,616,452.07
 7/7/2008     $48,616,452.07    $60,171.70   $         0.00   $48,556,280.37
 8/7/2008     $48,556,280.37    $52,900.60   $         0.00   $48,503,379.77
 9/7/2008     $48,503,379.77    $53,155.65   $         0.00   $48,450,224.12
10/7/2008     $48,450,224.12    $60,947.29   $         0.00   $48,389,276.83
11/7/2008     $48,389,276.83    $53,705.78   $         0.00   $48,335,571.04
12/7/2008     $48,335,571.04    $61,482.24   $         0.00   $48,274,088.80
 1/7/2009     $48,274,088.80    $54,261.15   $         0.00   $48,219,827.65
 2/7/2009     $48,219,827.65    $54,522.76   $         0.00   $48,165,304.89
 3/7/2009     $48,165,304.89    $77,258.76   $         0.00   $48,088,046.13
 4/7/2009     $48,088,046.13    $55,158.13   $         0.00   $48,032,888.00
 5/7/2009     $48,032,888.00    $62,894.51   $         0.00   $47,969,993.49
 6/7/2009     $47,969,993.49    $55,727.30   $         0.00   $47,914,266.19
 7/7/2009     $47,914,266.19    $63,447.98   $         0.00   $47,850,818.21
 8/7/2009     $47,850,818.21    $56,301.89   $         0.00   $47,794,516.32
 9/7/2009     $47,794,516.32    $56,573.34   $         0.00   $47,737,942.98
10/7/2009     $47,737,942.98    $64,270.68   $         0.00   $47,673,672.30
11/7/2009     $47,673,672.30    $57,155.97   $         0.00   $47,616,516.33
12/7/2009     $47,616,516.33    $64,837.23   $         0.00   $47,551,679.09
 1/7/2010     $47,551,679.09    $57,744.15   $         0.00   $47,493,934.95
 2/7/2010     $47,493,934.95    $58,022.55   $         0.00   $47,435,912.40
 3/7/2010     $47,435,912.40    $80,435.11   $         0.00   $47,355,477.29
 4/7/2010     $47,355,477.29    $58,690.11   $         0.00   $47,296,787.19

                                       B-5

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON     ENDING BALANCE
---------   -----------------   ----------   --------------   --------------
 5/7/2010     $47,296,787.19    $66,329.04   $         0.00   $47,230,458.15
 6/7/2010     $47,230,458.15    $59,292.87   $         0.00   $47,171,165.28
 7/7/2010     $47,171,165.28    $66,915.17   $         0.00   $47,104,250.12
 8/7/2010     $47,104,250.12    $59,901.36   $         0.00   $47,044,348.75
 9/7/2010     $47,044,348.75    $60,190.17   $         0.00   $46,984,158.58
10/7/2010     $46,984,158.58    $67,787.71   $         0.00   $46,916,370.88
11/7/2010     $46,916,370.88    $60,807.20   $         0.00   $46,855,563.68
12/7/2010     $46,855,563.68    $68,387.71   $         0.00   $46,787,175.97
 1/7/2011     $46,787,175.97    $61,430.09   $         0.00   $46,725,745.88
 2/7/2011     $46,725,745.88    $61,726.27   $         0.00   $46,664,019.61
 3/7/2011     $46,664,019.61    $83,796.53   $         0.00   $46,580,223.08
 4/7/2011     $46,580,223.08    $62,427.89   $46,517,795.20   $         0.00

                                       B-6

                          B NOTE AMORTIZATION SCHEDULE
                           (Not included in the Trust)

 DUE DATE   BEGINNING BALANCE    PRINCIPAL      BALLOON       ENDING BALANCE
---------   -----------------   ----------   --------------   --------------
 5/7/2006     $35,000,000.00    $37,601.41   $         0.00   $34,962,398.59
 6/7/2006     $34,962,398.59    $32,339.22   $         0.00   $34,930,059.37
 7/7/2006     $34,930,059.37    $37,927.74   $         0.00   $34,892,131.63
 8/7/2006     $34,892,131.63    $32,678.01   $         0.00   $34,859,453.62
 9/7/2006     $34,859,453.62    $32,835.56   $         0.00   $34,826,618.06
10/7/2006     $34,826,618.06    $38,410.38   $         0.00   $34,788,207.69
11/7/2006     $34,788,207.69    $33,179.06   $         0.00   $34,755,028.62
12/7/2006     $34,755,028.62    $38,744.40   $         0.00   $34,716,284.22
 1/7/2007     $34,716,284.22    $33,525.83   $         0.00   $34,682,758.39
 2/7/2007     $34,682,758.39    $33,687.47   $         0.00   $34,649,070.92
 3/7/2007     $34,649,070.92    $50,016.57   $         0.00   $34,599,054.35
 4/7/2007     $34,599,054.35    $34,091.04   $         0.00   $34,564,963.31
 5/7/2007     $34,564,963.31    $39,631.22   $         0.00   $34,525,332.10
 6/7/2007     $34,525,332.10    $34,446.48   $         0.00   $34,490,885.62
 7/7/2007     $34,490,885.62    $39,976.85   $         0.00   $34,450,908.77
 8/7/2007     $34,450,908.77    $34,805.30   $         0.00   $34,416,103.46
 9/7/2007     $34,416,103.46    $34,973.11   $         0.00   $34,381,130.35
10/7/2007     $34,381,130.35    $40,488.95   $         0.00   $34,340,641.40
11/7/2007     $34,340,641.40    $35,336.94   $         0.00   $34,305,304.46
12/7/2007     $34,305,304.46    $40,842.74   $         0.00   $34,264,461.72
 1/7/2008     $34,264,461.72    $35,704.23   $         0.00   $34,228,757.49
 2/7/2008     $34,228,757.49    $35,876.37   $         0.00   $34,192,881.12
 3/7/2008     $34,192,881.12    $46,685.23   $         0.00   $34,146,195.89
 4/7/2008     $34,146,195.89    $36,274.43   $         0.00   $34,109,921.45
 5/7/2008     $34,109,921.45    $41,754.37   $         0.00   $34,068,167.09
 6/7/2008     $34,068,167.09    $36,650.64   $         0.00   $34,031,516.45
 7/7/2008     $34,031,516.45    $42,120.19   $         0.00   $33,989,396.26
 8/7/2008     $33,989,396.26    $37,030.42   $         0.00   $33,952,365.84
 9/7/2008     $33,952,365.84    $37,208.96   $         0.00   $33,915,156.88
10/7/2008     $33,915,156.88    $42,663.10   $         0.00   $33,872,493.78
11/7/2008     $33,872,493.78    $37,594.05   $         0.00   $33,834,899.73
12/7/2008     $33,834,899.73    $43,037.57   $         0.00   $33,791,862.16
 1/7/2009     $33,791,862.16    $37,982.80   $         0.00   $33,753,879.36
 2/7/2009     $33,753,879.36    $38,165.93   $         0.00   $33,715,713.42
 3/7/2009     $33,715,713.42    $54,081.13   $         0.00   $33,661,632.29
 4/7/2009     $33,661,632.29    $38,610.69   $         0.00   $33,623,021.60
 5/7/2009     $33,623,021.60    $44,026.16   $         0.00   $33,578,995.44
 6/7/2009     $33,578,995.44    $39,009.11   $         0.00   $33,539,986.33
 7/7/2009     $33,539,986.33    $44,413.59   $         0.00   $33,495,572.74
 8/7/2009     $33,495,572.74    $39,411.32   $         0.00   $33,456,161.42
 9/7/2009     $33,456,161.42    $39,601.34   $         0.00   $33,416,560.08
10/7/2009     $33,416,560.08    $44,989.47   $         0.00   $33,371,570.61
11/7/2009     $33,371,570.61    $40,009.18   $         0.00   $33,331,561.43
12/7/2009     $33,331,561.43    $45,386.06   $         0.00   $33,286,175.37
 1/7/2010     $33,286,175.37    $40,420.90   $         0.00   $33,245,754.46
 2/7/2010     $33,245,754.46    $40,615.79   $         0.00   $33,205,138.68
 3/7/2010     $33,205,138.68    $56,304.57   $         0.00   $33,148,834.10
 4/7/2010     $33,148,834.10    $41,083.07   $         0.00   $33,107,751.03

                                       B-7

 DUE DATE   BEGINNING BALANCE    PRINCIPAL      BALLOON       ENDING BALANCE
 --------   -----------------   ----------   --------------   --------------
 5/7/2010     $33,107,751.03    $46,430.33   $         0.00   $33,061,320.71
 6/7/2010     $33,061,320.71    $41,505.01   $         0.00   $33,019,815.70
 7/7/2010     $33,019,815.70    $46,840.62   $         0.00   $32,972,975.08
 8/7/2010     $32,972,975.08    $41,930.95   $         0.00   $32,931,044.13
 9/7/2010     $32,931,044.13    $42,133.12   $         0.00   $32,888,911.01
10/7/2010     $32,888,911.01    $47,451.40   $         0.00   $32,841,459.61
11/7/2010     $32,841,459.61    $42,565.04   $         0.00   $32,798,894.58
12/7/2010     $32,798,894.58    $47,871.40   $         0.00   $32,751,023.18
 1/7/2011     $32,751,023.18    $43,001.06   $         0.00   $32,708,022.11
 2/7/2011     $32,708,022.11    $43,208.39   $         0.00   $32,664,813.73
 3/7/2011     $32,664,813.73    $58,657.57   $         0.00   $32,606,156.16
 4/7/2011     $32,606,156.16    $43,699.52    32,562,456.64   $         0.00

                                       B-8

                          C NOTE AMORTIZATION SCHEDULE
                           (Not included in the Trust)

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON      ENDING BALANCE
---------   -----------------   -----------   --------------   --------------
 5/7/2006     $65,000,000.00    $ 69,831.18   $         0.00   $64,930,168.82
 6/7/2006     $64,930,168.82    $ 60,058.56   $         0.00   $64,870,110.26
 7/7/2006     $64,870,110.26    $ 70,437.23   $         0.00   $64,799,673.03
 8/7/2006     $64,799,673.03    $ 60,687.73   $         0.00   $64,738,985.30
 9/7/2006     $64,738,985.30    $ 60,980.32   $         0.00   $64,678,004.98
10/7/2006     $64,678,004.98    $ 71,333.56   $         0.00   $64,606,671.42
11/7/2006     $64,606,671.42    $ 61,618.26   $         0.00   $64,545,053.16
12/7/2006     $64,545,053.16    $ 71,953.89   $         0.00   $64,473,099.27
 1/7/2007     $64,473,099.27    $ 62,262.26   $         0.00   $64,410,837.01
 2/7/2007     $64,410,837.01    $ 62,562.45   $         0.00   $64,348,274.56
 3/7/2007     $64,348,274.56    $ 92,887.91   $         0.00   $64,255,386.65
 4/7/2007     $64,255,386.65    $ 63,311.93   $         0.00   $64,192,074.72
 5/7/2007     $64,192,074.72    $ 73,600.83   $         0.00   $64,118,473.89
 6/7/2007     $64,118,473.89    $ 63,972.03   $         0.00   $64,054,501.86
 7/7/2007     $64,054,501.86    $ 74,242.72   $         0.00   $63,980,259.14
 8/7/2007     $63,980,259.14    $ 64,638.42   $         0.00   $63,915,620.72
 9/7/2007     $63,915,620.72    $ 64,950.06   $         0.00   $63,850,670.65
10/7/2007     $63,850,670.65    $ 75,193.76   $         0.00   $63,775,476.89
11/7/2007     $63,775,476.89    $ 65,625.75   $         0.00   $63,709,851.14
12/7/2007     $63,709,851.14    $ 75,850.80   $         0.00   $63,634,000.34
 1/7/2008     $63,634,000.34    $ 66,307.86   $         0.00   $63,567,692.48
 2/7/2008     $63,567,692.48    $ 66,627.55   $         0.00   $63,501,064.93
 3/7/2008     $63,501,064.93    $ 86,701.15   $         0.00   $63,414,363.79
 4/7/2008     $63,414,363.79    $ 67,366.80   $         0.00   $63,346,996.99
 5/7/2008     $63,346,996.99    $ 77,543.82   $         0.00   $63,269,453.16
 6/7/2008     $63,269,453.16    $ 68,065.47   $         0.00   $63,201,387.69
 7/7/2008     $63,201,387.69    $ 78,223.21   $         0.00   $63,123,164.48
 8/7/2008     $63,123,164.48    $ 68,770.78   $         0.00   $63,054,393.70
 9/7/2008     $63,054,393.70    $ 69,102.35   $         0.00   $62,985,291.36
10/7/2008     $62,985,291.36    $ 79,231.48   $         0.00   $62,906,059.88
11/7/2008     $62,906,059.88    $ 69,817.52   $         0.00   $62,836,242.36
12/7/2008     $62,836,242.36    $ 79,926.92   $         0.00   $62,756,315.44
 1/7/2009     $62,756,315.44    $ 70,539.49   $         0.00   $62,685,775.95
 2/7/2009     $62,685,775.95    $ 70,879.59   $         0.00   $62,614,896.36
 3/7/2009     $62,614,896.36    $100,436.39   $         0.00   $62,514,459.97
 4/7/2009     $62,514,459.97    $ 71,705.56   $         0.00   $62,442,754.40
 5/7/2009     $62,442,754.40    $ 81,762.87   $         0.00   $62,360,991.54
 6/7/2009     $62,360,991.54    $ 72,445.49   $         0.00   $62,288,546.04
 7/7/2009     $62,288,546.04    $ 82,482.38   $         0.00   $62,206,063.67
 8/7/2009     $62,206,063.67    $ 73,192.45   $         0.00   $62,132,871.21
 9/7/2009     $62,132,871.21    $ 73,545.34   $         0.00   $62,059,325.87
10/7/2009     $62,059,325.87    $ 83,551.88   $         0.00   $61,975,773.99
11/7/2009     $61,975,773.99    $ 74,302.76   $         0.00   $61,901,471.23
12/7/2009     $61,901,471.23    $ 84,288.40   $         0.00   $61,817,182.82
 1/7/2010     $61,817,182.82    $ 75,067.39   $         0.00   $61,742,115.43
 2/7/2010     $61,742,115.43    $ 75,429.32   $         0.00   $61,666,686.12
 3/7/2010     $61,666,686.12    $104,565.64   $         0.00   $61,562,120.48
 4/7/2010     $61,562,120.48    $ 76,297.14   $         0.00   $61,485,823.34

                                       B-9

 DUE DATE   BEGINNING BALANCE    PRINCIPAL        BALLOON      ENDING BALANCE
---------   -----------------   -----------   --------------   --------------
 5/7/2010     $61,485,823.34    $ 86,227.75   $         0.00   $61,399,595.60
 6/7/2010     $61,399,595.60    $ 77,080.73   $         0.00   $61,322,514.87
 7/7/2010     $61,322,514.87    $ 86,989.72   $         0.00   $61,235,525.15
 8/7/2010     $61,235,525.15    $ 77,871.77   $         0.00   $61,157,653.38
 9/7/2010     $61,157,653.38    $ 78,247.22   $         0.00   $61,079,406.16
10/7/2010     $61,079,406.16    $ 88,124.02   $         0.00   $60,991,282.14
11/7/2010     $60,991,282.14    $ 79,049.36   $         0.00   $60,912,232.78
12/7/2010     $60,912,232.78    $ 88,904.02   $         0.00   $60,823,328.76
 1/7/2011     $60,823,328.76    $ 79,859.12   $         0.00   $60,743,469.64
 2/7/2011     $60,743,469.64    $ 80,244.15   $         0.00   $60,663,225.49
 3/7/2011     $60,663,225.49    $108,935.48   $         0.00   $60,554,290.01
 4/7/2011     $60,554,290.01    $ 81,156.25   $60,473,133.75   $         0.00

                                      B-10

                         MORGAN STANLEY CAPITAL I INC.,
                                    DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                (ISSUABLE IN SERIES BY SEPARATE ISSUING ENTITIES)

                                   ----------

          Morgan Stanley Capital I Inc. will periodically offer certificates in one or more series and each series of certificates will represent beneficial ownership interests in a different trust fund.

          EACH TRUST FUND WILL CONSIST PRIMARILY OF ONE OR MORE SEGREGATED POOLS
OF:

          1)   multifamily or commercial mortgage loans;

          2)   mortgage pass-through certificates or mortgage backed securities;

          3)   direct obligations of the United States or other governmental agencies; or

          4)   any combination of the 1-3, above.

     The certificates of any series may consist of one or more classes. A given class may:

          o    provide for the accrual of interest based on fixed, floating, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes in respect of distributions;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the
               retirement of one or more other classes;

          o    provide for sequential distributions of principal;

          o    provide for distributions based on a combination of any of the foregoing characteristics; or any combination of the above.

     INVESTING IN THE CERTIFICATES OFFERED TO YOU INVOLVES RISKS. SEE "RISK
FACTORS" BEGINNING ON PAGE 11 IN THIS PROSPECTUS AND ON PAGE S-31 OF THE RELATED
PROSPECTUS SUPPLEMENT.

     If specified in the related prospectus supplement, the trust fund for a series of certificates may include insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing, or guaranteed investment contracts, interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements or currency exchange or swap agreements as described in this prospectus.

     Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates.

     This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series. The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates to be offered to you or determined if this prospectus or the accompanying prospectus supplement are truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

                                 MORGAN STANLEY
                  THE DATE OF THIS PROSPECTUS IS MARCH 14, 2006

       IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
                     THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series of certificates; and (b) the accompanying prospectus supplement, which describes the specific terms of your series of certificates, including:

          o    the timing of interest and principal payments;

          o    applicable interest rates;

          o    information about the trust fund's assets;

          o    information about any credit support or cash flow agreement;

          o    the rating for each class of certificates;

          o    information regarding the nature of any subordination;

          o    any circumstance in which the trust fund may be subject to early termination;

          o    whether any elections will be made to treat the trust fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes;

          o    the aggregate principal amount of each class of certificates;

          o    information regarding any master servicer, sub-servicer or special servicer; and

          o    whether the certificates will be initially issued in definitive or book-entry form.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. Morgan Stanley Capital I Inc. has not authorized anyone to provide you with information that is different.

     Distributions on the certificates will be made only from the assets of the related trust fund. The certificates of each series will not be an obligation of
Morgan Stanley Capital I Inc. or any of its affiliates. Neither the certificates nor any assets in the related trust fund will be insured or guaranteed by any governmental agency or instrumentality or any other person unless the related prospectus supplement so provides.

     This prospectus and the accompanying prospectus supplement include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus and the prospectus supplement identify the pages where these sections are located.

     Morgan Stanley Capital I Inc.'s principal executive office is located at
1585 Broadway, New York, New York 10036, and the telephone number is (212)
761-4000.

                                   ----------

     Until 90-days after the date of each prospectus supplement, all dealers that buy, sell or trade the certificates offered by that prospectus supplement, whether or not participating in the offering, may be required to deliver a prospectus supplement and this prospectus. This is in addition to the dealers'
obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Important Notice About Information Presented In This Prospectus And

   Distributions on the Certificates of Prepayment Premiums or

                                        i

   Retained Interest; Servicing Compensation and Payment of Expenses .....    63
   Evidence as to Compliance .............................................    63
   Matters Regarding a Master Servicer, a Special Servicer and

   Tax Related Restrictions on Transfers of REMIC Residual Certificates ..   111

                                       ii

                                       iii

                              SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF AN OFFERING OF CERTIFICATES, READ
THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY.

                                WHAT YOU WILL OWN

TITLE OF CERTIFICATES.........   Mortgage Pass-Through Certificates, issuable in
                                 series.

MORTGAGE POOL.................   Each trust fund will consist primarily of one
                                 or more segregated pools of:

                                 (1)  multifamily or commercial mortgage loans;

                                 (2)  mortgage pass-through certificates or
                                      mortgage backed securities;

                                 (3)  direct obligations of the United States or
                                      other governmental agencies; or

                                 (4)  any combination of 1-3 above.

                                 as to some or all of the mortgage loans,
                                 assignments of the leases of the related
                                 mortgaged properties or assignments of the
                                 rental payments due under those leases.

                                 Each trust fund for a series of certificates
                                 may also include:

                                 o    insurance or guarantees for the loans,
                                      letters of credit, insurance policies and
                                      surety bonds, the establishment of one or
                                      more reserve funds or any combination of
                                      the foregoing; and

                                 o    guaranteed investment contracts, interest
                                      rate exchange or interest rate swap, cap,
                                      floor or collar agreements or currency
                                      exchange or swap agreements.

                           RELEVANT PARTIES AND DATES

ISSUING ENTITY................   The issuing entity with respect to each series
                                 will be a New York common law trust formed by
                                 the depositor and containing the assets
                                 described in this prospectus and specified in
                                 the related prospectus supplement.

DEPOSITOR.....................   Morgan Stanley Capital I Inc., a Delaware
                                 corporation and a wholly-owned subsidiary of
                                 Morgan Stanley.

MASTER SERVICER...............   Each master servicer, if any, for each series
                                 of certificates will be named in the related
                                 prospectus supplement. A master servicer may be
                                 an affiliate of Morgan Stanley Capital I Inc.

PRIMARY SERVICER..............   Each primary servicer, if any, for each series
                                 of certificates will be named in the related
                                 prospectus supplement. The primary servicer may
                                 be an affiliate of Morgan Stanley Capital I
                                 Inc.

SPECIAL SERVICER..............   The special servicer, if any, for each series
                                 of certificates will be named, or the
                                 circumstances in accordance with which a
                                 special servicer will be appointed will be
                                 described, in the related prospectus
                                 supplement. The special servicer may be an
                                 affiliate of Morgan Stanley Capital I Inc.

TRUSTEE.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

OTHER PARTIES.................   If so specified in the prospectus supplement
                                 for a series, there may be one or more
                                 additional parties to the related pooling and
                                 servicing agreement, including but not limited
                                 to (i) a paying agent, which will make payments
                                 and perform other specified duties with respect
                                 to the certificates, (ii) a certificate
                                 registrar, which will maintain the register of
                                 certificates and perform certain duties with
                                 respect to certificate transfer, (iii) an
                                 authenticating agent, which will countersign
                                 the certificates on behalf of the trustee
                                 and/or (iv) a fiscal agent, which will be
                                 required to make advances if the trustee fails
                                 to do so when required.

SPONSOR.......................   The sponsor or sponsors for each series of
                                 certificates will be named in the related
                                 prospectus supplement. The sponsor will
                                 initiate the issuance of a series of
                                 certificates and will sell mortgage loans to
                                 the depositor. If specified in the related
                                 prospectus supplement, the sponsor may be
                                 Morgan Stanley Mortgage Capital Inc., an
                                 affiliate of the depositor.

SELLERS.......................   The seller or sellers of the mortgage loans or
                                 other assets will be named in the related
                                 prospectus supplement. A seller may be an
                                 affiliate of Morgan Stanley Capital I Inc.
                                 Morgan Stanley Capital I Inc. will purchase the
                                 mortgage loans or other assets, on or before
                                 the issuance of the related series of
                                 certificates.

ORIGINATORS...................   If the mortgage loans or other assets have been
                                 originated by an entity other than the related
                                 sponsor or loan seller, the prospectus
                                 supplement will identify the related originator
                                 and set forth certain information with respect
                                 thereto.

                       INFORMATION ABOUT THE MORTGAGE POOL

THE TRUST FUND ASSETS.........   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership
                                 interest in a trust fund consisting primarily
                                 of:

   (A) MORTGAGE ASSETS........   The mortgage loans and the mortgage backed
                                 securities, or one or the other, with respect
                                 to each series of certificates will consist of
                                 a pool of:

                                 o    multifamily or commercial mortgage loans
                                      or both;

                                 o    mortgage pass-through certificates or
                                      other mortgage backed securities
                                      evidencing interests in or secured by
                                      mortgage loans; or

                                 o    a combination of mortgage loans and
                                      mortgage backed securities.

                                 The mortgage loans will not be guaranteed or
                                 insured by:

                                 o    Morgan Stanley Capital I Inc. or any of
                                      its affiliates; or

                                       -2-

                                 o    unless the prospectus supplement so
                                      provides, any governmental agency or
                                      instrumentality or other person.

                                 The mortgage loans will be secured by first
                                 liens or junior liens on, or security interests
                                 in:

                                 o    residential properties consisting of five
                                      or more rental or cooperatively owned
                                      dwelling units; or

                                 o    office buildings, shopping centers, retail
                                      stores, hotels or motels, nursing homes,
                                      hospitals or other health care-related
                                      facilities, mobile home parks, warehouse
                                      facilities, mini-warehouse facilities or
                                      self-storage facilities, industrial
                                      plants, congregate care facilities, mixed
                                      use commercial properties or other types
                                      of commercial properties.

                                 Generally, the mortgage loans:

                                 o    will be secured by properties located in
                                      any of the fifty states, the District of
                                      Columbia or the Commonwealth of Puerto
                                      Rico;

                                 o    will have individual principal balances at
                                      origination of at least $25,000;

                                 o    will have original terms to maturity of
                                      not more than 40 years; and

                                 o    will be originated by persons other than
                                      Morgan Stanley Capital I Inc.

                                 Each mortgage loan may provide for the
                                 following payment terms:

                                 o    Each mortgage loan may provide for no
                                      accrual of interest or for accrual of
                                      interest at a fixed or adjustable rate or
                                      at a rate that may be converted from
                                      adjustable to fixed, or vice versa, from
                                      time to time at the borrower's election.
                                      Adjustable mortgage rates may be based on
                                      one or more indices.

                                 o    Each mortgage loan may provide for
                                      scheduled payments to maturity or payments
                                      that adjust from time to time to
                                      accommodate changes in the interest rate
                                      or to reflect the occurrence of certain
                                      events.

                                 o    Each mortgage loan may provide for
                                      negative amortization or accelerated
                                      amortization.

                                 o    Each mortgage loan may be fully amortizing
                                      or require a balloon payment due on the
                                      loan's stated maturity date.

                                 o    Each mortgage loan may contain
                                      prohibitions on prepayment or require
                                      payment of a premium or a yield
                                      maintenance penalty in connection with a
                                      prepayment.

                                 o    Each mortgage loan may provide for
                                      payments of principal, interest or both,
                                      on due dates that occur monthly,
                                      quarterly, semi-annually or at another
                                      interval as specified in the related
                                      prospectus supplement.

                                       -3-

   (B) GOVERNMENT SECURITIES..   If the related prospectus supplement so
                                 specifies, the trust fund may include direct
                                 obligations of the United States, agencies of
                                 the United States or agencies created by
                                 government entities which provide for payment
                                 of interest or principal or both.

   (C) COLLECTION ACCOUNTS....   Each trust fund will include one or more
                                 accounts established and maintained on behalf
                                 of the certificateholders. The person(s)
                                 designated in the related prospectus supplement
                                 will, to the extent described in this
                                 prospectus and the prospectus supplement,
                                 deposit into this account all payments and
                                 collections received or advanced with respect
                                 to the trust fund's assets. The collection
                                 account may be either interest-bearing or
                                 non-interest-bearing, and funds may be held in
                                 the account as cash or invested in short-term,
                                 investment grade obligations.

   (D) CREDIT SUPPORT.........   If the related prospectus supplement so
                                 specifies, one or more classes of certificates
                                 may be provided with partial or full protection
                                 against certain defaults and losses on a trust
                                 fund's mortgage loans and mortgage backed
                                 securities.

                                 This protection may be provided by one or more
                                 of the following means:

                                 o    subordination of one or more other classes
                                      of certificates,

                                 o    cross-support provisions

                                 o    loan insurance policies or guarantees,

                                 o    letters of credit,

                                 o    certificate insurance policies or surety
                                      bonds,

                                 o    reserve fund or funds or

                                 o    a combination thereof.

                                 The related prospectus supplement will describe
                                 the amount and types of credit support, the
                                 entity providing the credit support, if
                                 applicable, and related information. If a
                                 particular trust fund includes mortgage backed
                                 securities, the related prospectus supplement
                                 will describe any similar forms of credit
                                 support applicable to those mortgage backed
                                 securities.

   (E) CASH FLOW AGREEMENTS...   If the related prospectus supplement so
                                 provides, the trust fund may include guaranteed
                                 investment contracts pursuant to which moneys
                                 held in the collection accounts will be
                                 invested at a specified rate. The trust fund
                                 also may include agreements (as described
                                 below) designed to reduce the effects of
                                 interest rate or currency exchange rate
                                 fluctuations on the trust fund's assets or on
                                 one or more classes of certificates.

                                 Agreements of this sort may include:

                                 o    interest rate exchange or interest rate
                                      swap agreements,

                                 o    interest rate cap, floor or collar
                                      agreements,

                                       -4-

                                 o    currency exchange or swap agreements, or

                                 o    Other interest rate or currency
                                      agreements. Currency exchange or swap
                                      agreements might be included in a trust
                                      fund if some or all of the mortgage loans
                                      or mortgage backed securities, such as
                                      mortgage loans secured by mortgaged
                                      properties located outside the United
                                      States, are denominated in a non United
                                      States currency.

                                 The related prospectus supplement will describe
                                 the principal terms of any guaranteed
                                 investment contract or other such agreement and
                                 provide information with respect to the
                                 obligor. If a particular trust fund includes
                                 mortgage backed securities, the related
                                 prospectus supplement will describe any
                                 guaranteed investment contract or other
                                 agreements applicable to those mortgage backed
                                 securities.

REPURCHASES AND SUBSTITUTIONS
   OF MORTGAGE ASSETS;
   ACQUISITION OF ADDITIONAL
   MORTGAGE ASSETS............   If and to the extent described in the related
                                 prospectus supplement, Morgan Stanley Capital I
                                 Inc. a mortgage asset seller or another
                                 specified person or entity may make or assign
                                 to or for the benefit of one of our trusts
                                 various representations and warranties, or may
                                 be obligated to deliver to one of our trusts
                                 various documents, in either case relating to
                                 some or all of the mortgage assets transferred
                                 to that trust. A material breach of one of
                                 those representations and warranties or a
                                 failure to deliver a material document may,
                                 under the circumstances described in the
                                 related prospectus supplement, give rise to an
                                 obligation to repurchase the affected mortgage
                                 asset(s) out of the subject trust or to replace
                                 the affected mortgage asset(s) with other
                                 mortgage asset(s) that satisfy the criteria
                                 specified in the related prospectus supplement
                                 or to reimburse the related trust fund for any
                                 related losses. See "Description of the
                                 Agreements--Assignment of Assets--Repurchases"
                                 and "--Representations and
                                 Warranties--Repurchases" herein.

                                 In addition, if so specified in the related
                                 prospectus supplement, if a mortgage loan
                                 backing a series of certificates defaults, it
                                 may be subject to a fair value purchase option
                                 or other purchase option under the related
                                 pooling and servicing agreement or another
                                 agreement, or may be subject to a purchase
                                 option on the part of another lender whose loan
                                 is secured by the related real estate
                                 collateral or by a security interest in the
                                 equity in the related borrower. Further, if so
                                 specified in the related prospectus supplement,
                                 a special servicer or other specified party for
                                 a trust fund may be obligated to sell a
                                 mortgage asset that is in default. See
                                 "Description of the Agreements--Realization
                                 Upon Defaulted Whole Loans" herein.

                                 In general, the initial total principal balance
                                 of the mortgage assets in a trust will equal or
                                 exceed the initial total principal balance of
                                 the related certificates. If the initial total
                                 principal balance of the related mortgage
                                 assets is less than the initial total principal
                                 balance of any series, we may arrange an
                                 interim deposit of cash or liquid investments
                                 with the trustee to cover the shortfall. For
                                 the period specified in the related prospectus
                                 supplement, following the initial issuance of
                                 that series, we will be entitled to obtain a
                                 release of the deposited cash or investments in
                                 exchange for the deposit of a corresponding
                                 amount of

                                       -5-

                                 mortgage assets. If we fail to deliver mortgage
                                 assets sufficient to make up the entire
                                 shortfall within that specified period, any of
                                 the cash or investments remaining on deposit
                                 with the related trustee will be used to pay
                                 down the principal balance of the related
                                 certificates, as described in the related
                                 prospectus supplement.

                                 If so specified in the related prospectus
                                 supplement, the related trustee may be
                                 authorized or required to apply collections on
                                 the mortgage assets underlying a series of
                                 offered certificates to acquire new mortgage
                                 assets that conform to the description of
                                 mortgage assets in this prospectus, and satisfy
                                 the criteria set forth in the related
                                 prospectus supplement.

                                 If the subject securitization transaction
                                 involves a prefunding or revolving period, then
                                 we will indicate in the related prospectus
                                 supplement, among other things, (i) the term or
                                 duration of the prefunding or revolving period
                                 and for prefunding periods, the amount of
                                 proceeds to be deposited in the prefunding
                                 account and the percentage of the mortgage
                                 asset pool represented by those proceeds, (ii)
                                 for revolving periods, the maximum amount of
                                 additional assets that may be acquired during
                                 the revolving period, if applicable, and the
                                 percentage of the mortgage asset pool
                                 represented by those assets and (iii) any
                                 limitation on the ability to add pool assets.

DISTRIBUTIONS ON
   CERTIFICATES...............   Each series of certificates will have the
                                 following characteristics:

                                 o    if the certificates evidence an interest
                                      in a trust fund that includes mortgage
                                      loans, the certificates will be issued
                                      pursuant to a pooling agreement;

                                 o    if the certificates evidence an interest
                                      in a trust fund that does not include
                                      mortgage loans, the certificates will be
                                      issued pursuant to a trust agreement;

                                 o    each series of certificates will include
                                      one or more classes of certificates;

                                 o    each series of certificates, including any
                                      class or classes not offered by this
                                      prospectus, will represent, in the
                                      aggregate, the entire beneficial ownership
                                      interest in the related trust fund;

                                 o    each class of certificates being offered
                                      to you, other than certain stripped
                                      interest certificates, will have a stated
                                      principal amount;

                                 o    each class of certificates being offered
                                      to you, other than certain stripped
                                      principal certificates, will accrue
                                      interest based on a fixed, floating,
                                      variable or adjustable interest rate.

                                 The related prospectus supplement will specify
                                 the principal amount, if any, and the interest
                                 rate, if any, for each class of certificates.
                                 In the case of a floating, variable or
                                 adjustable interest rate, the related
                                 prospectus supplement will specify the method
                                 for determining the rate.

                                 The certificates will not be guaranteed or
                                 insured by Morgan Stanley Capital I Inc. or any
                                 of its affiliates. If the related prospectus
                                 supplement so provides, the certificates may be
                                 insured or guaranteed by an entity specified
                                 therein. Otherwise, the certificates also will
                                 not

                                       -6-

                                 be guaranteed or insured by any governmental
                                 agency or instrumentality or by any other
                                 person.

   (A) INTEREST ..............   Each class of certificates offered to you,
                                 other than stripped principal certificates and
                                 certain classes of stripped interest
                                 certificates, will accrue interest at the rate
                                 indicated in the prospectus supplement.
                                 Interest will be distributed to you as provided
                                 in the related prospectus supplement.

                                 Interest distributions:

                                 o    on stripped interest certificates may be
                                      made on the basis of the notional amount
                                      for that class, as described in the
                                      related prospectus supplement;

                                 o    may be reduced to the extent of certain
                                      delinquencies, losses, prepayment interest
                                      shortfalls, and other contingencies
                                      described in this prospectus and the
                                      related prospectus supplement.

   (B) PRINCIPAL .............   The certificates of each series initially will
                                 have an aggregate principal balance no greater
                                 than the outstanding principal balance of the
                                 trust fund's assets as of the close of business
                                 on the first day of the month during which the
                                 trust fund is formed, after application of
                                 scheduled payments due on or before that date,
                                 whether or not received. The related prospectus
                                 supplement may provide that the principal
                                 balance of the trust fund's assets will be
                                 determined as of a different date. The
                                 principal balance of a certificate at a given
                                 time represents the maximum amount that the
                                 holder is then entitled to receive of principal
                                 from future cash flow on the assets in the
                                 related trust fund.

                                 Unless the prospectus supplement provides
                                 otherwise, distributions of principal:

                                 o    will be made on each distribution date to
                                      the holders of the class or classes of
                                      certificates entitled to principal
                                      distributions, until the principal
                                      balances of those certificates have been
                                      reduced to zero; and

                                 o    will be made on a pro rata basis among all
                                      of the certificates of a given class or by
                                      random selection, as described in the
                                      prospectus supplement or otherwise
                                      established by the trustee.

                                 Stripped interest or interest-only certificates
                                 will not have a principal balance and will not
                                 receive distributions of principal.

ADVANCES .....................   Unless the related prospectus supplement
                                 otherwise provides, if a scheduled payment on a
                                 mortgage loan is delinquent and the master
                                 servicer determines that an advance would be
                                 recoverable, the master servicer will, in most
                                 cases, be required to advance the shortfall.
                                 Neither Morgan Stanley Capital I Inc. nor any
                                 of its affiliates will have any responsibility
                                 to make those advances.

                                 The master servicer:

                                 o    will be reimbursed for advances from
                                      subsequent recoveries from the delinquent
                                      mortgage loan or from other sources, as
                                      described in this prospectus and the
                                      related prospectus supplement; and

                                       -7-

                                 o    will be entitled to interest on advances,
                                      if specified in the related prospectus
                                      supplement.

                                 If a particular trust fund includes mortgage
                                 backed securities, the prospectus supplement
                                 will describe any advance obligations
                                 applicable to those mortgage backed securities.

TERMINATION ..................   The related prospectus supplement may provide
                                 for the optional early termination of the
                                 series of certificates through repurchase of
                                 the trust fund's assets by a specified party,
                                 under specified circumstances.

                                 The related prospectus supplement may provide
                                 for the early termination of the series of
                                 certificates in various ways including:

                                 o    optional early termination where a party
                                      identified in the prospectus supplement
                                      could repurchase the trust fund assets
                                      pursuant to circumstances specified in the
                                      prospectus supplement;

                                 o    termination through the solicitation of
                                      bids for the sale of all or a portion of
                                      the trust fund assets in the event the
                                      principal amount of a specified class or
                                      classes declines by a specified percentage
                                      amount on or after a specified date.

REGISTRATION OF
   CERTIFICATES ..............   If the related prospectus supplement so
                                 provides, one or more classes of the
                                 certificates being offered to you will
                                 initially be represented by one or more
                                 certificates registered in the name of Cede &
                                 Co., as the nominee of Depository Trust
                                 Company. If the certificate you purchase is
                                 registered in the name of Cede & Co., you will
                                 not be entitled to receive a definitive
                                 certificate, except under the limited
                                 circumstances described in this prospectus.

TAX STATUS OF THE
   CERTIFICATES ..............   The certificates of each series will constitute
                                 either:

                                 o    regular interests and residual interests
                                      in a trust treated as a real estate
                                      mortgage investment conduit--known as a
                                      REMIC--under Sections 860A through 860G of
                                      the Internal Revenue Code; or

                                 o    interests in a trust treated as a grantor
                                      trust under applicable provisions of the
                                      Internal Revenue Code.

   (A) REMIC .................   The regular certificates of the REMIC generally
                                 will be treated as debt obligations of the
                                 applicable REMIC for federal income tax
                                 purposes. Some of the regular certificates of
                                 the REMIC may be issued with original issue
                                 discount for federal income tax purposes.

                                 A portion or, in certain cases, all of the
                                 income from REMIC residual certificates:

                                 o    may not be offset by any losses from other
                                      activities of the holder of those
                                      certificates;

                                 o    may be treated as unrelated business
                                      taxable income for holders of the residual
                                      certificates of the REMIC that are subject
                                      to tax on unrelated business taxable
                                      income, as defined in Section 511 of the
                                      Internal Revenue Code; and

                                 o    may be subject to U.S. withholding tax.

                                       -8-

                                 To the extent described in this prospectus and
                                 the related prospectus supplement, the
                                 certificates offered to you will be treated as:

                                 o    assets described in section 7701(a)(19)(C)
                                      of the Internal Revenue Code; and

                                 o    "real estate assets" within the meaning of
                                      sections 856(c)(4)(A) and 856(c)(5)(B) of
                                      the Internal Revenue Code.

   (B) GRANTOR TRUST .........   If no election is made to treat the trust fund
                                 relating to a series of certificates as a
                                 REMIC, the trust fund will be classified as a
                                 grantor trust and not as an association taxable
                                 as a corporation for federal income tax
                                 purposes. If the trust fund is a grantor trust,
                                 you will be treated as an owner of an undivided
                                 pro rata interest in the mortgage pool or pool
                                 of securities and any other assets held by the
                                 trust fund. In certain cases the certificates
                                 may represent interests in a portion of a trust
                                 fund as to which one or more REMIC elections,
                                 as described above, are also made.

                                 Investors are advised to consult their tax
                                 advisors and to review "Federal Income Tax
                                 Consequences" in this prospectus and the
                                 related prospectus supplement.

ERISA CONSIDERATIONS .........   If you are subject to Title I of the Employee
                                 Retirement Income Security Act of 1974, as
                                 amended--also known as ERISA, or Section 4975
                                 of the Internal Revenue Code, you should
                                 carefully review with your legal advisors
                                 whether the purchase or holding of certificates
                                 could give rise to a transaction that is
                                 prohibited or is not otherwise permissible
                                 under either statute.

                                 In general, the related prospectus supplement
                                 will specify that some of the classes of
                                 certificates may not be transferred unless the
                                 trustee and Morgan Stanley Capital I Inc.
                                 receive a letter of representations or an
                                 opinion of counsel to the effect that:

                                 o    the transfer will not result in a
                                      violation of the prohibited transaction
                                      provisions of ERISA or the Internal
                                      Revenue Code;

                                 o    the transfer will not cause the assets of
                                      the trust fund to be deemed "plan assets"
                                      for purposes of ERISA or the Internal
                                      Revenue Code; and

                                 o    the transfer will not subject any of the
                                      trustee, Morgan Stanley Capital I Inc. or
                                      any servicer to additional obligations.

LEGAL INVESTMENT .............   The related prospectus supplement will specify
                                 whether any classes of the offered certificates
                                 will constitute "mortgage related securities"
                                 for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your
                                 investment activities are subject to legal
                                 investment laws and regulations, regulatory
                                 capital requirements, or review by regulatory
                                 authorities, then you may be subject to
                                 restrictions on investment in the offered
                                 certificates. You should consult your own legal
                                 advisors for assistance in determining the
                                 suitability of and consequences to you of the
                                 purchase, ownership, and the sale of the
                                 offered certificates.

                                       -9-

RATING .......................   At the date of issuance, each class of
                                 certificates of each series that are offered to
                                 you will be rated not lower than investment
                                 grade by one or more nationally recognized
                                 statistical rating agencies.

                                      -10-

                                  RISK FACTORS

     You should carefully consider the risks involved in owning a certificate before purchasing a certificate. In particular, the timing and payments you receive on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below under Risk Factors, together with those described in the related prospectus supplement under Risk Factors, summarize the material risks relating to your certificates.

THE LACK OF A SECONDARY MARKET
   MAY MAKE IT DIFFICULT FOR
   YOU  TO RESELL YOUR
   CERTIFICATES...............   Secondary market considerations may make your
                                 certificates difficult to resell or less
                                 valuable than you anticipated for a variety of
                                 reasons, including:

                                 o    there may not be a secondary market for
                                      the certificates;

                                 o    if a secondary market develops, we cannot
                                      assure you that it will continue or will
                                      provide you with the liquidity of
                                      investment you may have anticipated. Lack
                                      of liquidity could result in a substantial
                                      decrease in the market value of your
                                      certificates;

                                 o    the market value of your certificates will
                                      fluctuate with changes in interest rates;

                                 o    the secondary market for certificates
                                      backed by residential mortgages may be
                                      more liquid than the secondary market for
                                      certificates backed by multifamily and
                                      commercial mortgages so if your liquidity
                                      assumptions were based on the secondary
                                      market for certificates backed by
                                      residential mortgages, your assumptions
                                      may not be correct;

                                 o    certificateholders have no redemption
                                      rights; and

                                 o    secondary market purchasers are limited to
                                      this prospectus, the related prospectus
                                      supplement and to the reports delivered to
                                      certificateholders for information
                                      concerning the certificates.

                                 Morgan Stanley & Co. Incorporated currently
                                 expects to make a secondary market in your
                                 certificates, but it has no obligation to do
                                 so.

THE TRUST FUND'S ASSETS MAY BE
   INSUFFICIENT TO ALLOW FOR
   REPAYMENT IN FULL ON YOUR
   CERTIFICATES...............   Unless the related prospectus supplement so
                                 specifies, the sole source of payment on your
                                 certificates will be proceeds from the assets
                                 included in the trust fund for each series of
                                 certificates and any form of credit enhancement
                                 specified in the related prospectus supplement.
                                 You will not have any claim against, or
                                 security interest in, the trust fund for any
                                 other series. In addition, in general, there is
                                 no recourse to Morgan Stanley Capital I Inc. or
                                 any other entity, and neither the certificates
                                 nor the underlying mortgage loans are
                                 guaranteed or insured by any governmental
                                 agency or instrumentality or any other entity.

                                      -11-

                                 Therefore, if the trust fund's assets are
                                 insufficient to pay you your expected return,
                                 in most situations you will not receive payment
                                 from any other source. Exceptions include:

                                 o    loan repurchase obligations in connection
                                      with a breach of certain of the
                                      representations and warranties; and

                                 o    advances on delinquent loans, to the
                                      extent the master servicer deems the
                                      advance will be recoverable.

                                 Because some of the representations and
                                 warranties with respect to the mortgage loans
                                 or mortgage backed securities may have been
                                 made or assigned in connection with transfers
                                 of the mortgage loans or mortgage backed
                                 securities prior to the closing date, the
                                 rights of the trustee and the
                                 certificateholders with respect to those
                                 representations or warranties will be limited
                                 to their rights as assignees. Unless the
                                 related prospectus supplement so specifies,
                                 neither Morgan Stanley Capital I Inc., the
                                 master servicer nor any affiliate thereof will
                                 have any obligation with respect to
                                 representations or warranties made by any other
                                 entity.

                                 There may be accounts, as described in the
                                 related prospectus supplement, maintained as
                                 credit support. The amounts in these accounts
                                 may be withdrawn, under conditions described in
                                 the related prospectus supplement. Any
                                 withdrawn amounts will not be available for the
                                 future payment of principal or interest on the
                                 certificates.

                                 If a series of certificates consists of one or
                                 more classes of subordinate certificates, the
                                 amount of any losses or shortfalls in
                                 collections of assets on any distribution date
                                 will be borne first by one or more classes of
                                 the subordinate certificates, as described in
                                 the related prospectus supplement. Thereafter,
                                 those losses or shortfalls will be borne by the
                                 remaining classes of certificates, in the
                                 priority and manner and subject to the
                                 limitations specified in the related prospectus
                                 supplement.

PREPAYMENTS AND REPURCHASES
   MAY REDUCE THE YIELD ON
   YOUR CERTIFICATES..........   The yield on your certificates may be reduced
                                 by prepayments on the mortgage loans or
                                 mortgage backed securities because prepayments
                                 affect the average life of the certificates.
                                 Prepayments can be voluntary, if permitted, and
                                 involuntary, such as prepayments resulting from
                                 casualty or condemnation, defaults and
                                 liquidations or repurchases upon breaches of
                                 representations and warranties. The investment
                                 performance of your certificates may vary
                                 materially and adversely from your expectation
                                 if the actual rate of prepayment is higher or
                                 lower than you anticipated.

                                 Voluntary prepayments may require the payment
                                 of a yield maintenance or prepayment premium.
                                 Nevertheless, we cannot assure you that the
                                 existence of the prepayment premium will cause
                                 a borrower to refrain from prepaying its
                                 mortgage loan nor can we assure you of the rate
                                 at which prepayments will occur. Morgan Stanley
                                 Mortgage Capital Inc., under certain
                                 circumstances, may be required to repurchase a
                                 mortgage loan from the trust fund if there has
                                 been a breach of a representation or warranty.
                                 The repurchase price paid will be passed
                                 through to you, as a certificateholder, with
                                 the same effect as if the mortgage loan had
                                 been prepaid in part or in full, except that no

                                      -12-

                                 prepayment premium or yield maintenance charge
                                 would be payable. Such a repurchase may
                                 therefore adversely affect the yield to
                                 maturity on your certificates.

                                 In a pool of mortgage loans, the rate of
                                 prepayment is unpredictable as it is influenced
                                 by a variety of factors including:

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lockout
                                      period;

                                 o    the prevailing interest rates;

                                 o    the availability of mortgage credit;

                                 o    the applicable yield maintenance charges
                                      or prepayment premiums;

                                 o    the servicer's ability to enforce those
                                      yield maintenance charges or prepayment
                                      premiums;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax, legal or other
                                      factors.

                                 There can be no assurance that the rate of
                                 prepayments will conform to any model described
                                 in this prospectus or in the related prospectus
                                 supplement.

                                 Some of the certificates may be more sensitive
                                 to prepayments than other certificates and in
                                 certain cases, the certificateholder holding
                                 these certificates may fail to recoup its
                                 original investment. You should carefully
                                 consider the specific characteristics of the
                                 certificates you purchase, as well as your
                                 investment approach and strategy. For instance,
                                 if you purchase a certificate at a premium, a
                                 prepayment may reduce the stream of interest
                                 payments you are entitled to receive on your
                                 certificate and your actual yield may be lower
                                 than your anticipated yield. Similarly, if you
                                 purchase a certificate which provides for the
                                 payment of interest only, or a certificate
                                 which provides for the payment of interest only
                                 after the occurrence of certain events, such as
                                 the retirement of one or more other classes of
                                 certificates of a series, you will probably be
                                 extremely sensitive to prepayments because a
                                 prepayment may reduce the stream of interest
                                 payments you are entitled to receive on your
                                 certificate.

IF PREPAYMENT PREMIUMS ARE NOT
   ENFORCED, YOUR CERTIFICATES
   MAY BE ADVERSELY AFFECTED..   The yield on your certificates may be less than
                                 anticipated because the prepayment premium or
                                 yield maintenance required under certain
                                 prepayment scenarios may not be enforceable in
                                 some states or under federal bankruptcy laws.

                                 o    Some courts may consider the prepayment
                                      premium to be usurious.

                                      -13-

                                 o    Even if the prepayment premium is
                                      enforceable, we cannot assure you that
                                      foreclosure proceeds will be sufficient to
                                      pay the prepayment premium.

                                 o    Although the collateral substitution
                                      provisions related to defeasance are not
                                      suppose to be treated as a prepayment and
                                      should not affect your certificates, we
                                      cannot assure you that a court will not
                                      interpret the defeasance provisions as
                                      requiring a prepayment premium; nor can we
                                      assure you that if it is treated as a
                                      prepayment premium, the court will find
                                      the defeasance income stream enforceable.

THE TIMING OF MORTGAGE LOAN
   AMORTIZATION MAY ADVERSELY
   AFFECT PAYMENT ON YOUR
   CERTIFICATES...............   As principal payments or prepayments are made
                                 on a mortgage loan, the mortgage pool will be
                                 exposed to concentration risks with respect to
                                 the diversity of mortgaged properties, types of
                                 mortgaged properties and number of borrowers.
                                 Classes that have a later sequential
                                 designation or a lower payment priority are
                                 more likely to be exposed to these
                                 concentration risks than are classes with an
                                 earlier sequential designation or higher
                                 priority. This is so because principal on the
                                 certificates will be payable in sequential
                                 order, and no class entitled to a distribution
                                 of principal will receive its principal until
                                 the principal amount of the preceding class or
                                 classes entitled to receive principal have been
                                 reduced to zero.

RATINGS DO NOT GUARANTY
   PAYMENT ...................   Any rating assigned by a rating agency to a
                                 class of certificates reflects the rating
                                 agency's assessment of the likelihood that
                                 holders of the class of certificates will
                                 receive the payments to which they are
                                 entitled.

                                 o    The ratings do not assess the likelihood
                                      that you will receive timely payments on
                                      your certificates.

                                 o    The ratings do not assess the likelihood
                                      of prepayments, including those caused by
                                      defaults.

                                 o    The ratings do not assess the likelihood
                                      of early optional termination of the
                                      certificates.

                                 Each rating agency rating classes of a
                                 particular series will determine the amount,
                                 type and nature of credit support required for
                                 that series. This determination may be based on
                                 an actuarial analysis of the behavior of
                                 mortgage loans in a larger group taking into
                                 account the appraised value of the real estate
                                 and the commercial and multifamily real estate
                                 market.

                                 o    We cannot assure you that the historical
                                      data supporting the actuarial analysis
                                      will accurately reflect or predict the
                                      rate of delinquency, foreclosure or loss
                                      that will be experienced by the mortgage
                                      loans in a particular series.

                                 o    We cannot assure you that the appraised
                                      value of any property securing a mortgage
                                      loan in a particular series will remain
                                      stable throughout the life of your
                                      certificate.

                                      -14-

                                 o    We cannot assure you that the real estate
                                      market will not experience an overall
                                      decline in property values nor can we
                                      assure you that the outstanding balance of
                                      any mortgage loan in a particular series
                                      will always be less than the market value
                                      of the property securing the mortgage
                                      loan.

RATINGS DO NOT GUARANTY
   VALUE .....................   If one or more rating agencies downgrade
                                 certificates of a series, your certificate will
                                 decrease in value. Because none of Morgan
                                 Stanley Capital I Inc., the seller, the master
                                 servicer, the trustee or any affiliate has any
                                 obligation to maintain a rating of a class of
                                 certificates, you will have no recourse if your
                                 certificate decreases in value.

CASH FLOW FROM THE PROPERTIES
   MAY BE VOLATILE AND
   INSUFFICIENT TO ALLOW
   TIMELY PAYMENT ON YOUR
   CERTIFICATES ..............   Repayment of a commercial or multifamily
                                 mortgage loan is dependent on the income
                                 produced by the property. Therefore, the
                                 borrower's ability to repay a mortgage loan
                                 depends primarily on the successful operation
                                 of the property and the net operating income
                                 derived from the property. Net operating income
                                 can be volatile and may be adversely affected
                                 by factors such as:

                                 o    economic conditions causing plant closings
                                      or industry slowdowns;

                                 o    an oversupply of available retail space,
                                      office space or multifamily housing;

                                 o    changes in consumer tastes and
                                      preferences;

                                 o    decrease in consumer confidence;

                                 o    retroactive changes in building codes;

                                 o    the age, design and construction quality
                                      of the property, including perceptions
                                      regarding the attractiveness, convenience
                                      or safety of the property;

                                 o    the age, design, construction quality and
                                      proximity of competing properties;

                                 o    increases in operating expenses due to
                                      external factors such as increases in
                                      heating or electricity costs;

                                 o    increases in operating expenses due to
                                      maintenance or improvements required at
                                      the property;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    a decline in rental rates as leases are
                                      renewed or entered into with new tenants;

                                 o    the concentration of a particular business
                                      type in a building;

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants; and

                                      -15-

                                 o    the property's "operating leverage."

                                 Operating leverage refers to the percentage of
                                 total property expenses in relation to revenue,
                                 the ratio of fixed operating expenses to those
                                 that vary with revenue and the level of capital
                                 expenditures required to maintain the property
                                 and retain or replace tenants.

                                 If a commercial property is designed for a
                                 specific tenant, net operating income may be
                                 adversely affected if that tenant defaults
                                 under its obligations because properties
                                 designed for a specific tenant often require
                                 substantial renovation before it is suitable
                                 for a new tenant. As a result, the proceeds
                                 from liquidating this type of property
                                 following foreclosure might be insufficient to
                                 cover the principal and interest due under the
                                 loan.

                                 It is anticipated that a substantial portion of
                                 the mortgage loans included in any trust fund
                                 will be nonrecourse loans or loans for which
                                 recourse may be restricted or unenforceable.
                                 Therefore, if a borrower defaults, recourse may
                                 be had only against the specific property and
                                 any other assets that have been pledged to
                                 secure the related mortgage loan.

PROPERTY VALUE MAY BE
   ADVERSELY AFFECTED EVEN
   WHEN THERE IS NO CHANGE IN
   CURRENT OPERATING INCOME ..   Various factors may adversely affect the value
                                 of the mortgaged properties without affecting
                                 the properties' current net operating income.
                                 These factors include among others:

                                 o    changes in governmental regulations,
                                      fiscal policy, zoning or tax laws;

                                 o    potential environmental legislation or
                                      liabilities or other legal liabilities;

                                 o    the availability of refinancing; and

                                 o    changes in interest rate levels or yields
                                      required by investors in income-producing
                                      commercial properties.

THE PROSPECTIVE PERFORMANCE OF
   THE COMMERCIAL AND
   MULTIFAMILY MORTGAGE LOANS
   INCLUDED IN EACH TRUST
   SHOULD BE EVALUATED
   SEPARATELY FROM THE
   PERFORMANCE OF THE MORTGAGE
   LOANS IN ANY OF OUR OTHER
   TRUSTS ....................   While there may be certain common factors
                                 affecting the performance and value of
                                 income-producing real properties in general,
                                 those factors do not apply equally to all
                                 income-producing real properties and, in many
                                 cases, there are unique factors that will
                                 affect the performance and/or value of a
                                 particular income-producing real property.
                                 Moreover, the effect of a given factor on a
                                 particular real property will depend on a
                                 number of variables, including but not limited
                                 to property type, geographic location,
                                 competition, sponsorship and other
                                 characteristics of the property and the related
                                 mortgage loan. Each income-producing real
                                 property represents a separate and distinct
                                 business venture; and, as

                                      -16-

                                 as a result, each of the multifamily and
                                 commercial mortgage loans included in one of
                                 the depositor's trusts requires a unique
                                 underwriting analysis. Furthermore, economic
                                 and other conditions affecting real properties,
                                 whether worldwide, national, regional or local,
                                 vary over time. The performance of a pool of
                                 mortgage loans originated and outstanding under
                                 a given set of economic conditions may vary
                                 significantly from the performance of an
                                 otherwise comparable mortgage pool originated
                                 and outstanding under a different set of
                                 economic conditions. Accordingly, investors
                                 should evaluate the mortgage loans underlying
                                 the offered certificates independently from the
                                 performance of mortgage loans underlying any
                                 other series of offered certificates.

                                 As a result of the distinct nature of each pool
                                 of commercial mortgage loans, and the separate
                                 mortgage loans within the pool, this prospectus
                                 does not include disclosure concerning the
                                 delinquency and loss experience of static pools
                                 of periodic originations by the sponsor of
                                 assets of the type to be securitized (known as
                                 "static pool data"). Because of the highly
                                 heterogeneous nature of the assets in
                                 commercial mortgage backed securities
                                 transactions, static pool data for prior
                                 securitized pools, even those involving the
                                 same asset types (e.g., hotels or office
                                 buildings), may be misleading, since the
                                 economics of the properties and terms of the
                                 loans may be materially different. In
                                 particular, static pool data showing a low
                                 level of delinquencies and defaults would not
                                 be indicative of the performance of this pool
                                 or any other pools of mortgage loans originated
                                 by the same sponsor. Therefore, investors
                                 should evaluate this offering on the basis of
                                 the information set forth in the related
                                 prospectus supplement with respect to the
                                 mortgage loans, and not on the basis of any
                                 successful performance of other pools of
                                 securitized commercial mortgage loans.

VARIOUS TYPES OF
   INCOME-PRODUCING PROPERTIES
   MAY SECURE MORTGAGE LOANS
   UNDERLYING A SERIES OF
   CERTIFICATES AND EACH TYPE
   OF INCOME-PRODUCING
   PROPERTY MAY PRESENT
   SPECIAL RISKS .............   The mortgage loans underlying a series of
                                 certificates may be secured by numerous types
                                 of multifamily and commercial properties. The
                                 adequacy of an income-producing property as
                                 security for a mortgage loan depends in large
                                 part on its value and ability to generate net
                                 operating income. The relative importance of
                                 any factor affecting the value or operation of
                                 an income-producing property will depend on the
                                 type and use of the property, and the type and
                                 use of a particular income-producing property
                                 may present special risks. Additionally, many
                                 types of commercial properties are not readily
                                 convertible to alternative uses if the original
                                 use is not successful or may require
                                 significant capital expenditures to effect any
                                 conversion to an alternative use.

                                      -17-

THE OPERATION OF COMMERCIAL
   PROPERTIES IS DEPENDENT
   UPON SUCCESSFUL
   MANAGEMENT ................   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o    responding to changes in the local market;

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 A good property manager, by controlling costs,
                                 providing appropriate service to tenants and
                                 seeing to the maintenance of improvements, can
                                 improve cash flow, reduce vacancy, leasing and
                                 repair costs and preserve building value. On
                                 the other hand, management errors can, in some
                                 cases, impair short-term cash flow and the long
                                 term viability of an income-producing property.
                                 Properties deriving revenues primarily from
                                 short-term sources are generally more
                                 management intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 Morgan Stanley Capital I Inc. makes no
                                 representation or warranty as to the skills of
                                 any present or future managers. Additionally,
                                 Morgan Stanley Capital I Inc. cannot assure you
                                 that the property managers will be in a
                                 financial condition to fulfill their management
                                 responsibilities throughout the terms of their
                                 respective management agreements.

YOU SHOULD CONSIDER THE NUMBER
   OF MORTGAGE LOANS IN THE
   POOL ......................   Assuming pools of equal aggregate unpaid
                                 principal balances, the concentration of
                                 default, foreclosure and loss in a trust fund
                                 containing fewer mortgage loans will generally
                                 be higher than that in trust fund containing
                                 more mortgage loans.

YOUR INVESTMENT IS NOT INSURED
   OR GUARANTEED AND YOUR
   SOURCE FOR REPAYMENTS IS
   LIMITED ...................   Payments under the mortgage loans are generally
                                 not insured or guaranteed by any person or
                                 entity.

                                 In general, the borrowers under the mortgage
                                 loans will be entities created to own or
                                 purchase the related commercial property. The
                                 borrowers are set up this way, in significant
                                 part, to isolate the property from the debts
                                 and liabilities of the person creating the
                                 entity. In most cases, the loan will represent
                                 a nonrecourse obligation of the related
                                 borrower secured by the lien of the related
                                 mortgage and the related lease assignments.
                                 Even if the loan is recourse, the borrower
                                 generally will not have any significant assets
                                 other than the property or properties and the
                                 related leases, which will be pledged to the
                                 trustee. Therefore, payments on the loans and,
                                 in turn, payments of principal and interest on
                                 your certificates, will depend primarily or
                                 solely on rental payments by the lessees. Those
                                 rental payments will, in turn, depend on

                                      -18-

                                 continued occupancy by, or the creditworthiness
                                 of, those lessees. Both continued occupancy and
                                 creditworthiness may be adversely affected by a
                                 general economic downturn or an adverse change
                                 in the lessees' financial conditions.

BORROWER MAY BE UNABLE TO
   REPAY THE REMAINING
   PRINCIPAL BALANCE ON ITS
   MATURITY DATE WHICH WOULD
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Some of the mortgage loans may not be fully
                                 amortizing over their terms to maturity and
                                 will require substantial principal
                                 payments--i.e., balloon payments--at their
                                 stated maturity. Mortgage loans with balloon
                                 payments involve a greater degree of risk
                                 because a borrower's ability to make a balloon
                                 payment typically will depend upon its ability
                                 either to timely refinance the loan or to
                                 timely sell the mortgaged property. However,
                                 refinancing a loan or selling the property will
                                 be affected by a number of factors, including:

                                 o    interest rates;

                                 o    the borrower's equity in the property;

                                 o    the financial condition and operating
                                      history of the borrower and the property;

                                 o    tax laws;

                                 o    renewability of operating licenses;

                                 o    prevailing economic conditions and the
                                      availability of credit for commercial and
                                      multifamily properties;

                                 o    with respect to certain multifamily
                                      properties and mobile home parks, rent
                                      control laws; and

                                 o    with respect to hospitals, nursing homes
                                      and convalescent homes, reimbursement
                                      rates from private and public coverage
                                      providers.

YOUR CERTIFICATES WILL BEAR
   LOSSES IF INSUFFICIENT
   FUNDS ARE AVAILABLE TO
   SATISFY ANY JUNIOR MORTGAGE
   LOANS .....................   If the prospectus supplement so specifies, some
                                 of the mortgage loans may be secured primarily
                                 by junior mortgages. In the event of a
                                 liquidation, satisfaction of a mortgage loan
                                 secured by a junior mortgage will be
                                 subordinate to the satisfaction of the related
                                 senior mortgage loan. If the proceeds are
                                 insufficient to satisfy the junior mortgage and
                                 the related senior mortgage, the junior
                                 mortgage loan in the trust fund would suffer a
                                 loss and the class of certificate you own may
                                 bear that loss. Therefore, any risks of
                                 deficiencies associated with first mortgage
                                 loans will be even greater in the case of
                                 junior mortgage loans. See "--Risks Factors."

OBLIGOR DEFAULT MAY ADVERSELY
   AFFECT PAYMENT ON YOUR
   CERTIFICATES ..............   If the related prospectus supplement so
                                 specifies, a master servicer, a sub servicer or
                                 a special servicer will be permitted, within
                                 prescribed parameters, to extend and modify
                                 whole loans that are in default or as

                                      -19-

                                 to which a payment default is imminent. Any
                                 ability to extend or modify may apply, in
                                 particular, to whole loans with balloon
                                 payments. In addition, a master servicer, a sub
                                 servicer or a special servicer may receive a
                                 workout fee based on receipts from, or proceeds
                                 of, those whole loans. While any entity
                                 granting this type of extension or modification
                                 generally will be required to determine that
                                 the extension or modification is reasonably
                                 likely to produce a greater recovery on a
                                 present value basis than liquidation, there is
                                 no assurance this will be the case.
                                 Additionally, if the related prospectus
                                 supplement so specifies, some of the mortgage
                                 loans included in the mortgage pool may have
                                 been subject to workouts or similar
                                 arrangements following prior periods of
                                 delinquency and default.

TENANT BANKRUPTCY MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   The bankruptcy or insolvency of a major tenant,
                                 or of a number of smaller tenants may adversely
                                 affect the income produced by a mortgaged
                                 property. Under the Bankruptcy Code, a tenant
                                 has the option of assuming or rejecting any
                                 unexpired lease. If the tenant rejects the
                                 lease, the landlord's claim would be a general
                                 unsecured claim against the tenant, absent
                                 collateral securing the claim. The claim would
                                 be limited to the unpaid rent reserved for the
                                 periods prior to the bankruptcy petition or the
                                 earlier surrender of the leased premises, which
                                 are unrelated to the rejection, plus the
                                 greater of one year's rent or 15% of the
                                 remaining rent reserved under the lease, but
                                 not more than three years' rent to cover any
                                 rejection related claims.

BORROWER BANKRUPTCY MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Under the Bankruptcy Code, the filing of a
                                 petition in bankruptcy by or against a borrower
                                 will stay the sale of the real property owned
                                 by that borrower, as well as the commencement
                                 or continuation of a foreclosure action. In
                                 addition, if a court determines that the value
                                 of the mortgaged property is less than the
                                 principal balance of the mortgage loan it
                                 secures, the court may prevent a lender from
                                 foreclosing on the mortgaged property, subject
                                 to certain protections available to the lender.
                                 As part of a restructuring plan, a court also
                                 may reduce the amount of secured indebtedness
                                 to the then-value of the mortgaged property.
                                 Such an action would make the lender a general
                                 unsecured creditor for the difference between
                                 the then-value and the amount of its
                                 outstanding mortgage indebtedness. A bankruptcy
                                 court also may:

                                 o    grant a debtor a reasonable time to cure a
                                      payment default on a mortgage loan;

                                 o    reduce monthly payments due under a
                                      mortgage loan;

                                 o    change the rate of interest due on a
                                      mortgage loan; or

                                 o    otherwise alter the mortgage loan's
                                      repayment schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the mortgaged
                                 property in a manner that would substantially
                                 diminish the position of the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain

                                      -20-

                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the trustee may be subordinated to
                                 financing obtained by a debtor-in-possession
                                 subsequent to its bankruptcy.

                                 Under the Bankruptcy Code, the lender will be
                                 stayed from enforcing a borrower's assignment
                                 of rents and leases. The Bankruptcy Code also
                                 may interfere with the lender's ability to
                                 enforce lockbox requirements. The legal
                                 proceedings necessary to resolve these issues
                                 can be time consuming and may significantly
                                 delay the receipt of rents. Rents also may
                                 escape an assignment to the extent they are
                                 used by the borrower to maintain the mortgaged
                                 property or for other court authorized
                                 expenses.

                                 As a result of the foregoing, the lender's
                                 recovery with respect to borrowers in
                                 bankruptcy proceedings may be significantly
                                 delayed, and the aggregate amount ultimately
                                 collected may be substantially less than the
                                 amount owed.

SOPHISTICATION OF THE BORROWER
   MAY ADVERSELY AFFECT
   PAYMENT ON YOUR
   CERTIFICATES ..............   In general, the mortgage loans will be made to
                                 partnerships, corporations or other entities
                                 rather than individuals. This may entail
                                 greater risks of loss from delinquency and
                                 foreclosure than do single family mortgage
                                 loans. In addition, the borrowers under
                                 commercial mortgage loans may be more
                                 sophisticated than the average single family
                                 home borrower. This may increase the likelihood
                                 of protracted litigation or the likelihood of
                                 bankruptcy in default situations.

CREDIT SUPPORT MAY NOT COVER
   LOSSES OR RISKS WHICH COULD
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   Although the prospectus supplement for a series
                                 of certificates will describe the credit
                                 support for the related trust fund, the credit
                                 support will be limited in amount and coverage
                                 and may not cover all potential losses or
                                 risks. Use of credit support will be subject to
                                 the conditions and limitations described in the
                                 prospectus and in the related prospectus
                                 supplement. Moreover, any applicable credit
                                 support may not cover all potential losses or
                                 risks. For example, credit support may not
                                 cover fraud or negligence by a mortgage loan
                                 originator or other parties.

                                 A series of certificates may include one or
                                 more classes of subordinate certificates, which
                                 may include certificates being offered to you.
                                 Although subordination is intended to reduce
                                 the senior certificateholders' risk of
                                 delinquent distributions or ultimate losses,
                                 the amount of subordination will be limited and
                                 may decline under certain circumstances. In
                                 addition, if principal payments are made in a
                                 specified order of priority, and limits exist
                                 with respect to the aggregate amount of claims
                                 under any related credit support, the credit
                                 support may be exhausted before the principal
                                 of the certificate classes with lower priority
                                 has been repaid. Significant losses and
                                 shortfalls on the assets consequently may fall
                                 primarily upon classes of certificates having a
                                 lower payment priority.

                                 The amount of any credit support supporting one
                                 or more classes of certificates being offered
                                 to you, including the subordination of one or
                                 more classes will be determined on the basis of
                                 criteria established by

                                      -21-

                                 each pertinent rating agency. Those criteria
                                 will be based on an assumed level of defaults,
                                 delinquencies, other losses or other factors.
                                 However, the loss experience on the related
                                 mortgage loans or mortgage backed securities
                                 may exceed the assumed levels. See "Description
                                 of Credit Support."

                                 Regardless of the form of any credit
                                 enhancement, the amount of coverage will be
                                 limited and, in most cases, will be subject to
                                 periodic reduction, in accordance with a
                                 schedule or formula. The master servicer
                                 generally will be permitted to reduce,
                                 terminate or substitute all or a portion of the
                                 credit enhancement for any series of
                                 certificates, if the applicable rating agency
                                 indicates that the then current ratings will
                                 not be adversely affected. A rating agency may
                                 lower the ratings of any series of certificates
                                 if the obligations of any credit support
                                 provider are downgraded. The ratings also may
                                 be lowered if losses on the related mortgage
                                 loans or MBS substantially exceed the level
                                 contemplated by the rating agency at the time
                                 of its initial rating analysis. Neither Morgan
                                 Stanley Capital I Inc., the master servicer nor
                                 any of their affiliates will have any
                                 obligation to replace or supplement any credit
                                 enhancement, or to take any other action to
                                 maintain any ratings of any series of
                                 certificates.

INVESTORS IN SUBORDINATE
   CLASSES OF CERTIFICATES MAY
   BE SUBJECT TO DELAYS IN
   PAYMENT AND MAY NOT RECOVER
   THEIR INITIAL INVESTMENTS..   To the extent described in this prospectus, the
                                 subordinate certificateholders' rights to
                                 receive distributions with respect to the
                                 assets to which they would otherwise be
                                 entitled will be subordinate to the rights of
                                 the senior certificateholders and of the master
                                 servicer, if the master servicer is paid its
                                 servicing fee, including any unpaid servicing
                                 fees with respect to one or more prior periods,
                                 and is reimbursed for certain unreimbursed
                                 advances and unreimbursed liquidation expenses.
                                 As a result, investors in subordinate
                                 certificates must be prepared to bear the risk
                                 that they may be subject to delays in payment
                                 and may not recover their initial investments.

                                 The yields on the subordinate certificates may
                                 be extremely sensitive to the loss experience
                                 of the assets and the timing of any losses. If
                                 the actual rate and amount of losses
                                 experienced by the assets exceed the rate and
                                 amount assumed by an investor, the yields to
                                 maturity on the subordinate certificates may be
                                 lower than anticipated.

DIFFICULTIES IN ENFORCEMENT OF
   LOAN PROVISIONS MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES .........   The mortgage loans may contain due-on-sale
                                 clauses, which permit a lender to accelerate
                                 the maturity of the mortgage loan if the
                                 borrower sells, transfers or conveys the
                                 related mortgaged property or its interest in
                                 the mortgaged property and debt-acceleration
                                 clauses, which permit a lender to accelerate
                                 the loan upon a monetary or non-monetary
                                 default by the borrower. These clauses are
                                 generally enforceable. The courts of all states
                                 will enforce clauses providing for acceleration
                                 in the event of a material payment default. The
                                 equity courts, however, may refuse to enforce
                                 these clauses if acceleration of the
                                 indebtedness would be inequitable, unjust or
                                 unconscionable.

                                      -22-

                                 If the related prospectus supplement so
                                 specifies, the mortgage loans will be secured
                                 by an assignment of leases and rents. Pursuant
                                 to those assignments, the borrower typically
                                 assigns its right, title and interest as
                                 landlord under the leases on the related
                                 mortgaged property and the income derived from
                                 the leases to the lender as further security
                                 for the related mortgage loan, while retaining
                                 a license to collect rents as long as there is
                                 no default. If the borrower defaults, the
                                 license terminates and the lender is entitled
                                 to collect rents. These assignments are
                                 typically not perfected as security interests
                                 prior to actual possession of the cash flows.
                                 Some state laws may require that the lender
                                 take possession of the mortgaged property and
                                 obtain judicial appointment of a receiver
                                 before becoming entitled to collect the rents.
                                 In addition, if bankruptcy or similar
                                 proceedings are commenced by or in respect of
                                 the borrower, the lender's ability to collect
                                 the rents may be adversely affected. See "Legal
                                 Aspects of the Mortgage Loans and the
                                 Leases--Leases and Rents."

ENVIRONMENTAL ISSUES AT THE
   MORTGAGED PROPERTIES MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES..........   Real property pledged as security for a
                                 mortgage loan may be subject to environmental
                                 risks. Under federal law and the laws of
                                 certain states, contamination of a property may
                                 give rise to a lien on the property to assure
                                 the costs of cleanup. In several states, this
                                 type of lien has priority over the lien of an
                                 existing mortgage against the property.
                                 Moreover, the presence of hazardous or toxic
                                 substances, or the failure to remediate the
                                 property, may adversely affect the owner or
                                 operator's ability to borrow using the property
                                 as collateral. In addition, under the laws of
                                 some states and under CERCLA and other federal
                                 law, a lender may become liable, as an "owner
                                 operator," for costs of addressing releases or
                                 threatened releases of hazardous substances
                                 that require remedy at a property, if agents or
                                 employees of the lender have become
                                 sufficiently involved in the management or
                                 operations of the borrower. Liability may be
                                 imposed even if the environmental damage or
                                 threat was caused by a prior owner.

                                 Under certain circumstances, a lender also
                                 risks this type of liability on foreclosure of
                                 the mortgage. Unless the related prospectus
                                 supplement specifies otherwise, neither the
                                 master servicer, the sub-servicer nor the
                                 special servicer may acquire title to a
                                 mortgaged property or take over its operation
                                 unless the master servicer has previously
                                 determined, based upon a report prepared by a
                                 person who regularly conducts environmental
                                 audits, that:

                                 o    the mortgaged property is in compliance
                                      with applicable environmental laws, and
                                      there are no circumstances present at the
                                      mortgaged property for which
                                      investigation, testing, monitoring,
                                      containment, clean-up or remediation could
                                      be required under any federal, state or
                                      local law or regulation; or

                                 o    if the mortgaged property is not in
                                      compliance with applicable environmental
                                      laws or circumstances requiring any of the
                                      foregoing actions are present, that it
                                      would be in the best economic interest of
                                      the trust fund to acquire title to the
                                      mortgaged property and take the actions as
                                      would be necessary and appropriate to
                                      effect compliance or respond to those
                                      circumstances.

                                      -23-

                                 See "Legal Aspects of the Mortgage Loans and
                                 Leases--Environmental Legislation."

IF YOU ARE SUBJECT TO ERISA,
   YOU MAY NOT BE ELIGIBLE TO
   PURCHASE CERTIFICATES......   Generally, ERISA applies to investments made by
                                 employee benefit plans and transactions
                                 involving the assets of those plans. Due to the
                                 complexity of regulations governing those
                                 plans, prospective investors that are subject
                                 to ERISA are urged to consult their own counsel
                                 regarding consequences under ERISA of
                                 acquisition, ownership and disposition of the
                                 offered certificates of any series.

THE INCOME TAX CONSIDERATIONS
   SHOULD IMPACT YOUR DECISION
   TO PURCHASE A REMIC
   RESIDUAL CERTIFICATE.......   Except as provided in the prospectus
                                 supplement, REMIC residual certificates are
                                 anticipated to have "phantom income" associated
                                 with them. That is, taxable income is
                                 anticipated to be allocated to the REMIC
                                 residual certificates in the early years of the
                                 existence of the related REMIC--even if the
                                 REMIC residual certificates receive no
                                 distributions from the related REMIC--with a
                                 corresponding amount of losses allocated to the
                                 REMIC residual certificates in later years.
                                 Accordingly, the present value of the tax
                                 detriments associated with the REMIC residual
                                 certificates may significantly exceed the
                                 present value of the tax benefits related
                                 thereto, and the REMIC residual certificates
                                 may have a negative "value."

                                 Moreover, the REMIC residual certificates will,
                                 in effect, be allocated an amount of gross
                                 income equal to the non-interest expenses of
                                 the REMIC, but those expenses will be
                                 deductible only as itemized deductions, and
                                 will be subject to all the limitations
                                 applicable to itemized deductions, by holders
                                 of REMIC residual certificates that are
                                 individuals. Accordingly, investment in the
                                 REMIC residual certificates generally will not
                                 be suitable for individuals or for certain
                                 pass-through entities, such as partnerships or
                                 S corporations, that have individuals as
                                 partners or shareholders. In addition, REMIC
                                 residual certificates are subject to
                                 restrictions on transfer. Finally, prospective
                                 purchasers of a REMIC residual certificate
                                 should be aware that Treasury Department
                                 regulations do not permit certain REMIC
                                 residual interests to be marked to market.

REQUIRED CONSENT IN CONNECTION
   WITH SERVICING THE
   PROPERTIES MAY EFFECT THE
   TIMING OF PAYMENTS ON YOUR
   CERTIFICATES...............   Under certain circumstances, the consent or
                                 approval of the holders of a specified
                                 percentage of the aggregate principal balance
                                 of all outstanding certificates of a series or
                                 a similar means of allocating decision-making
                                 will be required to direct certain actions. The
                                 actions may include directing the special
                                 servicer or the master servicer regarding
                                 measures to be taken with respect to some of
                                 the mortgage loans and real estate owned
                                 properties and amending the relevant pooling
                                 agreement or trust agreement. The consent or
                                 approval of these holders will be sufficient to
                                 bind all certificateholders of the relevant
                                 series. See "Description of the
                                 Agreements--Events of Default," "--Rights Upon
                                 Event of Default," and "--Amendment."

                                      -24-

LITIGATION ARISING OUT OF
   ORDINARY BUSINESS MAY
   ADVERSELY AFFECT PAYMENT ON
   YOUR CERTIFICATES..........   There may be pending or threatened legal
                                 proceedings against the borrowers and managers
                                 of the mortgaged properties and their
                                 respective affiliates arising out of the
                                 ordinary business of the borrowers, managers
                                 and affiliates. This litigation could cause a
                                 delay in the payment on your certificates.
                                 Therefore, we cannot assure you that this type
                                 of litigation would not have a material adverse
                                 effect on your certificates.

COMPLIANCE WITH THE AMERICANS
   WITH DISABILITIES ACT OF
   1990 MAY BE EXPENSIVE AND
   MAY ADVERSELY AFFECT
   PAYMENT ON YOUR
   CERTIFICATES...............   Under the Americans with Disabilities Act of
                                 1990, all public accommodations are required to
                                 meet federal requirements related to access and
                                 use by disabled persons. Borrowers may incur
                                 costs complying with the Americans with
                                 Disabilities Act of 1990. In addition,
                                 noncompliance could result in the imposition of
                                 fines by the federal government or an award of
                                 damages to private litigants. These costs of
                                 complying with the Americans with Disabilities
                                 Act of 1990 and the possible imposition of
                                 fines for noncompliance would result in
                                 additional expenses on the mortgaged
                                 properties, which could have an adverse effect
                                 on your certificates.

IF YOUR CERTIFICATE IS
   BOOK-ENTRY, YOU WILL NOT BE
   RECOGNIZED AS A
   CERTIFICATEHOLDER BY THE
   TRUSTEE....................   If the prospectus supplement so provides, one
                                 or more classes of the certificates offered to
                                 you will be initially represented by one or
                                 more certificates for each class registered in
                                 the name of Cede & Co., the nominee for the
                                 Depository Trust Company. If you purchase this
                                 type of certificate:

                                 o    your certificate will not be registered in
                                      your name or the name of your nominee;

                                 o    you will not be recognized by the trustee
                                      as a certificateholder; and

                                 o    you will be able to exercise your right as
                                      a certificateholder only through the
                                      Depository Trust Company and its
                                      participating organizations.

                                 You will be recognized as a certificateholder
                                 only if and when definitive certificates are
                                 issued. See "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates."

                                   ----------

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described above under "Risk Factors" and elsewhere in this prospectus.

                                      -25-

                         DESCRIPTION OF THE TRUST FUNDS

     Capitalized terms are defined in the "Glossary of Terms" beginning on page
122.

ASSETS

     Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund. The primary assets of each trust fund will include:

          o    multifamily mortgage loans, commercial mortgage loans or both;

          o    mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more mortgage loans or other similar certificates or securities;

          o    direct obligations of the United States, agencies of the United
               States or agencies created by government entities which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b)
               non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed; or

          o    a combination of mortgage loans, mortgage backed securities and government securities.

     Neither the mortgage loans nor the mortgage backed securities will be guaranteed or insured by Morgan Stanley Capital I Inc. or any of its affiliates.
If so specified in the related prospectus supplement, the mortgage loans or mortgage backed securities may be insured or guaranteed by an entity specified therein. Otherwise, such mortgage loans or mortgage backed securities will not be insured or guaranteed by any government agency or instrumentality or by any other person. Each asset will be selected by Morgan Stanley Capital I Inc. for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder thereof, which may be an affiliate of Morgan
Stanley Capital I Inc. and, with respect to mortgage loans or mortgage backed securities, which prior holder may or may not be the originator of the mortgage loan or the issuer of the mortgage backed securities.

     The certificates of any series will generally be entitled to payment only from the assets of the related trust fund and will not be entitled to payments in respect of the assets of any other trust fund established by Morgan Stanley
Capital I Inc. If specified in the related prospectus supplement, the assets of a trust fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the assets.

MORTGAGE LOANS

GENERAL

     The mortgage loans will be secured by liens on, or security interests in, mortgaged properties consisting of:

          o    Multifamily Properties which are residential properties
               consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings; or

          o    Commercial Properties which are office buildings, shopping centers, retail stores, hotels or motels, nursing homes,
               hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or
               self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

The mortgaged properties will be located in any one of the fifty states, the
District of Columbia or the Commonwealth of Puerto Rico, or, in another location, if specified in the related prospectus supplement. The mortgage loans in the mortgage pool will be evidenced by promissory notes secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on the mortgaged property.

                                      -26-

Multifamily Properties may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations. The mortgaged properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any leasehold will exceed the term of the related mortgage note by at least five years or such other period as shall be specified in the related prospectus supplement. Each mortgage loan will have been originated by a person other than
Morgan Stanley Capital I Inc. The related prospectus supplement will indicate if any originator or a mortgage loan is an affiliate of Morgan Stanley Capital I
Inc., mortgage loans will generally also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the mortgage loan.

LEASES

     If specified in the related prospectus supplement, some or all of the mortgage loans will include assignments of the leases of the related mortgaged properties and assignments of the rental payments due from lessee to lessor under the leases. To the extent specified in the related prospectus supplement, the commercial properties may be leased to lessees that respectively occupy all or a portion of the properties. Pursuant to an assignment of a lease, the related borrower may assign its rights, title and interest as lessor under each lease and the income derived from the lease to the related lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the borrower. State law may limit or restrict the enforcement of the lease assignments by a lender until it takes possession of the related mortgaged property or a receiver is appointed. See "Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, if
specified in the related prospectus supplement, the borrower and the lender may agree that payments under leases are to be made directly to the master servicer.

     If described in the related prospectus supplement, the leases may require the lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related mortgage loans. In some cases, the leases may require the lessees to pay their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the mortgaged properties. Some of the leases may require the borrower to bear costs associated with structural repairs or the maintenance of the exterior or other portions of the mortgaged property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the lessees are required to pay. If so specified in the related prospectus supplement, under certain circumstances the lessees may be permitted to set off their rental obligations against the obligations of the borrowers under the leases. In those cases where payments under the leases, net of any operating expenses payable by the borrowers are insufficient to pay all of the scheduled principal and interest on the related mortgage loans, the borrowers must rely on other income or sources, including security deposits, generated by the related mortgaged property to make payments on the related mortgage loan.

     To the extent specified in the related prospectus supplement, some commercial properties may be leased entirely to one lessee. In these cases, absent the availability of other funds, the borrower must rely entirely on rent paid by the lessee in order for the borrower to pay all of the scheduled principal and interest on the related mortgage loan. To the extent specified in the related prospectus supplement, some of the leases may expire prior to the stated maturity of the related mortgage loan. In these cases, upon expiration of the leases the borrowers will have to look to alternative sources of income, including rent payment by any new lessees or proceeds from the sale or refinancing of the mortgaged property, to cover the payments of principal and interest due on these mortgage loans unless the lease is renewed. As specified in the related prospectus supplement, some of the leases may provide that upon the occurrence of a casualty affecting a mortgaged property, the lessee will have the right to terminate its lease, unless the borrower, as lessor, is able to cause the mortgaged property to be restored within a specified period of time. Some leases may provide that it is the lessor's responsibility, while other leases provide that it is the lessee's responsibility, to restore the mortgaged property after a casualty to its original condition. Some leases may provide a right of termination to the related lessee if a taking of a material or specified percentage of the leased space in the mortgaged property occurs, or if the ingress or egress to the leased space has been materially impaired.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

     Mortgage loans secured by commercial and multifamily properties are markedly different from owner occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically

                                      -27-

dependent upon the successful operation of the property rather than upon the liquidation value of the real estate. The mortgage loans generally will be non-recourse loans, which means that, absent special facts, the lender may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the borrower's assets, in the event of the borrower's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on a loan. The "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan. "Net Operating
Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     The Net Operating Income of a mortgaged property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related mortgage loan at any given time.

     As the primary component of Net Operating Income, rental income as well as maintenance payments from tenant stockholders of a cooperative is subject to the vagaries of the applicable real estate market or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial loans may be secured by owner occupied mortgaged properties or mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from the mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower, is responsible for payment of some or all of these expenses;
however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan. See
"--Leases" above.

     The duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties. However, that risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low and moderate-income housing in particular may be subject to legal limitations and regulations but, because of these regulations, may also be less sensitive to fluctuations in market rents generally.

     The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default because other factors may outweigh a high Debt
Service Coverage Ratio. For instance, where a mortgage loan requires substantial principal payments at the stated maturity, the risk of default if the balloon payment cannot be refinanced at maturity is significant, even though the related
Debt Service Coverage Ratio may be high.

                                      -28-

     The liquidation value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the borrower.

     Appraised values for income-producing properties may be based on:

          o    the recent resale value of comparable properties at the date of the appraisal;

          o    the cost of replacing the property;

          o    a projection of value based upon the property's projected net cash flow; or

          o    a selection from or interpolation of the values derived from the methods listed here.

     Each of these appraisal methods presents analytical challenges for the following reasons:

          o    it is often difficult to find truly comparable properties that have recently been sold;

          o    the replacement cost of a property may have little to do with its current market value;

          o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate
               capitalization rate;

          o    more than one of the appraisal methods may be used and each may produce significantly different results; and

          o    if a high Loan-to-Value Ratio accompanies a high Debt Service
               Coverage Ratio or vice versa, the analysis of default and loss risks is difficult.

     While Morgan Stanley Capital I Inc. believes that the foregoing considerations are important factors that generally distinguish the multifamily and commercial loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that these factors will in fact have been considered by the originators of the multifamily and commercial loans, or that, for any of the mortgage loans, they are complete or relevant. See "Risk Factors--Borrower May Be Unable To Repay The
Remaining Principal Balance On Its Maturity Date Which Would Adversely Affect
Payment On Your Certificates," "--Your Certificates Will Bear Losses If
Insufficient Funds Are Available to Satisfy Any Junior Mortgage Loans," and
"--Obligor Default May Adversely Affect Payment on Your Certificates."

LOAN-TO-VALUE RATIO

     The Loan-to-Value Ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan to the Value of the related mortgaged property. The Value of a mortgaged property, other than with respect to Refinance Loans, is generally the lesser of

          o    the appraised value determined in an appraisal obtained by the originator at origination of that loan and

          o    the sales price for that property.

Refinance Loans are loans made to refinance existing loans. Unless the related prospectus supplement provides otherwise, the Value of the mortgaged property securing a Refinance Loan is the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

                                      -29-

LOAN COMBINATIONS

Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions on the transferability of the ownership of any mortgage loan that is part of a loan combination.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

     Each prospectus supplement will contain information, as of the date of that prospectus supplement or the Cut-off Date, if applicable and specifically known to Morgan Stanley Capital I Inc., with respect to the mortgage loans, including:

          o    the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the
               mortgage loans, unless the related prospectus supplement provides otherwise, the close of business on the Cut-off Date, which is a day of the month of formation of the related trust fund, as designated in the prospectus supplement;

          o    the type of property securing the mortgage loans, e.g.,
               multifamily property or commercial property and the type of property in each category;

          o    the weighted average, by principal balance, of the original and remaining terms to maturity of the mortgage loans;

          o    the earliest and latest origination date and maturity date of the mortgage loans;

          o    the weighted average, by principal balance, of the Loan-to-Value
               Ratios at origination of the mortgage loans;

          o    the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans;

          o    the state or states in which most of the mortgaged properties are located;

          o    information with respect to the prepayment provisions, if any, of the mortgage loans;

          o    the weighted average Retained Interest, if any;

          o    with respect to mortgage loans with adjustable mortgage rates, the Index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of the
               adjustable rate loan and the frequency of monthly payment
               adjustments;

          o    the Debt Service Coverage Ratio either at origination or as of a more recent date, or both; and

                                      -30-

          o    information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

The related prospectus supplement will also contain certain information available to Morgan Stanley Capital I Inc. with respect to the provisions of leases and the nature of tenants of the mortgaged properties and other information referred to in a general manner under "--Default and Loss
Considerations with Respect to the Mortgage Loans" above. If specific information respecting the mortgage loans is not known to Morgan Stanley Capital
I Inc. at the time certificates are initially offered, more general information of the nature described in the bullet points in this section will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related certificates at or before the initial issuance thereof and will be filed as part of a Current
Report on Form 8-K with the Securities and Exchange Commission within fifteen days after the initial issuance.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

     Generally, the mortgage loans will:

          o    have individual principal balances at origination of not less than $25,000;

          o    have original terms to maturity of not more than 40 years; and

          o    provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at another interval as specified in the related prospectus supplement.

     Each mortgage loan may provide for no accrual of interest or for accrual of interest thereon at a mortgage rate. Each mortgage loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related prospectus supplement. Each mortgage loan may be fully amortizing or require a balloon payment due on its stated
maturity date, in each case as described in the related prospectus supplement.
Each mortgage loan may contain a Lockout Period and Lockout Date, the date of expiration of the Lockout Period, or require payment of a prepayment premium in connection with a prepayment, in each case as described in the related prospectus supplement.

     In the event that holders of any class or classes of the offered certificates in this prospectus supplement will be entitled to all or a portion of any prepayment premiums collected in respect of mortgage loans, the related prospectus supplement will specify the method or methods by which these amounts will be allocated. A mortgage loan may also contain provisions entitling the lender to a share of profits realized from the operation or disposition of the mortgaged property, as described in the related prospectus supplement. In the event that holders of any class or classes of offered certificates will be entitled to all or a portion of an Equity Participation, the related prospectus supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among the certificates.

MORTGAGE BACKED SECURITIES

     Any MBS will have been issued pursuant to an MBS Agreement. A seller, the
MBS issuer, or the servicer of the underlying mortgage loans or Underlying MBS, or a combination of those entities, will have entered into the MBS Agreement with an MBS trustee, if any, or with the original purchaser of the interest in the underlying mortgage loans or MBS evidenced by the MBS.

     Distributions of any principal or interest, as applicable, will be made on
MBS on the dates specified in the related prospectus supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. Any principal or interest distributions will be made on the MBS by the MBS trustee or the MBS servicer.
The MBS issuer or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

                                      -31-

     The MBS either will have been previously registered under the Securities
Act of 1933, as amended, or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2)
neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act of 1933, as amended.

     Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of the credit support, if any, will be a function of certain characteristics of the mortgage loans or Underlying MBS evidenced by or securing the MBS and other factors and generally will have been established for the MBS on the basis of requirements of any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates evidencing interests in assets that include MBS will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amount or Notional Amount, as applicable, and type of the MBS to be included in the trust fund;

          o    the original and remaining term to stated maturity of the MBS, if applicable;

          o    whether the MBS is entitled only to interest payments, only to principal payments or to both;

          o    the pass-through or bond rate of the MBS or formula for
               determining the rates, if any;

          o    the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features;

          o    the MBS issuer, MBS servicer and MBS trustee, as applicable;

          o    characteristics of the credit support, if any, such as
               subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage
               Loans, the Underlying MBS or directly to the MBS;

          o    the terms on which the MBS or the related Underlying Mortgage
               Loans or Underlying MBS may, or are required to, be purchased prior to their maturity;

          o    the terms on which mortgage loans or Underlying MBS may be substituted for those originally underlying the MBS;

          o    the servicing fees payable under the MBS Agreement;

          o    the type of information in respect of the Underlying Mortgage
               Loans described under "--Mortgage Loans--Mortgage Loan
               Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph;

          o    the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS;

          o    whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the
               Participants Trust Company;

          o    the market price of the MBS and the basis on which the market price was determined; and

          o    if the issuer of the MBS is required to file reports under the
               Exchange Act of 1934, as amended, how to locate the reports of the MBS issuer.

                                      -32-

     If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by Morgan Stanley Capital I Inc.
that each represent an interest in one or more Underlying Mortgage Loans. The prospectus supplement for a series will contain the disclosure concerning the
MBS described in the preceding paragraph and, in particular, will disclose the
Underlying Mortgage Loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

GOVERNMENT SECURITIES

     The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

          o    the aggregate approximate initial and outstanding principal amounts or Notional Amounts, as applicable, and types of the government securities to be included in the trust fund;

          o    the original and remaining terms to stated maturity of the government securities;

          o    whether the government securities are entitled only to interest payments, only to principal payments or to both;

          o    the interest rates of the government securities or the formula to determine the rates, if any;

          o    the applicable payment provisions for the government securities;
               and

          o    to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in the related prospectus supplement deposit all payments and collections received or advanced with respect to the assets and other assets in the trust fund. Such an account may be maintained as an interest-bearing or a non-interest-bearing account, and funds held in that account may be held as cash or invested in short-term, investment grade obligations, in each case as described in the related prospectus supplement. See "Description of the
Agreements--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

     If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the assets in the related trust fund may be provided to one or more classes of certificates in the related series. Credit support may be provided in the form of subordination of one or more other classes of certificates in the series, by cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing. The amount and types of coverage, the identification of the entity providing the coverage if applicable and related information with respect to each type of Credit Support, if any, will be described in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May
Not Cover Losses Or Risks Which Could Adversely Affect Payment On Your
Certificates."

CASH FLOW AGREEMENTS

     If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds may be invested, or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effect s of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates. Currency exchange or swap agreements might be included in the trust fund if some or all of the mortgage loans or MBS, such as mortgage loans secured by mortgaged properties located outside the United States, were denominated in a non United States currency. The principal terms of any

                                      -33-

guaranteed investment contract or other such agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide information with respect to the obligor under any Cash
Flow Agreement.

                                 USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates will be applied by Morgan Stanley Capital I Inc. to the purchase of assets and to pay for certain expenses incurred in connection with the purchase of assets and sale of certificates. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of assets acquired by Morgan Stanley
Capital I Inc., prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder will accrue interest thereon based on a pass-through rate of the certificate, the receipt and timing of receipt of distributions on the certificate and the weighted average life of the assets in the related trust fund, which may be affected by prepayments, defaults, liquidations or repurchases. See "Risk Factors."

PASS-THROUGH RATE

     Certificates of any class within a series may have fixed, variable or adjustable pass-through rates, which may or may not be based upon the interest rates borne by the assets in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

          o    the pass-through rate for each class of certificates or, in the case of a variable or adjustable pass-through rate, the method of determining the pass-through rate;

          o    the effect, if any, of the prepayment of any mortgage loan or MBS on the pass-through rate of one or more classes of certificates;
               and

          o    whether the distributions of interest on the certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

     The effective yield to maturity to each holder of certificates entitled to payments of interest will be below that otherwise produced by the applicable pass-through rate and purchase price of the certificate because, while interest may accrue on each asset during a certain period, the distribution of interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

     Each payment of interest on the certificates will have a stated principal amount in addition to the certificate Balance of a class of Accrual
Certificates, and will be distributed to certificateholders as provided in the related prospectus supplement and will include interest accrued during the
Interest Accrual Period for that Distribution Date. As indicated in this prospectus under "--Pass-through Rate" above, if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of the certificates may be lower than the yield that would result if the Interest Accrual Period ended on that Distribution Date. In addition, if so specified in the related prospectus supplement, interest accrued for an Interest Accrual Period for one or more classes of certificates may be calculated on the assumption that distributions of principal, additions to the
Certificate Balance of Accrual Certificates and allocations of losses on the assets may be made on the first day of the Interest Accrual Period for a
Distribution Date and not on that Distribution Date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an

                                      -34-

Interest Accrual Period. The Interest Accrual Period for any class of offered certificates will be described in the related prospectus supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

     The yield to maturity on the certificates will be affected by the rate of principal payments on the assets including principal prepayments on mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations. These payments may be directly dependent upon the payments on leases underlying the mortgage loans. The rate at which principal prepayments occur on the mortgage loans will be affected by a variety of factors, including, without limitation, the terms of the mortgage loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the mortgage rates on the mortgage loans comprising or underlying the assets in a particular trust fund, the mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by the mortgage loans. In this regard, it should be noted that assets may consist of mortgage loans with different mortgage rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than the underlying mortgage loans. The rate of principal payments on some or all of the classes of certificates of a series

          o    will correspond to the rate of principal payments on the assets in the related trust fund;

          o    is likely to be affected by the existence of Lockout Periods and
               Prepayment Premium provisions of the mortgage loans underlying or comprising the assets; and

          o    is likely to be affected to the extent the servicer of any mortgage loan is able to enforce the Lockout Period and
               Prepayment Premium provisions.

Mortgage loans with a Lockout Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without these provisions, with shorter Lockout Periods or with lower Prepayment Premiums.

     If the purchaser of a certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the prospectus supplement for a series of certificates, the effect on yield on one or more classes of the certificates of the series of prepayments of the assets in the related trust fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to these classes.

     When a full prepayment is made on a mortgage loan, the borrower is charged interest on the principal amount of the mortgage loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment.
Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of certificates entitled to payments of interest because interest on the principal amount of any mortgage loan so prepaid will be paid only to the date of prepayment rather than for a full month. In most cases, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related mortgage loan as of the
Due Date in the month in which the partial prepayment is received. As a result, to the extent set forth in the related prospectus supplement, the effect of a partial prepayment on a mortgage loan will be to reduce the amount of interest passed through to holders of certificates in the month following the receipt of the partial prepayment by an amount equal to one month's interest at the applicable pass-through rate on the prepaid amount.

     The timing of changes in the rate of principal payments on the mortgage loans or MBS may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage loans or the MBS and distributed on a certificate, the greater the effect on the investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

                                      -35-

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

     The rates at which principal payments are received on the assets included in or comprising a trust fund and the rate at which payments are made from any
Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of a series. Prepayments on the mortgage loans comprising or underlying the mortgage loans or MBS in a particular trust fund will generally accelerate the rate at which principal is paid on some or all of the classes of the certificates of the related series.

     If so provided in the prospectus supplement for a series of certificates, one or more classes of certificates may have a final scheduled Distribution
Date, which is the date on or prior to which the certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series set forth in the related prospectus supplement.

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a class of certificates of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the mortgage loans or MBS is paid to that class, which may be in the form of scheduled amortization or prepayments which include prepayments, in whole or in part, and liquidations due to default.

     In addition, the weighted average life of the certificates may be affected by the varying maturities of the mortgage loans comprising or underlying the
MBS. If any mortgage loans comprising or underlying the assets in a particular trust fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of certificates of the related series, one or more classes of certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying the assets. See "Description of the Trust Funds."

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans.

     Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage loans underlying or comprising the mortgage loans, the MBS or both. Moreover,
CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any mortgage loans comprising or underlying the mortgage loans or the MBS for any series will not conform to any particular level of CPR.

     Morgan Stanley Capital I Inc. is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of the series and the percentage of the initial certificate Balance of each class that would be outstanding on specified
Distribution Dates. The information in these tables will be based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the mortgage loans comprising or underlying the related assets are made at rates corresponding to various percentages of CPR or at other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the certificates. It is unlikely that prepayment of any mortgage loans comprising or underlying the mortgage loans or MBS for any series will conform to any particular level of CPR or any other rate specified in the related prospectus supplement.

                                      -36-

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

     TYPE OF MORTGAGE ASSET

     A number of mortgage loans may have balloon payments due at maturity.
Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage loans having balloon payments may default at maturity, or that the servicer may extend the maturity of this type of mortgage loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the servicer may, to the extent and under the circumstances set forth in the related prospectus supplement, be permitted to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan will tend to extend the weighted average life of the certificates. This would lengthen the period of time elapsed from the date of issuance of a certificate until it is retired.

     FORECLOSURES AND PAYMENT PLANS

     The number of foreclosures and the principal amount of the mortgage loans comprising or underlying the mortgage loans or MBS that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average life of the mortgage loans comprising or underlying the mortgage loans or MBS and that of the related series of certificates. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average life of the certificates.

     DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

     Acceleration of mortgage payments as a result of transfers of or the creation of encumbrances upon underlying mortgaged property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. A number of the mortgage loans comprising or underlying the assets may include "Due-on-Sale" clauses or
"Due-on-Encumbrance" clauses that allow the holder of the mortgage loans to demand payment in full of the remaining principal balance of the mortgage loans upon sale or other transfers of or the creation of encumbrances upon the related mortgaged property. With respect to any Whole Loans, the master servicer, on behalf of the trust fund, will be required to exercise--or waive its right to exercise--any rights that the trustee may have as lender to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard, and in accordance with such procedures as may be set forth in the related prospectus supplement. See "Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale
and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and
Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

     Morgan Stanley Capital I Inc., the depositor, is a direct wholly-owned subsidiary of Morgan Stanley and was incorporated in the State of Delaware on
January 28, 1985. The principal executive offices of Morgan Stanley Capital I
Inc. are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4000. Morgan Stanley Capital I Inc. does not have, nor is it expected in the future to have, any significant assets. See "The Depositor" in the prospectus supplement.

                                   THE SPONSOR

GENERAL

     It is anticipated that Morgan Stanley Mortgage Capital Inc., a New York corporation formed in 1984 ("MSMC") will be a sponsor or co-sponsor for each series; however if so specified in the related prospectus supplement, MSMC may not be a sponsor for a given series. The prospectus supplement for each series of securities

                                      -37-

will identify any co-sponsors for the related series. MSMC is an affiliate of the depositor and a direct wholly-owned subsidiary of Morgan Stanley (NYSE: MS).
The executive offices of MSMC are located at 1585 Broadway, New York, New York
10036, telephone number (212) 761-4000. MSMC also has offices in Chicago,
Illinois, Los Angeles, California and Irvine, California. MSMC originates and purchases commercial and multifamily mortgage loans primarily for securitization or resale. MSMC also provides warehouse and repurchase financing to residential mortgage lenders, purchases residential mortgage loans for securitization or resale, or for its own investment, and acts as sponsor of residential mortgage loan securitizations. Neither MSMC nor any of its affiliates currently acts as servicer of the mortgage loans in its securitizations.

MSMC'S COMMERCIAL MORTGAGE SECURITIZATION PROGRAM

     MSMC has been active as a sponsor of securitizations of commercial mortgage loans since its formation. As a sponsor, MSMC originates or acquires mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, initiates the securitization of them by transferring the mortgage loans to a securitization depositor, including Morgan Stanley Capital I Inc., or another entity that acts in a similar capacity. In coordination with its affiliate, Morgan Stanley & Co. Incorporated, and other underwriters, MSMC works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction. MSMC acts as sponsor and mortgage loan seller both in transactions in which it is the sole sponsor or mortgage loan seller and transactions in which other entities act as sponsor or mortgage loan seller. MSMC's "IQ," "HQ" and "TOP" securitization programs typically involve multiple mortgage loan sellers.

     Substantially all mortgage loans originated by MSMC are sold to securitizations as to which MSMC acts as either sponsor or mortgage loan seller.
Loans originated and securitized by MSMC, and included in the table below include both fixed rate and floating rate loans and both large loans and conduit loans. MSMC also originates subordinate and mezzanine debt which is generally not securitized. The following table sets forth information with respect to originations and securitizations of commercial and multifamily mortgage loans by
MSMC for the four years ending on December 31, 2005.

                         TOTAL     TOTAL MSMC LOANS         TOTAL MSMC LOANS
YEAR (APPROXIMATE        MSMC      SECURITIZED WITH         SECURITIZED WITH       TOTAL MSMC LOANS
AMTS IN BILLIONS-$'S)   LOANS*   AFFILIATED DEPOSITOR   NON-AFFILIATED DEPOSITOR     SECURITIZED
---------------------   ------   --------------------   ------------------------   ----------------

2005                     12.1            8.2                      1.8                    10.0
2004                      7.7            5.3                      1.2                     6.5
2003                      6.4            3.3                      1.3                     4.6
2002                      4.6            2.2                      0.6                     2.8

*    MSMC Loans means all loans originated or purchased by MSMC in the relevant year. Loans originated in a given year that were not securitized in that year generally were held for securitization in the following year. Total
     MSMC Loans Securitized includes loans in both public and private securitizations.

     MSMC's large mortgage loan program typically originates loans larger than
$75 million, although MSMC's conduit mortgage loan program also sometimes originates such large loans. MSMC originates commercial mortgage loans secured by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. The largest property concentrations of MSMC's securitized loans have been in retail and office properties, and the largest geographic concentrations have been in California and New York.

UNDERWRITING STANDARDS

     Conduit mortgage loans originated by MSMC will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific loan.
The underwriting criteria are general, and in many cases exceptions to one or more of these guidelines may be approved. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     The MSMC credit underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, rent rolls,

                                      -38-

current and historical real estate taxes, and a review of tenant leases. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the MSMC underwriting team visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, MSMC also generally performs the procedures and obtains the third party reports or other documents described in the prospectus supplement under "Description of the Mortgage
Pool--Assessments of Property Value and Condition," "--Appraisals,"
"--Environmental Assessments," "--Property Condition Assessments," "--Seismic
Review Process" and "--Zoning and Building Code Compliance." MSMC typically retains outside consultants to conduct its credit underwriting.

     Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from MSMC and its affiliates. The loan committee may either approve a mortgage loan as recommended, request additional due diligence, modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. MSMC's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV
Ratio of 80%. However, these requirements constitute solely guidelines, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, MSMC may originate a mortgage loan with a lower debt service coverage ratio or higher LTV Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees,
MSMC's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by MSMC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt is taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on Underwritten Net Cash Flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in the prospectus supplement and Annex A-1 thereto may differ from the amount calculated at the time of origination. In addition, MSMC's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain loans may provide for interest-only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage
Pool" in the prospectus supplement.

     Escrow Requirements. MSMC often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. MSMC conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MSMC.

SERVICING

MSMC currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are assessed based upon the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers' ability to provide loan-level data. In addition, Morgan Stanley Mortgage Capital Inc. may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

                                      -39-

              OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

     Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity's origination program and underwriting or credit-granting criteria.

                                      -40-

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates of each series, including any class of certificates not offered by this prospectus, will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement. Each series of certificates will consist of one or more classes of certificates that may:

          o    provide for the accrual of interest thereon based on fixed, floating, variable or adjustable rates;

          o    be senior or subordinate to one or more other classes of
               certificates in respect of distributions on the certificates;

          o    be entitled to principal distributions, with disproportionately low, nominal or no interest distributions;

          o    be entitled to interest distributions, with disproportionately low, nominal or no principal distributions;

          o    provide for distributions of accrued interest thereon commencing only following the occurrence of events, such as the retirement of one or more other classes of certificates of the series;

          o    provide for payments of interest and/or principal sequentially, based on specified payment schedules, from only a portion of the assets in the trust fund or based on specified calculations, to the extent of available funds, in each case as described in the related prospectus supplement;

          o    provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal
               Certificate component and a Stripped Interest Certificate
               component; or

          o    do all or any combination of the above.

Any of the foregoing may be included in the certificates being offered to you.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped
Interest Certificates, Notional Amounts or percentage interests specified in the related prospectus supplement. The transfer of any offered certificates may be registered and these certificates may be exchanged without the payment of any service charge payable in connection with the registration of transfer or exchange. However Morgan Stanley Capital I Inc. or the trustee or any of its agents may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of certificates of a series may be issued in definitive form or in book-entry form, as provided in the related prospectus supplement. See "Risk Factors--If Your Certificate Is Book-Entry, You
Will Not Be Recognized As Certificateholder By The Trustee." Under limited circumstances, definitive certificates will be exchangeable for other certificates of the same class and series of a like aggregate Certificate
Balance, Notional Amount or percentage interest but of different authorized denominations.

     Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

                                      -41-

     If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

     If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things, (i) the term or duration of the prefunding or revolving period and for prefunding periods, the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool represented by those proceeds, (ii) for revolving periods, the maximum amount of additional assets that may be acquired during the revolving period, if applicable, and the percentage of the mortgage asset pool represented by those assets and (iii) any limitation on the ability to add pool assets.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made by or on behalf of the trustee on each Distribution Date as specified in the related prospectus supplement from the Available Distribution Amount for the series and the Distribution Date. Except as otherwise specified in the related prospectus supplement, distributions other than the final distribution will be made to the persons in whose names the certificates are registered on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each Distribution Date will be allocated pro rata among the outstanding certificates in the class or by random selection, as described in the related prospectus supplement or otherwise established by the related trustee.

     Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities to receive payments by wire transfer, if the certificateholder has so notified the trustee or other person required to make the payments no later than the date specified in the related prospectus supplement and, if so provided in the related prospectus supplement, holds certificates in the requisite amount specified in the related prospectus supplement, or by check mailed to the address of the person entitled to receive payments as it appears on the Certificate Register. However, the final distribution in retirement of the certificates, whether definitive certificates or book-entry certificates, will be made only upon presentation and surrender of the certificates at the location specified in the notice to certificateholders of the final distribution.

AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the certificates of each series on each Distribution
Date will be made from the Available Distribution Amount described in this paragraph, in accordance with the terms described in the related prospectus supplement. The Available Distribution Amount for each Distribution Date generally equals the sum of the following amounts:

          1.   the total amount of all cash on deposit in the related
               Certificate Account as of the corresponding Determination Date, exclusive of:

               o    all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period;

               o    unless the related prospectus supplement provides otherwise, all prepayments, together with related payments of the
                    interest thereon and related prepayment premiums,
                    Liquidation Proceeds, Insurance Proceeds and other
                    unscheduled recoveries received subsequent to the related
                    Due Period; and

               o    all amounts in the Certificate Account that are due or
                    reimbursable to Morgan Stanley Capital I Inc., the trustee, an asset seller, a subservicer, a special servicer, the
                    master servicer or any other entity as specified in the
                    related prospectus supplement or that are payable in respect of certain expenses of the related trust fund;

                                      -42-

          2.   if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the Certificate
               Account, including any net amounts paid under any Cash Flow
               Agreements;

          3.   all advances made by a master servicer or any other entity as specified in the related prospectus supplement with respect to the Distribution Date;

          4.   if and to the extent the related prospectus supplement so
               provides, amounts paid by a master servicer or any other entity as specified in the related prospectus supplement with respect to interest shortfalls resulting from prepayments during the related
               Prepayment Period; and

          5.   if the related prospectus supplement so provides, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to the
               Distribution Date.

     The entire Available Distribution Amount will be distributed among the related certificates, including any certificates not offered hereby, on each
Distribution Date, and accordingly will be released from the trust fund and will not be available for any future distributions. The related prospectus supplement may provide for an alternative calculation of the Available Distribution Amount or for separate distribution amounts for separate groups of assets or classes of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates, other than classes of Stripped Principal
Certificates that have no pass-through rate, may have a different pass-through rate, which will be a fixed, floating, variable or adjustable rate at which interest will accrue on the class or a component thereof. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates. A floating, variable or adjustable rate class of certificates may accrue interest based on the interest rates of some or all of the underlying mortgage assets, or based on an index (with respect to which a margin may be added or subtracted), including the one month, three-month, six-month or one-year London interbank offered rate for U.S. dollar deposits, or another index which will be described in the related prospectus supplement and will be an index similar to that used in an interest rate or currency exchange agreement. Any such rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

     If so specified in the related prospectus supplement, an interest rate exchange agreement or other derivative instrument may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement or other derivative instrument to alter the payment characteristics of such assets. The related prospectus supplement will specify the pass-through rate for each class or component or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate. Interest on the certificates will be calculated either (i) on the basis of a 360-day year consisting of twelve 30-day months, (ii) on the basis of the actual number of days elapsed in the related interest accrual period and a 360-day year or (iii)
on such other basis as is specified in the related prospectus supplement.

     In general, distributions of interest in respect of the certificates of any class will be made on each Distribution Date based on the Accrued Certificate
Interest for the class and the Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to the class on the
Distribution Date. Accrual Certificates, however, will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related prospectus supplement. In addition, any class of Stripped Principal Certificates are not entitled to any distributions of interest. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on the class will be added to the Certificate Balance thereof on each Distribution Date. Accrued Certificate Interest on Stripped
Interest

                                      -43-

Certificates generally will be equal to interest accrued for a specified period on the outstanding Notional Amount thereof immediately prior to each
Distribution Date, at the applicable pass-through rate, reduced as described below in the next paragraph.

     The method of determining the Notional Amount for any class of Stripped
Interest Certificates will be described in the related prospectus supplement.
Reference to Notional Amount is solely for convenience in calculations and does not represent the right to receive any distributions of principal. If so provided in the related prospectus supplement, the Accrued Certificate Interest on a series of certificates will be reduced in the event of prepayment interest shortfalls. Prepayment interest shortfalls are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in the accrual period on the mortgage loans comprising or underlying the mortgage loans or MBS in the trust fund for the series. The particular manner in which these shortfalls are to be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund. Similarly, with respect to Accrual Certificates, the related prospectus supplement will describe the extent to which the amount of
Accrued Certificate Interest that may be added to the Certificate Balance of a
Class of Offered Certificates may be reduced. If so provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate
Interest otherwise distributable on a class of certificates by reason of the allocation to the class of a portion of any deferred interest on the mortgage loans comprising or underlying the mortgage loans or MBS in the related trust fund will result in a corresponding increase in the Certificate Balance of the class. See "Risk Factors--Prepayments And Repurchases May Reduce The Yield On
Your Certificates," and "--If Prepayment Premiums Are Not Enforced, Your
Certificates May Be Adversely Affected," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     The certificates of each series, other than certain classes of Stripped
Interest Certificates, will have a Certificate Balance. The Certificate Balance will equal the maximum principal amount that the holder will be entitled to receive out of future cash flow on the assets in the trust fund. The outstanding
Certificate Balance of a certificate will be reduced to the extent of distributions of principal and, if and to the extent so provided in the related prospectus supplement, by the amount of losses incurred in respect of the related assets. The outstanding Certificate Balance may be increased in respect of deferred interest on the related mortgage loans to the extent provided in the related prospectus supplement. The outstanding Certificate Balance may be increased in the case of Accrual Certificates, prior to the Distribution Date on which distributions of interest are required to commence, by any related Accrued
Certificate Interest. Generally, the initial aggregate Certificate Balance of all classes of certificates of a series will not be greater than the outstanding aggregate principal balance of the related assets as of the applicable Cut-off
Date; however if so specified in the related prospectus supplement; such certificate balance may be greater or less than that of the related assets. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related prospectus supplement. Distributions of principal will be made on each Distribution Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement until the Certificate Balance of that class has been reduced to zero.
Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

     To the extent specified in the related prospectus supplement, distribution on a class of certificates may be based on a combination of two or more different components as described under "--General" above. To the extent, the descriptions set forth under "--Distributions of Interests on the Certificates"
and "--Distributions of Principal of the Certificates" above also relate to components of a class of certificates. In this case, references to Certificate
Balance and pass-through rate refer to the principal balance, if any, of any component and the pass-through rate, if any, on any component, respectively.

                                      -44-

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY
PARTICIPATIONS

     If so provided in the related prospectus supplement, prepayment premiums or payments in respect of Equity Participations that are collected on the mortgage loans or MBS in the related trust fund will be distributed on each Distribution
Date to the class or classes of certificates entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of Subordinate Certificates, on any
Distribution Date in respect of which losses or shortfalls in collections on the mortgage loans or MBS or both have been incurred, the amount of losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the prospectus supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a trust fund against losses and shortfalls on mortgage loans or MBS comprising the trust fund.

ADVANCES

     With respect to any series of certificates evidencing an interest in a trust fund, if so specified in the related prospectus supplement, the master servicer or another entity described in the prospectus supplement will be required as part of its servicing responsibilities to advance on or before each
Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for the Distribution Date.
The master servicer or other entity required to make advances will do so, in an amount equal to the aggregate of payments of principal, other than any balloon payments, and interest, net of related servicing fees and Retained Interest, that were due on the Whole Loans in the trust fund during the related Due Period and were delinquent on the related Determination Date. In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement. The master servicer or other entity required to make advances will advance, subject to that entity's good faith determination that the advances will be reimbursable from Related
Proceeds. In the case of a series of certificates that includes one or more classes of Subordinate Certificates and if so provided in the related prospectus supplement, the master servicer's or another entity's advance obligation may be limited only to the portion of the delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and may be subject to the master servicer's or another entity's good faith determination that the advances will be reimbursable not only from Related Proceeds but also from collections on other assets otherwise distributable on one or more classes of
Subordinate Certificates. See "Description of Credit Support."

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates. Advances do not guaranty or insure against losses. Generally, advances of the master servicer's or another entity's funds will be reimbursable only out of Related
Proceeds and, if so provided in the prospectus supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of the series; provided that the related prospectus supplement may specify other sources for reimbursement of advances. However, advances will be reimbursable from amounts in the Certificate Account prior to distributions being made on the certificates, to the extent that the master servicer or another entity shall determine in good faith that the advance is a Nonrecoverable Advance. If advances have been made by the master servicer from excess funds in the
Certificate Account, the master servicer is required to replace the funds in the
Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on the Distribution Date are less than payments required to be made to certificateholders on that date. If so specified in the related prospectus supplement, the obligations of the master servicer or another entity to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, the master servicer or another entity will be entitled to receive interest at the rate specified in the prospectus supplement on its outstanding advances and will

                                      -45-

be entitled to pay itself interest periodically from general collections on the assets prior to any payment to certificateholders or as otherwise provided in the related Agreement and described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with the MBS.

REPORTS TO CERTIFICATEHOLDERS

     Generally, with each distribution to holders of any class of certificates of a series, the master servicer or the trustee, as provided in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to the other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (1)  the amount of the distribution to holders of certificates of that class applied to reduce the Certificate Balance thereof;

     (2)  the amount of the distribution to holders of certificates of that class allocable to Accrued Certificate Interest;

     (3)  the amount of the distribution allocable to

          o    prepayment premiums and

          o    payments on account of Equity Participations;

     (4)  the amount of related servicing compensation received by a master servicer and, if payable directly out of the related trust fund, by any special servicer and any subservicer and any other customary information as that master servicer or trustee deem necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     (5)  the aggregate amount of advances included in that distribution, and the aggregate amount of unreimbursed advances at the close of business on that Distribution Date;

     (6)  the aggregate principal balance of the assets at the close of business on that Distribution Date;

     (7)  the number and aggregate principal balance of Whole Loans in respect of which:

          o    one scheduled payment is delinquent,

          o    two scheduled payments are delinquent,

          o    three or more scheduled payments are delinquent and

          o    foreclosure proceedings have been commenced;

     (8)  with respect to each Whole Loan that is delinquent two or more months:

          o    the loan number thereof,

          o    the unpaid balance thereof,

          o    whether the delinquency is in respect of any balloon payment,

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof,

                                      -46-

          o    if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming the mortgage loan is subsequently liquidated through foreclosure,

          o    whether a notice of acceleration has been sent to the borrower and, if so, the date of the notice,

          o    whether foreclosure proceedings have been commenced and, if so, the date so commenced and

          o    if the mortgage loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (9)  with respect to any Whole Loan liquidated during the related Due
          Period other than by payment in full:

          o    the loan number thereof,

          o    the manner in which it was liquidated and

          o    the aggregate amount of liquidation proceeds received;

     (10) with respect to any Whole Loan liquidated during the related Due
          Period,

          o    the portion of the liquidation proceeds payable or reimbursable to the master servicer, or any other entity, in respect of the mortgage loan and

          o    the amount of any loss to certificateholders;

     (11) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period,

          o    the loan number of the related mortgage loan and

          o    the date of acquisition;

     (12) with respect to each REO Property relating to a Whole Loan and included in the trust fund as of the end of the related Due Period:

          o    the book value,

          o    the principal balance of the related mortgage loan immediately following the Distribution Date, calculated as if the mortgage loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement,

          o    the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and

          o    if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (13) with respect to any REO Property sold during the related Due Period

          o    the loan number of the related mortgage loan,

          o    the aggregate amount of sale proceeds,

          o    the portion of sales proceeds payable or reimbursable to the master servicer or a special servicer in respect of the REO
               Property or the related mortgage loan and

          o    the amount of any loss to certificateholders in respect of the related mortgage loan;

                                      -47-

     (14) the aggregate Certificate Balance or Notional Amount, as the case may be, of each class of certificates including any class of certificates not offered hereby at the close of business on the Distribution Date, separately identifying any reduction in the Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate
          Interest has been added to the balance;

     (15) the aggregate amount of principal prepayments made during the related
          Due Period;

     (16) the amount deposited in the reserve fund, if any, on the Distribution
          Date;

     (17) the amount remaining in the reserve fund, if any, as of the close of business on the Distribution Date;

     (18) the aggregate unpaid Accrued Certificate Interest, if any, on each class of certificates at the close of business on the Distribution
          Date;

     (19) in the case of certificates with a variable pass-through rate, the pass-through rate applicable to the Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related prospectus supplement;

     (20) in the case of certificates with an adjustable pass-through rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable pass-through rate applicable to the
          Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related prospectus supplement;

     (21) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included in the Series as of the close of business on the Distribution Date; and

     (22) the aggregate amount of payments by the borrowers of:

          o    default interest,

          o    late charges and

          o    assumption and modification fees collected during the related Due
               Period.

     In the case of information furnished pursuant to subclauses (1)-(4) above, the amounts generally will be expressed as a dollar amount per minimum denomination of certificates. In addition, in the case of information furnished pursuant to subclauses (1), (2), (14), (18) and (19) above, the amounts shall also be provided with respect to each component, if any, of a class of certificates. The master servicer or the trustee, as specified in the related prospectus supplement, will forward or cause to be forwarded to each holder, to
Morgan Stanley Capital I Inc. and to any other parties as may be specified in the Agreement, a copy of any statements or reports received by the master servicer or the trustee, as applicable, with respect to any MBS. The prospectus supplement for each series of offered certificates will describe any additional or alternative information to be included in reports to the holders of the certificates.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee, as provided in the related prospectus supplement, shall furnish to each person who at any time during the calendar year was a holder of a certificate a statement containing the information set forth in subclauses (1)-(4) above, aggregated for the calendar year or the applicable portion thereof during which the person was a certificateholder. This obligation of the master servicer or the trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the master servicer or the trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the
Certificates--Book-entry Registration and Definitive Certificates."

                                      -48-

TERMINATION

     The obligations created by the Agreement for each series of certificates will terminate upon the payment to certificateholders of that series of all amounts held in the Certificate Account or by the master servicer, if any, or the trustee and required to be paid to them pursuant to the Agreement following the earlier of

          o    the final payment or other liquidation of the last asset subject thereto or the disposition of all property acquired upon
               foreclosure of any Whole Loan subject thereto and

          o    the purchase of all of the assets of the trust fund by the party entitled to effect the termination, under the circumstances and in the manner set forth in the related prospectus supplement.

In no event, however, will the trust fund created by the Agreement continue beyond the date specified in the related prospectus supplement. Written notice of termination of the Agreement will be given to each certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the assets in the related trust fund by the party specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement will solicit bids for the purchase of all assets of the trust fund, or of a sufficient portion of the assets to retire the class or classes or purchase the class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates, and each class will be represented by one or more single certificates registered in the name of a nominee for the depository, the
Depository Trust Company ("DTC").

     DTC is a limited-purpose trust company organized under the laws of the
State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities
Exchange Act of 1934, as amended. DTC was created to hold securities for its
Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.
Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to Indirect
Participants.

     Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through Participants and Indirect
Participants. In addition, these Certificate Owners will receive all distributions on the book-entry certificates through DTC and its Participants.
Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each Distribution Date, DTC will forward the payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. The only certificateholder will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the trustee as certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related
Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the book-entry certificates and is required to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and Indirect Participants with which
Certificate Owners have accounts with respect to the book-entry

                                      -49-

certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Certificate Owners.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate
Owner to pledge its interest in the book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

     DTC has advised Morgan Stanley Capital I Inc. that it will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose account with DTC interests in the book-entry certificates are credited.

     Generally, certificates initially issued in book-entry form will be issued as definitive certificates, rather than to DTC or its nominee only if

          o    Morgan Stanley Capital I Inc. advises the trustee in writing that
               DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the certificates and Morgan Stanley Capital I Inc. is unable to locate a qualified successor, or

          o    Morgan Stanley Capital I Inc., at its option, elects to terminate the book-entry system through DTC.

     Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of definitive certificates for the Certificate Owners.
Upon surrender by DTC of the certificate or certificates representing the book-entry certificates, together with instructions for reregistration, the trustee will issue, or cause to be issued, to the Certificate Owners identified in the instructions the definitive certificates to which they are entitled, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

     The certificates will be offered pursuant to a Pooling Agreement or a Trust
Agreement.

          o    A Pooling Agreement will be used where the trust fund includes
               Whole Loans. The parties to a Pooling Agreement will be Morgan
               Stanley Capital I Inc., a trustee, a master servicer and any special servicer appointed as of the date of the Pooling
               Agreement. If a master servicer is not appointed, a servicer, with, generally, the same obligations as described in this prospectus with respect to the master servicer, except to the extent specified in the prospectus supplement, will be appointed.
               This servicer will service all or a significant number of Whole
               Loans directly without a subservicer. References in this
               prospectus to master servicer and its rights and obligations, to the extent set forth in the related prospectus supplement, shall be deemed to also be references to any servicer servicing Whole
               Loans directly.

          o    A Trust Agreement will be used where the trust fund does not include Whole Loans. The parties to a Trust Agreement will be
               Morgan Stanley Capital I Inc. and a trustee. A manager or
               administrator may be appointed pursuant to the Trust Agreement for any trust fund to administer the trust fund.

     The provisions of each Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. A form of a Pooling Agreement has been filed as an exhibit to the Registration
Statement of which this prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe some of the provisions that may appear in each
Agreement. The prospectus supplement for a series of certificates will describe any provision of the Agreement relating to a series that materially differs from the description thereof contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the

                                      -50-

provisions of the Agreement for each trust fund and the description of the provisions in the related prospectus supplement. Morgan Stanley Capital I Inc.
will provide a copy of the Agreement, without exhibits, relating to any series of certificates without charge upon written request of a holder of a certificate of a series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co.
Incorporated, 1585 Broadway, New York, New York 10036, Attention: John E.
Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

     At the time of issuance of any series of certificates, Morgan Stanley
Capital I Inc. will assign or cause to be assigned to the designated trustee the assets to be included in the related trust fund, together with all principal and interest to be received on or with respect to the assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The trustee will, concurrently with the assignment, deliver the certificates to Morgan Stanley Capital I Inc. in exchange for the assets and the other assets comprising the trust fund for the series. Each mortgage loan and MBS will be identified in a schedule appearing as an exhibit to the related Agreement. The schedule generally will include detailed information

          o    in respect of each Whole Loan included in the related trust fund, including without limitation, the address of the related
               mortgaged property and type of the property, the mortgage rate and, if applicable, the applicable Index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the
               Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and

          o    in respect of each MBS included in the related trust fund, including without limitation, the MBS issuer, MBS servicer and
               MBS trustee, the pass-through or bond rate or formula for
               determining the rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

     With respect to each Whole Loan, Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or to the custodian, certain loan documents, which to the extent set forth in the related prospectus supplement will include the original mortgage note endorsed, without recourse, in blank or to the order of the trustee, the original mortgage or a certified copy thereof with evidence of recording indicated thereon and an assignment of the mortgage to the trustee in recordable form. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if Morgan Stanley Capital I Inc. delivers to the trustee or the custodian a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to these mortgage loans, the trustee or its nominee may not be able to enforce the mortgage note against the related borrower. Unless otherwise specified in the related prospectus supplement, the asset seller will be required to agree to repurchase, or substitute for, this type of mortgage loan that is subsequently in default if the enforcement thereof or of the related mortgage is materially adversely affected by the absence of the original mortgage note. Unless otherwise provided in the related prospectus supplement
(which may provide for other arrangements, including electronic registration of transfer of such documents), the related Agreement will require Morgan Stanley
Capital I Inc. or another party specified in the Agreement to promptly cause each assignment of mortgage to be recorded in the appropriate public office for real property records. However, in the State of California or in other states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of Morgan
Stanley Capital I Inc., the master servicer, the relevant asset seller or any other prior holder of the Whole Loan, the assignment of mortgage for each related Whole Loan may not be recorded.

     The trustee or a custodian will review the Whole Loan documents within a specified period of days after receipt thereof, and the trustee or a custodian will hold the documents in trust for the benefit of the certificateholders.
Generally, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian shall immediately notify the master servicer and Morgan Stanley Capital I Inc., and the master servicer shall immediately notify the relevant asset seller. If the asset seller cannot cure the omission or defect within a specified number of days after receipt of notice, then to the extent set forth in the related prospectus supplement, the asset seller will be obligated, within a specified number of days of receipt of notice, to repurchase the related Whole

                                      -51-

Loan from the trustee at the Purchase Price or substitute the mortgage loan.
There can be no assurance that an asset seller will fulfill this repurchase or substitution obligation, and neither the master servicer nor Morgan Stanley
Capital I Inc. will be obligated to repurchase or substitute the mortgage loan if the asset seller defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related prospectus supplement, in lieu of curing any omission or defect in the asset or repurchasing or substituting for the asset, the asset seller may agree to cover any losses suffered by the trust fund as a result of this type of breach or defect.

     If so provided in the related prospectus supplement, Morgan Stanley Capital
I Inc. will, as to some or all of the mortgage loans, assign or cause to be assigned to the trustee the related lease assignments. In certain cases, the trustee, or master servicer, as applicable, may collect all moneys under the related leases and distribute amounts, if any, required under the lease for the payment of maintenance, insurance and taxes, to the extent specified in the related lease agreement. The trustee, or if so specified in the prospectus supplement, the master servicer, as agent for the trustee, may hold the lease in trust for the benefit of the certificateholders.

     With respect to each Government Security or MBS in certificated form,
Morgan Stanley Capital I Inc. will deliver or cause to be delivered to the trustee or the custodian the original certificate or other definitive evidence of the Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully the
Government Security or MBS, as applicable, to the trustee for the benefit of the certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation"
within the meaning of the UCC, Morgan Stanley Capital I Inc. and the trustee will cause the Government Security or MBS to be registered directly or on the books of the clearing corporation or of a financial intermediary in the name of the trustee for the benefit of the certificateholders. Generally, the related
Agreement will require that either Morgan Stanley Capital I Inc. or the trustee promptly cause any MBS and government securities in certificated form not registered in the name of the trustee to be re registered, with the applicable persons, in the name of the trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Generally, Morgan Stanley Capital I Inc. will, with respect to each Whole
Loan, make or assign certain representations and warranties, as of a specified date covering, by way of example, the following types of matters:

          o    the accuracy of the information set forth for the Whole Loan on the schedule of assets appearing as an exhibit to the related
               Agreement;

          o    the existence of title insurance insuring the lien priority of the Whole Loan;

          o    the authority of the Warrantying Party to sell the Whole Loan;

          o    the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related mortgaged property;

          o    the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property of the benefit of the security of the mortgage; and

          o    the existence of hazard and extended perils insurance coverage on the mortgaged property.

     Any Warrantying Party, if other than Morgan Stanley Capital I Inc., shall be an asset seller or an affiliate thereof or another person acceptable to
Morgan Stanley Capital I Inc. and shall be identified in the related prospectus supplement.

     Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between the date on which the representations are made and the date of initial issuance of the related series of certificates evidencing an interest in the Whole Loan. Generally, in the event of a breach of any representation or warranty, the Warrantying Party will be obligated to reimburse the trust fund for losses caused by the breach or either cure the breach or repurchase or

                                      -52-

replace the affected Whole Loan as described in the next paragraph; however the prospectus supplement may specify an alternative remedy or procedure. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of a representation and warranty only if the relevant event that causes such breach occurs prior to the date on which they were made. The Warranting
Party would have no obligations if the relevant event that causes the breach occurs after that date.

     Generally, the Agreements will provide that the master servicer or trustee, or both, will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole
Loan that materially and adversely affects the value of the Whole Loan or the interests in the Whole Loan of the certificateholders. If the Warrantying Party cannot cure the breach within a specified period following the date on which the party was notified of the breach, then

          o    the Warrantying Party will be obligated to repurchase the Whole
               Loan from the trustee within a specified period from the date on which the Warrantying Party was notified of the breach, at the
               Purchase Price; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option, within a specified period after initial issuance of such series of certificates, to cause the Whole Loan to be removed from the trust fund and substitute in its place one or more other Whole Loans, in
               accordance with the standards described in the related prospectus supplement; or

          o    if so provided in the prospectus supplement for a series, the
               Warrantying Party, will have the option to reimburse the trust fund or the certificateholders for any losses caused by the breach.

This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a Warrantying Party.

     Neither Morgan Stanley Capital I Inc., except to the extent that it is the
Warrantying Party, nor the master servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out their obligations with respect to Whole Loans.

     Generally, the Warrantying Party will, with respect to a trust fund that includes government securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to the government securities or
MBS, covering

          o    the accuracy of the information set forth therefor on the
               schedule of assets appearing as an exhibit to the related
               Agreement and

          o    the authority of the Warrantying Party to sell the assets.

The related prospectus supplement will describe the remedies for a breach thereof.

     A master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any of these representations which materially and adversely affects the interests of the certificateholders and which continues unremedied for thirty days after the giving of written notice of the breach to the master servicer, the trustee or Morgan Stanley Capital I Inc. will constitute an Event of Default under the Agreement. See "--Events of Default"
and "--Rights Upon Event of Default," below.

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

     GENERAL

     The master servicer or the trustee or both will, as to each trust fund, establish and maintain or cause to be established and maintained, the
Certificate Account, which must be either

                                      -53-

          o    an account or accounts the deposits in which are insured by the
               Bank Insurance Fund or the Savings Association Insurance Fund of
               the FDIC, to the limits established by the FDIC, and the
               uninsured deposits in which are otherwise secured such that the certificateholders have a claim with respect to the funds in the
               Certificate Account or a perfected first priority security interest against any collateral securing the funds that is superior to the claims of any other depositors or general
               creditors of the institution with which the Certificate Account is maintained or

          o    otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of certificates of the series.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in the account may be invested pending each succeeding Distribution Date in short-term
Permitted Investments. Interest or other income earned on funds in the
Certificate Account will be paid to a master servicer or its designee, or another service provider as additional servicing compensation, or may be added to the funds in such account and used for the same purpose. The Certificate
Account may be maintained with an institution that is an affiliate of the master servicer, if applicable, provided that the institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or
Agencies and so specified in the related prospectus supplement, a Certificate
Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the master servicer or serviced or master serviced by it on behalf of others.

DEPOSITS

     Generally, a master servicer or the trustee will deposit or cause to be deposited in the Certificate Account for one or more trust funds the following payments and collections received, or advances made, by the master servicer or the trustee or on its behalf subsequent to the Cut-off Date, other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a
Retained Interest, all payments on account of principal, including principal prepayments, on the assets;

     (1)  all payments on account of interest on the assets, including any default interest collected, in each case net of any portion thereof retained by a master servicer, a subservicer or a special servicer as its servicing compensation and net of any Retained Interest;

     (2)  all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each mortgaged property securing a Whole Loan in the trust fund, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with normal servicing procedures and all Insurance Proceeds and all Liquidation Proceeds,
          together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

     (3)  any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates as described under "Description of Credit Support";

     (4)  any advances made as described under "Description of the
          Certificates--Advances in Respect of Delinquencies";

     (5)  any amounts representing prepayment premiums;

     (6)  any amounts paid under any Cash Flow Agreement, as described under
          "Description of the Trust Funds--Cash Flow Agreements";

     (7)  all proceeds of any asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by Morgan Stanley Capital I
          Inc., any asset seller or any other specified person as described above under "--Assignment of Assets; Repurchases" and
          "--Representations and Warranties; Repurchases," all proceeds of any defaulted mortgage loan purchased as described below under
          "--

                                      -54-

          Realization Upon Defaulted Whole Loans," and all proceeds of any asset purchased as described above under "Description of the
          Certificates--Termination";

     (8)  any amounts paid by a master servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the trust fund as described under "Description of the Agreements--Retained
          Interest; Servicing Compensation and Payment of Expenses";

     (9)  to the extent that any item does not constitute additional servicing compensation to a master servicer, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations on the mortgage loans or MBS or both;

     (10) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described below under "--Hazard Insurance Policies";

     (11) any amount required to be deposited by a master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

     (12) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related prospectus supplement.

WITHDRAWALS

     Generally, a master servicer or the trustee may, from time to time make withdrawals from the Certificate Account for each trust fund for any of the following purposes:

     (1)  to make distributions to the certificateholders on each Distribution
          Date;

     (2)  to reimburse a master servicer for unreimbursed amounts advanced as described above under "Description of the Certificates--Advances in
          Respect of Delinquencies," the reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest, net of related servicing fees and
          Retained Interest, on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to those Whole Loans;

     (3)  to reimburse a master servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole
          Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and
          Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

     (4)  to reimburse a master servicer for any advances described in clause
          (2) above and any servicing expenses described in clause (3) above which, in the master servicer's good faith judgment, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other assets or, if and to the extent so provided by the related
          Agreement and described in the related prospectus supplement, just from that portion of amounts collected on other assets that is otherwise distributable on one or more classes of Subordinate
          Certificates, if any, remain outstanding, and otherwise any outstanding class of certificates, of the related series;

     (5)  if and to the extent described in the related prospectus supplement, to pay a master servicer interest accrued on the advances described in clause (2) above and the servicing expenses described in clause (3)
          above while these amounts remain outstanding and unreimbursed;

     (6)  to pay for costs and expenses incurred by the trust fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on,

                                      -55-

     mortgaged properties securing defaulted Whole Loans as described below under "--Realization Upon Defaulted Whole Loans";

(7)  to reimburse a master servicer, Morgan Stanley Capital I Inc., or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters Regarding a Master Servicer and the Depositor";

(8)  if and to the extent described in the related prospectus supplement, to pay or to transfer to a separate account for purposes of escrowing for the payment of the trustee's fees;

(9)  to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described below under "--Matters
     Regarding the Trustee";

(10) unless otherwise provided in the related prospectus supplement, to pay a master servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate
     Account;

(11) to pay the person entitled thereto any amounts deposited in the Certificate
     Account that were identified and applied by the master servicer as recoveries of Retained Interest;

(12) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any mortgaged property acquired for the benefit of certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, these payments to be made out of income received on this type of property;

(13) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described below under "Federal Income Tax
     Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

(14) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted
     Whole Loan or a property acquired in respect thereof in connection with the liquidation of the defaulted Whole Loan or property;

(15) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of certificateholders;

(16) to pay for the costs of recording the related Agreement if recordation materially and beneficially affects the interests of certificateholders, provided that the payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

(17) to pay the person entitled thereto any amounts deposited in the Certificate
     Account in error, including amounts received on any asset after its removal from the trust fund whether by reason of purchase or substitution as contemplated by "--Assignment of Assets; Repurchase" and "--Representations
     and Warranties; Repurchases" or otherwise;

(18) to make any other withdrawals permitted by the related Agreement and described in the related prospectus supplement; and

(19) to clear and terminate the Certificate Account at the termination of the trust fund.

OTHER COLLECTION ACCOUNTS

     Notwithstanding the foregoing, if so specified in the related prospectus supplement, the Agreement for any series of certificates may provide for the establishment and maintenance of a separate collection account into which

                                      -56-

the master servicer or any related subservicer or special servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of certificates. Any amounts on deposit in any collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related prospectus supplement. To the extent specified in the related prospectus supplement, any amounts which could be withdrawn from the
Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any collection account. The prospectus supplement will set forth any restrictions with respect to any collection account, including investment restrictions and any restrictions with respect to financial institutions with which any collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer, directly or through subservicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided the procedures are consistent with the Servicing
Standard. In connection therewith, the master servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

     Each master servicer will also be required to perform other customary functions of a servicer of comparable loans, including the following:

          o    maintaining, or causing the borrower or lessee on each mortgage or lease to maintain, hazard, business interruption and general liability insurance policies and, if applicable, rental
               interruption policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims thereunder;

          o    maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Whole Loan;

          o    processing assumptions or substitutions in those cases where the master servicer has determined not to enforce any applicable
               Due-on-Sale clause; attempting to cure delinquencies;

          o    inspecting and managing mortgaged properties under certain circumstances; and

          o    maintaining accounting records relating to the Whole Loans.
               Generally the master servicer or another service provider, as specified in the related prospectus supplement, will be
               responsible for filing and settling claims in respect of
               particular Whole Loans under any applicable instrument of Credit
               Support. See "Description of Credit Support."

     The master servicer may agree to modify, waive or amend any term of any
Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not

          o    affect the amount or timing of any scheduled payments of
               principal or interest on the Whole Loan or

          o    in its judgment, materially impair the security for the Whole
               Loan or reduce the likelihood of timely payment of amounts due thereon.

Except to the extent another standard is specified in the related prospectus supplement, the special servicer may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a
Whole Loan if,

          o    in its judgment, a material default on the Whole Loan has
               occurred or a payment default is imminent and

          o    in its judgment, that modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation.

                                      -57-

The master servicer or special servicer is required to notify the trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUBSERVICERS

     A master servicer may delegate its servicing obligations in respect of the
Whole Loans to subservicer, but the master servicer will remain obligated under the related Agreement. Each subservicing agreement must be consistent with the terms of the related Agreement and must provide that, if for any reason the master servicer for the related series of certificates is no longer acting in the capacity of master servicer, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the subservicing agreement.

     Generally, the master servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the master servicer's compensation pursuant to the related Agreement is sufficient to pay those fees.;
however, if so specified in the related prospectus supplement, a subservicer may be compensated directly from the trust fund, or in another manner. A subservicer may be entitled to a Retained Interest in certain Whole Loans. Each subservicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under an Agreement. See "--Retained Interest; Servicing Compensation and Payment
of Expenses" below.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, a special servicer may be appointed. A special servicer will generally be appointed for the purpose of servicing mortgage loans that are in default or as to which a default is imminent. The related prospectus supplement will describe the rights, obligations and compensation of a special servicer. The master servicer will only be responsible for the duties and obligations of a special servicer to the extent set forth in the prospectus supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

     A borrower's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the mortgage loan, and may call into question the borrower's ability to make timely payment of taxes and to pay for necessary maintenance of the related mortgaged property. Unless otherwise provided in the related prospectus supplement, the special servicer is required to:

          o    monitor any Whole Loan which is in default,

          o    contact the borrower concerning the default,

          o    evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the mortgaged property,

          o    initiate corrective action in cooperation with the borrower if cure is likely,

          o    inspect the mortgaged property, and

          o    take any other actions as are consistent with the Servicing
               Standard.

A significant period of time may elapse before the special servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the special servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses or takes a deed to a mortgaged property in lieu of foreclosure on behalf of the certificateholders, may vary considerably depending on the particular Whole Loan, the mortgaged property, the borrower, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the mortgaged property is located. Under federal bankruptcy law, the special servicer in certain cases may not be permitted to accelerate a

                                      -58-

Whole Loan or to foreclose on a mortgaged property for a considerable period of time. See "Legal Aspects of the Mortgage Loans and the Leases."

     Any Agreement relating to a trust fund that includes Whole Loans may grant to the loan seller, the special or master servicer or the holder or holders of certain classes of certificates, or all of them, an option to purchase from the trust fund at its fair value any Whole Loan as to which a specified number of scheduled payments thereunder or a balloon payment are delinquent, or as to which there are other defaults specified in the related prospectus supplement.
In addition, a Whole Loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower.
Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

     If a default on a Whole Loan has occurred or, in the master servicer's or special servicer's judgment is imminent, and the action is consistent with the servicing standard, the special servicer, on behalf of the trustee, may at any time:

          o    institute foreclosure proceedings,

          o    exercise any power of sale contained in any mortgage,

          o    obtain a deed in lieu of foreclosure, or

          o    otherwise acquire title to a mortgaged property securing the
               Whole Loan.

Unless otherwise specified in the related prospectus supplement, the special servicer may not acquire title to any related mortgaged property or take any other action that would cause the trustee, for the benefit of certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator"
of that mortgaged property within the meaning of federal environmental laws, unless the special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust fund, that either:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    if the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take the actions as would be necessary and appropriate to effect the compliance and respond to the circumstances, the cost of which actions will be an expense of the trust fund.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of the mortgaged property by the trust fund, unless

          o    the Internal Revenue Service grants an extension of time to sell the property or

          o    the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund
               subsequent to that period will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding.

                                      -59-

Subject to the foregoing, the special servicer will be required to

          o    solicit bids for any mortgaged property so acquired by the trust fund as will be reasonably likely to realize a fair price for the property and

          o    accept the first and, if multiple bids are contemporaneously received, the highest cash bid received from any person that constitutes a fair price.

     If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate the property. The retention of an independent contractor, however, will not relieve the special servicer of any of its obligations with respect to the management and operation of that property. Unless otherwise specified in the related prospectus supplement, any property acquired by the trust fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

     The limitations imposed by the related Agreement and the REMIC Provisions of the Code, if a REMIC election has been made with respect to the related trust fund, on the operations and ownership of any mortgaged property acquired on behalf of the trust fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Legal Aspects of the Mortgage
Loans and the Leases--Foreclosure."

     If recovery on a defaulted Whole Loan under any related instrument of
Credit Support is not available, the special servicer nevertheless will be obligated to follow or cause to be followed normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the mortgage rate plus the aggregate amount of expenses incurred by the special servicer in connection with such proceedings and which are reimbursable under the Agreement, the trust fund will realize a loss in the amount of that difference. The special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the
Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of the Liquidation Proceeds to certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

     If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the special servicer is not required to expend its own funds to restore the damaged property unless it determines

          o    that the restoration will increase the proceeds to
               certificateholders on liquidation of the Whole Loan after
               reimbursement of the special servicer for its expenses and

          o    that the expenses will be recoverable by it from related
               Insurance Proceeds or Liquidation Proceeds.

     As servicer of the Whole Loans, a master servicer, on behalf of itself, the trustee and the certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

     If a master servicer, special servicer, or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the master or special servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of those proceeds, prior to distribution thereof to certificateholders, amounts representing master and special servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard
Insurance Policies" and "Description of Credit Support."

                                      -60-

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan to maintain a hazard insurance policy providing for the coverage required under the related mortgage or, if any mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, then the coverage that is consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage will be in general in an amount equal to the lesser of the principal balance owing on the Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below in this section, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Certificate Account. The
Agreement will provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the
Whole Loans. If the blanket policy contains a deductible clause, the master servicer will be required to deposit in the Certificate Account all sums that would have been deposited in the Certificate Account but for that clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and other kinds of uninsured risks.

     The hazard insurance policies covering the mortgaged properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of

          o    the replacement cost of the improvements less physical
               depreciation and

          o    the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     Each Agreement for a trust fund that includes Whole Loans will require the master servicer to cause the borrower on each Whole Loan, or, in certain cases, the related lessee, to maintain all other insurance coverage with respect to the related mortgaged property as is consistent with the terms of the related mortgage and the Servicing Standard, which insurance may typically include flood insurance if the related mortgaged property was located at the time of origination in a federally designated flood area.

     In addition, to the extent required by the related mortgage, the master servicer may require the borrower or related lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the master servicer, subservicer or special servicer to maintain public liability insurance with respect to any REO
Properties. Any cost incurred by the master servicer in maintaining any insurance policy will be added to the amount owing under the mortgage loan where the terms of the mortgage loan so permit; provided, however, that the

                                      -61-

addition of this cost will not be taken into account for purposes of calculating the distribution to be made to certificateholders. These costs may be recovered by the master servicer, subservicer or special servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the
Agreement.

     Under the terms of the Whole Loans, borrowers will generally be required to present claims to insurers under hazard insurance policies maintained on the related mortgaged properties. The master servicer, on behalf of the trustee and certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties securing the Whole Loans. However, the ability of the master servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the master servicer by borrowers.

RENTAL INTERRUPTION INSURANCE POLICY

     If so specified in the related prospectus supplement, the master servicer or the borrowers will maintain rental interruption insurance policies in full force and effect with respect to some or all of the leases. Although the terms of these policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a lessee fails to make timely rental payments under the related lease due to a casualty event, the losses will be reimbursed to the insured. If so specified in the related prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the prospectus supplement, if the rental interruption policy is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy. However, if the cost of any replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, to the extent set forth in the related prospectus supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related prospectus supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the master servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the
Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

     Unless otherwise specified in the related prospectus supplement, each
Agreement will require that the master servicer and any special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage which may provide blanket coverage or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer or the special servicer, as applicable. The related Agreement will allow the master servicer and any special servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the master servicer or the special servicer so long as criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some of the Whole Loans may contain clauses requiring the consent of the lender to any sale or other transfer of the related mortgaged property, or
Due-on-Sale clauses entitling the lender to accelerate payment of the Whole Loan upon any sale or other transfer of the related mortgaged property. Some of the
Whole Loans may contain clauses requiring the consent of the lender to the creation of any other lien or encumbrance on the mortgaged property or
Due-on-Encumbrance clauses entitling the lender to accelerate payment of the
Whole Loan upon the creation of any other lien or encumbrance upon the mortgaged property. Unless otherwise provided in the related prospectus supplement, the master servicer, on behalf of the trust fund, will exercise any right the trustee may have as lender to accelerate payment of the Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. See "Legal
Aspects of the Mortgage Loans and the Leases--Due-on-Sale and
Due-on-Encumbrance."

                                      -62-

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The prospectus supplement for a series of certificates will specify whether there will be any Retained Interest in the assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan by loan basis and will be specified on an exhibit to the related Agreement.

     Unless otherwise specified in the related prospectus supplement, the master servicer's and a subservicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a portion of the interest payment on each asset. Since any Retained Interest and a master servicer's primary compensation are percentages of the principal balance of each asset, these amounts will decrease in accordance with the amortization of the assets. The prospectus supplement with respect to a series of certificates evidencing interests in a trust fund that includes Whole Loans may provide that, as additional compensation, the master servicer or the subservicers may retain all or a portion of assumption fees, modification fees, late payment charges or prepayment premiums collected from borrowers and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a subservicer pursuant to the Agreement.

     The master servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the assets, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to certificateholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified in the related prospectus supplement, and the fees of any special servicer, may be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer's certificate stating that (i) a review of that party's servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer's supervision, and (ii) to the best of the officer's knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

     In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an "Assessment of Compliance") that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation
AB (17 CFR 229.1122) that contains the following:

     (a)  a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

     (b)  a statement that the party used the criteria in Item 1122(d) of
          Regulation AB to assess compliance with the applicable servicing criteria;

     (c)  the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party;
          and

     (d)  a statement that a registered public accounting firm has issued an attestation report on the party's assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

     Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an "Attestation Report") of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting
Oversight Board, that

                                      -63-

expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

MATTERS REGARDING A MASTER SERVICER, A SPECIAL SERVICER AND THE DEPOSITOR

     The master servicer, if any, a special servicer, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related prospectus supplement. The entity serving as master servicer, as special servicer or as servicer may be an affiliate of Morgan Stanley Capital I Inc. and may have other normal business relationships with Morgan Stanley Capital I Inc.
or Morgan Stanley Capital I Inc.'s affiliates. Reference to the master servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

     Generally, the related Agreement will provide that the master servicer may resign from its obligations and duties only if (i) (A) a successor servicer is available, willing to assume the obligations, responsibilities, and covenants to be performed by the master servicer on substantially the same terms and conditions, and for not more than equivalent compensation, and assumes all obligations of the resigning master servicer under any primary servicing agreements; (B) the resigning master servicer bears all costs associated with its resignation and the transfer of servicing; and (C) each rating agency rating the applicable series delivers written confirmation that such transfer of servicing will not result in the downgrade, qualification or withdrawal of its ratings of the certificates of such series or (ii) upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with another activity carried on by it that was performed by the master servicer on the date of the Agreement.
No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the Agreement.

     Generally the Agreements will further provide that neither any master servicer, any special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be under any liability to the related trust fund or certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement. However, neither a master servicer, a special servicer, Morgan Stanley Capital I Inc. nor any director, officer, employee, or agent of a master servicer, a special servicer or Morgan
Stanley Capital I Inc. will be protected against any breach of a representation, warranty or covenant made in the Agreement, or against any liability specifically imposed by the Agreement, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Agreements will further provide that any master servicer, any special servicer, Morgan Stanley
Capital I Inc. and any director, officer, employee or agent of a master servicer or Morgan Stanley Capital I Inc. will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the certificates; provided, however, that generally the indemnification will not extend to any loss, liability or expense:

          o    specifically imposed by the Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a master servicer or special servicer, the
               prosecution of an enforcement action in respect of any specific
               Whole Loan or Whole Loans, except as any loss, liability or expense shall be otherwise reimbursable pursuant to the
               Agreement;

          o    incurred in connection with any breach of a representation, warranty or covenant made in the Agreement;

          o    incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of its obligations or duties.

In addition, each Agreement will provide that none of any master servicer, any special servicer or Morgan Stanley Capital I Inc. will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The master servicer, the special servicer or Morgan Stanley Capital I Inc. may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the certificateholders thereunder. In this event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the

                                      -64-

certificateholders, and the master servicer, the special servicer or Morgan
Stanley Capital I Inc., as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

     Any person into which the master servicer, the special servicer or Morgan
Stanley Capital I Inc. may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer or Morgan Stanley Capital I Inc. is a party, or any person succeeding to the business of the master servicer, the special servicer or Morgan Stanley
Capital I Inc., will be the successor of the master servicer, the special servicer or Morgan Stanley Capital I Inc., as the case may be, under the related
Agreement.

EVENTS OF DEFAULT

     Unless otherwise provided in the related prospectus supplement for a trust fund that includes Whole Loans, Events of Default under the related Agreement will include:

     (1)  any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

     (2)  any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the
          Agreement which continues unremedied for thirty days after written notice of the failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer,
          Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting Rights;

     (3)  any breach of a representation or warranty made by the master servicer under the Agreement which materially and adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of that breach has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than 25% of the Voting
          Rights; and

     (4)  certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Material variations to the foregoing Events of Default--other than to shorten cure periods or eliminate notice requirements--will be specified in the related prospectus supplement. The trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the trustee become aware of the occurrence of such an event, transmit by mail to Morgan Stanley Capital I Inc. and all certificateholders of the applicable series notice of the occurrence, unless the default shall have been cured or waived.

     With respect to any series of certificates as to which there is a special servicer, similar Events of Default will generally exist under the related
Agreement with respect to the special servicer.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied,
Morgan Stanley Capital I Inc. or the trustee may, and at the direction of holders of certificates evidencing not less than 51% of the Voting Rights, the trustee shall, terminate all of the rights and obligations of the applicable servicer under the Agreement and in and to the mortgage loans, other than as a certificateholder or as the owner of any Retained Interest, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the applicable servicer (provided, that in the case of an Event of Default of the special servicer, the master servicer may instead succeed to the obligations of the special servicer) under the Agreement, except that if the trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related prospectus supplement so specifies, then the trustee will not be obligated to make the advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution as to which each Rating
Agency rating the certificates has confirmed that such appointment will not result in the downgrade, qualification or withdrawal of the ratings of the certificates of the

                                      -65-

applicable series. Pending appointment, the trustee (or master servicer, with respect to the special servicer) is obligated to act in the capacity of the applicable servicer. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the Agreement. Generally, the Agreements will provide that expenses relating to any removal of a servicer upon an Event of Default or its voluntary resignation will be required to be paid by such servicer.

     Unless otherwise described in the related prospectus supplement, the holders of certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of certificates affected by any Event of
Default will be entitled to waive that Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to certificateholders described in clause (1) under "--Events of Default" may be waived only by all of the certificateholders. Upon any waiver of an Event of
Default, the Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

     No certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless the holder previously has given to the trustee written notice of default and unless the holders of certificates evidencing not less than 25% of the Voting Rights have made written request upon the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for sixty days has neglected or refused to institute any proceeding. The trustee, however, is under no obligation to

          o    exercise any of the powers vested in it by any Agreement;

          o    make any investigation of matters arising under any Agreement; or

          o    institute, conduct or defend any litigation under any Agreement or related to any Agreement.

If any of the holders of certificates request, order or direct the trustee to take any action, the trustee may require reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

AMENDMENT

     Each Agreement may be amended by the parties to the Agreement without the consent of any of the holders of certificates covered by the Agreement:

     (1)  to cure any ambiguity;

     (2)  to correct, modify or supplement any provision in the Agreement which may be inconsistent with any other provision in the Agreement;

     (3)  to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof; or

     (4)  to comply with any requirements imposed by the Code;

provided that the amendment--other than an amendment for the purpose specified in clause (4) above--will not, as evidenced by an opinion of counsel to that effect, adversely affect in any material respect the interests of any holder of certificates covered by the Agreement.

     Each Agreement may also be amended by Morgan Stanley Capital I Inc., the master servicer, if any, and the trustee, with the consent of the holders of certificates affected evidencing not less than 51% (or such other percentage as may be specified in the related prospectus supplement) of the Voting Rights, for any purpose. However, to the extent set forth in the related prospectus supplement, no amendment may:

     (1)  reduce in any manner the amount of or delay the timing of, payments received or advanced on mortgage loans which are required to be distributed on any certificate without the consent of the holder of that certificate;

                                      -66-

     (2)  adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in
          (1), without the consent of the holders of all certificates of that class; or

     (3)  modify the provisions of the Agreement described in this paragraph without the consent of the holders of all certificates covered by the
          Agreement then outstanding.

However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund to fail to qualify as a REMIC at any time that the related certificates are outstanding.

THE TRUSTEE

     The trustee under each Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company serving as trustee may have a banking relationship with Morgan Stanley Capital I Inc. and its affiliates and with any master servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee will make no representations as to the validity or sufficiency of any Agreement, the certificates or any asset or related document and is not accountable for the use or application by or on behalf of any master servicer of any funds paid to the master servicer or its designee or any special servicer in respect of the certificates or the assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee is required to examine the documents and to determine whether they conform to the requirements of the Agreement.

MATTERS REGARDING THE TRUSTEE

     Generally, the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons is entitled to indemnification from the trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with the related Agreement, the assets, the certificates and the acceptance or administration of the trusts or duties created under the related Agreement
(including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of any master servicer, any special servicer or the Depositor but only to the extent the trustee is unable to recover within a reasonable period of time such amount from such third party pursuant to the related Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the trustee and each of its partners, representatives, affiliates, members, managers, directors, officers, employees, agents and controlling persons shall be entitled to indemnification from the trust for any unanticipated loss, liability or expense incurred in connection with the provision by it of the reports required to be provided by it pursuant to the related Agreement.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may at any time resign from its obligations and duties under an
Agreement by giving written notice thereof to Morgan Stanley Capital I Inc., the master servicer, if any, and all certificateholders. Upon receiving the notice of resignation, Morgan Stanley Capital I Inc. is required promptly to appoint a successor trustee acceptable to the master servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within
30-days after the giving of the notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the trustee (i) shall cease to be eligible to continue as trustee under the related Agreement, or (ii) shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its

                                      -67-

property shall be appointed, or any public officer shall take charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iii) a tax is imposed or threatened with respect to the trust or any REMIC by any state in which the trustee or the trust held by the trustee is located solely because of the location of the trustee in such state; provided, however, that, if the trustee agrees to indemnify the trust for such taxes, it shall not be removed pursuant to this clause (iii), or
(iv) the continuation of the trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any class of certificates with a rating as evidenced in writing by the Rating Agencies, then
Morgan Stanley Capital I Inc. may remove the trustee and appoint a successor trustee meeting the eligibility requirements set forth in the related Agreement.
If specified in the related Prospectus Supplement, holders of the certificates of any series entitled to a specified percentage of the Voting Rights for that series may at any time remove the trustee for cause (or if specified in the related Prospectus Supplement, without cause) and appoint a successor trustee.

     Any resignation or removal of the trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee. Generally, the Agreements will provide that expenses relating to resignation of the Trustee or any removal of the Trustee for cause will be required to be paid by the Trustee, and expenses relating to removal of the
Trustee without cause will be paid by the parties effecting such removal.

ADDITIONAL PARTIES TO THE AGREEMENTS

     If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     For any series of certificates, Credit Support may be provided with respect to one or more classes thereof or the related assets. Credit Support may be in the form of the subordination of one or more classes of certificates, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit
Support, certificateholders will bear their allocable share of deficiencies.

     If Credit Support is provided with respect to one or more classes of certificates of a series, or the related assets, the related prospectus supplement will include a description of:

     (1)  the nature and amount of coverage under the Credit Support;

     (2)  any conditions to payment thereunder not otherwise described in this prospectus;

     (3)  the conditions, if any, under which the amount of coverage under the
          Credit Support may be reduced and under which the Credit Support may be terminated or replaced;

     (4)  the material provisions relating to the Credit Support; and

     (5)  information regarding the obligor under any instrument of Credit
          Support, including:

          o    a brief description of its principal business activities;

                                      -68-

          o    its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

          o    if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business; and

          o    its total assets, and its stockholders' or policyholders'
               surplus, if applicable, as of the date specified in the
               prospectus supplement.

See "Risk Factors--Credit Support May Not Cover Losses or Risks Which Could
Adversely Affect Payment On Your Certificates."

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to the rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of or may be limited to certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which the subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

     If the assets for a series are divided into separate groups, each supporting a separate class or classes of certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage loans or MBS prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage loans or MBS within the trust fund.
The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying these provisions.

INSURANCE OR GUARANTEES FOR THE WHOLE LOANS

     If so provided in the prospectus supplement for a series of certificates, the Whole Loans in the related trust fund will be covered for various default risks by insurance policies or guarantees. A copy of any material instrument for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more letters of credit, issued by the letter of credit bank. Under a letter of credit, the letter of credit bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans or MBS or both on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of any letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on
Form 8-K to be filed within 15 days of issuance of the certificates of the related series.

                                      -69-

INSURANCE POLICIES AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on the certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in the prospectus supplement. The reserve funds for a series may also be funded over time by depositing in the reserve funds a specified amount of the distributions received on the related assets as specified in the related prospectus supplement.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the certificates. If so specified in the related prospectus supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each
Distribution Date amounts in a reserve fund in excess of any amount required to be maintained in the reserve fund may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement and will not be available for further application to the certificates.

     Moneys deposited in any Reserve Funds will be invested in Permitted
Investments, except as otherwise specified in the related prospectus supplement.
Generally, any reinvestment income or other gain from these investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, the income may be payable to any related master servicer or another service provider as additional compensation.

     Additional information concerning any Reserve Fund will be set forth in the related prospectus supplement, including the initial balance of the Reserve
Fund, the balance required to be maintained in the Reserve Fund, the manner in which the required balance will decrease over time, the manner of funding the
Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to certificateholders and use of investment earnings from the
Reserve Fund, if any.

CREDIT SUPPORT FOR MBS

     If so provided in the prospectus supplement for a series of certificates, the MBS in the related trust fund or the mortgage loans underlying the MBS may be covered by one or more of the types of Credit Support described in this prospectus. The related prospectus supplement will specify as to each form of
Credit Support the information indicated above under "Description of Credit
Support--General," to the extent the information is material and available.

               LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. The legal aspects are governed by applicable state law, which laws may differ substantially. As such, the summaries DO NOT:

          o    purport to be complete;

                                      -70-

          o    purport to reflect the laws of any particular state; or

          o    purport to encompass the laws of all states in which the security for the mortgage loans is situated.

The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. See "Description of the
Trust Funds--Assets."

GENERAL

     All of the mortgage loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property. The instrument granting a security interest may be a mortgage, deed of trust, security deed or deed to secure debt, depending upon the prevailing practice and law in the state in which the mortgaged property is located. Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property. The priority of the mortgage will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to the instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--

          o    a borrower--the borrower and usually the owner of the subject property, and

          o    a mortgagee--the lender.

     In contrast, a deed of trust is a three-party instrument, among

          o    a trustor--the equivalent of a mortgagor or borrower,

          o    a trustee to whom the mortgaged property is conveyed, and

          o    a beneficiary--the lender--for whose benefit the conveyance is made.

Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties.

     By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time that the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. If a borrower under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The lender's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940 and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

     The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements.
However, the mortgage, or other instrument, may encumber other interests in real property such as:

          o    a tenant's interest in a lease of land or improvements, or both,
               and

                                      -71-

          o    the leasehold estate created by the lease.

A mortgage, or other instrument, covering an interest in real property other than the fee estate requires special provisions in the instrument creating the interest to protect the lender against termination of the interest before the note secured by the mortgage, deed of trust, security deed or deed to secure debt is paid. If so specified in the prospectus supplement, Morgan Stanley
Capital I Inc. or the asset seller will make representations and warranties in the Agreement with respect to the mortgage loans which are secured by an interest in a leasehold estate. The representations and warranties will be set forth in the prospectus supplement if applicable.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases. Typically, under an assignment of rents and leases:

          o    the borrower assigns its right, title and interest as landlord under each lease and the income derived from each lease to the lender, and

          o    the borrower retains a revocable license to collect the rents for so long as there is no default under the loan documents.

The manner of perfecting the lender's interest in rents may depend on whether the borrower's assignment was absolute or one granted as security for the loan.
Failure to properly perfect the lender's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for the loan. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the borrower, which remains entitled to collect the revenues absent a default, or pledged by the borrower, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of the security interest.
Even if the lender's security interest in room revenues is perfected under the
UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

     Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

     Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee-in-possession. The risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "--Environmental Legislation" below.

PERSONALITY

     Certain types of mortgaged properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage.
The property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest in the property, the lender generally must file UCC financing statements and, to maintain perfection of the security interest, file continuation statements generally every five years.

                                      -72-

FORECLOSURE

     GENERAL

     Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

     Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

     JUDICIAL FORECLOSURE

     A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment.
The sales are made in accordance with procedures that vary from state to state.

     EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

     United States courts have traditionally imposed general equitable principles to limit the remedies available to a lender in connection with foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of mortgage defaults, to the extent that the effect is perceived as harsh or unfair. Relying on these principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the borrower failed to maintain the mortgaged property adequately or the borrower executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, a non collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent or the borrower was rendered insolvent as a result of the sale and within one year -- or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law -- of the filing of bankruptcy.

                                      -73-

     NON JUDICIAL FORECLOSURE/POWER OF SALE

     Foreclosure of a deed of trust is generally accomplished by a non judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the borrower under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears, without acceleration, plus the expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

     PUBLIC SALE

     A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of the property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make the repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.
The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run the operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of the operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.
Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees that may be recovered by a lender.

     A junior lender may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "Due-on-Sale" clause contained in a senior mortgage, the junior lender may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if

                                      -74-

any, that are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by these holders.

     REO PROPERTIES

     If title to any mortgaged property is acquired by the trustee on behalf of the certificateholders, the master servicer or any related subservicer or the special servicer, on behalf of the holders, will be required to sell the mortgaged property prior to the close of the third calendar year following the year of acquisition of such mortgaged property by the trust fund, unless:

          o    the Internal Revenue Service grants an REO Extension, or

          o    It obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the trust fund or cause any REMIC created pursuant to the
               Agreement to fail to qualify as a REMIC under the Code.

Subject to the foregoing, the master servicer or any related subservicer or the special servicer will generally be required to solicit bids for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. The master servicer or any related subservicer or the special servicer may retain an independent contractor to operate and manage any
REO Property; however, the retention of an independent contractor will not relieve the master servicer or any related subservicer or the special servicer of its obligations with respect to the REO Property.

     In general, the master servicer or any related subservicer or the special servicer or an independent contractor employed by the master servicer or any related subservicer or the special servicer at the expense of the trust fund will be obligated to operate and manage any mortgaged property acquired as REO
Property in a manner that would, to the extent commercially feasible, maximize the trust fund's net after-tax proceeds from the property. After the master servicer or any related subservicer or the special servicer reviews the operation of the property and consults with the trustee to determine the trust fund's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property, the master servicer or any related subservicer or the special servicer could determine, particularly in the case of an REO Property that is a hospitality or residential health care facility, that it would not be commercially feasible to manage and operate the property in a manner that would avoid the imposition of an REO Tax at the highest marginal corporate tax rate--currently 35%. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the trust fund's income from an REO Property would reduce the amount available for distribution to certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Federal Income Tax Consequences" in
this prospectus and "Federal Income Tax Consequences" in the prospectus supplement.

RIGHTS OF REDEMPTION

     The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action

                                      -75-

has been commenced, the redeeming party must pay certain costs of the action.
Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be
Cut-off and terminated.

     The equity of redemption is a common law or non statutory right which exists prior to completion of the foreclosure, is not waivable by the borrower, must be exercised prior to foreclosure sale and should be distinguished from the post sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related prospectus supplement, with respect to a series of certificates for which an election is made to qualify the trust fund or a part thereof as a REMIC, the
Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue
Service grants an extension of time within which to sell the property or independent counsel renders an opinion to the effect that holding the property for such additional period is permissible under the REMIC Provisions.

ANTI DEFICIENCY LEGISLATION

     Some or all of the mortgage loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related mortgage loan and a personal money judgment may not be obtained against the borrower. Even if a mortgage loan by its terms provides for recourse to the borrower, some states impose prohibitions or limitations on recourse to the borrower. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on a personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     LEASEHOLD RISKS

     Mortgage loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold lender without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the lender, but the ground leases that

                                      -76-

secure mortgage loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph.
Protective ground lease provisions include:

     (1)  the right of the leasehold lender to receive notices from the ground lessor of any defaults by the borrower;

     (2)  the right to cure those defaults, with adequate cure periods;

     (3)  if a default is not susceptible of cure by the leasehold lender, the right to acquire the leasehold estate through foreclosure or otherwise;

     (4)  the ability of the ground lease to be assigned to and by the leasehold lender or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder;

     (5)  the right of the leasehold lender to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof;

     (6)  a ground lease or leasehold mortgage that prohibits the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor ground lessor; and

     (7)  A leasehold mortgage that provides for the assignment of the debtor ground lessee's right to reject a lease pursuant to Section 365 of the
          Bankruptcy Code.

     Without the protections described in (1) - (7) above, a leasehold lender may lose the collateral securing its leasehold mortgage. However, the enforceability of clause (7) has not been established. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold lender with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then current value of the property, with a corresponding partial reduction of the amount of lender's security interest pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule with or without affecting the unpaid principal balance of the loan, or an extension or reduction of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

                                      -77-

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so called "ipso facto clauses" could limit the ability of the trustee for a series of certificates to exercise certain contractual remedies with respect to the leases. In addition, Section 362 of the
Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of remedies for a related series of certificates in the event that a related lessee or a related borrower becomes the subject of a proceeding under the Bankruptcy Code. For example, a lender would be stayed from enforcing a lease assignment by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and
Rents" above.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor in possession may, subject to approval of the court,

          o    assume the lease and retain it or assign it to a third party or

          o    reject the lease.

     If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the rejected lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor in possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related prospectus supplement, the lessee will agree under certain leases to pay all amounts owing thereunder to the master servicer without offset. To the extent that a contractual obligation remains enforceable against the lessee, the lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business.
Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

                                      -78-

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of some states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the lender have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     To the extent described in the related prospectus supplement, some of the
Borrowers may be partnerships. The laws governing limited partnerships in some states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related prospectus supplement, some of the limited partnership agreements of the Borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal--assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld--that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless

          o    at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or

          o    The written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame
               -- often 60 days -- after such withdrawal to continue the
               business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.

In addition, the laws governing general partnerships in some states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. The state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under a related mortgage loan, which may reduce the yield on the related series of certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general partner of a Borrower that is a partnership may provide the opportunity for a trustee in bankruptcy for the general partner, such general partner as a debtor in possession, or a creditor of the general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Borrower pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt general partner. Not only would the mortgaged property be available to satisfy the claims of creditors of the general partner, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the Borrower or its security interest in the mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR LENDERS OR BENEFICIARIES

     To the extent specified in the related prospectus supplement, some of the mortgage loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund, and therefore the related certificateholders, as beneficiary under a junior deed of trust or as lender under a junior mortgage, are subordinate to those of the lender or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior lender or beneficiary:

          o    to receive rents, hazard insurance and condemnation proceeds, and

                                      -79-

          o    To cause the mortgaged property securing the mortgage loan to be sold upon default of the Borrower or trustor. This would
               extinguish the junior lender's or junior beneficiary's lien.
               However, the master servicer or special servicer, as applicable, could assert its subordinate interest in the mortgaged property in foreclosure litigation or satisfy the defaulted senior loan.

In many states a junior lender or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.
Absent a provision in the senior mortgage, no notice of default is required to be given to the junior lender unless otherwise required by law.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the lender or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the lender or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the lender or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of some states may limit the ability of lenders to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In these states, the borrower must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the lender has been impaired. Similarly, in certain states, the lender is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the borrower by the lender are to be secured by the mortgage or deed of trust. While this type of clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or
"optional" advance. If the lender is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the lender or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the lender is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a
"credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the lender or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower to perform any of these obligations, the lender or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower agreeing to reimburse the lender on behalf of the borrower.
All sums so expended by the lender become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower to obtain the consent of the lender in respect of actions affecting the mortgaged property, including, without limitation, leasing activities, including new leases and termination or modification of existing leases, alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the lender or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure.

                                      -80-

A senior lender or beneficiary may refuse to consent to matters approved by a junior lender or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior lender or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

     Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. These environmental liabilities may give rise to:

          o    a diminution in value of property securing any mortgage loan;

          o    limitation on the ability to foreclose against the property; or

          o    In certain circumstances, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related mortgage loan or of the
               mortgaged property.

     Under federal law and the laws of certain states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, the lien has priority over existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to a superlien.

     The presence of hazardous or toxic substances, or the failure to remediate the property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACM") when ACM are in poor condition or when a property with ACM is undergoing repair, renovation or demolition. These laws could also be used to impose liability upon owners and operators of real properties for release of ACM into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal and state agencies, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.

     Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980 and under other federal law and the law of some states, a secured party such as a lender which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in some circumstances for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan.
CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Certain states have laws similar to CERCLA.

     Lenders may be held liable under CERCLA as owners or operators of a contaminated facility. Excluded from CERCLA's definition of "owner or operator,"
however, is a person "who, without participating in the management of a . . .
facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of the facility or property, the lender faces potential liability as an "owner or operator" under CERCLA.
Similarly, when a lender forecloses and takes title to a contaminated facility or property -- whether it holds the facility or property as an investment or leases it to a third party -- under some circumstances the lender may incur potential CERCLA liability.

     Whether actions taken by a lender would constitute participating in the management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent. This scope of the secured creditor exemption has been somewhat clarified by the enactment of the Asset Conservation, Lender Liability and
Deposit

                                      -81-

Insurance Protection Act of 1996 ("Asset Conservation Act"), which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation
Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the management or operational affairs of the facility. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed in lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the Asset Conservation Act are subject to terms and conditions that have not been clarified by the courts.

     The secured creditor exemption may not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. There is a similar secured creditor exemption for reserves of petroleum products from underground storage tanks under the federal Resource Conservation and Recovery Act. However, liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

     In a few states, transfer of some types of properties is conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

     Beyond statute based environmental liability, there exist common law causes of action--for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property--related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the trust fund and occasion a loss to certificateholders in certain circumstances if such remedial costs were incurred.

     Unless otherwise provided in the related prospectus supplement, the
Warrantying Party with respect to any Whole Loan included in a trust fund for a particular series of certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter
5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related prospectus supplement, the related Agreement will provide that the master servicer, acting on behalf of the trustee, may not acquire title to a mortgaged property or take over its operation unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

          o    the mortgaged property is in compliance with applicable
               environmental laws, and there are no circumstances present at the mortgaged property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or
               petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be
               required under any federal, state or local law or regulation; or

          o    If the mortgaged property is not so in compliance or such
               circumstances are so present, then it would be in the best economic interest of the trust fund to acquire title to the mortgaged property and further to take actions as would be necessary and appropriate to effect compliance or respond to such circumstances.

This requirement effectively precludes enforcement of the security for the related mortgage note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given trust fund will become liable for an Environmental Hazard Condition affecting a mortgaged property, but

                                      -82-

making it more difficult to realize on the security for the mortgage loan.
However, there can be no assurance that any environmental assessment obtained by the master servicer or a special servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the
Agreement, even if fully observed by the master servicer or special servicer, as the case may be, will in fact insulate a given trust fund from liability for
Environmental Hazard Conditions. See "Description of the Agreements--Realization
upon Defaulted Whole Loans."

     Morgan Stanley Capital I Inc. generally will not have determined whether environmental assessments have been conducted with respect to the mortgaged properties relating to the mortgage loans included in the pool of mortgage loans for a series, and it is likely that any environmental assessments which would have been conducted with respect to any of the mortgaged properties would have been conducted at the time of the origination of the related mortgage loans and not thereafter. If specified in the related prospectus supplement, a Warrantying
Party will represent and warrant that, as of the date of initial issuance of the certificates of a series or as of another specified date, no related mortgaged property is affected by a Disqualifying Condition. In the event that, following a default in payment on a mortgage loan that continues for 60 days,

          o    the environmental inquiry conducted by the master servicer or special servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the certificates of a series and

          o    the master servicer or the special servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying
               Condition,

the Warrantying Party, at its option, will reimburse the trust fund, cure the
Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties;
Repurchases." No such person will however, be responsible for any Disqualifying
Condition which may arise on a mortgaged property after the date of initial issuance of the certificates of the related series, whether due to actions of the Borrower, the master servicer, the special servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the certificates of a series.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Some of the mortgage loans may contain Due-on-Sale and Due-on-Encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the borrower sells or otherwise transfers or encumbers the related mortgaged property. Some of these clauses may provide that, upon an attempted sale, transfer or encumbrance of the related mortgaged property by the borrower of an otherwise non-recourse loan, the borrower becomes personally liable for the mortgage debt. The enforceability of Due-on-Sale clauses has been the subject of legislation or litigation in many states and, in some cases; the enforceability of these clauses was limited or denied. However, with respect to some of the loans, the Garn St Germain Depository Institutions Act of 1982
preempts state constitutional, statutory and case law that prohibits the enforcement of Due-on-Sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to limited exceptions. Unless otherwise provided in the related prospectus supplement, a master servicer, on behalf of the trust fund, will determine whether to exercise any right the trustee may have as lender to accelerate payment of any mortgage loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the
Servicing Standard.

     In addition, under federal bankruptcy laws, Due-on-Sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

SUBORDINATE FINANCING

     Where a borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risks including:

          o    the borrower may have difficulty servicing and repaying multiple loans;

                                      -83-

          o    if the junior loan permits recourse to the borrower--as junior loans often do--and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan.

          o    Acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened;

          o    if the borrower defaults on the senior loan or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

          o    The bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT PREMIUMS AND PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

ACCELERATION ON DEFAULT

     It is anticipated that some of the mortgage loans included in the pool of mortgage loans for a series will include a "debt acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default--as long as appropriate notices are given. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting the defaulted payments.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential, including multifamily but not other commercial, first mortgage loans originated by certain lenders after March 31,
1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits or to limit discount points or other charges.

     Morgan Stanley Capital I Inc. has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption.

                                      -84-

Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of mortgage loans, any such limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of the state action will be eligible for inclusion in a trust fund unless the mortgage loan provides:

          o    for the interest rate, discount points and charges as are
               permitted in that state, or

          o    that the terms of the loan shall be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious, and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply together with an inability to remedy a failure could result in a material decrease in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property--e.g., a nursing or convalescent home or hospital--result in a failure to realize the full principal amount of the related mortgage loan. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk. Hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. Moreover, mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose these types of requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (formerly the
Soldiers' and Sailors' Civil Relief Act of 1940), as amended, a borrower who enters military service after the origination of a mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be

                                      -85-

charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast
Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.
Any shortfalls in interest collections resulting from the application of the
Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, to the extent set forth in the related prospectus supplement, any form of Credit Support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that an affected mortgage loan goes into default, there may be delays and losses occasioned as a result of the Relief Act.

FORFEITURES IN DRUG, RICO AND PATRIOT ACT PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of
America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations
Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United
States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

     The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates is based on the advice of Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley
Capital I Inc. This summary is based on laws, regulations, including REMIC
Regulations, rulings and decisions now in effect or, with respect to regulations, proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in certificates applicable to all categories of investors, some of which -- for example, banks and insurance companies -- may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

GENERAL

     The federal income tax consequences to certificateholders will vary depending on whether an election is made to treat the trust fund relating to a particular series of certificates as a REMIC under the Code. The prospectus supplement for each series of certificates will specify whether one or more
REMIC elections will be made.

GRANTOR TRUST FUNDS

     If a REMIC election is not made, Sidley, Austin, Brown & Wood LLP or
Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion that the trust fund will not be classified as an association taxable as a corporation and that the

                                      -86-

trust fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of certificates will be treated for federal income tax purposes as owners of a portion of the trust fund's assets as described in this section of the prospectus.

A.   SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

     Characterization. The trust fund may be created with one class of grantor trust certificates. In this case, each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust fund represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans and MBS in the pool. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any mortgage loan or MBS because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with the grantor trust certificateholder's method of accounting its pro rata share of the entire income from the mortgage loans in the trust fund represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer. Under Code Sections 162 or 212 each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that the amounts are reasonable compensation for services rendered to the trust fund.
Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent these expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code Section
68(b)--which amount will be adjusted for inflation--will be reduced by the lesser of

          o    3% of the excess of adjusted gross income over the applicable amount and

          o    80% of the amount of itemized deductions otherwise allowable for such taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

     In general, a grantor trust certificateholder using the CASH METHOD OF
ACCOUNTING must take into account its pro rata share of income as and deductions as and when collected by or paid to the master servicer or, with respect to original issue discount or certain other income items for which the certificateholder has made an election, as the amounts are accrued by the trust fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions, subject to the foregoing limitations, when the amounts are paid or the certificateholder would otherwise be entitled to claim the deductions had it held the mortgage loans or MBS directly. A grantor trust certificateholder using an ACCRUAL METHOD OF ACCOUNTING must take into account its pro rata share of income as payment becomes due or is made to the master servicer, whichever is earlier and may deduct its pro rata share of expense items, subject to the foregoing limitations, when the amounts are paid or the certificateholder otherwise would be entitled to claim the deductions had it held the mortgage loans or MBS directly. If the servicing fees paid to the master servicer are deemed to exceed reasonable servicing compensation, the amount of the excess could be considered as an ownership interest retained by the master servicer or any person to whom the master servicer assigned for value all or a portion of the servicing fees in a portion of the interest payments on the mortgage loans and MBS. The mortgage loans and MBS would then be subject to the "coupon stripping" rules of the Code discussed below under "--Stripped Bonds and Coupons."

     Except to the extent otherwise provided in the related prospectus supplement or otherwise provided below in this section of the prospectus, as to each series of certificates, counsel to Morgan Stanley Capital I Inc. will have advised Morgan Stanley Capital I Inc. that:

          o    A grantor trust certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19)
               representing principal and interest payments on mortgage loans or
               MBS will be considered to represent "loans . . . Secured by an interest in real property which is . . . residential property"
               within the meaning of Code Section 7701(a)(19)(C)(v), to the

                                      -87-

               extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section;

          o    a grantor trust certificate owned by a real estate investment trust representing an interest in mortgage loans or MBS will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest income on the mortgage loans or MBS will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B), to the extent that the mortgage loans or MBS represented by that grantor trust certificate are of a type described in that Code section; and

          o    A grantor trust certificate owned by a REMIC will represent
               "obligation[s]... which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3).

     Stripped Bonds and Coupons. Certain trust funds may consist of government securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, these assets would be subject to the stripped bond provisions of the Code. Under these rules, these government securities are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, grantor trust certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the grantor trust certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the grantor trust certificateholder in any taxable year may exceed amounts actually received during such year.

     Premium. The price paid for a grantor trust certificate by a holder will be allocated to the holder's undivided interest in each mortgage loan or MBS based on each asset's relative fair market value, so that the holder's undivided interest in each asset will have its own tax basis. A grantor trust certificateholder that acquires an interest in mortgage loans or MBS at a premium may elect to amortize the premium under a constant interest method, provided that the underlying mortgage loans with respect to the mortgage loans or MBS were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A certificateholder that makes this election for a mortgage loan or MBS or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate representing an interest in a mortgage loan or MBS acquired at a premium should recognize a loss if a mortgage loan or an Underlying Mortgage Loan with respect to an asset prepays in full, equal to the difference between the portion of the prepaid principal amount of such mortgage loan or underlying mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to such mortgage loan or underlying mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     The Internal Revenue Service has issued Amortizable Bond Premium
Regulations. The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section.
Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

                                      -88-

     Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described in this prospectus, the OID Regulations will be applicable to a grantor trust certificateholder's interest in those mortgage loans or MBS meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers other than individuals originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple
Classes of Grantor Trust Certificates--Accrual of Original Issue Discount"
below.

     Market Discount. A grantor trust certificateholder that acquires an undivided interest in mortgage loans or MBS may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in the asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of the mortgage loan or MBS allocable to the holder's undivided interest over the holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25%
of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the
Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of

          o    the total remaining market discount and

          o    A fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period.

For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

          o    the total remaining market discount and

          o    A fraction, the numerator of which is the amount of stated
               interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments, such as the grantor trust certificates, that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

                                      -89-

     A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4,
1994. If this election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See "--Premium" in this prospectus. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without consent of the IRS.

     Anti Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage loan, MBS, or grantor trust certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments.

B.   MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

     1.   Stripped Bonds and Stripped Coupons

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created.

     Excess Servicing will be treated Under the Stripped Bond Rules. If the
Excess Servicing fee is less than 100 basis points, i.e., 1% interest on the principal balance of the assets in the trust fund, or the certificates are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on an asset by asset basis, which could result in some mortgage loans or MBS being treated as having more than 100 basis points of interest stripped off. See "--Non REMIC Certificates" and
"Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped
Coupons."

     Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in mortgage loans or MBS issued on the day the certificate is purchased for purposes of calculating any OID. Generally, if the discount on a mortgage loan or MBS is larger than a de minimis amount, as calculated for purposes of the OID rules, a purchaser of such a certificate will be required to accrue the discount under the OID rules of the Code. See "--Non
REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original
Issue Discount." However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the mortgage loans or MBS as market discount rather than OID if either:

          o    the amount of OID with respect to the mortgage loans or MBS is treated as zero under the OID de minimis rule when the
               certificate was stripped or

                                      -90-

          o    No more than 100 basis points, including any Excess Servicing, are stripped off of the trust fund's mortgage loans or MBS.

Pursuant to Revenue Procedure 91 49, issued on August 8, 1991, purchasers of
Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each mortgage loan or MBS. Unless otherwise specified in the related prospectus supplement, all payments from a mortgage loan or MBS underlying a Stripped Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from the mortgage loan or MBS would be included in the stated redemption price at maturity for the mortgage loan or MBS for purposes of calculating income on the certificate under the OID rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Bond
Certificate purchased at a premium or a Stripped Coupon Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS.

     In light of the application of Section 1286 of the Code, a beneficial owner of a Stripped Bond Certificate generally will be required to compute accruals of
OID based on its yield, possibly taking into account its own Prepayment
Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Bond Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to a Stripped Bond
Certificate generally will be different than that reported to holders and the
IRS. You should consult your own tax advisor regarding your obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences to you if you should fail to do so.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans or MBS of the type that make up the trust fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the grantor trust certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans or MBS. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of grantor trust certificates, to the extent set forth in the related prospectus supplement, should be considered to represent "real estate assets"
within the meaning of Code Section 856(c)(5)(B) and "loans . . . Secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to grantor trust certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), provided that in each case the underlying mortgage loans or MBS and interest on such mortgage loans or MBS qualify for such treatment.
Prospective purchasers to which such characterization of an investment in certificates is material should consult their own tax advisors regarding the characterization of the grantor trust certificates and the income therefrom.
Unless otherwise specified in the related prospectus supplement, grantor trust certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A).

                                      -91-

     2.   Grantor Trust Certificates Representing Interests in Loans Other Than
          Adjustable Rate Loans

     The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder's interest in those mortgage loans or MBS as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers -- other than individuals -- originated after July 1,
1982, and mortgages of individuals originated after March 2, 1984. Under the OID
Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the mortgage loans or MBS. OID on each grantor trust certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a grantor trust certificate representing an interest in mortgage loans or MBS other than adjustable rate loans likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform
Act of 1986. The holder of a certificate should be aware, however, that the OID
Regulations do not adequately address certain issues relevant to prepayable securities.

     Under the Code, the mortgage loans or MBS underlying the grantor trust certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage asset's stated redemption price at maturity over its issue price. The issue price of a mortgage loan or MBS is generally the amount lent to the borrower, which may be adjusted to take into account certain loan origination fees. The stated
redemption price at maturity of a mortgage loan or MBS is the sum of all payments to be made on these assets other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, to the extent set forth in the related prospectus supplement, utilize the Prepayment Assumption on the issue date of such grantor trust certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such certificate. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate.

     Accrual of Original Issue Discount. Generally, the owner of a grantor trust certificate must include in gross income the sum of the "daily portions," as defined below in this section, of the OID on the grantor trust certificate for each day on which it owns the certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the master servicer or other entity specified in the related prospectus supplement of the portion of OID that accrues during each successive monthly accrual period, or shorter period from the date of original issue, that ends on the day in the calendar year corresponding to each of the Distribution Dates on the grantor trust certificates, or the day prior to each such date. This will be done, in the case of each full month accrual period, by

          o    adding (1) the present value at the end of the accrual
               period--determined by using as a discount factor the original yield to maturity of the respective component under the
               Prepayment Assumption--of all remaining payments to be received under the Prepayment Assumption on the respective component and
               (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period.

The adjusted issue price of a grantor trust certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a grantor trust certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days

                                      -92-

in the period to determine the daily portion of OID for each day in the period.
With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans or MBS acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of the asset, no original issue discount attributable to the difference between the issue price and the original principal amount of the asset--i.e., points--will be includible by the holder.
Other original issue discount on the mortgage loans or MBS--e.g., that arising from a "teaser" rate--would still need to be accrued.

          3.   Grantor Trust Certificates Representing Interests in Adjustable
               Rate Loans

     The OID Regulations do not address the treatment of instruments, such as the grantor trust certificates, which represent interests in adjustable rate loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the master servicer will report Stripped ARM Obligations to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than
Adjustable Rate Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of Deferred Interest to the principal balance of an adjustable rate loan may require the inclusion of the amount in the income of the grantor trust certificateholder when the amount accrues. Furthermore, the addition of Deferred
Interest to the grantor trust certificate's principal balance will result in additional income, including possibly OID income, to the grantor trust certificateholder over the remaining life of such grantor trust certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such certificates.

C.   SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

     Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID included in the seller's gross income with respect to the grantor trust certificate, and reduced by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Code Section 1221, except to the extent described above with respect to market discount, and will generally be long term capital gain if the grantor trust certificate has been owned for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited.

     It is possible that capital gain realized by holders of one or more classes of grantor trust certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a grantor trust certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and:

          o    the holder entered the contract to sell the grantor trust
               certificate substantially contemporaneously with acquiring the grantor trust certificate;

          o    the grantor trust certificate is part of a straddle;

          o    the grantor trust certificate is marketed or sold as producing capital gain; or

          o    other transactions to be specified in Treasury regulations that have not yet been issued.

                                      -93-

If the sale or other disposition of a grantor trust certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

     Grantor trust certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

D.   NON-U.S. PERSONS

     Generally, to the extent that a grantor trust certificate evidences ownership in underlying mortgage loans or MBS that were issued on or before July
18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to

          o    an owner that is not a U.S. Person or

          o    a grantor trust certificateholder holding on behalf of an owner that is not a U.S. Person

will be subject to federal income tax, collected by withholding, at a rate of
30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner.

     Accrued OID recognized by the owner on the sale or exchange of such a grantor trust certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a grantor trust certificate evidences ownership in mortgage loans or MBS issued after July 18, 1984, by natural persons if such grantor trust certificateholder complies with certain identification requirements, including delivery of a statement, signed by the grantor trust certificateholder under penalties of perjury, certifying that the grantor trust certificateholder is not a U.S. Person and providing the name and address of the grantor trust certificateholder. To the extent payments to grantor trust certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying mortgage loans or MBS, or the grantor trust certificateholder is ineligible for the exemption described in the preceding sentence, the 30%
withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty.
Additional restrictions apply to mortgage loans or MBS where the borrower is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a grantor trust certificate is effectively connected with a U.S. trade or business of a grantor trust certificateholder that is not a U.S. Person, the certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons and, with respect to grantor trust certificates held by or on behalf of corporations, also may be subject to branch profits tax. In addition, if the trust fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a mortgage loan or MBS secured by such an interest, which for this purpose includes real property located in the United States and the Virgin Islands, a grantor trust certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

E.   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a certificateholder at any time during such year, the information as may be deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold such certificates as nominees on behalf of beneficial owners. On June 20, 2002, the Treasury
Department published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts"
that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an entity classified as a "trust" under Treasury regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account,
(ii) a nominee and (iii) a broker holding an interest for a customer in street name. These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

                                      -94-

     If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a grantor trust certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that the seller is a Non-U.S. Person, and other conditions are met.

Such a sale must also be reported by the broker to the IRS, unless either

          o    the broker determines that the seller is an exempt recipient or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in some cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department, which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding the regulations.

REMICS

     The trust fund relating to a series of certificates may elect to be treated as one or more REMICs. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and
"--Prohibited Transactions and Other Taxes" below), if a trust fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "--Taxation of Owners of
REMIC Residual Certificates," the Code provides that a trust fund will not be treated as a REMIC for the year and thereafter. In that event, the entity may be taxable as a separate corporation, and the REMIC Certificates may not be accorded the status or given the tax treatment described below in this section.
While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, such the regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each trust fund that elects REMIC status, Sidley, Austin, Brown & Wood LLP or Cadwalader, Wickersham & Taft LLP or
Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, the trust fund will qualify as one or more REMICs, and the related certificates will be considered to be REMIC Regular Certificates or a sole class of REMIC Residual Certificates. The related prospectus supplement for each series of Certificates will indicate whether the trust fund will make one or more REMIC elections and whether a class of certificates will be treated as a regular or residual interest in a REMIC.

     A "qualified mortgage" for REMIC purposes includes any obligation, including certificates of participation in such an obligation and any "regular interest" in another REMIC, that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

     In general, with respect to each series of certificates for which a REMIC election is made,

                                      -95-

          o    certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C);

          o    certificates held by a real estate investment trust will
               constitute "real estate assets" within the meaning of Code
               Section 856(c)(5)(B); and

          o    interest on certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section
               856(c)(3)(B).

If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

     Tiered REMIC Structures. For certain series of certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. Upon the issuance of any such series of certificates, Sidley, Austin, Brown & Wood LLP or Cadwalader,
Wickersham & Taft LLP or Latham & Watkins LLP or such other counsel as may be specified in the related prospectus supplement, counsel to Morgan Stanley
Capital I Inc., will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC
Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs,
respectively, will be considered REMIC Regular Certificates or REMIC Residual
Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Other than the residual interest in a Subsidiary REMIC, only REMIC
Certificates issued by the Master REMIC will be offered hereunder. The
Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be:

          o    "real estate assets" within the meaning of Code Section
               856(c)(5)(B);

          o    "loans secured by an interest in real property" under Code
               Section 7701(a)(19)(C); and

          o    whether the income on the certificates is interest described in
               Code Section 856(c)(3)(B).

A.   TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.
Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The REMIC Regular Certificates may be
issued with OID. Generally, the OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its
"issue price." Holders of any class of certificates issued with OID will be required to include the OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID
Regulations and in part on the provisions of the Tax Reform Act of 1986. Holders of REMIC Regular Certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

     Rules governing OID are set forth in Code Sections 1271 through 1273 and
1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of the discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the
Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history provides, however, that Congress intended the regulations to require that the
Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The prospectus supplement for each

                                      -96-

series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the
Prepayment Assumption or at any other rate.

     In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its
"stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of
REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be treated as the fair market value of that class on the Closing Date. The issue price of a
REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if the distributions constitute "qualified stated interest."
Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of the
REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

     Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent
Distribution Dates, the greater of any original issue discount, disregarding the rate in the first period, and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below in this section. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non de minimis OID, as determined under the foregoing rule, will be treated as OID.
However, the trust fund will not take this position unless required by applicable regulations. Where the interval between the issue date and the first
Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution
Date in excess of the amount that accrued during the first period would be added to the certificate's stated redemption price at maturity. REMIC Regular
Certificates should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

     Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years, i.e., rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC
Regular Certificate. Although currently unclear, it appears that the schedule of the distributions should be determined in accordance with the Prepayment
Assumption. The Prepayment Assumption with respect to a series of REMIC Regular
Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and the income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     The prospectus supplement with respect to a trust fund may provide for
Super Premium Certificates. The income tax treatment of such REMIC Regular
Certificates is not entirely certain. For information reporting purposes, the trust fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates, including interest-only REMIC
Regular Certificates, is the sum of all payments to be made on such REMIC
Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount, which delays future accruals of OID rather than being immediately deductible when

                                      -97-

prepayments on the mortgage loans or MBS exceed those estimated under the
Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such certificates. Although such rules are not applicable to instruments governed by Code Section
1272(a)(6), they represent the only guidance regarding the current views of the
IRS with respect to contingent payment instruments. These regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by Morgan Stanley Capital I Inc. and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates (other than interest-only REMIC Regular Certificates) should be limited to their principal amount, subject to the discussion below under "--Accrued Interest
Certificates," so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Premium" would apply. It is unclear when a loss may be claimed for any unrecovered basis for a Super Premium
Certificate. It is possible that a holder of a Super Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super Premium Certificate.

     Under the REMIC Regulations, if the issue price of a REMIC Regular
Certificate, other than REMIC Regular Certificate based on a Notional Amount, does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super Premium Certificate and the rules described below under "--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

     Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions" of the OID that accrues on a REMIC Regular Certificate for each day a certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period--"an accrual period"--that ends on the day in the calendar year corresponding to a Distribution Date, or if
Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month, and begins on the day after the end of the immediately preceding accrual period or on the issue date in the case of the first accrual period. This will be done, in the case of each full accrual period, by

          o    adding (1) the present value at the end of the accrual period --
               determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption -- of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment
               Assumption and (2) any payments included in the stated redemption price at maturity received during such accrual period, and

          o    subtracting from that total the adjusted issue price of the REMIC
               Regular Certificates at the beginning of such accrual period.

The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC
Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease -- but never below zero -- in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the
Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the "daily portions" of OID may be determined according to an appropriate allocation under any reasonable method.

                                      -98-

     A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated
redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser, as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for such day, computed in accordance with the rules set forth above, multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount:

     (1)  the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular
          Certificateholder, who purchased the REMIC Regular Certificate at its issue price, less

     (2)  any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

     The Treasury Department proposed regulations on August 24, 2004 that create a special rule for accruing OID on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the right of REMIC Regular
Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, REMIC Regular
Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular
Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC Regular Certificate issued after the date the final regulations are published in the Federal
Register.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a qualifying variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest for OID purposes if, generally:

          o    the interest is unconditionally payable at least annually;

          o    the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

          o    interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more
               "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on the REMIC Regular Certificates.

     The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under
"--Original Issue Discount and Premium" by assuming generally that the Index used for the variable rate will remain fixed throughout the term of the certificate at the rate applicable on the date they are issued. Appropriate adjustments are made for the actual variable rate.

     Although unclear at present, Morgan Stanley Capital I Inc. intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC
Regular Certificates will be deemed to be the Index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. No guidance is currently available as to how OID would be determined for debt instruments subject to Code Section 1272(a)(6) that provide for contingent

                                      -99-

interest. The treatment of REMIC Regular Certificates as contingent payment debt instruments may affect the timing of income accruals on the REMIC Regular
Certificates.

     Election to Treat All Interest as OID. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See
"--Premium" below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable without the consent of the IRS.

     Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278.
Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (1) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price, determined for this purpose as if the purchaser had purchased such REMIC
Regular Certificate from an original holder, over (2) the price for such REMIC
Regular Certificate paid by the purchaser. A certificateholder that purchases a
REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the
Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

     Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of the REMIC Regular Certificate's stated redemption price at maturity multiplied by the REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular
Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the
REMIC Regular Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued;
therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury, rules described in the legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For
REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

                                      -100-

For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

     (1)  the total remaining market discount and

     (2)  a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments such as the REMIC Regular Certificates that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

     A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry the certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A purchaser of a REMIC Regular Certificate that purchases the
REMIC Regular Certificate at a cost, not including accrued qualified stated
interest, greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize the premium under a constant yield method. A certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the legislative history states that the same rules that apply to accrual of market discount, which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such certificates have
OID, will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against the interest payment. The Amortizable Bond Premium Regulations do not apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

     Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more adjustable rate loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to such
Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated
interest or whether all or a portion of the interest payable on such certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID, which could accelerate such inclusion.
Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

     Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate.
Such adjusted basis generally will equal the cost of the REMIC Regular
Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced, but not below zero, by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium.
Similarly, a holder who receives a payment that is part of the stated redemption price at

                                      -101-

maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular
Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss.
Except as provided in the following paragraph and as provided under "--Market
Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

     Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve-months are generally subject to ordinary income tax rates. The use of capital losses is limited.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of

          o    the amount that would have been includible in the holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
               Section 1274(d) determined as of the date of purchase of such
               REMIC Regular Certificate, over

          o    the amount actually includible in such holder's income.

     Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income if the REMIC
Regular Certificate is held as part of a "conversion transaction" as defined in
Code Section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the
REMIC Regular Certificate is held as part of a straddle. A sale of a REMIC
Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment; the holder entered the contract to sell the REMIC
Regular Certificate substantially contemporaneously with acquiring the REMIC
Regular Certificate; the REMIC Regular Certificate is part of a straddle; the
REMIC Regular Certificate is marketed or sold as producing capital gains; or
other transactions to be specified in Treasury regulations that have not yet been issued. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC
Regular Certificates in their particular circumstances.

     The certificates will be "evidences of indebtedness" within the meaning of
Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC
Regular Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

     The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Payment Lag Certificates may provide for payments of interest based on a period that corresponds to the interval between
Distribution Dates but that ends prior to each Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first
Distribution Date may or may not exceed the interval. Purchasers of Payment Lag
Certificates for which the period between the Closing Date and the first
Distribution Date does not exceed the interval could pay upon purchase of the
REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular

                                      -102-

Certificate is allocable to pre issuance accrued interest and the REMIC Regular
Certificate provides for a payment of stated interest on the first payment date and the first payment date is within one year of the issue date that equals or exceeds the amount of the pre issuance accrued interest, then the REMIC Regular
Certificate's issue price may be computed by subtracting from the issue price the amount of pre issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the
OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the trust fund intends to include accrued interest in the issue price and report interest payments made on the first
Distribution Date as interest to the extent such payments represent interest for the number of days that the certificateholder has held the Payment Lag
Certificate during the first accrual period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single class REMIC," a portion of the
REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificates that are
"pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-through of
Non-interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual
Certificates" below.

     Effects of Defaults, Delinquencies and Losses. Certain series of certificates may contain one or more classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the mortgage loans or MBS, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Subordinate certificateholders nevertheless will be required to report income with respect to such certificates under an accrual method without giving effect to delays and reductions in distributions on the Subordinate Certificates attributable to defaults and delinquencies on the mortgage loans or MBS, except to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income reported by a Subordinate certificateholder in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the mortgage loans or MBS.

     Although not entirely clear, it appears that holders of REMIC Regular
Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such certificates becoming wholly or partially worthless, and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such certificates becoming wholly worthless. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. These taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

     Non-U.S. Persons. Generally, payments of interest on the REMIC Regular
Certificates, including any payment with respect to accrued OID, to a REMIC
Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if:

          o    the REMIC Regular Certificateholder does not actually or
               constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer;

          o    the REMIC Regular Certificateholder is not a controlled foreign corporation, within the meaning of Code Section 957, related to the issuer; and

          o    the REMIC Regular Certificateholder complies with identification requirements, including delivery of a statement, signed by the
               REMIC Regular Certificateholder under penalties of perjury, certifying that the REMIC Regular Certificateholder is a foreign person and providing the name and address of the REMIC Regular
               Certificateholder.

                                      -103-

If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to the holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular
Certificateholder of a trade or business within the United States, then the
Non-U.S. REMIC Regular Certificateholder will not be subject to the 30%
withholding tax on gross income therefrom but will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder, if such holder is a corporation, also may be subject to the branch profits tax.

     Further, a REMIC Regular Certificate will not be included in the estate of a non resident alien individual. This exclusion may not apply if the non-resident alien individual actually or constructively owns 10% or more of the residual interest in the related REMIC and will not be subject to United States estate taxes. Certificateholders who are non resident alien individuals should consult their tax advisors concerning this question.

     REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates and
REMIC Residual Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S. Persons that own directly or indirectly, a greater than 10% interest in any Borrower, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Borrower is a "United States shareholder" within the meaning of
Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Borrower.

     Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during that year, the information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding at a rate of 28% (increasing to 31% after 2010) may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular
Certificate to, or through, a broker, the broker must withhold at the above rate on the entire purchase price, unless either:

          o    the broker determines that the seller is a corporation or other exempt recipient, or

          o    the seller provides, in the required manner, identifying
               information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and other conditions are met.

     A sale of a REMIC Regular Certificate to, or through, a broker must also be reported by the broker to the IRS, unless either:

          o    the broker determines that the seller is an exempt recipient, or

          o    the seller certifies its non-U.S. Person status and other
               conditions are met.

Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

     Final regulations have been issued by the Treasury Department which provide for a new series of certification forms and modify reliance standards for withholding, backup withholding and information reporting. Prospective investors are urged to consult their own tax advisors regarding these regulations.

                                      -104-

B.   TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the REMIC Residual Certificates.
The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See
"--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which the holder owns any REMIC Residual
Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the
REMIC for each day will be based on the portion of the outstanding REMIC
Residual Certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses."
As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC
Residual Certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the
REMIC.

     A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed.
For example, a structure where principal distributions are made serially on regular interests, that is, a fast pay, slow pay structure, may generate such a mismatching of income and cash distributions --that is, "phantom income." This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans or MBS and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual Certificateholder or
cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a
REMIC Residual Certificate and the impact of the tax treatment on the after-tax yield of a REMIC Residual Certificate.

     A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the REMIC Residual Certificateholder owns the REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC
Residual Certificateholder, as described above. The legislative history indicates that certain adjustments may be appropriate to reduce or increase the income of a subsequent holder of a REMIC Residual Certificate that purchased the
REMIC Residual Certificate at a price greater than or less than the adjusted basis the REMIC Residual Certificate would have in the hands of an original
REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual
Certificates" below. It is not clear, however, whether the adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC
Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of

          o    the income from the mortgage loans or MBS and the REMIC's other assets and

          o    the deductions allowed to the REMIC for interest and OID on the
               REMIC Regular Certificates and, except as described above under
               "--Taxation of Owners of REMIC Regular Certificates--Non-interest
               Expenses of the REMIC," other expenses.

REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

          o    the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

          o    all bad loans will be deductible as business bad debts; and

                                      -105-

          o    the limitation on the deductibility of interest and expenses related to tax exempt income will apply.

The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual
Certificateholders resulting from defaults and delinquencies on mortgage loans or MBS may differ from the time of the actual loss on the assets. The REMIC's deductions include interest and original issue discount expense on the REMIC
Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no certificates of any class of the related series outstanding.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates, or, if a
class of certificates is not sold initially, its fair market value. The aggregate basis will be allocated among the mortgage loans or MBS and other assets of the REMIC in proportion to their respective fair market value. A mortgage loan or MBS will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis in the mortgage loan or MBS is less than or greater than its principal balance, respectively. Any such discount, whether market discount or OID, will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing OID on the REMIC
Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the mortgage loans or MBS. Premium on any mortgage loan or MBS to which the election applies would be amortized under a constant yield method. It is not clear whether the yield of a mortgage loan or MBS would be calculated for this purpose based on scheduled payments or taking account of the Prepayment
Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27,
1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and OID on the REMIC
Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to REMIC
Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the
REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual
Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of the REMIC Residual Certificate to the holder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of
the REMIC to the REMIC Residual Certificates" above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the
REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that the net loss exceeds the holder's adjusted basis in the REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the
REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual
Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Regulations have been issued addressing the federal income tax treatment of
"inducement fees" received by transferees of non-economic residual interests.
These regulations require inducement fees to be included in income

                                      -106-

over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe-harbor methods, inducement fees are included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the REMIC Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

     Mark-to-Market Rules. Prospective purchasers of a REMIC Residual
Certificate should be aware that the IRS has issued Mark to Market Regulations which provide that a REMIC Residual Certificate cannot be marked to market.

     Pass-through of Non-interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the
REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In general terms, a single class REMIC is one that either:

          o    would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

          o    is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules.

Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual
Certificates in their entirety and not to holders of the related REMIC Regular
Certificates.

     In the case of individuals or trusts, estates or other persons that compute their income in the same manner as individuals, who own an interest in a REMIC
Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries, e.g., a partnership, an S corporation or a grantor trust, such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the applicable amount will be reduced by the lesser of

          o    3% of the excess of the individual's adjusted gross income over the applicable amount or

          o    80% of the amount of itemized deductions otherwise allowable for the taxable year.

     However, the Section 68 reduction will be phased out beginning in 2006 and eliminated after 2009.

The amount of additional taxable income recognized by REMIC Residual
Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders subject to the alternative minimum tax other than corporations may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in
REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

                                      -107-

     Excess Inclusions. A portion of the income on a REMIC Residual Certificate, referred to in the Code as an "excess inclusion," for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

          o    may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual
               Certificateholder;

          o    will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual
               Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income, as discussed under "--Tax Exempt Investors" below; and

          o    is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor, as discussed under "--Residual Certificate
               Payments--Non-U.S. Persons" below.

     Except as discussed in the following paragraph, with respect to any REMIC
Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (1) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (2) the sum of the "daily accruals" for all days during the calendar quarter on which the
REMIC Residual Certificateholder holds a REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual
Certificate, increased by the amount of daily accruals for all prior quarters, and decreased--but not below zero--by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of the quarter. The "federal long term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder.
Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

     The Code provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder.
First, alternative minimum taxable income for the residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions.

     Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC
Residual Certificate.

     Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual
Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate except that the recognition of loss may be limited under the "wash sale" rules described in the next paragraph. A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of the REMIC Residual Certificate to the REMIC
Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of the REMIC Residual

                                      -108-

Certificateholder with respect to the REMIC Residual Certificate, and decreased
-- but not below zero -- by the net losses that have been allowed as deductions to the REMIC Residual Certificateholder with respect to the REMIC Residual
Certificate and by the distributions received thereon by the REMIC Residual
Certificateholder. In general, any the gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. The capital gain or loss will generally be long-term capital gain or loss if the REMIC
Residual Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held twelve-months or less are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related
Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC
Residual Certificates" below.

     Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another
REMIC or similar interest in a "taxable mortgage pool," as defined in Code
Section 7701(i), during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC
Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions." In general, subject to certain specified exceptions, a prohibited transaction means:

          o    the disposition of a mortgage loan or MBS,

          o    the receipt of income from a source other than a mortgage loan or
               MBS or certain other permitted investments,

          o    the receipt of compensation for services, or

          o    gain from the disposition of an asset purchased with the payments on the mortgage loans or MBS for temporary investment pending distribution on the certificates.

It is not anticipated that the trust fund for any series of certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a trust fund as to which an election has been made to treat the trust fund as a REMIC made after the day on which the trust fund issues all of its interests could result in the imposition of the
Contributions Tax. No trust fund for any series of certificates will accept contributions that would subject it to such tax.

     In addition, a trust fund as to which an election has been made to treat the trust fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.

     Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any series of certificates arises out of or results from

          o    a breach of the related servicer's, trustee's or depositor's obligations, as the case may be, under the related Agreement for such series, such tax will be borne by such servicer, trustee or depositor, as the case may be, out of its own funds or

                                      -109-

          o    Morgan Stanley Capital I Inc.'s obligation to repurchase a mortgage loan,

such tax will be borne by Morgan Stanley Capital I Inc.

     In the event that the servicer, trustee or depositor, as the case may be, fails to pay or is not required to pay any Prohibited Transactions Tax,
Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax, the tax will be payable out of the trust fund for the series and will result in a reduction in amounts available to be distributed to the certificateholders of the series.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of
Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the
REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of
Regular and REMIC Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the REMIC
Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such
REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the
REMIC generally will be treated as a partnership and the REMIC Residual
Certificateholders will be treated as the partners. In general, the holder of the largest percentage interest of a class of REMIC Residual Certificates will be the "tax matters person" of the related REMIC for purposes of representing
REMIC Residual Certificateholders in connection with any IRS proceeding.
However, the duties of the tax matters person will be delegated to the Trustee under the applicable Agreement. Certain tax information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual
Certificate on any day in the previous calendar quarter.

     Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC
Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Internal Revenue Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual
Certificate as a nominee for another person may be required to furnish the
REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX EXEMPT INVESTORS

     Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual
Certificate that is considered an excess inclusion. See "--Taxation of Owners of
REMIC Residual Certificates--Excess Inclusions" above.

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

     Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons
(see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons"
above) are treated as interest for purposes of the 30%, or lower treaty rate,
United States withholding tax. Amounts distributed to holders of REMIC Residual
Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular

                                      -110-

Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of
Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to
United States withholding tax when paid or otherwise distributed, or when the
REMIC Residual Certificate is disposed of, under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax, for example, where the REMIC Residual
Certificates do not have significant value. See "--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC
Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30%, or lower treaty rate, withholding will not apply. Instead, the amounts paid to such
non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual
Certificates, see "--Tax Related Restrictions on Transfers of REMIC Residual
Certificates" below.

     REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual
Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by "disqualified organizations." Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount, as determined under the REMIC Regulations, equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (B) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent, including a broker or other middleman, for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization"
means:

          (A)  the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing
               (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency);

          (B)  any organization, other than certain farmers' cooperatives, generally exempt from federal income taxes unless such
               organization is subject to the tax on "unrelated business taxable income"; and

          (C)  a rural electric or telephone cooperative.

     A tax is imposed on a "pass-through entity" holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in
Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations.
The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a
"pass-through entity" means:

          o    a regulated investment company, real estate investment trust or common trust fund;

                                      -111-

          o    a partnership, trust or estate; and

          o    certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships -- generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through 777 -- will be taxable on excess inclusion income as if all partners were disqualified organizations.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the master servicer. The master servicer will grant consent to a proposed transfer only if it receives the following:

          o    an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC
               Residual Certificate as a nominee or agent for a disqualified organization, and

          o    a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual
               Certificate.

     Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual
Certificate to a U.S. Person unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A
Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate,
including a REMIC Residual Certificate with a positive value at issuance, unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean-up calls or required liquidation provided for in the REMIC's organizational documents,

          o    the present value of the expected future distributions on the
               REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and

          o    the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if:

     (1)  the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor determined that the transferee had historically paid its debts as they came due and found no significant evidence that the transferee would not continue to pay its debts as they come due in the future;

     (2)  the transferee represents to the transferor that (i) it understands that, as the holder of the Noneconomic REMIC Residual Certificate, the transferee may incur tax liabilities in excess of cash flows generated by the interest, (ii) that the transferee intends to pay taxes associated with holding the residual interest as they came due and
          (iii) that the transferee will not cause income with respect to the
          REMIC Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such transferee or any other person; and

     (3)  the transfer is not a direct or indirect transfer to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) and either:

                                      -112-

               (i)  the present value of the anticipated tax liabilities
                    associated with holding the Noneconomic REMIC Residual
                    Certificate does not exceed the sum of:

                    o    the present value of any consideration given to the
                         transferee to acquire the Noneconomic REMIC Residual
                         Certificate,

                    o    the present value of the expected future distributions
                         on the Noneconomic REMIC Residual Certificate and

                    o    the present value of the anticipated tax savings
                         associated with holding the Noneconomic REMIC Residual
                         Certificate as the REMIC generates losses. For purposes
                         of the computations under this "minimum transfer price"
                         alternative, the transferee is assumed to pay tax at
                         the highest rate of tax specified in section 11(b)(1)
                         of the Internal Revenue Code (currently 35%) or, in
                         certain circumstances, the alternative minimum tax
                         rate. Further, present values generally are computed
                         using a discount rate equal to the short-term Federal
                         rate set forth in Section 1274(d) of the Internal
                         Revenue Code for the month of such transfer and the
                         compounding period used by the transferee; or

               (ii) (a) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the year of
                    transfer, the transferee's gross assets for financial
                    reporting purposes exceed $100 million and its net assets
                    for financial reporting purposes exceed $10 million, (b) the transferee is an eligible corporation (as defined in
                    Treasury regulation Section 1.860E-1(c)(6)(i)) that makes a written agreement that any subsequent transfer of the
                    interest will be to another eligible corporation in a
                    transaction which will also satisfy clauses (1) and (2)
                    above and this clause (3)(ii) and (c) the facts and
                    circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with the residual interest will not be paid. For purposes of clause (3)(ii)(c), if the amount of
                    consideration paid in respect of the residual interest is so low that under any set of reasonable assumptions a
                    reasonable person would conclude that the taxes associated with holding the residual interest will not be paid, then
                    the transferor is deemed to know that the transferee cannot or will not pay the taxes associated with the residual
                    interest.

     If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual
Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Foreign Investors. The REMIC Regulations provide that the transfer of a
REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a
U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Agreement will provide that no record or beneficial ownership interest in a REMIC Residual
Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless the person provides the trustee with a duly completed IRS Form W-8ECI or applicable successor form adopted by the IRS for such purpose and the trustee consents to the transfer in writing.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual
Certificates and, in addition, pass-through

                                      -113-

entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

     Reportable Transactions. Any holder of a certificate that reports any item or items of income, gain, expense, or loss in respect of a certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the certificates.

                       STATE AND LOCAL TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Federal
Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.
Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

   GENERAL

     Title I of ERISA and Section 4975 of the Code impose restrictions on ERISA
Plans, certain other Plans and on persons who are parties in interest or disqualified persons with respect to ERISA Plans. Employee benefit plans, such as governmental plans and church plans (if no election has been made under
Section 410(d) of the Code), are not subject to the restrictions of ERISA.
However, such plans (collectively with ERISA Plans, "Plans") may be subject to other applicable federal, state or local law ("Similar Law") materially similar to ERISA and the Code. Moreover, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under
Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to an ERISA
Plan from engaging in certain transactions involving the ERISA Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the
Code imposes excise taxes on similar transactions between Plans subject thereto and disqualified persons with respect to such.

     The United States Department of Department of Labor has issued a final regulation (29 C.F.R. Section 2510.3 101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and some other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the
Plan unless exceptions apply.

     Under the terms of the regulation, the trust fund may be deemed to hold plan assets by reason of a Plan's investment in a certificate; such plan assets would include an undivided interest in the mortgage loans and any other assets held by the trust fund. In such an event, Morgan Stanley Capital I Inc., the master servicer, any subservicer, the trustee, any insurer of the mortgage loans or MBS and other persons, in providing services with respect to the assets of the trust fund, may become fiduciaries subject to the fiduciary responsibility provisions of Title I of

                                      -114-

ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or
Section 4975 of the Code unless such transactions are subject to a statutory, regulatory or administrative exemption.

     The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own 25% or more of the value of any class of equity interest, excluding from the calculation, the value of equity interests held by persons who have discretionary authority or control with respect to the assets of the entity or held by affiliates of such persons. "Benefit plan investors" are defined as ERISA Plans as well as employee benefit plans not subject to Title I of ERISA, e.g., governmental plans and foreign plans and entities whose underlying assets include plan assets by reason of plan investment in such entities. To fit within the safe-harbor benefit plan, investors must own less than 25% of each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

     DOL has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction
Exemption ("PTE") 90 24, Exemption Application No. D 8019, 55 Fed. Reg. 20548
(1990), as amended by PTE 97-34, Exemption Application Nos. D-10245 and D-10246,
55 Fed. Reg. 39021 (1997), PTE 2000-58, Exemption Application No. D-10829, 65
Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67
Fed. Reg. 54487 (2002) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to:

          o    the acquisition, sale and holding by ERISA Plans of certain certificates representing an undivided interest in certain asset backed pass-through trusts, with respect to which Morgan Stanley
               & Co. Incorporated or any of its affiliates is the sole
               underwriter or the manager or co manager of the underwriting syndicate; and

          o    the servicing, operation and management of such asset backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are
               satisfied.

     The Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the certificates or a transaction in connection with the servicing, operation and management of the trust fund may be eligible for exemptive relief thereunder:

     (1)  The acquisition of the certificates by an ERISA Plan is on terms --
          including the price for such certificates--that are at least as favorable to the investing ERISA Plan as they would be in an arm's length transaction with an unrelated party;

     (2)  The certificates acquired by the ERISA Plan have received a rating at the time of the acquisition that is in one of the four highest generic rating categories from any of Fitch, Inc., Moody's Investors Service,
          Inc. and Standard & Poor's Ratings Services, a division of The
          McGraw-Hill Companies, Inc.;

     (3)  The trustee is not an affiliate of any member of the Restricted Group other than an underwriter;

     (4)  The sum of all payments made to and retained by the underwriter in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates;
          the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the mortgage loans to the trust fund represents not more than the fair market value of the mortgage loans;
          the sum of all payments made to and retained by any servicer represent not more than reasonable compensation for the servicer's services under the Agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

                                      -115-

     (5)  The ERISA Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the
          Securities and Exchange Commission under the Securities Act of 1933 as amended.

     The trust fund must also meet the following requirements:

          o    the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

          o    certificates evidencing interests in other investment pools must have been rated in one of the four highest rating categories of a
               Rating Agency for at least one year prior to the Plan's
               acquisition of the Securities; and

          o    certificates evidencing interests in other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan's acquisition of the
               Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes an ERISA Plan to acquire certificates in a trust fund, provided that, among other requirements:

          o    the person or its affiliate is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust fund;

          o    the Plan is not a plan with respect to which any member of the
               Restricted Group is the "plan sponsor" as defined in Section
               3(16)(B) of ERISA;

          o    in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which ERISA Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

          o    an ERISA Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and

          o    immediately after the acquisition, no more than twenty-five percent of the assets of any ERISA Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The Exemption does not apply to ERISA Plans sponsored by the Restricted Group

     Before purchasing a certificate in reliance on the Exemption, a fiduciary of an ERISA Plan should itself confirm

          o    that the certificates constitute "securities" for purposes of the
               Exemption and

          o    that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA, the
Code and Similar Law to such investment. Among other things, before purchasing any certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 -- for

                                      -116-

certain transactions involving insurance company general accounts -- may be available. The prospectus supplement with respect to a series of certificates may contain additional information regarding the application of any other exemption, with respect to the certificates offered by the related prospectus supplement.

                                LEGAL INVESTMENT

     If so specified in the prospectus supplement, certain classes of
Certificates will constitute "mortgage related securities" for purposes of the
Secondary Mortgage Market Enhancement Act of 1984, as amended. Generally, the only classes of Certificates which will qualify as "mortgage related securities"
will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a Trust Fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those
Certificates not qualifying as "mortgage related securities" for purposes of
SMMEA ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such
Certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of Certificates qualifying as "mortgage related securities"
will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a
Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of
Certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in
Certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell, or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities,"
defined in 12 C.F.R. Section 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of

                                      -117-

loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the Certificates will qualify as
"commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The NCUA has adopted rules, codified at 12 C.F.R.
Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R. Section 703.16(e) for investing in those securities), residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.
Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).
The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the Certificates.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and
End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal
Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit
Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks
(including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any Certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of
SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of the Certificates as "mortgage related securities," no representations are made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the
Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                              PLAN OF DISTRIBUTION

     The offered certificates offered hereby and by the Supplements to this prospectus will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the offered certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated acting as underwriter with other underwriters, if any, named in the prospectus

                                      -118-

supplement. In such event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any offered certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to Morgan
Stanley Capital I Inc. In connection with the sale of offered certificates, underwriters may receive compensation from Morgan Stanley Capital I Inc. or from purchasers of offered certificates in the form of discounts, concessions or commissions. The prospectus supplement will describe any such compensation paid by Morgan Stanley Capital I Inc.

     Alternatively, the prospectus supplement may specify that offered certificates will be distributed by Morgan Stanley & Co. Incorporated acting as agent or in some cases as principal with respect to offered certificates that it has previously purchased or agreed to purchase. If Morgan Stanley & Co.
Incorporated acts as agent in the sale of offered certificates, Morgan Stanley &
Co. Incorporated will receive a selling commission with respect to such offered certificates, depending on market conditions, expressed as a percentage of the aggregate certificate Balance or Notional Amount of such offered certificates as of the Cut-off Date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that Morgan
Stanley & Co. Incorporated elects to purchase offered certificates as principal,
Morgan Stanley & Co. Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between Morgan Stanley Capital I Inc. and purchasers of offered certificates of such series.

     Morgan Stanley Capital I Inc. will indemnify Morgan Stanley & Co.
Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments
Morgan Stanley & Co. Incorporated and any underwriters may be required to make.

     In the ordinary course of business, Morgan Stanley & Co. Incorporated and
Morgan Stanley Capital I Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of
Morgan Stanley Capital I Inc.'s mortgage loans pending the sale of such mortgage loans or interests in the mortgage loans, including the certificates.

     Offered certificates will be sold primarily to institutional investors.
Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of offered certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If specified in the prospectus supplement relating to certificates of a particular series offered hereby, Morgan Stanley Capital I Inc., any affiliate thereof or any other person or persons specified in the prospectus supplement may purchase some or all of the certificates of any series from Morgan Stanley &
Co. Incorporated and any other underwriters thereof. This purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of the certificates, through dealers acting as agent or principal or in such other manner as may be specified in the related prospectus supplement. The offering may be restricted in the manner specified in the prospectus supplement.
The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing the certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of the certificates may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale or such certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

     All or part of any Class of certificates may be reacquired by Morgan
Stanley Capital I Inc. or acquired by an affiliate of Morgan Stanley Capital I
Inc. in a secondary market transaction or from an affiliate, including Morgan
Stanley & Co. Incorporated. Such certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

                                      -119-

     As to each series of certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby.
Any non investment grade class may be initially retained by Morgan Stanley
Capital I Inc., and may be sold by Morgan Stanley Capital I Inc. at any time in private transactions.

                                 LEGAL MATTERS

     Certain legal matters in connection with the certificates, including certain federal income tax consequences, will be passed upon for Morgan Stanley
Capital I Inc. by Cadwalader, Wickersham & Taft LLP or Latham & Watkins LLP, or
such other counsel as may be specified in the related prospectus supplement.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.
Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                    INCORPORATION OF INFORMATION BY REFERENCE

     Morgan Stanley Capital I Inc., as depositor, will file, or cause to be filed, with the Commission, the periodic reports and the Agreement with respect to each trust fund required under the Exchange Act and the rules and regulations of the Commission.

     All documents and reports filed, or caused to be filed, by Morgan Stanley
Capital I Inc. with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of certificates are incorporated in this prospectus by reference. Each person to whom this prospectus is delivered may obtain, without charge, from Morgan
Stanley Capital I Inc. a copy of any documents or reports relating to the certificates being offered. (Exhibits to those documents may only be obtained if they are specifically incorporated by reference in those documents.) Requests for this information should be directed in writing to Morgan Stanley Capital I
Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York
10036, Attention: John E. Westerfield, or by telephone at (212) 761 4000. Morgan
Stanley Capital I Inc. has determined that its financial statements are not material to the offering of any certificates.

     Morgan Stanley Capital I Inc. has filed with the Securities and Exchange
Commission a registration statement (of which this prospectus forms a part)
under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the accompanying prospectus supplement do not contain all of the information set forth in the registration statement. For further information regarding the documents referred to in this prospectus and the accompanying prospectus supplement, you should refer to the registration statement and the exhibits thereto.

                                      -120-

The registration statement and exhibits and the periodic reports, including annual reports on Form 10-K, distribution reports on Form 10-D and current reports on Form 8-K, can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference
Room, 450 Fifth Street, N.W., Washington, D.C. 20549. Additional information regarding the Public Reference Room can be obtained by calling the Commission at
1-800-SEC-0330. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval
("EDGAR") system. The depositor has filed the registration statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The
Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Form 10-D, Form 10-K and Form 8-K will be made available on the applicable trustee's or other identified party's website.

     If some or all of the mortgage loans owned by a trust fund are secured by an assignment of lessors' rights in one or more leases, rental payments due from the lessees may be a significant source (or even the sole source) of distributions on the certificates. In these circumstances, reference should be made to the related prospectus supplement for information concerning the lessees and whether any of those lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

                                      -121-

                                GLOSSARY OF TERMS

     The certificates will be issued pursuant to the Agreement. The following
Glossary of Terms is not complete. You should also refer to the prospectus supplement and the Agreement for additional or more complete definitions. If you send a written request to the trustee at its corporate office, the trustee will provide to you without charge a copy of the Agreement (without exhibits and schedules).

     Unless the context requires otherwise, the definitions contained in this
Glossary of Terms apply only to this series of certificates.

     "Accrual Certificates" means certificates which provide for distributions of accrued interest commencing only following the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series.

     "Accrued Certificate Interest" means, with respect to each class of certificates and each Distribution Date, other than certain classes of Stripped
Interest Certificates, the amount equal to the interest accrued for a specified period on the outstanding Certificate Balance immediately prior to the
Distribution Date, at the applicable pass-through rate, as described in
"Distributions of Interest on the Certificates" in this prospectus.

     "Agreement" means the Pooling Agreement or the Trust Agreement, as applicable.

     "Amortizable Bond Premium Regulations" means final regulations issued by the IRS which deal with the amortizable bond premium.

     "Assets" means the primary assets included in a trust fund.

     "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
(Title 11 of the United States Code).

     "Book-Entry Certificates" means Certificates which are in book-entry form.

     "Cash Flow Agreements" means guaranteed investment contracts or interest rate exchange or interest rate swap agreements, interest rate cap, floor or collar agreements, currency exchange or swap agreements or other interest rate or currency agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the assets or on one or more classes of certificates.

     "Cede" means Cede & Company.

     "CERCLA" means Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

     "Certificate Account" means one or more separate accounts for the collection of payments on the related assets.

     "Certificate Balance" equals the maximum amount that a holder of a certificate will be entitled to receive in respect of principal out of future cash flow on the mortgage loans and other assets included in the trust fund.

     "Certificate Owners" means, with respect to a book-entry certificate, the person who is the beneficial owner of such book-entry certificate, as may be reflected on the books of the clearing agency, or on the books of a Person maintaining an account with such clearing agency, directly or as an indirect participant, in accordance with the rules of such clearing agency.

     "Certificateholder" means, unless otherwise provided in the related prospectus supplement, Cede, as nominee of DTC.

     "Certificates" means any of the certificates issued, in one or more series, by Morgan Stanley Capital I Inc.

     "Closing Date" means the date the REMIC Regular Certificates were initially issued.

                                      -122-

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Loans" means the loans relating to the Commercial Properties.

     "Commercial Properties" means office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties.

     "Constant Prepayment Rate" or "CPR" means a rate that represents an assumed constant rate of prepayment each month (which is expressed on a per annum basis)
relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans.

     "Contributions Tax" means a tax on the trust fund equal to 100% of the value of the contributed property.

     "Credit Support" means credit support provided by subordination of one or more other classes of certificates in a series, cross-support provisions, insurance or guarantees for the loans, letters of credit, insurance policies and surety bonds, the establishment of one or more reserve funds or any combination of the foregoing.

     "Crime Control Act" means the Comprehensive Crime Control Act of 1984.

     "Cut-off Date" means a day in the month of formation of the related trust fund, as defined in the prospectus supplement.

     "Debt Service Coverage Ratio" means, with respect to a mortgage loan at any given time, the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the mortgage loan.

     "Deferred Interest" means interest deferred by reason of negative amortization.

     "Definitive Certificate" means a fully registered physical certificate.

     "Depositor" means Morgan Stanley Capital I Inc.

     "Determination Date" means the close of business on the date specified in the related prospectus supplement.

     "Disqualifying Condition" means a condition, existing as a result of, or arising from, the presence of Hazardous Materials on a mortgaged property, such that the mortgage loan secured by the affected mortgaged property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance of the certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the certificates of such series.

     "Distribution Date" means each of the dates on which distributions to certificateholders are to be made.

     "DOL" means the United States Department of Department of Labor.

     "DTC" means the Depository Trust Company.

     "Due Period" means the period which will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date.

     "Environmental Hazard Condition" means any condition or circumstance that may give rise to an environmental claim.

                                      -123-

     "Equity Participations" means provisions entitling the lender to a share of profits realized from the operation or disposition of a mortgaged property, as described in the related prospectus supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plans" means retirement plans and other employee benefit plans subject to Title I of ERISA or Section 4975 of the Code.

     "Events of Default" means, with respect to the master servicer under the
Pooling Agreement, any one of the following events:

          o    any failure by the master servicer to distribute or cause to be distributed to certificateholders, or to remit to the trustee for distribution to certificateholders, any required payment;

          o    any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling Agreement which continues unremedied for thirty days after written notice of such failure has been given to the master servicer by the trustee or Morgan Stanley Capital I Inc., or to the master servicer, Morgan Stanley Capital I Inc. and the trustee by the holders of certificates evidencing not less than
               25% of the Voting Rights;

          o    any breach of a representation or warranty made by the master servicer under the Pooling Agreement which materially and
               adversely affects the interests of certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the master servicer by the trustee or
               Morgan Stanley Capital I Inc., or to the master servicer, Morgan
               Stanley Capital I Inc. and the trustee by the holders of
               certificates evidencing not less than 25% of the Voting Rights;
               and

          o    certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

     "Excess Servicing" means servicing fees in excess of reasonable servicing fees.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "FNMA" means the Federal National Mortgage Association.

     "Government Securities" means direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are:

     (a) interest-bearing securities;

     (b) non-interest-bearing securities;

     (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed; or

     (d) interest-bearing securities from which the right to payment of principal has been removed.

     "Index" means the source for determination of an interest rate, to be defined, if applicable, in the related prospectus supplement.

     "Indirect Participants" means entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a
Participant, either directly or indirectly.

                                      -124-

     "Insurance Proceeds" means proceeds of rental interruption policies, if any, insuring against losses arising from the failure of lessees under a lease to make timely rental payments because of casualty events.

     "IRS" means the Internal Revenue Service.

     "Liquidation Proceeds" means all other amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund, by foreclosure or otherwise.

     "Lockout Date" means the expiration of the Lockout Period.

     "Lockout Period" means a period during which prepayments on a mortgage loan are prohibited.

     "Market-to-Market Regulations" means the finalized IRS regulations which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market.

     "Master Servicer" means an entity as named in the prospectus supplement.

     "MBS" means mortgage pass-through certificates or other mortgage backed securities evidencing interests in or secured by one or more mortgage loans or other certificates or securities.

     "MBS Agreement" means any servicing agreement, pooling agreement, trust agreement, an indenture or similar agreement with respect to the MBS.

     "Mortgage" means a mortgage, deed of trust or other similar security instrument.

     "Mortgage Loans" means the multifamily mortgage loans or the commercial mortgage loans or both included in a trust fund. As used in this prospectus, mortgage loans refers to both whole mortgage loans and mortgage loans underlying
MBS.

     "Mortgage Note" means a promissory note evidencing a respective mortgage loan.

     "Mortgage Rate" means the interest rate for a mortgage loan which provides for no accrual of interest or for accrual of interest thereon at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate, from time to time pursuant to an election or as otherwise specified on the related mortgage note, in each case as described in the related prospectus supplement.

     "Multifamily Loans" means the loans relating to the Multifamily Properties.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings.

     "NCUA" means the National Credit Union Administration.

     "Net Operating Income" means, for any given period, to the extent set forth in the related prospectus supplement, the total operating revenues derived from a mortgaged property during that period, minus the total operating expenses incurred in respect of the mortgaged property during that period other than:

          o    non-cash items such as depreciation and amortization;

          o    capital expenditures; and

          o    debt service on loans secured by the mortgaged property.

     "Nonrecoverable Advance" means an advance that is not ultimately recoverable from Related Proceeds or from collections on other assets otherwise distributable on Subordinate Certificates.

                                      -125-

     "Non-SMMEA Certificates" means Certificates not qualifying as "mortgage related securities" for purposes of SMMEA.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID" means original issue discount.

     "OID Regulations" means the special rules of the Code relating to OID
(currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued thereunder.

     "OTS" means the Office of Thrift Supervision.

     "Participants" means the participating organizations of DTC.

     "Pass-Through Rate" means the fixed, variable or adjustable rate per annum at which any class of certificates accrues interest.

     "Payment Lag Certificates" means the REMIC Regular Certificates that provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each Distribution
Date.

     "Permitted Investments" means United States government securities and other investment grade obligations specified in the Pooling Agreement.

     "Plans" means ERISA Plans and other plans subject to applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the
Code.

     "Pooling Agreement" means the Agreement under which certificates of a series evidencing interests in a trust fund including Whole Loans will be issued.

     "Pre-Issuance Accrued Interest" means interest that has accrued prior to the issue date.

     "Prepayment Assumption" means the original yield to maturity of the grantor trust certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the grantor trust certificates.

     "Prepayment Premium" means with respect to any Distribution Date, the aggregate of all Yield Maintenance Payments, or Percentage Premiums, if any,
received during the related Collection Period in connection with Principal
Prepayments.

     "Prohibited Transactions Tax" means the tax the Code imposes on REMICs equal to 100% of the net income derived from "prohibited transactions."

     "Purchase Price" means, with respect to any Whole Loan and to the extent set forth in the related prospectus supplement, the amount that is equal to the sum of the unpaid principal balance, plus unpaid accrued interest at the mortgage rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the master servicer.

     "Rating Agency" means any of Fitch Ratings, Moody's Investors Service, Inc.
and Standard & Poor's Ratings Services.

     "RCRA" means the Resource Conservation and Recovery Act.

     "Record Date" means the last business day of the month immediately preceding the month in which the Distribution Date for a class of certificates occurs.

     "Refinance Loans" means mortgage loans made to refinance existing loans.

     "Related Proceeds" means related recoveries on the mortgage loans, including amounts received under any form of Credit Support, for which advances were made.

                                      -126-

     "Relief Act" means the Servicemembers Civil Relief Act, as amended.

     "REMIC Certificates" means a certificate issued by a trust fund relating to a series of certificate where an election is made to treat the trust fund as a
REMIC.

     "REMIC Provisions" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Internal Revenue Code of 1986,
as amended from time to time, and related provisions, and regulations (including any proposed regulations) and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "REMIC Regular Certificates" means REMIC Certificates issued by the trust fund that qualify as REMIC Certificates and are considered to be regular interests.

     "REMIC Regular Certificateholders" means holders of REMIC Regular
Certificates.

     "REMIC Regulations" means the REMIC regulations promulgated by the Treasury
Department.

     "REMIC Residual Certificates" means the sole class of residual interests in the REMIC.

     "REMIC Residual Certificateholders" means holders of REMIC Regular
Certificates.

     "REO Extension" means the extension of time the IRS grants to sell the mortgaged property.

     "REO Tax" means a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code.

     "Restricted Group" means the Seller, depositor, any underwriter, any servicer, the trustee, any insurer of the mortgage loans or MBS, any borrower whose obligations under one or more mortgage loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the trust fund, or any of their respective affiliates.

     "Retained Interest" means an interest in an asset which represents a specified portion of the interest payable. The Retained Interest will be deducted from borrower payments as received and will not be part of the related trust fund.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates which are senior to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Servicing Standard" means:

A. the standard for servicing the servicer must follow as defined by the terms of the related Pooling Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of
Credit Support included in the related trust fund as described in this prospectus under "Description of Credit Support" and in the prospectus supplement;

B. applicable law; and

C. the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

     "Similar Law" means any federal, state or local law materially similar to
Title I of ERISA or Section 4975 of the Code.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SMMEA Certificates" means "mortgage related securities" for purposes of
SMMEA.

     "Special Servicer" means an entity as named in the prospectus supplement.

     "Stripped ARM Obligations" means OID on grantor trust certificates attributable to adjustable rate loans

                                      -127-

     "Stripped Bond Certificates" means a class of grantor trust certificates that represents the right to principal and interest, or principal only, on all or a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Coupon Certificates" means a class of grantor trust certificates that represents the right to some or all of the interest on a portion of the mortgage loans or MBS, if a trust fund is created with two classes of grantor trust certificates.

     "Stripped Interest Certificates" means certificates which are entitled to interest distributions with disproportionately low, nominal or no principal distributions.

     "Stripped Principal Certificates" means certificates which are entitled to principal distributions with disproportionately low, nominal or no interest distributions.

     "Subordinate Certificates" means certificates which are subordinate to one or more other classes of certificates in respect of certain distributions on the certificates.

     "Subservicer" means third-party servicers.

     "Subservicing Agreement" means a sub-servicing agreement between a master servicer and a Subservicer.

     "Super-Premium Certificates" means certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances.

     "Title V" means Title V of the depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Trust Agreement" means the Agreement under certificates of a series evidencing interests in a trust fund not including Whole Loans will be issued.

     "Trust Fund" means the trust fund created by the Agreement consisting primarily of:

          o    Mortgage Loans

          o    MBS

          o    direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a)
               interest-bearing securities, (b) non-interest-bearing securities,
               (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) government securities, or

          o    a combination of mortgage loans, MBS and government securities.

     "Underlying MBS" means any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS.

     "Underlying Mortgage Loans" means the mortgage loans that secure, or the interests in which are evidenced by, MBS.

     "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is included in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

                                      -128-

     "Value" means,

     (a) the appraised value determined in an appraisal obtained by the originator at origination of that loan, or

     (b) the lesser of

          o    the appraised value determined in an appraisal obtained at the time of origination of the Refinance Loan and

          o    the sales price for that property; or

     (c) the value as determined in accordance with another method specified in the prospectus supplement, including without limitation by applying a capitalization rate to underwritten net cash flow.

     "Warranting Party" means the person making representations and warranties.

     "Whole Loans" means the mortgage loans that are not Underlying Mortgage
Loans.

                                      -129-

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